Use these links to rapidly review the document

CONSOLIDATED FINANCIAL STATMENTS OF RIVERVIEW
UNION BANCORP, INC.

As filed with the Securities and Exchange Commission on August 5, 2013

Registration Statement No. 333-188193

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

To be consolidated into a new Pennsylvania corporation to be known as
Riverview Financial Corporation

RIVERVIEW FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)			UNION BANCORP, INC. (Exact name of Registrant as specified in its charter)
Pennsylvania	6022	26-3853402	Pennsylvania	6022	23-2430490
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3rd and Market Streets P.O. Box A Halifax, PA 17032 (717) 827-4043	25 S. Centre Street Pottsville, PA 17901 (570) 622-3011
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Robert M. Garst	Mark F. Ketch
Chief Executive Officer	President and Chief Executive Officer
Riverview Financial Corporation	Union Bancorp, Inc.
200 Front St., PO Box B	25 S. Centre Street
Marysville, PA 17053	Pottsville, PA 17901
(717) 827-4041	(570) 622-3011
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Kimberly J. Decker, Esq.	Dean H. Dusinberre, Esq.
Barley Snyder LLP	Rhoads & Sinon LLP
126 East King Street	One South Market Square
Lancaster, PA 17602	P.O. Box 1146
(717) 299-5201	Harrisburg, PA 17108
(717) 233-5731

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the transaction described in the enclosed document.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common stock, no par value	2,883,266	N/A	47,052,750	6,418(3)

(1)
Based on the maximum number of shares of common stock of the consolidated company, a new Pennsylvania corporation to be formed upon the filing of articles of consolidation ("Newco"), that may be issued in connection with the proposed consolidation of Union Bancorp, Inc. ("Union") and Riverview Financial Corporation ("Riverview"), and the conversion of all outstanding shares of common stock of Union and Riverview (other than dissenting shares under Pennsylvania law and shares directly or indirectly owned by Union or Riverview) into shares of common stock of Newco and the conversion of all Riverview stock options into options for Newco common stock. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Newco's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the consolidation.

(2)
Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f)(2), on the basis of (i) the book value of the common stock of Riverview on March 31, 2013 of $15.60 and based on 1,716,316 shares of Riverview common stock and options for the purchase of 179,250 shares of Riverview common stock to be exchanged in the consolidation, and (ii) the book value of the common stock of Union on March 31, 2013 of $20.54 and based on 506,513 shares of Union common stock to be exchanged in the consolidation.

(3)
Previously paid.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED August 5, 2013

Joint Proxy Statement/Prospectus

CONSOLIDATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

        On March 7, 2013, Riverview Financial Corporation, or Riverview, and Union Bancorp, Inc., or Union, entered into a consolidation agreement that provides for the combination of the two companies. Under the consolidation agreement, Riverview and Union will consolidate, forming a new corporation under the name of "Riverview Financial Corporation", and the separate corporate existence of Union and Riverview will cease. In this document, we refer to the new, consolidated corporation as "Newco". Newco has not yet been formed as a corporate entity, and will not be formed as a corporate entity until the effective date of the consolidation.

        Before we complete the consolidation, the shareholders of Riverview and Union must adopt the consolidation agreement. Riverview shareholders will vote to adopt the consolidation agreement and on the other matters described below at a special meeting of shareholders to be held on [    •    ], 2013. Union shareholders will vote to adopt the consolidation agreement and on the other matters described below at an annual meeting of shareholders to be held on [    •    ], 2013.

        If the consolidation is completed, Union shareholders will receive 1.95 shares of Newco's common stock in exchange for each share of Union common stock they own immediately prior to completion of the consolidation, and Riverview shareholders will receive one share of Newco's common stock in exchange for each share of Riverview common stock they own immediately prior to completion of the consolidation. In each case, we refer to the number of shares of Newco to be received in exchange for a Riverview or Union share of common stock as the "exchange ratio." Immediately after the consolidation, we anticipate that Riverview shareholders will own approximately 63.5% of the outstanding Newco common stock, and Union shareholders will own approximately 36.5% of the outstanding Newco common stock.

        The consolidation has been structured to qualify as a tax-free reorganization.

        The Riverview board of directors has determined that the combination of Riverview and Union is advisable and in the best interests of Riverview shareholders based upon its analysis, investigation and deliberation, and the Riverview board of directors unanimously recommends that the Riverview shareholders vote "FOR" the adoption of the consolidation agreement and "FOR" the approval of the other proposals described in this joint proxy statement/prospectus.

        The Union board of directors has determined that the combination of Union and Riverview is advisable and in the best interests of Union based upon its analysis, investigation and deliberation, and the Union board of directors unanimously recommends that the Union shareholders vote "FOR" the adoption of the consolidation agreement and "FOR" the approval of the other proposals described in this joint proxy statement/prospectus.

        You should read this entire joint proxy statement/prospectus, including the annexes hereto and the documents incorporated by reference herein, carefully because it contains important information about the consolidation and the related transactions. In particular, you should read carefully the information under the section entitled "Risk Factors" beginning on page 31.

        The shares of Newco common stock to be issued to Union and Riverview shareholders in the consolidation are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. None of Union, Riverview or Newco common stock is listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the consolidation described in this joint proxy statement/prospectus or the Newco common stock to be issued in the consolidation, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        The date of this joint proxy statement/prospectus is [    •    ], 2013, and it is first being mailed or otherwise delivered to shareholders on or about [    •    ], 2013.

RIVERVIEW FINANCIAL CORPORATION

3rd and Market Streets
P.O. Box A
Halifax, Pennsylvania 17032

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    •    ], [    •    ], 2013

TO THE SHAREHOLDERS OF RIVERVIEW FINANCIAL CORPORATION:

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Riverview Financial Corporation, or "Riverview," will be held at [    •    ], local time, on [    •    ], 2013, at [    •    ], to consider and vote upon the following proposals:

  1.
  Adoption of the Amended and Restated Agreement and Plan of Consolidation, dated April 24, 2013, by and between Riverview and Union Bancorp, Inc., or "Union", which provides for, among other things, the consolidation of Union and Riverview into a new corporation with the name "Riverview Financial Corporation";

  2.
  Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the consolidation agreement; and

  3.
  Transaction of any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        All of these items, including the proposal to adopt the consolidation agreement and the consolidation, are described in more detail in the accompanying joint proxy statement/prospectus and its annexes. You should read these documents in their entirety before voting. We have fixed [    •    ], 2013 as the record date for determining those Riverview shareholders entitled to vote at the special meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the meeting.

        Your board of directors has unanimously determined that the proposed consolidation is advisable and in the best interests of Riverview and its shareholders and unanimously recommends that you vote "FOR" the proposal to adopt the consolidation agreement. Your board of directors also recommends that you vote "FOR" proposal 2 listed above. In accordance with the terms of the consolidation agreement, each of the directors and officers of Riverview has executed a letter agreement in favor of Union pursuant to which he or she has agreed to vote all shares of Riverview common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

        We urge you to vote as soon as possible so that your shares will be represented.

BY ORDER OF THE BOARD OF DIRECTORS,
Secretary

Halifax, Pennsylvania
[    •    ], 2013

        Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card or voting instruction card in the enclosed envelope promptly. If you later decide to attend the meeting, you can, if you wish, revoke the proxy and vote in person.

UNION BANCORP, INC.
25 S. Centre St.
Pottsville, Pennsylvania 17901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [    •    ], [    •    ], 2013

TO THE SHAREHOLDERS OF UNION BANCORP, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Union Bancorp, Inc., or "Union", will be held at [    •    ], local time, on [    •    ], 2013, at Pottsville City Hall, City Council Chambers, 401 N. Centre Street, Pottsville, Pennsylvania 17901, to consider and vote upon the following proposals:

  1.
  Adoption of the Amended and Restated Agreement and Plan of Consolidation, dated April 24, 2013, by and between Riverview Financial Corporation, or "Riverview", and Union, which provides for, among other things, the consolidation of Union and Riverview into a new corporation with the name "Riverview Financial Corporation";

  2.
  Election of two (2) Class A directors for a term of 3 years and until their successors are elected and have qualified;

  3.
  Ratification of the selection of ParenteBeard LLC as the independent auditors of Union for fiscal year 2013;

  4.
  Approval of a proposal to authorize the board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the annual meeting to approve the proposal to adopt the consolidation agreement; and

  5.
  Transaction of any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        All of these items, including the proposal to adopt the consolidation agreement and the consolidation, are described in more detail in the accompanying joint proxy statement/prospectus and its annexes. You should read these documents in their entirety before voting. We have fixed [    •    ], 2013 as the record date for determining those Union shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. Your board of directors has unanimously determined that the proposed consolidation is advisable and in the best interests of Union and unanimously recommends that you vote "FOR" the proposal to adopt the consolidation agreement. Your board of directors also recommends that you vote "FOR" the two nominees named in this document for director, "FOR" the ratification of the independent public accountants and "FOR" proposal 4 listed above. In accordance with the terms of the consolidation agreement, each of the directors and officers of Union has executed a letter agreement in favor of Riverview pursuant to which he or she has agreed to vote all shares of Union common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

        We urge you to vote as soon as possible so that your shares will be represented.

BY ORDER OF THE BOARD OF DIRECTORS,
Secretary

Pottsville, Pennsylvania

[    •    ], 2013

Your vote is important. Please complete, sign, date and return the enclosed proxy card immediately or vote by telephone or over the Internet.

        You are cordially invited to attend Union's annual meeting in person. Even if you plan to be present, you are encouraged to return the enclosed proxy card or vote by telephone or over the Internet at your earliest convenience. You may mark, date, sign and return the proxy card in the envelope provided, which requires no postage if mailed in the United States. You may also vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend Union's annual meeting, you may vote either in person or by your proxy. At any time before the vote at the meeting, you can change your vote either by:

  •
  giving Union's Secretary a written notice revoking your proxy card;

  •
  signing, dating and returning a new proxy card or placing a second telephone or Internet vote; or

  •
  attending the annual meeting and voting in person after giving notice to Union's Secretary. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote.

        Union will honor the proxy card or the telephone or Internet vote with the latest date. If you attend Union's annual meeting and vote in person, Union will honor the vote at the meeting.

        If you fail to return your proxy card or vote by telephone or Internet, your shares will not be counted for the purposes of determining whether a quorum is present at Union's annual meeting and will have the same effect as a vote "AGAINST" the approval and adoption of the consolidation agreement.

i

ii

QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATION AND THE SHAREHOLDER
MEETINGS

        The following questions and answers briefly address some commonly asked questions about the consolidation (as defined below) and the shareholder meetings. They may not include all the information that is important to the shareholders of Riverview and of Union. Shareholders of Riverview and of Union should each read carefully this entire joint proxy statement/prospectus, including the annexes and other documents referred to in this document.

Questions about the Consolidation

Q:
What is the consolidation?

A:
Riverview and Union have entered into an Agreement and Plan of Consolidation, dated March 7, 2013, which was amended and restated on April 24, 2013, and, as so amended and restated, is referred to as the "consolidation agreement." A copy of the consolidation agreement is attached as Annex A to, and is incorporated by reference in, this joint proxy statement/prospectus. The consolidation agreement contains the terms and conditions of the proposed business combination of Riverview and Union. Under the consolidation agreement, Union and Riverview will consolidate to form a new Pennsylvania corporation that we refer to in this document as "Newco", and the separate corporate existence of Union and Riverview will cease. We refer to this transaction as the "consolidation." Newco has not yet been formed as a corporate entity. It will be formed on the effective date, and as a result of, the consolidation.

Q:
Why am I receiving these materials?

A:
This document constitutes both a joint proxy statement of Riverview and Union and a prospectus of Newco. It is a joint proxy statement because the boards of directors of both companies are soliciting proxies from their respective holders of common stock at their respective shareholder meetings. It is a prospectus because Newco will issue shares of its common stock in exchange for shares of Union common stock and Riverview common stock in the consolidation.

  Riverview is sending these materials to its shareholders to help them decide how to vote their shares of Riverview common stock with respect to the proposed consolidation and the other matters to be considered at the Riverview special meeting.

  Union is sending these materials to its shareholders to help them decide how to vote their shares of Union common stock with respect to the proposed consolidation and the other matters to be considered at the Union annual meeting.

  The consolidation cannot be completed unless shareholders of Riverview and Union each adopt the consolidation agreement. Riverview is holding its special meeting of shareholders to vote on the consolidation, as well as the other proposals described in "The Riverview Special Meeting" beginning on page 98. Union is holding its annual meeting of shareholders to vote on the consolidation, as well as the other proposals described in "The Union Annual Meeting," beginning on page 150. Information about these meetings, the consolidation and the other business to be considered at the meetings is contained in this joint proxy statement/prospectus.

Q:
Why is Riverview proposing the consolidation?

A:
The Riverview board of directors, in unanimously determining that the consolidation is in the best interests of Riverview, considered a number of key factors which are described under the headings "The Consolidation—Background of the Consolidation" and "The Consolidation—Riverview's Reasons for the Consolidation," beginning on pages 40 and 45, respectively.

Q:
Why is Union proposing the consolidation?

A:
The Union board of directors, in unanimously determining that the consolidation is in the best interests of Union, considered a number of key factors which are described under the headings "The Consolidation—Background of the Consolidation" and "The Consolidation—Union's Reasons for the Consolidation," beginning on pages 40 and 61, respectively.

Q:
What will Union and Riverview shareholders receive in the consolidation?

A:
In the proposed consolidation, Union shareholders will receive 1.95 shares of Newco common stock in exchange for each share of Union common stock they own immediately prior to completion of the consolidation, and Riverview shareholders will receive one share of Newco common stock in exchange for each share of Riverview common stock they own immediately prior to completion of the consolidation. In each case, we refer to the ratio of shares to be exchanged as the "exchange ratio."

  As a result of the transaction, Riverview's shareholders are expected to own approximately 63.5% of Newco, the combined company, and Union's shareholders are expected to own approximately 36.5% of Newco.

Q:
Who will be the directors and executive officers of Newco following the consolidation?

A:
Following the consolidation, Newco's board of directors will consist of 16 directors, made up of five (5) directors designated by Union from its current, non-management board members, subject to Riverview's reasonable approval, and eleven (11) directors designated by Riverview. The current executive officers of Riverview will be the executive officers of Newco following the consolidation plus one additional director to be appointed due to the death of James M. Lebo.

Q:
When do you expect to complete the consolidation?

A:
We expect to complete the consolidation after all conditions to the consolidation in the consolidation agreement are satisfied or waived, including receipt of shareholder approvals at the special meeting of Riverview and the annual meeting of Union, and receipt of regulatory approvals. We currently expect to complete the consolidation in the fourth quarter of 2013. It is possible, however, that factors outside of either company's control could result in us completing the consolidation at a later time or not completing the consolidation at all.

Q:
What are the federal income tax consequences of the consolidation?

A:
The consolidation has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code, and it is a condition to the completion of the consolidation that each of Riverview and Union receive a written opinion from Barley Snyder LLP, counsel to Riverview, to the effect that (i) the consolidation will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) the holders of Riverview and Union common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Riverview or Union common stock for Newco common stock (except for cash received in lieu of fractional shares); (iii) the basis of Newco common stock received by the shareholders of Riverview and Union will be the same as the basis of that party's common stock exchanged therefor; and (iv) the holding period of the shares of Newco common stock received by the shareholders of Riverview and Union will include the holding period of that party's common stock, provided such shares of common stock were held as a capital asset as of the effective time of the consolidation. For further discussion of the material U.S. federal income tax consequences of the consolidation, see "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONSOLIDATION," beginning on page 91.

  Holders of Union and Riverview common stock should consult their tax advisors to determine the tax consequences to them, including the application and effect of any state, local or non-U.S. income and other tax laws, of the consolidation.

 Questions about the Riverview Special Meeting

Q:
What are the matters on which I am being asked to vote at the Riverview special meeting?

A:
You are being asked to consider and vote on the following matters:

1.
Adoption of the consolidation agreement, a copy of which is attached as Annex A to this proxy statement/prospectus; and

2.
Adjournment of the Riverview special meeting, if necessary, to solicit additional proxies.

Q:
How does the Riverview board of directors recommend that I vote my shares?

A:
The Riverview board of directors recommends that the Riverview shareholders vote their shares as follows:

•
"FOR" adoption of the consolidation agreement; and

•
"FOR" an adjournment of the Riverview special meeting, if necessary, to solicit additional proxies.

  As of the record date, directors and executive officers of Riverview and their affiliates had the right to vote [    •    ] shares of Riverview common stock, or [    •    ]% of the outstanding Riverview common stock entitled to be voted at the special meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Riverview has executed a letter agreement (the "Affiliate Letter") in favor of Union pursuant to which he or she has agreed to vote all shares of Riverview common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby. Additionally, each of the directors and officers of Union has executed an Affiliate Letter in favor of Riverview pursuant to which he or she has agreed to vote all shares of Union common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy as soon as possible so that your shares will be represented at Riverview's special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:
Who is entitled to vote at the Riverview special meeting?

A:
Only Riverview shareholders of record as of the close of business on [    •    ], 2013, which is referred to as the "Riverview record date", are entitled to vote at the special meeting.

Q:
How many votes do I have?

A:
Each outstanding share of Riverview common stock is entitled to one vote.

Q:
How do I vote my Riverview shares?

A:
You may vote your Riverview shares by completing and returning the enclosed proxy card or by voting in person at the Riverview special meeting.

  Voting by Proxy.    You may vote your Riverview shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement/prospectus, your proxy will be voted in favor of that proposal.

  ON YOUR RIVERVIEW PROXY CARD:

  •
  Mark your selections;

  •
  Date and sign your name exactly as it appears on your card; and

  •
  Return your completed proxy card in the enclosed postage-paid envelope.

  Voting in person.    If you attend the Riverview special meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the Riverview special meeting.

  Should you have any questions on the procedure for voting your shares, please contact Terry Wasko, Riverview's Chief Financial Officer at 200 Front St., PO Box B, Marysville, Pa 17503, telephone (717) 827-4043.

Q:
Why is my vote important?

A:
Because the consolidation cannot be completed without the affirmative vote of the holders of a majority of the outstanding shares at the Riverview special meeting, and because the presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Riverview common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting, every shareholder's vote is important.

Q:
If my shares of Riverview common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker CANNOT vote your shares on any proposal at the Riverview special meeting without instructions from you. You should instruct your broker on how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:
What if I fail to instruct my broker?

A:
If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the consolidation proposal or any other proposal (a so-called "broker non-vote") at the Riverview special meeting. Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting of shareholders only if such shares have been voted at the special meeting of shareholders on another matter other than a procedural motion. Because the consolidation requires the approval of holders of a majority of the outstanding shares, broker non-votes, although not counted as cast "for" or "against" any proposal, will effectively act as a vote "against" approval of the consolidation.

Q:
What constitutes a quorum for the Riverview special meeting?

A:
As of the Riverview record date, [    •    ] shares of Riverview common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. Under Riverview's bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the special meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and broker non-votes that are voted on at least one non-procedural item are also included for purposes of determining the presence of a quorum.

Q:
Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the Riverview special meeting?

A:
The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, in person or by proxy, at the meeting is required to approve the consolidation agreement. On all other matters, approval requires the affirmative vote of a majority of the votes cast at the Riverview special meeting. Abstentions are considered for purposes of determining the presence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions and broker non-votes will effectively act as a vote against adoption of the consolidation agreement, but will not affect the outcome of any other matters being voted on at the special meeting.

Q:
Do I have appraisal or dissenters' rights?

A:
Yes. Under Pennsylvania law, Riverview shareholders have the right to dissent from the consolidation agreement and the consolidation and to receive a payment in cash for the "fair value" of their shares of Riverview common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the consolidation if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters' rights, you must follow precisely the required statutory procedures. See "The Consolidation—Shareholders Have Dissenters' Rights in the Consolidation," on page 70 and the information at Annex D.

Q:
Can I attend the Riverview special meeting and vote my shares in person?

A:
Yes. All shareholders, including shareholders of record and those who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Riverview common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:
Can I change my vote?

A:
Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Riverview's Chief Financial Officer, or (3) attending the special meeting in person, notifying the Corporate Secretary and voting by ballot at the special meeting. Riverview's Chief Financial Officer's mailing address is Riverview Financial Corporation, 200 Front St., PO Box B, Marysville, Pa 17053, Attention: Terry Wasko.

  Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere presence (without notifying Riverview's Corporate Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:
Who will bear the cost of soliciting votes for the Riverview special meeting?

A:
Riverview and Union will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials equally. In addition to the mailing of these proxy materials, the solicitation of proxies or votes for the Riverview special meeting may be made in person, by telephone, or by electronic communication by Riverview's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, Riverview may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:
What happens if additional proposals are presented at the Riverview special meeting?

A:
Other than the proposals described in this joint proxy statement/prospectus, Riverview does not expect any matters to be presented for a vote at the special meeting. If you grant a proxy, the persons named as proxy holders, [    •    ] and [    •    ], will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

Q:
Are there risks that I should consider in deciding whether to vote to approve the consolidation agreement?

A:
Yes. You should consider the risk factors set out in the section entitled "Risk Factors" beginning on page 30 of this joint proxy statement/prospectus.

Q:
What if I hold stock of both Riverview and Union?

A:
If you hold shares of both Riverview and Union, you will receive two separate packages of proxy materials. A vote as a Riverview shareholder for the consolidation proposal or any other proposals to be considered at the Riverview special meeting will not constitute a vote as a Union shareholder for the consolidation proposal or any other proposals to be considered at Union annual meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Riverview or Union, or submit separate proxies as both a Riverview shareholder and a Union shareholder as instructed.

Q:
Should I send in my Riverview or Union stock certificates?

A:
No. If Riverview and Union shareholders adopt the consolidation agreement, after the consolidation is completed, you will receive written instructions, including a letter of transmittal, that will explain how to exchange your Riverview or Union stock certificates for Newco common stock certificates. Please do not send in any Riverview or Union stock certificates until you receive these written instructions and the letter of transmittal.

Q:
Whom should I contact if I have additional questions?

A:
If you are a Riverview shareholder and have any questions about the consolidation, or if you need additional copies of this document or the enclosed proxy card, you should contact:

  Riverview Financial Corporation
  200 Front St., PO Box B
  Marysville, Pennsylvania 17053
  Attention: Terry Wasko, CFO
  Telephone: (717) 827-4043

 Questions about the Union Annual Meeting

Q:
What are the matters on which I am being asked to vote at the Union annual meeting?

A:
You are being asked to consider and vote on the following matters:

1.
Adoption of the consolidation agreement, a copy of which is attached as Annex A to this proxy statement/prospectus;

2.
Election of two (2) Class A directors for a term of three (3) years and until their successors are elected and have qualified;

3.
Ratification of the selection of ParenteBeard LLC as the independent auditors of Union for fiscal year 2013; and

4.
Adjournment of the Union annual meeting, if necessary, to solicit additional proxies in favor of adoption of the consolidation agreement.

Q:
How does the Union board of directors recommend that I vote my shares?

A:
The Union board of directors recommends that the Union shareholders vote their shares as follows:

•
"FOR" adoption of the consolidation agreement;

•
"FOR" the election of the two nominees indentified in this document for director;

•
"FOR" the ratification of the independent auditors for fiscal year 2013; and

•
"FOR" an adjournment of the Union annual meeting, if necessary, to solicit additional proxies in favor of adoption of the consolidation agreement.

  As of the record date, directors and executive officers of Union and their affiliates had the right to vote [    •    ] shares of Union common stock, or [    •    ]% of the outstanding shares of Union common stock entitled to be voted at the annual meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Union has executed a letter agreement in favor of Riverview pursuant to which he or she has agreed to vote all shares of Union common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby. Additionally, each of the directors and officers of Riverview has executed a letter agreement in favor of Union pursuant to which he or she has agreed to vote all shares of Riverview common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

  On May 29, 2013, Riverview entered into a voting agreement relating to 27,224 shares of Union common stock owned by Michelle Schulze, widow of Al Schulze, former Chief Executive Officer of Union. The voting agreement requires Ms. Schulze to vote her shares, and any other shares over which she obtains voting power, in favor of the consolidation and against any other proposal that could adversely affect the consolidation. In consideration for executing the voting agreement, Riverview agreed to purchase an investment property owned by Ms. Schulze, which has been on the market for several months, at its current asking price of $410,000. In the event that Ms. Schulze breaches the agreement, Riverview is not required to purchase the property.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy as soon as possible so that your shares will be represented at Union's annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:
Who is entitled to vote at the Union annual meeting?

A:
Only Union shareholders of record as of the close of business on [    •    ], 2013, which is referred to as the "Union record date", are entitled to notice of, and to vote at, the Union annual meeting.

Q:
How many votes do I have?

A:
Each outstanding share of Union common stock is entitled to one vote.

Q:
How do I vote my Union shares?

A:
You may vote your Union shares by completing and returning the enclosed proxy card or by voting in person at the Union annual meeting. You may also choose to vote by telephone or by using the Internet. Should you have any questions on the procedure for voting your shares, please contact Naomi Morrow Ost, Secretary, Union Bancorp, Inc., 25 S. Centre St., Pottsville, Pa 17901, telephone (570) 622-3011.

  Voting by Proxy.    You may vote your Union shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement/prospectus your proxy will be voted in favor of that proposal.

  ON YOUR UNION PROXY CARD:

  •
  Mark your selections;

  •
  Date and sign your name exactly as it appears on your card; and

  •
  Return your completed proxy card in the enclosed postage-paid envelope.

  Voting in Person.    If you attend the Union annual meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the Union annual meeting.

  Voting using the Internet.    You may vote your Union shares over the Internet by directing your Internet browser to [    •    ] and following the on-screen instructions. You will need the control number that appears on the voting instruction form to vote when using this webpage. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet voting facilities for Union's shareholders of record will close at [    •    ] Eastern Time on [    •    ], 2013. You may also choose to vote by telephone, by using your proxy card, or by attending the meeting and voting in person.

  If your shares are held in the name of a bank, broker or other nominee, you may vote your shares over the Internet by following the Internet voting instructions, if any, provided on the voting instruction form that you receive from such broker, bank or nominee.

  Voting by Telephone.    You may vote your Union shares by telephone by accessing the telephone voting system toll-free at [    •    ] and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call. Telephone voting facilities for Union's shareholders of record will close at [    •    ] Eastern Time on [    •    ], 2013. You may also choose to vote over the Internet, by using your proxy card, or by attending the meeting and voting in person.

  If your shares are held in the name of a bank, broker or other nominee, you may vote your shares by telephone by following the telephone voting instructions, if any, provided on the voting instruction form that you receive from such broker, bank or nominee.

Q:
Why is my vote important?

A:
Because the consolidation cannot be completed without the affirmative vote of the holders of 75% of the outstanding shares of common stock at the Union annual meeting, and because a majority of the outstanding shares of Union common stock entitled to vote is necessary to constitute a quorum in order to transact business at the annual meeting, every shareholder's vote is important.

Q:
If my shares of Union common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker CANNOT vote your shares on any proposal at the Union annual meeting, other than the proposal to ratify the selection of independent auditors, without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:
What if I fail to instruct my broker?

A:
If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the consolidation proposal or any other proposal (a so-called "broker non-vote") at the Union annual meeting, other than the proposal to ratify the selection of independent auditors. Abstentions are considered for purposes of determining the presence of a quorum, but are not considered a vote cast under Pennsylvania law. Although broker non-votes will not be counted as votes "for" or "against" any proposal, they will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the annual meeting only if such shares have been voted at the annual meeting on another matter other than a procedural motion. However, because the consolidation requires the affirmative vote of holders of 75% of the outstanding shares, broker non-votes will effectively act as a vote "against" approval of the consolidation.

Q:
What constitutes a quorum for the Union annual meeting?

A:
As of the Union record date, [    •    ] shares of Union common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. Under Union's bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and broker non-votes that are voted on at least one non-procedural item are also included for purposes of determining the presence of a quorum.

Q:
Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the Union annual meeting?

A:
The affirmative vote of the holders of 75% of the outstanding shares of Union common stock, in person or by proxy, at the meeting is required to adopt the consolidation agreement. With respect to the election of directors, the two persons receiving the highest number of votes will be elected. With respect to the ratification of the independent auditors, the proposal to adjourn the Union meeting if necessary to solicit additional votes in favor of the proposal to adopt the consolidation agreement, and on any other matter properly presented at the annual meeting, such matters require the approval of the holders of a majority of the shares present, in person or by proxy, at the annual meeting. Abstentions and broker non-votes included for purposes of determining the presence of a quorum will act as a negative vote in the case of all matters being voted on at the meeting except the election of directors, where they will have no effect.

Q:
Do I have appraisal or dissenters' rights?

A:
Yes. Under Pennsylvania law, Union shareholders have the right to dissent from the consolidation agreement and the consolidation and to receive a payment in cash for the "fair value" of their shares of Union common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the consolidation if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters' rights, you must follow precisely the required statutory procedures. See "The Consolidation—Shareholders Have Dissenters' Rights in the Consolidation," on page 70 and the information at Annex D.

Q:
Can I attend the Union annual meeting and vote my shares in person?

A:
Yes. All shareholders, including shareholders of record and those who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the annual meeting. Holders of record of Union common stock can vote in person at the annual meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the annual meeting. If you plan to attend the annual meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:
Can I change my vote?

A:
Yes. You may revoke your proxy at any time before it is voted at the annual meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Union's Corporate Secretary, or (3) attending the annual meeting in person, notifying the Corporate Secretary and voting by ballot at the annual meeting. Union's Secretary's mailing address is Union Bancorp, Inc., 25 S. Centre St., Pottsville, Pa 17901, Attention: Naomi Morrow Ost. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. Union will honor the latest vote.

  Any shareholder entitled to vote in person at the annual meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy if notification of such revocation has been given to Union's Corporate Secretary, but the mere presence (without notifying Union's Corporate Secretary) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

Q:
Who will bear the cost of soliciting votes for the Union annual meeting?

A:
Riverview and Union will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials equally. In addition to the mailing of these proxy materials, the solicitation of proxies or votes for the Union annual meeting may be made in person, by telephone, or by electronic communication by Union's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Union may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, Union has engaged a professional proxy solicitation firm, Eagle Rock Proxy Advisors, LLC, to assist it in soliciting proxies for a fee of $5,000 plus reasonable out-of-pocket expenses.

Q:
What happens if additional proposals are presented at the Union annual meeting?

A:
Other than the proposals described in this joint proxy statement/prospectus, Union does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Rose Yavulla and Maryanne Conway, will vote your shares on any additional matters properly presented for a vote at the annual meeting at the direction of Union's board of directors.

Q:
Are there risks that I should consider in deciding whether to vote to approve the consolidation agreement?

A:
Yes. You should consider the risk factors set out in the section entitled "Risk Factors" beginning on page 30 of this joint proxy statement/prospectus.

Q:
What if I hold stock of both Riverview and Union?

A:
If you hold shares of both Riverview and Union, you will receive two separate packages of proxy materials. A vote as a Union shareholder for the consolidation proposal or any other proposals to be considered at the Union annual meeting will not constitute a vote as a Riverview shareholder for the consolidation proposal or any other proposals to be considered at the Riverview special meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Riverview or Union, or submit separate proxies as both a Riverview shareholder and an Union shareholder as instructed.

Q:
Should I send in my Union stock certificates?

A:
No. If Union and Riverview shareholders approve and adopt the consolidation agreement, after the consolidation is completed, you will receive written instructions, including a letter of transmittal, that will explain how to exchange your Union stock certificates for Newco common stock certificates. Please do not send in any Union stock certificates until you receive these written instructions and the letter of transmittal.

Q:
Whom should I contact if I have additional questions?

A:
If you are an Union shareholder and have any questions about the consolidation, or if you need additional copies of this document or the enclosed proxy card, you should contact:

  Union Bancorp, Inc.
  25 S. Centre St.
  Pottsville, PA 17901
  Attention: Naomi Morrow Ost, Secretary
  Telephone: (570) 622-3011

SUMMARY

        This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. We urge you to carefully read the entire joint proxy statement/prospectus and the other documents to which we refer in order to fully understand the consolidation and the related transactions. See "Where You Can Find More Information" on page [    •    ]. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

 Information about the Parties

Riverview Financial Corporation (page 97)

        Riverview is a one bank holding company, incorporated in the Commonwealth of Pennsylvania on December 31, 2008 and is headquartered in Halifax, Pennsylvania. Riverview was formed upon the consolidation of First Perry Bancorp, Inc., Marysville, Pennsylvania, and HNB Bancorp, Inc., Halifax, Pennsylvania. Riverview is a registered bank holding company, and currently, its sole business is to act as a holding company for Riverview Bank. At March 31, 2013, Riverview had $311.3 million in assets. Riverview Bank is a state-chartered, FDIC insured, full service commercial bank providing personal and business lending, deposit products and wealth management services through its offices in Perry, Dauphin, Cumberland, Berks and Schuylkill Counties, Pennsylvania.

        The common stock of Riverview is currently quoted on the OTCQB under the symbol "RIVE". Riverview's website can be accessed at www.riverviewbankpa.com. The principal executive offices of Riverview are located at 200 Front St., PO Box B, Marysville, Pennsylvania 17053, and its telephone number is (717) 957-2196.

Union Bancorp, Inc. (page 134)

        Union is a one bank holding company, incorporated in the Commonwealth of Pennsylvania on October 20, 1986, and is headquartered in Pottsville, Pennsylvania. Union is a registered bank holding company, and its sole business is to act as a holding company for Union Bank and Trust Company, or "Union Bank." At March 31, 2013, Union had $121.2 million in assets. Union Bank is a state-chartered, FDIC insured, full service bank and trust company operating offices in Schuylkill and Northumberland Counties, Pennsylvania.

        The common stock of Union is currently quoted on the OTCQB under the symbol "UBPT". Union's website can be accessed at www.unionbankandtrustcompany.com.

        The principal executive offices of Union are located at 25 S. Centre St., Pottsville, Pennsylvania 17901 and its telephone number is (570) 622-3011.

Trading Market (page 70)

        Currently, neither the common stock of Riverview nor the common stock of Union is traded on a national securities exchange, but both are quoted on the OTCQB, and there is currently a very limited public trading market for the common stock of both Riverview and Union. The most recent trading price for Riverview's common stock known to Riverview's management was $[    •    ] per share on [    •    ], and the most recent trading price for Union's common stock known to Union's management was $[    •    ] per share on [    •    ]. Given the absence of an established trading market and publicly available trading information for Riverview and Union shares, such prices may not reflect actual current market values.

 The Consolidation (page 37)

        The terms and conditions of the consolidation are contained in the consolidation agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. Please carefully read the consolidation agreement as it is the legal document that governs the consolidation. The consolidation agreement is not intended to provide any other factual information about Riverview, Union, or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the consolidation agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants of any description thereof as characterizations of the actual state of facts or condition of Riverview, Union, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in public disclosures by Riverview or Union.

Union and Riverview will Consolidate (page 37)

        We are proposing the consolidation of Union and Riverview to form a new corporate entity, which we refer to as "Newco" in this document, that will be named "Riverview Financial Corporation". As a result of the consolidation, the corporate existence of each of Union and Riverview will end. The corporate existence of Newco will begin on the effective date, and result from, the consolidation.

Union Bank and Riverview Bank will Merge (page 76)

        Immediately after the consolidation is effective, Union Bank will merge with and into Riverview Bank, with Riverview Bank surviving. We refer to this event as the "bank merger" in this document.

Riverview Will Hold Its Special Meeting on [    •    ] (page 94)

        The Riverview special meeting will be held on [    •    ] at [    •    ], local time, at [    •    ]. At the special meeting, Riverview shareholders will be asked to:

  1.
  Adopt the consolidation agreement; and

  2.
  Approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the consolidation agreement.

        Record Date.    Only holders of record of Riverview common stock at the close of business on [    •    ] will be entitled to vote at the special meeting. Each share of Riverview common stock is entitled to one vote. As of the Riverview record date, there were [    •    ] shares of Riverview common stock issued and outstanding and entitled to vote at the special meeting.

        Required Vote.    The affirmative vote of the holders of a majority of the outstanding shares of Riverview common stock is required to adopt the consolidation agreement, while the affirmative vote of the holders of a majority of the votes cast at the meeting is required to approve the proposal to adjourn the special meeting, in certain circumstances, to solicit additional proxies. The presence at the meeting, in person or by proxy, of a majority of the outstanding Riverview common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting.

        As of the record date, directors and executive officers of Riverview and their affiliates had the right to vote [    •    ] shares of Riverview common stock, or [    •    ]% of the outstanding Riverview common stock entitled to be voted at the special meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Riverview has executed aletter agreement in favor of Union pursuant to which he or she has agreed to vote all shares of Riverview common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

Union Will Hold Its Annual Meeting on [    •    ] (page 129)

        The Union annual meeting will be held on [    •    ] at [    •    ], local time, at Pottsville City Hall, City Council Chambers, 401 N. Centre Street, Pottsville, Pa 17901. At the annual meeting, Union shareholders will be asked to:

  1.
  Adopt the consolidation agreement;

  2.
  Elect two (2) Class A directors for a term of three years and until their successors are elected and have qualified;

  3.
  Ratify the selection of ParenteBeard LLC as the independent auditors of Union for fiscal year 2013; and

  4.
  Approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to adopt the consolidation agreement.

        Record Date.    Only holders of record of Union common stock at the close of business on [    •    ] will be entitled to vote at the annual meeting. Each share of Union common stock is entitled to one vote. As of the Union record date, there were [    •    ] shares of Union common stock issued and outstanding and entitled to vote at the annual meeting.

        Required Vote.    The affirmative vote of 75% of the outstanding shares of Union common stock is required to adopt the consolidation agreement. The two nominees for election as directors receiving the highest number of votes will be elected to the Union board of directors. Approval of each other proposal requires approval of a majority of the shares present, in person or by proxy, at the meeting. A majority of the outstanding Union common stock entitled to vote is necessary to constitute a quorum in order to transact business at the annual meeting.

        As of the record date, directors and executive officers of Union and their affiliates had the right to vote [    •    ] shares of Union common stock, or [    •    ]% of the outstanding Union common stock entitled to be voted at the annual meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Union has executed a letter agreement in favor of Riverview pursuant to which he or she has agreed to vote all shares of Union common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

        On May 29, 2013, Riverview entered into a voting agreement relating to 27,224 shares of Union common stock owned by Michelle Schulze, widow of Al Schulze, former Chief Executive Officer of Union. The voting agreement requires Ms. Schulze to vote her shares, and any other shares over which she obtains voting power, in favor of the consolidation and against any other proposal that could adversely affect the consolidation. In consideration for executing the voting agreement, Riverview agreed to purchase an investment property owned by Ms. Schulze, which has been on the market for several months, at its current asking price of $410,000. In the event that Ms. Schulze breaches the agreement, Riverview is not required to purchase the property.

 Union Shareholders Will Receive Shares of Newco Common Stock in the Consolidation (page 75)

        Each share of Union common stock issued and outstanding immediately prior to the completion of the consolidation will be converted into the right to receive 1.95 shares of Newco common stock, which we refer to as the Union "exchange ratio." Fractional shares of Newco common stock resulting from the application of the exchange ratio to a shareholder's holdings of Union common stock will be converted to the right to receive a cash payment for each such fractional share. The cash payment will equal an amount equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $10.75.

Riverview Shareholders Will Receive Shares of Newco Common Stock in the Consolidation, and Riverview Stock Options Will Be Converted into Newco Options (page 77)

        Each share of Riverview common stock issued and outstanding immediately prior to the completion of the consolidation will be converted into the right to receive one share of Newco common stock, which we refer to as the Riverview "exchange ratio."

        Upon completion of the consolidation, each outstanding option to purchase shares of Riverview common stock, whether or not then exercisable, will be converted, in its entirety, automatically into options to purchase shares of Newco common stock upon the same terms and conditions as the Riverview options.

Expected Material United States Federal Income Tax Treatment as a Result of the Consolidation

        The consolidation has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code, and it is a condition to the completion of the consolidation that each of Riverview and Union receive a written opinion from Barley, Snyder LLP, counsel to Riverview, to the effect that the consolidation will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that holders of Riverview and Union common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Riverview or Union common stock for Newco common stock pursuant to the consolidation. For further discussion of the material U.S. federal income tax consequences of the consolidation, see "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONSOLIDATION," beginning on page 87.

        Holders of Union and Riverview common stock should consult their tax advisors to determine the tax consequences to them, including the application and effect of any state, local or non-U.S. income and other tax laws, of the consolidation.

 Accounting Treatment of the Consolidation (page 87)

        The consolidation will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Union will be recorded, as of the date of completion of the consolidation, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as "goodwill". Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually for impairment with any resulting impairment losses included in net income. If the net assets acquired exceed the purchase price, there will be no goodwill recorded and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity (Newco) will include the results of Union's operations only after completion of the consolidation. The consolidation will be treated as a "business combination" using the acquisition method of accounting with Riverview treated as the acquiror under generally accepted accounting principles, or GAAP.

 Ambassador Financial Group Has Provided an Opinion to the Riverview Board of Directors Regarding the Fairness of the Consolidation Consideration (page 44)

        Riverview's financial advisor, Ambassador Financial Group, Inc., or Ambassador, has conducted financial analyses and delivered an opinion to Riverview's board of directors that, as of March 7, 2013, the Riverview exchange ratio and the Union exchange ratio were fair from a financial point of view to Riverview shareholders.

        The full text of Ambassador's opinion is attached as Annex B to this joint proxy statement/prospectus. Riverview shareholders should read that opinion and the summary description of Ambassador's opinion contained in this joint proxy statement/prospectus in their entirety. The opinion of Ambassador does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the consolidation. Riverview does not expect that it will request an updated opinion from Ambassador.

        Riverview paid Ambassador an engagement fee of $12,000 as well as two progress related fees totaling $43,000 which were paid in connection with certain deal milestones being reached. An additional $10,000 will be due upon mailing of this proxy statement/prospectus, and a final payment of $60,000 is due upon closing of the consolidation. In addition, Riverview agreed to pay all out-of pocket expenses of Ambassador.

Keefe, Bruyette & Woods, Inc. Has Provided an Opinion to the Union Board of Directors Regarding the Fairness of the Consolidation Consideration (page 61)

        Union's financial advisor, Keefe, Bruyette & Woods, Inc., or KBW, has conducted financial analyses and delivered an opinion to Union's board of directors that, as of March 7, 2013, the Union exchange ratio was fair from a financial point of view to Union shareholders.

        The full text of KBW's opinion is attached as Annex C to this joint proxy statement/prospectus. Union shareholders should read that opinion and the summary description of KBW's opinion contained in this joint proxy statement/prospectus in their entirety. The opinion of KBW does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the consolidation. Union does not expect that it will request an updated opinion from KBW.

        Union paid KBW an engagement fee of $25,000 upon execution of the engagement letter and a fee of $125,000 upon rendering their opinion to the Union board of directors. In addition, Union has agreed to pay KBW a fee of $250,000 upon completion of the consolidation, as well as to reimburse KBW for all out-of-pocket expenses up to $30,000.

Board of Directors and Executive Officers of Riverview after the Consolidation (page 120)

        Following the consolidation, the size of the board of directors of the consolidated company, Newco, will be 16 directors, consisting of five directors designated by Union from Union's current, non-management board members, subject to Riverview's reasonable approval, and eleven directors designated by Riverview. The Newco board will be divided into three classes, and the particular class in which the Union and Riverview directors will serve shall be mutually agreed by Union and Riverview, with the understanding that designees of each party will be distributed among the classes of directorship of Newco. In addition, Riverview has agreed to nominate the eligible Union designees to the board for reelection for the three year period following completion of the consolidation.

        The current executive officers of Riverview will be the executive officers of Newco following the consolidation.

 The Riverview Board of Directors Recommends That Riverview Shareholders Vote "FOR" Adoption of the Agreement and Plan of Consolidation (page 44)

        The Riverview board of directors believes that the consolidation is in the best interests of Riverview and its shareholders and has unanimously approved the consolidation and the consolidation agreement. The Riverview board of directors recommends that Riverview shareholders vote "FOR" adoption of the agreement and plan of consolidation. The Riverview board also recommends that its shareholders vote "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

The Union Board of Directors Recommends That Union Shareholders Vote "FOR" Adoption of the Consolidation Agreement (page 61)

        The Union board of directors believes that the consolidation is in the best interests of Union and has unanimously approved the consolidation and the consolidation agreement. The Union board of directors recommends that Union shareholders vote "FOR" adoption of the consolidation agreement. The Union board also recommends that its shareholders vote "FOR" the two nominees for director named in this document, "FOR" the ratification of the independent auditors and "FOR" the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the adoption of the consolidation agreement.

Union's Directors and Executive Officers Have Financial Interests in the Consolidation that May Differ from Your Interests (page 73)

        In addition to their interests as Union shareholders, the directors and executive officers of Union may have interests in the consolidation that are different from or in addition to interests of other Union shareholders. These interests include, among others, provisions in the consolidation agreement regarding board membership, as well as employment agreements, indemnification and insurance. For purposes of the employment agreements, the completion of the transactions contemplated by the consolidation agreement will generally constitute a change in control. These additional interests may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it as a Union shareholder.

        The financial interests of Union's executive officers and directors in the consolidation include the following:

  •
  the continued indemnification of current directors and officers of Union and its subsidiaries pursuant to the terms of the consolidation agreement and providing these individuals with director's and officer's liability insurance;

  •
  the appointment, effective at the completion of the consolidation, of five directors of Union to the board of directors of Newco and Riverview Bank, and the payment of compensation to such individuals in accordance with the policies of Newco, which are anticipated to be the same as Riverview's, which are described on page 149 under the heading "Compensation of Directors";

  •
  an anticipated one time cash payment of $60,000 to Naomi Morrow Ost and each of the current non-employee directors of Union not appointed to Newco's board of directors, in consideration of the execution of a non-compete agreement; and

  •
  the right of each of Union's executive officers to severance benefits upon a termination of their employment following the proposed consolidation (except in certain limited circumstances).

        Union's board of directors was aware of these interests and took them into account in its decision to approve the consolidation agreement. For further discussion concerning the dollar amounts associated with these interests, please see "The Consolidation—Severance Payments and Benefits in Employment Agreements" on page 74.

Holders of Union and Riverview Common Stock Have Dissenters' Rights (page 70)

        Both Union and Riverview shareholders have the right under Pennsylvania law to dissent from the consolidation, and to demand and receive cash for the fair value of their shares of Union and Riverview common stock. For a complete description of the dissenters' rights of shareholders, please see the discussion under the caption "The Consolidation—Shareholders Have Dissenters' Rights in the Consolidation".

        In order to assert dissenters' rights, you must:

  Union Shareholders:

  •
  File a written notice of intent to dissent with Union prior to the shareholder vote at the annual meeting of shareholders of Union;

  •
  Make no change in your beneficial ownership of Union common stock after you give notice of your intention to demand fair value of your shares of Union common stock;

  •
  Not vote to adopt the consolidation agreement at the annual meeting;

  •
  File a written demand for payment and deposit any certificates representing the Union shares for which dissenters' rights are being asserted as requested by the notice that will be sent by Riverview or Union after the completion of the consolidation; and

  •
  Comply with certain other statutory procedures set forth in Pennsylvania law.

  Riverview Shareholders:

  •
  File a written notice of intent to dissent with Riverview prior to the shareholder vote at the special meeting of shareholders of Riverview;

  •
  Make no change in your beneficial ownership of Riverview common stock after you give notice of your intention to demand fair value of your shares of Riverview common stock;

  •
  Not vote to adopt the consolidation agreement at the special meeting;

  •
  File a written demand for payment and deposit any certificates representing the Riverview shares for which dissenters' rights are being asserted as requested by the notice that will be sent by Riverview or Union after the completion of the consolidation; and

  •
  Comply with certain other statutory procedures set forth in Pennsylvania law.

If you sign and return your proxy without voting instructions, the proxy holders will vote your proxy in favor of the transaction, and you will lose any dissenters' rights that you may have. A copy of the relevant provisions of Pennsylvania law related to dissenters' rights are attached to this proxy statement/prospectus as Annex D.

 The Rights of Union and Riverview Shareholders Will Be Governed by Pennsylvania Law and the Newco Articles of Incorporation and Bylaws after the Consolidation (page 149)

        The rights of Union and Riverview shareholders will change as a result of the consolidation due to differences in Riverview's and Union's governing documents from the governing documents of Newco. A description of shareholder rights under each of the Riverview and Union governing documents and the Newco governing documents, and the material differences between them, is included in the section entitled "Comparison of Shareholders' Rights" found on page 149.

 Conditions That Must Be Satisfied or Waived for the Consolidation to Occur (page 89)

        Currently, we expect to complete the consolidation in the fourth quarter of 2013. As more fully described in this joint proxy statement/prospectus and in the consolidation agreement, the completion of the consolidation depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others: approval of the consolidation by the requisite vote of the Riverview shareholders and the Union shareholders; the receipt of all required regulatory approvals from the Board of Governors of the Federal Reserve System ("FRB"), Federal Deposit Insurance Corporation ("FDIC"), and the Pennsylvania Department of Banking and Securities ("PDB") for both the consolidation and the bank merger, as applicable; the holders of no more than 12% of the outstanding shares of common stock of each of Riverview and Union exercise dissenters rights; and the receipt of a legal opinion from Barley Snyder LLP, counsel to Riverview, regarding the tax treatment of the consolidation. To date, we have received approval from the FRB and PDB.

        We cannot be certain when, or if, the conditions to the consolidation will be satisfied or waived, or that the consolidation will be completed.

No Solicitation of Other Offers (page 87)

        Union has agreed that it, its subsidiaries, its directors and officers and its representatives and advisors will not, between the date of the consolidation agreement and the date of the annual meeting of Union's shareholders, directly or indirectly:

  •
  Initiate, solicit, induce or encourage, or take any action to facilitate the making of any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an alternative acquisition proposal;

  •
  Respond to any inquiry relating to an alternative acquisition proposal or an alternative acquisition transaction;

  •
  Recommend or endorse an alternative acquisition transaction;

  •
  Participate in any discussions or negotiations regarding, or furnish information or data to any person that may relate to an alternative acquisition proposal;

  •
  Release anyone from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which either Riverview or Union is a respective party; or

  •
  Enter into any agreement, agreement in principle or letter of intent with respect to any alternative acquisition proposal or approve or resolve to approve any alternative acquisition proposal or any agreement, agreement in principle or letter of intent relating to an alternative acquisition proposal.

        The consolidation agreement does not, however, prohibit Union from taking such actions prior to its shareholders' meeting if its board of directors determines, in good faith, that such discussions or consideration of an alternative acquisition proposal are required for its board of directors to fulfill its fiduciary duties.

        For further discussion of the restrictions on solicitation of acquisition proposals from third parties, see "The Consolidation Agreement—Agreement Not to Solicit Other Offers" beginning on page 87.

Termination of the Consolidation Agreement (page 90)

        We may mutually agree to terminate the consolidation agreement before completing the consolidation, even after shareholder approval has been obtained. In addition, either Riverview or Union may decide to terminate the consolidation agreement, if (i) a governmental entity issues a final order that is not appealable prohibiting the consolidation, (ii) the other party does not hold its shareholder meeting, for purposes of seeking approval of the consolidation, on or before December 1, 2013, (iii) the shareholders of Riverview or Union fail to approve the consolidation at their respective shareholder meetings, or (iv) the other party breaches the consolidation agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the consolidation, subject to the right of the breaching party to cure the breach within 30 days following written notice. Either of us may terminate the consolidation agreement if the consolidation has not been completed by December 31, 2013, unless the reason the consolidation has not been completed by that date is a breach of the consolidation agreement by the company seeking to terminate the consolidation agreement.

        Riverview may terminate the consolidation agreement if the Union board of directors, in connection with the receipt of an alternative acquisition proposal, (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the consolidation agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the consolidation agreement in a manner adverse to Riverview, or (4) delivers a written notice to Riverview of its determination to accept the alternative acquisition proposal.

        Union may terminate the consolidation agreement if Union receives an alternative acquisition proposal and delivers a written notice to Riverview of its determination to accept the alternative acquisition proposal.

Termination Fee (page 90)

        Union will pay Riverview a termination fee of $600,000 in the event that the consolidation agreement is terminated:

  •
  By Riverview because Union's shareholders fail to approve the consolidation at the annual meeting of Union and, prior thereto, there has been a publicly proposed or announced alternative acquisition proposal for Union that is agreed to or consummated within 12 months following termination; or

  •
  By Riverview because Union has received an alternative acquisition proposal, and Union (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the consolidation agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the consolidation agreement in a manner adverse to Riverview, or (4) delivers a written notice to Riverview of its determination to accept the alternative acquisition proposal; or

  •
  By Union, if Union receives an alternative acquisition proposal and delivers a written notice to Riverview of its determination to accept the alternative acquisition proposal in compliance with all requirements of the consolidation agreement.

        Each party will pay the other a termination fee of $350,000 if the agreement is terminated due to a material breach by the other party which remains uncured after 30 days notice.

Regulatory Approvals Required for the Consolidation and the Bank Merger (page 77)

        The consolidation is subject to certain regulatory approvals, including approval of the FRB and PDB. The bank merger is subject to certain regulatory approvals, including the approval of the FDIC and PDB. As of the date hereof, Riverview and Union have received the approval of the FRB and PDB. An application is currently pending with the FDIC. Approvals are subject to expiration or revocation. Should it be necessary to request an extension of the expiration date of one or more regulatory approvals, we cannot be certain that an extension will be granted.

 SELECTED CONSOLIDATED FINANCIAL HISTORICAL FINANCIAL DATA OF RIVERVIEW

        The following table provides historical consolidated summary financial data for Riverview. The data for the years ended December 31, 2012, 2011, 2010, 2009, and 2008 are derived from Riverview's audited financial statements for the periods then ended. The unaudited results of operations for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results of operations for the full year or any other interim period. Riverview was created from the merger of First Perry Bancorp and HNB Corp at the close of business on December 31, 2008, with First Perry Bancorp deemed the accounting acquirer and renamed as Riverview. As such, the financial results for December 31, 2008 include the consolidated balance sheets of the two former organizations, but includes the operating results of the former First Perry Bancorp for this period only.

	As of or for the Three Months Ended March 31, (unaudited)		As of or for the Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
(In thousands, except per share data)
Selected Financial Data:
Total assets	$311,371	$289,555	$319,197	$287,520	$275,358	$252,938	$231,911
Securities available for sale	34,412	50,776	45,101	42,565	48,696	34,583	28,120
Loans receivable	238,719	207,294	237,848	199,449	178,037	172,944	178,179
Allowance for loan losses	3,746	3,279	3,736	3,423	2,973	2,560	1,710
Deposits	272,697	248,167	269,445	246,342	237,272	214,936	174,353
Short-term borrowings	—	1,740	11,000	893	968	807	21,323
Long-term borrowings	9,550	12,178	9,550	12,178	10,683	10,697	10,033
Shareholders' equity	26,771	26,340	26,737	26,406	24,927	24,717	24,205
Selected Operating Data:
Net interest income	$2,497	$2,391	$9,837	$8,809	$8,492	$7,290	$4,126
Provision for loan losses	—	50	1,140	946	1,506	1,125	380
Net interest income after provision for loan losses	2,497	2,341	8,697	7,863	6,986	6,165	3,746
Non-interest income	522	1,061	2,350	1,583	1,320	1,638	566
Non-interest expense	2,383	2,167	9,066	7,620	6,790	6,539	3,983
Earnings before income taxes	636	1,235	1,981	1,826	1,516	1,264	329
Income taxes	153	338	318	265	229	153	(42)
Net income	483	897	1,663	1,561	1,287	1,111	371
Per Common Share:
Basic earnings	$0.28	$0.52	$0.97	$0.90	$0.74	$0.63	$0.39
Diluted earnings	$0.28	$0.52	$0.97	$0.89	$0.74	$0.63	$0.39
Dividends declared	$0.125	$0.125	$0.545	$0.525	$0.500	$0.420	$0.310
Book value	$15.59	$15.30	$15.58	$15.33	$14.28	$14.12	$13.83
Earnings Performance Ratios:
Return on average assets	0.63%	1.26%	0.56%	0.56%	0.49%	0.46%	0.29%
Return on average equity	7.28%	13.53%	6.20%	6.02%	5.01%	4.45%	2.90%
Net interest margin (FTE basis)	3.66%	3.77%	3.73%	3.56%	3.66%	3.43%	3.58%
Asset Quality Ratios:
Nonperforming loans to total loans	1.64%	3.00%	1.72%	2.90%	2.42%	1.93%	0.16%
Nonperforming loans to total assets	1.85%	2.63%	1.88%	2.46%	1.65%	1.44%	0.18%
Allowance for loans losses to nonperforming loans	95.68%	52.65%	91.26%	59.20%	68.92%	76.60%	610.71%

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNION

        The following table sets forth selected historical consolidated financial information with respect to Union. The data for the years ended December 31, 2012 and 2011 are derived from Union's consolidated financial statements and the accompanying notes, which were audited by ParenteBeard LLC, an independent registered public accounting firm. The results of operations as of and for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results of operations for the full year or any other interim period. In the opinion of the management of Union, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for the periods presented. The financial information below should be read in conjunction with Union's consolidated financial statements and related notes and the information contained under the heading "Information About Union Bancorp, Inc.—Management's Discussion and Analysis of Financial Condition and Results of Operations of Union—December 31, 2012 and March 31, 2013," which can be found elsewhere in this document.

	As of or for the Three Months Ended March 31, (unaudited)		As of or for the Years Ended December 31,
	2013	2012	2012	2011
	(dollars in thousands, except per share data)
Income Statement Data
Interest income	$1,014	$1,139	$4,580	$4,940
Interest expense	116	99	440	418

Net interest income	898	1,040	4,140	4,521
Provision for loan losses	117	83	620	750

Net interest income after provision for loan losses	781	957	3,520	3,771
Other operating income	96	297	1,215	1,156
Other operating expense	1,138	1,159	4,471	5,274

Income (loss) before income taxes	(261)	95	265	(346)
Income tax expense	—	7	292	572

Net income (loss)	$(261)	$88	$(27)	$(918)

Per Share Data
Net earnings (loss)—basic	$(0.52)	$0.17	$(0.05)	$(1.81)
Net earnings (loss)—diluted	$(0.52)	$0.17	$(0.05)	$(1.81)
Book value per share	$20.54	$22.09	$21.15	$21.32
Weighted average common shares outstanding basic	506,513	506,513	506,513	506,513
Weighted average common shares outstanding diluted	506,513	506,513	506,513	506,513
Balance Sheet Data
Assets	$121,182	$118,570	$123,779	$112,319
Investment securities	30,695	27,390	31,086	28,072
Loans, net	71,573	68,697	72,754	67,991
Deposits	109,501	106,336	111,903	100,853
Other liabilities	1,279	1,045	1,161	665
Shareholders' equity	10,402	11,189	10,715	10,801
Shares outstanding	506,513	506,513	506,513	506,513
Performance Ratios
Return on average assets	-0.85%	0.31%	-0.02%	-0.75%
Return on average shareholders' equity	-9.17%	3.07%	-0.23%	-7.55%
Net interest margin	3.33%	4.10%	3.71%	3.48%
Noninterest expense as a percentage of average assets	3.72%	4.06%	3.68%	4.31%
Efficiency ratio	114.49%	86.69%	90.14%	95.11%
Asset Quality
Allowance for loan losses to loans	1.61%	1.69%	1.60%	1.59%
Net charge-offs to average loans outstanding	-0.18%	—	-0.75%	-1.06%
Non-performing loans to total loans	6.24%	7.00%	6.23%	1.66%
Allowance for loan losses to non-performing assets	25.45%	22.39%	25.69%	95.71%
Liquidity and Capital Ratios
Average loans to average deposits	65.62%	67.60%	65.58%	66.85%
Average equity to average assets	9.31%	10.06%	9.90%	9.95%
Tier 1 leverage ratio	7.77%	8.57%	7.92%	8.18%
Tier 1 risk based capital ratio	10.62%	10.79%	10.70%	10.55%
Total risk based capital ratio	11.91%	12.20%	11.97%	11.93%

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma combined consolidated balance sheet and income statement for March 31, 2013 and December 31, 2012 illustrate the effect of the proposed consolidation. As required by FASB ASC Topic 805-Business Combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of Union to fair value as of the balance sheet date. Under this method, we will record Union assets and liabilities as of the date of the acquisition at their respective fair values and add them to those of Riverview. We will record in goodwill any difference between the purchase price for Union and the fair value of the identifiable net assets acquired (including core deposit intangibles). We will not amortize the goodwill that results from the acquisition, if any, but will review it for impairment at least annually. To the extent there is an impairment of the goodwill, we will expense the impairment. We will amortize to expense core deposit and other intangibles with definite useful lives that we record in conjunction with the consolidation. Financial statements that Newco issues after the consolidation will reflect the results attributable to the acquired operations of Union beginning on the date of completion of the consolidation.

        In connection with the consolidation, Riverview and Union are currently working to further develop their preliminary plans to consolidate their operations. During the next several months, we expect to refine the specific details. We are currently in the process of assessing the two companies' personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies. We will record cost associated with such decisions and any other consolidation related costs as incurred and have not included them in the pro forma adjustments to the pro forma consolidated statements of income.

        The following unaudited pro forma combined consolidated financial information assumes that each share of Union common stock will be exchanged for 1.95 shares of Newco, and each share of Riverview common stock will be exchanged for 1.0 share of Newco, and further assumes a Newco common stock price of $12.58, reflecting estimated pro forma combined tangible book value at March 31, 2013 and December 31, 2012. Utilizing the exchange ratio of 1.95 to 1.0 for Union, and 1.0 to 1.0 for Riverview, it is anticipated that Union common shareholders will own approximately 36.5% of the voting stock, and Riverview common shareholders will own approximately 63.5%, of the combined company after the consolidation.

        The unaudited pro forma combined consolidated financial information is based upon the assumption that the total number of shares of Union common stock will be 506,513 and the total number of shares of Riverview common stock will be 1,716,316 immediately prior to the completion of the consolidation, and utilizes the Union exchange ratio of 1.95, which will result in 987,700 Newco common shares being issued in the transaction for Union shareholders, and utilizes the Riverview exchange ratio of 1.0, which will result in 1,716,316 Newco common shares being issued in the transaction for Riverview shareholders, resulting in 2,704,016 total Newco shares being issued in the transaction. Upon completion of the consolidation, all outstanding Riverview options will convert into options to purchase Newco common stock with no change to the number of shares subject to the option or the exercise price.

        The following unaudited pro forma combined consolidated financial statements as of March 31, 2013 and December 31, 2012 combine the historical consolidated financial statements of Riverview and Union. The unaudited pro forma combined consolidated financial statements give effect to the proposed consolidation as if the consolidation occurred on March 31, 2013 with respect to the consolidated balance sheet, and to the beginning of the period, for the three months ended March 31, 2013 and for the year ended December 31, 2012, with respect to the consolidated income statement.

        The notes to the unaudited pro forma combined consolidated financial statements describe the pro forma amounts and adjustments presented below. THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT RIVERVIEW WOULD HAVE ACHIEVED HAD

IT COMPLETED THE CONSOLIDATION AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS.

        The unaudited pro forma combined consolidated financial information presented below is based on, and should be read together with, the historical financial information that Riverview and Union have included in this joint proxy statement/prospectus as of and for the indicated periods.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Selected Unaudited Pro Forma Combined Consolidated Financial Data
(In thousands, except per share data)

	As of or for the Three Months Ended March 31, 2013	For the Twelve Months Ended December 31, 2012
Combined consolidated statement of income(1):
Total interest income	$4,033	$17,413
Total interest expense	695	3,493

Net interest income	3,338	13,920
Provision for loan losses	117	1,760

Net interest income after provision for loan losses	3,221	12,160
Total non-interest income	618	3,565
Total non-interest expense	3,651	13,666

Income before income taxes	188	2,059
Income tax expense	50	507

Net income	$138	$1,552

Net income per share: basic	$0.05	$0.57
Net income per share: diluted	$0.05	$0.57
Selected combined consolidated balance sheet items(1):
Securities available for sale	$65,082	$76,162
Total loans receivable, net	306,285	306,615
Total assets	435,326	445,436
Total deposits	382,590	381,740
Borrowings	9,550	20,550
Shareholders' equity	38,712	38,678

(1)
The selected unaudited pro forma combined consolidated balance sheet items for Riverview and Union include estimated fair value purchase accounting adjustments to assets and liabilities of Union and costs directly attributable to the transaction. The selected unaudited pro forma combined consolidated statements of income do not include anticipated merger-related expenses or cost savings from the merger.

 Pro Forma Combined Consolidated Balance Sheets as of March 31, 2013
Unaudited (In thousands, except for share and per share data)

	Riverview 3/31/2013	Union 3/31/2013	Combined 3/31/2013	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$9,794	$8,758	$18,552	$(1,071)	(1)	$17,481
Federal funds sold	4,067	3,000	7,067	—		7,067
Interest bearing deposits	4,286	—	4,286	—		4,286

Cash and cash equivalents	18,147	11,758	29,905	(1,071)		28,834
Interest bearing time deposits with banks	250	988	1,238	—		1,238
Investment securities available for sale	34,412	30,695	65,107	(25)	(2)	65,082
Mortgage loans held for sale	753	—	753	—		753
Loans, net of unearned income	238,719	72,744	311,463	(1,432)	(3)	310,031
Allowance for loan losses	(3,746)	(1,171)	(4,917)	1,171	(4)	(3,746)

Total net loans	234,973	71,573	306,546	(261)		306,285
Bank premises and equipment, net	7,063	1,191	8,254	614	(7)	8,868
Accrued interest receivable	936	455	1,391	—		1,391
Restricted investment in bank stocks	1,229	176	1,405	—		1,405
Cash value of life insurance	6,762	1,691	8,453	—		8,453
Foreclosed assets	1,843	63	1,906	—		1,906
Goodwill	2,297	—	2,297	1,486	(8)	3,783
Intangible assets	521	—	521	712	(5)	1,233
Other assets	2,185	2,592	4,777	1,318	(9)	6,095

Total Assets	$311,371	$121,182	$432,553	$2,773		$435,326

LIABILITIES AND SHAREHOLDERS' EQUITY LIABILITIES
Deposits:
Non-interest bearing	$24,942	$27,822	$52,764	$—		$52,764
Interest bearing	247,755	81,679	329,434	392	(6)	329,826

Total deposits	272,697	109,501	382,198	392		382,590
Short-term borrowings	—	—	—	—		—
Long-term debt	9,550	—	9,550	—		9,550
Accrued interest payable	193	49	242	—		242
Other liabilities	2,160	1,230	3,390	842	(10)	4,232

Total Liabilities	284,600	110,780	395,380	1,234		396,614

SHAREHOLDERS' EQUITY
Capital stock:
Common stock	875	595	1,470	22,370	(1)(11)(12)	23,840
Surplus	11,361	1,694	13,055	(13,055)	(11)(12)	—
Undivided profits	14,486	11,076	25,562	(11,076)	(11)	14,486
Accumulated other comprehensive income (loss)	386	(466)	(80)	466	(11)	386
Less: Treasury stock, at cost	337	2,497	2,834	(2,834)	(11)(12)	—

Total Shareholders' Equity	26,771	10,402	37,173	1,539		38,712

Total Liabilities and Shareholders' Equity	$311,371	$121,182	$432,553	$2,773		$435,326

Per Share Data:
Common shares outstanding	1,716,316	506,513	2,222,829	481,187		2,704,016
Book value per common share	$15.60	$20.54				$14.32
Tangible book value per common share	$13.96	$20.54				$12.46

 Pro Forma Combined Consolidated Statements of Income
For the Three Months Ended March 31, 2013
Unaudited (In thousands, except for share and per share data)

	Riverview	Union	Combined	Pro Forma Adjustments	Pro Forma Combined
Interest income
Loans, including fees	$2,966	$813	$3,779	$(184) (3)	$3,595
Investment securities—taxable	52	188	240	—	240
Investment securities—tax exempt	178	5	183	—	183
Federal funds sold	1	1	2	—	2
Other	6	7	13	—	13

Total interest income	3,203	1,014	4,217	(184)	4,033

Interest expense
Deposits	624	116	740	(127) (6)	613
Short-term borrowings	1	—	1	—	1
Long-term debt	81	—	81	—	81

Total interest expense	706	116	822	(127)	695

Net interest income	2,497	898	3,395	(57)	3,338
Provision for loan losses	—	117	117	—	117

Net interest income after provision for loan losses	2,497	781	3,278	(57)	3,221
Other income
Service charges on deposit accounts	72	47	119	—	119
Wealth management	115	48	163	—	163
Other income	75	68	143	—	143
Earnings on cash value of life insurance	59	9	68	—	68
Gain/(loss) on sale of available for sale securities	119	(79)	40	—	40
Loss on sale of other real estate owned	(75)	—	(75)	—	(75)
Gain/(loss) on other assets	—	—	—	—	—
Gain from sale of mortgage loans	157	3	160	—	160

Total other income	522	96	618	—	618
Other expense
Salaries and employee benefits	1,262	587	1,849	—	1,849
Occupancy expenses	255	87	342	21 (7)	363
Equipment expenses	134	39	173	—	173
Professional services	56	204	260	—	260
Other operating expenses	676	221	897	109 (5)	1,006

Total other expense	2,383	1,138	3,521	130	3,651

Income/(loss) before income taxes	636	(261)	375	(187)	188
Federal income taxes	153	—	153	(103) (9)	50

Net income (loss)	$483	$(261)	$222	$(84)	$138

Basic earnings per (weighted average) share	$0.28	$(0.52)	$0.10		$0.05
Diluted earnings per (weighted average) share	$0.28	$(0.52)	$0.10		$0.05
Weighted average number of shares outstanding
Basic	1,716,316	506,513	2,222,829	481,187	2,704,016
Diluted	1,721,201	506,513	2,227,714	481,187	2,708,901

Pro Forma Combined Consolidated Statements of Income
For the Twelve Months Ended December 31, 2012
Unaudited (In thousands, except for share and per share data)

	Riverview 12/31/2012	Union 12/31/2012	Combined 12/31/2012	Pro Forma Adjustments		Pro Forma Combined
Interest income
Loans, including fees	$11,704	$3,574	$15,278	$(184	)(3)	$15,094
Investment securities—taxable	575	967	1,542	—		1,542
Investment securities—tax exempt	716	22	738	—		738
Federal funds sold	—	6	6	—		6
Interest-bearing deposits	22	11	33	—		33

Total interest income	13,017	4,580	17,597	(184)		17,413

Interest expense
Deposits	2,818	440	3,258	(127	)(6)	3,131
Short-term borrowings	16	—	16	—		16
Long-term debt	346	—	346	—		346

Total interest expense	3,180	440	3,620	(127)		3,493

Net interest income	9,837	4,140	13,977	(57)		13,920
Provision for loan losses	1,140	620	1,760	—		1,760

Net interest income after provision for loan losses	8,697	3,520	12,217	(57)		12,160
Other income
Service charges on deposit accounts	287	257	544	—		544
Commissions from trust department	—	220	220	—		220
Other income	363	234	597	—		597
Earnings on cash value of life insurance	271	41	312	—		312
Gain on sale of available for sale securities	770	470	1,240	—		1,240
Gain/(loss) on sale of other real estate owned	(118)	(7)	(125)	—		(125)
Loss on other assets	(22)	—	(22)	—		(22)
Gain from sale of mortgage loans	799	—	799	—		799

Total other income	2,350	1,215	3,565	—		3,565

Other expense
Salaries and employeebenefits	4,870	2,468	7,338	—		7,338
Occupancy expenses	926	264	1,190	21	(7)	1,211
Equipment expenses	511	159	670	—		670
Professional services	262	195	457	—		457
Other operating expenses	2,497	1,384	3,881	109	(5)	3,990

Total other expense	9,066	4,470	13,536	130		13,666

Income before income taxes	1,981	265	2,246	(187)		2,059
Federal income taxes	318	292	610	(103	)(9)	507

Net income (loss)	$1,663	$(27)	$1,636	$(84)		$1,552

Basic earnings per (weighted average) share	$0.97	$(0.05)	$0.73			$0.57

Diluted earnings per (weighted average) share	$0.97	$(0.05)	$0.73			$0.57

Weighted average number of shares outstanding
Basic	1,719,498	506,513	2,226,011	481,187		2,707,198
Diluted	1,723,114	506,513	2,229,627	481,187		2,710,814

 Summary of Purchase Price Calculation and Resulting Goodwill
and Reconciliation of Pro Forma Shares Outstanding at March 31, 2013

Unaudited (In thousands, except share and per share data)
Purchase Price Consideration in Common Stock
Union Bancorp common shares settled for stock	506,513
Exchange ratio	1.95

Newco shares to be issued	987,700
Value assigned to Newco shares	$12.58

Total purchase price		$12,425
Net Assets Acquired
Union shareholders' equity	$10,402
Estimated adjustments to reflect assets acquired at fair value:
Investments	(25)
Loans
Interest rate fair credit mark	897
Credit fair value mark	(2,329)
Allowance for loan losses	1,171
Bank premises and equipment	614
Core deposit intangibles	712
Deferred tax assets	1,318
Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(392)
Unfunded Pension Liability	(842)
Transaction merger expenses to be incurred by Union	(587)

		10,939

Goodwill		$1,486
Reconcilement of Pro Forma Shares Outstanding
Riverview shares outstanding	1,716,316
Exchange ratio	1.00
Newco shares to be issued to Riverview		1,716,316
Union shares outstanding	506,513
Exchange ratio	1.95
Newco shares to be issued to Union		987,700

		2,704,016
Percentage ownership for Riverview		63.47%
Percentage ownership for Union		36.53%

 NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(1)
For purposes of the unaudited pro forma combined consolidated financial statements, consolidation costs for both Riverview and Union are not included in the unaudited pro forma combined consolidated statement of income. The consolidation cost related to Riverview and Union, respectively, associated with the consolidation will be recorded as expense as incurred for GAAP reporting. After tax direct transaction costs of $484,000 for Riverview and $587,000 for Union totaling $1,071,000, which have not been expensed to date, are included in the pro forma combined consolidated balance sheet as a decrease to cash and equity.

(2)
Fair value adjustment decrease of $25,000 for Union available for sale equity investment.

(3)
Union loans receivable adjustments include: (a) a fair value premium of $897,000 to reflect fair value of loans based on current interest rates of similar loans. The adjustment will be substantially recognized over approximately 7 years using an amortization method based upon the expected life of the loans and is expected to decrease pro forma pre-tax interest income by $184,000 in the first year following consummation of the consolidation, and (b) a fair value discount of $2,329,000 to reflect the credit risk of the loan portfolio.

(4)
Reversal of the Union allowance for loan losses of $1,171,000 in accordance with acquisition method of accounting for the consolidation. No pro forma earnings impact was assumed from the loan credit adjustments in the first year following consummation of the consolidation.

(5)
Adjustment to record a core deposit intangible of acquired Union deposit liabilities to reflect the fair value of and the related amortization using an accelerated method based upon an expected life of 12 years. The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $109,000 in the first year following consummation.

(6)
A fair value premium of $392,000 to reflect the fair value of certain Union interest-bearing time deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities. The adjustment is expected to decrease pro forma pre-tax interest expense by $127,000 in the first year following consummation.

(7)
Adjustment of $614,000 to reflect the increase in fair value for Union premises and equipment. We have presented the amortization of the fair value adjustment over a 30 year period. We expect this adjustment to increase pro forma occupancy and equipment expense by $21,000 in the first year of consummation.

(8)
Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired, which for purposes of this analysis is as of March 31, 2013, creating goodwill of $1,486,000. Riverview will determine the final allocation of the purchase price after we have completed additional analysis to determine the fair values of Union tangible and identifiable intangible assets and liabilities as of the date of consolidation. Changes in the fair value of the net assets of Union as of the date of the consolidation will likely change the amount of the purchase price allocable to goodwill. The further refinement of transaction costs, changes in Union's shareholders' equity including net income between March 31, 2013 and the date of the consolidation will likely change the amount of goodwill recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. Riverview has prepared the pro forma financial information to include the estimated adjustments necessary to record the assets and liabilities of Union at their respective fair values and represents management's best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available as we perform additional analysis. Furthermore, Riverview will determine the final allocation of the acquisition price after completion of consolidation. The final acquisition accounting adjustments may be materially different from the pro forma adjustment presented herein. Increases or decreases in the fair value of certain balance sheet amounts including loans, securities, deposits and related intangibles and debt will result in adjustments to the balance sheet and statement of operations. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocated to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.

(9)
Adjustment to reflect Union's net deferred tax at a rate of 34% related to fair value adjustments on the balance sheet and a statutory tax rate of 34% for book tax expense. We have not taken a tax benefit for certain consolidation obligations and costs that we do not consider tax deductible. Deferred tax assets of Union for director's deferred compensation; other-than temporary impairment; non-accrual loan interest; low income housing credit carryforward; net operating loss carryforward; and AMT credit carryforward were recognized based on management's assessment that it was more likely than not that these items would be realized. Riverview's annual taxable income has historically averaged approximately $1,120,000 over the past four years. Based on Riverview's historical trend of taxable income, the years that NOL and low income housing credits would be available and consideration of limitations that would be placed on these carryforwards by IRC sections 382 and 38, management has estimated that it is more likely than not that these specific items would be realized in 5 to 7 years. Deferred tax assets of Union for charitable contribution and capital loss limitation carryforwards have not been recognized based on management's assessment that it is more likely than not that they would not be realized.

(10)
Unfunded liability fair value adjustment of $842,000 for a discontinued Union defined benefit pension plan.

(11)
Adjustments to Union's historical shareholders' equity consisting of a $595,000 reduction to common stock, a $1,694,000 reduction to surplus, an $11,076,000 reduction to undivided profits, and elimination of accumulated other comprehensive loss and treasury stock of $466,000 and $2,497,000 respectively, totaling $10,402,000, in exchange for zero par value Newco common stock valued at $13,012,000.

(12)
Adjustments to eliminate Riverview's historical common stock of $875,000, surplus of $11,361,000, and treasury stock of $337,000, totaling $11,899,000 in exchange for zero par value Newco common stock valued at $11,899,000.

 COMPARATIVE PER SHARE DATA (UNAUDITED)

        The following table sets forth certain historical Riverview and Union per share data. This data should be read together with Riverview's and Union's historical financial statements and notes thereto, included elsewhere in this document. Please see "Information About Riverview Financial Corporation" beginning on page [      ], "Information about Union Bancorp, Inc." beginning on page [      ], and "Where You Can Find More Information" beginning on page [      ]. The per share data is not necessarily indicative of the operating results that Newco would have achieved had the consolidation been completed as of the beginning of the periods presented and should not be considered as representative of future operations.

	As of or for the Three Months Ended March 31, 2013	As of or for the Twelve Months Ended December 31, 2012
	(In dollars)
Comparative Per Share Data:
Basic and diluted net income (loss) per common share:
Riverview historical	$0.28	$0.97
Union historical	(0.52)	(0.05)
Pro forma combined(1)(2)	0.06	0.70
Pro forma equivalent for one share of Newco common stock(3)	0.05	0.57
Book value per common share:
Riverview historical	$15.60	$15.58
Union historical	20.54	21.15
Pro forma combined(1)(2)	17.42	17.40
Pro forma equivalent for one share of Newco common stock(3)	14.32	14.30
Tangible book value per common share:
Riverview historical	$13.96	$13.92
Union historical	20.54	21.15
Pro forma combined(1)(2)	15.16	15.30
Pro forma equivalent for one share of Newco common stock(3)	12.46	12.58

(1)
The pro forma combined basic earnings and diluted earnings of Newco's common stock is based on the pro forma combined net income per common share for Riverview and Union divided by the pro forma common shares or diluted common shares of the combined entity. The pro forma information includes adjustments related to the estimated fair value of assets and liabilities and is subject to adjustment as additional information becomes available and as additional analysis is performed. The unaudited pro forma information does not include anticipated cost savings or revenue enhancements.

(2)
The pro forma combined book value of Newco's common stock is based on pro forma combined shareholders' equity of Riverview and Union divided by total pro forma common shares of the combined entities. The unaudited pro forma information does not include anticipated cost savings or revenue enhancements.

(3)
The pro forma equivalent per share amount of Newco is calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio in accordance with the merger agreement of 1.00 for Riverview and 1.95 for Union.

RISK FACTORS

        In considering whether to vote in favor of the proposal to adopt the consolidation agreement, you should consider all of the information included in this document and its annexes and all of the information included in the documents we have incorporated by reference. In particular, you should consider the following risk factors.

Shares of Newco common stock will lack a significant trading market.

        Shares of Newco common stock will not be traded on any national securities exchange and therefore its common stock will be highly illiquid. We do not currently intend to apply for listing of Newco common stock on an exchange. There is no assurance that an active trading market in Newco's common stock will develop or, if such a market develops, that it will be sustained. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock, or to obtain coverage for significant news events concerning Newco, and the common stock may not be suitable for margin loans, for investment by financial institutions, as consideration in future acquisition transactions or other purposes.

The market price of Newco common stock after the consolidation may be affected by factors different from those affecting the shares of Riverview or Union currently.

        The markets of Riverview and Union differ and, accordingly, the results of operations of the combined company and the market price of the combined company's shares of common stock after the consolidation may be affected by factors different from those currently affecting the independent results of operations and market prices of Riverview and Union. For a discussion of the business and markets of Riverview and Union, see "Information About Riverview Financial Corporation" beginning on page 97 and "Information About Union Bancorp, Inc." beginning on page 134.

Shareholders of both Riverview and Union will have a reduced ownership and voting interest after the consolidation and will exercise less influence over management.

        When the consolidation occurs, each Union shareholder and Riverview shareholder that receives shares of Newco common stock will become a shareholder of Newco. As a result, the percentage ownership of every shareholder in the combined organization will be smaller than the shareholder's percentage ownership of Riverview or Union, respectively. Upon completion of the consolidation, current Union shareholders will own approximately 36.5% of the outstanding shares of Newco common stock, and current Riverview shareholders will own approximately 63.5%.

The exchange ratios for the conversion of Riverview stock and Union stock into Newco stock will not be adjusted in the event that the price of Riverview common stock declines before the consolidation is completed. As a result, the value of the shares of Newco common stock at the time the Riverview and Union shareholders receive them could be less than the equivalent value (taking into consideration the applicable exchange ratio) of those shares today and on the date of the respective shareholder meetings.

        In the consolidation, shareholders of Riverview and Union will be entitled to shares of Newco common stock based on the exchange ratios of 1.00 and 1.95, respectively. The exchange ratios will not be adjusted as a result of any change in the market price of Riverview common stock between the date of this joint proxy statement/prospectus and the date Riverview and Union shareholders receive shares of Newco common stock in exchange for their shares. The market price of Riverview common stock will likely be different, and may be lower, on the date shareholders receive their shares of Newco common stock than the market price of Riverview common stock on the date of this joint proxy statement/prospectus. Differences in the market price of Riverview common stock may be the result of changes in the business, operations or prospects of Riverview, market reactions to the proposed consolidation, regulatory considerations, general market and economic conditions or other factors. If the market price of Riverview common stock declines after Riverview and Union shareholders vote, the value of the consolidation consideration shareholders will be receiving will be less than the value of such consideration at the time of the vote.

Future issuances of Newco equity securities could dilute shareholder ownership and voting interest.

        Newco's Articles of Incorporation authorize the issuance of up to five million shares of common stock and three million shares of preferred stock. Any future issuance of equity securities by Newco may result in dilution in the percentage ownership and voting interest of Newco shareholders. Also, any securities Newco sells in the future may be valued differently and the issuance of equity securities for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by Newco shareholders. As noted below, under "Comparison of Shareholders' Rights", Newco shareholders will not have any preemptive rights to acquire additional shares in the event of future issuances.

There is no assurance that Newco will continue paying dividends at the current rate of Riverview.

        Riverview's board of directors has adopted a current dividend practice for the payment of a quarterly cash dividend. Riverview paid an annual dividend of $0.545 per share of common stock for the year ended December 31, 2012. This practice can be changed at any time at the discretion of Newco's board of directors, and Newco's common stockholders will have no contractual or other legal right to dividends. In addition, the other risk factors described in this section could materially reduce the cash available from operations and these outcomes could cause capital not to be available when needed in an amount sufficient to support Newco's dividend practice. The amount of dividends that Newco may distribute will also be subject to restrictions under Pennsylvania law and applicable bank regulatory provisions. If Newco's board of directors were to adopt a change to Riverview's current dividend practice that resulted in a reduction in the amount of dividends, such change could have a material and adverse effect on the market price of Newco's common stock.

The unaudited pro forma financial data included in this joint proxy statement/prospectus is preliminary, and Newco's actual financial position and results of operations after the consolidation may differ materially from the unaudited pro forma financial data included in this joint proxy statement/prospectus.

        The unaudited pro forma financial data in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the consolidation been completed on the dates indicated. The pro forma financial data reflect adjustments, which are based upon preliminary estimates, to record identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of as of the date of the completion of the consolidation. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this document.

The consolidation agreement limits Union's ability to pursue alternatives to the consolidation and, in certain circumstances, requires the payment of a termination fee.

        The consolidation agreement contains "no shop" provisions that, subject to specified exceptions, limit Union's ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Union. In addition, a termination fee is payable by Union under certain circumstances, generally involving the consummation of an alternative transaction. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Union from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share value than that proposed in the consolidation, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Union than it might otherwise have proposed to pay. Moreover, under specified circumstances, Union could be required to pay Riverview a termination fee in connection with the termination of the consolidation agreement due to an alternate transaction. See "The Consolidation Agreement-Termination Fee."

The consolidation is subject to the receipt of consents and approvals from governmental and regulatory entities that may impose conditions that could delay or have an adverse effect on Newco.

        Before the consolidation and the bank mergers may be completed, various waivers, approvals or consents must be obtained from the FRB, FDIC and PDB. Riverview and Union have agreed to use their reasonable best efforts to complete these filings and obtain these waivers, approvals and consents; however, satisfying any requirements of regulatory agencies may delay the date of completion of the consolidation or such approval may not be obtained at all. In addition, these governmental entities may impose conditions on the completion of the consolidation or require changes to the terms of the consolidation that could have the effect of delaying completion of the consolidation or imposing additional costs on, or limiting the revenues of, Newco following the consolidation, any of which might have an adverse effect on Newco following the consolidation. We cannot assure you as to whether these regulatory waivers, approvals and consents will be received, the timing of such or whether any conditions will be imposed.

        As of the date hereof, the approvals of the FRB and PDB have been received. Such approvals do not contain any unusual conditions on completing the consolidation or require changes to the terms of the consolidation agreement. An application is currently pending with the FDIC.

Union executive officers and directors have financial interests in the consolidation that may be different from, or in addition to, the interests of Union shareholders.

        Executive officers of Riverview and Union negotiated the terms of the consolidation agreement with their counterparts at the other institution. Riverview's and Union's board of directors approved and adopted the consolidation agreement and unanimously recommended that Riverview and Union shareholders vote to adopt the consolidation agreement. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that Union's officers and directors have financial interests in the consolidation that may be different from, or in addition to, the interests of Union shareholders. These include:

  •
  Payments that certain officers of Union are entitled to receive in connection with the consolidation;

  •
  Provisions in the consolidation agreement relating to indemnification of directors and officers and insurance for directors and officers of Union for events occurring before the consolidation;

  •
  Potential severance payments to certain officers of Union by Newco following the close of the consolidation; and

  •
  The retention of most of the directors of Union on the Newco board of directors.

        These additional interests of Union directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than a Riverview or Union shareholder may view it.

        Riverview's and Union's boards of directors were aware of these interests and took them into account in their decision to adopt the consolidation agreement. For information concerning these interests, please see the discussion under the caption "The Consolidation—Union's Directors and Executive Officers Have Financial Interests in the Consolidation."

The shares of Newco common stock to be received by Riverview and Union shareholders as a result of the consolidation will have different rights from the shares of Riverview and Union common stock.

        Upon completion of the consolidation, Riverview and Union shareholders will become Newco shareholders. Their rights as shareholders will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of Newco. The rights associated with Union and Riverview common stock are different from the rights associated with Newco common stock.

The shares of Newco common stock to be received by Riverview and Union shareholders as a result of the consolidation will have different rights from the shares of Riverview and Union common stock.

        Upon completion of the consolidation, Riverview and Union shareholders will become Newco shareholders. Their rights as shareholders will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of Newco. The rights associated with Union and Riverview common stock are different from the rights associated with Newco common stock.

        Riverview and Union believe that the material differences in such rights are as follows:

  •
  Preferred Stock.  Newco's authorized capital stock includes shares of "blank check" preferred stock. Neither the authorized capital stock of Union nor the authorized capital stock of Riverview includes preferred stock.

    The authorization of preferred stock would allow the prompt issuance from time to time, as determined by the Board of Directors of Newco, of preferred stock for public or private offerings, the acquisition of other companies, stock splits or dividends, employee stock option or benefit plans and for other general corporate purposes. The Board of Directors of Newco would be authorized to issue preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the common stock.

    The authorized capital stock, including the preferred stock, of Newco is not proposed to discourage hostile takeovers of the Company. Nevertheless, authorized but unissued stock could also be used by the Board of Directors of Newco (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over Newco. In the event that a hostile acquisition of Newco is threatened, the Board of Directors could issue shares of common or preferred stock to dilute the stock ownership of persons seeking to obtain control of Newco or determine to issue voting preferred stock in an effort to thwart a takeover attempt. If voting preferred stock were issued for such a purpose, it could block or impede a change in control of Newco, especially if such shares were issued in a private placement to a party or parties sympathetic to management and opposed to an attempt to gain control of Newco. No further action or authorization by Newco's shareholders would be necessary prior to the issuance of any shares of preferred stock unless required for a particular transaction by applicable law or by the requirements of any exchange on which the shares of Newco's stock are then listed.

  •
  Preemptive Rights.  There are no preemptive rights with respect to the stock of Newco nor respect to the common stock of Union. Riverview's articles of incorporation include preemptive rights, subject to certain exceptions. Specifically, if Riverview's common stock is increased by the sale of additional shares, each shareholder is entitled to subscribe for such additional shares in proportion to the number of shares owned at the time the increase is authorized by the shareholders. Riverview's board of directors has the power to prescribe a reasonable period of time which the preemptive rights to subscribe to the new shares must be exercised. If common stock is increased by a stock dividend, each shareholder is entitled to his/her proportionate share. This provision, however, does not apply to a shareholder dividend reinvestment plan or the issuance of stock in accordance with stock options, rights or warrants.

    The absence of preemptive rights in Newco's articles of incorporation is intended to provide the Board of Directors of Newco with as much flexibility as possible to issue additional shares for proper corporation purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and other similar purposes. However, because shareholders of Newco will have no preemptive rights with respect to future issuances of capital stock. the Board of Directors of Newco could offer additional stock to parties friendly to management without first offering stock to all existing shareholders, including those who may not be aligned with management.

  •
  Director Qualifications.  There is no residency requirement to serve as a director of Newco. To qualify as a director of Union, such person must be a resident of Schuykill County, Pennsylvania or of a county contiguous to Schuykill County, Pennsylvania. To qualify as a director of Riverview, such person must have an address for a place of business or residence within a sixty (60) mile radius of Riverview's headquarters.

        See the section of this joint proxy statement/prospectus titled "Comparison of Shareholders' Rights" beginning on page [*] for a complete discussion of the different rights associated with ownership of Newco common stock.

If the consolidation is not consummated by December 31, 2013, either Riverview or Union may choose not to proceed with the consolidation.

        Either Riverview or Union may terminate the consolidation agreement if the consolidation has not been completed by December 31, 2013, unless the failure of the consolidation to be completed by such date has resulted from the failure of the party seeking to terminate the consolidation agreement to perform its obligations.

The fairness opinions obtained by Riverview and Union from their respective financial advisors will not reflect changes in circumstances subsequent to the date of the consolidation agreement.

        Each of Riverview and Union obtained a fairness opinion from its financial advisor as of March 7, 2013. Neither Riverview nor Union has obtained or is required to obtain an updated opinion as of the date of this joint proxy statement/prospectus from its respective financial advisor. Changes in the operations and prospects of Riverview or Union, general market and economic conditions and other factors that may be beyond the control of Riverview and Union, and on which the fairness opinions were based, may alter the value of Riverview or Union or the price of shares of Riverview common stock or Union common stock by the time the consolidation is completed. The opinions do not speak to the time the consolidation will be completed or to any other date other than the date of such opinions. As a result, the opinions will not address the fairness of the exchange ratio, from a financial point of view, at the time the consolidation is completed. For a description of the opinions that Riverview and Union received from their financial advisors, please see "The Consolidation—Opinion of Riverview's Financial Advisor" and "The Consolidation—Opinion of Union's Financial Advisor" beginning on pages 44 and 61, respectively, of this joint proxy statement/prospectus.

We may fail to realize all of the anticipated benefits of the consolidation.

        The success of the consolidation will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the businesses of Riverview and Union. However, to realize these anticipated benefits and cost savings, we must successfully combine the businesses of Riverview and Union. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the consolidation may not be realized fully or at all, or may take longer to realize than expected. Riverview and Union have operated and, until the completion of the consolidation, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the consolidation. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on Riverview and/or Union during the transition period.

If the consolidation is not completed, Riverview and Union will have incurred substantial expenses without realizing the expected benefits of the consolidation.

        Riverview and Union have incurred substantial expenses in connection with the consolidation described in this joint proxy statement/prospectus. The completion of the consolidation depends on the satisfaction of specified conditions and the receipt of regulatory approvals. If the consolidation is not completed, these expenses would have been expended or would be recognized currently and not capitalized, and Riverview and Union would not have realized the expected benefits of the consolidation.

The management teams of Riverview and Union may be required to dedicate significant time and effort to the integration of the two companies which could divert their attention from other business concerns.

        It is possible that the integration process could result in the diversion of the attention of the management teams of Riverview and Newco, the disruption or interruption of, or the loss of momentum in, the ongoing businesses of Riverview and Union or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect Newco's ability to maintain relationships with its customers and employees or Newco's ability to achieve the anticipated benefits of the consolidation, or could reduce the earnings or otherwise adversely affect Newco's business and financial results.

Each of Riverview and Union will be subject to business uncertainties and contractual restrictions while the consolidation is pending.

        Uncertainty about the effect of the consolidation on employees and customers may have an adverse effect on each of the parties to the consolidation agreement. These uncertainties may impair Riverview's and/or Union's ability to attract, retain and motivate key personnel until the consolidation is consummated, and could cause customers and others that deal with each of Riverview and Union to seek to change existing business relationships with them. Retention of certain Union employees may be challenging during the pendency of the consolidation, as certain employees may experience uncertainty about their future roles with Newco. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to continue with Newco, Newco's business following the consolidation could be harmed. In addition, the consolidation agreement restricts each of Riverview and Union from taking specified actions until the consolidation occurs without the consent of the other. These restrictions may prevent Riverview and/or Union from pursuing attractive business opportunities that may arise prior to the completion of the consolidation. Please see the section entitled "The Consolidation Agreement—Covenants and Agreements" beginning on page 79 of this joint proxy statement/prospectus for a description of the restrictive covenants to which Riverview and Union are subject under the consolidation agreement.

Riverview and Union expect to incur non-recurring expenses related to the consolidation.

        Riverview and Union are developing a plan to integrate the operations of Riverview and Union after the consolidation. In connection with that plan, Riverview and Union anticipate that certain non-recurring charges, such as branding, severance and computer system conversion costs, will be incurred in connection with this integration. Riverview and Union cannot identify the timing, nature and amount of all such charges as of the date of this joint proxy statement/prospectus. However, any such charge could affect the parties' respective results of operations in the period in which such charges are recorded.

Future governmental regulation and legislation, including the Dodd-Frank Act and Basel III, could limit the combined company's future growth.

        Following the consolidation, Newco and its subsidiaries will be subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of Newco. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance fund. Any changes to these laws may negatively affect Newco's ability to expand its services and to increase the value of its business. Additionally, Basel III and a number of provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, remain to be implemented through the rulemaking process at various regulatory agencies. Certain aspects of the new regulations, including, without limitation, higher minimum capital levels, the higher cost of deposit insurance and the costs of compliance with disclosure and reporting requirements that may be issued by the Bureau of Consumer Financial Protection, could have a significant adverse impact on the combined company's business, financial condition and results of operations. Compliance with Basel III and the Dodd-Frank Act may require us to make changes to our business and operations and will likely result in additional costs and a diversion of management's time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on Newco, these changes could be materially adverse to Newco's shareholders.

Newco does not expect to remain a "reporting company" for any significant period of time after the consolidation; as a result, less information about Newco's operations and financial condition will be publicly available.

        Following the consolidation, Newco may be required to file annual and quarterly reports and other information with the SEC for a relatively short period of time pursuant to the Exchange Act. However, as a result of the fact that Newco will have less than 2,000 shareholders of record, as permitted by the Exchange Act, Newco intends to elect to suspend its obligation to continue to file such reports and information as soon as is permitted under the Exchange Act. As a result of this election, information regarding Newco's operations and financial results and condition that would otherwise be available to shareholders and the general public will not be readily available. Shareholders seeking information about Newco will have to contact Newco directly to request such information, and Newco may elect not to provide information that it is not required by law to provide.

Following the consummation of the consolidation, investors in the combined company will own an institution with different financial and other characteristics than either Riverview or Union on a standalone basis.

        Following the consummation of the consolidation, current shareholders of Riverview and Union will become shareholders in a combined company that will have different financial and other characteristics than either company had on a standalone basis. For example, the consolidation will result in a combined company with higher dollar amounts of total assets, risk-based assets and non-performing assets, including non-performing loans and other real estate owned, from the amounts historically experienced by Riverview or Union. If we are unable to successfully combine the businesses of Riverview and Union, our future earnings may be adversely affected, which in turn could adversely impact the amount of capital of the combined company. The consolidation transaction will also initially result in lower amounts of book value per common share and tangible book value per common share for both Riverview and Union shareholders as set forth in the comparative per share data on page 30, and there can be no assurance that any such book value dilution will be earned back through earnings following completion of the consolidation.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains or incorporates by reference a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Riverview, Union and the potential combined company and may include statements for the period following the completion of the consolidation. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions.

        The forward-looking statements involve certain risks and uncertainties. The ability of either Riverview or Union to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth on page 30 under "Risk Factors," as well as, among others, the following:

  •
  Completion of the consolidation is dependent on, among other things, receipt of shareholder and regulatory approvals, the timing of which cannot be predicted with precision and which may not be received at all;

  •
  The consolidation may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

  •
  Higher than expected increases in Riverview's or Union's loan losses or in the level of nonperforming loans;

  •
  A continued weakness or unexpected decline in the U.S. economy, in particular in Pennsylvania;

  •
  A continued or unexpected decline in real estate values within Riverview's and Union's market areas;

  •
  Unanticipated reduction in Riverview's and Union's deposit base;

  •
  Government intervention in the U.S. financial system and the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the FRB;

  •
  Legislative and regulatory actions (including the impact of the Dodd-Frank Act and related regulations) that subject Newco to additional regulatory oversight which may result in increased compliance costs and/or require Newco to change its business model;

  •
  The integration of Union's business and operations with those of Riverview may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Union's or Riverview's existing businesses; and

  •
  The anticipated cost savings and other synergies of the consolidation may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the consolidation may be greater than expected.

        Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus.

        All subsequent written and oral forward-looking statements concerning the consolidation or other matters addressed in this joint proxy statement/prospectus and attributable to Riverview or Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus. Except to the extent required by applicable law or regulation, Riverview and Union undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

 THE CONSOLIDATION

Background of the Consolidation

Riverview

        The board of directors and executive management of Riverview periodically review and evaluate Riverview's business plan and strategic alternatives in the context of Riverview's financial performance and the economic and regulatory environment for community banking and financial service companies in the geographic markets it serves. Since Riverview's formation in 2008, enhanced operating efficiencies derived from larger economies of scale became a constant strategic objective to improve shareholder value. In recent years, Riverview's strategic planning has expanded in scope to include the impact of the Dodd Frank Act and the anticipated effects of additional regulation and oversight on revenue, expense and capital for community banks and their prospects to effectively access the capital markets to grow Riverview while meeting increased regulatory requirements.

        In the fall of 2010, Riverview's executive management and board of directors continued to evaluate strategic options. The evaluation process led Riverview to embrace organic growth as the primary driver for the institution while recognizing the value of potential mergers in the business plan as a secondary initiative. Ongoing challenges of the current economic and regulatory environment demanded growth as Riverview believed that greater size and scale would be required to compete more effectively to deliver appropriate shareholder returns and provide increased liquidity in Riverview's stock at some point for investors. In 2010, Riverview consulted, without consideration, with David Danielson of Danielson Associates, LLC, now with Ambassador Financial Group, Inc. (Ambassador) to assist in the identification of potential consolidation partners. The banks selected were called upon by Riverview management throughout 2010-2012. No transaction materialized from those discussions.

        In June 2012, Riverview contacted the Chairman of the Board of Union to request a meeting to explore the possibility of a transaction between the two companies. Union's Chairman informed Riverview that Union had retained Keefe, Bruyette and Woods (KBW) to represent Union and that all communication must be directed through the investment banking firm.

        On July 11, 2012, at a special meeting of the board of directors, in anticipation of Riverview being included in the bidding process being established by KBW for Union, Ambassador presented an opportunity analysis detailing the feasibility of a transaction between Riverview and Union by outlining the national mergers and acquisitions environment and providing deal specific pro-forma financial projections and market-share data. Based upon the presentation, Riverview's board of directors authorized management to participate in the Union bidding process.

        On September 27, 2012, a representative of KBW participated in a seminar sponsored by the Pennsylvania Bankers Association. In an effort to ensure Riverview's inclusion in the dissemination of Union materials by KBW, Riverview met with the KBW representative over lunch to introduce its management team, history and current financial condition. During that meeting, the KBW representative was invited to Riverview's annual strategic planning meeting.

        On October 17, 2012, the KBW representative, without consideration, attended the Riverview strategic planning meeting. At that meeting, Riverview management presented a detailed overview of its financial condition, financial performance, management team and operational systems.

        On November 9, 2012, Riverview was invited to participate in the Union bidding process by KBW, and Riverview entered into a confidentiality agreement with KBW in order to obtain Union's offering book.

        On November 12, 2012, Riverview formally engaged Ambassador as its advisor to assist in the evaluation, due diligence and bidding process for Union. From November 12 through February 12, 2013, there were numerous conference calls between Riverview and Ambassador to discuss the deal.

        On December 3, 2012, at a special meeting of the board, Ambassador and executive management presented a comprehensive evaluation of the proposed transaction between Riverview and Union. Based upon that information, the board directed executive management and Ambassador to express continued interest in the deal and authorized the issuance of a non-binding term sheet to Union, subject to the review by Riverview's executive committee. The term sheet was reviewed and approved by executive committee, and issued by the end of that same day.

        On December 7, 2012, KBW notified Riverview of its selection as one of three banks invited to complete further due diligence on Union. From December 7, 2012 through February 9, 2013, Riverview and its legal counsel completed on-site and off-site due diligence on Union. During that time, Riverview and its advisors had multiple conversations with KBW, Union management and Union's legal counsel.

        On January 31, 2013, Riverview management met with the FDIC and PDB in their Harrisburg Pennsylvania office to review the bank's most recent risk and compliance exams, pro-forma financial statements, capital level projections and Riverview's capacity to manage execution risk related to the proposed consolidation.

        On February 7, 2013, Riverview submitted a revised, non-binding term sheet to Union in which Riverview increased the board seats offered to Union from four to five, and increased the proposed exchange ratio from 1.82 to 1.95.

        On February 11, 2013, Riverview and Ambassador made a formal presentation to the Union board, highlighting Riverview's corporate philosophy, culture and future plans. Corporate structure, shareholder value, executive roles, social issues and the resulting improvement in financial condition of the combined banks were discussed. On February 12, 2013, Riverview was notified by Union that Union would proceed to exclusively negotiate a transaction with Riverview, and the parties entered into an exclusivity agreement.

        On March 7, 2013, Riverview's board of directors held a special meeting to review and consider the terms of a proposed consolidation agreement. At this meeting, representatives of Ambassador reviewed in detail the financial terms of the transaction, and a representative of Barley Snyder LLP, Riverview's legal counsel, reviewed the provisions of the consolidation agreement. At this meeting, Ambassador provided its written fairness opinion that the Riverview and Union exchange ratios set forth in the consolidation agreement were fair to Riverview from a financial point of view. A representative of Barley Snyder then reviewed with the Riverview board of directors its fiduciary duties under Pennsylvania law in approving the transaction. After careful consideration of these presentations and further discussion, the Riverview board of directors unanimously approved the consolidation agreement and agreed to recommend that Riverview's shareholders approve the consolidation agreement, the consolidation, and the related transactions provided for in the consolidation agreement.

        On March 7, 2013 the parties executed the consolidation agreement and issued a joint press release announcing the transaction.

Union

        Union's board of directors and senior management team regularly review Union's strategic goals, business plan and financial performance to evaluate strategic alternatives, make appropriate revisions, monitor performance and identify new opportunities for enhancing shareholder value. In furtherance of this objective, Union's board of directors, with input from senior management, regularly revisits and refines its long-term and short-term strategic plan. In developing its strategic plan, Union's primary goals are to maximize shareholder value, provide Union employees with a challenging and rewarding work environment, be the financial services provider of choice for customers and prospective customers in the markets it serves, and act as a responsible corporate citizen through active involvement in the communities in which it operates.

        In April of 2012, senior management and the board of directors of Union reviewed Union's strategic plan and discussed the opportunities and threats facing Union and the banking industry as a whole. The discussion included consideration of Union's perceived strengths and weaknesses in its market. Over the last several years, the Union board of directors has become increasingly aware of the adverse impact of new and proposed regulations on the earnings and growth of small community banks such as Union, particularly anticipated adverse impacts related to the Dodd-Frank Act, the continued evolution of Union's customer base towards more electronic-based banking products and the security concerns and capital expenditures necessary to offer those products, the likelihood that banks of all sizes will be required to maintain higher levels of capital in the future, on-going challenges for growth posed by a sluggish economy and the adverse impact of the protracted low-interest rate environment on the profit margins of Union. These risks to Union, along with other factors unique to Union, including the inability to pay its shareholders a dividend since 2009, its frozen defined benefit plan, not providing a company match on employee contributions to the 401(k) retirement plan since 2009, rising expenses due to legal matters and loan workouts and the cost of capital improvements necessary to maintain Union's existing branch network and information technology systems, led the Union board of directors and senior management team to re-evaluate the strategic alternatives available to the organization.

        On May 4, 2012, senior management presented to the Union board an assessment of Union's financial condition and future prospects, regulatory environment and means for enhancing shareholder value. Multiple strategic alternatives were presented to the board of directors for consideration, including remaining independent and attempting to grow the bank organically, downsizing and re-structuring the organization to improve earnings through cost-saving initiatives such as branch sales or closures, raising additional capital to support additional loan growth or new lines of business and combining with a strategic partner. After considering all of its options, the Union board of directors decided it was in the best interests of Union to explore the possibility of a business combination and identify potential strategic partners.

        On June 1, 2012, the Union board of directors agreed to engage an investment banking firm to represent Union and explore a potential transaction. Multiple investment banking firms were presented to the board for its consideration. The Union board of directors decided to interview four firms and select the firm that appeared to best understand Union's goals and objectives and that had a proven record of success in mergers and acquisitions.

        From June 4, 2012 through June 14, 2012, members of Union's board of directors and senior management team conducted interviews with four investment banking firms ranging in size and scope.

        On June 15, 2012, the Union board of directors unanimously approved the engagement of Keefe, Bruyette and Woods, Inc., or KBW, as its investment bankers and financial advisors. KBW was notified of the board's decision the same day. The board of directors also unanimously approved the engagement of the law firm of Rhoads & Sinon LLP, or R&S, to act as Union's legal advisors during the search process and in any resultant transaction.

        From June 18, 2012 through August 5, 2012, members of senior management and the board of directors of Union held several meetings and numerous phone conversations with representatives of KBW. During this time, representatives of KBW performed due diligence on Union as a prerequisite for accepting the engagement, and Union and KBW discussed the likelihood of identifying an acceptable strategic partner.

        On August 6, 2012, Union and KBW executed a formal engagement letter pursuant to which Union engaged KBW to provide financial advisory and investment banking services and move forward in its search for a strategic partner.

        On August 15, 2012, Union's senior management team held a conference call with representatives of KBW to discuss the preparation of the confidential information memorandum, or CIM, that would be distributed to potential business combination partners.

        From August 16, 2012 to October 3, 2012, the board of directors and senior management team of Union held numerous meetings and phone calls related to the completion of the CIM.

        On October 4, 2012, Union's senior management team met with representatives of KBW to review the draft of the CIM.

        From October 5, 2012 through November 1, 2012, the board of directors and senior management of Union held frequent discussions with representatives of KBW to finalize the CIM.

        During the November 2, 2012 regular meeting of the board of directors, representatives of KBW conducted a presentation including an overview of the current merger and acquisition environment; a review of mid-Atlantic and Pennsylvania bank mergers and acquisitions announced in 2011 and 2012, including transaction values and multiples, a list of potential partners for Union representing a range of asset sizes and pro forma branch maps assuming a combination with each of the identified potential partners. Among other things, the Union board discussed the liquidity, capital levels, operating philosophies and profitability of each prospective partner.

        On November 5, 2012, KBW, with the approval of Union's board, began soliciting interest and making contact with twenty-three possible business combination partners. The twenty-three institutions selected were intended to represent an appropriate sampling to best determine the level of interest in Union. The board of directors and KBW strongly believed it was in the best interests of Union and its shareholders to contact multiple potential partners rather than a select few in order to be reasonably certain potential opportunities were not missed. During this time, seven parties requested and, upon execution of a confidentiality agreement, received a CIM. Of those seven institutions, six conducted due diligence on Union via an online data room. Each of the interested institutions was given a deadline of December 5, 2012 to provide initial non-binding indications of interest.

        On December 5, 2012, KBW informed Union that it had received initial non-binding indications of interest from three institutions. Two of those institutions eventually submitted final non-binding indications of interest. Riverview's initial proposal provided for an all-stock transaction at an exchange ratio of 1.82 shares of Newco common stock for each share of Union common stock outstanding, which KBW reported to the Union board reflected a valuation of Union of $9.7 million based upon the last reported trade price of Riverview common stock of $19.11 per share as of December 5, 2012. The initial proposal from the second institution to submit a final non-binding indication of interest provided for an all-stock transaction at an exchange ratio of 0.50 shares of such institution's common stock for each share of Union common stock outstanding. The second institution asserted that its proposal offered a valuation of Union of $11.6 million based upon a tangible book value of $23.00 per share for the second institution's common stock.

        Although, as presented by the second institution, the second institution's initial proposal appeared to attribute a higher value to Union than did Riverview's proposal, KBW pointed out to the Union board that the valuation reflected by Riverview's proposal was based upon actual recently reported trades in Riverview common stock, while the second institution's proposed valuation was based upon a stated tangible book value for its common stock. KBW further reported to the Union board that recent studies were demonstrating that common stocks of Pennsylvania public banking companies having total assets of less than $300 million generally were trading at discounts in the range of 79% of tangible book value and that, imputing a trading price for the second institution's common stock of $18.15 per share based upon a discount of 79% of tangible book value, the second institution's initial proposal valued Union at $9.2 million, less than the $9.7 million reflected by Riverview's proposal and the $11.6 million asserted by the second institution. For a more complete discussion of the valuations of

Union represented by the exchange ratios proposed by Riverview and the second institution, please see "Union's Reasons for the Consolidation" on page       .

        On December 7, 2012, Union held a special meeting of the board of directors, at which representatives of KBW and R&S met to review each of the indications of interest received by KBW. Representatives of R&S reviewed with the Union board of directors their fiduciary duties under Pennsylvania law in connection with a proposed transaction. After considering each proposal, the board of directors of Union instructed KBW to invite all three interested institutions to conduct on-site due diligence.

        On December 7, 2012, KBW notified all three parties that they were invited to conduct on-site due diligence of Union.

        During the month of January, 2013, two of the three parties met with senior management of Union and conducted on-site due diligence. On January 16, 2013, KBW informed Union that the third institution had determined not to proceed with on-site due diligence for reasons unrelated to Union.

        On February 7, 2013, KBW informed Union that it had received two revised non-binding indications of interest. The revised indication of interest received from Riverview reflected an increase in the proposed exchange ratio from 1.82 to 1.95 shares of Newco common stock for each share of Union common stock outstanding, reflecting an increase in the valuation of Union from $9.7 million to $10.6 million (approximately $20.96 per share based upon the last reported trade price of Riverview common stock as of February 7, 2013), while the revised indication of interest received from the second institution did not reflect any change in the aggregate amount of consideration offered to Union shareholders, but did allow for the consideration to be paid in the form of 90% stock and 10% cash.

        On February 11, 2013, Union held a special meeting of its board of directors to review the revised indications of interest with KBW and R&S. Senior management of both parties were invited to review, separately, their indications of interest with the board of directors and to allow for a period of questions and answers. Representatives from both organizations discussed their indications of interest, provided the Union board of directors with their vision for the proposed combined company and answered questions from the board. R&S again reviewed with the Union board of directors their fiduciary duties under Pennsylvania law in connection with a proposed transaction. After further discussion with representatives of KBW and R&S, the board of directors unanimously concluded that Riverview's proposal was superior and in the best interests of Union. The Union board unanimously approved the selection of Riverview as its strategic partner and directed KBW and R&S to begin the process of negotiating a definitive agreement.

        On February 15, 2013, at the request of Riverview, Union and Riverview executed a thirty-day exclusivity agreement to negotiate a definitive agreement acceptable to both organizations.

        On February 21, 2013 and February 22, 2013, representatives of Union's senior management, along with representatives of KBW and R&S, conducted on-site reverse due diligence of Riverview. The reverse due diligence efforts included a review and analysis of, among other things, Riverview's loan portfolio, corporate structure, investment holdings, product offerings, policies and procedures, pending legal matters and financial information. Senior management, after consulting with KBW and R&S, determined due diligence findings were satisfactory.

        From February 11, 2013 to March 6, 2013, KBW and R&S, in consultation with the board of directors and senior management of Union, negotiated the terms of the definitive agreement.

        On March 7, 2013, Union held a special meeting of its board of directors. Representatives of R&S reviewed with the Union board the terms and conditions of the proposed definitive agreement and again reminded the directors of their fiduciary duties under Pennsylvania law. Also at this meeting, representatives of KBW reviewed the financial terms of the transaction with the Union board. KBW then provided the board of directors with a written fairness opinion stating the exchange ratio expressed in the agreement was fair to Union's shareholders from a financial point of view. After a comprehensive review of the agreement and further discussion with its legal and financial advisors, and consideration of the factors described under "Union's Reasons for the Consolidation" beginning on page [    •    ], the Union board of directors unanimously approved the consolidation agreement and recommended that Union's shareholders approve and adopt the consolidation agreement and all related transactions provided for in the definitive agreement.

        On March 7, 2013, Union and Riverview executed the consolidation agreement and issued a joint press release announcing the transaction.

        On April 24, 2013, Union held a special meeting of its board of directors at which it approved a technical amendment to the consolidation agreement providing that adoption of the consolidation agreement by the shareholders of Riverview and Union shall constitute approval of the 2009 Amended and Restated Stock Option Plan of Riverview. This amendment is intended to ensure compliance with Section 422 of the Internal Revenue Code, such that, upon consummation of the consolidation, Newco will be permitted to issue incentive stock options under such plan.

Riverview's Reasons for the Consolidation

        Riverview's board of directors considered the terms of the consolidation agreement, the economic and strategic benefits of the proposed consolidation, and the pro forma ownership percentages of the outstanding common stock of the combined company which would be held by the present holders of Riverview and Union common stock and determined that it is advisable and in the best interests of Riverview for Riverview to enter into the consolidation agreement with Union. Accordingly, Riverview's board of directors unanimously recommends that Riverview's shareholders vote "FOR" approval and adoption of the consolidation agreement.

        In the course of making its decision to approve the transaction with Union, Riverview's board of directors consulted with Riverview's executive management and Riverview's financial and legal advisors. Riverview's board of directors considered, among other things, the following factors:

  •
  The board's understanding of the current and prospective environment in which Riverview operates, including national, regional and local economic conditions, the competitive environment for financial institutions in Central Pennsylvania, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, the trend toward consolidation in the financial services industry generally, Riverview's existing banking presence in Schuykill County and the likely effect of these factors on Riverview's future growth, profitability and strategic options;

  •
  The board's view that the size of the institution and related economies of scale, beyond the level it believed could be reached through organic growth within similar timelines, are relevant to profitability and acceptable shareholder returns;

  •
  The effort of Riverview's management to identify potential counterparties to potential transactions;

  •
  The board's understanding of Riverview's prospects and Union's business operations, financial condition, earnings and prospects, including the respective geographic markets in which the companies and their banking subsidiaries operate;

  •
  The board's perception that Riverview's operating philosophy as a community-oriented financial services company with a strong customer focus is compatible with Union's similar operating philosophy;

  •
  The board's perception regarding the enhanced future prospects of the combined company compared to those Riverview was likely to achieve on a stand-alone basis, including the projected increased marketshare in Schuykill County, the compatibility of Riverview's and Union's business activities, enhanced management depth in critical departments, opportunities for cost reductions, as well as increasing revenues resulting from a higher lending limit to originate larger loans;

  •
  The board's review with its legal and financial advisors of the structure of the consolidation, the financial and other terms of the consolidation and related documents including the board's assessment of the adequacy of the Riverview exchange ratio;

  •
  The expectation that the combination and strategic benefits of the transaction would result in future earning accretion;

  •
  The reports of Riverview's management concerning the operations, financial condition, and prospects of Union and the expected financial impact of the consolidation on the combined company;

  •
  The fact that certain provisions of the consolidation agreement prohibit Union from soliciting or responding to proposals for alternative transactions, Union's obligation to pay a termination fee of $600,000 if the consolidation agreement is terminated due to Union accepting a superior offer, and Union's obligation to pay $350,000 in liquidated damages in the event that the consolidation agreement is terminated due to Union's breach;

  •
  The fact that, pursuant to the consolidation agreement, Union must generally conduct its business in the ordinary course and Union is subject to a variety of other restrictions on the conduct of its business prior to the completion of the consolidation or termination of the consolidation agreement and;

  •
  The financial information and analyses presented by Ambassador to the board of directors, and the opinion of Ambassador to the effect that , as of the date of such opinion, based upon and subject to the factors and assumptions set forth in such opinion, the exchange ratio in the proposed consolidation was fair to Riverview from a financial point of view (See "Opinion of Riverview's Financial Advisor").

Riverview's board of directors also considered the following:

  •
  The fact that new Riverview shares to be issued to holders of Union stock to complete the consolidation will result in ownership dilution to existing Riverview shareholders.

  •
  The fact that Union is subject to a Memorandum of Understanding with the FDIC and the Pennsylvania Department of Banking;

  •
  The fact that Riverview will contribute 72% of the combined company's assets and 69% of the tangible common equity, but will receive 63.5% of the common equity;

  •
  The proposed board and management arrangements, including Riverview's commitment to (i) appoint five Union directors to the Riverview board of directors and to Riverview's Bank board of directors, (ii), consider employing certain senior officers of Union as employees of Riverview after the consolidation.

  •
  The potential challenges associated with obtaining regulatory approvals required to complete the transaction in a timely manner;

  •
  The fact that, pursuant to the consolidation agreement, Riverview must generally conduct its business in the ordinary course and Riverview is subject to a variety of other restrictions on the conduct of its business prior to the completion of the consolidation or termination of the consolidation agreement, which may delay or prevent Riverview undertaking business opportunities which may arise pending completion of the consolidation;

  •
  The risk that potential benefits, cost benefits and other synergies sought in the consolidation may not be realized or may not be realized within the expected time period and the risks associated with the integration of Riverview and Union;

  •
  The risk that certain tax attributes of Union and Riverview may be affected by the transaction; and

  •
  The potential for diversion of management and employee attention and for employee attrition during the period prior to the completion of the consolidation and the potential effect on Riverview's business and relations with customers, service providers and other stakeholders whether or not the consolidation is consummated.

        Riverview's board of directors realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. The board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the consolidation.

        The foregoing discussion of the information and factors considered by Riverview's board of directors is not exhaustive, but includes the material factors considered by Riverview's board. In view of the wide variety of factors considered by the Riverview board of directors in connection with its evaluation of the consolidation and the complexity of these matters the Riverview board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Riverview's board of directors evaluated the factors described above, including asking questions of Riverview's legal and financial advisors. In considering the factors described above, individual members of Riverview's board of directors may have given different weights to different factors. The Riverview board of directors relied on the experience and expertise of its legal advisors regarding the structure of the consolidation and the terms of the consolidation agreement and on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the consolidation. It should also be noted that this explanation of the reasoning of Riverview's board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" on page 36.

Recommendation of Riverview's Board of Directors

        Riverview's board of directors believes that the terms of the transaction are in the best interests of Riverview and its shareholders and has unanimously approved the consolidation agreement. Accordingly, Riverview's board of directors unanimously recommends that Riverview shareholders vote "FOR" adoption of the consolidation agreement.

Opinion of Riverview's Financial Advisor

        Riverview engaged Ambassador on a retainer basis to advise it, from a financial perspective, in connection with strategic matters including consolidations and acquisitions. Pursuant to this engagement, Ambassador served as Riverview's financial advisor in connection with the proposed consolidation with Union, and agreed to provide Riverview with its opinion as to whether the Riverview exchange ratio and the Union exchange ratio agreed to with respect to the proposed consolidation are fair from a financial point of view.

        On March 7, 2013, at a meeting of the Riverview's board of directors held to evaluate the proposed consolidation, Ambassador delivered its oral opinion, which it confirmed later that day in writing to the effect that, based on and subject to various assumptions and limitations described at the meeting and in such opinion, the Riverview exchange ratio was fair, from a financial point of view, to Riverview.

        The full text of Ambassador's written opinion to Riverview, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. Holders of Riverview's shares of common stock are encouraged to read the opinion carefully in its entirety. The following summary of Ambassador's opinion is qualified in its entirety by reference to the full text of such opinion.

        Ambassador delivered its opinion to Riverview for its benefit and use in connection with its evaluation of the consolidation with Union. It is not intended and does not constitute a recommendation to you on how to vote or act in connection with the consolidation.

        No limitations were imposed by Riverview on the scope of Ambassador's investigation or on the procedures followed by Ambassador in rendering its opinion.

        In rendering the opinion, Ambassador:

  •
  Reviewed and analyzed the Agreement and Plan of Consolidation;

  •
  Reviewed Union's audited consolidated balance sheets as of December 31, 2011 and 2010 and related audited consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows for the years ending December 31, 2011 and 2010;

  •
  Reviewed Riverview's Annual Reports on form 10-K for the years ended December 31, 2011, and 2010;

  •
  Reviewed Union's and Riverview's unaudited consolidated balance sheets as of December 31, 2012 and income statements for the year ended December 31, 2012;

  •
  Reviewed Union's and Riverview's quarterly call reports for March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012;

  •
  Reviewed and analyzed other publicly available information regarding Union and Riverview;

  •
  Reviewed certain due diligence information, including business plans, and third party loan reviews regarding Union;

  •
  Reviewed certain due diligence information, including business plans and a budget regarding Riverview;

  •
  Reviewed recently reported stock prices and trading activity of Union and Riverview common stock;

  •
  Discussed past and current operations, financial condition and future prospects of each company with senior executives of Riverview and Union;

  •
  Reviewed and analyzed certain publicly available financial, transaction and stock market data of banking companies that it selected as relevant to its analysis;

  •
  Conducted other analyses and reviewed other information it considered necessary or appropriate; and

  •
  Incorporated its assessment of the overall economic environment and market conditions, as well as its experience in mergers and acquisitions, bank stock valuations and other transactions.

        In rendering its opinion, Ambassador also relied upon and assumed, without independent verification, the accuracy, reasonableness and completeness of the information, projections and forecasts provided by Riverview and Union and of the publicly available information used in its analysis. In particular, Ambassador relied upon: the results and findings from Riverview's review of Union's loan portfolio and pension plan; advisors engaged by Riverview to assess accounting marks for tax assets, non-impaired loans and deposits; and discussions of the results and projections with executive management of Riverview. Also: Ambassador did not review any individual credit files or appraisals of any asset or liability; Ambassador is not a legal, regulatory or tax expert and relied on assessments made by advisors to Riverview with respect to such issues; and Ambassador did not evaluate the solvency or fair value of Union, Riverview or any of their respective subsidiaries under any state of federal laws relating to bankruptcy, insolvency or similar matters.

        Ambassador's opinion was based on conditions as they existed and the information Ambassador received as of the date of its opinion. Ambassador does not have any obligation to update, revise or reaffirm its opinion. Ambassador did not attribute any particular weight to any analysis or factor, and Ambassador believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the underlying process and conclusions. Any analyses, such as those undertaken, are subject to uncertainties and contingencies, all of which are difficult to predict and are beyond the control of Ambassador.

        Ambassador expressed no opinion with respect to the amount or nature of any compensation to officers, directors, or employees of any party to the consolidation, or any class of such persons relative to the consideration paid in the consolidation or with respect to the fairness of such compensation. Ambassador expressed no opinion as to the price at which Riverview common stock, Union common stock, or Newco common stock might trade in the future.

Transaction Summary

        Ambassador described the transaction, stating that both Riverview and Union will exchange all outstanding common shares for newly issued common shares in Newco. Each Riverview outstanding share of common stock will be exchanged for one share of Newco common stock, and each Union outstanding share of common stock will be exchanged for 1.95 shares of Newco common stock. Based on current outstanding shares of common stock, holders of Riverview common stock will own 63.5%, and holders of Union common stock will own 36.5% of Newco.

        Ambassador noted that, while the structure of the transaction was a consolidation into Newco, it considered the transaction for its analyses to be an acquisition of Union by Riverview. Pre-consolidation, Riverview was larger in terms assets, capital and earnings and post consolidation, shareholders of Riverview would own a majority of the outstanding common stock and current board members of Riverview would represent a majority of the Newco board.

        The following is a summary of the material financial analysis performed by Ambassador in connection with rendering its opinion.

Comparable Transactions Analysis for Union

        To determine the value range of Union common stock, Ambassador considered various methodologies including a comparable transaction analysis. The comparable transaction analysis included:

  •
  Acquisition metrics of 15 transactions in the United States announced from January 1, 2013 through March 5, 2013 with deal values in excess of $10 million, excluding mergers of equals ("Nationwide Transactions in 2013");

  •
  Acquisition metrics of 95 transactions in the United States announced from January 1, 2012 through December 31, 2012 with deal values in excess of $10 million, excluding mergers of equals ("Nationwide Transactions in 2012");

  •
  A review of historical pricing metrics since the beginning of 2003;

  •
  Acquisition metrics of 51 transactions in the region, subject to certain criteria, announced from January 1, 2009 through March 5, 2013 (definition below); and

  •
  Acquisition metrics of 19 transactions in which the selling bank was based in Pennsylvania, announced from January 1, 2009 through March 5, 2013 ("Pennsylvania Transactions" or "PA Transactions");

        Ambassador noted that, from January 1, 2013 through March 5, 2013, there were 15 announced bank and thrift transactions in the United States with a deal value in excess of $10 million, excluding mergers of equals, and the median percentages of book and tangible book were 100% and 102%, respectively. In 2009, 2010, 2011 and 2012, the median percentages were slightly higher, in a range from 108% to 121%. The price-to-earnings, price-to-assets and price-to-deposits paid by the acquirers, as well as the tangible equity-to-tangible assets, return on average equity and non-performing assets, including loans more than 90 days past due and still accruing and troubled debt restructure ("NPAs"),-to-assets of the sellers, for these periods were also reviewed.

        Limiting the nationwide transactions to deal values above $10 million was done to minimize the impact of small transactions in which pricing multiples tend to show less consistency because of the smaller amount of funds involved. Transactions under $10 million are included in the regional and Pennsylvania groups as these groups were selected based on geographic similarities with Union.

Comparable Transaction Analysis—Nationwide Transactions*

		Price/
							Sellers**
			Percent of
							Tang. Equity/ Tang. Assets	Return On Average Equity
Year	Number Of Trans.	Times Earnings	Book	Tang. Book	Assets	Deposits			NPAs/ Assets
2013***	15	16.4X	100%	102%	10.1%	11.5%	9.61%	6.34%	3.46%
2012	95	18.9	114	116	11.9	14.6	9.62	3.95	2.75
2011	60	26.1	108	113	10.7	13.2	9.78	1.46	3.55
2010	60	22.1	112	121	11.2	14.1	8.64	(.93)	2.51
2009	22	18.0	115	118	9.7	12.3	8.61	(2.65)	1.57

*
Bank and thrift transactions with a deal value in excess of $10 million, excluding mergers of equals.

**
As of the most recent quarter-end prior to announcement, or, for return on equity, the last four quarters prior to announcement.

***
Through March 5, 2013.

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador noted that there were 51 transactions in the region, which included Pennsylvania, as well as Delaware, Maryland, New Jersey, New York, Virginia and the District of Columbia, that were announced from January 1, 2009 through March 5, 2013, with deal values ranging from $5 million to $500 million. To better analyze these transactions, Ambassador divided the 51 transactions into two groups based on performance and financial condition, to draw clearer distinctions in acquisition pricing multiples.

        The two groups were "Regional Transactions with Better Seller Fundamentals" and "Regional Transactions with Lesser Seller Fundamentals". The Regional Transactions with Better Seller Fundamentals group was comprised of 30 transactions where the selling institution, prior to the announcement, had tangible common equity-to-tangible assets over 6.50%, NPAs-to-assets under 4% and were profitable on an operating basis. Regional Transactions with Lesser Seller Fundamentals was comprised of 21 transactions where the selling institution, prior to the announcement, did not meet any one of those three criteria. Ambassador noted that Union met the tangible equity and profitability qualifications, but had NPAs-to-assets of 4.93% as of December 31, 2012, thereby when sold, it would have been included in the Regional Transactions with Lesser Fundamentals.

Comparable Transactions Analysis
Regional Transactions with Lesser Seller Fundamentals*

Acquirer Full Name	Seller Full Name	Seller City, State	Announced Deal Value
			(in mill.)
M&T Bank Corporation	Wilmington Trust Corporation	Wilmington, DE	$351.3
First Niagara Financial Group, Inc.	Harleysville National Corporation	Harleysville, PA	239.8
F.N.B. Corporation	Parkvale Financial Corporation	Monroeville, PA	163.0
Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.	East Syracuse, NY	130.4
Customers Bancorp, Inc.	Ameritas Mutual Holding Company	Lincoln, NE	65.0
Tower Bancorp, Inc.	First Chester County Corporation	West Chester, PA	64.8
People's United Financial, Inc.	Smithtown Bancorp, Inc.	Hauppauge, NY	60.1
Old Line Bancshares, Inc.	WSB Holdings, Inc.	Bowie, MD	49.0
City Holding Company	Community Financial Corporation	Staunton, VA	37.9
Bryn Mawr Bank Corporation	First Keystone Financial, Inc.	Media, PA	32.8
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.	Annapolis, MD	25.4
Donegal Financial Services Corp.	Union National Financial Corporation	Lancaster, PA	25.2
ESSA Bancorp, Inc.	First Star Bancorp, Inc.	Bethlehem, PA	24.7
WashingtonFirst Bankshares, Inc.	Alliance Bankshares Corporation	Chantilly, VA	24.2
Customers Bancorp, Inc.	CMS Bancorp, Inc.	White Plains, NY	20.8
Old Line Bancshares, Inc.	Maryland Bankcorp, Inc.	Lexington Park, MD	19.8
Roma Financial Corporation (MHC)	Sterling Banks, Inc.	Mount Laurel, NJ	14.7
Customers Bancorp Inc	Berkshire Bancorp, Inc.	Wyomissing, PA	11.8
Center Bancorp, Inc.	Saddle River Valley Bancorp	Saddle River, NJ	11.5
BCB Bancorp, Inc.	Allegiance Community Bank	South Orange, NJ	6.8
Bank of Princeton	MoreBank	Philadelphia, PA	5.5

*
Whole bank transactions from January 1, 2009 through March 5, 2013 with deal values from $5 million to $500 million in which the selling bank was based in Delaware, Maryland, New Jersey, New York, Pennsylvania, Virginia and the District of Columbia, excluding mergers of equals, recapitalizations, sales to avoid imminent failure, and where the selling bank had tangible common equity-to-assets under 6.50%, or NPAs-to-assets over 4%, or were not operationally profitable (net interest income plus non-interest income less non-interest expense and excluding securities gains or losses).

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador also noted that there were 19 transactions in which the selling bank was based in Pennsylvania from January 1, 2009 through March 5, 2013. This comparable group was selected as a benchmark as Union is based in Pennsylvania.

Comparable Transactions Analysis
Pennsylvania Transactions*

Acquirer Full Name	Seller Full Name	Seller City, State	Announced Deal Value
			(in mill.)
Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.	Harrisburg, PA	$342.1
Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.	Jenkintown, PA	273.8
First Niagara Financial Group, Inc.	Harleysville National Corporation	Harleysville, PA	239.8
F.N.B. Corporation	Parkvale Financial Corporation	Monroeville, PA	163.0
Tompkins Financial Corporation	VIST Financial Corp.	Wyomissing, PA	109.1
WesBanco, Inc.	Fidelity Bancorp, Inc.	Pittsburgh, PA	72.9
F.N.B. Corporation	Comm Bancorp, Inc.	Clarks Summit, PA	67.8
Tower Bancorp, Inc.	First Chester County Corporation	West Chester, PA	64.8
Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation	Luzerne, PA	46.1
Bryn Mawr Bank Corporation	First Keystone Financial, Inc.	Media, PA	32.8
Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.	Philadelphia, PA	31.8
Norwood Financial Corp.	North Penn Bancorp, Inc.	Scranton, PA	27.4
S&T Bancorp, Inc.	Mainline Bancorp, Inc.	Ebensburg, PA	25.9
Donegal Financial Services Corp.	Union National Financial Corporation	Lancaster, PA	25.2
ESSA Bancorp, Inc.	First Star Bancorp, Inc.	Bethlehem, PA	24.7
S&T Bancorp, Inc.	Gateway Bank of Pennsylvania	McMurray, PA	21.3
Customers Bancorp Inc	Berkshire Bancorp, Inc.	Wyomissing, PA	11.8
GNB Financial Services, Inc.	Herndon National Bank	Herndon, PA	8.3
Bank of Princeton	MoreBank	Philadelphia, PA	5.5

*
Whole bank transactions from January 1, 2009 through March 5, 2013 in which the selling bank was based in Pennsylvania.

Source: SNL Financial, Charlottesville, Virginia.

Comparable Transaction Analysis

	Sellers*
Acquirer/Seller	Tang. Equity/ Tangible Assets	Net Oper. Income/Avg. Assets**	NPAs/ Assets
Regional Transactions with Better Seller Fundamentals (30)	8.99%	1.02%	1.32%
Regional Transactions with Lesser Seller Fundamentals (21)
M&T/Wilmington Trust	6.79%	1.45%	9.50%
First Niagara/Harleysville	3.88	(3.22)	1.55
F.N.B./Parkvale	5.42	0.88	2.04
Berkshire Hills/Beacon	11.12	1.42	4.00
Customers/Acacia	12.34	0.75	6.42
Tower/First Chester	5.64	0.65	2.72
People's United/Smithtown	4.88	1.08	8.65
Old Line/WSB	14.76	0.43	10.04
City Holding/Community	10.00	1.65	7.27
Bryn Mawr/First Keystone	6.22	0.27	0.58
Sandy Spring/CommerceFirst	11.60	2.68	5.33
Donegal/Union National	6.08	0.32	2.79
ESSA/First Star	6.48	0.21	1.63
WashingtonFirst/Alliance	5.55	(0.45)	3.55
Customers/CMS	8.86	(0.22)	3.92
Old Line/Maryland	7.24	0.14	5.19
Roma/Sterling Banks	3.88	(0.68)	5.45
Customers/Berkshire	7.78	1.41	6.72
Center/Saddle River	10.88	(2.72)	1.41
BCB/Allegiance	5.78	0.39	4.79
Bank of Princeton/MoreBank	6.38	(1.15)	1.28

Median	6.63%	0.39%	3.96
Minimum	3.88	(3.22)	0.58
Maximum	14.76	2.68	10.04
PA transactions (19)
Susquehanna/Tower	8.87%	0.88%	1.60%
Susquehanna/Abington	16.99	0.89	3.18
First Niagara/Harleysville	3.88	(3.22)	1.55
F.N.B./Parkvale	5.42	0.88	2.04
Tompkins/VIST	6.63	1.09	2.79
WesBanco/Fidelity	7.46	0.52	2.96
F.N.B./Comm Bancorp	8.31	1.00	3.89
Tower/First Chester	5.64	0.65	2.72
Penns Woods/Luzerne	9.11	1.34	1.28
Bryn Mawr/First Keystone	6.22	0.27	0.58
Beneficial/SE Financial	8.26	0.68	3.67
Norwood/North Penn	12.10	1.12	1.36
S&T/Mainline	8.85	0.71	0.78
Donegal/Union National	6.08	0.32	2.79
ESSA/First Star	6.48	0.21	1.63
S&T/Gateway	12.62	0.55	0.00
Customers/Berkshire	7.78	1.41	6.72
GNB Financial/Herndon	27.00	0.62	0.95
Bank of Princeton/Morebank	6.38	(1.15)	1.28

Median	7.78%	0.68%	1.63%
Minimum	3.88	(3.22)	—
Maximum	27.00	1.41	6.72
Union Bancorp	8.86%	0.37%	4.93%

*
As of the most recent quarter-end prior to announcement, or for net operating income the four quarters prior to announcement.

**
Net operating income is net interest income plus non-interest income, excluding gains or losses on securities, less non-interest expenses as a percent of average assets.

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador reminded that, the median tangible equity-to-tangible assets, net operating income and NPAs-to-assets for the Regional Transactions with Better Seller Fundamentals were higher than the medians for the Regional Transactions with Lesser Seller Fundamentals, but as these criteria were part of the selection process to create the two groups, this result is as anticipated. The Pennsylvania Transactions' medians were all in-between these two groups of medians, which reflects the mixed performance of the selling banks in this group.

        Selected transaction values for the various groups including deal value, price times earnings, price-to-tangible book, price-to-assets, price-to-deposits and the premium paid as a percent of the stock price one day prior to announcement were also reviewed.

Comparable Transaction Analysis*

		Price/
						Premium/ 1 Day Prior Stk. Price
Acquirer/Seller	Deal Value	Times Earnings	Tang. Book	Assets	Deposits
	(In mill.)
Regional Transactions with Better Seller Fundamentals (30)—median		22.0X	136%	12.9%	15.7%	47.2%
Regional Transactions with Lesser Seller Fundamentals (21)
M&T/Wilmington Trust	$351	—	52%	3.4%	4.2%	(46.0)%
First Niagara/Harleysville	240	10.7X	115	4.3	5.8	39.1
F.N.B./Parkvale	163	—	170	9.1	11.0	—
Berkshire Hills/Beacon	130	24.3	117	13.0	19.7	48.9
Customers/Acacia	65	—	52	6.4	9.6	—
Tower/First Chester	65	—	88	5.0	6.6	85.7
People's United/Smithtown	60	—	51	2.5	3.2	3.7
Old Line/WSB	49	42.8	89	13.1	19.8	—
City Holding/Community	38	21.7	78	7.8	10.6	46.8
Bryn Mawr/First Keystone	33	—	100	6.2	9.3	51.7
Sandy Spring/CommerceFirst	25	16.4	107	12.4	14.1	—
Donegal/Union National	25	—	90	5.5	6.6	37.2
ESSA/First Star	25	—	84	7.8	7.7	90.2
WashingtonFirst/Alliance	24	—	86	4.8	6.4	15.4
Customers/CMS	21	—	95	8.4	10.0	—
Old Line/Maryland	20	—	78	5.7	6.7	—
Roma/Sterling Banks	15	—	100	3.8	4.3	40.2
Customers/Berkshire	12	—	106	8.0	9.0	—
Center/Saddle River	11	—	90	9.5	10.8	—
BCB/Allegiance	7	17.9	97	5.6	6.8	—
Bank of Princeton/MoreBank	6	—	119	7.6	9.0	—

Median		19.8X	90%	6.4%	9.0%	40.2%
Minimum		10.7	51	2.5	3.2	(46.0)
Maximum		42.8	170	13.1	19.8	90.2
PA transactions (19)
Susquehanna/Tower	$342	—	149%	13.1%	15.4%	40.6%
Susquehanna/Abington	274	35.6X	129	22.0	30.4	13.8
First Niagara/Harleysville	240	10.7	115	4.3	5.8	39.1
F.N.B./Parkvale	163	—	170	9.1	11.0	—
Tompkins/VIST	109	23.8	114	7.3	9.0	83.8
WesBanco/Fidelity	73	43.3	147	11.0	15.5	82.9
F.N.B./Comm Bancorp	68	—	127	10.6	11.8	64.1
Tower/First Chester	65	—	88	5.0	6.6	85.7
Penns Woods/Luzerne	46	20.3	165	15.0	17.2	—
Bryn Mawr/First Keystone	33	—	100	6.2	9.3	51.7

		Price/
						Premium/ 1 Day Prior Stk. Price
Acquirer/Seller	Deal Value	Times Earnings	Tang. Book	Assets	Deposits
	(In mill.)
Beneficial/SE Financial	32	—	128	10.6	11.9	—
Norwood/North Penn	27	22	138	16.7	20.1	77.9
S&T/Mainline	26	—	121	10.7	12.3	—
Donegal/Union National	25	—	90	5.5	6.6	37.2
ESSA/First Star	25	—	84	7.8	7.7	90.2
S&T/Gateway	21	34.2	140	17.7	21.9	—
Customers/Berkshire	12	—	106	8.0	9.0	—
GNB Financial/Herndon	8	—	101	27.2	37.5	—
Bank of Princeton/Morebank	6	—	119	7.6	9.0	—

Median		23.8X	121%	10.6%	11.8%	64.1%
Minimum		43.3	170	27.2	37.5	90.2
Maximum		10.7	84	4.3	5.8	13.8

*
At announcement. Earnings are for the last twelve months.

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador commented that because of similarities in net operating income-to-average assets and NPAs-to-assets as well as other factors, the Regional Transactions with Lesser Fundamentals was the most comparable based on financial performance and condition, and the Pennsylvania Transactions was the most comparable based on geography. The median price-to-tangible equity of the Regional Transactions with Lesser Seller Fundamentals was 90% and the Pennsylvania Transactions was 121%. Pricing based on earnings, assets, deposits and relative to the stock price one day prior to announcement were also reviewed.

Discounted dividend analysis of Union with and without synergies

        Ambassador performed a discounted divided analysis to estimate a range for the implied equity value of Union common stock. In this analysis Ambassador assumed discount rates of 12% and 14% (see CAPM calculation), terminal values of 10X and 12X at the end of seven years and a 5% growth rate. Stand alone projections for Union, assuming a 8.66% normal capital ratio and a 0.25% return on average assets, did not result in a meaningful value. Stand alone projections, assuming cost savings of 47.5% of Union's 2012 non-interest expense of $4.6 million for 2012, resulted in a value range of Union common stock from $26.26 per share to $32.77 per share, which was 124% and 155% of Union's tangible book value as of December 31, 2012.

Value Analysis of Riverview common stock

        Ambassador conducted an analysis of Riverview common stock to determine its fair value. In this regard, Ambassador considered:

  •
  The financial condition of Riverview, in particular, its capital position and asset quality;

  •
  The financial performance of Riverview, in particular, its growth and returns on equity;

  •
  The current and historical stock prices of Riverview;

  •
  Selected financial data as compared to 15 profitable comparable banks headquartered in Pennsylvania with assets between $200 million and $750 million, NPAs-to-assets under 4% and trade an average of more than 200 shares daily ("Comparable PA Banks");

  •
  Selected financial data as compared to 96 banks and thrifts headquartered in Pennsylvania with a traded stock ("PA Traded Banks");

  •
  Selected financial data as compared to 226 profitable comparable banks headquartered in the United States with assets between $200 million and $750 million, NPAs-to-assets under 4% and trade an average of more than 200 shares daily ("Comparable US Banks");

  •
  A discounted dividends analysis with discount rates of 12% and 14% and terminal values of 12 and 10 times earnings; and

  •
  Other analyses as deemed appropriate.

Description of Comparable Groups*

	City, State	Assets	Ticker	Exchange
		(In mill.)
Comparable PA Banks (15)
Alliance Bancorp, Inc. of Pennsylvania	Broomall, PA	$461	ALLB	NASDAQ
CCFNB Bancorp, Inc.	Bloomsburg, PA	608	CCFN	OTCQB
Commercial National Financial Corporation	Latrobe, PA	373	CNAF	OTCQB
Embassy Bancorp, Inc.	Bethlehem, PA	645	EMYB	OTCQB
Emclaire Financial Corp.	Emlenton, PA	509	EMCF	NASDAQ
Fidelity D & D Bancorp, Inc.	Dunmore, PA	602	FDBC	OTCQB
Juniata Valley Financial Corp.	Mifflintown, PA	449	JUVF	OTCQB
Kish Bancorp, Inc.	Reedsville, PA	558	KISB	OTCQB
Landmark Bancorp, Inc.	Pittston, PA	257	LDKB	Grey Mkt
Malvern Bancorp, Inc.	Paoli, PA	688	MLVF	NASDAQ
Norwood Financial Corp.	Honesdale, PA	672	NWFL	NASDAQ
Peoples Financial Services Corp.	Hallstead, PA	672	PFIS	OTCQB
Standard Financial Corp.	Monroeville, PA	435	STND	NASDAQ
TF Financial Corporation	Newtown, PA	712	THRD	NASDAQ
WVS Financial Corp.	Pittsburgh, PA	255	WVFC	NASDAQ

Median—Comparable PA banks		$558
PA Traded Banks (96)—median		$519
Comparable US Banks** (226)—median		$436
Riverview Financial Corporation	Halifax, PA	$315	RIVE	OTCQB

*
Profitable banks headquartered in Pennsylvania with assets between $200 million and $750 million, NPAs-to-assets under 4%, and trade an average of more than 200 shares daily. Excludes mutuals and banks with no per share data.

**
Profitable banks headquartered in the United States with assets between $200 million and $750 million, NPAs-to-assets under 4%, and trade an average of more than 200 shares daily. Excludes mutuals.

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador noted that the Comparable PA Banks was the most comparable group to Riverview. This conclusion was based on all 15 banks being profitable, having assets between $200 million and $750 million and NPAs-to-assets under 4% of assets, and that Riverview was also profitable, had assets of $315 million and NPAs-to-assets of 2.24%. Ambassador also noted the Comparable PA Banks traded an average of more than 200 shares daily, with a median of 1,315 shares traded daily.

        Median financial data for tangible common equity-to-tangible assets, net interest income to average assets, non-interest income-to-average assets, non-interest expense-to-average assets, net operating income-to-average assets, efficiency ratios, return on average assets and return on average equity were also reviewed.

        Two other comparable groups, the PA Traded Banks and Comparable US Banks, were selected to provide benchmarks based on a larger group. Ambassador analyzed similar financial data for these two groups as well.

Financial and Stock Pricing Comparison of Riverview to the Comparable Banks*

		Median
	Riverview	Comparable PA Banks	All PA Traded Banks	Comparable US Banks
Financial Comparison
Assets (in millions)	$315	$558	$519	$436
Tang. common eq./tangible assets	7.55%	10.93%	9.97%	9.12%
NPAs/assets	2.24%	2.00%	1.50%	2.94%
Net interest income/avg. assets	2.87%	3.20%	3.27%	3.40%
Non-interest income/avg. assets	.53%	.56%	.69%	.74%
Non-interest expense/avg. assets	3.05%	2.56%	2.69%	3.14%
Net operating income/avg. assets	.35%	1.34%	1.27%	1.18%
Efficiency ratio	90%	65%	65%	72%
Return on average assets	.56%	.78%	.85%	.60%
Return on average equity	6.50%	7.33%	7.62%	5.74%
Stock Pricing Comparison**
Price to last twelve months earnings	10.7X	12.3X	12.4X	13.1X
Price to book	65%	89%	101%	82%
Price to tangible book	74%	91%	106%	86%
Price to assets	5.6%	11.2%	10.5%	7.7%
Dividend yield	5.27%	2.88%	2.94%	1.5%
Average daily volume***	205	1,315	478	1,026

*
December 31, 2012 or the twelve months ended December 31, 2012 or most recently reported.

**
Stock price as of March 5, 2013 and financial data and stock price activity for the twelve months ended December 31, 2012 or December 31, 2012 or most recently reported.

***
For the year ended March 5, 2013.

Source: SNL Financial, Charlottesville, Virginia.

        Ambassador noted the Comparable PA Banks had median price-to-earnings of 12.3X and price-to-tangible book of 91%. If these pricing multiples were applied to Riverview common stock, the resulting prices ranged from a low of $11.93 per share to a high of $20.81 per share.

        Based on the Comparable PA Banks, which is the most comparable group, price times last twelve months reported earnings was $11.93 per share, price-to-book was $13.87 per share, price-to-tangible book was $12.67 per share and price-to-assets was $20.81 per share.

	Median
	Price/ Last 12 months Earnings	Price/ Book	Price/ Tang. Book	Price/ Assets
Comparable Groups
Comparable PA Banks	12.3X	89%	91%	11.2%
All PA Banks	12.4	101	106	10.5
Comparable US Banks	13.1	82	86	7.7
Applied to Riverview*
Comparable PA Banks	$11.93	$13.87	$12.67	$20.81
All PA Banks	12.03	15.74	14.76	19.51
Comparable US Banks	12.71	12.78	11.97	14.31

*
Riverview earnings per share of $0.97 for 2012 and book value of $15.58 per share, tangible book value of $13.92 per share and assets of $185.78 per share as of December 31, 2012.

Source: Riverview.

        Absent a reported liquid stock price, earnings is normally the preferred method of valuation; however, when values determined by earnings are lower than valuations determined by tangible book,

tangible book is often used. Other methods of valuation such as price-to-book or price-to-assets have lesser meaning unless prices determined by earnings or tangible book are compromised. Thus, the most applicable value for Riverview is one based on tangible book, which was $12.67 per share.

Recent trading prices of Riverview common stock

        Ambassador noted that Riverview common stock trades on the OTCQB and is lightly traded. From January 1, 2013 through March 5, 2013, only 9,144 shares traded with a total value of about $96,000 and a weighted average price of $10.52 per share. The closing price on March 5, 2013 was $10.35 per share.

        In 2012, 51,727 shares were traded, with a total value of about $577,000 and a weighted average price of $11.16 per share.

        Ambassador noted that, although Riverview's stock price was reported, its stock was relatively illiquid and may not be representative of Riverview's value.

Discounted dividend analysis of Riverview common stock

        Ambassador also used a discounted dividends analysis to determine if Riverview common stock is fairly valued. This analysis assumed annual net income growth of 5%, return on average assets of 0.75%, which assumes earnings increases in the future, and dividends paid out on capital in excess of 8.37% of assets. These growth assumptions are not based upon any formal projections or budgets and are subject to significant uncertainties, including changes in interest rates, the competitive landscape, and the regulatory environment.

        To approximate the terminal values of Riverview common stock at the end of a seven year period, price times earnings multiples of 10X and 12X were chosen to reflect historical bank trading multiples. The resulting dividend streams and terminal values were then discounted to present values using discount rates of 12%, and 14% (see Capital Asset Pricing Model calculation), Under these scenarios, the present value of Riverview common stock ranged from $9.90 per share to $12.45 per share.

Riverview's Discounted Dividend Value*

	Discount Rate
	12%	14%
Discounted Dividends—12X earnings
Value (in millions)	$21.7	$19.3
Per share*	$12.45	$11.18
Price-to-earnings	13.0X	11.6X
Price as percent of tangible book	89%	80%
Discounted Dividends—10X earnings
Value (in millions)	$19.1	$17.0
Per share*	$11.08	$9.90
Price-to-earnings	1.5X	10.2X
Price as percent of tangible book	80%	71%

*
Assumes 5% asset growth, starting capital of $26.7 million, an 8.37% capital-to-asset ratio, earnings of $1.7 million in 2012, returns on average assets of 0.75% going forward, shares outstanding of 1,716,316 and 179,250 options with a weighted average strike price of $10.58 per share.

CAPM Calculation (Discount Rates)

        The discount rates were calculated using the Capital Asset Pricing Model ("CAPM"). This model uses the current risk-free rate, a historical long horizon expected market risk premium, Beta of stocks and indexes, and an equity risk premium that fits the size of the companies. Ambassador calculated the CAPM discount rate based on the following assumptions:

	Discount Rates
	Min.	Max.	Source
Risk-free Rate	1.9%	1.9%	10 Year Treasury
Market Risk Premium	6.6%	6.6%	Ibbotson long horizon expected market risk premium
Beta	1.0	1.2	2 year data (S&P 500 and NASDAQ Bank Index)

Market Risk Premium × Beta	6.6%	7.9%
Micro Cap Equity Risk Premium	3.9%	3.9%	Ibbotson micro cap risk premium

CAPM Discount Rate	12.4%	13.7%

Value of Transaction

        Based on Ambassador's analyses, the value of Riverview common stock was determined based on both comparable groups and recent trading values, and these values were then compared to the transaction pricing of banks with similar financial performance/condition and geography.

        The value of Riverview common stock, based on the 91% price-to-tangible book median of PA Comparables, the most comparable group, was $12.67 per share and, based on the average trading price in 2013 through March 5th, was $10.52 per share. These prices are both within range determined by the discounted dividend analysis which was from $9.90 per share to $12.45 per share.

        Using the two most comparable groups, the value of Union common stock in a transaction based on the Regional Transactions with Lesser Seller Fundamentals was 90% of tangible book and, based on PA Transactions since 2009, was 121% of tangible book. Assuming the value of Riverview common stock was $10.52 per share based on recent trading history, the implied deal value was $10.4 million, or 97% of tangible book, and, if Riverview common stock was valued at $12.67 per share, based on comparable banks, the implied deal value was $12.5 million, or 117% of tangible book.

Contribution Analysis

        Ambassador performed a contribution analysis based on key financial data as of December 31, 2012, absent any merger related costs or accounting adjustments. This analysis showed that Riverview's contribution to the combined balance sheet was 76.3% of loans, 72.1% of assets, 70.7% of deposits, 71.4% of equity and 69.0% of tangible equity. On a combined basis, Riverview stockholders will hold 63.5% of the outstanding common stock, 65.7% of fully diluted common stock and 68.8% of the seats on the board of directors.

        In determining the reasonableness of the balance sheet contributions versus the ownership of the common stock and control of the board, Ambassador noted four other transactions using 100% common stock announced since January 1, 2009 where the seller's ownership in the combined institution was greater than its common tangible equity contribution and the seller's ownership of the combined entity was greater than 15%. In these four transactions, the pro-forma ownership percentage of the seller dividend by the common tangible equity contribution of the seller resulted in multiples ranging from 1.10 to 1.33. Union's multiple based on common stock was 1.17 and based on fully diluted common stock was 1.11.

				Selling Institution
Buyer/Seller	Seller State	Deal Value	Announced Date	Common Tangible Equity Contribution	Pro-forma Ownership Percentage	Implied Sale Premium
		(In mill.)
NBT Bancorp Inc./ Alliance Financial Corporation	NY	$231	10/2012	21%	23%	1.10
United Financial Bancorp Inc./ New England Bancshares, Inc.	CT	86	3/2012	20	26	1.30
ViewPoint Financial Group, Inc./ Highlands Bancshares, Inc.	TX	71	12/2011	13	16	1.23
Danvers Bancorp, Inc./ Beverly National Corporation	MA	61	6/2009	15	20	1.33
Riverview /Union
—Common stock	PA	$10.4 - $12.5	3/2013	31%	36.5%	1.17
—Fully diluted comm. Stock**				31	34.3	1.11

*
Transactions using 100% common stock (no cash) announced since January 1, 2009 where the seller's ownership in the combined institution is greater than its common tangible equity contribution; and the seller's ownership percentage is greater than 15% of combined institution.

**
179,250 options issued with a weighted average strike price of $10.58 per share.

Source: SNL Financial, Charlottesville, Virginia.

Financial Impact Analysis on Riverview

        Ambassador also conducted a financial impact analysis that included the impact of the consolidation on tangible book value at closing and on earnings per share for the five years after closing. Ambassador derived annualized earnings for each of Union and Riverview based on December 31, 2012 core earnings and, in the case of Riverview, a 2013 budget for earnings, and these annualized estimates were reviewed by Riverview's management. In addition, Ambassador assumed that the consolidation will result in cost savings equal to management's estimate and certain earnings enhancements will be achieved.

        The analysis determined that the merger would be dilutive to tangible book per share and, absent merger related expenses and restructuring charges, is accretive to earnings per share in the twelve month period following the merger.

        Furthermore, Ambassador's analysis indicated Riverview Bank's leverage ratio, tier 1 risk-based capital ratio, and total risk-based capital ratio would remain above the minimums to be considered well-capitalized. This analysis was reviewed by Riverview management. All of the results of Ambassador's financial impact analysis may vary materially from the actual results achieved by Riverview.

Conclusion

        Since no comparable transactions or institutions used in Ambassador's various analyses are identical to Riverview, Union or the particulars of this consolidation, the results do not represent mathematical certainty. Instead the comparisons rely on the likelihood that the median acquisition prices of comparable transactions, the median stock prices of comparable banks, discounted dividend analyses and other analyses conducted are applicable to the acquisition value paid for Union by Riverview and in valuing Riverview common stock.

        The summary set forth above is not a complete description of the analyses and procedures performed by Ambassador in the course of arriving at its opinion.

        Ambassador concluded that, based on its analyses, experience and other factors deemed relevant, that as of March 7, 2013, the combination of Riverview with Union to form Newco, based upon the aforementioned exchange ratios, was fair to the common shareholders of Riverview from a financial point of view.

Other disclosures

        Ambassador, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. Riverview selected Ambassador to act as its financial advisor based on Ambassador's experience, including in connection with mergers and acquisitions of commercial banks and bank holding companies.

        Pursuant to an engagement letter, Riverview has agreed to pay Ambassador an advisory fee, including the issuance of a fairness opinion, totaling $125,000. Riverview paid Ambassador a $12,000 engagement fee, $15,000 fee upon commencement of additional due diligence after Union's receipt of initial terms or letter of intent and $28,000 upon the execution of the merger agreement and upon Ambassador's presentation of its financial opinion. Riverview will pay Ambassador $10,000 upon mailing of proxy statements regarding the transaction to shareholders and the remaining $60,000 of its fee upon the closing of the consolidation. Riverview has also agreed to reimburse Ambassador's out-of-pocket expenses incurred in connection with its engagement and to indemnify Ambassador against certain liabilities arising out of the performance of its obligations under the engagement letter.

        During the past two years, Ambassador has received no other compensation from Riverview and, at the time of issuance of its opinion, no other services have been contemplated or contracted. During the past two years, Ambassador has not received any compensation from Union, and no services have been contemplated or contracted.

        During the past two years, there have been no material relationships between Ambassador and either Riverview or Union.

        Ambassador's fairness committee approved the issuance of the fairness opinion letter dated March 7, 2013.

Union's Reasons for the Consolidation

        After careful consideration, the Union board of directors determined that it was in the best interests of Union for Union to enter into the consolidation agreement with Riverview. Accordingly, Union's board unanimously recommends that Union's shareholders vote "FOR" adoption of the consolidation agreement.

        In the course of determining that a consolidation with Riverview is in the best interests of Union, the Union board of directors, in consultation with senior management and Union's legal and financial advisors, considered, thoroughly analyzed and vetted multiple and wide-ranging short-and long-term strategic options for Union. During the process of updating Union's strategic plan in the spring of 2012, senior management presented to the Union board several alternatives including, but not limited to:

  •
  remaining independent and attempting to grow organically;

  •
  downsizing Union Bank through branch sales or closings to enhance future earnings prospects through cost savings;

  •
  attempting to access additional capital to fund the acquisition of additional earning assets and product expansion;

  •
  entering into new lines of business to increase profitability; and

  •
  seeking a strategic partner.

        During these meetings, senior management also presented the Union board with information regarding the current state and anticipated future of the banking industry generally, the potential future impact of new and anticipated additional regulation of community banks and current and projected economic information. The board of directors, with the assistance of senior management, carefully considered the pros and cons of each strategic alternative, including, without limitation, the execution risk associated with the implementation of each alternative.

        After such careful consideration, Union's board of directors determined that it was in the best interests of Union to pursue a strategic partner through acquisition, combination or merger because it would allow Union to achieve its strategic goals more quickly and with less risk than the other alternatives considered. The Union board made this decision based on the following material factors, which are not necessarily all-inclusive:

  •
  The changing regulatory environment, including, in particular, issuance of additional regulations to implement various provisions of the Dodd-Frank Act, and the expectant material increase in legal and compliance costs to Union as greater human and technological resources and expertise are required to remain compliant. The board concluded Union lacks the size and scale necessary to effectively absorb the higher costs associated with providing the additional resources the new regulations demand.

  •
  The probability of an increase in the minimum levels of capital required to be maintained by Union Bank, which would have a negative impact on future income as less capital could be deployed into earning assets.

  •
  The recognition of continued margin compression in the banking industry. Union's loans are re-pricing at lower rates with differences far greater than savings from lower interest rates paid by the bank on its deposit accounts, resulting in smaller profit margins. The board believes that this trend will continue, since interest rates are expected to remain at or near historic lows for at least another few years.

  •
  The continued decline in the population of Union's primary geographic market areas of Schuylkill and Northumberland Counties coupled with an increase in the number of financial services companies competing against Union in these markets. The growth in competition for the same customer base negatively affects loan pricing and, thus, earnings. This increased competition also creates more reliance on achieving a diversified revenue stream that can only be derived from entering new lines of business and offering products and services Union is unable to provide because of its size and expertise.

  •
  The prolonged economic downturn in Union's primary market that began with the financial crisis of 2008 and 2009. Unemployment in Union's primary market areas remains higher than the state and national averages, and home values continue to appraise for less than they did in prior years, further limiting new loan opportunities and creating elevated loan quality risk due to lower collateral values on real estate loans already in the portfolio.

  •
  The drain on earnings and capital resulting from Union's extensive loan loss provision expenses and charge-offs since 2008, attributable primarily to older commercial real estate and land development loans in Union's loan portfolio.

  •
  Union's inability to declare and pay a shareholder dividend since 2009 and the Union board's belief that it would be at least another year before Union would be in a position to declare and pay a dividend.

  •
  The depressed price at which Union's common stock is trading, ranging primarily from 60% to 65% of book value.

  •
  The substantial and costly capital improvements required to sustain Union's existing branch network.

  •
  The substantial and costly investments in information technology required to permit Union to remain competitive in the marketplace.

  •
  The continued demands on Union's board and senior management team resulting from the need to remain compliant with a Memorandum of Understanding, or MOU, that Union entered into with its regulators, which have diverted management's attention away from servicing existing customers and developing new business.

  •
  The belief of Union's board that additional scale is required to offset increasing operating costs coupled with substantial execution risk to grow Union Bank organically given the prevailing economic conditions, required capital for growth and additional personnel that would be needed to maintain a larger organization.

  •
  The limited opportunity for Union employees to advance within a smaller organization.

  •
  The reputational risk associated with closing or selling branches or other assets to increase profitability.

        The foregoing factors, considered together with the following factors, led Union's board of directors to conclude a business combination with Riverview, specifically, is in the best interests of Union:

  •
  The economic value of the exchange ratio offered by Riverview in its revised non-binding indication of interest was considered by Union's board to be comparable to the exchange ratio offered by the other institution that submitted a revised non-binding indication of interest.

  •
  The fact that a combination with Riverview would result in a larger surviving company with greater scale and liquidity than if Union remained independent or selected an alternative proposal.

  •
  Riverview's historical earnings record and earnings trends which, if continued, would alleviate most of the concerns raised in the MOU.

  •
  Riverview's historical track record of paying its shareholders dividends at yields near the high end of its peer group.

  •
  The fact that a combination with Riverview would result in minimal geographic overlap with Union.

  •
  Combining with Riverview would provide the surviving company with greater lending capacity due to a higher legal lending limit, as well as a more diverse product base for Union's customers.

  •
  The fact that, based on fiscal year end 2012 results, Union would contribute approximately 28.6% of the combined capital in a transaction with Riverview, but Union shareholders would own approximately 36.5% of the combined company's outstanding common stock.

  •
  Combining with Riverview would allow for expansion into other geographic markets, providing additional growth opportunities and less overall market concentration risk.

  •
  Combining with Riverview provides an increased presence in Union's primary market area of Schuylkill County, through additional offices and a wealth management division.

  •
  Riverview's operating philosophy as a community-oriented, customer service-focused financial services company with local decision making capabilities is similar and compatible with Union's operating philosophy and approach to the markets it serves.

  •
  A mutual understanding of each bank's business, operations, financial condition, earnings, capital and prospects, including the geographic markets served by both Riverview and Union.

  •
  The understanding that the transaction is expected to result in pro forma earnings per share accretion to Union shareholders.

  •
  The understanding that Riverview's capital position would support further growth by the combined company.

  •
  Additional liquidity offered by the shares issued in the combined company resulting from a larger shareholder base with expanded geographic coverage.

  •
  Perceived opportunities to recognize a significant reduction in operating expenses following the transaction.

  •
  The similar and complementary nature of the respective customer bases, business products and skills of Union and Riverview management and employees could result in synergies resulting from an expanded product menu for customers, additional delivery channels and lines of business, that present cross-sales opportunities distributed over a broader combined customer base with best practices of the respective companies being compared and applied throughout the surviving company.

  •
  Riverview's liquidity, loan to deposit ratio and capital position.

  •
  The fact that five (5) of Union's non-employee directors will be appointed to the board of directors of the combined company, providing the combined company with a stronger and more experienced leadership team.

  •
  The depth of Riverview's management team.

  •
  The likelihood that Union employees will have greater opportunity for advancement and future career mobility in the larger combined company.

  •
  The opinion by KBW that the exchange ratio of 1.95 shares of common stock in the combined company for every share of Union common stock is fair to shareholders of Union from a financial point of view.

  •
  The review by Union's board of directors with its legal counsel of the structure and terms of the consolidation agreement.

  •
  The likelihood that the required regulatory approvals necessary to complete the transaction will be obtained.

  •
  The experience of Riverview in combining organizations.

        Additionally, in determining that the economic value of the exchange ratio offered in the Riverview proposal was comparable to the economic value of the exchange ratio offered in the proposal received from the second institution, the Union board specifically considered that:

  •
  the Riverview valuation was based upon actual recently reported trades in Riverview common stock, while the second institution's valuation was based upon its stated tangible book value of $46.00 per share;

  •
  the second institution's valuation did not provide for any discount to reflect the lack of a public trading market in such institution's common stock;

  •
  the second institution represented that it had raised capital within the prior 12 months at a price of $40.00 per share, $6.00 below the stated tangible book value of its common stock as reflected in its proposal;

  •
  based upon recent studies suggesting that the common stock of Pennsylvania public banking companies with assets below $300 million had been trading, on average, at approximately 79.0% of tangible book value, the second institution's common stock would be valued at $36.29 per share;

  •
  comparing the economic values of the proposals based strictly upon stated tangible book values of the two institutions, the Riverview proposal provides for a valuation of Union of $13.7 million (approximately $27.14 per share based upon the tangible book value of Riverview), significantly more than the valuation of $11.6 million offered by the second institution (approximately $23.00 per share based upon the tangible book value of the second institution);

  •
  comparing the economic values of the proposals based strictly upon actual recently reported trades in Riverview common stock and an assumed trading price of the second institution of 79.0% of its tangible book value, the Riverview proposal provides for a valuation of Union of $10.6 million (approximately $20.96 per share based upon the last reported trade price of Riverview common stock as of February 7, 2013), significantly more than the valuation of $9.2 million offered by the second institution (approximately $18.15 per share based upon 79.0% of stated tangible book value of the second institution);

  •
  the second institution's proposal allowed for the consideration to be paid in the form of 90% stock and 10% cash, whereas the Riverview proposal contemplated an all stock transaction; and

  •
  the significant difference in the dividend paid historically by Riverview as compared to the dividend paid historically by the second institution.

Having considered the economic value of the exchange ratio offered by each of the proposals to be comparable, and having considered the other factors identified above, the Union board determined a combination with Riverview to be in the best interests of Union.

        The Union board of directors also considered a variety of potential risks associated with the transaction, including (i) the matters discussed in the MOU; (ii) the quality of Riverview's loan portfolio and overall asset quality; (iii) challenges associated with integrating the business, operations and cultures of the organizations; (iv) risks associated with achieving potential earnings and revenue enhancements, anticipated cost savings, greater operational efficiencies, and other potential financial benefits, as well as with maintaining reorganization, integration and restructuring expenses at anticipated levels; and (v) challenges presented by the current economic climate to profit margins of both organizations and the potential effects on the combined company.

        Union's board of directors realized there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Union board concluded the potential positive factors outweighed the potential risks of completing the consolidation.

        During its consideration of the consolidation, Union's board of directors was also aware that some of its directors and executive officers may have interests in the consolidation that are different from or in addition to those of its shareholders generally, as described under "The Consolidation—Union's Directors and Executive Officers Have Financial Interests in the Consolidation" beginning on page 73.

        The preceding discussion of the factors considered by Union's board of directors in evaluating the proposed transaction are not intended to be exhaustive, but, rather, include all material factors considered by Union's board. In reaching its decision to approve the transaction, the Union board of directors did not quantify or assign relative weights to different factors. The Union board of directors evaluated the factors described above, including asking questions of Union's senior management, legal advisors and financial advisors and determined that this transaction was in the best interests of Union. In reaching its determination, the Union board of directors relied on the experience of its financial advisors for quantitative analysis of the financial terms of the merger. See "Opinion of Union's Financial Advisor" below. It should be noted that this explanation of the reasoning of Union's board of directors and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" on page 36.

Recommendation of Union's Board of Directors

        Union's board of directors believes that the terms of the transaction are in the best interests of Union and has unanimously approved the consolidation agreement. Accordingly, Union's board of directors unanimously recommends that Union shareholders vote "FOR" adoption of the consolidation agreement.

Opinion of Union's Financial Advisor

        On August 6, 2012, Union engaged KBW to render financial advisory and investment banking services to Union. KBW agreed to assist Union in assessing the fairness, from a financial point of view, of the Union exchange ratio in the proposed consolidation with Riverview, to the shareholders of Union. Union selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the consolidation and is familiar with Union and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

        As part of its engagement, representative(s) of KBW attended the meeting of the Union board held on March 7, 2013, at which the Union board evaluated the proposed consolidation with Riverview. At this meeting, KBW reviewed the financial aspects of the proposed consolidation and rendered an opinion that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Union common stock. The Union board approved the consolidation agreement at this meeting.

        The full text of KBW's written opinion is attached as Annex C to this document and is incorporated herein by reference. Union shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

        KBW's opinion speaks only as of the date of the opinion. The opinion is directed to the Union board and addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of Union common stock. It does not address the underlying business decision to proceed with the consolidation and does not constitute a recommendation to any Union shareholder as to how the shareholder should vote at the Union annual meeting on the consolidation or any related matter.

        In rendering its opinion, KBW reviewed, among other things:

  •
  a draft of the consolidation agreement dated March 4, 2013 (the most recent draft made available to KBW);

  •
  the Annual Reports to Stockholders for the three years ended December 31, 2011 of Union and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 of Riverview;

  •
  certain quarterly internal management reports and quarterly call reports; and

  •
  other financial information concerning the businesses and operations of Union and Riverview furnished to KBW by Union and Riverview for purposes of KBW's analysis.

        In addition, KBW held discussions with members of senior management of Union and Riverview regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. In addition, KBW compared certain financial and stock market information for Union and Riverview with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

        In conducting its review and arriving at its opinion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to them or otherwise publicly available. KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. KBW relied upon the management of Union and Riverview as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to KBW and assumed that such forecasts and projections reflected the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such managements. KBW assumed, without independent verification, that the aggregate allowance for loan and lease losses for Union and Riverview were adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of Union or Riverview, nor did it examine any individual credit files.

        The projections furnished to KBW and used by it in certain of its analyses were prepared by Union's and Riverview's senior management teams. Union and Riverview do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the consolidation. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

        For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

  •
  the consolidation will be completed substantially in accordance with the terms set forth in the consolidation agreement with no additional payments or adjustments to the exchange ratio;

  •
  the representations and warranties of each party in the consolidation agreement and in all related documents and instruments referred to in the consolidation agreement are true and correct;

  •
  each party to the consolidation agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the completion of the consolidation will be satisfied without any waivers or modifications to the consolidation agreement; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the consolidation, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the consolidation, including the cost savings, revenue enhancements and related expenses expected to result from the consolidation.

        KBW further assumed that the consolidation will be accounted for using the acquisition method under generally accepted accounting principles, and that the consolidation will qualify as a tax-free reorganization for United States federal income tax purposes. KBW's opinion is not an expression of an opinion as to the prices at which shares of Union common stock or shares of Riverview common stock will trade following the announcement of the consolidation or the actual value of the shares of common stock of the combined company when issued pursuant to the consolidation, or the prices at which the shares of common stock of the combined company will trade following the completion of the consolidation.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Union and Riverview. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Union board in making its determination to approve the consolidation agreement and the consolidation. Consequently, the analyses described below should not be viewed as determinative of the decision of the Union board with respect to the fairness of the consideration.

        The following is a summary of the material analyses presented by KBW to the Union board on March 7, 2013, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Union board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

        Summary of Proposal.    Pursuant to the terms of the Agreement, Riverview and Union will consolidate to form a new Pennsylvania corporation ("Newco") under the name "Riverview Financial Corp." and, immediately thereafter, Union Bank and Trust Company, a Pennsylvania-chartered bank and wholly owned subsidiary of Union, will be merged with and into Riverview Bank, a Pennsylvania-chartered bank and wholly owned subsidiary of Riverview. Each share of Riverview and Union outstanding immediately prior to the effective time (other than dissenting shares or shares of Union or Riverview owned by Union or Riverview or by any of the respective wholly-owned subsidiaries) will be converted into and exchanged for, and Newco shall issue, in the case of Union, 1.95 shares of Newco Common Stock (the "Exchange Ratio") and, in the case of Riverview, one share of Newco Common Stock. Based on Riverview's closing price on March 6, 2013, of $10.23, the exchange ratio represented a price of $19.95 per share to Union's shareholders.

        Selected Companies Analysis.    Using publicly available information, KBW compared the financial performance, financial condition and market performance of Union to the following institutions headquartered in Central Pennsylvania counties, including Elk, Blair, Cambria, Cameron, Carbon, Centre, Clearfield, Clinton, Columbia, Cumberland, Dauphin, Huntingdon, Indiana, Jefferson, Juniata, Lebanon, Luzerne, Lycoming, Mifflin, Montour, Northumberland, Perry, Schuylkill, Snyder, Sullivan,

Union, and Wyoming, with total assets between $100 million and $500 million, and excluded announced merger targets as of March 6, 2013. Companies included in this group were:

Northumberland Bancorp	Juniata Valley Financial Corp.
First Community Financial Corporation	CBT Financial Corporation
Jonestown Bank and Trust Co.	Mifflinburg Bank & Trust Company
West Milton Bancorp, Inc.	Muncy Bank Financial, Inc.
Woodlands Financial Services Company	Riverview Financial Corporation
Community Bankers' Corporation	Landmark Bancorp, Inc.
Fleetwood Bank Corporation	GNB Financial Services, Inc.
UNB Corporation	Turbotville National Bancorp, Inc.

        Using publicly available information, KBW compared the financial performance, financial condition, and market performance of Riverview to the following institutions headquartered in Central Pennsylvania counties including Elk, Blair, Cambria, Cameron, Carbon, Centre, Clearfield, Clinton, Columbia, Cumberland, Dauphin, Huntingdon, Indiana, Jefferson, Juniata, Lebanon, Luzerne, Lycoming, Mifflin, Montour, Northumberland, Perry, Schuylkill, Snyder, Sullivan, Union, and Wyoming, with total assets between $100 million and $500 million, and excluded announced merger targets as of March 6, 2013. Companies included in this group were:

Northumberland Bancorp	Juniata Valley Financial Corp.
First Community Financial Corporation	CBT Financial Corporation
Jonestown Bank and Trust Co.	Mifflinburg Bank & Trust Company
West Milton Bancorp, Inc.	Muncy Bank Financial, Inc.
Woodlands Financial Services Company	Community Bankers' Corporation
Landmark Bancorp, Inc.	Fleetwood Bank Corporation
GNB Financial Services, Inc.	UNB Corporation
Turbotville National Bancorp, Inc.	Union Bancorp, Inc.

        To perform this analysis, KBW used financial information as of the most recent three month period available (ended either December 31, 2012 or September 30, 2012) and market price information was as of March 6, 2013. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Union's and Riverview's historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

        KBW's analysis showed the following concerning Union's and Riverview's financial condition:

	Union	Union Group Minimum	Union Group Maximum
Return on Average Assets	(0.85)%	(2.18)%	1.47%
Return on Average Equity	(10.19)%	(23.34)%	12.72%
Net Interest Margin	3.62%	2.80%	4.62%
Fee Income / Revenue Ratio	7.0%	6.4%	24.9%
Efficiency Ratio	97.5%	49.4%	88.3%

	Riverview	Riverview Group Minimum	Riverview Group Maximum
Return on Average Assets	0.23%	(2.18)%	1.47%
Return on Average Equity	2.57%	(23.34)%	12.72%
Net Interest Margin	3.68%	2.80%	4.62%
Fee Income / Revenue Ratio	17.8%	6.4%	24.9%
Efficiency Ratio	74.8%	49.4%	97.5%

	Union	Union Group Minimum	Union Group Maximum
Tangible Common Equity / Tangible Assets	8.66%	5.57%	14.68%
Total Capital Ratio	11.97%	12.11%	26.62%
Loans / Deposits	66.1%	43.0%	97.8%
Loan Loss Reserve / Loans	1.60%	1.00%	1.65%
Nonperforming Assets / Loans + OREO(1)	3.37%	0.16%	5.25%
Net Charge-Offs / Average Loans	0.19%	(0.02)%	5.85%

	Riverview	Riverview Group Minimum	Riverview Group Maximum
Tangible Common Equity / Tangible Assets	7.55%	5.57%	14.68%
Total Capital Ratio	12.11%	11.97%	26.62%
Loans / Deposits	88.3%	43.0%	97.8%
Loan Loss Reserve / Loans	1.57%	1.00%	1.65%
Nonperforming Assets / Loans + OREO(1)	2.97%	0.16%	5.25%
Net Charge-Offs / Average Loans	0.36%	(0.02)%	5.85%

(1)
Nonperforming assets include nonaccrual loans, restructured loans, OREO and other nonaccrual assets; Union adjusted nonperforming loans and OREO are net of the US government guaranteed portion as a percent of stated loans and OREO

        KBW's analysis showed the following concerning Union's and Riverview's market performance:

	Union	Union Group Minimum	Union Group Maximum
Stock Price / Book Value per Share	0.63x	0.55x	1.76x
Stock Price / Tangible Book Value per Share	0.63x	0.55x	1.76x
Stock Price / LTM EPS	NM	7.8x	21.5x
Dividend Yield	0.0%	0.0%	4.9%
LTM Dividend Payout	0.0%	0.0%	342.9%

	Riverview	Riverview Group Minimum	Riverview Group Maximum
Stock Price / Book Value per Share	0.66x	0.55x	1.76x
Stock Price / Tangible Book Value per Share	0.73x	0.55x	1.76x
Stock Price / LTM EPS	10.1x	7.8x	21.5x
Dividend Yield	4.9%	0.0%	4.8%
LTM Dividend Payout	49.1%	0.0%	342.9%

        Recent Mid-Atlantic Transaction Analysis.    KBW reviewed publicly available information related to selected acquisitions of Mid-Atlantic banks and thrifts announced after January 1, 2010, with disclosed deal values between $10 million and $100 million. The Mid-Atlantic, as defined by KBW, includes the following states: Delaware, Maryland, New Jersey, New York and Pennsylvania. The transactions included in the group were:

Acquiror	Acquiree
Lakeland Bancorp, Inc.	Somerset Hills Bancorp
TF Financial Corporation	Roebling Financial Corp, Inc.
F.N.B. Corporation	Annapolis Bancorp, Inc.
Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation
Customers Bancorp, Inc.	CMS Bancorp, Inc.
WesBanco, Inc.	Fidelity Bancorp, Inc.
Old Line Bancshares, Inc.	WSB Holdings, Inc.
S&T Bancorp, Inc.	Gateway Bank of Pennsylvania
Tompkins Financial Corporation	VIST Financial Corp.
Provident New York Bancorp	Gotham Bank of New York
ESSA Bancorp, Inc.	First Star Bancorp, Inc.
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.
Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.
S&T Bancorp, Inc.	Mainline Bancorp, Inc.
BankUnited, Inc.	Herald National Bank
Ocean Shore Holding Co.	CBHC Financialcorp, Inc.
Norwood Financial Corp.	North Penn Bancorp, Inc.
Modern Capital Partners L.P.	Madison National Bancorp Inc.
Chemung Financial Corporation	Fort Orange Financial Corp.
Berkshire Hills Bancorp, Inc.	Rome Bancorp, Inc.
Old Line Bancshares, Inc.	Maryland Bankcorp, Inc.
F.N.B. Corporation	Comm Bancorp, Inc.
People's United Financial, Inc.	Smithtown Bancorp, Inc.
WSFS Financial Corporation	Christiana Bank & Trust Company
Kearny Financial Corp. (MHC)	Central Jersey Bancorp
Donegal Financial Services Corp.	Union National Financial Corporation
Roma Financial Corporation (MHC)	Sterling Banks, Inc.

        Transaction multiples for the consolidation were derived from an offer price of $19.95 per share for Union, based on Riverview's closing price of $10.23 on March 6, 2013 and a fixed exchange ratio of 1.95. For each transaction referred to above, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

  •
  tangible common equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

  •
  market premium based on the closing price 1-day prior to the announcement of the acquisition.

        The results of the analysis are set forth in the following table:

Transaction Price to:	Riverview / Union Merger	Recent Transactions Minimum	Recent Transactions Maximum
Tangible Book Value	0.94x	0.51x	1.90x
Core Deposit Premium	(0.6)%	(4.0)%	13.6%
Market Premium(1)	50.0%	0.1%	239.2%

(1)
Based on Union's stock price of $13.30 on 3/6/2013

        Recent Pennsylvania Transaction Analysis.    KBW reviewed publicly available information related to selected acquisitions of Pennsylvania banks and thrifts announced after January 1, 2010, with disclosed deal values between $10 million and $100 million. The transactions included in the group were:

Acquiror	Acquiree
Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation
WesBanco, Inc.	Fidelity Bancorp, Inc.
S&T Bancorp, Inc.	Gateway Bank of Pennsylvania
Tompkins Financial Corporation	VIST Financial Corp.
ESSA Bancorp, Inc.	First Star Bancorp, Inc.
Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.
S&T Bancorp, Inc.	Mainline Bancorp, Inc.
Norwood Financial Corp.	North Penn Bancorp, Inc.
F.N.B. Corporation	Comm Bancorp, Inc.
Donegal Financial Services Corp.	Union National Financial Corporation

        Transaction multiples for the consolidation were derived from an offer price of $19.95 per share for Union, based on Riverview's closing price of $10.23 on March 6, 2013 and a fixed exchange ratio of 1.95. For each transaction referred to above, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

  •
  tangible common equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

  •
  market premium based on the closing price 1-day prior to the announcement of the acquisition.

        The results of the analysis are set forth in the following table:

Transaction Price to:	Riverview / Union Merger	Recent Transactions Minimum	Recent Transactions Maximum
Tangible Book Value	0.94x	0.83x	1.67x
Core Deposit Premium	(0.6)%	(1.2)%	10.2%
Market Premium(1)	50.0%	37.2%	239.2%

(1)
Based on Union's stock price of $13.30 on 3/6/2013

        No company or transaction used as a comparison in the above analysis is identical to Union, Riverview or the consolidation. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

        Contribution Analysis.    KBW analyzed the relative contribution of each Union and Riverview to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans held for investment, deposits, tangible common equity, 2013 and 2014 estimated net income available to common and pre-transaction market capitalization. In the course of this analysis, KBW used earnings estimates for Riverview for 2013 and 2014 from Riverview management and earnings estimates for Union for 2013 and 2014 from Union management. KBW compared the relative contribution of balance sheet for the period ended December 31, 2012, which did not include any estimated purchase accounting adjustments, and income statement items with the estimated pro forma ownership for Union based on Union shares being exchanged for 1.95 shares of Newco. The results of KBW's analysis are set forth in the following table:

	Riverview as % of Total	Union as % of Total
Balance Sheet
Assets	72%	28%
Gross Loans Held for Investment	76%	24%
Deposits	71%	29%
Tangible Common Equity	69%	31%
Income Statement
2013 Est. Net Income	90%	10%
2014 Est. Net Income	88%	12%
Market Capitalization(1)	72%	28%
Pro Forma Diluted Ownership
100% Common Stock	63%	37%

(1)
Based on Riverview and Union closing prices as of March 6, 2013

        Financial Impact Analysis.    KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of Union and Riverview. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the consolidation would have on certain projected financial results of Riverview. In the course of this analysis, KBW used earnings estimates for Riverview and Union for 2014 from Riverview management. This analysis indicated that the consolidation is expected to be accretive to Riverview's estimated earnings per share in 2014. The analysis also indicated that the consolidation is expected to be dilutive to tangible book value per share for Riverview and that Riverview would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Riverview following the consolidation will vary from the projected results, and the variations may be material.

        Discounted Cash Flow Analysis.    KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Union could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for 2013 to 2014 and 3% earnings growth thereafter, from Union management, and assumed discount rates ranging from 13.0% to 17.0%. The range of values was determined by adding (1) the present value of projected cash flows to Union shareholders from 2013 to 2017 and (2) the present value of the terminal value of Union's common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth per Union management and assumed that Union would maintain a tangible common equity / tangible asset ratio of 7.50% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Union. In calculating the terminal value of Union, KBW applied multiples ranging from 11.0 times to 15.0 times 2018 forecasted earnings. This resulted in a range of values of Union from $5.85 to $7.77 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Union.

        The Union board retained KBW as financial adviser to Union regarding the consolidation. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Union and Riverview. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Union and Riverview for KBW's own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to Union.

        Union and KBW entered into an agreement relating to the services to be provided by KBW in connection with the consolidation. Union paid KBW a cash fee of $25,000 concurrently with the execution of the engagement letter. Union paid KBW a cash fee of $125,000 concurrently with the rendering of the Fairness Opinion (the "Opinion Fee") related to the transaction. In addition, Union agreed to pay KBW at the time of closing of the transaction a cash fee (the "Contingent Fee") equal to $250,000. Pursuant to the KBW engagement agreement, Union also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention, up to $30,000, and to indemnify against certain liabilities, including liabilities under the federal securities laws. During the past two years, KBW has not provided investment banking and financial advisory services to Union. In addition, during the past two years, KBW has not provided investment banking and financial advisory services to Riverview. KBW may in the future provide investment banking and financial advisory services to Riverview and receive compensation for such services.

Riverview and Union Unaudited Prospective Financial Information

        Riverview and Union do not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the negotiation and review of the consolidation agreement, Riverview's management reviewed certain budget metrics for Riverview Bank's 2013 operations and Union's management reviewed certain budget metrics for Union's 2013 and 2014 operations (which we refer to as the Riverview Bank 2013 budget and the Union 2013 and 2014 budget, respectively), each of which contain unaudited prospective financial information on a standalone, pre-consolidation basis. The Riverview Bank 2013 budget was made available to Union's financial advisor, Keefe Bruyette & Woods, and the Union 2013 and 2014 budget was made available to Riverview's financial advisor, Ambassador. The Riverview Bank 2013 budget and the Union 2013 and 2014 budget were not prepared with a view toward public disclosure, and the inclusion of the Riverview Bank 2013 budget and the Union 2013 and 2014 budget in this joint proxy statement / prospectus should not be regarded as an indication that Riverview, Union or any other recipient of the Riverview Bank 2013 budget or Union 2013 and 2014 budget considered, or now considers, them to be necessarily predictive of actual future results. None of Riverview, Union nor their respective affiliates assumes any responsibility for the accuracy of the Riverview Bank 2013 budget or the Union 2013 and 2014 budget. The Riverview Bank 2013 budget and the Union 2013 and 2014 budget were not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information. None of Riverview's current independent registered public accounting firm, Smith Elliot Kearns and Company, LLC, Union's current independent registered public accounting firm, ParenteBeard LLC, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the budgets included below, or expressed any opinion or any other form of assurance on such information or its achievability.

        The Riverview Bank 2013 budget and the Union 2013 and 2014 budget reflect numerous estimates and assumptions made by Riverview and Union, respectively, with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Riverview's and Union's respective businesses, all of which are difficult to predict and many of which are beyond Riverview's and Union's respective control. The Riverview Bank 2013 budget and the Union 2013 and 2014 budget also reflect assumptions as to certain business decisions that are subject to change. The Riverview Bank 2013 budget and the Union 2013 and 2014 budget reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Riverview Bank 2013 budget and the Union 2013 and 2014 budget constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Riverview's and Union's performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in this document and in Riverview's and Union's reports filed with the SEC. None of Riverview, Union nor any of their financial advisors nor any of their affiliates assumes any responsibility for the validity, accuracy or completeness of the prospective information described below. The Riverview Bank 2013 budget and the Union 2013 and 2014 budget do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the Riverview Bank 2013 budget and the Union 2013 and 2014 budget do not take into account the effect of any possible failure of the consolidation to occur. None of Riverview, Union nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the Riverview Bank 2013 budget or the Union 2013 and 2014 budget if they are or become inaccurate (even in the short term). The inclusion of the Riverview Bank 2013 budget and the Union 2013 and 2014 budget herein should not be deemed an admission or representation by Riverview or Union that they are viewed by Riverview or Union as material information of Riverview or Union, respectively, particularly in light of the inherent risks and uncertainties associated with such forecasts.

Riverview Bank 2013 Budget

(Dollars in millions, except per share data)	Budget for the Year Ending December 31, 2013
Total Assets	$329
Total Equity	$29.3
Net Income	$1.8
Earnings Per Share*	$1.05
Balance Sheet and Performance Ratios
Return on Average Assets	0.57%
Leverage (Avg. Assets / Avg. Equity)	8.05%
Return on Average Equity	6.22%
Common Shares Outstanding** (000s)	1,717
Average Shares Outstanding** (000s)	1,717

*
Based on average common shares outstanding at Riverview Financial Corp.

**
For Riverview Financial Corp.

 Union 2013 and 2014 Budget

	Budget for the Year Ending December 31,
(Amounts in thousands)	2013	2014
Total Assets	$125,743	$129,404
Common Equity	$11,475	$11,733
Net Income to Common	$196	$258
Earnings per Share	$0.39	$0.51
Diluted Shares Outstanding	506,513	506,513
Balance Sheet and Performance Ratios
Loans / Deposits	66.20%	66.50%
Tangible Common Equity / Tangible Assets	9.13%	9.07%
Total Risk-based Capital Ratio	12.15%	12.00%
Return on Average Assets	0.16%	0.20%
Return on Average Common Equity	1.72%	2.22%

Board of Directors and Management of Newco Following Completion of the Consolidation

        The size of the Newco board of directors will be fixed at 16 directors, consisting of five (5) current non-employee directors of Union and eleven (11) directors designated by Riverview, who are anticipated to be all of the current directors of Riverview plus one additional designee to fill the board seat held by Mr. Lebo, who recently passed away. The classes of the board of directors of Newco to which the Union and Riverview directors will be appointed shall be mutually agreed by Union and Riverview, with the understanding that designees of each party will be distributed among the classes of directorship of Newco. Riverview has agreed that it will nominate the five (5) Union designees to the Newco board as directors for at least three (3) years following the consolidation. The executive officers of Newco will be the existing executive officers of Riverview.

        Biographical information about Riverview's current officers and directors is located under the heading "Information about Riverview Financial Corporation" beginning on page 97, and biographical information about the Union directors is located under the heading "Information about Union Bancorp, Inc." beginning on page 134.

Lack of Active Trading Market

        Currently, neither the common stock of Riverview nor the common stock of Union is traded on a national securities exchange, although both companies' common stock is quoted on the OTCQB, and there is currently a very limited public trading market for the common stock of either Riverview or Union. The most recent trading price for Riverview's common stock known to Riverview's management was $[    •    ] per share on [    •    ], 2013, and the most recent trading price for Union's common stock known to Union's management was $[    •    ] per share on [    •    ], 2013. Given the absence of an established trading market for Riverview and Union shares, such prices may not reflect actual current market values. Upon the effectiveness of the registration statement to which this joint proxy statement/prospectus is a part, the shares issued in connection with the consolidation will be freely transferable under the Securities Act of 1933, as amended, or the Securities Act by holders who will not be affiliates of Newco after the consolidation.

        Affiliates of Newco may resell shares of Newco common stock issued in connection with the consolidation only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Newco common stock.

Shareholders Have Dissenters' Rights in the Consolidation

General

        Both Riverview and Union shareholders have the right under Pennsylvania law to dissent from the consolidation agreement and obtain the "fair value" of their shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended. Following is a summary of the rights of dissenting shareholders. The summary is qualified in its entirety by reference to Annex D which sets forth the applicable dissenters' rights provisions of Pennsylvania law. If you are considering exercising your dissenters' rights, you should read carefully the summary below and the full text of the law set forth in Annex D.

        In the discussion of dissenters' rights, the term "fair value" means the value of a share of Union or Riverview common stock, as applicable, immediately before the day of the effective date of the consolidation, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the consolidation. Before the effective date of the consolidation:

  •
  Union shareholders should send any written notice or demand required in order to exercise dissenters' rights to Union Bancorp, Inc., 25 S. Centre St., Pottsville, Pa 17901 (Attn: Naomi Morrow Ost, Corporate Secretary); and

  •
  Riverview shareholders should send any written notice or demand required in order to exercise dissenters' rights to Riverview Financial Corporation, 200 Front Street, PO Box B, Marysville, PA 17053 (Attn: Terry Wasko, CFO)

        After the effective date of the consolidation, all dissenters should send any correspondence to Riverview Financial Corporation, 200 Front Street, PO Box B, Marysville, PA 17053 (Attn: Terry Wasko, CFO).

Notice of Intention to Dissent

If you wish to dissent from the consolidation, you must do the following:

  •
  For Union shareholders, prior to the vote on the consolidation agreement by Union shareholders at the Union annual meeting, or for Riverview shareholders, prior to the vote on the consolidation agreement by Riverview shareholders at the Riverview special meeting, file with the company whose shares you own a written notice of your intention to demand payment of the fair value of your shares of common stock if the consolidation is completed;

  •
  Make no change in your beneficial ownership of the common stock with respect to which you are dissenting from the date you give notice of your intention to demand fair value of your shares through the day of the consolidation; and

  •
  Not vote your shares of common stock with respect to which you are dissenting to adopt the consolidation agreement at the special or annual meeting, as the case may be.

Simply providing a proxy against or voting against the proposed consolidation will not constitute notice of your intention to dissent. Further, if you submit a proxy but do not indicate how you wish to vote, you will be deemed to have voted in favor of the consolidation, and your right to dissent will be lost.

Notice to Demand Payment

        If the consolidation is adopted by the required vote of Union and Riverview shareholders, Riverview or Union will mail a notice to all those dissenting shareholders who gave due notice of their intention to demand payment of the fair value of their shares and who did not vote to adopt the consolidation agreement. The notice will state where and when dissenting shareholders must deliver a written demand for payment and where such dissenting shareholder must deposit certificates for the shares of common stock for which they dissented in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

Failure to Comply with Required Steps to Dissent

        You must take each step in the indicated order and in strict compliance with Pennsylvania law in order to maintain your dissenters' rights. If you fail to follow these steps, you will lose the right to dissent, and you will receive the same consolidation consideration as shareholders who do not dissent.

Payment of Fair Value of Shares

        Promptly after the effective date of the consolidation, or upon timely receipt of demand for payment if the closing of the consolidation has already taken place, Riverview will send each dissenting shareholder who has deposited his, her or its stock certificates, the amount that Riverview estimates to be the fair value of the common stock held by such dissenting shareholder. The remittance or notice will be accompanied by:

  •
  A closing balance sheet and statement of income of Union or Riverview (depending on which company you were a shareholder of) for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

  •
  A statement of Riverview's estimate of the fair value of Union or Riverview common stock (depending on which company you were a shareholder of); and

  •
  A notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

Estimate by Dissenting Shareholder of Fair Value of Shares

        If a dissenting shareholder believes that the amount stated or remitted by Riverview is less than the fair value of their common stock, the dissenting shareholder must send its estimate of the fair value (deemed a demand for the deficiency) of such common stock to Riverview within 30 days after Riverview mails its remittance. If the dissenting shareholder does not file its estimated fair value within 30 days after the mailing by Riverview of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by Riverview.

Valuation Proceedings

        If any demands for payment remain unsettled within 60 days after the latest to occur of:

  •
  The effective date of the consolidation;

  •
  Timely receipt by Union or Riverview, as the case may be, of any demands for payment; or

  •
  Timely receipt by Union or Riverview, as the case may be, of any estimates by dissenters' of the fair value,

then, Riverview may file an application, in the Court of Common Pleas, requesting that the court determine the fair value of the common stock. If this happens, all dissenting shareholders whose demands have not been settled, no matter where they reside, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

        If Riverview were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against

Riverview, may file an application in the name of Riverview at any time within the 30-day period after the expiration of the 60-day period and request that the Court of Common Pleas determine the fair value of the shares. The fair value determined by the Court of Common Pleas may, but need not, equal the dissenting shareholders' estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than Riverview's estimate of the fair value of their common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court of Common Pleas finds fair and equitable.

        Riverview intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then Riverview will file an application requesting that the fair value of the Union or Riverview common stock, as the case may be, be determined by the Court of Common Pleas.

Cost and Expenses

        The costs and expenses of any valuation proceedings performed by the Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against Riverview, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.

Union or Riverview shareholders wishing to exercise their dissenters' rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.

 Regulatory Approvals Required for the Consolidation

        The consolidation and the bank merger are subject to certain regulatory approvals as set forth below.

        The consolidation is subject to the approval of the FRB under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The merger of Union Bank into Riverview Bank, or the bank merger, is subject to the approval of the FDIC under the Bank Merger Act (the "Bank Merger Act"). In addition, both the consolidation and the bank merger are subject to the approval of the PDB under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

        In reviewing Riverview's application for approval of the consolidation under the BHC Act, the FRB must consider, among other factors, the competitive effect of the consolidation, the managerial and financial resources and future prospects of Newco, the effect of the consolidation on the convenience and needs of the communities to be served, including the records of performance of the subsidiary banks of the consolidating companies in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of Riverview in combating money laundering activities, and the extent to which the consolidation would result in greater or more concentrated risks to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing and to request a hearing.

        In reviewing Riverview Bank's application for approval of the bank merger under the Bank Merger Act, the FDIC must consider, among other factors, the competitive effect of the bank merger, the managerial and financial resources and future prospects of Riverview Bank, the effect of the bank merger on the convenience and needs of the communities to be served, including the records of performance of the merging banks in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of Riverview Bank in combating money laundering activities, and the risk that would be posed by the bank merger to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing.

        The consolidation and the bank merger are also subject to the approval of the PDB under the Banking Code. The Banking Code authorizes the acquisition of a bank holding company by another bank holding company. It also authorizes the merger of Pennsylvania chartered banks, such as Riverview Bank and Union Bank. In reviewing an application for approval of a bank merger, the PDB will consider, among other things, whether the plan of merger adequately protects the interests of the depositors, other creditors and shareholders, and whether the bank merger would be consistent with adequate and sound banking practices and in the public interest on the basis of the financial history and condition of the banks involved, their future prospects, the character of their management, the potential effect of the bank merger on competition, and the convenience and needs of the areas primarily to be served by the resulting institution.

        The parties are not aware of any other governmental approvals or actions that may be required to consummate the consolidation. If any other approval or action is required, it is contemplated that such approval or action would be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

        As of the date hereof, the approvals of the FRB and PDB have been obtained. An application is pending with the FDIC.

Union's Directors and Executive Officers Have Financial Interests in the Consolidation

        In considering the recommendation of the board of directors of Union that Union shareholders vote to adopt the consolidation agreement, Union shareholders should be aware that Union directors and executive officers have financial interests in the consolidation that may be different from, or in addition to, those of Union shareholders generally. The board of directors was aware of and considered these potential interests, among other matters, in its decision to approve the consolidation agreement.

Share Ownership

        As of [    •    ], 2013, the directors and executive officers of Union may be deemed to be the beneficial owners of 21,622 shares, representing 4.3% of the outstanding shares of Union common stock.

        For more information, see "Security Ownership of Certain Beneficial Holders of Union" (page 147).

Board Positions and Compensation

        Riverview has agreed in the consolidation agreement that upon completion of the consolidation, five (5) of the sixteen (16) persons to serve initially on the board of directors of Newco at the effective date shall be designated by the Union board of directors, and eleven (11) of the sixteen (16) persons shall be designated by the Riverview board of directors and are anticipated to be comprised of the current Riverview board of directors plus one additional designee to fill the board seat held by Mr. Lebo, who recently passed away, should Riverview determine to fill that vacancy. Additionally, such individuals will become directors of Riverview Bank on the effective date of the transaction. Union anticipates designating the following non-employee directors of Union as directors of Newco on the effective date of the transaction: Felix E. Bartush, Jr., Daniel R. Blaschak, Harry J. Brown, Albert J. Evans and William C. Yaag.

        Each person who serves as a director of Newco will be compensated in accordance with the policies of Newco, which are anticipated to be substantially similar to the current policies of Riverview as described on page 149 under the heading "Compensation of Directors".

Employment Agreements

        Upon the consummation of the consolidation, Newco and Riverview Bank will assume the employment agreements between Union Bank and certain of its executives. Union Bank had previously entered into employment agreements with Mark F. Ketch, Bruce Hart and Robert Ulaner.

        Pursuant to the terms of their existing employment agreements, upon termination of the executive's employment following a change of control, which includes the consolidation, for any reason other than fraud, intentional misconduct or criminal conduct, the executive will be entitled to a severance benefit equal to, in the case of Messrs. Ketch and Hart, the continued payment of the executive's current annual base salary for thirty-six (36) months and, in the case of Mr. Ulaner, a severance benefit equal to the continued payment of the executive's current annual base salary for twelve (12) months, in each case to be paid in accordance with Union Bank's ordinary payroll schedule.

        None of the foregoing executives have entered into new employment agreements with Riverview or Riverview Bank and, upon the termination of their employment following the consolidation for any reason other than fraud, intentional misconduct or criminal conduct, each will be entitled to the severance benefits under their existing agreements as described above. Please see "Severance Payments and Benefits in Employment Agreements", below.

Severance Payments and Benefits in Employment Agreements

        The following table sets forth the aggregate dollar value of the compensation that each executive officer of Union would receive that is based on or otherwise relates to the consolidation, assuming the following:

  •
  the consolidation closed on [    •    ], 2013, the latest practicable date prior to the filing of this document; and

  •
  the employment of Messrs. Ketch, Hart and Ulaner is terminated by Riverview Bank for any reason other than fraud, intentional misconduct or criminal conduct or by the executive for any reason immediately following the closing of the consolidation.

Name	Cash $	Other ($)	Total ($)
Mark F. Ketch	$330,000	—	$330,000
Bruce Hart	$259,500	—	$259,500
Robert Ulaner	$100,000	—	$100,000

Conversion of Stock Options

        At the time, and as a result, of the consolidation, outstanding options to purchase common stock of Riverview will be converted into options to purchase the same number of shares of common stock of Newco on the same terms and conditions as were applicable to such Riverview stock options.

Indemnification and Insurance

        The consolidation agreement provides that Newco will, following the consolidation, indemnify all current and former officers and directors of Union and its subsidiaries in accordance with Pennsylvania law and the indemnification provisions of Union's articles of incorporation and bylaws. In addition, for six years after the acquisition, Newco agrees to maintain liability insurance coverage with respect to matters arising at or prior to the consolidation for each current or former officer or director of Union or any of its subsidiaries, in amounts and on terms not materially less advantageous than the coverage provided prior to the acquisition, subject to a limit on the cost of such insurance of 150% of its current cost.

 THE CONSOLIDATION AGREEMENT

        The following describes certain aspects of the consolidation, including material provisions of the consolidation agreement. The following description of the consolidation agreement is subject to, and qualified in its entirety by reference to, the consolidation agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference in this joint proxy statement/prospectus. We urge you to read the consolidation agreement carefully and in its entirety, as it is the legal document governing this consolidation. The consolidation agreement is not intended to provide any other factual information about Riverview, Union, or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the consolidation agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants of any description thereof as characterizations of the actual state of facts or condition of Riverview, Union, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in public disclosures by Riverview or Union.

 Terms of the Consolidation

        Each of the Union board of directors and the Riverview board of directors has unanimously adopted the agreement and plan of consolidation which provides for the consolidation of Union and Riverview into a new corporate entity, Newco. Each share of Riverview common stock issued and outstanding immediately prior to completion of the consolidation will be exchanged for one share of Newco common stock. Each share of Union common stock issued and outstanding at the effective time of the consolidation will be converted into 1.95 shares of Riverview common stock, as described below. See "Consideration to Be Received in the Consolidation." Neither Riverview nor Union owns any shares of common stock of the other.

        The articles of incorporation and bylaws of the consolidated company, Newco, are set forth in Exhibits D and E, respectively, of the consolidation agreement, which is attached hereto as Annex A.

Closing and Effective Time of the Consolidation

        The consolidation will be completed only if all of the following occur:

  •
  The agreement and plan of consolidation is approved and adopted by both the Riverview shareholders and the Union shareholders;

  •
  All required governmental and regulatory consents and approvals have been obtained;

  •
  No more than 12% of the outstanding shares of each of Union and Riverview shall have exercised dissenters rights; and

  •
  All other conditions to the consolidation discussed in this joint proxy statement/prospectus and the consolidation agreement are either satisfied or waived.

        The consolidation will become effective when articles of consolidation are filed with the Department of State of the Commonwealth of Pennsylvania. However, we may agree to a later time for completion of the consolidation and specify that time in accordance with Pennsylvania law. In the consolidation agreement, we have agreed to cause the completion of the consolidation to occur no later than thirty (30) business days following the satisfaction or waiver of the conditions specified in the consolidation agreement (other than those conditions that, by their nature, are to be satisfied at the closing, or on another mutually agreed date). It currently is anticipated that the effective time of the consolidation will occur in the fourth quarter of 2013, but we cannot guarantee when or if the consolidation will be completed.

Consideration to Be Received in the Consolidation

        As a result of the consolidation, each Union shareholder will have the right, with respect to each share of Union common stock held (excluding company-owned stock), to receive consolidation consideration consisting of 1.95 shares of Newco common stock, and each Riverview shareholder will have the right, with respect to each share of Riverview common stock held, to receive consolidation consideration consisting of one share of Newco common stock. No fractional shares of Newco common stock will be issued. For each fractional share that would otherwise be issued, Newco will pay an amount in cash equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $10.75.

Treatment of Riverview Stock Options

        Each outstanding and unexercised option to purchase shares of Riverview common stock granted under any Riverview stock option plan, whether or not then exercisable, will be automatically converted, in its entirety, into an option to purchase shares of Newco common stock upon the same terms and conditions as the Riverview option.

        Under the terms of the consolidation agreement, Newco will assume and adopt the Riverview Amended and Restated 2009 Stock Option Plan (as so assumed, the "Newco Stock Option Plan"). Under the Newco Stock Option Plan, Newco may issue incentive stock options and non-qualified stock options of Newco common stock, subject to the terms and conditions of the Newco Stock Option Plan. Adoption of the consolidation agreement by the shareholders of Riverview and Union constitutes the adoption and approval of the Newco Stock Option Plan under the Internal Revenue Code, which adoption and approval shall be deemed effective as of the effective date of the Consolidation. The Newco Stock Option Plan shall terminate on, and no options shall be granted after, the tenth anniversary of such deemed effective date of the assumption and adoption of the Newco Stock Option Plan.

Representations and Warranties

        The consolidation agreement contains customary representations and warranties of Union and Riverview relating to their respective businesses. The representations must be true and correct in all material respects, as of the date of the consolidation agreement and as of the effective date as though made on and as of the effective date (except that representations and warranties that by their terms speak as of the date of the consolidation agreement or some other date must be true and correct in all material respects as of such date) . The representations and warranties in the consolidation agreement do not survive the effective time of the consolidation.

        Each of Riverview and Union has made representations and warranties to the other regarding, among other things:

  •
  Corporate matters, including due organization and qualification;

  •
  Capitalization;

  •
  Authority relative to execution and delivery of the consolidation agreement and the absence of breach or violations of organizational documents or other obligations as a result of the consolidation;

  •
  Required governmental filings and consents;

  •
  The timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

  •
  Financial statements, undisclosed liabilities;

  •
  Tax matters;

  •
  The absence of circumstances and events reasonably likely to have a material adverse effect;

  •
  Material contracts, real estate leases, and other certain types of contracts;

  •
  Properties;

  •
  Insurance coverage;

  •
  Legal proceedings;

  •
  Compliance with applicable laws;

  •
  Employee matters, including employee benefit plans;

  •
  Environmental matters;

  •
  Brokers, finders and financial advisors;

  •
  Loan related matters;

  •
  Related party transactions;

  •
  Credit card accounts and merchant processing;

  •
  Required vote;

  •
  Registration obligations;

  •
  Risk management arrangements;

  •
  The receipt of the respective financial advisor's fairness opinion;

  •
  Trust accounts;

  •
  Intellectual property; and

  •
  Labor matters.

        The representations and warranties described above and included in the consolidation agreement were made by each of Riverview and Union to the other party. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Riverview and Union in connection with negotiating the terms of the consolidation agreement (including by reference to information contained in disclosure schedules delivered by the parties under the consolidation agreement), and may have been included in the consolidation agreement for the purpose of allocating risk between Riverview and Union rather than to establish matters as facts . The consolidation agreement is described herein, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Union, Riverview or their respective businesses. Accordingly, the representations and warranties and other provisions of the consolidation agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus.

 Covenants and Agreements

        Each of Union and Riverview has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the consolidation. In general, each of Riverview and Union agreed to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the consolidation as promptly as practicable.

        Each of Riverview and Union has agreed to operate its business only in the ordinary course and to use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises. In addition, each of Riverview and Union has agreed that, with certain exceptions and except with the other's prior written consent (which is not to be unreasonably withheld), that they will not, and will not permit any of their respective subsidiaries to, among other things, undertake the following extraordinary actions:

  •
  Change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint any new directors to its board of directors, except to fill any vacancy in accordance with its bylaws;

  •
  Except as set forth in the consolidation agreement, change the number of authorized or issued shares of its capital stock, issue any shares or capital stock, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any option or benefit plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

  •
  Enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or as required by law;

  •
  Make application for the opening or closing of any, or open or close any, branch or automated banking facility;

  •
  Except as set forth in the consolidation agreement, take specified actions relating to director and employee compensation, benefits, hiring and promotions;

  •
  Except as otherwise expressly permitted under the consolidation agreement, enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

  •
  Merge or consolidate it or any of its subsidiaries with any other corporation; sell or lease all or any substantial portion of its assets or businesses or that of any of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other party other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between it or any of its subsidiaries, and any other party; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

  •
  Except as otherwise provided in the consolidation agreement, sell or otherwise dispose of their respective capital stock or that of any of their subsidiaries or sell or otherwise dispose of any of their respective assets or those of any of their respective subsidiaries other than in the ordinary course of business consistent with past practice; subject any of their assets or those of any of their subsidiaries to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;

  •
  Incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

  •
  Voluntarily take any action that would result in any of their representations and warranties or the representations and warranties of their respective banking subsidiary becoming untrue or any of the conditions set forth in the consolidation agreement not being satisfied, except in each case as may be required by applicable law or any regulatory authority;

  •
  Change any method, practice or principle of accounting, except as may be required from time to time by generally accepted accounting principles or any regulatory authority responsible for regulating them or their respective banking subsidiary;

  •
  Waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which it or any of its subsidiaries is a party;

  •
  Purchase any securities, including equity securities, except in accordance with past practice pursuant to policies approved by their respective board of directors currently in effect;

  •
  Except as permitted under the consolidation agreement, issue or sell any equity or debt securities;

  •
  Make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit), in excess of $750,000 on a secured basis with respect to Union, or $1.5 million on a secured basis with respect to Riverview, or in excess of $50,000 on an unsecured basis with respect to either, except in accordance with past practice pursuant to policies approved by their respective board of directors currently in effect;

  •
  Except as set forth in the consolidation agreement, enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any affiliate;

  •
  Enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

  •
  Except for the execution of the consolidation agreement, and actions taken or that will be taken in accordance with the consolidation agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

  •
  Enter into any new line of business;

  •
  Make any material change in policies in existence on March 7, 2013 with regard to (i) underwriting, the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, (ii) investments, (iii) asset/liability management, (iv) deposit pricing or gathering, or (v) other material banking policies except as may be required by changes in applicable law or regulations or by a regulatory authority;

  •
  Except for the execution of the consolidation agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any of their respective employee plans;

  •
  Except as set forth in the consolidation agreement, make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on March 7, 2013 and other than expenditures necessary to maintain existing assets in good repair;

  •
  Except as set forth in the consolidation agreement, purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

  •
  Undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by them or their respective banking subsidiary of more than $12,000 annually, or containing any financial commitment extending beyond 12 months from March 7, 2013;

  •
  Except as set forth in the consolidation agreement, pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $15,000 individually or $30,000 in the aggregate, and that does not create negative precedent and provided that they may not charge-off through settlement, compromise or discharge more than $100,000 of the outstanding principal balance of any loan that is 90 or more days contractually past due without first discussing the decision with the other party;

  •
  Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of certain environmental materials;

  •
  Issue any broadly distributed communication to employees relating to post-closing employment, benefit or compensation information without the prior consent of Riverview or issue any broadly distributed communication to customers without the prior approval of Riverview, except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the consolidation,

  •
  Purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

  •
  Other than charitable contributions contractually committed as of March 7, 2013, make any charitable contribution in excess of its budgeted amount for 2013 previously submitted to the other party or agree to make any such contribution for any period after the closing of the consolidation; or

  •
  Agree or commit to do any of the actions prohibited by the preceding bullets.

Each of Riverview and Union has agreed to additional covenants which include, among other things, commitments to:

  •
  Provide certain financial and regulatory information upon request;

  •
  Maintain insurance in reasonable amounts;

  •
  Obtain as soon as practicable all consents and approvals necessary or desirable to close the consolidation; and

  •
  Take all actions which are necessary or advisable to complete the consolidation.

Riverview has further agreed that Riverview will:

  •
  Provide employees of Union who become employees of Riverview with benefits that are generally similar to the benefits provided to similarly situated employees of Riverview, without limiting Riverview's ability to terminate the employment of and employee or to change employee benefits programs from time to time;

  •
  For purposes of determining eligibility and vesting for certain Riverview employee benefit plans (and not for benefit accrual purposes), provide credit for meeting eligibility and vesting requirements in such plans for service as an employee of Union or Union Bank or any predecessor of Union;

  •
  Pay severance benefits to any employees of Union or Union Bank as of March 7, 2013 whose employment is terminated within one year of the closing of the consolidation, other than as a result of unsatisfactory performance and who is not party to an agreement that provides for specific severance payments, equal to two weeks' salary for each full year of service with Union or Union Bank, but at least four weeks' salary and no more than 26 weeks' salary;

  •
  Honor the terms of all employment and change in control agreements, all as disclosed to Riverview in the Union disclosure schedules to the consolidation agreement;

  •
  To indemnify, defend and hold harmless the officers, directors and employees of Union against all claims which arise out of the fact that such person is or was a director, officer or employee of Union and which relate to any matter of fact existing at or prior to the consolidation, to the fullest extent as would have been permitted by Union under Pennsylvania law and under Union's articles of incorporation and bylaws;

  •
  Maintain, for six years following the consolidation, Union's current directors' and officers' liability insurance policies covering the officers and directors of Union with respect to matters occurring at or prior to the consolidation, except that Riverview may substitute similar policies, and that Riverview is not required to spend more than 150% of the annual cost currently expended by Union in order to obtain this insurance;

  •
  Permit Union to establish a stay bonus pool for eligible employees, as mutually agreed by Union and Riverview as to recipients, timing and amount of payment, not to exceed $100,000 in the aggregate; and

  •
  Make a one-time payment of $60,000 to Naomi Morrow Ost, as well as to any independent director of Union who does not become a member of the board of directors of Newco, subject to their execution of a non-compete agreement.

        The consolidation agreement also contains mutual covenants relating to the preparation of this joint proxy statement/prospectus, the regulatory applications and the holding of the special meeting of Riverview shareholders and annual meeting of Union shareholders, respectively, access to information or the other company and public announcements with respect to the transactions contemplated by the consolidation agreement. Union and Riverview have also agreed to use all reasonable best efforts to take all actions needed to obtain necessary governmental and third-party consents and to consummate the transactions contemplated by the consolidation agreement.

Bank Merger

        Riverview and Union have agreed to enter into a merger agreement pursuant to which Union Bank will merge with and into Riverview Bank as soon as practicable after the completion of the consolidation. The bank merger is intended to become effective as promptly as practicable following the closing of the consolidation of the parent companies.

Reasonable Best Efforts to Obtain the Required Shareholder Vote

        Each of Riverview and Union has agreed to hold a meeting of its respective shareholders as soon as is reasonably practicable for the purpose of obtaining shareholder adoption of the consolidation agreement and to use all reasonable lawful action to obtain such approval. Subject to its fiduciary duties, as determined in good faith after consultation with its outside legal counsel, each of Riverview's and Union's boards of directors have agreed to recommend that its shareholders vote in favor of the agreement and plan of consolidation. Union agreed to employ a solicitation firm in order to assist it with the solicitation of votes in favor of the consolidation agreement.

Agreement Not to Solicit Other Offers

        Union has also agreed that it, its subsidiaries and its officers, directors, employees, representatives, agents and affiliates will not, directly or indirectly:

  •
  Initiate, solicit, induce or encourage, or take any action to facilitate the making of any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an inquiry or proposal that constitutes an Acquisition Proposal (as defined below), respond to any such inquiry, participate in any discussions or negotiations with respect to such inquiry or recommend or endorse any such Acquisition Proposal; or

  •
  Enter into any agreement, agreement in principle or letter of intent regarding any Acquisition Proposal or authorize or permit any of its officers, directors, employees, subsidiaries or any representative to take any such action.

        However, Union may consider and participate in discussions and negotiations with respect to an unsolicited bona fide Acquisition Proposal if and only if (a) its annual meeting has not occurred and (b) Union complies with the terms of the agreement governing when and under what circumstances it may respond to an unsolicited offer; (c) its board of directors determines (after consultation with outside legal counsel and its independent financial advisor) that failure to take these actions would be inconsistent with its fiduciary duties under applicable law and (ii) the Acquisition Proposal is an Acquisition Proposal that is deemed superior to the transactions contemplated by the consolidation agreement and provides the other party with notice of such determination within one business day thereafter. In addition, Union must (1) otherwise have complied in all material respects with the applicable sections of the consolidation agreement, and (2) not provide confidential information or data to any person in connection with an Acquisition Proposal unless the person has executed a confidentiality agreement on terms at least as favorable as the terms contained in the confidentiality agreement between Union and Riverview.

        Union has agreed:

  •
  To notify Riverview within one business day after receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, or any material change to any Acquisition Proposal, or any request for nonpublic information relating to it or any of its subsidiaries or for access to its properties, books or records or those of any of its subsidiaries by any person or entity that informs the board of directors that it is considering making, or has made, an Acquisition Proposal, and to provide the other party with relevant information regarding such inquiry, proposal, modification or amendment;

  •
  To keep Riverview fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto; and

  •
  Not to release any third party from the confidentiality and standstill provisions of any agreement to which it or its subsidiaries is or may become a party and to take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person to make an Acquisition Proposal.

        Acquisition Proposal means any inquiry, offer or proposal as to any of the following (other than the consolidation between Riverview and Union) involving Union or any of its subsidiaries:

  •
  Any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving it or any of its subsidiaries;

  •
  Any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of it or any of its subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of it and each of its subsidiaries on a consolidated basis;

  •
  Any issuance, sale or other disposition of (including by way of consolidation, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of it or any of its subsidiaries;

  •
  Any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of it or any of its subsidiaries; or

  •
  Any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Expenses and Fees

        In general, each of Riverview and Union will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the consolidation agreement. Riverview will be responsible for any of the expenses incurred by Newco.

Indemnification and Insurance

        The consolidation agreement provides that in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director or officer of Union or is threatened to be made party based in whole or in part on, or arising in whole or in part out of or pertaining to (i) the fact that he is or was a director, officer or employee of Union or any of its subsidiaries or predecessors, or (ii) the consolidation agreement, Newco will defend against and respond thereto. Newco has agreed to indemnify and hold harmless each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each party to the fullest extent permitted by law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Newco will have no further obligation to any indemnified party when and if a court of competent jurisdiction ultimately determines, and such determination is final and non-appealable, that indemnification is prohibited by law or to any indemnified party that commits fraud. Newco's indemnification obligations continue after completion of the consolidation.

        The consolidation agreement requires Newco to honor after completion of the consolidation the current rights of Union directors, officers and employees to indemnification under the Union articles of incorporation or the Union bylaws or similar governing documents. The consolidation agreement also provides that, upon completion of the consolidation, Newco will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Union and its subsidiaries in their capacities as such against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by applicable laws.

        The consolidation agreement provides that Newco will maintain for a period of six years after completion of the consolidation Union's current directors' and officers' liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the consolidation, except that Riverview is not required to incur an annual premium expense greater than 150% of Union's current annual directors' and officers' liability insurance premium.

Conditions to Complete the Consolidation

        Our respective obligations to complete the consolidation are subject to the fulfillment or waiver of certain conditions, including:

  •
  The adoption of the agreement and plan of consolidation by the requisite vote of each of the Riverview shareholders and the Union shareholders;

  •
  The effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Newco common stock to be issued in the consolidation under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

  •
  The receipt of a legal opinion with respect to certain United States federal income tax consequences of the consolidation;

  •
  The receipt and effectiveness of all governmental and other approvals, registrations and consents on terms and conditions, and the expiration of all related waiting periods required to complete the consolidation; and

  •
  The absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the consolidation agreement.

        Each of Riverview's and Union's obligations to complete the consolidation is also separately subject to the satisfaction or waiver of a number of conditions including:

  •
  The absence of a material adverse effect on the other party; and

  •
  The truth and correctness of the representations and warranties of each other party in the consolidation agreement, subject to the materiality standard provided in the consolidation agreement, and the performance by each other party in all material respects of their obligations under the consolidation agreement and the receipt by each party of certificates from the other party to that effect; and

  •
  The holders of no more than 12% of the outstanding shares of common stock of each of Riverview and Union exercise dissenters rights.

        We cannot provide assurance as to when or if all of the conditions to the consolidation can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

 Termination of the Consolidation Agreement

        The consolidation agreement can be terminated at any time prior to completion by mutual consent or by either party in the following circumstances:

  •
  If there is a breach by the other party that would cause the failure of the closing conditions, unless the breach is capable of being, and is, cured within 30 days of notice of the breach and the terminating party is not itself in material breach;

  •
  If the consolidation has not been completed by December 31, 2013, unless the failure to complete the consolidation by that date was due to the terminating party's material breach of a representation, warranty, covenant or other agreement under the consolidation agreement;

  •
  If any court of competent jurisdiction or governmental authority issues an order, decree, ruling or takes any other action retraining, enjoining or otherwise prohibiting the consolidation (and such order, decree, ruling or action is final and non-appealable); or

  •
  If the common shareholders of either Riverview or Union fail to adopt the consolidation agreement at their respective shareholder meetings.

        In addition, Riverview's board of directors may terminate the consolidation agreement if (1) the Union board of directors receives a superior Acquisition Proposal and enters into an acquisition agreement with respect to such proposal, terminates the consolidation agreement, withdraws its recommendation of the consolidation agreement, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to Riverview, or delivers a written notice to Riverview of its determination to accept such proposal or (2) Riverview has received a superior Acquisition Proposal and has delivered a written notice to Union of its determination to accept such proposal.

        Further, Union's board of directors may terminate the consolidation agreement if (1) the Riverview board of directors receives a superior Acquisition Proposal and enters into an acquisition agreement with respect to such proposal, terminates the consolidation agreement, withdraws its recommendation of the consolidation agreement, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to Union, or delivers a written notice to Union of its determination to accept such proposal or (2) Union has received a superior Acquisition Proposal and has delivered a written notice to Riverview of its determination to accept such proposal.

        Effect of Termination.    If the consolidation agreement is terminated, it will become void, and there will be no liability on the part of Riverview or Union, except that (1) both Riverview and Union will remain liable for any willful breach of the consolidation agreement and (2) designated provisions of the consolidation agreement, including the payment of fees and expenses, the confidential treatment of information and publicity restrictions, will survive the termination .

Termination Fee

        Union will pay Riverview a termination fee of $600,000 in the event that the consolidation agreement is terminated:

  •
  By Riverview because Union's shareholders fail to approve the consolidation at the annual meeting and prior thereto, there has been a publicly proposed or announced alternative Acquisition Proposal for Union that is agreed to or consummated within 12 months following termination; or

  •
  By Riverview because Union has received an alternative Acquisition Proposal, and Union (1) enters into an acquisition agreement with respect to the alternative Acquisition Proposal, (2) terminates the consolidation agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the consolidation agreement in a manner adverse to Riverview, or (4) delivers a written notice to Riverview of its determination to accept the alternative Acquisition Proposal; or

  •
  By Union, if Union receives an alternative Acquisition Proposal and delivers a written notice to Riverview of its determination to accept the alternative Acquisition Proposal.

If the consolidation agreement is terminated because of a material default, the defaulting party must pay the non-defaulting party $350,000.

Amendment, Waiver and Extension of the Consolidation Agreement

        Subject to applicable law, the parties may amend the consolidation agreement by written agreement between Union and Riverview executed in the same manner as the consolidation agreement.

        At any time prior to the completion of the consolidation, each of the parties, by action taken or authorized by their respective board of directors, to the extent legally allowed, may:

  •
  Extend the time for the performance of any of the obligations or other acts of the other party;

  •
  Waive any inaccuracies in the representations and warranties of the other party; or

  •
  Waive compliance by the other party with any of the other agreements or conditions contained in the consolidation agreement.

Accounting Treatment

        The consolidation will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. Riverview will be considered the acquirer and Union will be considered the acquired entity. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Union will be recorded, as of the date of completion of the consolidation, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as "goodwill". Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually for impairment with any resulting impairment losses included in net income. If the net assets acquired exceed the purchase price, there will be no goodwill recorded and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity (Newco) will include the results of Union's operations only after completion of the consolidation.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONSOLIDATION

        The following discussion addresses certain material United States federal income tax consequences of the consolidation to a shareholder of Riverview or Union who holds shares of common stock of Riverview or Union, as applicable, as a capital asset. This discussion is based upon the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Riverview shareholders and/or Union shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Riverview shareholders and/or Union shareholders subject to special treatment under the Internal Revenue Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Riverview shareholders and/or Union shareholders who hold their respective shares of common stock as part of a hedge, straddle or conversion transaction, acquired their respective shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation, and holders who are not United States persons, within the meaning of Section 7701(a)(30) of the Internal Revenue Code). In addition, the discussion does not address any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

        Riverview shareholders and Union shareholders are encouraged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the consolidation.

        The closing of the consolidation is conditioned upon the receipt by Riverview and Union of the opinion of Barley Snyder LLP, dated as of the effective date of the consolidation, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion (including factual representations contained in certificates of officers of Riverview and Union) which are consistent with the state of facts existing as of the effective date of the consolidation, the consolidation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The tax opinion to be delivered in connection with the consolidation is not binding on the IRS or the courts, and neither Riverview nor Union intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the consolidation. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinion is based are inconsistent with the actual facts, the United States federal income tax consequences of the consolidation could be adversely affected.

        The discussion below sets forth the opinion of Barley Snyder LLP as to certain material United States federal income tax consequences of the consolidation to Riverview shareholders and Union shareholders. The opinion of Barley Snyder LLP, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, concludes that the consolidation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

        Neither a Riverview shareholder nor a Union shareholder will recognize gain or loss as a result of such shareholder's shares of Riverview common stock or Union common stock, respectively, being exchanged in the consolidation solely for shares of Newco common stock, except as described below with respect to the receipt of cash in lieu of a fractional share of Newco common stock. A Riverview shareholder's or Union shareholder's aggregate tax basis in shares of Newco common stock received in the consolidation, including any fractional share deemed received and exchanged as described below, will equal the aggregate tax basis of the shareholder's Riverview common shares or Union common shares, as applicable, surrendered in the consolidation. The holding period of the Newco common stock will include the holding period of the shares of Riverview common stock or Union common stock, as the case may be, surrendered in the consolidation, provided the Riverview or Union shareholder's common shares are held as a capital asset at the time of the consolidation.

        Cash received by a Riverview or Union shareholder in lieu of a fractional share of Newco common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder's aggregate adjusted tax basis of the shares of Riverview or Union common stock, as applicable, surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Riverview or Union, as applicable, common stock is more than one year at the time of the consolidation. The deductibility of capital losses is subject to limitations.

        As parties to the consolidation, no gain or loss will be recognized by Riverview or Union solely as a result of consummation of the consolidation.

        Tax matters are very complicated, and the tax consequences of the consolidation to each holder of Riverview or Union common stock will depend on the facts of that shareholder's particular situation. The discussion set forth above does not address all United States federal income tax consequences that may be relevant to a particular holder of Riverview or Union common stock and may not be applicable to holders in special situations. Holders of Riverview or Union common stock are urged to consult their own tax advisors regarding the specific tax consequences of the consolidation. Further, such discussion does not address tax consequences that may arise with respect to Newco by reason of any actions taken or events occurring subsequent to the consolidation.

 SUPERVISION AND REGULATION

General

        Each of Union and Riverview is a bank holding company subject to supervision and regulation by the FRB. In addition, each of Union Bank and Riverview Bank are subject to supervision, regulation and examination by the FDIC and PDB, and their deposits are insured by the FDIC. The FDIC must approve bank mergers, if the surviving bank would be a state chartered, non-member bank, as well as the establishment of new branches and new subsidiaries. Federal and state laws also impose a number of requirements and restrictions on the operations of Union Bank and Riverview Bank, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be made and the types of services which may be offered, restrictions on the ability to acquire deposits under certain circumstances, and requirements relating to the protection of consumers. The following sections discuss more fully some of the principal elements of the regulatory framework applicable to Union, Riverview, Union Bank and Riverview Bank. This discussion is not intended to be an exhaustive description of the statutes and regulations applicable to each of them and is subject to, and qualified by, reference to the statutory and regulatory provisions. A change in these statutes, regulations or regulatory policies, or the adoption of new statutes, regulations or regulatory policies, may have a material effect on Union's, Riverview's, Union Bank's and Riverview Bank's respective businesses.

Recent Enforcement Action

        On July 2, 2010, the board of directors of Union Bank entered into a Memorandum of Understanding, or MOU, with the FDIC and the PDB. An MOU with regulatory authorities is an informal action that is not published or publicly available and that is used when circumstances warrant a milder form of action than a formal supervisory action, such as a formal written agreement or order. Among other things, under the MOU, Union Bank has agreed to address the following matters:

  •
  Take appropriate steps to monitor and improve the bank's asset quality;

  •
  Develop a plan to enhance the bank's earnings position;

  •
  Develop a capital plan that maintains capital at a level commensurate with the bank's risk posture; and

  •
  Take certain actions with respect to the bank's trust policies and procedures.

        Riverview and Union do not believe there are any material actions necessary to be taken by the combined company as a result of the MOU.

Dodd-Frank Act

        As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which became law on July 21, 2010, there is additional regulatory oversight and supervision of Union, Riverview, Union Bank, and Riverview Bank. The Dodd-Frank Act significantly changes the regulation of financial institutions and the financial services industry. The Dodd-Frank Act includes, and the regulations being developed thereunder will include, provisions affecting large and small financial institutions alike, including several provisions that affect the regulation of community banks and bank holding companies.

        The Dodd-Frank Act, among other things, imposes new capital requirements on bank holding companies; changes the base for FDIC insurance assessments to a bank's average consolidated total assets minus average tangible equity, rather than upon its deposit base; permanently raises the current standard deposit insurance limit to $250,000; and expands the FDIC's authority to raise insurance premiums. The legislation also calls for the FDIC to raise its ratio of reserves to deposits from 1.15% to 1.35% for deposit insurance purposes by September 30, 2020 and to "offset the effect" of increased assessments on insured depository institutions with assets of less than $10 billion.

        The Dodd-Frank Act also includes provisions that affect corporate governance and executive compensation at all publicly-traded companies and allows financial institutions to pay interest on business checking accounts. The legislation also restricts proprietary trading, places restrictions on the owning or sponsoring of hedge and private equity funds, and regulates the derivatives activities of banks and their affiliates. The Dodd-Frank Act also establishes the Financial Stability Oversight Council to identify threats to the financial stability of the U.S. financial system, promote market discipline, and respond to emerging threats to the stability of the U.S. financial system.

Bank Holding Company Act

        Each of Union and Riverview are required to file with the FRB an annual report, other periodic reports, and such additional information as the FRB may require pursuant to the BHC Act. The FRB also makes examinations of bank holding companies and their subsidiaries. The BHC Act requires each bank holding company to obtain the prior approval of the FRB before it may acquire substantially all of the assets of any bank, or if it would acquire or control more than 5% of the voting shares of such a bank. The FRB considers numerous factors, including its capital adequacy guidelines, before approving such acquisitions.

The Community Reinvestment Act

        The Community Reinvestment Act of 1977, as amended, or the CRA, and the regulations promulgated to implement the CRA, are designed to create a system for bank regulatory agencies to evaluate a depository institution's record in meeting the credit needs of its community. The CRA regulations were completely revised in 1995 to establish performance-based standards for use in examining a depository institution's compliance with the CRA, referred to in this document as the revised CRA regulations. The revised CRA regulations established new tests for evaluating both small and large depository institutions' investment in the community. In connection with its assessment of CRA performance, the FDIC assigns a rating of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance." Union Bank received a "satisfactory" rating in its last CRA examination in April of 2012. Riverview Bank has never had a CRA examination. However, its predecessor bank, the First National Bank of Marysville, received an "outstanding" rating in its last CRA examination in May of 2005.

Dividend Restrictions

        Union and Riverview are a legal entities, separate and distinct from their respective bank subsidiaries, Union Bank and Riverview Bank. Declaration and payment of cash dividends by Union depends upon cash dividend payments to Union by Union Bank, which is Union's primary source of revenue and cash flow. Similarly, Riverview depends upon cash dividend payments to Riverview by Riverview Bank, which is Riverview's primary source of revenue and cash flow. Accordingly, the ability of Union and Riverview, and consequently the ability of Union's and Riverview's respective creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Union or Riverview in its capacity as a creditors may be recognized.

        As Pennsylvania chartered banks, each of Union Bank and Riverview Bank are subject to regulatory restrictions on the payment and amounts of dividends under the Pennsylvania Banking Code. Further, the ability of banking subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements.

        The payment of dividends by Union, Riverview, Union Bank and Riverview Bank may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. Federal banking regulators have the authority to prohibit banks and bank holding companies from paying a dividend if the regulators deem such payment to be an unsafe or unsound practice.

Capital Requirements and Source of Strength Doctrine

        Union and Riverview.    Under the Dodd-Frank Act and FRB regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the FRB to be an unsafe and unsound banking practice or a violation of the FRB regulations or both. This doctrine is commonly known as the "source of strength" doctrine.

        The Federal banking regulators have adopted risk-based capital guidelines for bank holding companies. Currently, the required minimum ratio of total capital to risk-weighted assets (including off-balance sheet activities, such as standby letters of credit) is 8% (10% in order to be considered "well-capitalized"). At least 4% of the total capital (6% to be well-capitalized) is required to be Tier 1 capital, consisting principally of common shareholders' equity, related surplus, retained earnings, qualifying perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain other intangibles. The remainder (Tier 2 capital) may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, qualifying preferred stock and a limited amount of the general loan loss allowance.

        In addition to the risk-based capital guidelines, the federal banking regulators established minimum leverage ratio (Tier 1 capital to total assets) guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of 3% for those bank holding companies which have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a leverage ratio of at least 4%.

        At March 31, 2013, each of Union and Riverview qualified as a "small bank holding company" and were, therefore, exempt from the foregoing regulatory capital standards. As a small bank holding company, the FRB will consider Union Bank's and Riverview Bank's capital position in determining the adequacy of Union's and Riverview's capital positions, respectively.

        Union Bank and Riverview Bank.    Enacted in 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, contains provisions limiting activities and business methods of depository institutions. FDICIA required the primary federal banking regulators to promulgate regulations setting forth standards relating to, among other things, internal controls and audit systems; credit underwriting and loan documentation; interest rate exposure, off-balance sheet assets and liabilities; and compensation of directors and officers. FDICIA also provided for expanded regulation of depository institutions and their affiliates, including parent holding companies, by such institutions' primary federal banking regulator. Each primary federal banking regulator is required to specify, by regulation, capital standards for measuring the capital adequacy of the depository institutions it supervises and, depending upon the extent to which a depository institution does not meet such capital adequacy measures, the primary federal banking regulator may prohibit such institution from paying dividends or may require such institution to take other steps to become adequately capitalized.

        FDICIA established five capital tiers, ranging from "well capitalized" to "critically under-capitalized". A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure. Under FDICIA, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market; in addition, "pass through" insurance coverage may not be available for certain employee benefit accounts. FDICIA also requires an undercapitalized depository institution to submit an acceptable capital restoration plan to the appropriate federal bank regulatory agency. One requisite element of such a plan is that the institution's parent holding company must guarantee compliance by the institution with the plan, subject to certain limitations. In the event of the parent holding company's bankruptcy, the guarantee, and any other commitments that the parent holding company has made to federal bank regulators to maintain the capital of its depository institution subsidiaries, would be assumed by the bankruptcy trustee and entitled to priority in payment.

        At March 31, 2013, each of Union Bank and Riverview Bank qualified as "well capitalized" under these regulatory capital standards.

Control Acquisitions

        The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the FRB has been notified and has not objected to the transaction.

The USA Patriot Act

        The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2002, or the USA Patriot Act, gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. Through amendments to the Bank Secrecy Act, the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement agencies. Among other requirements, the USA Patriot Act requires banks to establish anti-money laundering policies, to adopt procedures and controls to detect and report money laundering, and to comply with certain enhanced recordkeeping obligations and due diligence standards with respect to correspondent accounts of foreign banks.

Basel III

        On July 2, 2013, U.S. banking agencies issued final rules, that revise the current capital rules to implement the requirements of the Dodd-Frank Act and Basel III, commencing January 1, 2015. The new rules apply to both the respective holding companies and the banks. When fully implemented the rules will increase the quantity and quality of capital required by providing for a new minimum common equity Tier 1 ratio of 4.5% of risk-weighted assets and a common equity Tier 1 capital conservation buffer of 2.5% of risk-weighted assets. The rules also revise the definition of capital to improve the ability of regulatory capital instruments to absorb losses and establish limitations on capital distributions and certain discretionary bonus payments if additional specified amounts, or "buffers," of common equity Tier 1 capital are not met.

        The rules also revise and harmonize the bank regulators' rules for calculating risk-weighted assets to enhance risk sensitivity and address weaknesses that have been identified recently.

Other Matters

        Federal and state law also contains a wide variety of other provisions that affect the operations of Union, Riverview, Union Bank and Riverview Bank, including, but not limited to, certain reporting and disclosure requirements; standards and guidelines for underwriting, account management and other aspects of lending activities; laws that prohibit discrimination; restrictions on establishing and closing branches; limitations on transactions with affiliates; restrictions on loans to insiders; and requirements relating to privacy and data security.

Effect of Governmental Policies

        Union's and Riverview's earnings are significantly affected by the monetary and fiscal policies of governmental authorities, including the FRB. Among the instruments of monetary policy used by the FRB to implement these objectives are open-market operations in U.S. Government securities and federal funds, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These instruments of monetary policy are used in varying combinations to influence the overall level of bank loans, investments and deposits, and the interest rates charged on loans and paid for deposits. The FRB frequently uses these instruments of monetary policy, especially its open-market operations and the discount rate, to influence the level of interest rates and to affect the strength of the economy, the level of inflation or the price of the dollar in foreign exchange markets. The monetary policies of the FRB have had a significant effect on the operating results of banking institutions in the past and are expected to continue to do so in the future. It is not possible to predict the nature of future changes in monetary and fiscal policies, or the effect which they may have on Union's or Riverview's business and earnings.

Other Legislative Initiatives

        Proposals may be introduced in the United States Congress and in the Pennsylvania Legislature and before various bank regulatory authorities which would alter the powers of, and restrictions on, different types of banking organizations and which would restructure part or all of the existing regulatory framework for banks, bank holding companies and other providers of financial services. Moreover, other bills may be introduced in Congress which would further regulate, deregulate or restructure the financial services industry, including proposals to substantially reform the regulatory framework. It is not possible to predict whether these or any other proposals will be enacted into law or, even if enacted, the effect which they may have on Union's or Riverview's business and earnings.

 THE RIVERVIEW SPECIAL MEETING

        This joint proxy statement/prospectus is being furnished to Riverview shareholders by Riverview's board of directors in connection with the solicitation of proxies by Riverview's board of directors from the holders of Riverview common stock for use at the special meeting of Riverview shareholders and any adjournments or postponements of the special meeting.

Date, Time and Place

        The special meeting will be held on [    •    ], 2013 at [    •    ], local time, at [    •    ], subject to any adjournments or postponements.

Matters to be Considered

        At the special meeting, Riverview shareholders will be asked to consider and vote upon the following proposals:

  1.
  Adoption of the consolidation agreement as described in detail under the heading "The Consolidation" beginning on page 37;

  2.
  Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies to adopt the consolidation agreement; and

  3.
  Transaction of any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        At this time, the Riverview board of directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Shareholders Entitled to Vote

        The close of business on [    •    ], 2013 has been fixed by Riverview's board of directors as the record date for the determination of those holders of Riverview common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

        At the close of business on the record date there were [    •    ] shares of Riverview common stock outstanding and entitled to vote, held by approximately [    •    ] holders of record. A list of the shareholders of record entitled to vote at the special meeting will be available for examination by Riverview shareholders.

Quorum and Required Vote

        Each holder of record of shares of Riverview common stock as of the Riverview record date is entitled to cast one vote per share at the special meeting on each proposal. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Riverview common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. The affirmative vote of holders of a majority of the outstanding shares of common stock, in person and by proxy, at the meeting is required to approve the consolidation agreement. For all other matters to be considered at the special meeting, the affirmative vote of a majority of the votes cast at the special meeting is required for approval.

How Shares Will Be Voted at the Special Meeting

        All shares of Riverview common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the consolidation agreement and "FOR" the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies as included in this joint proxy statement/prospectus.

        If you hold shares of Riverview common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a "broker non-vote." Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting of shareholders only if such shares have been voted at the special meeting on another matter other than a procedural motion. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.

        If any other matters are properly brought before the special meeting, the proxies named in the proxy card will have discretion to vote the shares represented by duly executed proxies in their sole discretion.

How to Vote Your Shares

        Riverview shareholders may vote in person at the special meeting or by one of the following methods:

        Voting by Mail.    You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement, your proxy will be voted in favor of that proposal.

        Voting in Person.    If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the special meeting. Should you have any questions on the procedure for voting your shares, please contact Riverview's Chief Financial Officer, Terry Wasko, Riverview Financial Corporation, 200 Front Street, P.O. Box B, Marysville, PA 17053.

How to Change Your Vote

        If you are a registered shareholder, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to the Chief Financial Officer, or (3) attending the special meeting in person, notifying the Chief Financial Officer and voting by ballot at the special meeting. The Chief Financial Officer's mailing address is 200 Front Street, P.O. Box B, Marysville, PA 17053. If your shares are registered in the name of a broker or other nominee, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity's procedures.

Solicitation of Proxies

        Riverview will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Riverview will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Riverview common stock and secure their voting instructions. Riverview will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Riverview may use several of its regular employees, who will not be specially compensated, to solicit proxies from Riverview shareholders, either personally or by telephone, facsimile, letter or other electronic means.

        Riverview and Union will share equally the expenses incurred in connection with the copying, printing and distribution of this joint proxy statement/prospectus.

Attending the Meeting

        All holders of Riverview common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without both proper proof of share ownership and proper photo identification.

RIVERVIEW SPECIAL MEETING—PROPOSAL NO. 1
ADOPTION OF THE CONSOLIDATION AGREEMENT

        Riverview is asking its shareholders to adopt the consolidation agreement. For a detailed discussion of the consolidation, including the terms and conditions of the consolidation agreement, see "The Consolidation", beginning on page 37. As discussed in detail in the sections entitled "The Consolidation—Riverview's Reasons for the Consolidation", and "—Recommendation of Riverview's Board of Directors", beginning on pages 41 and 44, respectively, after careful consideration, the Riverview board of directors determined that the terms of the consolidation agreement and the transactions contemplated by it are in the best interests of Riverview and the board unanimously approved the consolidation agreement. Accordingly Riverview's board of directors unanimously recommends that Riverview shareholders vote "FOR" adoption of the consolidation agreement.

 Required Vote

        Adoption of the consolidation agreement requires the affirmative vote of the holders of a majority of the outstanding common stock, in person or by proxy, at the Riverview special meeting for the proposal. Abstentions and broker non-votes will, therefore, effectively act as a vote against the adoption of the consolidation agreement.

RIVERVIEW SPECIAL MEETING—PROPOSAL NO. 2
AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS

General

        If, at the Riverview special meeting, the number of shares of Riverview common stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of Riverview common stock voting in favor is insufficient to adopt the consolidation agreement, Riverview management intends to move to adjourn the special meeting in order to enable the Riverview board of directors more time to solicit additional proxies. In that event, Riverview will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the consolidation agreement.

        In this proposal, Riverview is asking you to grant discretionary authority to the holder of any proxy solicited by the Riverview board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Riverview approve the adjournment proposal, Riverview could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

        Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

Vote Required

        Pursuant to Riverview's bylaws, the adjournment proposal requires affirmative vote of a majority of all votes cast, in person and by proxy, at the Riverview special meeting for the proposal. Abstentions and broker non-votes will not affect the vote on the adjournment proposal.

Recommendation of the Riverview Board of Directors

        The Riverview board of directors recommends a vote "FOR" the proposal to authorize the board of directors to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies to adopt the consolidation agreement.

Riverview Affiliate Letter

        As of the record date, directors and executive officers of Riverview and their affiliates had the right to vote [    •    ] shares of Riverview common stock, or [    •    ]% of the outstanding Riverview common stock entitled to be voted at the special meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Riverview has executed an Affiliate Letter in favor of Union pursuant to which he or she has agreed to vote all shares of Riverview common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

INFORMATION ABOUT RIVERVIEW FINANCIAL CORPORATION

Business

Riverview Financial Corporation

        Riverview is a one bank holding company, incorporated in the Commonwealth of Pennsylvania on December 31, 2008 and is headquartered in Halifax, Pennsylvania. Riverview was formed upon the consolidation of First Perry Bancorp, Inc., Marysville, Pennsylvania, and HNB Bancorp, Inc., Halifax, Pennsylvania. Riverview is a registered bank holding company and currently its sole business is to act as a holding company for Riverview Bank.

        At December 31, 2012, Riverview Bank had 64 full-time employees and 12 part-time employees. In the opinion of management, Riverview Bank enjoys a satisfactory relationship with its employees. Riverview Bank is not a party to any collective bargaining agreement.

        Riverview provides banking services through Riverview Bank and does not engage in any activities other than banking and related activities. As of March 31, 2013, Riverview had total assets of $[    •    ] million and total shareholders' equity of $[    •    ] million. Riverview's principal executive offices are located at 200 Front Street, P.O. Box B, Marysville, PA 17053. The telephone number is (717) 957-2196.

Riverview Bank

        Riverview Bank is a state-chartered bank and successor to Riverview National Bank, which was formed upon the consolidation of the charters of The First National Bank of Marysville and Halifax National Bank on December 31, 2008 and is headquartered in Marysville, Pennsylvania. After the consolidation, the branches of The First National Bank of Marysville and Halifax National Bank continued to operate under their former names as divisions of Riverview National Bank.

        On March 14, 2011, Riverview National Bank filed an application with the Pennsylvania Department of Banking to convert from a national banking association to a Pennsylvania state-chartered bank. The purpose of the charter change was to provide the Bank with greater flexibility in executing its strategy of profitability and growth. The conversion was effective November 19, 2011, at which time the Bank became known as Riverview Bank and its operating divisions Marysville Bank and Halifax Bank.

        Effective December 27, 2012, Riverview Bank purchased a wealth management company located in Orwigsburg, Schuylkill County, Pennsylvania. Riverview Financial Wealth Management, a division of Riverview Bank, provides financial advisory and investment services relating to non-deposit type investment products.

        Riverview Bank is a full service commercial bank providing a wide range of services to individuals, small to medium size businesses and municipalities in its central Pennsylvania market area of Perry, Dauphin, Cumberland, Schuykill and Berks counties. Riverview Bank competes with several other financial institutions, savings banks and credit unions in the market area. Riverview Bank's commercial banking activities include accepting time, demand and savings deposits and making secured and unsecured commercial, real estate and consumer loans.

Competition

        Riverview Bank faces competition both in originating loans, retaining loans and attracting deposits. Riverview Bank operates in the central Pennsylvania market, which include the counties of Perry, Dauphin, Cumberland, Schuylkill and Berks. Within this area, Riverview Bank competes with other financial institutions, which include regional banks, other community banks, savings banks, credit unions, investment brokerage firms and insurance companies. Some of these financial institutions have greater financial resources than Riverview Bank and may offer services that Riverview Bank does not provide. Riverview Bank competes in this environment by maintaining a diversified loan and deposit product line and providing wealth management services. Relationships with customers are built and maintained through Riverview Bank's branch network, its deployment of branch ATMs and its telephone and web-based banking services.

Properties

        Riverview owns a parking lot located at 110 Verbeke Street, Marysville, Pennsylvania 17053, which is adjacent to the Bank owned main office building located at 200 Front Street, Marysville, Pennsylvania 17053. The table below sets forth the locations of the properties that are owned and leased in the name of the Bank, which include its main office, branch offices and certain parking facilities related to its banking offices. As for those properties that are owned, all are owned free and clear of any lien. The Bank's main office and all branch offices are located in Pennsylvania. The Bank's offices are listed below.

Owned Offices
500 South State Road, Marysville, Pennsylvania 17053(1)
Third and Market Streets, Halifax, Pennsylvania 17032(2)
311 South Market Street, Millersburg, Pennsylvania 17061(2)
Drive-through facility on 16 N. 3rd Street, Halifax, Pennsylvania 17032(2)
15 N. 3rd Street, Halifax, Pennsylvania 17032(2)
Parking Lot on N. 3rd Street, Halifax, Pennsylvania 17032(2)
Market Street Main Building, Halifax, Pennsylvania 17032(2)

Leased Offices
2040 Good Hope Road, Enola, Pennsylvania 17025(1)
55 South Main Street, Duncannon, Pennsylvania 17020(1)
34 South Market Street, Elizabethville, Pennsylvania 17023(2)
920 East Wiconisco Avenue, Tower City, Pennsylvania 17980(2)
57 S. Sillyman Street, Cressona, Pennsylvania 17929(3)
1021 Centre Turnpike, Orwigsburg, Pennsylvania 17961(3)
121 Progress Avenue, Pottsville, Pennsylvania 17901(3)
2650 Westview Drive, Suite E, Wyomissing, Pennsylvania 19610(3)
340 South Liberty Street, Orwigsburg, Pennsylvania 17961(4)

(1)
Operates under the name "Marysville Bank, a Division of Riverview Bank".

(2)
Operates under the name "Halifax Bank, a Division of Riverview Bank".

(3)
Operates under the name "Riverview Bank".

(4)
Operates under the name "Riverview Financial Wealth Management, a Division of Riverview Bank."

        All of these properties are in good condition and are deemed by management to be adequate for Riverview's purposes.

Legal Proceedings

        A certain amount of litigation arises in the ordinary course of the business of Riverview and Riverview Bank. In the opinion of the management of Riverview, there are no proceedings pending to which the Riverview or Riverview Bank are a party or to which their property is subject, that, if determined adversely to them, would be material in relation to Riverview's shareholders' equity or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of Riverview and Riverview Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against Riverview or Riverview Bank by governmental authorities.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Riverview Financial Corporation—March 31, 2013

        The following discussion and analysis summarizes Riverview's results of operations and highlights material changes for the three months ended March 31, 2013 and March 31, 2012 and its financial condition as of March 31, 2013. This discussion is intended to provide additional information which may not be readily apparent from the consolidated selected financial data included in this report. Reference should be made to the selected financial data presented for a complete understanding of the following discussion and analysis.

        This discussion and analysis should be read in conjunction with the consolidated unaudited financial statements and related footnotes for the three months ended March 31, 2013 beginning on page [    •    ] of this document. Other than described herein, management does not believe there are any trends, events or uncertainties that are reasonably expected to have a material impact on future results of operations, liquidity or capital resources.

        This discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as Riverview's plans, objectives, expectations and intentions. Therefore, this analysis should be read in conjunction with the "Cautionary Statement Regarding Forward-Looking Statements" on page [    •    ].

Critical Accounting Policies

        Riverview's consolidated financial statements are prepared based on the application of certain accounting policies. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or are subject to variations which may significantly affect Riverview's reported results and financial position for the period or in future periods. Changes in underlying factors, assumptions, or estimates in any of these areas can have a material impact on future financial condition and results of operations.

        Riverview has identified several policies as being critical because they require management to make particularly difficult, subjective and/or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. These policies relate to the allowance for loan losses, valuation of securities, goodwill and other intangible asset impairment and accounting for income taxes.

        Riverview performs periodic and systematic detailed reviews of its loan portfolio to assess overall collectability. The level of the allowance for loan losses reflects an estimate of the losses inherent in the loan portfolio at any point in time. While these estimates are based on substantiated methods for determining allowance requirements, actual outcomes may differ significantly from estimated results, especially when determining allowances for business, construction, and commercial real estate loans. These loans are normally larger and more complex, and their collection rates are harder to predict. Personal loans, including personal mortgage and other consumer loans, are individually smaller and perform in a more homogenous manner, making loss estimates more predictable.

        Riverview records its available for sale securities at fair value. Fair value of these securities is determined based on methodologies in accordance with generally accepted accounting principles. Fair values are volatile and may be influenced by a number of factors, including market conditions, discount rates, credit ratings and yield curves. Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values used are based on the quoted prices of similar instruments or an estimate of fair value by using a range of fair value estimates in the marketplace as a result of the illiquid market specific to the type of security.

        When the fair value of a security is below its amortized cost, and depending on the length of time the condition exists and the extent the fair value is below amortized cost, additional analysis is performed to determine whether an other than temporary impairment condition exists. Available for sale securities are analyzed quarterly for possible other than temporary impairment. The analysis considers (i) whether the bank has the intent to sell the securities prior to recovery and/or maturity and (ii) whether it is more likely than not that the bank will have to sell the securities prior to recovery and/or maturity. Often, the information available to conduct these assessments is limited and rapidly changing, making estimates of fair value subject to judgment. If actual information or conditions are different than estimated, the extent of the impairment of the security may be different than previously estimated, which could have a material effect on Riverview's results of operations and financial condition.

        Goodwill and other intangible assets are reviewed for potential impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment in accordance with generally accepted accounting principles relating to Goodwill and Other Intangible Assets. Goodwill is tested for impairment and an impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. Riverview employs general industry practices in evaluating the fair value of its goodwill and other intangible assets. No assurance can be given that future impairment tests will not result in a charge to earnings.

        Deferred income tax assets and liabilities are determined using the liability method. Under this method, the net deferred tax asset or liability is recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date. To the extent that current available evidence about the future raises doubt about the likelihood of a deferred tax asset being realized, a valuation allowance is established. The judgment about the level of future taxable income, including that which is considered capital, is inherently subjective and is reviewed on a continual basis as regulatory and business factors change. Riverview has deemed that its deferred tax assets will more likely than not be realized, and accordingly, has not established a valuation allowance on them.

Overview

        Riverview is a Pennsylvania corporation headquartered in Halifax, Pennsylvania and is the holding company for Riverview Bank, which is a Pennsylvania chartered full-service community bank headquartered in Marysville, Pennsylvania. Riverview Bank and its operating divisions, Marysville Bank, Halifax Bank and Riverview Financial Wealth Management, provide a full range of commercial and consumer banking and wealth management services to individuals, businesses and municipalities in Perry, Dauphin, Cumberland, Schuylkill and Berks counties.

        Riverview had total consolidated assets of $311,371,000, loans of $234,973,000, deposits of $272,697,000, and shareholders' equity of $26,771,000 at March 31, 2013. Net income for the three months ended March 31, 2013 was $483,000 (or $0.28 per share) as compared to $897,000 (or $0.52 per share) for the three months ended March 31, 2012. The annualized return on average assets was 0.63% for the three months ended March 31, 2013 as compared with 1.26% for the comparable period in 2012. The annualized return on average equity was 7.28% for the first three months of 2013 as compared with 13.53% for the same period in 2012. The decrease in the return on average assets and return on average equity ratios is attributable to the decrease in net income earned during the first quarter of 2013 as compared with the first quarter of 2012 as a result of recording higher gains from the sale of investment securities in 2012 as compared with the gains from the sale of investment securities recorded in 2013.

Results of Operations for the Three Months Ended March 31, 2013 as Compared with March 31, 2012

Net Interest Income and Net Interest Margin

        The following table presents Riverview's average balances, interest rates, interest income and expense, interest rate spread and net interest margin, adjusted to a fully-tax equivalent basis, for the three months ended March 31, 2013 and 2012.

 Average Balances and Average Interest Rates
(Dollars in thousands)

	For the Three Months Ended March 31,
	2013			2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets:
Securities:
Taxable	$14,512	$52	1.45%	$26,372	$172	2.62%
Tax-exempt	22,250	270	4.92%	20,363	264	5.21%

Total securities	36,762	322	3.55%	46,735	436	3.75%

Other interest earning assets	8,994	7	0.32%	13,444	10	0.30%
Loans:
Consumer	1,654	24	5.88%	1,772	31	7.04%
Commercial	24,483	241	3.99%	18,709	196	4.21%
Real estate	213,809	2,691	5.10%	183,001	2,637	5.80%

Total loans	239,946	2,956	5.00%	203,482	2,864	5.66%

Total earning assets	285,702	3,285	4.66%	263,661	3,310	5.05%
Non-interest earning assets	27,191			23,067

Total assets	$312,893			$286,728

Liabilities and shareholders' equity
Interest-bearing liabilities:
Deposit accounts:
Interest-bearing demand	$99,077	$174	0.71%	$95,005	$247	1.05%
Savings	52,901	64	0.49%	33,172	30	0.36%
Time deposits	97,488	386	1.61%	93,904	470	2.01%

Total deposits	249,466	624	1.01%	222,081	747	1.35%

Borrowings:
Short-term borrowings	1,067	1	0.38%	1,218	1	0.33%
Long-term borrowings	9,550	81	3.44%	12,178	93	3.07%

Total borrowings	10,617	82	3.13%	13,396	94	2.82%

Total interest bearing liabilities	260,083	706	1.10%	235,477	841	1.44%

Demand deposits	23,529			22,146
Other liabilities	2,376			2,437
Shareholders' equity	26,905			26,668

Total liabilities and shareholders' equity	$312,893			$286,728

Net interest income		$2,579			$2,469

Net interest spread			3.56%			3.61%

Net interest margin			3.66%			3.77%

Tax-exempt income is presented on a fully tax-equivalent basis assuming a tax rate of 34%.

For yield computation purposes, non-accruing loans are included in average loan balances and any income recognized on these loans is included in interest income.

Securities held as available-for-sale are carried at amortized cost for purposes of calculating average yield.

        For the three months ended March 31, 2013, total interest income decreased on a fully tax equivalent basis (as adjusted for the tax benefit derived from tax-exempt assets) by $25,000, or 0.8%, to $3,285,000 from $3,310,000 for the three months ended March 31, 2012. The decrease was due to a decline in the yield of total earning assets to 4.66% for the three months ended March 31, 2013 from 5.05% for the three months ended March 31, 2012. In particular, the decline in the loan yield to 5.00% at March 31, 2013 from 5.66% at March 31, 2012 had the greatest impact in reducing the yield generated from total earning assets. The impact from the decline in the yield of total earning assets was somewhat mitigated by an 8.4% increase in the volume of total average earning assets, which was attributable to loan growth of 17.9% for the first quarter of 2013 as compared with the first quarter of 2012. Although the loan yield decreased year over year, total interest income on loans increased $92,000 to $2,956,000 for the 2013 first quarter end from $2,864,000 for the 2012 first quarter end because of the loan volume growth year over year.

        Total interest expense decreased $135,000, or 16.1%, to $706,000 for the three months ended March 31, 2013 from $841,000 for the three months ended March 31, 2012. This was attributable to a 34 basis point decline in total cost of funds, which decreased to 1.10% for the first quarter of 2013 from 1.44% for the same period in 2012. The decline in the cost of funds offset the 10.4% increase in the volume of total average interest bearing liabilities all of which is attributable to deposit growth.

        Net interest income calculated on a fully tax equivalent basis increased $110,000, to $2,579,000 for the three months ended March 31, 2013 from $2,469,000 for the three months ended March 31, 2012. Although net interest income increased year over year, Riverview's net interest spread decreased to 3.56% for the three months ended March 31, 2013 from 3.61% for the three months ended March 31, 2012, while its net interest margin decreased to 3.66% for the three months ended March 31, 2013 from 3.77% for the three months ended March 31, 2012. The decrease in cost of funds was not enough to offset the decline in the yield of interest earning assets, which had the impact of compressing the net interest spread and net interest margin at March 31, 2013 as compared with March 31, 2012.

        Net interest income can also be analyzed in terms of the impact of changing interest rates and changing volumes, which is reflected in the following table for the periods indicated.

 Rate Volume Analysis of Net Interest Income
For the Three Months Ended March 31,

	2013 vs. 2012
	Increase/(Decrease)
(In thousands)	Volume	Rate	Net Change
Interest-Earning Assets:
Interest-bearing due from banks and federal funds sold	$(2)	$(1)	$(3)
Securities, taxable(1)	189	(309)	(120)
Securities, taxable-exempt(1)	65	(59)	6
Loans(1)	1,435	(1,343)	92

Net Change in Interest Income	1,687	(1,712)	(25)

Interest-Bearing Liabilities:
Interest-bearing demand deposits	250	(323)	(73)
Savings deposits	(9)	43	34
Time deposits	301	(385)	(84)
Borrowings:
Short-term borrowings	(1)	1	—
Long-term borrowings	(61)	49	(12)

Net Change in Interest Expense	480	(615)	(135)

CHANGE IN NET INTEREST INCOME	$1,207	$(1,097)	$110

(1)
Yields on tax-exempt assets have been computed on a fully tax-equivalent basis assuming a tax rate of 34%.

Provision for Loan Losses

        The provision for loan losses represents management's determination of the amount necessary to be charged to operations in order to maintain the allowance for loan losses at a level that represents management's best estimate of the known and inherent losses in the existing loan portfolio. Credit exposures deemed uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off loans are credited to the allowance for loan losses. Management performs periodic evaluations of the allowance for loan losses with consideration given to historical, internal and external factors. In evaluating the adequacy of the allowance for loan losses, management considers historical loss experience, delinquency trends and charge-off activity, status of past due and non-performing loans, growth within the portfolio, the amount and types of loans comprising the loan portfolio, adverse situations that may affect a borrower's ability to pay, the estimated value of underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are caused to undergo interpretation and possible revision as events occur or as more information becomes available. Loans are also reviewed for impairment based on discounted cash flows using the loans' initial effective interest rates or the fair value of the collateral for certain collateral dependent loans as provided under the accounting standard relating to Accounting by Creditors for Impairment of a Loan. After an evaluation of these factors, Riverview recorded no provision for the three months ended March 31, 2013 as compared with $50,000 recorded for the three months ended March 31, 2012. The decision not to record a provision for the first quarter of 2013 was driven by general improvement in credit quality indicators over the prior quarter, nominal loan growth, and the level of unallocated provision. The allowance for loan losses was $3,746,000 or 1.57% of total loans outstanding at March 31, 2013 as compared to $3,279,000, or 1.59% of total loans at March 31, 2012.

        Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses, if necessary, in order to maintain the adequacy of the allowance. Management believes the allowance for loan losses at March 31, 2013 is maintained at a level that is adequate to absorb probable and potential losses inherent in the loan portfolio. At the same time, management continues to allocate dedicated resources to continue to manage at-risk credits.

Non-Interest Income

Interest Income

        The following table sets forth changes in non-interest income for the three months ended March 31, 2013 and 2012.

  Non-Interest Income
  (Dollars in thousands)

	Three Months Ended March 31,
		Increase/(Decrease)
	2013	Amount	%	2012
Service charges on deposit accounts	$72	$10	16.1%	$62
Other service charges and fees	75	(18)	(19.4)%	93
Earnings on cash value of life insurance	59	(4)	(6.3)%	63
Fees and commissions from securities brokerage	115	115	100.0%	—
Gains from sale of available for sale securities	119	(651)	(84.5)%	770
Loss on write-down of other real estate owned	(75)	(75)	100.0%	—
Gain from the sale of mortgage loans	157	84	115.1%	73

	$522	$(539)	(50.8)%	$1,061

        Non-interest income represents 17.3% of total revenues (comprised of net interest income and non-interest income) for the first quarter of 2013 as compared with 30.7%% for the first quarter of 2012. Total non-interest income decreased 50.8% in the first three months of 2013 as compared with the first three months of 2012 due to recording a $770,000 net gain from the sale of investment securities during the first quarter of 2012 as compared with a net gain of $119,000 from the sale of investment securities during the first quarter of 2013. Further contributing to the decrease in 2013 non-interest income was recording a $75,000 write-down of other real estate owned. However, offsetting this was the increase in gains from the sale of mortgage loans, which amounted to $157,000 for the first quarter of 2013 as compared with $73,000 for the first quarter of 2012. This increase was due to an increase in the volume of loans available for sale that were sold to Freddie Mac on a servicing released basis during 2013 as compared with 2012.

Non-Interest Expense

        The following table presents the components of non-interest expense for the first three months of 2013 and 2012.

  Non-Interest Expense
  (Dollars in thousands)

	Three Months Ended March 31,
		Increase/(Decrease)
	2013	Amount	%	2012
Salaries and employee benefits	$1,262	$83	7.0%	$1,179
Occupancy expense	255	27	11.8%	228
Equipment expense	134	11	8.9%	123
Telecommunications and processing charges	191	52	37.4%	139
Postage and office supplies	56	(5)	(8.2)%	61
FDIC premium	40	(30)	(42.9)%	70
Bank shares tax expense	73	2	2.8%	71
Directors' compensation	75	9	13.6%	66
Professional services	56	5	9.8%	51
Other expenses	241	62	34.6%	179

	$2,383	$216	10.0%	$2,167

        Non-interest expenses increased 10% year over year. In particular, the increases in the expenses relating to salary and employee benefits, occupancy, equipment, telecommunications and processing charges and other expenses are associated with Riverview Bank's expansion with the opening of new branch locations and a wealth management company in the Schuylkill county area and a commercial office in Berks county. There was a reduction in the FDIC premium expense which was attributable to the FDIC's revision in its calculation of the base assessment rate of the premium using average assets as opposed to domestic deposits.

Provision for Federal Income Taxes

        Federal income tax expense was $153,000 for the first quarter of 2013, a decrease of $185,000 compared to $338,000 for the first quarter of 2012. The decrease in the tax accrual was attributable to a lower level of net income before taxes recorded in the first quarter of 2013 as compared with 2012 as a result of recording a $770,000 gain from the sale of investment securities during the first quarter of 2012 as compared with a gain of $119,000 from the sale of investment securities during the first quarter of 2013.

 Financial Condition as of March 31, 2013 and December 31, 2012

Securities

        The following table sets forth the composition of the investment securities portfolio as of March 31, 2013 and December 31, 2012:

    Investment Securities
    (In thousands)

	March 31, 2013	December 31, 2012
Available for Sale Securities (at fair value):
U.S. Government agencies	$—	$3,506
State and municipal	22,688	22,853
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	11,724	13,006
Collateralized mortgage obligations (CMOs)	—	5,736

Total	$34,412	$45,101

        Since the year end, total investment securities have decreased as a result of security calls, sales, maturities, normal repayments and accelerated prepayments, especially from mortgage-backed securities. None of the mortgage-backed securities in the portfolio are private label but are comprised of residential mortgage pass-through securities either guaranteed or issued by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Securities issued by these agencies contain additional guarantees that make them among the most creditworthy investments available.

        No securities are considered other-than-temporarily impaired based on management's evaluation of the individual securities, including the extent and length of any unrealized losses, and Riverview's ability to hold the security until maturity or until the fair value recovers, and management's opinion that it will not have to sell the securities prior to recovery of value. Riverview invests in securities for the cash flow and yields they produce and not to profit from trading. Riverview holds no trading securities in its portfolio, and the portfolio does not contain high risk securities or derivatives as of March 31, 2013.

Restricted Investments in Bank Stocks

        Riverview Bank's investment in restricted stock is a required investment in the common stock of correspondent banks consisting of Atlantic Central Bankers Bank and the Federal Home Loan Bank of Pittsburgh ("FHLB"). These stocks have no readily available market values and are carried at cost since they are not actively traded.

        In December 2008, the FHLB notified member banks that it was suspending the repurchase of capital stock and dividend payments to preserve capital. Beginning in the fourth quarter of 2010 the FHLB announced its decision to repurchase excess capital stock and has continued to do so on a quarterly basis. Riverview Bank has since received $817,000 representing the repurchase of 8,166 shares from the FHLB, of which $201,000 was received in the first quarter of 2013. In early 2012 the FHLB resumed the payment of a dividend to its member banks. During the first quarter of 2013 the FHLB announced the payment of a dividend to its member banks at an annualized rate of 0.29% based upon average LIBOR for the three-month period and calculated on the stockholder's average capital stock held for the first three months of 2013, payable April 30, 2013. Riverview Bank received a dividend of $1,000 for the first quarter of 2013.

        Management evaluates restricted stock for impairment based upon its assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. Management believes no impairment charge is necessary with regard to such restricted stock investments.

Loans

        The loan portfolio comprises the major component of Riverview's earning assets and is the highest yielding asset category. Total loans, net of unearned income increased $861,000, or 0.4%, to $234,973,000 at March 31, 2013 from $234,112,000 at December 31, 2012. Since the 2012 year end, there has been little growth in the loan portfolio. As new loans were recorded during the first quarter of 2013, scheduled loan payments and increased prepayments and payoffs impacted loan growth. In addition, Riverview Bank originated mortgage loans which it continued to sell to Freddie Mac on a service released basis. The decision to sell was based upon Riverview Bank's relationship with the customer, with further consideration given to the interest rate environment, interest rate risk and overall economic conditions.

        All of Riverview's loans are to domestic borrowers.

Credit Risk and Loan Quality

        The following table presents non-performing loans and assets as of March 31, 2013 and December 31, 2012:

    Non-Performing Assets
    (Dollars in thousands)

	March 31, 2013	December 31, 2012
Accruing loans past due 90 days	$410	$231
Non-accrual loans	3,505	3,863

Total non-performing loans	3,915	4,094
Foreclosed real estate	1,843	1,909

Total non-performing assets	$5,758	$6,003

Non-performing loans to total loans	1.64%	1.72%
Non-performing assets to total assets	1.85%	1.88%
Allowance to non-performing loans	95.68%	91.26%

        The non-performing asset ratios presented in the table reflect some modest improvement in the credit quality of the loan portfolio since the 2012 year end. Through the first three months of 2013, Riverview Bank experienced a decrease of $179,000 in total non-performing loans due to a decrease of $359,000 in non-accrual loans, offset by an increase in accruing loan past due 90 days of $179,000. The $245,000 decrease in total non-performing assets as of March 31, 2013 as compared with the 2012 year end is attributable to the $179,000 decrease in non-performing loans and a $66,000 decrease in foreclosed real estate. Management continues to be vigilant in its efforts to identify, evaluate and minimize credit risk and potential losses. Management is proactive in addressing and managing risk appropriate to the level of loan volume and delinquencies in the loan portfolio through its implementation of an enhanced credit administration process—including a more structured loan collection process and close monitoring of compliance with underwriting and loan to value guidelines.

        Riverview Bank had $1,843,000 in real estate acquired through foreclosure as of March 31, 2013 as compared with $1,909,000 as of December 31, 2012. The foreclosed real estate as of March 31, 2013 consists of one single family home located in a community serviced by Riverview Bank totaling $200,000, one residential development loan totaling $1,113,000, representing Riverview's purchased participation in a loan made by another financial institution to a now defunct developer, one commercial/industrial warehouse property totaling $271,000, one commercial property approved for development totaling $126,000 and four one-to-four family residential investment properties totaling $133,000. The decrease at March 31, 2013 from December 31, 2012 is due to the sale of one single family home and a one-to-four family residential investment property, along with an additional write down in the carrying value of three one-to four family residential investment properties reflecting the market conditions in the community where these properties are located. Each of the foreclosed loans has been marked to the appropriate realizable value, and at this time, no material loss is anticipated upon the ultimate sale of these assets.

        A loan concentration is considered to exist when the total amount of loans to any one or multiple number of borrowers engaged in similar activities or have similar economic characteristics, exceed 10% of loans outstanding.

        The following table presents loan concentrations as of March 31, 2013 and December 31, 2012.

(Dollars in thousands)	March 31, 2013	December 31, 2012
Loans to Lessors of:
Residential buildings and dwellings	$44,441	$44,954
Nonresidential buildings	36,361	37,572

        Although such loans were not made to any one particular borrower or industry, the quality of these loans could be affected by the region's economy and overall real estate market. Delinquency and non-performing loans have decreased during the first quarter of 2013 in these portfolios, and the performance of these portfolios continues to be acceptable with no losses for the quarter.

        Demand for office space and residential apartment space was solid in 2012 in Riverview Bank's market area. This has continued in the first quarter of 2013. The marketplace shows continuing signs of improvement with stable to improving vacancy rates and positive absorption in all classes of space. Riverview Bank's non-residential market has not suffered the serious deterioration evident in certain other areas in the country. As such, management does not believe that this concentration is an adverse trend to Riverview Bank at this time.

        Riverview Bank's lending policy is executed through the assignment of tiered loan limit authorities to individual officers of Riverview Bank and the Board of Directors. Although Riverview Bank maintains sound credit policies, certain loans may deteriorate for a variety of reasons. Riverview Bank's policy is to place all loans in a non-accrual status upon becoming 90 days delinquent in their payments, unless the loan is well secured and there is documented, reasonable expectation of the collection of the delinquent amount. Loans are reviewed daily as to their status. Management is not aware of any potential loan problems that have not been disclosed in this report.

Allowance for Loan Losses

        As a result of management's ongoing assessment as to the adequacy of the allowance for loan losses in consideration of the risks and trends associated with the loan portfolio, no provision was made to the allowance for loan losses for the three months ended March 31, 2013 as compared with $50,000 for the three months ended March 31, 2012. Management determined that the total of the allocated and unallocated allowance for loan losses was adequate to absorb any losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary, and the results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that material increases will not be necessary should the quality of the loans deteriorate as a result of factors previously discussed.

    Analysis of the Allowance for Loan Losses
    (Dollars in thousands)

	March 31, 2013	March 31, 2012
Beginning balance
Provision for loan losses	$3,736	$3,423
	—	50
Charge-offs:
Commercial, financial, agricultural	—	(234)
Real estate commercial	—	—
Real estate mortgage	—	(3)
Installments	—	(1)

Total charge-offs	—	(238)

Recoveries:
Commercial, financial, agricultural	9	44
Real estate mortgage	—	—
Installments	1	—

Total recoveries	10	44

Net (charge-offs)/recoveries	10	(194)

Ending balance	$3,746	$3,279

Net (charge-offs)/recoveries to average loans (annualized)	0.02%	(0.39)%
Allowance for loan losses to total loans	1.57%	1.59%

        The decrease in the allowance for loan losses as a percentage of total loans as of March 31, 2013 as compared with March 31, 2012 primarily reflects improvement in credit quality, with significant reductions in delinquencies, non-performing loans and classified loans year over year. Although management is proactive in identifying and dealing with credit issues that it can control, it anticipates that going forward, additional provisions to its allowance for loan losses may be warranted as a result of economic factors it cannot control.

Deposits

        Deposits are the major source of Riverview Bank's funds for lending and investing purposes. Total deposits at March 31, 2013 were $272,697,000, an increase of $3,252,000, or 1.2%, from total deposits of $269,445,000 at December 31, 2012. Most of the deposit growth was attributable to interest bearing deposits, which increased $2,836,000, or 1.2%, to $247,755,000 at March 31, 2013 from $244,919,000 at December 31, 2012, while noninterest bearing deposit increased $416,000, or 1.7% at March 31, 2013 since the 2012 year end. As a result of the low interest rate environment, Riverview Bank's cost of funds associated with interest bearing deposits declined to 1.10% at March 31, 2013 from 1.29% at December 31, 2012 and 1.44% at March 31, 2012.

Borrowings

        Riverview Bank paid off all of its short-term borrowings during the first quarter of 2013 so that there were no outstanding balances at March 31, 2013. This compares with $11,000,000 in short-term borrowings at December 31, 2012, which were comprised of borrowings under Riverview Bank's FHLB Open Repo Plus line.

        Long-term borrowings are summarized as follows:

  •
  Long-term borrowings from the FHLB totaled $7,550,000 at March 31, 2013 and December 31, 2012.

  •
  Riverview has a secured closed-end line of credit for $2,000,000 with The Gratz Bank, Gratz, Pennsylvania. The outstanding amount borrowed under this line was $2,000,000 at March 31, 2013 and December 31, 2012.

  •
  Riverview has a $3,000,000 secured line of credit with ACNB Bank, Gettysburg, Pennsylvania. Riverview had no outstanding borrowings drawn against this line at March 31, 2013 and December 31, 2012.

Shareholders' Equity and Capital Adequacy

        At March 31, 2013, shareholders' equity for Riverview totaled $26,771,000, an increase of $34,000 over shareholder equity of $26,737,000 at December 31, 2012. The increase was due to net income of $483,000, less the payment of dividends for $214,000, an increase of $11,000 to surplus to reflect the compensation cost associated with option grants, and a decrease in the net unrealized gains on securities available for sale, which net of tax, reduced equity by $246,000.

        Riverview meets the eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board's Small Bank Holding Company Policy Statement. Accordingly, Riverview is exempt from regulatory requirements administered by the federal banking agencies. However, Riverview Bank is subject to various regulatory capital adequacy requirements administered by the Federal Reserve Board. The table that follows presents Riverview Bank's capital ratios as determined and reported to its regulator. Tier 1 capital includes common stock, surplus, and retained earnings less disallowed goodwill and other intangible assets. Total capital consists of tier 1 capital and the allowance for loan losses. Riverview Bank exceeds both the regulatory minimums and the requirements necessary for designation as a "well-capitalized" institution.

  Capital Ratios (of Bank)

	March 31, 2013	December 31, 2012	Regulatory Minimum	"Well Capitalized" Requirement
Tier 1 capital (to average assets)	8.2%	8.1%	4.0%	5.0%
Tier 1 capital (to risk-weighted assets)	11.0%	10.9%	4.0%	6.0%
Total risk-based capital (to risk-weighted assets)	12.3%	12.1%	8.0%	10.0%

        Banking laws and regulations limit the ability of Riverview Bank to transfer cash to Riverview in the form of cash dividends, loans or advances. Regulatory approval is required if the total of all dividends declared by a national bank in any calendar year exceeds net profits (as defined) for that year combined with the retained net profits for the two preceding years. At March 31, 2013, $1,387,000 of undistributed earnings of Riverview Bank, included in consolidated shareholders' equity, was available for distribution to Riverview as dividends without prior regulatory approval.

        The following presents the details of the regular and special quarterly cash dividends paid to shareholders during the three months ended March 31, 2013, which reduced retained earnings by $214,000:

Declaration Date	Record Date	Date of Payment	Dividend Type	Dividend Payment per Share
2/20/2013	3/8/2013	3/29/2013	Regular	$0.08/share
2/20/2013	3/8/2013	3/29/2013	Special	$0.045/share

        On May 15, 2013 Riverview's Board of Directors declared the payment of a regular cash dividend of $0.08 per share plus a special cash dividend of $0.045 per share for a total second quarter 2013 cash dividend of $0.125 per share. The dividend is payable on June 28, 2013 to all shareholders of record as of May 31, 2013.

        During March 2011, Riverview approved and implemented a Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan enables registered stockholders to automatically reinvest all or a portion of their cash dividends into the purchase of additional common shares of Riverview. Stockholders enrolled in the Plan also have the option to make voluntary cash contributions to the Plan on a quarterly basis in order to purchase additional shares of common stock. A 5% discount is applied to the purchase price of all shares purchased by the Plan. Shares purchased by the Plan are only made in open market or privately negotiated transactions (or a combination of both) and are administered by Riverview's transfer agent. Riverview will not offer or sell any of its treasury shares or authorized but unissued shares to the Plan, and, therefore, will not receive any proceeds from the purchase of common stock by the Plan.

Off-Balance Sheet Arrangements

        Riverview is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and to a lesser extent, letters of credit. At March 31, 2013, Riverview had unfunded outstanding commitments to extend credit of $33,998,000 and outstanding letters of credit of $1,899,000. Because these commitments generally have fixed expiration dates and many will expire without being drawn upon, the total commitment level does not necessarily represent future cash requirements. Refer to Note 11 of the 2012 Consolidated Financial Statements for a discussion of the nature, business purpose and importance of Riverview's off-balance sheet arrangements.

Liquidity

        Liquidity refers to Riverview's ability to generate adequate amounts of cash to meet financial obligations to its customers in order to fund loans, to respond to deposit outflows and to cover operating expenses. Maintaining a level of liquid funds through asset/liability management seeks to ensure that these needs are met at a reasonable cost. Liquidity is essential to compensate for fluctuations in the balance sheet and provide funds for growth and normal operating expenditures. Sources of liquidity are provided on a continuous basis through scheduled and unscheduled principal reductions and interest payments on outstanding loans and investment securities. Liquidity needs may also be met by converting assets into cash or obtaining sources of additional funding, whether through deposit growth, securities sold under agreements to repurchase or borrowings under lines of credit with correspondent banks.

        Liquidity from the asset category is provided through cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold, which totaled $18,397,000 at March 31, 2013, which was $2,195,000 higher than the $16,202,000 that was outstanding at December 31, 2012. While liquidity sources generated from assets include scheduled and prepayments of principal and interest from securities and loans in Riverview's portfolios, longer-term liquidity needs may be met by selling securities available-for-sale, selling loans or raising additional capital. At March 31, 2013, unpledged available-for-sale securities with a carrying value of $2,336,000 were readily available for sale for liquidity purposes which is lower than the $12,261,000 that was available at December 31, 2012. The decrease in the volume of unpledged securities was attributable to the increase in the amount of investment securities that were needed to be pledged as a result of an increase in public fund deposits since the 2012 year end.

        On the liability side, the primary source of funds available to meet liquidity needs is to attract deposits at competitive rates. Riverview Bank's core deposits, which exclude certificates of deposit over $250,000, were $261,674,000 at March 31, 2013 as compared to $255,427,000 at December 31, 2012. Core deposits have historically provided a source of relatively stable and low cost liquidity. Short-term and long-term borrowings utilizing the federal funds line and credit facilities established with a correspondent financial institution and the FHLB are also considered to be reliable sources for funding. As of March 31, 2013, Riverview had access to two formal borrowing lines with its correspondent banks totaling $105,875,000, net of the aggregate amount outstanding on these lines totaling $7,550,000. This is in addition to the $3,000,000 line with ACNB Bank.

        There are a number of factors that may impact Riverview's liquidity position. Changes in interest rates, local economic conditions and the competitive marketplace can influence prepayments on investment securities, loan fundings and payments, and deposit flows. Management is of the opinion that its liquidity position at March 31, 2013 is adequate to respond to fluctuations "on" and "off" the balance sheet since it manages liquidity on a daily basis and expects to have sufficient funds to meet all of its funding requirements.

        Except as discussed above, there are no known demands, trends, commitments, events or uncertainties that may result in, or that are reasonably likely to result in Riverview's inability to meet anticipated or unexpected needs.

Management's Discussion and Analysis of Financial Condition and Results of Operations—December 31, 2012

        The following discussion summarizes Riverview's results of operations and highlights material changes for the twelve months ended December 31, 2012 and 2011 and its financial condition as of December 31, 2012 and 2011. This discussion is intended to provide additional information about the significant changes in the results of operations presented in the accompanying consolidated financial statements for Riverview and its wholly owned subsidiary, Riverview Bank. Riverview's consolidated financial statements and results of operations essentially consist of Riverview Bank's financial condition and results of operations. Current performance does not guarantee and may not be indicative of similar performance in the future.

        Management's Discussion and Analysis of Financial Condition and Results of Operations analyzes the major elements of Riverview's consolidated financial statements and should be read in conjunction with the consolidated audited financial statements of Riverview and notes thereto and other detailed information for the years ended December 31, 2012 and 2011 appearing on page 157 of this document.

        This discussion and analysis of financial condition and results of operations contain forward-looking statements that involve risks and uncertainties, such as Riverview's plans, objectives, expectations and intentions. Therefore, this analysis should be read in conjunction with the "Cautionary Statement Regarding Forward-Looking Statements" on page 36.

Critical Accounting Policies and Estimates

        The consolidated financial statements include Riverview and its wholly-owned subsidiary, Riverview Bank. All significant intercompany accounts and transactions have been eliminated.

        The accounting and reporting policies followed by Riverview conform, in all material respects, to accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management has made estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets and results of operations for the periods indicated. Actual results could differ significantly from those estimates.

        Riverview has adopted various accounting policies that govern the application of accounting principles generally accepted in the United States of America and that are consistent with general practices within the banking industry in the preparation of its consolidated financial statements. Riverview's significant accounting policies are described in Note 1 of the Notes to audited consolidated financial statements for the period ended December 31, 2012.

        Certain accounting policies involve significant judgments and assumptions by Riverview that have a material impact on the carrying value of certain assets and liabilities. Riverview considers these accounting policies to be critical accounting policies. The judgment and assumptions used are based on historical experience and other factors, which Riverview believes to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made, actual results could differ from these estimates, which could have a material impact on the carrying values of its assets and liabilities and its results of operations.

Overview

        Riverview's results of operations are primarily derived from the management of net interest income, i.e. the difference between the interest received on its interest-earning assets and the interest paid on its interest-bearing liabilities. Changes in net interest income are not only affected by changes in interest rates, but are also impacted by changes in the make-up and volume of the balance sheet as well as the level of yield generated from interest-earning assets versus the costs associated with interest-bearing liabilities. Riverview also generates non-interest income from fees associated with various products and services offered to customers, mortgage banking activities, bank owned life insurance ("BOLI") and from the sale of assets, such as loans or investments. Offsetting these revenues are provisions for potential losses on loans, administrative expenses and income taxes.

        As of the 2012 year-end, Riverview recorded net income of $1,663,000, an increase of 6.5% from net income of $1,561,000 for the 2011 year-end. Basic earnings per share of $0.97 per share in 2012 increased 7.8% over basic earnings per share of $0.90 per share in 2011. Diluted earnings per share of $0.97 per share in 2012 increased 9% from diluted earnings per share of $0.89 per share in 2011. The increase in the earning per share was attributable to an increase in net income year over year as well as a decrease in outstanding common shares as a result of the common shares repurchased by Riverview under its Stock Repurchase program. The return on average assets was 0.56% as of the 2012 and 2011 year-ends, respectively. Return on average equity was 6.20% in 2012 compared to 6.02% in 2011. The increase in this ratio was principally due to the increase in net income during 2012.

RESULTS OF OPERATIONS

Net Interest Income and Net Interest Margin

        Riverview's profitability is largely a function of the spread between interest rates earned on earning assets and the interest rates paid on deposits and other interest-bearing liabilities. Like most financial institutions, Riverview's net interest income and margin are affected by general economic conditions and other factors, including fiscal and monetary policies of the federal government that influence market interest rates and Riverview's ability to respond to changes in such rates. At any given time, Riverview's assets and liabilities may be such that they are affected differently by a change in interest rates. The change in net interest income from year to year may be due to changes in interest rates, changes in volumes of interest-earning assets and interest-bearing liabilities as well as changes in the mix of such assets and liabilities.

        Riverview's principal interest-earning assets are loans to individuals and small businesses, with a secondary source of income earned from the investment securities portfolio and other interest-earning deposits with banks. Interest-bearing liabilities consist primarily of demand deposit accounts, time deposits, money market accounts, savings deposits and borrowings. Generally, changes in net interest income are reflected by net interest rate spread and net interest margin. Net interest rate spread is equal to the difference between the average rate earned on interest-earning assets and the average rate incurred on interest-bearing liabilities. Net interest margin is the tax equivalent net interest income divided by total average earning assets. Net interest income growth is generally dependent upon balance sheet growth and maintaining or growing the net interest margin. For analysis purposes, net interest income is evaluated on a fully tax-equivalent ("FTE") basis. The FTE basis is calculated by grossing up the yield on tax-exempt securities and loans by the Federal tax rate of 34% in order that the yield on tax-exempt assets may be comparable to interest earned on taxable assets.

2012 compared to 2011

        Total interest income increased on a FTE basis by $575,000, or 4.5%, to $13,431,000 for 2012 from $12,856,000 for 2011. This increase was attributable to reinvesting funds from other interest-earning assets, which is the lowest yielding category of Riverview Bank's interest-earning assets, to fund loans, which is Riverview Bank's highest yielding asset category. Although the yield from total interest-earning assets decreased to 4.89% for 2012 from 4.99% for 2011, the increase of $17,223,000, or 6.7%, in the volume of total interest-earning assets, most of which is attributable to loan growth, was what contributed to the increase in total interest income year over year.

        Total interest expense decreased $502,000, or 13.6%, to $3,179,000 for the year ended December 31, 2012 from $3,681,000 for the year ended December 31, 2011. Cost of funds decreased to 1.29% at the end of 2012 from 1.59% at the end of 2011. The decline in the cost of funds offset the 6.7% increase in the volume increase of average interest-bearing liabilities year over year.

        Net interest income calculated on a FTE basis increased $1,077,000, or 11.7%, to $10,252,000 for the year ended December 31, 2012 from $9,175,000 for the year ended December 31, 2011. Riverview's net interest spread increased to 3.60% at December 31, 2012 from 3.40% at December 31, 2011, while its net interest margin increased to 3.73% for the year ended December 31, 2012 from 3.56% for the year ended December 31, 2011. In consideration of the increased volume of interest-earning assets and interest-bearing liabilities and a declining interest rate environment, management proactively managed the cost associated with interest-bearing liabilities to offset the decline in yields on interest earning assets.

2011 Compared to 2010

        Total interest income decreased on a FTE basis by $62,000, or 0.5%, to $12,856,000 for 2011 from $12,918,000 for 2010. This decrease was due to the decline in the yield from total interest-earning assets to 4.99% for 2011 from 5.35% for 2010. Although total interest-earning assets increased on average by $16,246,000, or 6.7%, to $257,701,000 for 2011 from $241,455 for 2010, the yield related to loans, which makes up the largest component of total interest-earning assets, decreased to 5.88% for 2011 from 6.15% for 2010. In addition, the volume of other interest-earning assets, which generates the lowest yield of all interest-earning assets, increased by $12,700,000 since 2010. The increase in the yield from total securities to 4.20% for 2011 from 3.94% for 2010 helped to somewhat minimize the impact from the decline in the loan yield.

        Total interest expense decreased $397,000, or 9.7%, to $3,681,000 for the year ended December 31, 2011 from $4,078,000 for the year ended December 31, 2010. Cost of funds decreased to 1.59% at the end of 2011 from 1.89% at the end of 2010. The decline in the cost of funds offset the 7.1% increase in the volume of average interest-bearing liabilities year over year.

        Net interest income calculated on a FTE basis increased $335,000, or 3.8%, to $9,175,000 for the year ended December 31, 2011 from $8,840,000 for the year ended December 31, 2010. Riverview's net interest spread decreased to 3.40% at December 31, 2011 from 3.46% at December 31, 2010, while its net interest margin decreased to 3.56% at December 31, 2011 from 3.66% at December 31, 2010. In consideration of the increased volume of interest-earning assets and interest-bearing liabilities and a declining interest rate environment, management proactively managed the cost associated with interest-bearing liabilities to offset the decline in yields from interest earning assets.

        The following table presents a summary of Riverview's average balances, interest rates, interest income and expense, the interest rate spread and the net interest margin, adjusted to a fully tax-equivalent basis, for the years ended December 31, 2012, 2011 and 2010.

Average Balances, Rates and Interest Income and Expense

	2012			2011			2010
Years Ended December 31, (Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets
Interest-earning Assets
Securities:
Taxable securities(2)	$25,137	$571	2.27%	$28,115	$944	3.36%	$34,261	$1,043	3.04%
Tax-exempt securities(1)(2)	22,000	1,085	4.93%	16,825	942	5.60%	13,909	855	6.15%

Total securities	47,137	1,656	3.51%	44,940	1,886	4.20%	48,170	1,898	3.94%

Loans(1)(3)
Consumer	1,664	113	6.79%	1,921	139	7.24%	2,409	176	7.31%
Commercial	20,664	961	4.65%	14,454	793	5.49%	12,723	749	5.89%
Real estate	196,487	10,675	5.43%	168,583	9,951	5.90%	163,070	10,026	6.15%

Total loans	218,815	11,749	5.37%	184,958	10,883	5.88%	178,202	10,951	6.15%

Other interest-earning assets	8,972	26	0.29%	27,803	87	0.31%	15,083	69	0.46%

Total interest-earning assets	274,924	13,431	4.89%	257,701	12,856	4.99%	241,455	12,918	5.35%
Non-interest earning assets	23,303			21,772			21,195

Total Assets	$298,227			$279,473			$262,650

Liabilities and Shareholders' Equity
Interest-bearing Liabilities
Deposits:
Interest-bearing demand deposits	$94,655	$898	0.95%	$87,976	$1,126	1.28%	$76,147	$1,130	1.48%
Savings deposits	37,221	126	0.34%	32,814	145	0.44%	31,071	304	0.98%
Time deposits	97,322	1,793	1.84%	97,940	2,099	2.14%	96,376	2,362	2.45%

Total interest-bearing deposits	229,198	2,817	1.23%	218,730	3,370	1.54%	203,594	3,796	1.86%

Borrowings:
Short-term borrowings	6,201	16	0.26%	1,002	3	0.30%	1,217	7	0.58%
Long-term borrowings	11,013	346	3.14%	11,108	308	2.77%	10,690	275	2.57%

Total borrowings	17,214	362	2.10%	12,110	311	2.57%	11,907	282	2.37%

Total interest-bearing liabilities	246,412	3,179	1.29%	230,840	3,681	1.59%	215,501	4,078	1.89%

Non-interest bearing liabilities:
Demand deposits	23,423			21,319			19,950
Other liabilities	1,521			1,393			1,520
Shareholders' equity	26,838			25,921			25,679

Total Liabilities and Shareholders' Equity	$298,227			$279,473			$262,650

Net Interest Income		$10,252			$9,175			$8,840

Net Interest Spread			3.60%			3.40%			3.46%

Net Interest Margin			3.73%			3.56%			3.66%

(1)
Yields on tax-exempt assets have been calculated on a fully tax equivalent basis assuming a tax rate of 34%.

(2)
Available-for-sale securities are reported at amortized cost for purposes of calculating yields.

(3)
For yield calculation purposes, non-accruing loans are included in the average loan balances, and any income recognized on these loans is included in interest income.

        The following table highlights the impact of changing interest rates and volumes on interest income and interest expense for the periods indicated.

RATE VOLUME ANALYSIS OF NET INTEREST INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2012 vs. 2011 Increase/(Decrease)			2011 vs. 2010 Increase/(Decrease)
(In thousands)	Volume	Rate	Net Change	Volume	Rate	Net Change
Interest-Earning Assets:
Interest-bearing due from banks and federal funds sold	$(55)	$(6)	$(61)	$41	$(23)	$18
Securities, taxable(1)	(67)	(306)	(373)	(209)	110	(99)
Securities, taxable-exempt(1)	256	(113)	143	162	(75)	87
Loans(1)	1,809	(943)	866	413	(481)	(68)

Net Change in Interest Income	1,943	(1,368)	575	407	(469)	(62)

Interest-Bearing Liabilities:
Interest-bearing demand deposits	62	(290)	(228)	148	(152)	(4)
Savings deposits	14	(33)	(19)	9	(168)	(159)
Time deposits	(12)	(294)	(306)	36	(299)	(263)
Borrowings:
Short-term borrowings	13	—	13	(1)	(3)	(4)
Long-term borrowings	(3)	41	38	12	21	33

Net Change in Interest Expense	74	(576)	(502)	204	(601)	(397)

CHANGE IN NET INTEREST INCOME	$1,869	$(792)	$1,077	$203	$132	$335

(1)
Yields on tax-exempt assets have been computed on a fully tax-equivalent basis assuming a tax rate of 34%.

Provision for Loan Losses

        Provisions for loan losses represent management's determination of the amount necessary to be charged to operations in order to maintain the allowance for loan losses at a level that represents management's best estimate of the known and inherent losses in the existing loan portfolio. Credit exposures deemed uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off loans are credited to the allowance for loan losses. Riverview Bank performs periodic evaluations of the allowance for loan losses with consideration given to historical, internal and external factors. In evaluating the adequacy of the allowance for loan losses, management considers historical loss experience, delinquency trends and charge-off activity, status of past due and non-performing loans, growth within the portfolio, the amount and types of loans comprising the loan portfolio, adverse situations that may affect a borrower's ability to pay, the estimated value of underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are caused to undergo interpretation and possible revision as events occur or as more information becomes available. Loans are also reviewed for impairment based on discounted cash flows using the loans' initial effective interest rates or the fair value of the collateral for certain collateral dependent loans as provided under the accounting standard relating to Accounting by Creditors for Impairment of a Loan. After an evaluation of these factors, Riverview recorded a provision of $1,140,000 for the year ended December 31, 2012 as compared with $946,000 recorded for the 2011 year-end. The provision for 2012 was driven primarily by an increase in the historical loss ratios applied to loan pools due to an increase in net charge-offs year over year, along with an unallocated provision generally reflecting significant loan growth stemming from opening of new branches in Schuylkill County and commercial office in Berks County. The allowance for loan losses was $3,736,000, or 1.57% of total loans outstanding at December 31, 2012, as compared to $3,423,000, or 1.72% of total loans at December 31, 2011.

        Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses, if necessary, in order to maintain the adequacy of the allowance. Management believes the allowance for loan losses at December 31, 2012 is maintained at a level that is adequate to absorb probable and potential losses inherent in the loan portfolio. At the same time, management continues to allocate resources to continue to manage at-risk credits.

Non-Interest Income

        Non-interest income is an important component of net income for Riverview, representing 19.3% of the total revenues (comprised of net interest income and non-interest income) as of the 2012 year-end as compared with 15.2% as of the 2011 year-end. Non-interest income consists primarily of customer service fees and charges derived from deposit accounts, mortgage banking activities, the investment in bank owned life insurance ("BOLI") and gains from the sale of loans and available-for-sale securities.

        The following table presents the components of non-interest income and related fluctuations for the years ended December 31, 2012 and 2011.

Non-Interest Income

	Years Ended December 31,
	(Dollars in thousands)
	2012	Increase (Decrease) Amount	%	2011
Service charges on deposit accounts	$287	$7	2.5%	$280
Other service charges and fees	363	6	1.7%	357
Earnings on cash value of life insurance	271	(134)	(33.1)%	405
Gain on sale of available-for-sale securities	770	496	181.0%	274
Gain/(loss) on sale of other real estate owned	(118)	(127)	(1411.1)%	9
Loss on sale of other assets	(22)	(22)	100.0%	—
Gain on sale of mortgage loans	799	541	209.7%	258

	$2,350	$767	48.5%	$1,583

        Total non-interest income increased 48.5% as of December 31, 2012 as compared with December 31, 2011 and was attributable to the following:

  •
  The increase in service charges was due to the increase in deposit accounts;

  •
  The increase in other service charges and fees reflected the impact of recording more servicing fees and ATM and interchange fees associated with increased transactional volume;

  •
  Earnings from the cash value of life insurance were lower in 2012 as compared with 2011 due to the receipt of additional income of $170,000 for 2011 from the proceeds of bank owned life insurance due to the unexpected passing of a director during the third quarter of 2011;

  •
  The gain on the sale of available-for-sale securities was higher for 2012 because Riverview Bank sold more investment securities from its portfolio as compared with 2011. In addition, bond pricing was higher during 2012 as compared with 2011;

  •
  The $118,000 loss recorded in 2012 reflected the write-down of two of the properties held by Riverview Bank as other real estate owned. This loss compares with the gain realized by Riverview Bank in 2011 from the sale of other real estate owned;

  •
  The loss on the sale of other assets recorded in 2012 related to the write-down of a vehicle that was pledged as collateral for a loan. No such gains or losses were recorded in 2011; and

  •
  Riverview Bank recorded more gains from the sale of mortgage loans during 2012 as a result of increased mortgage refinancing activity associated with lower interest rates as compared with 2011.

Non-Interest Expenses

        The following table presents the components of non-interest expenses and the related changes for the years ended 2012 and 2011:

Non-Interest Expenses

	Years Ended December 31,
	(Dollars in thousands)
	2012	Increase (Decrease) Amount	%	2011
Salaries and employee benefits	$4,870	$922	23.4%	$3,948
Occupancy expense	926	132	16.6	794
Equipment expense	511	46	9.9%	465
Telecommunications and processing charges	655	54	9.0%	601
Postage and office supplies	245	44	21.9%	201
FDIC premium	256	(29)	(10.2)%	285
Bank shares tax expense	255	9	3.7%	246
Directors' compensation	287	38	15.3%	249
Professional services	262	85	48.0%	177
Other expenses	799	145	22.2%	654

Total non-interest expenses	$9,066	$1,446	19.0%	$7,620

        The increase of $1,446,000, or 19%, in non-interest expenses was primarily attributable to Riverview Bank's overall growth. Specific expenses that had the greatest impact in increasing non-interest expenses included:

  •
  During 2012, Riverview Bank opened two new branches in Schuylkill County and a commercial office in Berks County. Riverview Bank's expansion into these areas contributed to increased expenses in 2012 relating to salary and benefit expenses, occupancy and equipment expenses, higher telecommunications and data processing charges, and other general types of expenses;

  •
  The lower FDIC premium expense was attributable to a change in the base assessment rate used in the calculation of the premium from domestic deposits to average assets;

  •
  Bank shares tax expense for 2012 was higher than the 2011 expense as a result of increased stockholders' equity from the retention of increased net income in 2012; and

  •
  Increased professional service expenses were associated with higher legal costs relating to various special projects that occurred in 2012, which included the acquisition of a wealth management company.

Income Taxes

        The provision for federal income tax expense was $318,000 for the year ended December 31, 2012 as compared to $265,000 for the year ended December 31, 2011. The tax provision increased $53,000,

or 20%, as a result of the increased level of net income achieved in 2012. The tax provision reflected an effective tax rate of approximately 16% for 2012 and 15% for 2011. The fact that there was no material change in the effective tax rate, considering that net income before taxes increased $155,000, or 8.5%, year over year, was attributable to the tax free income generated from certain investment securities, loans and bank owned life insurance, which offset the increased level of net income. Riverview's effective tax rate differs from the statutory rate of 34% due to tax-exempt interest income and non-taxable income from bank owned life insurance.

FINANCIAL CONDITION

Securities

        Riverview's securities portfolio is comprised of securities, which not only provide interest income, including tax-exempt income, but also provide a source of liquidity, diversify the earning assets portfolio, allow for the management of risk and tax liability, and provide collateral for public fund deposits. Policies are in place to address various aspects of managing the portfolio, including but not limited to, concentrations, liquidity, credit quality, interest rate risk and regulatory guidelines. Adherence to these policies is monitored by Riverview's Asset/Liability Committee ("ALCO") which meets on a quarterly basis.

        Because of the changing nature of the banking environment and the need to position assets, all investment securities are characterized as available-for-sale and carried at fair value with net unrealized gains and losses, net of taxes, reported as a separate component of comprehensive income.

        The following table illustrates the composition of the securities portfolio for the periods presented.

SECURITIES

	Fair Values as of December 31,
	2012	2011	2010
	(In thousands)
Available-for-sale securities:
U.S. Government agencies securities	$3,506	$—	$1,326
State and municipal	22,853	17,103	16,832
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	13,006	17,826	18,909
Collateralized mortgage obligations (CMOs)	5,736	7,636	11,629

	$45,101	$42,565	$48,696

        During 2012, Riverview Bank sold ten available for sale mortgage-backed securities and two state and municipal securities totaling $18,336,000, which resulted in a gain of $770,000 on a year to date basis as compared with 2011 when Riverview Bank sold ten available for sale mortgage-backed securities totaling $19,989,000 and realized a gain of $274,000 for the year. In 2012, Riverview Bank reinvested the proceeds from the sales by purchasing U.S. Government callable agency securities, U.S. Government mortgage-backed and CMO securities and additional state and municipal bonds. The sales and purchase transactions completed during 2012 were initiated as part of Riverview Bank's strategy to manage interest rate risk, extension risk and prepayment risk inherent within the investment portfolio. Also during 2012, the outstanding balances of U.S. Government agency mortgage-backed and CMO securities declined because of scheduled payments, maturities and accelerated prepayments associated with low mortgage rates.

        Included in the carrying values of investment securities at December 31, 2012 is a net unrealized gain of $957,000, as compared to a net unrealized gain of $1,524,000 at December 31, 2011. At December 31, 2012, the unrealized gain on securities available-for-sale, net of tax, included in shareholders' equity totaled $632,000, as compared to $1,006,000 at December 31, 2011. The net decrease in the 2012 carrying value of securities in the portfolio was reflective of pressure on investment security prices as a result of changes in interest rates on the long end of the Treasury yield curve.

        Riverview conducts a periodic review and evaluation of the securities portfolio to determine if any declines in the fair values of securities are other-than-temporary. If such declines were deemed to be other-than-temporary, Riverview measures the total credit-related component of the unrealized loss and recognizes that portion of the loss as a charge to current period earnings. The remaining portion of the unrealized loss is recognized as an adjustment to accumulated other comprehensive income. The market value of the securities portfolio is significantly affected by changes in interest rates. In general, as interest rates rise, the market value of fixed-rate securities decreases and, as interest rates fall, the market value of fixed rate securities increases. No securities are considered other-than-temporarily-impaired based on management's evaluation of the individual securities, including the extent and length of the unrealized loss, Riverview's ability to hold the security until maturity or until the fair value recovers, and management's opinion that it will not have to sell the securities prior to recovery of value. Riverview invests in securities for the cash flow and yields they produce and not to profit from trading. Riverview holds no trading securities in its portfolio and the portfolio does not contain high risk securities or derivatives as of December 31, 2012.

        The following table presents the maturities and average weighted yields of the securities portfolio at fair value as of December 31, 2012. Yields are based on amortized cost.

MATURITIES AND WEIGHTED AVERAGE YIELDS OF SECURITIES

							Over 10 Years or No Maturity
(Dollars in thousands)	1 Year or Less		1 to 5 Years		5 to 10 Years				Total
Due In:
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Government agencies	$—	—	$—	—	$—	—	$3,506	3.27%	$3,506	3.27%
State and municipal	—	—	—	—	9,673	5.10%	13,181	4.65%	22,854	4.84%
Mortgage-backed securities	—	—	—	—	—	—	13,005	1.59%	13,005	1.59%
CMOs	—	—	—	—	—	—	5,736	2.36%	5,736	2.36%

	$—	—	$—	—	$9,673	5.10%	$35,428	3.02%	$45,101	3.47%

All securities are available-for-sale and accounted for at fair value.

Weighted average yields are calculated on a fully taxable equivalent basis assuming a tax rate of 34%.

 Restricted Investments in Bank Stocks

        Riverview's investment in restricted stock is a required investment in the common stock of correspondent banks consisting of Atlantic Central Bankers Bank and the Federal Home Loan Bank of Pittsburgh ("FHLB"). These stocks have no readily available market values and are carried at cost since they are not actively traded.

        In December 2008, the FHLB notified member banks that it was suspending the repurchase of capital stock and dividend payments to preserve capital. Beginning in the fourth quarter of 2010 the FHLB announced its decision to repurchase excess capital stock and has continued to do so on a quarterly basis through the end of 2012. Since then, Riverview Bank has received $616,000, representing the repurchase of 6,157 shares from the FHLB, of which $168,000 was received in 2012. In early 2012 the FHLB announced the payment of a dividend to its member banks at an annualized rate of 0.10% based on Riverview Bank's average FHLB stock holding for the fourth quarter of 2011. During 2012, Riverview Bank received from the FHLB four quarters of dividends, totaling $2,599, with the dividend for the last quarter of 2012, representing an increase to 43 basis points, annualized.

        Management evaluates restricted stock for impairment based upon its assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. Management believes no impairment charge is necessary with regard to such restricted stock investments.

Loans

        The loan portfolio comprises the major component of Riverview's earning assets and is the highest yielding asset category. At December 31, 2012, total loans receivable (net of the allowance for loan losses, unearned fees and origination costs) amounted to $234,112,000, an increase of $38,086,000, or 19.4%, as compared with $196,026,000 as of December 31, 2011.

        Loans receivable, net of the allowance for loan losses, represented 73.3% of total assets and 86.9% of total deposits as of December 31, 2012, as compared to 68.2% and 79.6%, respectively, at December 31, 2011. All of Riverview's loans are to domestic borrowers.

        The following table presents the composition of the total loan portfolio for the periods presented:

TOTAL LOANS OUTSTANDING

	December 31,
(Dollars in thousands)	2012	% of Total	2011	% of Total	2010	% of Total	2009	% of Total	2008	% of Total
Commercial, financial, agricultural	$23,321	9.8%	$17,357	8.7%	$12,616	7.1%	$13,614	7.9%	$12,967	7.3%
Real Estate:
Construction	19,026	8.0%	17,673	8.9%	18,399	10.4%	17,372	10.1%	18,173	10.2%
Mortgage	96,345	40.6%	94,961	47.7%	93,582	52.6%	92,206	53.3%	94,322	52.8%
Commercial	97,061	40.9%	67,269	33.8%	51,052	28.7%	46,728	27.0%	48,773	27.3%
Consumer installment	1,651	0.7%	1,787	0.9%	2,162	1.2%	2,988	1.7%	4,210	2.4%

Total loans	$237,404	100.0%	$199,047	100.0%	177,811	100.0%	172,908	100.0%	178,445	100.0%
Deferred loan fees	444		402		226		36		(266)

Total loans, net of fees	237,848		199,449		178,037		172,944		178,179
Allowance for loan losses	(3,736)		(3,423)		(2,973)		(2,560)		(1,710)

Total loans, net	$234,112		$196,026		$175,064		$170,384		$176,469

        Loan growth for 2012 was attributable to Riverview Bank's expansion into the Schuylkill County and Berks County regions. Loan growth for the 2012 year-end as compared with the 2011 year-end was attributable to a 34.4% increase in commercial loans as well as increases in real estate loans, where commercial real estate loans increased 44.3%, and residential mortgages increased 1.5%. The limited percentage growth in residential mortgage loans was due to the fact that Riverview Bank sold mortgage loans to Freddie Mac on a service released basis so that not all of the mortgage loans originated remained as assets of Riverview Bank. The benefit of selling mortgage loans, as opposed to keeping such loans in the portfolio, resulted in the generation of fee income while eliminating interest rate risk associated with those loans. Going forward, Riverview Bank will continue to evaluate its options regarding residential mortgage loans in consideration of its relationships with its customers, the interest rate environment and overall economic conditions.

Lending Activities

        Riverview Bank focuses its lending activities on making loans to small and medium sized businesses, entrepreneurs, professionals and consumers in our primary market area. Our lending activities consist generally of short to medium term commercial business loans, commercial real estate loans, real estate construction and development loans, home equity loans and lines of credit, and secured and unsecured consumer installment loans. Riverview also makes residential real estate loans which are predominantly sold to Freddie Mac with servicing rights released.

 Credit Policies and Administration

        Riverview Bank has established a comprehensive lending policy, which includes rigorous underwriting standards for all types of loans. Our lending staff follows pricing guidelines established periodically by our management team. In an effort to manage risk, individual lending officer lending authorities are low. All credit requests in excess of an individual lending officer's authority up to $750,000 are approved by dual signature of two of the following officers: Chief Executive Officer, President, Chief Operating Officer or Chief Credit Officer. Credit requests in excess of $750,000 are approved by the majority vote of a Loan Committee consisting of the foregoing four officers and five members of the Bank's Board of Directors. Credit requests in excess of $1,800,000 are approved by a majority vote of the entire Board of Directors. Management believes that we employ experienced lending officers, require appropriate collateral, carefully assess the repayment ability of all borrowers, and adequately monitor both the financial condition of our borrowers and the concentration of loans in the portfolio.

        As of December 31, 2012, Riverview Bank's legal lending limit for loans to one borrower was $4,334,000. However, Riverview Bank has an in house lending limit of $2,800,000. As part of our risk management strategy, we may attempt to participate a portion of larger loans to other financial institutions. This strategy allows Riverview Bank to maintain customer relationships while reducing credit exposure. However, this strategy may not always be available.

        In addition to the normal repayment risks, all loans in the portfolio are subject to the state of the economy and the related effects on the borrower and/or real estate market. Longer term loans have periodic interest rate adjustments and/or call provisions. Senior management monitors the loan portfolio closely to ensure that past due loans are minimized and potential problem loans are dealt with swiftly.

        Riverview Bank also retains an outside, independent firm to review the loan portfolio. This firm performs a detailed annual review. We use the results of the firm's report to validate our internal loan risk ratings and we review their commentary on specific loans and on our loan administration activities in order to improve our operations.

Commercial Business Lending

        Riverview Bank's commercial business lending consists of revolving and non- revolving lines of credit, term loans, equipment loans, standby letters of credit and unsecured loans. We originate commercial loans to established businesses for any legitimate business purpose including the financing of machinery, equipment, leasehold improvements, inventory, carrying accounts receivable, general working capital and acquisition activities. We have a diverse customer base and we have no concentration in these types of loans in any specific industry segment. We generally secure commercial business loans with accounts receivable, equipment, real estate and other collateral such as marketable securities, cash value of life insurance, and time deposits at Riverview Bank.

        Commercial business loans generally have a higher degree of risk. These loans typically involve higher average balances, increased difficulty in monitoring and a higher risk of default since repayment primarily depends on the successful operation of the borrower's business. To help manage this risk, we typically limit these loans to proven businesses, and we obtain appropriate collateral and personal guarantees from the principal owners of the business. We monitor the financial condition of the business by requiring submission of periodic financial statements and annual tax returns.

Commercial Real Estate Lending

        Riverview Bank finances both owner occupied and non-owner occupied commercial real estate for its customers. Our underwriting policies and process focuses on the customer's ability to repay the loan as well as an assessment of the underlying real estate collateral. We originate commercial real estate loans on a fixed rate or floating rate basis. Fixed rates typically are committed for a three to five year time period, after which the rate will become floating unless an additional fixed rate period is negotiated. Repayment terms include amortization schedules from three years to a maximum of 25 years, with the majority of loans amortized over 15 to 20 years. Principal and interest payments are due monthly, with all remaining unpaid principal and interest due at maturity.

        Risks inherent in managing a commercial real estate portfolio relate to sudden or gradual declines in property values as well as changes in the economic climate that may detrimentally impact the borrower's ability to repay. We attempt to mitigate risk by carefully underwriting these loans. Our underwriting includes a cash flow analysis which is conducted by thoroughly examining leases and building operating expenses. A minimum Debt Coverage Ratio of 1.2:1.0 is generally required. The character of the borrower and current and prospective conditions in the market are considered. We generally limit loans in this category to a maximum loan to value of 80%, and require personal and/or corporate guarantees. We monitor the financial condition and operating performance of these borrowers by a thorough review of annual tax returns, property operating data, and periodic financial statements.

Real Estate Construction and Development Lending

        Riverview Bank's real estate construction and development loan portfolio consists of funds advanced for construction of multifamily housing, commercial buildings, and site acquisition and development. This segment is relatively small compared to most other portfolios of Riverview Bank. All of these loans are concentrated in our primary market area, and Riverview Bank is highly selective in making loans in this segment.

        Construction and site acquisition and development lending entails significant risks. These loans generally involve large loan balances concentrated with single borrowers with funds advanced upon the security of the land or the project under construction. The value of the project is estimated prior to completion of construction, thus it is more difficult to accurately evaluate the total funds required to complete a project and related loan to value ratios. To mitigate risk, we generally limit construction loans to the lesser of 80% of cost or appraised value. Loan to value for site acquisition and development loans is limited to 75%. A first lien position on the property is required. These loans are offered only to experienced builders and commercial entities or individuals who have demonstrated the ability to successfully and profitably complete these types of projects. Loans for multifamily and commercial buildings are typically made with the intent that upon completion of construction, the loan will convert to a permanent loan with Riverview Bank. Loans for site acquisition and development are structured so that all funds advanced for the project are repaid upon the sale of not more than 75% of the total available lots in the development. A complete analysis of borrower and the project is performed, including a review of costs to construct, cash flow available to support the required interest payments during construction, the feasibility of the project based on market conditions, the borrower's liquidity and ability to absorb any cost overruns, and, in the case of multifamily and commercial buildings, an assessment of the borrower's ability to repay the loan on an amortizing basis upon completion of construction. Advances for construction are made based on work completed in accordance with budget and subject to inspection by Riverview Bank.

Home Equity and Consumer Installment Loans

        Riverview Bank offers consumers a variety of fixed and variable rate residential real estate secured installment loans and lines of credit. These home equity loans and lines of credit are made to individuals in our primary market area. Our customer base is geographically diverse, reducing our potential risk. The loans are secured with a security interest in the borrower's primary or secondary residence with loan to value limited to 80%. Our underwriting includes an analysis of the borrower's

Debt to Income ratio, which generally may not exceed 40%, collateral value, length and stability of employment and prior credit history. We do not have any subprime residential real estate loans.

        Riverview Bank also offers various types of secured and unsecured consumer purpose installment loans. Our underwriting includes an analysis of the borrower's Debt to Income ratio which generally may not exceed 40% (35% for unsecured loans), collateral value if any, length and stability of employment and prior credit history. These consumer loans may present greater credit risk than residential real estate loans because some are unsecured or secured by rapidly depreciating assets. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance because of the greater likelihood of damage, loss or depreciation. Consumer loan collections depend on the borrower's continuing financial stability. If a borrower suffers personal financial difficulty, the loan may not be repaid. Also various federal and state laws, including bankruptcy laws, may limit the amount that can be recovered on such loans.
        In summary, Riverview Bank takes a balanced approach to its lending activities and manages risk associated with its loan portfolio by maintaining diversification within the portfolio, consistently applying prudent underwriting standards, ongoing monitoring efforts with attention to portfolio dynamics and mix, and procedures that are consistently applied and updated on an annual basis. Riverview contracts with an independent third party each year to conduct a credit review of the loan portfolio to provide an independent assessment of asset quality through an evaluation of the established underwriting criteria used in originating credits. Separately, every loan booked and every loan turndown undergoes an audit review for conformity with established policies and compliance with current regulatory lending laws. Riverview has not lessened its loan underwriting criteria during this time, and management believes its underwriting standards continue to remain conservative.

        Other than as described herein, management does not believe there are any trends, events, or uncertainties that are reasonably expected to have a materially adverse impact on future results of operations, liquidity, or capital resources.

        The following table summarizes the loan maturities and interest sensitivity for certain segments of the loan portfolio.

LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
COMMERCIAL AND CONSTRUCTION LOANS

	December 31, 2012
(In thousands)	Due Within 1 Year	Due 1 - 5 Years	Due Over 5 Years	Total
Commercial, financial, agricultural	$9,057	$13,451	$813	$23,321
Real estate, construction	10,503	7,753	770	19,026

Total	$19,560	$21,204	$1,583	$42,347

By interest rate structure:
Fixed rate	$7,567	$12,283	$1,583	$21,433
Variable rate	11,993	8,921	—	20,914

Total	$19,560	$21,204	$1,583	$42,347

Credit Risk and Loan Quality

        One of Riverview's key objectives has been and continues to be to maintain a high level of asset quality. Riverview strives to proactively monitor credit risk and exposure to ensure and protect the quality of its loan portfolio. Credit policy requires that underwriting, loan documentation and credit analysis standards be met prior to the approval and funding of any loan. These practices have contributed to the strength and credit quality of Riverview's loan portfolio and have protected the portfolio during economic periods of uncertainty.

        The following table presents information about Riverview's nonperforming loans and nonperforming assets for the periods presented.

RISK ELEMENTS AND ASSET QUALITY RATIO

	December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008
Non-accruing loans	$3,863	$4,709	$2,779	$3,123	$128
Accruing loans past due 90 days or more	231	1,073	1,535	219	152

Total nonperforming loans	4,094	5,782	4,314	3,342	280
Foreclosed real estate	1,909	1,298	230	312	144

Total nonperforming assets	$6,003	$7,080	$4,544	$3,654	$424

Restructured loans performing in accordance with modified terms	$1,377	$4,262	$529	$1,992	$—

Non-accrual loans:
Interest income that would have been recorded on non-accruing loans	$236	$216	$138	$193	$10
Interest income for above loans included in net income for the period	$10	$53	$26	$89	$8
Ratios:
Nonperforming loans to total loans	1.72%	2.90%	2.42%	1.93%	0.16%
Nonperforming assets to total assets	1.88%	2.46%	1.65%	1.44%	0.18%
Allowance for loan losses to nonperforming loans	91.26%	59.20%	68.92%	76.60%	610.71%
Commitments to lend additional funds to nonperforming loan customers	$—	$—	$—	$—	$—

        Non-performing assets include accruing loans past due 90 days or more, non-accruing loans and foreclosed real estate. The non-performing assets to total assets ratio presented in the table for the 2012 year-end reflects improvement in the credit quality of the loan portfolio since the 2011 year-end. During the twelve months of 2012, Riverview Bank experienced a decrease in total non-performing loans due to a decrease of $846,000 in non-accrual loans and a decline of $842,000 in accruing loans past due 90 days. The decrease in non-accrual loans as of December 31, 2012 as compared with the 2011 year end was attributable primarily to foreclosure on properties securing several commercial loans to two unrelated customers.

        Riverview had $1,909,000 in real estate acquired through foreclosure as of December 31, 2012 as compared with $1,298,000 as of December 31, 2011. The foreclosed real estate as of the 2012 year-end consisted of two single family homes located in communities serviced by Riverview totaling $330,000, one residential development loan totaling $1,096,000, representing Riverview's purchased participation in a loan made by another financial institution to a now defunct developer, one commercial industrial/warehouse property totaling $271,000 and five one-to-four family residential investment properties totaling $212,000. The increase at December 31, 2012 from December 31, 2011 was due to foreclosure on one single family home, the commercial industrial/warehouse property, and the five one-to four family residential investment properties. These loans were all carried in the prior year as non-accruing impaired loans. Each of the foreclosed loans was marked to the appropriate realizable value, and at this time, no material loss is anticipated upon the ultimate sale of these assets.

        A loan concentration is considered to exist when the total amount of loans to any one or multiple number of borrowers engaged in similar activities or have similar economic characteristics, exceed 10% of loans outstanding in any one category. The following table presents loan concentrations as of December 31, 2012 and December 31, 2011.

(Dollars in thousands)	December 31, 2012	December 31, 2011
Loans to Lessors of:
Residential buildings and dwellings	$44.954	$37,599
Nonresidential buildings	37,572	25,022

        Although such loans were not made to any one particular borrower or industry, the quality of these loans could be affected by the region's economy and overall real estate market. Although delinquency and non-performing loans have decreased during the year in these portfolios, the performance and loss ratio of these portfolios continues to be acceptable.

        Demand for commercial space was solid in 2012 in Riverview's market area. The marketplace showed continuing signs of improvement throughout the year with stable to improving vacancy rates and positive absorption in all classes of space during 2012. Riverview's non-residential market has not suffered the serious deterioration evident in certain other areas in the country. As such, management does not believe that this concentration is an adverse trend to Riverview at this time.

        Riverview's lending policy is executed through the assignment of tiered loan limit authorities to individual officers of Riverview and the Board of Directors. Although Riverview maintains sound credit policies, certain loans may deteriorate for a variety of reasons. Riverview's policy is to place all loans in a non-accrual status upon becoming 90 days delinquent in their payments, unless the loan is well secured and there is documented, reasonable expectation of the collection of the delinquent amount. Loans are reviewed daily as to their status. Management is not aware of any potential loan problems that have not been disclosed herein.

Allowance for Loan Losses

        The allowance for loan losses represents management's best estimate of the known and inherent losses in the existing loan portfolio. Management believes that it uses the best information available to make determinations about the adequacy of the allowance and that it has established its existing allowance for loan losses in accordance with U.S generally accepted accounting principles ("GAAP"). The determination of an appropriate level of the allowance for loan losses is based upon an analysis of the risks inherent in Riverview Bank's loan portfolio. Management makes significant estimates and assumptions in determining the allowance for loan losses. Since the allowance for loan losses is dependent on conditions that may be beyond Riverview Bank's control, it is at least reasonably possible that management's estimates of the allowance for loan losses and actual results could differ. In conjunction with an external loan review function that operates independent of the lending function, management monitors the loan portfolio to identify risks on a timely basis so that an appropriate allowance is maintained.

        Management closely monitors the quality of the loan portfolio and performs a quarterly analysis of the appropriateness of the allowance for loan losses. This analysis considers a number of relevant factors, including historical loan loss experience, general economic conditions, levels of and trends in delinquent and non-performing loans, levels of classified loans, trends in the growth rate of loans and concentrations of credit. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available. Based on an evaluation of the loan portfolio, management presents a quarterly review of the allowance for loan losses to Riverview's Board of Directors detailing significant events that have occurred since the last review.

        The allowance consists of specific, general and unallocated components. The specific component relates to non-homogeneous loans that are classified as substandard or doubtful and deemed to be impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers homogeneous and non-impaired loans and is based on historical loss experience adjusted for qualitative factors. Management determines the unallocated portion, which represents the difference between the reported allowance for loan losses and the calculated allowance for loan losses, based generally on the following criteria:

  •
  risk of imprecision in the specific and general reserve allocations;

  •
  other potential exposure in the loan portfolio, including covering the risks in the growing book of loans in the Schuylkill and Berks County regions;

  •
  variances in management's assessment of national and local economic conditions; and

  •
  other internal or external factors that management believes appropriate at the time.

        A loan is considered impaired when, based on current information and events, it is probable that Riverview will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Riverview does not separately identify individual consumer and residential loans for impairment disclosures, unless the loans are the subject of a restructuring agreement.

        As a result of management's ongoing assessment as to the adequacy of the allowance for loan losses in consideration of the risks and trends associated with the loan portfolio, a provision of $1,140,000 was made to the allowance for loan losses for the twelve months ended December 31, 2012 as compared with the $946,000 provision made for the twelve months ended December 31, 2011. Management determined that the total of the allocated and unallocated allowance for loan losses was adequate to absorb any losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary, and the results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that material increases will not be necessary should the quality of the loans deteriorate as a result of factors previously discussed.

        The following table sets forth information as to the analysis of the allowance for loan losses and the allocation of the loan losses as of the dates indicated:

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

	December 31,
(Dollars in thousands)	2012	2011	2010	2009	2008
Allowance, beginning of year	$3,423	$2,973	$2,560	$1,710	$970
Provision for loan losses	1,140	946	1,506	1,125	380
Allowance acquired from HNB	—	—	—	—	496
Loans charged off:
Commercial, financial, agricultural	268	398	580	217	32
Real estate mortgage	622	114	522	59	125
Installment	30	2	5	—	2

Total charged-off	920	514	1,107	276	159

Loan recoveries:
Commercial, financial, agricultural	91	18	11	—	—
Real estate mortgage	2	—	3	—	23
Installment	—	—	—	1	—

Total recoveries	93	18	14	1	23

Net loans charged off	827	496	1,093	275	136

Allowance, end of year	$3,736	$3,423	$2,973	$2,560	$1,710

Net charge-offs to average loans	0.38%	0.27%	0.61%	0.16%	0.14%
Allowance for loan losses to total loans	1.57%	1.72%	1.67%	1.48%	0.96%

        The decrease in the allowance for loan losses as a percentage of total loans as of December 31, 2012 as compared with December 31, 2011 was reflective of the reduced risk profile of the portfolio. Portfolio quality measurements, including past due, non-performing and the level of criticized/classified loans, all exhibited improvement year over year. Management continues to be attentive to potential deterioration in credit quality due to economic pressures and economic conditions in markets served by Riverview. Although management is proactive in identifying and dealing with credit issues that it can control, it anticipates that, going forward, additional provisions to its allowance for loan losses may be warranted as a result of economic factors it cannot control.

        The following table details the allocation of the allowance for loan losses to the various loan categories for the periods presented. The allocation is made for analytical purposes and is not necessarily indicative of the loan categories in which future credit losses may occur. The total allowance is available to absorb losses from any segment of loans.

 ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

	2012		2011		2010		2009		2008
(Dollars in thousands)	Amount	% Gross Loans	Amount	% Gross Loans	Amount	% Gross Loans	Amount	% Gross Loans	Amount	% Gross Loans
Loans
Commercial, financial and agricultural	$545	9.8%	$693	8.7%	$612	7.1%	$819	7.9%	$124	7.3%
Real estate loans:
Construction	143	8.0%	147	8.9%	353	10.4%	18	10.1%	77	10.2%
Mortgage	1,110	40.6%	1,108	47.7%	719	52.6%	356	53.3%	403	52.8%
Commercial	1,615	40.9%	1,118	33.8%	1,264	28.7%	1,293	27.0%	928	27.3%
Consumer loans	26	0.7%	24	0.9%	25	1.2%	74	1.7%	116	2.4%
Unallocated	297	n/a	333	n/a	—	n/a	—	n/a	62	n/a

Total	$3,736	100.0%	$3,423	100.0%	$2,973	100.0%	$2,560	100.0%	$1,710	100.0%

        Real estate loans continue to represent the largest segment of loans for Riverview. Loan growth in 2012 was centered in commercial real estate loans resulting in a larger proportion of the allowance for loan losses shifting to this segment compared to the prior year. The unallocated allowance for loan losses remained stable year over year. Management determines the unallocated portion, which represents the difference between the reported allowance for loan losses and the calculated allowance for loan losses, based generally on the following criteria:

  •
  risk of imprecision in the specific and general reserve allocations;

  •
  other potential exposure in the loan portfolio, including covering the risks in the growing book of loans in the Schuylkill and Berks County regions;

  •
  variances in management's assessment of national and local economic conditions; and

  •
  other internal or external factors that management believes appropriate at the time.

        Management currently believes the allowance for loan losses at December 31, 2012 is adequate in relation to the estimate of known inherent losses in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary, and the results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that material increases will not be necessary should the quality of the loans deteriorate as a result of factors previously discussed. For additional information relating to impaired loans and loan classifications, refer to Note 4—Loans Receivable and Credit Quality for Loans and the Allowance for Loan Losses—in the year-end audited consolidated financial statements and supplementary data incorporated herein.

Deposits

        Riverview generates and services deposits through Riverview Bank's traditional branch banking delivery system. Deposits are Riverview's major source of funds available for lending and other investment purposes. Total deposits at December 31, 2012, were $269,445,000, an increase of $23,103,000, or 9.4%, over total deposits of $246,342,000 as of December 31, 2011. Noninterest bearing deposits increased 9.3% at December 31, 2012 in comparison to 2011 year-end, and interest- bearing deposits increased $21,007,000, or 9.4%. In particular, savings and money market deposit accounts increased by 49.7% during 2012 in comparison to the 2011 year-end, with time deposits increasing by $4,531,000, or 4.8%. There was little growth in interest-bearing demand deposits year over year.

        The following table sets forth the average balance of Riverview Bank's deposits and the average rates paid on those deposits for the years ended December 31, 2012 and 2011. All deposits are domestic deposits.

        The following table sets forth the average balance of Riverview Bank's deposits and the average rates paid on those deposits for the years ended December 31, 2012, 2011 and 2010. All deposits are domestic deposits.

AVERAGE DEPOSITS BY MAJOR CLASSIFICATION

	December 31,
	2012		2011		2010
(Dollars in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Non-interest bearing demand	$23,423	0.00%	$21,319	0.00%	$19,950	0.00%
Interest-bearing demand	94,655	0.95%	87,976	1.28%	76,147	1.48%
Savings	37,221	0.34%	32,814	0.44%	31,071	0.98%
Time	97,322	1.84%	97,940	2.14%	96,376	2.45%

Total deposits	$252,621		$240,049		$223,544

        The following table displays the remaining maturities and amounts of time certificates issued in denominations of $100,000 or more at December 31, 2012.

DEPOSIT MATURITIES

(In thousands)	Time Certificates
Three months or less	$6,537
Over three months but within six months	5,134
Over six months but within twelve months	10,548
Over twelve months	17,085

Total	$39,304

Borrowings

        Short-term borrowings are generally used to meet temporary funding needs and consist of federal funds purchased, securities sold under agreements to repurchase, and overnight and short-term borrowings from the Federal Home Loan Bank of Pittsburgh ("FHLB"). Short-term borrowings at December 31, 2012 totaled $11,000,000 and were comprised of borrowings under Riverview Bank's FHLB Open Repo Plus line. This balance compares with short-term borrowings of $893,000 at December 31, 2011, which were comprised of securities sold under agreements to repurchase.

        A summary of short-term borrowings is as follows at December 31:

	2012	2011	2010
	(Dollars in thousands)
Repurchase agreements with customers	$—	$893	$968
FHLB Open Repo Plus	11,000	—	—

	$11,000	$893	$968

Weighted average rate at end of year	0.25%	0.25%	0.32%
Maximum amount outstanding at any end of month	$11,821	$1,293	$4,089
Daily average amount outstanding	$6,202	$1,002	$1,217
Approximate weighted average interest rate for year	0.26%	0.30%	0.58%

        Long-term borrowings are generally utilized as a resource to fund growth. Riverview also considers the use of long-term borrowings as a means of managing its cost of funds. Long-term borrowings are summarized as follows:

  •
  Long-term borrowings from the FHLB as of December 31, 2012 decreased to $7,550,000 from $10,678,000 as of December 31, 2011.

  •
  Riverview has a secured closed-end line of credit for $2,000,000 with The Gratz Bank, Gratz, Pennsylvania. The outstanding amount borrowed under this line was $2,000,000 at December 31, 2012 as compared with $1,500,000 outstanding under this line at December 31, 2011.

  •
  Riverview has a $3,000,000 secured line of credit with ACNB Bank, Gettysburg, Pennsylvania. Riverview had no outstanding borrowings drawn against this line at December 31, 2012 or 2011.

        Additional information relating borrowings can be found in Note 8—Borrowings—in the year-end audited consolidated financial statements and supplementary data incorporated therein.

Shareholders' Equity and Capital Requirements/Ratios

        A strong capital position is fundamental to support continued growth. The net result of activity that affected shareholders' equity during the year resulted in an increase of $331,000 in total shareholders' equity, to $26,737,000, at December 31, 2012, from $26,406,000, at December 31, 2011. A summary of the transactions include:

  •
  Net income of $1,663,000 generated in 2012;

  •
  An decrease of $374,000 in the change of accumulated other comprehensive income associated with the net unrealized gains on securities available-for-sale;

  •
  The payment of quarterly cash dividends to shareholders totaling $936,000 in 2012 reduced shareholders' equity.

  •
  The recording of $43,000 in compensation cost associated with the granting of options.

  •
  Repurchase of $65,000 in common stock under the Riverview stock repurchase program.

        Riverview places significant emphasis on maintaining strong capital levels. The goals for capital planning are to build a strong capital base to fund future growth, to support risks inherent in the banking industry, to retain earnings to meet regulatory requirements and to provide an adequate return to shareholders.

        Riverview meets the eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board's Small Bank Holding Company Policy Statement. Accordingly, Riverview is exempt from regulatory requirements administered by the federal banking agencies. However, Riverview Bank is subject to various regulatory capital adequacy requirements administered by the Federal Reserve Board. Current capital guidelines issued by federal regulatory authorities require Riverview Bank to meet minimum risk-based capital ratios in an effort to make regulatory capital more responsive to possible risk exposure related to a corporation's on and off-balance sheet items.

        Risk-based capital provides the basis for which all companies are evaluated in terms of capital adequacy. Risk-based capital guidelines redefine the components of capital and establish a risk-adjusted ratio relating capital to different categories of assets and off-balance sheet items. The components of risk-based capital are segregated as Tier I and Tier II capital. Tier I capital is composed of total stockholders' equity reduced by goodwill and other intangible assets. Tier II capital is comprised of the allowance for loan losses and any qualifying debt obligations. The minimum risk-based capital standards require all banks to have Tier I capital of at least 4% and total capital (which includes Tier I capital) of at least 8% of risk-weighted assets.

        Riverview Bank is also subject to leverage capital requirements. This requirement compares capital (using the definition of Tier I capital) to quarterly average balance sheet assets and is intended to supplement the risk-based capital ratio in measuring capital adequacy. The guidelines set a minimum leverage ratio of 3% for institutions that are highly rated in terms of safety and soundness, and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels of at least 1% or 2% above that minimum.

        The following table provides a comparison of Riverview Bank's risk-based capital ratios and leverage ratios at December 31, 2012, 2011 and 2010:

CAPITAL RATIOS

	December 31,
(Dollars in thousands)	2012	2011	2010
Tier I capital	$25,157	$24,851	$22,896
Tier II, allowable portion of:
Allowance for loan losses	2,907	2,382	2,088

Total risk-based capital	$28,064	$27,233	$24,984

Tier I risk-based capital ratio	10.9%	13.1%	13.8%
Total risk-based capital ratio	12.1%	14.4%	15.0%
Tier I leverage ratio	8.1%	8.7%	8.4%

Note:	Unrealized gains or losses on securities available-for-sale and goodwill and intangible assets are excluded from regulatory capital components of risk-based capital and leverage ratios.

        At December 31, 2012 and 2011, Riverview Bank exceeded the minimum regulatory capital requirements and was considered to be "well capitalized" under applicable federal regulations. Additional information relating to regulatory capital ratios can be found in Note 13—Regulatory Matters and Shareholders' Equity—in the year-end audited consolidated financial statements and supplementary data incorporated herein. Riverview Bank's total risk-based capital increased $831,000, to $28,064,000, at December 31, 2012 from $27,233,000 at December 31, 2011. The increase was attributable to Riverview Bank's 2012 earnings and a capital contribution of $500,000 made by Riverview. Although total risk-based capital increased 3.1% year over year, there was a decrease in the respective capital ratios because average asset growth outpaced capital growth. Average assets for leverage capital purposes grew $25,284,000, or 8.9%, to $310,064,000 as of the 2012 fourth quarter end from $284,780,000 as of the 2011 fourth quarter end.

        The maintenance of a solid capital foundation continues to be a primary goal for Riverview. An objective of the capital planning process is to effectively balance the retention of capital to support future growth while, at the same time, provide shareholders with an attractive long-term return on their investment. Management proactively monitors capital levels to ensure that they remain well in line with regulatory requirements, and attempts to position Riverview to be able to supplement Riverview's capital position, as necessary. Management believes that Riverview's capital position is adequate to support current operations and growth.

Prompt Corrective Action

        In the event an institution's capital deteriorates to the Undercapitalized category or below, FDICIA prescribes an increasing amount of regulatory intervention, including:

  •
  Implementation of a capital restoration plan and a guarantee of the plan by a parent institution

  •
  Placement of a hold on increases in assets, number of branches, or lines of business

        If capital reaches the significantly or critically undercapitalized level, further material restrictions can be imposed, including restrictions on interest payable on accounts, dismissal of management, and (in critically undercapitalized situations) appointment of a receiver. For well-capitalized institutions, FDICIA provides authority for regulatory intervention where they deem the institution to be engaging in unsafe or unsound practices, or if the institution receives a less than satisfactory examination report rating for asset quality, management, earnings, liquidity, or sensitivity to market risk.

Off-Balance Sheet Arrangements

        Riverview's financial statements reflect various off-balance sheet arrangements that are made in the normal course of business, which may involve some liquidity risk. These commitments consist mainly of loans approved but not yet funded, unused lines of credit and letters of credit made under the same standards as on-balance sheet instruments. At December 31, 2012, Riverview had unfunded outstanding commitments to extend credit of $34,658,000 and outstanding letter of credit of $ 1,749,000. Because these commitments have fixed expiration dates, and many will expire without being drawn upon, the total commitment level does not necessarily present significant liquidity risk to Riverview. Refer to Note 11—Financial Instruments with Off Balance Sheet Risk—in the year-end audited consolidated financial statements and supplementary data incorporated herein.

        Management believes that any amounts actually drawn upon can be funded in the normal course of operations. Riverview has no investment in or financial relationship with any unconsolidated entities that are reasonably likely to have a material effect on liquidity or the availability of capital resources.

Liquidity

        Liquidity refers to Riverview's ability to generate adequate amounts of cash to meet financial obligations to its customers in order to fund loans, to respond to deposit outflows and to cover operating expenses. Maintaining a level of liquid funds through asset/liability management seeks to ensure that these needs are met at a reasonable cost. Liquidity is essential to position Riverview to address fluctuations in the balance sheet and provide funds for growth and normal operating expenditures. Sources of liquidity are provided on a continuous basis through scheduled and unscheduled principal reductions and interest payments on outstanding loans and investment securities. Liquidity needs may also be met by converting assets into cash or obtaining sources of additional funding, whether through deposit growth, securities sold under agreements to repurchase or borrowings under lines of credit with correspondent banks.

        Liquidity from the asset category is provided through cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold, which totaled $16,202,000 at December 31, 2012 as compared to $28,155,000 at December 31, 2011. The decrease in liquid assets year over year was due to Riverview Bank reinvesting interest-bearing deposits with banks to fund loan growth during 2012. While liquidity sources generated from assets include scheduled and prepayments of principal and interest from securities and loans in Riverview's portfolios, longer-term liquidity needs may be met by selling securities available-for-sale, selling loans or raising additional capital. At December 31, 2012, unpledged available-for-sale securities with a carrying value of $13,304,000 were readily available for liquidity purposes, as compared with $17,055,000 at December 31, 2011. The decrease of $4,794,000 in unpledged available-for-sale securities was attributable to the increase in deposits that require pledging of investment securities.

        On the liability side, the primary source of funds available to meet liquidity needs is to attract deposits at competitive rates. Riverview Bank's core deposits, which exclude certificates of deposit $250,000 and over, were $255,427,000 at December 31, 2012 as compared to $241,980,000 at December 31, 2011. The increase in core deposits was the result of deposit growth attributable to Riverview Bank's Hometown NOW and money market deposit products. Core deposits have historically provided a source of relatively stable and low cost liquidity. Short-term and long-term borrowings utilizing the federal funds line and credit facility established with a correspondent financial institution and the FHLB are also considered to be reliable sources for funding. As of December 31, 2012, Riverview had access to two formal borrowing lines with its correspondent banks totaling $85,856,000, net of the aggregate amount outstanding on these lines totaling $18,550,000. These facilities are in addition to a $3,000,000 line with ACNB Bank.

        There are a number of factors that may impact Riverview's liquidity position. Changes in interest rates, local economic conditions and the competitive marketplace can influence prepayments on investment securities, loan fundings and payments, and deposit flows. Management is of the opinion that its liquidity position at December 31, 2012 is adequate to respond to fluctuations "on" and "off" the balance sheet since it manages liquidity on a daily basis and expects to have sufficient funds to meet all of its funding requirements.

        Except as discussed above, there are no known demands, trends, commitments, events or uncertainties that may result in, or that are reasonably likely to result in Riverview's inability to meet anticipated or unexpected needs.

Effects of Inflation

        The impact of inflation upon financial institutions can affect assets and liabilities through the movement of interest rates. The exact impact of inflation on Riverview is difficult to measure. Inflation may cause operating expenses to change at a rate not matched by the change in earnings. Inflation may affect the borrowing needs and desires of consumer and commercial customers, in turn affecting the growth of Riverview's assets. Inflation may also affect the level of interest rates in the general market, which in turn can affect Riverview's profitability and the market value of assets held. Riverview actively manages its interest rate sensitive assets and liabilities countering the effects of inflation.

Return on Assets and Equity

        The following table presents ratios as of the dates presented:

	December 31,
	2012	2011	2010
Return on average assets	0.56%	0.56%	0.49%
Return on average equity	6.20%	6.02%	5.01%
Dividend payout ratio	56.28%	58.42%	67.99%
Average equity to average assets ratio	9.00%	9.27%	9.78%

New Financial Accounting Standards

        Note 1 in the year-end audited consolidated financial statements and supplementary data incorporated herein discusses the expected impact on Riverview's financial condition and results of operations for recently issued or proposed accounting standards that have not been adopted. To the extent Riverview anticipates a significant impact to its financial condition or results of operations, appropriate discussion takes place in the applicable note to the year-end audited consolidated financial statements.

 Market Price of and Dividends on Riverview Common Stock

        There is a very limited public trading market for Riverview common stock. Riverview common stock is quoted on the OTC market under the symbol "RIVE." Following is a summary of the high and low bid quotations reported by the OTC market and dividends paid by Riverview for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark up, mark down or commission, and may not represent actual transactions.

	2013		2012		2011
	High	Low	High	Low	High	Low
1st quarter	$11.50	$10.00	$14.43	$10.35	$16.50	$10.89
2nd quarter	—	—	$12.40	$11.00	$13.45	$11.00
3rd quarter	—	—	$12.25	$9.50	$14.50	$12.55
4th quarter	—	—	$11.00	$10.05	$13.95	$10.05

        Quarterly dividend information for Riverview common stock is presented below:

	2013	2012	2011
1st quarter	$0.125	$0.125	$0.125
2nd quarter	—	$0.125	$0.125
3rd quarter	—	$0.125	$0.125
4th quarter	—	$0.170	$0.150

Total	$0.125	$0.545	$0.525

        Riverview common stock was held by approximately            holders of records as of [    •    ], 2013. The last reported sales price for Riverview common stock was $[    •    ] on [    •    ].

Equity Compensation Plan Information

        In January 2009, Riverview implemented a nonqualified stock option plan. The purpose of the 2009 Stock Option Plan was to advance the development, growth and financial condition of Riverview by providing incentives through participation in the appreciation of the common stock of Riverview to secure, retain and motivate Riverview's directors, officers and key employees and to align such person's interests with those of Riverview's shareholders. The following table discloses the number of outstanding options granted by Riverview to participants in equity compensation plans not approved by shareholders, as well as the number of securities remaining available for future issuance under the plans as of December 31, 2012.

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	179,250	(1)	$10.60	40,750

(1)
Effective January 4, 2012, the 2009 Stock Option Plan (the "Plan") was amended and restated to increase the number of common shares available under the Plan, in the aggregate, to 220,000 shares as compared with 170,000 shares.

        The vesting schedule for all options is a seven year cliff, which means that the options are 100% vested in the seventh year following the grant date. All options expire ten years following the grant date.

Board of Directors and Executive Officers of Riverview

        The following table provides information about each of the directors of Riverview as of the record date of the Riverview special meeting. There are no family relationships between any of the listed persons.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions held with Riverview and Subsidiaries
CLASS A (TERM EXPIRES 2015):
Kirk D. Fox, 46	2007	Mr. Fox is President of Riverview Financial Corporation and Riverview Bank. Mr. Fox was an Executive Vice President of HNB Bancorp, Inc. and Chief Lending Officer of Halifax National Bank from August 2004 to December 31, 2008. Prior to that Mr. Fox was Vice President and Commercial Loan Officer for Community Bank, where he worked since 1988. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2007.
James M. Lebo, 68*	1996	Mr. Lebo is the President and co-owner of the Lebo Agency, Inc. and is a licensed insurance agent. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 1996.
John M. Schrantz, 62	1994	Mr. Schrantz is President of the Rohrer Companies, Inc. (Rohrer Bus Service). He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 1994. Mr. Schrantz has been the Vice-Chairman of the Board of Riverview and Riverview Bank since their inception in December 2008.
David A. Troutman, 56	2002	Mr. Troutman is President and owner of A.W. Troutman DBA/ Troutman's Chevrolet—Buick—GMC, an automobile dealership in Millersburg, PA; owner of W.C. Troutman Company, a finance company in Millersburg, PA; and owner of Lykens Valley Golf Course in Millersburg, PA. He formerly served as a director of Halifax National Bank since 2002.
CLASS B (TERM EXPIRES 2014):
Arthur M. Feld, 70	1998	Mr. Feld is an Attorney-at-Law. He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 1998.
Howard R. Greenawalt, 60	2012	Mr. Greenawalt was appointed as a director to both the Riverview and Riverview Bank boards, effective March 6, 2012. Mr. Greenawalt is a certified public accountant and a former owner and officer of Greenawalt & Company, P.C., a public accounting firm located in Mechanicsburg, Pennsylvania. He retired as an owner of the firm on January 1, 2012, but continues as an employee of the firm.
R. Keith Hite, 65	2006	Mr. Hite is a senior consultant with Novak Strategic Advisors, a Harrisburg, Pennsylvania based public affairs agency. He retired two years ago, after 30 years as Executive Director of the Pennsylvania State Association of Township Supervisors. He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 2006.
David W. Hoover, 52	2007	Mr. Hoover is the owner and President of Hoover Financial Services, Inc., which is an accounting/tax preparation/business consulting firm located in Halifax, Pennsylvania for nearly 15 years. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2007. Mr. Hoover has been the Chairman of the Board of Riverview Financial Corporation and Riverview Bank since their inception December 2008.
Joseph D. Kerwin, 49	2005	Mr. Kerwin is a partner and attorney with the law firm of Kerwin & Kerwin located in Elizabethville, Pennsylvania. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2005.

CLASS C (TERM EXPIRES 2013):
James G. Ford, II, 65	2006	Mr. Ford is President of the J. LeRue Hess Agency, Inc. He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 2006.
Robert M. Garst, 54	2008	Mr. Garst is Chief Executive Officer of Riverview Financial Corporation and Riverview Bank. Prior to that Mr. Garst was Executive Vice President of First Perry Bancorp, Inc. and President of The First National Bank of Marysville from May 2006 to December 31, 2008. Prior to that, Mr. Garst was Executive Vice President and Chief Lending Officer of Pennsylvania State Bank.

*
James M. Lebo passed away on June 8, 2013. The board has not yet determined whether it will fill his seat or reduce the size of the board by one position.

 Executive Officers

        The following table provides information, as of March 31, 2013, about Riverview's executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Riverview Financial Corporation and Subsidiaries
Robert M. Garst		See above.
Kirk D. Fox		See above.
Brett D. Fulk	44	Mr. Fulk is the Chief Operations Officer of Riverview and Riverview Bank since he joined Riverview and Riverview Bank in July 2011. From November 2007 to June 2011, Mr. Fulk served as a Managing Director of Commercial Services, Pennsylvania division, Regional Executive, and Region President for Susquehanna Bank. From 1990 to 2007, Mr. Fulk served in the capacity of Region President in both the Northcentral PA and York Regions for CommunityBanks (which was acquired by Susquehanna Bank).
Theresa M. Wasko	60	Mrs. Wasko is the Chief Financial Officer of Riverview Financial Corporation and Riverview Bank since January 2009. Prior to that, Mrs. Wasko served as the Chief Financial Officer of Great Bear Bank (a bank in organization) from 2007 to 2009 and Chief Financial Officer of East Penn Bank from 1998 to 2007.

Director Independence

        Currently, the Riverview Board of Directors has ten members. Under the Nasdaq Stock Market standards for independence, the following directors of Riverview meet the standards for independence: Messrs. Feld, Ford, Greenawalt, Hite, Hoover, Kerwin, Lebo (deceased), Schrantz and Troutman. These directors constitute more than a majority of Riverview's Board of Directors. Only independent directors serve on Riverview's Audit Committee, Compensation Committee and Governance and Nominating Committee.

        In determining the directors' independence, the Board of Directors of Riverview considered the services provided, loan transactions between Riverview Bank and the directors, their respective family members and businesses with whom they are associated, contributions made to non-profit organizations with whom the directors are associated and other matters that the Board deemed pertinent.

        The following table includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and under the section entitled "Transactions with Related Parties" below) in reaching its determination that the directors listed below are independent.

Name	Other Transactions/Relationships/Arrangements
Mr. Feld	Legal services—loan closings and collection work
Mr. Ford	Insurance consulting
Mr. Greenawalt	None
Mr. Hite	None
Mr. Hoover	Payroll processing services
Mr. Kerwin	Legal services—contracts
Mr. Schrantz	None
Mr. Troutman	None

        In each case, the Board determined that the described relationship did not impair the independence of the director.

Security Ownership of Certain Beneficial Holders of Riverview

        The table below sets forth information, as of the record date, concerning (a) each person that is known to us to be the beneficial owner of more than 5% of Riverview's common stock, (b) each of Riverview's directors and executive officers and (c) all of Riverview's director and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. At the close of business on the record date, Riverview had [    •    ] shares of common stock issued and outstanding. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the record date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner is c/o Riverview, 200 Front St., PO Box B, Marysville, PA 17053.

Name of Individual or Identity of Group 5% Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Arlene G. Deckard	108,601	6.33%
c/o Riverview Bank 200 Front Street, PO Box B Marysville, PA 17053
Directors and Nominees
Arthur M. Feld	14,600	0.85%
James G. Ford, II	9,925	0.58%
Kirk D. Fox	717	0.04%
Robert M. Garst	6,244	0.36%
Howard R. Greenawalt	3,000	0.17%
R. Keith Hite	20,000	1.17%
David W. Hoover	16,615	0.97%
Joseph D. Kerwin	17,200	1.00%
James M. Lebo (deceased)	4,109	0.24%
John M. Schrantz	13,510	0.79%
David A. Troutman	19,430	1.13%
All directors and executive officers as a group (11 persons)	125,350	7.30%

Compensation Committee Interlocks and Insider Participation

        No member of Riverview's compensation committee is or has been an officer or employee of Riverview or Riverview Bank. Also, during 2012, none of Riverview's executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on Riverview's compensation committee. The members of the Compensation Committee are Joseph D. Kerwin (Chairman), David W. Hoover and John M. Schrantz. In addition, Robert M. Garst and Kirk D. Fox are ex officio members of the committee but do not participate in decisions or discussions regarding their own compensation.

Transactions with Related Parties

        Certain directors and executive officers of Riverview, and their associates, were customers of and had transactions with Riverview Bank in the ordinary course of business during the fiscal year ended December 31, 2012. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis. The Board of Directors must approve all related party transactions that are significant. In turn, the director or officer in question is excused from the Board meeting at the time the decision is made. The aggregate extensions of credit to all such persons, as a group, totaled $4.8 million at December 31, 2012.

Executive Compensation

        The following table summarizes the total compensation for Robert M. Garst, Riverview's Chief Executive Officer, Kirk D. Fox, Riverview's President, Brett D. Fulk, Riverview's Chief Operations Officer, and Theresa M. Wasko, Riverview's Chief Financial Officer, for fiscal year 2011 and 2012. These individuals are referred to as the "Named Executive Officers."

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	All Other Compensation		Total
Robert M. Garst,	2012	$210,000		$50,000	$—	$63,848	(2)	$323,848
Chief Executive Officer	2011	200,000		26,000	278	39,303	(3)	265,581
Kirk D. Fox,	2012	210,000		50,000	—	56,533	(4)	316,533
President	2011	200,000		25,000	—	36,649	(5)	261,649
Brett Fulk,	2012	200,000		50,000	43,000	26,352	(6)	319,352
Chief Operations Officer	2011	81,827	(7)	20,000	4,070	1,314	(8)	107,211
Theresa M. Wasko,	2012	152,500		20,000	—	15,402	(9)	187,902
Chief Financial Officer	2011	147,500		15,000	—	16,320	(10)	178,820

(1)
The per share grant date fair market value under the accounting standard relating to Accounting for Stock-Based Compensation on the common stock option grants for the named executives was $4.30 per share for 2012 and $0.37 per share for 2011. Because the vesting schedule is a seven-year cliff, the options granted in 2012 are not exercisable until 2019 and the options granted in 2011 are not exercisable until 2018.

(2)
Includes: an automobile allowance of $7,300; 401(k) match of $9,835; life insurance premiums of $359; profit sharing of $12,293; country club membership of $8,811; one-time payment of $10,250 in consideration of signing a non-competition agreement; and director fees of $15,000.

(3)
Includes: an automobile allowance of $3,708; 401(k) match of $8,000; life insurance premiums of $345; profit sharing of $12,250; and director fees of $15,000.

(4)
Includes: an automobile allowance for personal use of $1,153; 401(k) match of $5,466; life insurance premiums of $359; profit sharing of $10,373; change of $7,752 in accrued pension value of supplemental retirement plan; country club membership of $6,180; one-time payment of $10,250 in consideration of signing a non-competition agreement; and director fees of $15,000.

(5)
Includes: an automobile allowance for personal use of $856; 401(k) match of $5,984; life insurance premiums of $345; profit sharing of $7,480; change of $6,984 in accrued pension value of supplemental retirement plan; and director fees of $15,000.

(6)
Includes: an automobile allowance for personal use of $3,634; 401(k) match of $3,077; life insurance premiums of $345; profit sharing of $10,971; private and country club membership of $2,703; and change of $5,622 in accrued pension value of supplemental retirement plan.

(7)
2011 salary is prorated from the July 2011 date of hire based on an annual salary of $185,000.

(8)
Includes an automobile allowance for personal use of $1,170 and life insurance premiums of $144.

(9)
Includes a 401(k) match of $6,692; life insurance premiums of $345; and profit sharing of $8,365.

(10)
Includes a 401(k) match of $7,100; life insurance premiums of $345; and profit sharing of $8,875.

 Employment Agreements

        Messrs Garst, Fox and Fulk are parties to three-year term evergreen employment agreements, while Mrs. Wasko is party to a one-year term evergreen employment agreement. On every anniversary date of each agreement, the employment period is extended automatically for one additional year, unless notice of nonrenewal is given. The agreements provide that the executives may participate in those employee benefit plans for which they are eligible. Each also provides that if the executive is terminated without cause or if after a change in control there is a reduction in salaries or benefits, or a change in their reporting responsibilities, duties or titles, the following will occur:

  •
  Messrs. Garst and Fox will receive three times their annual compensation, as defined in the agreement, in 24 equal monthly installments beginning within 30 days from their separation of service. In addition, the Bank will transfer ownership to the executive of the Bank provided car that he uses at the time of the termination.

  •
  Mr. Fulk will receive three times his annual compensation, as defined in the agreement, in 24 equal monthly installments beginning within 30 days from his separation of service.

  •
  Mrs. Wasko will receive one times her annual base salary, payable in 12 equal monthly installments. She will also be reimbursed for the monthly premium paid to obtain substantially similar employee benefits for 12 months following the date of termination of employment or until she secures substantially similar benefits through other employment, whichever occurs first.

        If the payments are determined to be parachute payments subjecting the executive excise taxes, the executive will receive an additional cash payment in an amount such that the after-tax proceeds of such payment will be equal to the amount of the excise tax.

        On January 24, 2012, the Employment Agreements of Messrs. Garst and Fox were amended and restated to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

        On November 16, 2011, Messrs. Garst and Fox signed Noncompetition Agreements. The purpose for the noncompetition agreements was to define the restrictions placed on the executives during and after their employment with the Corporation and the Bank in terms of being engaged in certain activities which may be considered to be competitive with the goodwill and proprietary rights of Riverview and Riverview Bank. In consideration of the executives entering into this agreement, Riverview Bank will:

  •
  pay the executives $10,250 upon the execution of the noncompetition agreement;

  •
  provide the executives with a membership at a country club during their employment; and

  •
  provide the executives with an additional $10,000 in supplemental term insurance during their employment.

        Riverview maintains an "Executive Deferred Compensation" program in which one of Riverview's executives participates, allowing the executive to defer payment of his base salary, bonus and performance based compensation until a future date. Under this agreement, the estimated present value of the future benefits is accrued over the effective dates of the agreement at an interest rate that is declared annually by the board of directors. Accordingly, the board of directors declared the interest rate to be 7.50% for 2012. The agreement is unfunded, with benefits to be paid from Riverview's general assets.

Profit Sharing/401(k) Plan

        Executive officers participate in the Profit Sharing/401(k) Plan, which is offered to all full-time employees who have completed at least one year of service and are at least 18 years of age. This plan is a means for employees to contribute and save for their retirement, and it has a combined tax qualified savings feature and profit sharing feature for employees. Riverview makes a contributory match to the plan for each participating employee of 4% of their compensation. Riverview may also make a discretionary contribution annually to the plan based upon Riverview's financial performance. This discretionary contribution is designed to award employees for contributing to Riverview's financial success. Contributions are expressed as a percentage of base salary, and executive officers receive the same percentage of base salary as all other employees. During 2012, the percentage of the discretionary contribution made to all eligible 401(k) participants was approximately 5%.

Stock Option Plan

        In January 2009, Riverview implemented a nonqualified stock option plan. The purpose of the 2009 Stock Option Plan was to advance the development, growth and financial condition of Riverview by providing incentives through participation in the appreciation of the common stock of Riverview to secure, retain and motivate Riverview's directors, officers and key employees and to align such person's interests with those of Riverview's shareholders. Effective January 4, 2012, shares of Riverview's common stock that may be issued under this plan may not exceed, in the aggregate, 220,000 shares at a weighted average exercise price of $10.60 per share. The vesting schedule is a seven year cliff, which means that the options are 100% vested in the seventh year following the grant date. The expiration date of all options is ten years following the grant date.

Supplemental Executive Retirement Plan

        In 2008, HNB Bancorp implemented a supplemental executive retirement plan covering Kirk D. Fox, who at the time was an Executive Vice President of HNB Bancorp. The plan was assumed by Riverview after the consolidation of HNB Bancorp with First Perry Bancorp, forming Riverview. Mr. Fox will receive $44,000 per year for 15 years beginning upon his termination of employment after age 65. Upon his termination of employment, he shall become fully vested in the benefit, unless his termination is for "cause," as defined by the agreement.

        On January 6, 2012, a supplemental executive retirement plan was adopted by and between the Bank and Brett D. Fulk, Chief Operations Officer of the Bank, effective January 1, 2012. Mr. Fulk will receive $20,000 per year for 20 years beginning upon his termination of employment after reaching normal retirement age, unless his termination is for "cause," as defined by the agreement.

 Outstanding Equity Awards at Fiscal Year End—2012

        The following table presents information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of December 31, 2012:

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Grant Date	Option exercise price ($/Share)(2)	Option Expiration Date
Robert M. Garst	—	25,000	1/21/2009	$10.60	1/21/2019
	—	2,000	9/16/2009	$10.60	9/16/2019
	—	750	12/07/2011	$10.60	12/07/2021
Kirk D. Fox	—	25,000	1/21/2009	$10.60	1/21/2019
	—	3,000	9/16/2009	$10.60	9/16/2019
Brett Fulk	—	11,000	12/07/2011	$10.60	12/07/2021
	—	10,000	1/4/2012	$10.35	1/4/2022
Theresa M. Wasko	—	10,000	1/21/2009	$10.60	1/21/2019
	—	5,000	9/16/2009	$10.60	9/16/2019

(1)
The options granted are subject to a seven year cliff vesting schedule. Options granted on January 21, 2009 will vest January 21, 2016; options granted September 16, 2009 will vest September 16, 2016; options granted December 7, 2011 will vest December 7, 2018; and options granted January 4, 2012 will vest January 4, 2019.

(2)
On December 7, 2011, the Board of Directors approved the reduction of the exercise price of the options from $13.00 per share to $10.60 per share, which was the fair market value of the stock at that date.

        As of December 31, 2012, none of the options were vested or exercisable.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

Defined Contribution Plan

        Riverview maintains a contributory 401(k) retirement plan for all eligible employees. Currently, Riverview's policy is to match 100% of the employees' voluntary contribution to the plan up to a maximum of 4% of an employee's compensation. Additionally, Riverview may make discretionary contributions to the plan after considering current profits and business conditions. The amount charged to expense in 2012 and 2011 totaled $258,000 and $199,000, respectively. Of these amounts, discretionary contributions approximated $168,000 and $115,000, respectively.

Director Emeritus Plan

        Effective November 2, 2011, a Director Emeritus Agreement (the "Agreement") was entered into by and between Riverview, Riverview Bank and the directors. In order to promote orderly succession of Riverview's board of directors, the Agreement defines the benefits Riverview is willing to provide upon the termination of service to those individuals who currently serve as directors of Riverview as of December 31, 2011, where Riverview will pay the director $15,000 per year for services performed as a Director Emeritus, which may be increased at the sole discretion of the board of directors. The benefit is paid over five years, in 12 monthly installments to a director:

  •
  upon termination of service as a director on or after the age of 65, provided the director agrees to provide certain ongoing services for Riverview;

  •
  upon termination of service as a director due to a disability prior to age 65;

  •
  upon a change of control; or

  •
  upon the death of a director after electing to be a Director Emeritus.

        Expenses recorded under the terms of this agreement were $30,000 in 2012 and $19,750 in 2011, respectively.

Deferred Compensation Agreements

        Riverview Bank maintains five Supplemental Executive Retirement Plan ("SERP") agreements that provide specified benefits to certain key executives. The agreements were specifically designed to encourage key executives to remain as employees of Riverview Bank. The agreements are unfunded with benefits to be paid from Riverview Bank's general assets. After normal retirement, benefits are payable to the executive or his beneficiary in equal monthly installments for a period of either 15 years for two of the executives and 20 years for three of the executives. There are provisions for death benefits should a participant die before his retirement date. These benefits are also subject to change of control and other provisions.

        Riverview Bank maintains a "Director Deferred Fee Agreement" ("DDFA") which allows electing directors to defer payment of their directors' fees until a future date. In addition, Riverview Bank maintains an "Executive Deferred Compensation Agreement" ("EDCA") with one of its executives. This agreement, which was initiated in 2010, allows the executives of Riverview Bank to defer payment of their base salary, bonus and performance based compensation until a future date. For both types of deferred fee agreements, the estimated present value of the future benefits is accrued over the effective dates of the agreements using an interest factor that is evaluated and approved by the compensation committee of the board of directors on an annual basis. The agreements are unfunded, with benefits to be paid from Riverview Bank's general assets.

        The accrued benefit obligations for all the plans total $673,000 at December 31, 2012 and $748,000 at December 31, 2011 and are included in other liabilities. Expenses relating to these plans totaled $88,000 and $94,000 in the years ended December 31, 2012 and 2011, respectively.

        Riverview made a lump sum payment of $178,000 on January 3, 2012 in accordance with the terms of the DDFA of a director who passed away in mid-2011.

Potential Payments upon Termination or Change in Control

        Messrs. Garst, Fox and Fulk as well as Mrs. Wasko are parties to employment agreements with Riverview which provide them with certain termination and change in control benefits. See "Employment Agreements" on page 124.

Compensation of Directors

        Each director receives a retainer of $20,000 for service as a board member. The Chairman and Vice Chairman receives a retainer of $23,000. The chair of the Audit Committee and of the ALCO Committee receives a retainer of $22,000, and the chair of the Loan Committee receives a retainer of

$21,000. The following table summarizes the total compensation paid to independent directors during the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash(1) ($)	Bonus ($)	Option Awards(2) ($)	Total ($)
Arthur M. Feld	22,000	2,500	—	24,500
James G. Ford, II	20,000	2,500	—	22,500
Howard R. Greenawalt	16,667	2,500	—	19,167
R. Keith Hite	22,000	2,500	—	24,500
David W. Hoover	23,000	2,500	—	25,500
Joseph D. Kerwin	20,000	2,500	—	22,500
James M. Lebo (deceased)	20,000	2,500	—	22,500
John M. Schrantz	23,000	2,500	—	25,500
David A. Troutman	21,000	2,500	—	23,500

(1)
Retainer fee for services as a director.

(2)
No options were granted during 2012.

        Riverview maintains a "Director Deferred Fee Agreement" (DDFA) which allows electing directors to defer payment of their director fees until a future date. Under this agreement, the estimated present value of the future benefits is accrued over the effective dates of the agreement at an interest rate that is declared annually by the board of directors. Accordingly, the board of directors declared the interest rate to be 7.50% for 2012 for the Agreements with Directors Garst and Fox.

        A Director Emeritus Agreement (the "Agreement") effective November 2, 2011 was entered into by and between Riverview and its wholly owned subsidiary, Riverview Bank, and the directors. In order to promote the orderly succession of the board of directors, the Agreement defines the benefits Riverview Bank is willing to provide upon the termination of service to those individuals who currently served as directors of Riverview as of December 31, 2011, provided the director provides the services contemplated in the Agreement. The material terms of the Agreement are as follows:

  •
  Riverview Bank shall pay the director or the director's beneficiary $15,000 per year, which may be increased at the sole discretion of the board of directors, for five years and paid in 12 equal monthly installments in the following circumstances:

  •
  Upon termination of service as a director on or after the age of 65, provided the director agrees to provide certain ongoing services for Riverview Bank;

  •
  Upon termination of service as a director due to a disability prior to the age of 65;

  •
  Upon a change in control; or

  •
  Upon the death of a director after electing to be a director emeritus.

Riverview Bank will not pay any benefits under the Agreement (1) to the extent limited by Section 280G of the Internal Revenue Code or which would be prohibited as a golden parachute payment, (2) the director is terminated for cause, as defined in the Agreement, (3) the director is removed by Riverview Bank's regulator, (4) if the director engages in competition with Riverview Bank after termination of service, or (5) if the director commits suicide within two years after the date of the Agreement.

THE UNION ANNUAL MEETING

        This joint proxy statement/prospectus is being furnished to Union shareholders by Union's board of directors in connection with the solicitation of proxies from the holders of Union common stock for use at the annual meeting of Union shareholders and any adjournments or postponements of the annual meeting.

Date, Time and Place

        The annual meeting will be held on [    •    ], 2013 at [    •    ], local time, at Pottsville City Hall, City Council Chambers, 401 N. Centre Street, Pottsville, Pennsylvania 17901, subject to any adjournments or postponements.

Matters to be Considered

        At the annual meeting, Union shareholders will be asked to consider and vote upon the following proposals:

  1.
  Adoption of the consolidation agreement as described in detail under the heading "The Consolidation" beginning on page 37;

  2.
  Election of two (2) Class A directors for a term of three (3) years and until their successors are elected and have qualified;

  3.
  Ratification of the selection of ParenteBeard LLC as the independent auditors of Union for fiscal year 2013;

  4.
  Approval of a proposal to authorize the board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of adoption of the consolidation agreement; and

  5.
  Transaction of any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        At this time, the Union board of directors is unaware of any matters, other than those set forth above, that may properly come before the annual meeting.

Shareholders Entitled to Vote

        The close of business on [    •    ], 2013 has been fixed by Union's board of directors as the record date for the determination of those holders of Union common stock who are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting.

        At the close of business on the record date there were [    •    ] shares of Union common stock outstanding and entitled to vote, held by approximately [    •    ] holders of record. A list of the shareholders of record entitled to vote at the annual meeting will be available for examination by Union shareholders.

Quorum and Required Vote

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Union common stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. There must be a quorum for the annual meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called "broker non-votes." Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the annual meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.

        Each holder of record of shares of Union common stock as of the Union record date is entitled to cast one vote per share at the annual meeting on each proposal. Shareholders do not have cumulative voting rights in the election of directors.

        The affirmative vote of holders of 75% of the outstanding shares of Union common stock entitled to vote at the meeting is required to adopt the consolidation agreement. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal.

        The two (2) nominees for election as directors receiving the highest number of votes cast will be elected to the Union board of directors. Abstentions and broker non-votes will have no affect on this proposal.

        Approval of each of the other proposals requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy, except in cases where the vote of a greater number of shares is required by law or under Union's articles of incorporation. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against each of these other proposals.

How Shares Will Be Voted at the Annual Meeting

        All shares of Union common stock represented by properly executed proxies received before or at the annual meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the consolidation agreement, "FOR" the election of the two nominees named in this document for director, "FOR" ratification of the independent auditors, and "FOR" the adjournment or postponement of the annual meeting, if necessary, to permit further solicitation of proxies as included in this joint proxy statement/prospectus.

        If you hold shares of Union common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a "broker non-vote." Broker non-votes will not be deemed to have been voted on any of the proposals.

        If any other matters are properly brought before the annual meeting, the proxies named in the proxy card will vote the shares represented by duly executed proxies in accordance with the direction of the Union board of directors.

How to Vote Your Shares

        Union shareholders may vote at the annual meeting by one of the following methods:

        Voting by Mail.    You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this joint proxy statement/prospectus, your proxy will be voted in favor of that proposal.

        Voting in Person.    If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the annual meeting.

        Voting using the Internet.    You may vote your Union shares over the Internet by directing your Internet browser to [    •    ] and following the on-screen instructions. You will need the control number that appears on the voting instruction form to vote when using this webpage. Internet voting facilities for Union's shareholders of record will close at [    •    ] Eastern Time on [    •    ], 2013.

        If your shares are held in the name of a bank, broker or other nominee, you may vote your shares over the Internet by following the Internet voting instructions, if any, provided on the voting instruction form that you receive from such broker, bank or nominee.

        Voting by Telephone.    You may vote your Union shares by telephone by accessing the telephone voting system toll-free at [    •    ] and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call. Telephone voting facilities for Union's shareholders of record will close at [    •    ] Eastern Time on [    •    ], 2013.

        If your shares are held in the name of a bank, broker or other nominee, you may vote your shares by telephone by following the telephone voting instructions, if any, provided on the voting instruction form that you receive from such broker, bank or nominee.

        Should you have any questions on the procedure for voting your shares, please contact Union's Secretary, Naomi Morrow Ost, 25 S. Centre St., Pottsville, PA 17901, telephone (570) 622-3011.

How to Change Your Vote

        If you are a registered shareholder, you may revoke any proxy at any time before it is voted at the annual meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to the Secretary of Union, or (3) attending the annual meeting in person, notifying the Secretary and voting by ballot at the annual meeting. The Union Secretary's mailing address is 25 S. Centre St., Pottsville, PA 17901. If your shares are registered in the name of a broker or other nominee, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity's procedures. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. Union will honor the latest vote.

Solicitation of Proxies

        Union will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Union will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Union common stock and secure their voting instructions. Union will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Union may use several of its regular employees, who will not be annually compensated, to solicit proxies from Union shareholders, either personally or by telephone, facsimile, letter or other electronic means. In addition, Union has engaged a professional proxy solicitation firm, Eagle Rock Advisors, LLC, to assist it in soliciting proxies for a fee of $5,000, plus reasonable out-of-pocket expenses.

        Riverview and Union will share equally the expenses incurred in connection with the copying, printing and distribution of this joint proxy statement/prospectus.

 Attending the Meeting

        All holders of Union common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the annual meeting. If you plan to attend the annual meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without both proper proof of share ownership and proper photo identification.

UNION ANNUAL MEETING—PROPOSAL NO. 1
ADOPTION OF THE CONSOLIDATION AGREEMENT

        Union is asking its shareholders to adopt the consolidation agreement. For a detailed discussion of the consolidation, including the terms and conditions of the consolidation agreement, see "The Consolidation", beginning on page 37. As discussed in detail in the sections entitled "The Consolidation—Union's Reasons for the Consolidation", and "—Recommendation of Union's Board of Directors", beginning on pages 57 and 61, respectively, after careful consideration, the Union board of directors determined that the terms of the consolidation agreement and the transactions contemplated by it are in the best interests of Union, and the board unanimously approved the consolidation agreement. Accordingly, Union's board of directors unanimously recommends that Union shareholders vote "FOR" adoption of the consolidation agreement.

 Required Vote

        Adoption of the consolidation agreement requires the affirmative vote of the holders of 75% of the outstanding shares of Union common stock, in person or by proxy, at the Union annual meeting. Abstentions and broker non-votes will effectively act as a vote against adoption of the consolidation agreement.

UNION ANNUAL MEETING—PROPOSAL NO. 2
ELECTION OF DIRECTORS

        Section 10.2 of Union's Bylaws authorizes the number of directors to be not less than three. Within these limits, the board of directors may from time to time fix the number of directors. As of [    •    ], 2013, the Union board of directors consisted of seven directors.

        The Bylaws further provide for three classes of directors with staggered three-year terms of office. The terms of the classes expire at successive annual meetings of shareholders. In accordance with Union's Bylaws, the current term of office of directors of Class A will expire at the annual meeting to be held in 2013 and when their respective successors are duly elected and qualified. At each annual meeting, the successors to the class of directors whose terms will then expire will be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and when their successors are duly elected and qualified.

        The board of directors is proposing the following two (2) nominees for election as Class A Directors at the annual meeting of shareholders, to serve until the 2016 annual meeting of shareholders and until their successors are elected and qualified. The nominees listed below are the current Class A Directors, and they have consented to serve the three-year term as a director, if re-elected.

Naomi Morrow Ost
Daniel R. Blaschak

        Each of the nominees meets the qualifications for a director.

        Although Union does not anticipate that any of the nominees above will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Union board of directors. Further, if a director should be unavailable to serve for any reason, a majority of the Union board of directors then in office may select someone to fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

        The proxy holders intend to vote their proxies "FOR" the election of the nominees named above, unless you indicate on the proxy that your vote should be withheld from any or all of them.

Required Vote

        The two nominees for election as directors to Class A receiving the highest number of votes cast will be elected to the board of directors. Shareholders are not entitled to vote cumulatively in the election of directors. Each share of Union common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the nominees for director. Abstentions and broker non-votes will have no affect on this proposal.

Recommendation of the Union Board of Directors

        The Union board of directors recommends that shareholders vote "FOR" the election of the above-named nominees for Class A Directors.

 UNION ANNUAL MEETING—PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Union board of directors has selected ParenteBeard LLC to act as Union's independent auditors for the year ending December 31, 2013. The board of directors proposes that Union shareholders ratify this selection.

Required Vote

        The ratification of the selection of the independent auditors requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal.

Recommendation of the Union Board of Directors

        The Union board of directors recommends that shareholders vote "FOR" the ratification of the selection of ParenteBeard LLC as Union's independent auditors for the year ending December 31, 2013.

 UNION ANNUAL MEETING—PROPOSAL NO. 4
AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS

General

        If, at the Union annual meeting, the number of shares of Union common stock, present in person or by proxy, is insufficient to constitute a quorum, or the number of shares of Union common stock voting in favor is insufficient to adopt the consolidation agreement, Union management intends to move to adjourn the annual meeting in order to enable the Union board of directors more time to solicit additional proxies in favor of adoption of the consolidation agreement. In that event, Union will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the consolidation agreement.

        In this proposal, Union is asking you to grant discretionary authority to the holder of any proxy solicited by the Union board of directors so that such holder can vote in favor of the proposal to adjourn the annual meeting to solicit additional proxies. If the shareholders of Union approve the adjournment proposal, Union could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

        Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the annual meeting of the place, date and time to which the meeting is adjourned.

Required Vote

        Pursuant to Union's bylaws, the adjournment proposal requires the affirmative vote of a majority of the shares present, in person and by proxy, at the Union annual meeting. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will effectively act as a vote against the adjournment proposal.

Recommendation of the Union Board of Directors

        The Union board of directors recommends a vote "FOR" the proposal to authorize the board of directors to adjourn the annual meeting of shareholders to allow time for the further solicitation of proxies to adopt the consolidation agreement.

 Union Affiliate Letter

        As of the record date, directors and executive officers of Union and their affiliates had the right to vote [    •    ] shares of Union common stock, or [    •    ]% of the outstanding Union common stock entitled to be voted at the annual meeting. In accordance with the terms of the consolidation agreement, each of the directors and officers of Union has executed a letter agreement, commonly known as an affiliate letter, in favor of Riverview pursuant to which he or she has agreed to vote all shares of Union common stock owned by him or her in favor of adoption of the consolidation agreement and the transactions contemplated thereby.

        On May 29, 2013, Riverview entered into a voting agreement relating to 27,224 shares of Union common stock owned by Michelle Schulze, widow of Al Schulze, former Chief Executive Officer of Union. The voting agreement requires Ms. Schulze to vote her shares, and any other shares over which she obtains voting power, in favor of the consolidation and against any other proposal that could adversely affect the consolidation. In consideration for executing the voting agreement, Riverview agreed to purchase an investment property owned by Ms. Schulze, which has been on the market for several months, at its current asking price of $410,000. In the event that Ms. Schulze breaches the agreement, Riverview is not required to purchase the property.

INFORMATION ABOUT UNION BANCORP, INC.

Business

Union Bancorp, Inc.

        Union Bancorp, Inc. is a Pennsylvania business corporation with its principal executive offices at 25 South Centre Street, Pottsville, Pennsylvania 17901. Union was incorporated in 1986 and is registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended. Union's telephone number is (570) 622-3011, and its website address is www.unionbankandtrustcompany.com. Union is not required to file reports with the Securities and Exchange Commission.

        Union's principal activity consists of owning and supervising its subsidiary, Union Bank and Trust Company. Union's net income is largely derived from the business of Union Bank.

Union Bank and Trust Company

        Union Bank and Trust Company was originally incorporated on April 21, 1852, as a Pennsylvania-chartered insurance company, which subsequently converted to a Pennsylvania-chartered bank. The bank was reorganized into a bank holding company structure on July 1, 1987.

        Union Bank currently operates six full-service offices, as well as a trust and commercial loan office, in Schuylkill and Northumberland Counties, Pennsylvania. Union Bank has received approval of the FDIC and the PDB to relocate its temporary branch office in Orwigsburg, Schuylkill County, Pennsylvania, to its permanent location in Orwigsburg which is anticipated to occur during the third or fourth quarter of 2013.

        Union Bank engages in a full-service commercial banking business, including accepting time and demand deposits, making secured and unsecured commercial and consumer loans, financing commercial transactions and making construction and mortgage loans. Union Bank has automated teller machines (ATMs) at four of its full-service offices.

        Union Bank had 41 full-time employees and 16 part-time employees as of March 31, 2013. Management considers relations with its employees to be good. Union Bank is not a party to any collective bargaining agreement.

        At March 31, 2013, Union had total consolidated assets of approximately $121.2 million, total net loans of $71.6 million, total deposits of $109.5 million and shareholders' equity of $10.4 million. For the three months ended March 31, 2013, Union recognized a net loss of approximately $261,000.

Competition

        Union Bank's core service area consists primarily of Schuylkill and Northumberland Counties, Pennsylvania. Within this service area, the banking business is highly competitive. Union Bank competes with local banks, as well as numerous regionally based commercial banks, most of which have assets, capital and lending limits far larger than those of Union Bank. Union Bank also competes with savings banks, savings and loan associations, money market funds, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and with the issuers of commercial paper and other securities. The industry competes primarily in the area of interest rates, products offered, customer service and convenience.

        Many of Union Bank's competitors enjoy several advantages over it, including larger asset and capital bases, and the ability to finance wide-ranging advertising campaigns and to allocate their investment assets to areas of highest yield and demand.

 Properties

        The following table summarizes Union's branch and office properties, by county, as of March 31, 2013.

Bank Branches	State	Owned	Leased	Total
County
Northumberland	PA	1	—	1
Schuylkill	PA	4	1	5

Total		5	1	6

Administrative Office Locations	State	Owned	Leased	Total
County
Schuylkill	PA	—	1	1

Total		—	1	1

        Included in the Bank Branches section of the above table are Union's principal executive offices located at 25 South Centre Street, Pottsville, Schuylkill County, Pennsylvania, and the proposed location of Union's Orwigsburg Branch, which is pending regulatory approval. Included in the Administrative Office Locations Section is Union's dedicated trust and commercial loan office.

Legal Proceedings

        There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which Union, or any of its subsidiaries, is a party or of which any of their respective property is subject.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Union—March 31, 2013

        The following discussion and analysis summarizes Union's results of operations and highlights material changes for the three months ended March 31, 2013 and March 31, 2012 and its financial condition as of March 31, 2013. This discussion is intended to provide additional information which may not be readily apparent from the consolidated selected financial data included in this report. Reference should be made to the selected financial data presented for a complete understanding of the following discussion and analysis.

        This discussion and analysis should be read in conjunction with the consolidated unaudited financial statements and related footnotes for the three months ended March 31, 2013 beginning on page [    •    ] of this document. Other than described herein, management does not believe there are any trends, events or uncertainties that are reasonably expected to have a material impact on future results of operations, liquidity or capital resources.

        This discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as Union's plans, objectives, expectations and intentions. Therefore, this analysis should be read in conjunction with the "Cautionary Statement Regarding Forward-Looking Statements" on page [    •    ].

Critical Accounting Policies

        Union's consolidated financial statements are prepared based on the application of certain accounting policies. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or are subject to variations which may significantly affect

Union's reported results and financial position for the period or in future periods. Changes in underlying factors, assumptions, or estimates in any of these areas can have a material impact on future financial condition and results of operations.

        Union has identified several policies as being critical because they require management to make particularly difficult, subjective and/or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. These policies relate to the allowance for loan losses, valuation of securities, and accounting for income taxes.

        Union performs periodic and systematic detailed reviews of its loan portfolio to assess overall collectability. The level of the allowance for loan losses reflects an estimate of the losses inherent in the loan portfolio at any point in time. While these estimates are based on substantiated methods for determining allowance requirements, actual outcomes may differ significantly from estimated results, especially when determining allowances for business and commercial real estate loans. These loans are normally larger and more complex, and their collection rates are harder to predict. Consumer loans are individually smaller and perform in a more homogenous manner, making loss estimates more predictable.

        Union records its available for sale securities at fair value. Fair value of these securities is determined based on methodologies in accordance with generally accepted accounting principles. Fair values are volatile and may be influenced by a number of factors, including market conditions, discount rates, credit ratings and yield curves. Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values used are based on the quoted prices of similar instruments or an estimate of fair value by using a range of fair value estimates in the marketplace as a result of the illiquid market specific to the type of security.

        When the fair value of a security is below its amortized cost, and depending on the length of time the condition exists and the extent the fair value is below amortized cost, additional analysis is performed to determine whether an other than temporary impairment condition exists. Available for sale securities are analyzed quarterly for possible other than temporary impairment. The analysis considers (i) whether Union has the intent to sell the securities prior to recovery and/or maturity and (ii) whether it is more likely than not that Union will have to sell the securities prior to recovery and/or maturity. Often, the information available to conduct these assessments is limited and rapidly changing, making estimates of fair value subject to judgment. If actual information or conditions are different than estimated, the extent of the impairment of the security may be different than previously estimated, which could have a material effect on Union's results of operations and financial condition.

        Deferred income tax assets and liabilities are determined using the liability method. Under this method, the net deferred tax asset or liability is recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. that which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

        Union evaluates the carrying amount of its deferred tax assets on a quarterly basis or more frequently, if necessary, in accordance with the guidance provided in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740 (ASC 740), in particular, applying the criteria set forth therein to determine whether it is more likely than not (i.e. a likelihood of more than 50%) that some portion, or all, of the deferred tax asset will not be realized within its life cycle, based on the weight of available evidence. If management makes a determination based on the available evidence that it is more likely than not that some portion or all of the deferred tax assets will not be realized in future periods a valuation allowance is calculated and recorded. These determinations are inherently subjective and dependent upon estimates and judgments concerning management's evaluation of both positive and negative evidence. In assessing the need for a valuation allowance, Union carefully weighed both positive and negative evidence currently available. Judgment is required when considering the relative impact of such evidence. The weight given to the potential effect of positive and negative evidence must be commensurate with the extent to which it can be objectively verified.

        When determining an estimate for a valuation allowance, Union assessed the possible sources of taxable income available under tax law to realize a tax benefit for deductible temporary differences and carryforwards as defined in paragraph 740-10-30-18. A cumulative loss in recent years is a significant piece of negative evidence that is difficult to overcome. As a result of cumulative losses in Union's formative years and the uncertain nature of the current economic environment, Union did not use projections of future taxable income, exclusive of reversing temporary timing differences and carryforwards, as a factor.

        Union also considers tax planning strategies which could accelerate taxable income and allow Union to take advantage of future deductible differences. The strategy must be prudent and feasible; however, Union does not need to have specific plans to implement the strategy, but could be an opportunity that the company could implement in order to take advantage of net operating loss carryforwards. One such strategy would be unrealized gains which exist on available for sale securities.

Overview

        Union is a Pennsylvania corporation headquartered in Pottsville, Pennsylvania and is the holding company for Union Bank and Trust Company ("Union Bank"), which is a Pennsylvania chartered full-service community bank headquartered in Pottsville, Pennsylvania. Union Bank provides a full range of commercial and consumer banking and trust services to individuals, businesses and municipalities in Schuylkill and Northumberland counties.

        Union had total consolidated assets of $121,182,000, loans of $72,744,000, deposits of $109,501,000, and shareholders' equity of $10,402,000 at March 31, 2013. Net loss for the three months ended March 31, 2013 was ($261,000), or ($0.52) per share, as compared to net income of $88,000, or $0.17 per share, for the three months ended March 31, 2012. The annualized return on average assets was (0.85%) for the three months ended March 31, 2013 as compared with 0.31% for the comparable period in 2012. The annualized return on average equity was (9.17%) for the first three months of 2013 as compared with 3.07% for the same period in 2012. The decrease in the return on average assets and average equity ratios is attributable to the decrease in net income earned during the first quarter of 2013 as compared with the first quarter of 2012 as a result of recording merger related costs and securities losses in 2013 as compared to gains from the sale of investment securities in 2012.

Results of Operations for the Three Months Ended March 31, 2013 as Compared with March 31, 2012

Net Interest Income and Net Interest Margin

        The following table presents Union's average balances, interest rates, interest income and expense, interest rate spread and net interest margin for the three months ended March 31, 2013 and 2012.

Average Balances and Average Interest Rates
(Dollars in thousands)

	For the Three Months Ended March 31,
	2013			2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets:
Total securities	$33,174	$194	2.34%	$28,921	$238	3.29%

Other interest earning assets	2,581	7	1.08%	3,626	2	0.22%
Loans:

Total loans	72,249	813	4.50%	68,922	899	5.22%

Total earning assets	108,004	1,014	3.76%	101,469	1,139	4.49%
Non-interest earning assets	14,282			12,715

Total assets	$122,286			$114,184

Liabilities and shareholders' equity
Interest-bearing liabilities:
Deposit accounts:
Interest-bearing non-maturity deposit	$47,820	$63	0.53%	$41,468	$44	0.42%
Time deposits	35,031	53	0.61%	33,030	45	0.55%

Total deposits	82,851	116	0.56%	74,498	99	0.53%

Total interest bearing liabilities	82,851	116	0.56%	74,498	99	0.53%

Demand deposits	27,257			27,462
Other liabilities	795			740
Shareholders' equity	11,383			11,484

Total liabilities and shareholders' equity	$122,286			$114,184

Net interest income		$898			$1,040

Net interest spread			3.20%			3.96%

Net interest margin			3.33%			4.10%

For yield computation purposes, non-accruing loans are included in average loan balances and any income recognized on these loans is included in interest income.

Securities held as available-for-sale are carried at amortized cost for purposes of calculating average yield.

 Interest Income

        For the three months ended March 31, 2013, total interest income decreased by $125,000, or 11.0%, to $1,014,000 from $1,139,000 for the three months ended March 31, 2012. The decrease was due to a decline in the yield of total earning assets to 3.76% for the three months ended March 31, 2013 from 4.49% for the three months ended March 31, 2012. In particular, the decline in the loan yield to 4.50% at March 31, 2013 from 5.22% at March 31, 2012 had the greatest impact in reducing the yield generated from total earning assets. Also, there was a significant decline in the yield on the investment portfolio to 2.34% for the three months ended March 31, 2013 from 3.29% for the three months ended March 31, 2012. The decline in the total earning asset yield was somewhat offset by a 6.4% increase in the volume of total average earning assets attributable to loan growth of 4.8% during the first quarter of 2013 as compared with the first quarter of 2012.

        Total interest expense increased $17,000, or 17.2%, to $116,000 for the three months ended March 31, 2013 from $99,000 for the three months ended March 31, 2012. This was attributable to a 3 basis point increase in total cost of funds, which increased to 0.56% for the first quarter of 2013 from 0.53% for the same period in 2012. The increase in the cost of funds was compounded by an 11.2% increase in the volume of total average interest bearing liabilities all of which is attributable to deposit growth.

        Net interest income declined $142,000, to $898,000 for the three months ended March 31, 2013 from $1,040,000 for the three months ended March 31, 2012. Union's net interest spread decreased to 3.20% for the three months ended March 31, 2013 from 3.96% for the three months ended March 31, 2012, while its net interest margin decreased to 3.33% for the three months ended March 31, 2013 from 4.10% for the three months ended March 31, 2012. The increase in cost of funds coupled with the decline in the yield of interest earning assets compressed both the net interest spread and net interest margin at March 31, 2013 as compared with March 31, 2012.

        Net interest income can also be analyzed in terms of the impact of changing interest rates and changing volumes, which is reflected in the following table for the periods indicated.

Rate/Volume Analysis of Net Interest Income
For the Three Months Ended March 31,

	2013 vs. 2012
	Increase/(Decrease)
(In thousands)	Volume	Rate	Net Change
Interest-Earning Assets:
Interest-bearing due from banks and federal funds sold	$(11)	16	$5
Securities, taxable	99	(143)	(44)
Loans	150	(236)	(86)

Net Change in Interest Income	238	(363)	(125)

Interest-Bearing Liabilities:
Interest-bearing non-maturity deposits	33	(69)	(36)
Time deposits	12	41	53

Net Change in Interest Expense	45	(28)	17

CHANGE IN NET INTEREST INCOME	$193	$(335)	$(142)

Provision for Loan Losses

        The provision for loan losses represents management's determination of the amount necessary to be charged to operations in order to maintain the allowance for loan losses at a level that represents management's best estimate of the known and inherent losses in the existing loan portfolio. Credit exposures deemed uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off loans are credited to the allowance for loan losses. Management performs periodic evaluations of the allowance for loan losses with consideration given to historical, internal and external factors. In evaluating the adequacy of the allowance for loan losses, management considers historical loss experience, delinquency trends and charge-off activity, status of past due and non-performing loans, growth within the portfolio, the amount and types of loans comprising the loan portfolio, adverse situations that may affect a borrower's ability to pay, the estimated value of underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are caused to undergo interpretation and possible revision as events occur or as more information becomes available. Loans are also reviewed for impairment based on discounted cash flows using the loans' initial effective interest rates or the fair value of the collateral for certain collateral dependent loans as provided under the accounting standard relating to Accounting by Creditors for Impairment of a Loan. After an evaluation of these factors, Union recorded a provision of $117,000 for the three months ended March 31, 2013 as compared with $83,000 recorded for the three months ended March 31, 2012. The allowance for loan losses was $1,171,000 or 1.61% of total loans outstanding at March 31, 2013 as compared to $1,179,000, or 1.69% of total loans at March 31, 2012.

        Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses, if necessary, in order to maintain the adequacy of the allowance. Management believes the allowance for loan losses at March 31, 2013 is maintained at a level that is adequate to absorb probable and potential losses inherent in the loan portfolio. At the same time, management continues to allocate dedicated resources to continue to manage at-risk credits.

Other Operating Income

        The following table sets forth changes in other operating income for the three months ended March 31, 2013 and 2012.

    Other Operating Income
    (Dollars in thousands)

	Three Months Ended March 31,
		Increase/(Decrease)
	2013	Amount	%	2012
Service charges and other fees	$109	$(5)	(4.4)%	$114
Net investment gains (losses)	(79)	(113)	(332.4)%	34
Commissions from trust department	48	(7)	(12.7)%	55
Other income	18	(76)	(80.9)%	94

	$96	$(201)	(67.7)%	$297

        Other operating income represents 9.7% of total revenues (comprised of net interest income and other operating income) for the first quarter of 2013 as compared with 22.2% for the first quarter of 2012. Total other operating income decreased 67.7% in the first three months of 2013 as compared with the first three months of 2012 due to recording a $34,000 gain from the sale of investment securities during the first quarter of 2012 as compared with a loss of $79,000 from the sale of investment securities during the first quarter of 2013. Also contributing to the decline in 2013 was the receipt of insurance proceeds of $72,000 due to a death benefit in 2012 which is recorded in other income.

Other Operating Expense

        The following table presents the components of other operating expense for the first three months of 2013 and 2012.

    Other Operating Expense
    (Dollars in thousands)

	Three Months Ended March 31,
		Increase/(Decrease)
	2013	Amount	%	2012
Salaries and employee benefits	$587	$(63)	(9.7)%	$650
Occupancy expense	87	20	29.9%	67
Equipment expense	39	4	11.4%	35
ATM network expenses	25	(15)	(37.5)%	40
Professional fees	204	169	482.9%	35
Core deposit intangible expense	—	(9)	(100.0)%	9
Other expenses	196	(127)	(39.3)%	323

	$1,138	$(21)	(1.8)%	$1,159

        Other operating expenses decreased 1.8% year over year. In particular, the increase in the expenses relating to professional services is associated mainly with merger related costs. The increase in this expense was offset by a reduction in the FDIC premium expense, which was attributable to the FDIC's revision in its calculation of the base assessment rate of the premium using average assets as opposed to domestic deposits. Further contributing to the lowering of expenses were decreases in the ATM network expense, salary and benefit expenses, and other general expenses.

Provision for Federal Income Taxes

        There was no income tax expense for the first quarter of 2013, as compared to $7,000 for the first quarter of 2012. No provision was made due to a net loss sustained in the first quarter of 2013.

Financial Condition as of March 31, 2013 and December 31, 2012

Securities

        The following table sets forth the composition of the investment securities portfolio as of March 31, 2013 and December 31, 2012:

Investment Securities (In thousands)	March 31, 2013	December 31, 2012
Available for Sale Securities (at fair value):
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$3,144	$1,751
Obligations of states and political subdivisions	14,735	13,007
Corporate debt securities	1,938	1,742
Agency mortgage-backed securities	5,126	7,283
Non-agency collateralized mortgage obligations	5,118	5,191
Asset backed securities	139	210
Equity securities	495	1,902

Total	$30,695	$31,086

        Since the 2012 year end, total investment securities have decreased as a result of security calls, normal repayments and accelerated prepayments on mortgage-backed securities, and sales. The decrease in the equity securities portion of the portfolio is related to 55,772 shares of National Penn trust preferred securities which had a market value of $1,482,000 as of December 31, 2012. These securities were called on March 11, 2013, which resulted in a decrease of the outstanding balance of equity securities. None of the mortgage-backed securities in the portfolio are private label but are comprised of residential mortgage pass-through securities either guaranteed or issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Securities issued by these agencies contain additional guarantees that make them among the most creditworthy investments available.

        No securities are considered other-than-temporarily impaired based on management's evaluation of the individual securities, including the extent and length of any unrealized losses, and Union's ability to hold the security until maturity or until the fair value recovers, and management's opinion that it will not have to sell the securities prior to recovery of value. Union invests in securities for the cash flow and yields they produce and not to profit from trading. Union holds no trading securities in its portfolio as of March 31, 2013.

Restricted Investments in Bank Stocks

        Restricted stock, which represents required investments in the common stock of correspondent banks is carried at cost and as of March 31, 2013 and 2012, consists of the common stock of Federal Home Loan Bank of Pittsburgh ("FHLB").

        Management believes no impairment charge is necessary with related to the restricted stock as of March 31, 2013 and 2012.

Loans

        The loan portfolio comprises the major component of Union's earning assets and is the highest yielding asset category. Total loans, net of unearned income decreased $984,000, or 1.3%, to $72,744,000 at March 31, 2013 from $73,728,000 at December 31, 2012. The event contributing to this decrease was the pay down of a loan to the City of Pottsville in the amount of $1,629,000 in the first quarter of 2013. Otherwise, there has been little growth in the loan portfolio. As new loans were recorded during the first quarter of 2013, scheduled loan payments and increased prepayments and payoffs negatively impacted loan growth.

All of Union's loans are to domestic borrowers.

 Credit Risk and Loan Quality

        The following table presents non-performing loans and assets as of March 31, 2013 and December 31, 2012:

Non-Performing Assets (In thousands)	March 31, 2013	December 31, 2012
Accruing loans past due 90 days	$—	$—
Non-accrual loans	4,539	4,600

Total non-performing loans	4,539	4,600
Foreclosed real estate	63	68

Total non-performing assets	$4,602	$4,668

Non-performing loans to total loans	6.26%	6.24%
Non-performing assets to total assets	3.80%	3.77%
Allowance to non-performing loans	25.80%	25.32%

        The non-performing asset ratios presented in the table reflect a modest decline in the credit quality of the loan portfolio since the 2012 year end. Through the first three months of 2013, Union Bank experienced a decrease of $62,000 in total non-performing loans due to a decrease in non-accrual loans. There was also a decrease in total non-performing assets which included the non-performing loans and a decrease of $5,000 in the balance of foreclosed real estate. The ratios increased because of a decline in total loans and the asset base of the Bank. Also, these numbers are impacted by one loan totaling $4,457,000 which was greater than 90 days past due and in nonaccrual as of March 31, 2013. However, that loan includes an 80% guarantee issued by the United States Department of Agriculture (USDA). Management continues to be vigilant in its efforts to identify, evaluate and minimize credit risk and potential losses.

        Union Bank had $63,000 in real estate owned acquired through foreclosure as of March 31, 2013 as compared with $68,000 as of December 31, 2012. The real estate owned as of March 31, 2013 consists of one single family home located in a community serviced by Union. The decrease at March 31, 2013 from December 31, 2012 is due to the sale of one single family home. The foreclosed loan has been marked to the appropriate realizable value, and at this time, no material loss is anticipated upon the ultimate sale of these assets.

        Union Bank's lending policy is executed through the assignment of tiered loan limit authorities to individual officers of Union Bank and the Board of Directors. Although Union Bank's management believes that it maintains sound credit policies, certain loans may deteriorate for a variety of reasons. Union Bank's policy is to place all loans in a non-accrual status upon becoming 90 days delinquent in their payments, unless the loan is well secured and there is documented, reasonable expectation of the collection of the delinquent amount. Management is not aware of any potential loan problems that have not been disclosed in this report.

Allowance for Loan Losses

        As a result of management's ongoing assessment as to the adequacy of the allowance for loan losses in consideration of the risks and trends associated with the loan portfolio, a provision of $117,000 was made to the allowance for loan losses for the three months ended March 31, 2013 as compared with $83,000 for the three months ended March 31, 2012. Management determined that the total of the allocated and unallocated allowance for loan losses was adequate to absorb any losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary, and the results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that material increases will not be necessary should the quality of the loans deteriorate as a result of factors previously discussed.

Analysis of the Allowance for Loan Losses (In thousands)	March 31, 2013	March 31, 2012
Beginning Balance	$1,181	$1,095
Provision for loan losses	117	83
Charge-offs:
Commercial	—	—
Commercial real estate	—	—
Mortgage	(67)	—
Home equity	—	—
Consumer	(63)	—

Total charge-offs	(130)	—

Recoveries:
Commercial	—	1
Commercial real estate	2	—
Mortgage	—	—
Home equity	—	—
Consumer	1	—

Total recoveries	3	1

Net (charge-offs)/recoveries	(127)	1

Ending balance	$1,171	$1,179

Net (charge-offs)/recoveries to average loans (annualized)	(0.66)%	0.00%
Allowance for loan losses to total loans	1.61%	1.69%

        The decrease in the allowance for loan losses as a percentage of total loans as of March 31, 2013 as compared with March 31, 2012 is primarily a function of the increase in the balance of the loan portfolio. Although management is proactive in identifying and dealing with credit issues that it can control, it anticipates that going forward, additional provisions to its allowance for loan losses may be warranted as a result of economic factors it cannot control.

Deposits

        Deposits are the major source of Union Bank's funds for lending and investing purposes. Total deposits at March 31, 2013 were $109,501,000, a decrease of $2,402,000, or 2.1%, from total deposits of $111,903,000 at December 31, 2012. The deposit shrinkage was attributable to non-interest bearing deposits, which decreased $1,850,000, or 6.6%, to $27,822,000 at March 31, 2013 from $29,672,000 at December 31, 2012, and savings and interest bearing demand deposits which decreased $933,000, or 2.0%, to $46,064,000 at March 31, 2013 from $46,997,000 at December 31, 2012, while time deposits increased $381,000, or 1.1% at March 31, 2013 since the 2012 year end. Union Bank's cost of funds associated with interest bearing deposits increased to 0.56% at March 31, 2013 from 0.40% at December 31, 2012 and 0.53% at March 31, 2012.

Borrowings

        Union Bank had no outstanding short-term borrowings at March 31, 2013 and December 31, 2012.

        Regarding long-term borrowings, Union has an unsecured line of credit for $3,000,000 with Atlantic Central Bankers Bank, Camp Hill, Pennsylvania. Union did not borrow under this line at March 31, 2013 and December 31, 2012.

Shareholders' Equity and Capital Adequacy

        At March 31, 2013, shareholders' equity for Union totaled $10,402,000, a decrease of $313,000 over shareholders' equity of $10,715,000 at December 31, 2012. The decrease was due to a net loss of $261,000 and an increase in the net unrealized loss on securities available for sale, which net of tax, reduced equity by $52,000.

        Union meets the eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board's Small Bank Holding Company Policy Statement. Accordingly, Union is exempt from regulatory requirements administered by the federal banking agencies. However, Union Bank is subject to various regulatory capital adequacy requirements administered by the Federal Reserve Board. The table that follows presents Union Bank's capital ratios as determined and reported to its regulator. Tier 1 capital includes common stock, surplus, and retained earnings less disallowed goodwill and other intangible assets. Total capital consists of tier 1 capital and the allowance for loan losses. Union Bank exceeds both the regulatory minimums and the requirements necessary for designation as a "well-capitalized" institution.

Capital Ratios (of Bank)	March 31, 2013	December 31, 2012	Regulatory Minimum	"Well Capitalized" Requirement
Tier 1 capital (to average assets)	7.8%	7.9%	4.0%	5.0%
Tier 1 capital (to risk-weighted assets)	10.6%	10.7%	4.0%	6.0%
Total risk-based capital (to risk-weighted assets)	11.9%	12.0%	8.0%	10.0%

Off-Balance Sheet Arrangements

        Union is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and to a lesser extent, letters of credit. At March 31, 2013, Union had unfunded outstanding commitments to extend credit of $14,730,000 and outstanding letters of credit of $1,221,000. Because these commitments generally have fixed expiration dates and many will expire without being drawn upon, the total commitment level does not necessarily represent future cash requirements. Refer to Note 11 of the 2012 Consolidated Financial Statements for a discussion of the nature, business purpose and importance of Union's off-balance sheet arrangements.

Liquidity

        Liquidity refers to Union's ability to generate adequate amounts of cash to meet financial obligations to its customers in order to fund loans, to respond to deposit outflows and to cover operating expenses. Maintaining a level of liquid funds through asset/liability management seeks to ensure that these needs are met at a reasonable cost. Liquidity is essential to compensate for fluctuations in the balance sheet and provide funds for growth and normal operating expenditures. Sources of liquidity are provided on a continuous basis through scheduled and unscheduled principal reductions and interest payments on outstanding loans and investment securities. Liquidity needs may also be met by converting assets into cash or obtaining sources of additional funding, whether through deposit growth, securities sold under agreements to repurchase or borrowings under lines of credit with correspondent banks.

        Liquidity from the asset category is provided through cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold, which totaled $12,746,000 at March 31, 2013, which was $1,327,000 lower than the $14,073,000 that was outstanding at December 31, 2012. While liquidity sources generated from assets include scheduled payments and prepayments of principal and interest from securities and loans in Union's portfolios, longer term liquidity needs may be met by selling securities available-for-sale, selling loans or raising additional capital. At March 31, 2013, unpledged available-for-sale securities with a carrying value of $23,840,000 were readily available for sale for liquidity purposes as compared with $22,451,000 at December 31, 2012. The increase in unpledged available for sale securities was attributable to a decrease in the amount of investment securities that needed to be pledged for public fund deposits, in particular, since the 2012 year end.

        On the liability side, the primary source of funds available to meet liquidity needs is to attract deposits at competitive rates. Union Bank's core deposits, which exclude certificates of deposit over $100,000, were $99,883,000 at March 31, 2013 as compared to $102,258,000 at December 31, 2012. Core deposits have historically provided a source of relatively stable and low cost liquidity. Short-term and long-term borrowings utilizing the federal funds line and credit facility established with a correspondent financial institution and the FHLB are also considered to be reliable sources for funding. As of March 31, 2013, Union had access to one formal borrowing line with its correspondent banks totaling $3,000,000, net of the aggregate amount outstanding on these lines totaling zero.

        There are a number of factors that may impact Union's liquidity position. Changes in interest rates, local economic conditions and the competitive marketplace can influence prepayments on investment securities, loan fundings and payments, and deposit flows. Management is of the opinion that its liquidity position at March 31, 2013 is adequate to respond to fluctuations "on" and "off" the balance sheet since it manages liquidity on a daily basis and expects to have sufficient funds to meet all of its funding requirements.

        Except as discussed above, there are no known demands, trends, commitments, events or uncertainties that may result in, or that are reasonably likely to result in Union's inability to meet anticipated or unexpected needs.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Union—December 31, 2012

        The following discussion and analysis summarizes Union's results of operations and highlights material changes for the year ended December 31, 2012 and its financial condition as of December 31, 2012. This discussion is intended to provide additional information which may not be readily apparent from the consolidated selected financial data included in this report. Reference should be made to the selected financial data presented for a complete understanding of the following discussion and analysis.

        This discussion and analysis should be read in conjunction with the consolidated unaudited financial statements and related footnotes for the twelve months ended December 31, 2012 beginning on page [    •    ] of this document. Other than described herein, management does not believe there are any trends, events or uncertainties that are reasonably expected to have a material impact on future results of operations, liquidity or capital resources.

        This discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as Union's plans, objectives, expectations and intentions. Therefore, this analysis should be read in conjunction with the "Cautionary Statement Regarding Forward-Looking Statements" on page [    •    ].

Results of Operations

Summary of Financial Results

        For the year ended December 31, 2012, Union recorded an after-tax net loss of $27,000, or ($0.05) per share, which was a decrease in loss of approximately $890,000 as compared to the $918,000 after-tax net loss, or ($1.81) per share recorded for the same period in 2011. The decrease in net loss was the result of decreases in the provision for loan losses, other non-interest expenses and income tax expense. Net interest income decreased by approximately $382,000 as a result of declining interest rates and growth in interest-bearing liabilities. Non-interest income increased approximately $59,000 due mainly to gains taken on the sale of investment securities. Non-interest expenses decreased approximately $804,000 due to decreases in non-recurring facility closing expenses, salaries and benefits, occupancy expenses, equipment expenses, ATM expenses and core deposit intangible amortization expense. The provision for loan losses decreased $130,000 which was attributable to improvement in the portfolio during 2012. See the Provision for Loan Losses section below for the discussion on Union's allowance for loan losses. Income tax expense decreased due to the decrease in valuation allowance recorded for the year ended December 31, 2012 for low income housing credits, carryforwards, charitable contributions, and capital loss limitation because it is more likely than not that these items will be realized, partially offset by the increase in pre-tax income from a pre-tax loss of $346,000 for the year ended December 31, 2011 to a pre-tax income of $265,000 for the year ended December 31, 2012. For key performance ratios for the years ended December 31, 2012 and 2011, see the Selected Historical Financial Data section of this registration statement.

Net Interest Income

        Net interest income decreased $382,000, or 8.4%, to $4.1 million in 2012 from $4.5 million in 2011 due to decreases in interest rates on earning assets, increases in interest-bearing liabilities and compression of the net interest margin. Net interest income is generated from Union's lending and investment activities, and is the most significant component of earnings. Net interest income is the difference between interest and rate-related fee income on earning assets (primarily loans and investment securities) and the interest paid on the deposits supporting them. Union principally utilizes deposits to fund loans and investments. In order to fund operations in future periods the organization may utilize short-term and long-term borrowings, including borrowings from the Federal Home Loan Bank and federal funds lines with correspondent banks, based on the prevailing economic conditions, deposit availability and pricing, interest rates and other factors at such time.

        The following table provides a comparative average balance sheet and net interest income analysis for the year ended December 31, 2012, as compared to the same period in 2011. Interest income and average rates are presented on a fully taxable-equivalent (FTE) basis, using a 34% Federal tax rate. All dollar amounts are in thousands.

	For the Twelve Months Ended December 31,
	2012			2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(dollar amounts in thousands)
Interest-earning assets:
Federal funds sold	$3,433	$6	0.17%	$2,392	$4	0.16%
Investment securities	33,015	1,000	3.03%	33,526	1,192	3.55%
Loans	71,159	3,574	5.02%	72,747	3,744	5.15%

Total interest-earning assets	107,607	4,580	4.26%	108,665	4,940	4.55%

Other assets	13,761			13,655

Total assets	$121,368			$122,320

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	$46,265	237	0.51%	$44,400	224	0.50%
Time deposits	34,028	203	0.60%	34,364	194	0.56%

Total interest-bearing liabilities	80,293	440	0.55%	78,764	418	0.53%

Demand Deposits	28,210			30,051
Other liabilities	1,058			1,336
Stockholders' equity	11,807			12,169

Total liabilities and shareholders' equity	$121,368			$122,320

Net interest income and interest rate spread		$4,140	3.71%		$4,522	4.02%
Net interest margin			3.85%			4.16%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.02%			137.96%

        The following table summarizes the changes in FTE interest income and expense due to changes in average balances (volume) and changes in rate:

	Year Ended December 31, 2012 vs. December 31, 2011 Increase (Decrease) Due to
	Volume	Rate	Total
Interest income:
Federal funds sold	$2	$—	$2
Investment securities	(15)	(176)	(191)
Loans	(80)	(91)	(171)

Total interest income	(93)	(267)	(360)

Interest expense:
Interest-bearing non-maturity deposits	10	2	12
Time deposits	(2)	12	22

Total interest expense	8	14	23

Net interest income	$(101)	$(281)	$(382)

        Interest income decreased $360,000, or 7.3%, which was caused by a $1,058,000, or 1.0%, decrease in the average balance of interest earning-assets as compared to 2011. The average interest rate on interest-earning assets decreased by 29 basis points driving an overall rate related decrease to interest income of $267,000.

        Average yields on loans decreased by 13 basis points, or 2.5%, to 5.02% in 2012 from 5.15% in 2011. The decrease is reflective of the reduced interest rate environment over the past year and local competition. Average yields did not decrease as severely as the aforementioned rates since fixed rate loans, which represent approximately 81.7% of total loans at December 31, 2012, do not immediately re-price when short-term rates decline.

        Interest expense increased $22,000, or 5.3%, which was caused by a $1.5 million increase in the average balance of interest-bearing liabilities as compared to 2011, coupled with an increase in the average interest rate paid on liabilities of two basis points.

        Going into 2013, Union expects an increase in its overall level of net interest income as a result of continued focus on strong growth in net interest-earning assets.

Provision for Loan Losses and Allowance for Loan Losses

        The allowance for loan losses is established through provisions for loan losses charged against income as losses are estimated to have occurred. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

        The allowance is based on two basic principles of accounting: (i) FASB ASC Topic 310, Receivables, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC Topic 450, Contingencies, which requires that losses be accrued when the loan has become impaired. A loan is considered impaired when, based on current information and events, it is probable that Union will be unable to collect the scheduled payments of principal and interest when due, according to the contractual terms of the loan agreement. Impairment is measured as the difference between a loan's carried value on the balance sheet and its fair market value. Based on the nature of the loan, its fair value reflects one of the following three measures: (i) the fair market value of collateral; (II) the present value of the expected future cash flows; or (iii) the loan's value as observable in the secondary market. Factors considered by management in determining impairment include the payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. The provision for loan losses included in the statements of operations serves to maintain the allowance at a level management considers adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to pay, the estimated value on any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

        The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard, or special mention under Union's internal criteria for classification. For such loans that are also classified as impaired, an allowance is established when the fair value of the impaired loan is lower that the carrying value of that loan. The general component covers non-classified loans that have been segmented into groups with similar characteristics and is based on historical loss experience adjusted for qualitative factors.

        The following table presents the activity in Union's allowance for loan losses:

	Twelve Months Ended December 31,
	2012	2011
	(dollar amounts in thousands)
Balance at beginning of year	$1,095	$1,115
Charge-offs	(785)	(781)
Recoveries	252	11

Net charge-offs	(533)	(770)
Provision	620	750

Balance at end of year	$1,182	$1,095

ASSET QUALITY RATIOS
Allowance for loan losses to loans	1.60%	1.59%
Net charge-offs to average loans outstanding	-0.75%	-1.06%
Non-performing loans to total loans	6.23%	1.66%
Allowance for loan losses to non-performing assets	25.69%	95.71%

        The provision for loan losses for the year ended December 31, 2012 equaled $620,000, a decrease of $130,000, or 17.3%, from 2011. The decrease in the provision for loan losses relates to improvement in net charge-offs because of increased recoveries and improvement in the quality of the loan portfolio.

        The ratio of non-performing loans to total loans as of December 31, 2012 was negatively impacted by inclusion of one loan totaling $4.5 million, which includes an 80% guarantee issued by the United States Department of Agriculture.

Non-Interest Income

        Non-interest income was $1.22 million and $1.16 million for the years ended December 31, 2012 and 2011, respectively. The $59,000 increase was attributable to the increase in the gain on sale of investment securities which increased $229,000, partially offset by decreases in service charges, trust department commissions and other non-interest income.

Non-Interest Expense

        Non-interest expense was $4.5 million and $5.3 million for the years ended December 31, 2012 and 2011, respectively. The $804,000 decrease was mostly attributable to decreases in salaries and benefits, occupancy expense, equipment expense, ATM network expense and core deposit intangible amortization expense, which decreased $65,000, $75,000, $12,000, $28,000 and $93,000, respectively. Additionally, there were $554,000 in non-recurring facility closing expenses incurred in 2011.

        Union management utilizes the operating efficiency ratio as a key productivity measure. This ratio demonstrates the operating efficiency of an organization by comparing net non-interest expenses to the sum of net interest income and non-interest income. For the year ended December 31, 2012, Union achieved an operating efficiency ratio of 89.2%, compared to 97.0% for the same period in 2011. Union's operating efficiency ratio remains above its peer group banks due to the number of branches which generates higher non-interest expense.

Income Tax Expense

        Income tax expense was $292,000 and $572,000 for the years ended December 31, 2012 and 2011, respectively. The statutory tax rate for the year ended December 31, 2012 was 34%. Income tax expense decreased due to the decrease in valuation allowance recorded for the year ended

December 31, 2012 for low income housing credits, carryforwards, charitable contributions, and capital loss limitation because it is more likely than not that these items will be realized, partially offset by the increase in pre-tax income from a pre-tax loss of $346,000 for the year ended December 31, 2011 to a pre-tax income of $265,000 for the year ended December 31, 2012.

        Union recorded a net deferred tax asset of $666,000 with a valuation allowance of $1,807,000 as of December 31, 2012. The valuation allowance is used to reduce the carrying value of the net deferred tax assets carried in the accompanying consolidated balance sheets. Valuation allowances are provided for deferred tax assets when in management's judgment a portion, or all, of the deferred tax assets may not be realized. For additional detail on the components of the deferred tax asset, see Note 7, "Income Taxes," in the Notes to Consolidated Financial Statements.

Financial Condition

        Total assets increased by $11.5 million, or 10.2% at December 31, 2012 compared to December 31, 2011.

Loans Net of Unearned Income

        Union's loan balance, net of unearned income grew by $4.8 million during 2012. This growth was represented mainly in the real estate mortgage loans, reflecting a continuing commitment to the credit needs of our local market. See the table below for a detail of the loan balances, net of unearned income at December 31, 2012 and the changes from December 31, 2011.

			Increase (Decrease)
	December 31, 2012	December 31, 2011
			$	%
	(dollar amounts in thousands)
Commercial	$11,994	$13,865	$(1,871)	-13.49%
Commercial real estate	19,593	17,717	1,876	10.59%
Mortgage	36,779	32,342	4,437	13.72%
Home equity	4,985	4,697	288	6.13%
Equity	481	421	60	14.25%

Total Loans	73,832	69,042	4,790	6.94%
Unearned income, net	104	44	60	136.36%
Less: Allowance for loan losses	1,182	1,095	87	7.95%

Total loans, net	$72,754	$67,991	$4,763	7.01%

        As of December 31, 2012, the portfolio included loans to health care facilities which constituted approximately 47.7% of total capital. While this level exceeds the threshold for determining a concentration of credit, Union does not consider this level to be a concentration of credit because 80% of the largest loan, which is $4.5 million, is guaranteed by the USDA. Additionally, the loan portfolio does not include concentrations of credit risk in residential loan products with high loan-to-value ratios. Union's balance of unsecured loans represented $2.5 million, or 3.3%, of the total outstanding loan balance at December 31, 2012. Union sold over $13.3 million in loan participations without recourse to unaffiliated banks at December 31, 2012. Union also purchased loan participations totaling $1.2 million during the year ended 2012. Union expects the loan portfolio to continue to grow in 2013, as it focuses on serving the credit needs of its market areas, while exercising prudent underwriting standards considering the economic uncertainties that are expected to continue.

        Union's written lending policies require specified underwriting, loan documentation and credit analysis standards to be met prior to funding. The ultimate responsibility for the Union Credit Policy rests with the Board of Directors, which is comprised of senior members of management who oversee the loan approval process to monitor that proper standards are maintained.

        Union's commercial and commercial real estate loans are generally secured by assets of the borrower such as land, buildings, equipment, inventory, and accounts receivable. The Bank's underwriting policy considers the following: appraisals that include the loan officer's analysis of the appropriateness of the assumptions and/or feasibility analysis, project budgets, loan-to-value, Bank counsel review in accordance with approved terms and conditions when the loan amount exceeds $750,000, environmental audits, including a Phase I or a Phase II Environmental report, sufficient title insurance, required third party approvals such as zoning permits and labor and industry, general and subcontractor bonding, borrower's equity, and personal or corporate guarantees. The primary risk of commercial and commercial real estate is the viability of the project, including market analysis, cash flow analysis, and general economic conditions.

        Land loans are generally extended in anticipation of construction financing and by Bank policy, the loan will not exceed 50% of the land's cost or appraised value, whichever is less and must amortize over a period not to exceed 15 years. Acquisition and development loans contemplate that all improvements necessary to bring the site to a state where homes can be built on the lots. These loans are limited to experienced real estate developers and the term of the loan is usually 24 months or less.

        Acquisition and development loans loan-to-value is not to exceed the lesser of 70% of the prospective value upon completion of improvements or 80% of the reasonable cost estimates. Construction loans are made to real estate developers to finance construction on a variety of commercial and residential development projects and are generally supported by a minimum of 30% cash equity.

        Construction loan underwriting requires that the borrower demonstrated financial ability to support the project, have excellent credit, and have a sound reputation. Additionally, the following due diligence activities for construction lending are essential: thorough understanding of the development program, regular site inspection before and during development, market analysis, current and periodic analysis of the project's performance, regular cash flow projections, including the adequacy of the interest reserve, a thorough understanding of market trends, and certification from the project's architect and general contractor.

        Commercial term mortgages are approved to purchase or refinance improved owner-occupied properties and financing real estate developers with a sound reputation. The Bank's underwriting policy requires that minimum debt coverage ratios are met, that cash equity meets established loan-to-value ratios, that cash flow is sufficient.

        Union's residential real estate, or mortgage loans, are secured by owner-occupied or non-owner occupied one-to-four family residential properties and are underwritten so that they can be sold in the secondary market, whether the Bank intends to maintain the loans in their portfolio or not. The residential real estate loan underwriting policy to purchase or refinance a residence is to determine the borrower's ability and willingness to repay the loan. Credit analysis includes relating income, assets, liabilities, and net worth to the proposed repayment, other debts, and past payment. Monthly income and stable employment are also considered. Adequacy of income is calculated based on benchmark ratios established by the Federal National Mortgage Association (FNMA). Additionally, the applicant should have sufficient liquid assets to cover the required down payment as well as closing costs, prepaid requirements, and reserves. The primary risk of residential real estate loans is the ability of the borrower to repay the loan through consistent employment.

        Union's home equity loans and lines of credit, including home improvement loans, are secured by owner-occupied or non-owner occupied one-to-four family residential properties. Union's underwriting policy considers loan-to-value along with the residential real estate loan policy. Larger home improvement loans are supported by draw and inspection procedures. The primary risk of home equity loans and lines of credit is the ability of the borrower to repay the loan through consistent employment.

        Union's consumer loans underwriting policy considers the borrower's needs and the estimated useful life of the collateral. Unsecured term loans generally amortize in four years or less and down payments vary depending on the type of collateral, local market conditions, and desired maturity. Loan advances generally do not exceed 90% of the purchase price, plus any tax, title, or license. Additionally, consumer credit policy underwriting is based on the applicant's creditworthiness as determined by assessing character, stability, repaying capacity, and collateral as well as consumer credit laws and regulations. The primary risk of consumer loans is the ability of the borrower to repay the loan through consistent employment.

        Union has established tier based credit score guidelines for commercial and consumer loan applicants as well as minimum debt-to-income ratios.

        The table below sets forth, for the periods indicated, information with respect to Union's nonaccrual loans, restructured loans, total nonperforming loans (nonaccrual loans plus restructured loans) and total nonperforming assets. The accounting estimates for loan losses are subject to changing economic conditions.

	December 31, 2012	December 31, 2011
	(dollar amounts in thousands)
Nonaccrual loans	$4,600	$1,144
Accruing loans past due 90 days or more	—	—

Total Nonperforming Loans	$4,600	$1,144

Nonperforming loans to period end loans	6.23%	1.66%
Allowance for loan losses to period end loans	1.60%	1.59%

        At December 31, 2012, the nonperforming loans consisted of $4.5 million of commercial real estate loans, $82,000 of mortgage loans, and $58,000 of home equity loans. One loan totaling $4.5 million was greater than 90 days past due and on nonaccrual as of December 31, 2012; however, that loan includes an 80% guarantee issued by the United States Department of Agriculture. Union's Loan Committee and management has performed a detailed review of the nonperforming loans and of their related collateral and believe the allowance for loan losses remains adequate for the level of risk inherent in the loan portfolio. Overall, asset quality, as measured in terms of nonperforming assets to total assets, coverage ratios and nonperforming assets to stockholders' equity, remains adequate.

Investments in Securities

        Available for sale securities increased by $3.0 million, or 10.7%, due to normal reinvestments from deposit growth. The securities available for sale portfolio is comprised of U.S. Treasuries, Government Agencies, Mortgaged-Backed Securities, Collateralized Mortgage Obligations, municipal bonds, corporate securities and a trust preferred security. The securities held at December 31, 2012 had an average tax-effected yield of 2.7% with an average life to maturity of five years.

Premises and Equipment, Net

        During 2012, premises and equipment increased $45,000, or 3.9%, from $1,167,000 at December 31, 2011 to $1,212,000 at December 31, 2012. The increase was due to $138,000 in equipment and facility purchases, computer software purchases and building improvements offset by a decrease related to depreciation on existing assets of $93,000.

Cash and Cash Equivalents

        Cash and cash equivalents increased $3.6 million, or 38.7%, due to the daily fluctuations that resulted in the normal course of business. When analyzed in terms of average balances, cash and cash equivalents increased $2,019,000, or 20.7%, in 2012. See the "Liquidity" section contained in this Management's Discussion and Analysis for further discussion on cash activity.

Deposits

        Total deposits at December 31, 2012 were $111.9 million, an increase of $11.1 million from total deposits of $100.9 million at December 31, 2011. The table below displays the increased and decreases in deposits by type at December 31, 2012 as compared to December 31, 2011.

	December 31, 2012		December 31, 2011		Increase (Decrease)
	Amount	%	Amount	%	Amount	%
	(dollar amounts in thousands)
Non-interest bearing transaction accounts	$29,454	26.32%	$27,632	27.40%	$1,822	6.59%
Interest checking accounts	9,790	8.75%	8,184	8.12%	1,606	19.62%
Money market accounts	10,556	9.43%	9,591	9.51%	965	10.06%
Savings accounts	26,869	24.01%	22,485	22.29%	4,384	19.50%
Time deposits of $100,000 or greater	9,646	8.62%	7,695	7.63%	1,951	25.35%
Time deposits, other	25,588	22.87%	25,266	25.05%	322	1.27%

Total	$111,903		$100,853		$11,050

        The balance of deposits increased across all categories reported by Union because of a focus on deposit generation. Part of the strategy included cross selling of deposit products through loan staff and promotional CD rates.

        The average balances and weighted average rates paid on deposits for 2012 and 2011 are presented in the table below.

	December 31, 2012		December 31, 2011		Increase (Decrease) in Average Balance
	Average Balance	Average Rate	Average Balance	Average Rate
					$	%
	(dollars in thousands)
Non-interest bearing transaction accounts	$28,210	0.00%	$30,051	0.00%	$(1,980)	-6.49%
Interest checking accounts	8,624	0.30%	7,944	0.30%	782	9.53%
Money market accounts	13,177	0.42%	13,135	0.42%	(1,092)	-9.78%
Savings accounts	24,464	0.39%	23,321	0.39%	12,185	97.54%
Time deposits of $100,000 or greater	8,670	0.85%	14,180	0.76%	(5,510)	38.86%
Time deposits, other	25,358	0.76%	20,184	0.72%	4,809	23.33%

Total	$108,503		$108,815		$9,193

Stockholders' Equity and Capital Adequacy

        The stockholders' equity declined $85,000, or 0.79%, from $10.8 million at December 31, 2011 to $10.7 million at December 31, 2012. The decrease can be attributed to a loss of $27,000 due to a decrease in tax deferred expense and a $58,000 decrease in accumulated other comprehensive income due mainly to an increase in the unfunded pension liability which was offset by net unrealized gains in the investment portfolio.

        Union Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings. Union is committed to driving shareholder value so that future earnings will be available for dividend distributions to shareholders.

        Refer to Notes 15 and 16, "Regulatory Restrictions" and "Capital Adequacy" in the December 31, 2012 Notes to consolidated Financial Statements for a discussion of capital adequacy at Union Bancorp and Union Bank.

 Interest Rate Sensitivity

        Union actively manages its interest rate sensitivity position. Interest rate sensitivity is the matching or mismatching of the re-pricing structure of the interest-bearing assets and liabilities. Union's primary objectives of interest rate risk management are to neutralize adverse impacts to net interest income arising from interest rate movements, maintain the economic value of equity and to attain sustainable growth in net interest income. The Asset Liability Committee ("ALCO") is primarily responsible for developing and implementing asset liability management strategies in accordance with the Board approved Asset and Liability Policy and Procedures. The ALCO generally meets on a quarterly basis and is comprised of members of Union's senior management team and Board of Directors.

        Union manages interest rate sensitivity by changing the volume, mix, pricing and repricing characteristics of its assets and liabilities. Union has not entered into derivative contracts such as interest rate swaps, caps, and floors.

        At December 31, 2012, Union reported an investment portfolio of approximately $31.1 million and a loan portfolio of approximately $73.9 million.

        The investment portfolio was comprised of $1.8 million of United States Treasury obligations maturing within the next two years, $13.0 million of municipal obligations with various maturities, $1.7 million of corporate notes with various maturities, $7.3 million of government agency securities with various maturities and $7.3 million of other debt obligations. The investment portfolio is principally used to: (a) satisfy collateral requirements of certain public deposits accepted by Union and (b) provide a source of funding for liquidity needs.

        The interest rate characteristics and maturity structure compositions of the loan portfolio at December 31, 2012 are set forth in the tables below.

Interest Rate Characteristic	Percentage of Portfolio
Fixed rate loans	82.61%
Variable-rate prime-indexed loans	17.27%
Variable-rate CD-indexed loans	0.12%

Total	100.00%

Maturity Structure
One month or less	0.47%
Two to six months	5.03%
Six to twelve months	6.63%
One to two years	1.64%
Two to three years	1.61%
Three to five years	7.01%
Greater than five years	77.61%

Total	100.00%

        As of December 31, 2012, Union reported deposit liabilities of approximately $111.9 million. As of December 31, 2012, Union had a maximum borrowing capacity at the Federal Home Loan Bank ("FHLB") of $37.0 million.

        Union Bank did not have any outstanding wholesale funding as of December 31, 2012.

        Certificates of Deposit comprise approximately $34.9 million of deposit liabilities. The maturity structure of the time deposit portfolio is summarized below.

Certificates of Deposit Maturity Structure	Dollars (millions)	Percentage
Three months or less	$9.0	25.8%
Over three months through twelve months	14.8	42.4%
Over one year through three years	5.8	16.6%
Over three years	5.3	15.2%

Total	$34.9	100.0%

        Union uses several tools to assess and measure its interest rate risk including interest rate simulation analysis that is prepared on a quarterly basis.

        Gap Analysis.    Union uses gap analysis to compare the relationship of assets that are expected to reprice during a specific time frame ("Rate Sensitive Assts" or "RSA") as compared to liabilities that are scheduled to reprice during an identical time period ("Rate Sensitive Liabilities or "RSL"). When the ratio is greater than one, RSA exceed RSL and potentially exposes the bank to a risk of a decline in interest rates by virtue of a larger amount of assets repricing at lower interest rates than rate sensitive liabilities. The converse would be true of a RSA/RSL ratio less than 1.0. While gap analysis can be useful in evaluating the relationship of RSA to RSL, it does not capture other critical interest rate variables such as the extent of change that will take place when a RSA or RSL reprices.

        Net Interest Income at Risk.    Union assesses the percentage change in net interest income assuming interest rate shocks (upward and downward) of 100, 200, 300 and 400 basis points. This analysis captures the timing of the pricing of RSA and RSL as well as the degree of change ("beta") in the interest rates of particular asset and liability products that occurs as interest rates move upward or downward.

        Economic Value of Equity at Risk.    Union assesses the present value of cash inflows of cash, investments and loans, netted against the present value of cash outflows from deposits and other interest bearing liabilities, all discounted from their repricing dates to a measurement date. This measure is expressed as the percentage change in the present value of such cash flows when interest rates are shocked (upward and downward) at 100, 200, 300 and 400 basis points.

        Each analysis is largely dependent on many assumptions and variables with past behaviors that may not prove to be effective predictors of future outcomes. These assumptions are reviewed on at least a quarterly basis.

        Under the Asset and Liability Management Policy and Procedures, the interest rate simulation reports specific measures:

  •
  The ratio of rate sensitive assets to rate sensitive liabilities at a one-year time frame;

  •
  The percentage change in net interest income for one and two years assuming interest rate shocks of 100, 200, 300 and 400 basis points;

  •
  The percentage change in economic value of equity at risk assuming interest rate shocks of 100, 200, 300, and 400 basis points.

        The following table summarizes the interest rate simulation test results as of December 31, 2012.

Policy
RSA/RSL at one year	+20% - 20%

		Metric
	Policy	Shock Up	Shock Down
Net Interest Income at risk (one year)
Interest rate shock at 100 basis points	<=5%	2.65%	(1.71)%
Interest rate shock at 200 basis points	<=7%	5.31%	(6.54)%
Interest rate shock at 300 basis points	<=10%	7.96%	(14.21)%
Interest rate shock at 400 basis points	<=15%	10.61%	(21.83)%

		Metric
	Policy	Shock Up	Shock Down
Net Interest Income at risk (one year)
Interest rate shock at 100 basis points	<=10%	3.47%	(2.54)%
Interest rate shock at 200 basis points	<=14%	6.93%	(9.01)%
Interest rate shock at 300 basis points	<=20%	10.39%	(19.51)%
Interest rate shock at 400 basis points	<=30%	13.85%	(29.91)%

		Metric
	Policy	Shock Up	Shock Down
Economic Value of Equity at risk (one year)
Interest rate shock at 100 basis points	<=7%	(6.40)%	7.58%
Interest rate shock at 200 basis points	<=14%	(12.44)%	20.77%
Interest rate shock at 300 basis points	<=20%	(18.11)%	25.92%
Interest rate shock at 400 basis points	<=26%	(22.21)%	29.61%

        As of December 31, 2012, the ratio of rate sensitive assets to rate sensitive liabilities at one year was 130.64%. This ratio is similar to that of December 31, 2011 indicating that assets and liabilities within one year are reasonably matched. Also, as of December 31, 2011, net interest income and economic value of equity at risk were within policy guidelines with the exception of rates falling 300 and 400 basis points which were not likely scenarios at that time.

        As of December 31, 2012, approximately 18.3% of Union's loan portfolio was comprised of variable rate loans. Subject to the protections of interest rate floors and caps the variable rate loan portfolio generally re-prices immediately upon movements of the prime rate. Accordingly, Union is subject to a risk of declining interest rates over time periods less than one year.

        The interest rate simulation test results indicate levels of future interest rate risk were within the acceptable parameters per the policies established by ALCO except where noted. Management continues to evaluate strategies in conjunction with Union's ALCO to effectively manage the interest rate position. Such strategies could include altering the mix of loan and deposits by product or utilizing risk management instruments such as caps and floors.

Liquidity

        Union manages its liquidity position on a daily basis as part of the daily settlement function and continually as part of the formal asset liability management process. Union's liquidity is maintained by managing several variables including, but not limited to:

  •
  Pricing and dollar amount of core deposit products;

  •
  Pricing and dollar amount of in-market deposits;

  •
  Growth of the loan portfolio (including the sale of loans on a participation basis);

  •
  Purchase and sale of federal funds

  •
  Purchase and sale of investment securities

  •
  Use of borrowing capacity at FHLB

        Management also maintains a detailed liquidity contingency plan designed to respond to an overall decline in the condition of the banking industry or a problem specific to Union. On a quarterly basis, the ALCO reviews a comprehensive liquidity analysis along with any changes to the liquidity contingency plan.

        Union's Consolidated Statements of Cash Flows provide additional information on its sources and uses of funds. From a funding standpoint, we have been able to rely on a base of strong in-market deposit growth. Union generated $1.2 million in cash from operating activities in 2012 versus $1.3 million generated in 2011. Investing activities resulted in a net cash outflow of $8.6 million primarily due to the purchase of investment securities and loan growth. There was a net increase in loans of $5.5 million and purchases of securities of $19.3 million. This outflow was partially offset by proceeds of sales of securities and maturities of securities of $16.7 million. Financing activities resulted in a net inflow of $11.0 million and was completely attributable to deposit growth.

        At December 31, 2012, liquid assets (defined as cash and cash equivalents, loans held for sale and securities available for sale) totaled $44.2 million or approximately 36% of total assets. This compares to $37.5 million or approximately 33% of total assets at December 31, 2011.

        Union maintains secondary sources of liquidity which can be drawn upon if needed. These sources of liquidity include borrowing capacity at the FHLB and a secured line of credit at an unaffiliated bank. At December 31, 2012, Union had a maximum borrowing capacity at the FHLB of $37 million.

        Union did not have any outstanding wholesale funding as of December 31, 2012. Wholesale funding is defined as brokered deposits (primarily certificates of deposit and certain brokered money market and demand deposit funds) and borrowed funds from the FHLB.

        Union's audited consolidated financial statements do not reflect various off-balance sheet commitments that are made in the normal course of business, which may involve some liquidity risk. Off-balance sheet arrangements are discussed in Note 11 to the audited financial statements.

        Union's management is of the opinion that its liquidity position at December 31, 2012 is adequate to respond to fluctuations "on" and "off" balance sheet. In addition, management knows of no trends, demands, commitments, events or uncertainties that may result in, or that are reasonably likely to result in Union's inability to meet anticipated or unexpected liquidity needs.

Information as to Directors and Nominees of Union

        The following table contains certain information with respect to the directors and nominees for director of Union:

Nominees for Class A Directors Whose Term Will Expire in 2016

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation and the Bank	Director Since Corporation/Bank
Naomi Morrow Ost	76	Vice President and Cashier of Union Bank; Secretary/Treasurer of Union	1992/1992
Daniel R. Blaschak	55	Director—Blaschak Coal Corporation, Fisher Mining Company and Penn Equipment Corporation	1994/1994

 Current Class B Directors Whose Term will Expire in 2014

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation and the Bank	Director Since Corporation/Bank
Felix E. Bartush, Jr.	68	Vice President of Union and Union Bank; Chief Executive Officer and Owner of Bartush Signs	1998/1998
Harry J. Brown	66	Vice President of Union and Union Bank; Partner—Pfeiffer, Brown, DiNicola & Frantz (Attorneys-at-Law)	1986/1982
Albert J. Evans	46	Attorney and Shareholder—Fanelli, Evans and Patel PC (Attorneys-at-Law)	2007/2007

Class C Directors Whose Term Will Expire in 2015

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation and the Bank	Director Since Corporation/Bank
Mark F. Ketch	42	President and Chief Executive Officer of Union and Union Bank	2011/2011
William C. Yaag	61	Partner/Treasurer/General Manager Dan-Ed Corporation t/a Guers Dairy	2012/2012

Director Independence

        Under the NASDAQ Stock Market standard for independence, each of the directors of Union who will serve as directors of Newco after the completion of the transaction are independent directors of Union and are expected to be independent directors of Newco. The Union directors who have been determined to be independent and who we anticipate will be appointed as directors of Newco are Felix E. Bartush, Jr., Daniel R. Blaschak, Harry J. Brown, Albert J. Evans and William C. Yaag.

Security Ownership of Certain Beneficial Holders of Union

        Beneficial ownership of Union common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  •
  Voting power, which includes power to vote or to direct the voting of the stock;

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock; or

  •
  The right to acquire beneficial ownership within 60 days after [    •    ], 2013.

Beneficial Ownership of Principal Holders

        The following table shows, to the best of Union's knowledge, those persons or entities, who owned of record or beneficially, on [    •    ], 2013, more than 5% of Union's outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock Beneficially Owned
Gerald Armstrong 910 16th Street, No. 412 Denver, CO 80202	34,501	6.8%
Frances D. Weiss 4201 Poinsettia Drive St. Pete Beach, FL 33706	32,619	6.4%
Michelle Schulze 8 Sajer Road Pottsville, PA 17901	28,478	5.6%
Phoenix Bancorp, Inc. P.O. Box Drawer L Minersville, PA 17954	26,039	5.1%

Beneficial Ownership of Executive Officers and Directors

        The following table sets forth, as of [    •    ], 2013, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of Union common stock beneficially owned by each director, each nominee for director, each of the executive officers and all executive officers and directors of Union as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Executive Officers
Felix E. Bartush, Jr.	9,125	(2)	[•]%
Daniel R. Blaschak	2,987		*
Harry J. Brown	1,878	(3)	*
Albert J. Evans	995		*
Mark F. Ketch	670	(4)	*
Naomi Morrow Ost	9,405	(5)	[•]%
William C. Yaag	882	(6)	*
All Executive Officers, Directors and Nominees as a Group (7 persons)	24,622		[•]%

*
Indicates beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of Union, all persons listed have sole voting and investment power with respect to their shares of Union common stock, except to the extent authority is shared by spouses under applicable law.

(2)
Includes 2,121 shares held jointly with spouse; 525 shares held in a self-directed IRA; and 358 shares held by spouse in a self-directed IRA.

(3)
Includes 1,521 shares held jointly with spouse.

(4)
Includes 200 shares held jointly with spouse and 320 shares held in a self-directed IRA.

(5)
Includes 782 shares held jointly with spouse and 1,745 shares held in a self-directed IRA.

(6)
Includes 210 shares held jointly with spouse and 672 shares held by wife and each of Mr. Yaag's daughters (336 shares each).

 Compensation of Directors

Directors Fees

        During 2012, directors received $165 for each board meeting they attended. Directors serving on the Audit Committee and Strategic Planning Committee received $100 for each committee meeting they attended; directors serving on the Real Estate Committee received $75 for each committee meeting they attended; and directors serving on the Trust Committee and Pension & Salary Committee received $50 for each committee meeting they attended. In addition, Messrs. Bartush and Evans received an annual retainer of $1,000.02. Directors who are also employees of Union or Union Bank do not receive compensation for their service as a director.

Director Summary Compensation Table

        The table below summarizes the compensation paid by Union to non-employee directors for the fiscal year ended December 31, 2012.

(a) Name	(b) Fees Earned or Paid in Cash	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Non-Equity Incentive Plan Comp	(f) Change in Pension Value and Nonqualified Deferred Comp Earnings	(g) All Other Compensation	(h) Total ($)
Felix A. Bartush, Jr.	$5,650.02	—	$—	—	$—	—	$5,650.02
Daniel R. Blaschak	$7,280.00	—	$—	—	—	—	$7,280.00
Harry J. Brown	$8,730.00	—	$—	—	—	—	$8,730.00
Albert J. Evans	$6,625.02	—	$—	—	—	—	$6,625.02
William C. Yaag	$3,170.00	—	$—	—	—	—	$3,170.00

COMPARISON OF SHAREHOLDERS' RIGHTS

        The rights of Union shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, which we refer to as the PBCL, and Union's articles of incorporation and bylaws. The rights of Riverview shareholders are governed by Pennsylvania law, including the PBCL, and Riverview's articles of incorporation and bylaws.

        Upon consummation of the consolidation, Union and Riverview shareholders will become Newco shareholders. Consequently, after the consolidation, the rights of such shareholders will be governed by the articles of incorporation and bylaws of Newco and Pennsylvania law, including the PBCL. Newco's Articles of Incorporation are attached to this document at Exhibit D to Annex A. Newco's Bylaws are attached to this document as Exhibit E to Annex A.

        A comparison of the rights of Union and Riverview shareholders and Newco shareholders follows. The following discussion summarizes all material differences in the rights of shareholders of Union, Riverview and Newco, but is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to therein.

Authorized Capital

        Union:    The authorized capital stock of Union consists of two million (2,000,000) shares of common stock, $1.00 par value per share, and no shares of preferred stock.

        Riverview:    The authorized capital stock of Riverview consists of five million (5,000,000) shares of common stock, $0.50 par value per share, and no shares of preferred stock.

        Newco:    The authorized capital stock of Newco consists of five million (5,000,000) shares of common stock, no par value per share, and three million (3,000,000) shares of preferred stock, no par value per share.

Annual Meetings of Shareholders

        Union:    The annual meeting of shareholders for Union is required to be held on the first Tuesday in May in each year if not a legal holiday.

        Riverview:    The annual meeting of shareholders for Riverview is required to be held no later than the thirty-first (31st) day of May in each year.

        Newco:    The annual meeting of shareholders for Newco is required to be held no later than the thirty-first (31st) day of May in each year.

Preemptive Rights

        Union:    There are no preemptive rights with respect to the common stock of Union.

        Riverview:    In accordance with Riverview's articles of incorporation, if common stock is increased by the sale of additional shares, each shareholder is entitled to subscribe for such additional shares in proportion to the number of shares owned at the time the increase is authorized by the shareholders. Riverview's board of directors has the power to prescribe a reasonable period of time which the preemptive rights to subscribe to the new shares must be exercised. If common stock is increased by a stock dividend, each shareholder is entitled to his/her proportionate share. This provision, however, does not apply to a shareholder dividend reinvestment plan or the issuance of stock in accordance with stock options, rights or warrants. Each holder of options granted under the 2009 Riverview Stock Option Plan (the "Plan") is entitled by the terms of the Plan to preemptive rights with respect to Riverview common stock. All option grants under the Plan are convertible to Riverview common stock.

        Newco:    There are no preemptive rights with respect to the common stock of Newco.

Cumulative Voting

        None of Union, Riverview or Newco's articles of incorporation or bylaws provide for cumulative voting rights with respect to the election of directors.

Shareholder Nomination of Directors

        Union:    Under Union's bylaws, any shareholder who intends to nominate, or cause to have nominated, any candidate for election to Union's board of directors (other than any candidate proposed by Union's then existing board of directors) is required to notify the secretary of Union, in writing, not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. The notice must contain the following information, to the extent known by the notifying shareholder: (1) the name and address of each proposed nominee; (2) the age of each proposed nominee; (3) the principal occupation of each proposed nominee; (4) the number of shares of Union stock owned by each proposed nominee; (5) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (6) the name and residence address of the notifying shareholder; and (7) the number of shares of Union stock owned by the notifying shareholder.

        Any nominations for a director not made in accordance with Union's bylaws will be disregarded and any votes cast for each such nominee will be disregarded. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Union's bylaws, the nomination will be honored and all votes cast for such nominee will be counted.

        Riverview:    Under Riverview's bylaws, any shareholder who intends to nominate or cause to have nominated any candidate for election to Riverview's board of directors (other than any candidate proposed by Riverview's then existing board of directors) is required to notify the secretary of

Riverview, in writing, not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. The notice must contain the following information, to the extent known by the notifying shareholder: (1) the name and address of each proposed nominee; (2) the age of each proposed nominee; (3) the principal occupation and address of the place of business of each proposed nominee; (4) the number of shares of Riverview stock owned by each proposed nominee; (5) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (6) the name and residence address of the notifying shareholder; and (7) the number of shares of Riverview stock owned by the notifying shareholder.

        Any nominations for a director not made in accordance with Riverview's bylaws will be disregarded and any votes cast for each such nominee will be disregarded. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Riverview's bylaws, the nomination will be honored and all votes cast for such nominee will be counted.

        Newco:    The provisions of Newco's bylaws with respect to shareholder nomination for directors mirrors the provisions of Riverview's bylaws.

Number and Classification of Directors

        Union:    The number of directors of Union may not be less than three (3) and directors are classified into three classes with each class to be elected for a term of three (3) years. The term of each class of directors is staggered so that the term of one class of directors expires each year. Within such limits, the board of directors may, from time to time, fix the number of directors and their respective classifications.

        Riverview:    The number of directors that constitutes the whole board of directors of Riverview may not be less than five (5) or more than twenty-five (25). The directors of Riverview will be classified with respect to the time they severally hold office by dividing them into three (3) classes, each consisting as nearly as possible of one-third of the number of the whole board of directors. Each class of directors holds office for a term of three (3) years. The term of each class of directors is staggered so that the term of one class of directors expires each year. Within such limits, the board of directors may, from time to time, fix the number of directors and their respective classifications.

        Newco:    The number of directors of Newco may not be more than twenty five (25) or less than seven (7), as fixed by a resolution of the board of directors from time to time, and directors are divided into three (3) classes (Class I, II and III) with each class as nearly equal in number as possible. The term of each class of directors is staggered so that the initial Class I directors' term expires at the first annual meeting of the shareholders of Newco following the filing of Newco's articles of incorporation with the Department of State for the Commonwealth of Pennsylvania (the "Initial Meeting Date"), the term of office of the initial Class II directors expires at the second annual meeting of the shareholders of Newco following the Initial Meeting Date, and the term of office of the initial Class III directors expires at the third annual meeting of the shareholders of Newco following the Initial Meeting Date. After the initial term of each Class expires, the term of office of each Class is three (3) years, so that the term of office of one Class of directors expires each year when their respective successors have been duly elected and qualified.

Election of Directors

        Union:    The shareholders of Union elect the directors of Union on an annual basis at the annual meeting of shareholders. Since the board of directors is classified, the shareholders of Union only elect those directors in the class whose terms expire at such annual meeting. The term of one class of Union directors expires in each year. There are no cumulative voting rights with respect to the election of directors of Union.

        Riverview:    The shareholders of Riverview elect the directors of Riverview on an annual basis at the annual meeting of shareholders. Since the board of directors is classified, the shareholders of Riverview only elect those directors in the class whose terms expire at such annual meeting. The term of one class of Riverview directors expires in each year. There are no cumulative voting rights with respect to the election of directors of Riverview.

        Newco:    At each annual meeting of the shareholders of Newco, the shareholders of Newco elect directors to succeed those directors whose terms expire at such annual meeting. The term of one class of Newco directors expires in each year. There are no cumulative voting rights with respect to the election of directors of Newco.

Director Qualifications

        Union:    To qualify to serve as a director of Union, such person (i) may not have attained the age of seventy (70) years; provided, however, that a person who is or was an officer or employee of Union Bank and Trust Company, Union's subsidiary, may be elected as a director beyond the age of seventy (70) years; (ii) must beneficially own no less than forty (40) shares of the common stock of Union; and (iii) must be a resident of Schuylkill County, Pennsylvania or of a county contiguous to Schuylkill County, Pennsylvania.

        Riverview:    To qualify to serve as a director of Riverview, such person (i) may not have attained the age of seventy (70) on or before the annual meeting at which directors are to be elected (except for Paul R. Reigle); (ii) must have an address for a place of business or a residence within a sixty (60) mile radius of Riverview's headquarters; and (iii) must beneficially own no less than two thousand (2,000) shares of Riverview's common stock (except the following individuals are exempted from such requirement: Roland R. Alexander, Arthur M. Feld, James G. Ford, II, Kirk D. Fox, Robert M. Garst, R. Keith Hite, David W. Hoover, William L. Hummel, Joseph D. Kerwin, James M. Lebo, Paul R. Reigle, John M. Schrantz, David A. Troutman and the first director appointed or elected within the first twelve (12) months of the formation of Riverview).

        Newco:    To qualify to serve as a director of Newco, such person (i) may not have attained the age of seventy (70) on or before the annual meeting at which directors are to be elected; and (ii) must beneficially own no less than two thousand (2,000) shares of Newco's common stock (except for the initial directors of Newco).

Vacancies

        Union:    Vacancies on Union's board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the board of directors, though less than a quorum, and each person so appointed will be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

        Riverview:    Vacancies on Riverview's board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the board of directors, or by a sole remaining director, though less than a quorum, and each person so appointed will be a director until the expiration of the term of office of the class of directions to which he was appointed.

        Newco:    The provisions of Newco's bylaws with respect to vacancies mirrors the provisions of Riverview's bylaws. Consequently, vacancies on Newco's board of directors are filled by a majority of the remaining members of the board of directors, or by a sole remaining director, though less than a quorum, and each person so appointed will be a director until the expiration of the term of office of the class of directors to which he was appointed.

 Annual Meetings of the Board

        Union:    There is no express requirement for an annual meeting of the board of directors in Union's articles of incorporation or bylaws. An organizational meeting of the board of directors may be held immediately following the annual shareholders' meeting without the necessity of notice to the directors to constitute a legally convened meeting.

        Riverview and Newco:    Similarly, there is no express requirement for an annual meeting of the board of directors in Riverview's or Newco's respective articles of incorporation or bylaws. An organizational meeting of the board of directors for each of Riverview and Newco may be held immediately following the respective annual shareholders' meeting without the necessity of notice to the directors to constitute a legally convened meeting.

Pennsylvania Anti-Takeover Provisions

        Under the PBCL, certain anti-takeover provisions apply to Pennsylvania "registered corporations" (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. None of Riverview, Union or Newco is a registered corporation and therefore, none of them is subject to these anti-takeover provisions.

Voting Rights

Amendment of Articles of Incorporation.

        Under Pennsylvania law, an amendment to the articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of holders of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of holders of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.

        Union:    Article 7 (approval of a merger, consolidation, liquidation or dissolution) and Article 10 (ownership of more than twenty-five percent (25%) of stock by a single shareholder) of Union's articles of incorporation may not be amended without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock of Union.

        Riverview:    Article 7 (no cumulative voting rights for the election of directors), Article 8 (approval of a merger, consolidation, liquidation or dissolution), Article 9 (preemptive rights), Article 10 (board opposition to a tender offer) and Article 11 (amendment to articles of incorporation) of Riverview's articles of incorporation may not be amended unless first approved by the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of common stock of Riverview.

        Newco:    Article 8 (composition of board of directors), Article 9 (no cumulative voting rights for the election of directors or otherwise), Article 10 (no preemptive rights), Article 11 (factors of consideration for best interest determination), Article 12 (approval of a merger, consolidation, share exchange or transfer of assets), Article 13 (exemption from monetary damages for directors in certain cases), Article 14 (action and meeting of shareholders), and Article 15 (amendment to the articles of incorporation) of Newco's articles of incorporation may not be amended except upon the approval of the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares entitled to vote at a meeting duly called and held, or such greater vote as required by law. Notwithstanding the foregoing, if at least seventy percent (70%) of the members of the board of directors of Newco who have been in office for at least one year, at the time of proposal of the amendment (or, if Newco has been in existence less than one year, since the inception of Newco) approve the amendment at a duly called and held meeting of the board of directors, the amendment will be approved pursuant to the applicable provisions of the PBCL (i.e., a majority of the votes cast).

Amendment of Bylaws.

        Union:    Union's bylaws may be altered, amended or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Union common stock. In addition, the bylaws may be altered, amended or repealed by the majority vote of the board of directors; provided, however, that the shareholders may change such board of director action by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Union common stock.

        Riverview:    Riverview's bylaws may be altered, amended or repealed by the affirmative vote of the majority of the whole number of directors.

        Newco:    Newco's bylaws may be altered, amended or repealed by the affirmative vote of the majority of the whole number of directors, subject, however, to the power of the shareholders to make, amend, alter, change or repeal the bylaws by the affirmative vote of the holders of not less than seventy percent (70%) of the voting power of the then outstanding shares of capital stock of Newco entitled to vote generally in the election of directors.

Required Vote for Certain Business Combinations.

        Union:    Under Union's articles of incorporation, no merger, consolidation, liquidation or dissolution of Union nor any action that would result in the sale or other disposition of all or substantially all of the assets of Union will be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock of Union.

        Riverview:    Under Riverview's articles of incorporation, no merger consolidation, liquidation or dissolution of Riverview, nor any action that would result in the sale or other disposition of all or substantially all of the assets of Riverview will be permitted unless first approved by the affirmative vote of: (a) the holders of at least seventy-five percent (75%) of the outstanding shares of Riverview common stock; or (b) the holders of at least a majority of the outstanding shares of Riverview common stock, provided that such transaction has received the prior approval of at least seventy percent (70%) of the members of Riverview's board of directors.

        Newco:    Under Newco's articles of incorporation, the affirmative vote of at least seventy percent (70%) of the outstanding shares of Newco (or such greater vote as required by law) is required to approve any (a) merger or consolidation of Newco with or into a any other corporation, person or entity (collectively, a "Person"), pursuant to which the approval of the shareholders of Newco would be required under the PBCL; (b) share exchange in which a Person acquires the issued and outstanding shares of capital stock of Newco pursuant to a vote of shareholders; (c) sale, lease, exchange or other transfer of all, or substantially all, of the assets of Newco to any other Person; or (d) transaction similar to, or having a similar effect as, any of the foregoing transactions. Such shareholder approval, however, is not required for any transaction that is approved in advance by seventy percent (70%) of the members of Newco's board of directors who have been in office for at least one year (or, if Newco has been in existence less than one year at the time of the proposed transaction, since the inception of Newco) at a meeting duly called and held, in which case approval of any such transaction is required to be obtained in accordance with the applicable provisions of the PBCL (i.e. , a majority of the votes cast).

 LEGAL MATTERS

        The validity of the Newco common stock to be issued in connection with the consolidation will be passed upon for Newco by Barley Snyder LLP. Certain U.S. federal income tax consequences relating to the consolidation will also be passed upon for Riverview and Union by Barley Snyder LLP.

EXPERTS

        The consolidated financial statements of Riverview Financial Corporation as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been included herein in reliance upon the report of Smith Elliott Kearns and Company, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Union Bancorp, Inc. as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been included herein in reliance upon the report of ParenteBeard LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Riverview and Union have filed with the SEC a registration statement under the Securities Act that registers the shares of Newco common stock to be issued to Union and Riverview shareholders in connection with the consolidation. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Riverview and Union, and a proxy statement of Riverview for its special meeting and of Union for its annual meeting. The registration statement, including the attached exhibits, contains additional relevant information about Newco common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330 or on the SEC's website at www.sec.gov.

        Riverview has supplied all information contained in this joint proxy statement/prospectus relating to Riverview, and Union has supplied all information relating to Union. Both Riverview and Union are privately-held companies and do not file reports with the SEC.

        Riverview's website address is www.riverviewbankpa.com and Union's website address is www.unionbankandtrustcompany.com. Information on any Riverview or Union website is not part of this joint proxy statement/prospectus, and you should not rely on that information in deciding whether to approve any of the proposals described in this joint proxy statement/prospectus.

        Neither Riverview nor Union has authorized anyone to give any information or make any representation about the consolidation of our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

        This joint proxy statement/prospectus contains a description of the representations and warranties that each of Riverview and Union made to the other in the consolidation agreement. Representations and warranties made by Riverview and Union are also set forth in contracts and other documents that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporate, by reference into this joint proxy statement/prospectus. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding Riverview, Union or their respective businesses. Accordingly the representations and warranties and other provisions of the consolidation agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

CONSOLIDATED FINANCIAL STATEMENTS OF RIVERVIEW

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands, except share data)	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$9,794	$8,611
Federal funds sold	4,067	1,567
Interest bearing deposits	4,286	5,774

Cash and cash equivalents	18,147	15,952
Interest bearing time deposits with banks	250	250
Investment securities available for sale	34,412	45,101
Mortgage loans held for sale	753	830
Loans, net of allowance for loan losses of $3,746 - 2013; $3,736 - 2012	234,973	234,112
Premises and equipment	7,063	7,162
Accrued interest receivable	936	1,014
Restricted investments in bank stocks	1,229	1,429
Cash value of life insurance	6,762	6,706
Foreclosed assets	1,843	1,909
Goodwill	2,297	2,297
Intangible assets	521	547
Other assets	2,185	1,888

Total Assets	$311,371	$319,197

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$24,942	$24,526
Demand, interest bearing	100,382	97,576
Savings and money market	54,796	48,342
Time	92,577	99,001

Total deposits	272,697	269,445
Short-term borrowings	—	11,000
Long-term borrowings	9,550	9,550
Accrued interest payable	193	177
Other liabilities	2,160	2,288

Total Liabilities	284,600	292,460

Shareholders' Equity
Common stock, par value $0.50 per share; authorized 5,000,000 shares; issued 2013 and 2012 1,750,003 shares; outstanding 2013 and 2012 1,716,316 shares	875	875
Surplus	11,361	11,350
Retained earnings	14,486	14,217
Accumulated other comprehensive income	386	632
Treasury stock, at cost 2013 and 2012 33,687 shares	(337)	(337)

Total Shareholders' Equity	26,771	26,737

Total Liabilities and Shareholders' Equity	$311,371	$319,197

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2013	2012
Interest and Dividend Income
Loans, including fees	$2,966	$2,876
Investment securities—taxable	52	172
Investment securities—tax exempt	178	174
Federal funds sold	1	—
Interest-bearing deposits	4	9
Dividends	2	1

Total Interest Income	3,203	3,232

Interest Expense
Deposits	624	747
Short-term borrowings	1	1
Long-term debt	81	93

Total Interest Expense	706	841

Net Interest Income	2,497	2,391
Provision for Loan Losses	—	50

Net Interest Income after Provision for Loan Losses	2,497	2,341

Noninterest Income
Service charges on deposit accounts	72	62
Other service charges and fees	75	93
Earnings on cash value of life insurance	59	63
Fees and commissions from securities brokerage	115	—
Gain on sale of available for sale securities	119	770
Loss on write-down of other real estate owned	(75)	—
Gain on sale of mortgage loans	157	73

Total Noninterest Income	522	1,061

Noninterest Expenses
Salaries and employee benefits	1,262	1,179
Occupancy expenses	255	228
Equipment expenses	134	123
Telecommunication and processing charges	191	139
Postage and office supplies	56	61
FDIC premium	40	70
Bank shares tax expense	73	71
Directors' compensation	75	66
Professional services	56	51
Other expenses	241	179

Total Noninterest Expenses	2,383	2,167

Income before Income Taxes	636	1,235
Applicable Federal Income Taxes	153	338

Net Income	$483	$897

Earnings Per Share—Basic and Diluted	$0.28	$0.52

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Three Months Ended March 31, 2013 and 2012

(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Net income	$483	$897
Other comprehensive income, net of tax:
Unrealized gains and losses on securities available for sale:
Net unrealized losses arising during the period, net of tax	(324)	(1,261)
Reclassification adjustment for losses included in net income, net of tax	79	508

Total other comprehensive loss, net of tax	(246)	(752)

Total comprehensive income	$237	$145

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

Three Months Ended March 31, 2013 and 2012

(Unaudited)

(In thousands, except share data)	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Shareholders' Equity
Balance—January 1, 2012	$875	$11,307	$13,490	$1,006	$(272)	$26,406
Net income	—	—	897	—	—	897
Total other comprehensive income	—	—	—	(752)	—	(752)
Compensation cost of option grants	—	11	—	—	—	11
Cash dividends, $0.125 per share	—	—	(214)	—	—	(214)
Repurchase common stock	—	—	—	—	(8)	(8)

Balance—March 31, 2012	$875	$11,318	$14,173	$254	$(280)	$26,340

Balance—January 1, 2013	$875	$11,350	$14,217	$632	$(337)	$26,737
Net income	—	—	483	—	—	483
Other comprehensive income	—	—	—	(246)	—	(246)
Compensation cost of option grants	—	11	—	—	—	11
Cash dividends, $0.125 per share	—	—	(214)	—	—	(214)
Repurchase common stock	—	—	—	—	(8)	(8)

Balance—March 31, 2013	$875	$11,361	$14,486	$386	$(337)	$26,771

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2013	2012
Cash Flows from Operating Activities
Net income	$483	$897
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	147	149
Provision for loan losses	—	50
Granting of stock options	11	11
Net amortization of premiums on securities available for sale	86	85
Net realized loss from write-down of foreclosed real estate	75	—
Net realized gain on sale of securities available for sale	(119)	(770)
Acquisition of mortgage servicing rights	—	(3)
Amortization of intangible assets	27	8
Deferred income taxes	(103)	155
Proceeds from sale of mortgage loans	10,019	4,988
Net gain on sale of mortgage loans	(157)	(73)
Mortgage loans originated for sale	(9,785)	(5,132)
Earnings on cash value of life insurance, net	(56)	(63)
(Increase) decrease in accrued interest receivable and other assets	10	(381)
Decrease in accrued interest payable and other liabilities	(112)	(498)

Net Cash Provided by (Used in) Operating Activities	526	(577)

Cash Flows from Investing Activities
Securities available for sale:
Purchases	—	(29,214)
Proceeds from maturities, calls and principal repayments	4,923	1,442
Proceeds from sales	5,427	19,106
Proceeds from the sale of foreclosed real estate	135	28
Net decrease in restricted investments in bank stock	200	77
Net increase in loans	(1,005)	(7,564)
Purchases of premises and equipment	(48)	(161)
Acquisition of customer list intangible assets	1	—
Purchase of life insurance	—	(775)

Net Cash Provided by (Used in) Investing Activities	9,631	(17,061)

Cash Flows from Financing Activities
Net increase in deposits	3,252	1,752
Net increase in securities sold under agreements to repurchase	—	847
Payments on short-term borrowings	(11,000)	—
Purchase of treasury stock	—	(7)
Dividends paid	(214)	(214)

Net Cash Provided by (Used in) Financing Activities	(7,962)	2,378

Net Increase (Decrease) in Cash and Cash Equivalents	2,195	(15,260)
Cash and Cash Equivalents—Beginning	15,952	27,905

Cash and Cash Equivalents—Ending	$18,147	$12,645

Supplemental Disclosures of Cash Flows Information
Interest paid	$728	$860

Income taxes paid	$12	$158

Supplemental Schedule of Noncash Investing and Financing Activities
Other real estate acquired in settlement of loans	$144	$126

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 1—Summary of Significant Accounting Policies

Nature of Operations

        Riverview Financial Corporation ("Riverview") and its wholly-owned bank subsidiary, Riverview Bank, provide loan, deposit and a full range of banking services to individuals, businesses and municipalities through two full service offices in Marysville and Duncannon, Perry County, Pennsylvania, one full service office in Enola, Cumberland County, Pennsylvania, four full service offices in Tower City, Cressona, Pottsville and Orwigsburg, three full service and one drive-up office in Halifax, Millersburg and Elizabethville, Dauphin County, Pennsylvania and one commercial office in Wyomissing, Berks County, Pennsylvania. Effective December 27, 2012, Riverview Bank purchased a wealth management company located in Orwigsburg, Schuylkill County, Pennsylvania that provides financial advisory, insurance and investment services relating to non-deposit type investment products. The company known as Riverview Financial Wealth Management is a division of Riverview Bank.

        Riverview Bank is a Pennsylvania chartered state bank, which competes with several other financial institutions within its geographic footprint to provide its banking and wealth management services to individuals, businesses, municipalities and other organizations.

        Riverview and Riverview Bank are subject to regulations of certain state and federal agencies. These regulatory agencies periodically examine Riverview and Riverview Bank for adherence to laws and regulations.

        The accounting and reporting policies followed by Riverview conform to generally accepted accounting principles and to general practices within the banking industry. The following paragraphs briefly describe the more significant accounting policies.

Principles of Consolidation and Basis of Accounting

        The accompanying consolidated financial statements include the accounts of Riverview Financial Corporation and its wholly-owned subsidiary, Riverview Bank and its operating divisions, Marysville Bank, Halifax Bank and Riverview Financial Wealth Management. All significant intercompany accounts and transactions have been eliminated in consolidation. Riverview uses the accrual basis of accounting.

Use of Estimates

        These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") and predominant practices within the banking industry. The preparation of these consolidated financial statements requires Riverview to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Riverview evaluates estimates on an ongoing basis. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the potential impairment of goodwill, the valuation of deferred tax assets, the determination of other-than-temporary impairment on securities and the valuation of real estate acquired by foreclosure or in satisfaction of loans. The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

determination of the estimated losses on loans and foreclosed real estate, management obtains independent appraisals for significant collateral.

        While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Accounting Policies

        The accounting policies of Riverview as applied in the interim financial statements presented, are substantially the same as those followed on an annual basis as presented in Riverview's annual audited financial statements as presented separately herein this document. These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for Riverview Financial Corporation, for the year ended December 31, 2012. The results of interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Segment Reporting

        Riverview operates in a single business segment consisting of traditional banking activities.

Note 2—Merger with Union Bancorp, Inc.

        On March 7, 2013 Riverview Financial Corporation and Union Bancorp, Inc. jointly announced the signing of a definitive agreement to merge the respective holding companies and bank subsidiaries, forming a new corporation, known as "Newco", which will take on the name of "Riverview Financial Corporation". The proposed combination will create a full-service community bank serving the Perry, Dauphin, Cumberland, Schuylkill, Northumberland and Berks county markets. On a proforma basis as of March 31, 2013, the resulting company will have approximately [$    •    ] in assets, [$    •    ] in loans and [$    •    ] in deposits and will be considered well capitalized under capital adequacy guidelines. The transaction is expected to close at the end of the fourth quarter of 2013, subject to regulatory approval and the approval of the shareholders of each institution.

        Under the terms of the merger agreement, shareholders of Union will receive 1.95 shares of Newco common stock in exchange for each share of Union common stock they own immediately prior to the completion of the consolidation and Riverview shareholders will receive one share of Newco's common stock in exchange for each share of Riverview common stock they own immediately prior to the completion of the consolidation. As a result of the transaction, Riverview's shareholders are expected to own approximately 63.5% of the outstanding Newco common stock and Union's shareholders are expected to own 36.5% of the outstanding Newco common stock.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 3—Earnings Per Common Share

        Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. For diluted earnings per share, net income is divided by the weighted average number of shares outstanding plus the incremental number of shares added as a result of converting common stock equivalents. Riverview's common stock equivalents consist of outstanding common stock options, which amounted to 179,250 options as of March 31, 2013 and March 31, 2012. There was intrinsic value associated with 15,000 stock options out of the 179,250 total outstanding stock options at March 31, 2013 because the exercise price for these particular options was lower than the trading price of the stock. At March 31, 2012, there was intrinsic value associated with all of the 179,250 options that were outstanding.

        The following table presents the amounts used in computing earnings per share for the three months ended March 31, 2013 and 2012.

		Income Numerator	Common Shares Denominator	EPS
		(In thousands, except share data)
2013:
	Basic EPS	$483	1,716,316	$0.28
	Dilutive effect of potential common stock options	—	4,885	—

	Diluted EPS	$483	1,721,201	$0.28

2012:
	Basic EPS	$897	1,721,441	$0.52
	Dilutive effect of potential common stock options	—	8,962	—

	Diluted EPS	$897	1,730,403	$0.52

Note 4—Investment Securities Available-for-Sale

        The amortized cost and estimated fair values of investment securities available-for-sale are reflected in the following schedules at March 31, 2013 and December 31, 2012:

	March 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
State and municipal	$22,247	$552	$111	$22,688
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	11,580	144	—	11,724

	$33,827	$696	$111	$34,412

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 4—Investment Securities Available-for-Sale (Continued)

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
U.S Government agencies	$3,500	$6	$—	$3,506
State and municipal	22,252	665	64	22,853
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	12,837	169	—	13,006
Collateralized mortgage obligations (CMOs)	5,555	181	—	5,736

	$44,144	$1,021	$64	$45,101

        The amortized cost and fair value of debt securities available-for-sale at March 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$—	$—
Due after one year through five years	1,190	1,229
Due after five years through ten years	8,189	8,419
Due after ten years	12,868	13,040

	22,247	22,688
Mortgage-backed securities	11,580	11,724

	$33,827	$34,412

        Securities with an amortized cost of $30,426,000 and a fair value of $31,045,000 at March 31, 2013 were pledged as collateral for public deposits and for other purposes as required or permitted by law.

        Information pertaining to securities with gross unrealized losses at March 31, 2013 aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
March 31, 2013:
Available-for-sale:
State and municipal	$6,354	$80	$1,286	$31	$7,640	$111

	$6,354	$80	$1,286	$31	$7,640	$111

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 4—Investment Securities Available-for-Sale (Continued)

        Management evaluates securities for other-than-temporary impairment, at least on a quarterly basis. It is management's intent to hold all investments until maturity unless market, economic, credit quality or specific investment concerns warrant a sale of securities. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the credit quality or financial condition and near-term prospects of the issuer, and (3) the intent and ability of the corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

        At March 31, 2013, sixteen state and municipal securities had unrealized losses. Management believes that the securities with unrealized losses do not represent impairments that are other-than-temporary. Rather it is believed that the unrealized losses relate to changes in interest rates since the individual securities were purchased as opposed to underlying credit issues. As management does not intend to sell any debt securities, and it is more likely than not that management will not be required to sell any debt securities before the cost bases are recovered, no declines are deemed to be other-than-temporary.

        As part of its strategy to manage interest rate risk and prepayment risk inherent within the investment portfolio, during the first quarter ended March 31, 2013, Riverview Bank sold five available-for-sale mortgage-backed securities totaling $5,309,000. For the three months ended March 31, 2013, gross realized gains amounted to $119,000 and gross realized losses were zero, resulting in a $119,000 net gain from the sale. Riverview Bank reinvested the proceeds from the sale into the funding of loan growth.

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses

        The loan portfolio comprises the major component of Riverview's earning assets and is the highest yielding asset category. Loans receivable are summarized as follows for the periods presented:

(Dollars in thousands)	March 31, 2013	December 31, 2012
Commercial, financial, agricultural	$25,749	$23,321
Real Estate:
Construction	18,494	19,026
Mortgage	96,377	96,345
Commercial	96,010	97,061
Consumer installment	1,636	1,651

Total loans	238,266	237,404
Deferred loan fees	453	444

Total loans, net of fees	238,719	237,848
Allowance for loan losses	(3,746)	(3,736)

        Riverview Bank takes a balanced approach to its lending activities and manages risk associated with its loan portfolio by maintaining diversification within the portfolio, consistently applying prudent underwriting standards, ongoing monitoring efforts with attention to portfolio dynamics and mix, and

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

procedures that are consistently applied and updated on an annual basis. Riverview Bank contracts an independent third party each year to conduct a credit review of the loan portfolio to provide an independent assessment of asset quality through an evaluation of the established underwriting criteria used in originating credits. Separately, every loan booked and loan turndown undergoes an audit review for conformity with established policies and compliance with current regulatory lending laws. Riverview Bank has not lessened its loan underwriting criteria during this time, and management believes its standards continue to remain conservative. All of Riverview Bank's loans are to domestic borrowers.

        Riverview Bank's management monitors the loan portfolio on a regular basis with consideration given to detailed analysis of loans by portfolio segment. Portfolio segments represent pools of loans with similar risk characteristics. There are eight portfolio segments—commercial loans; non-owner occupied commercial real estate loans; owner occupied commercial real estate loans; one-to-four family investment property loans; commercial land/land development/construction loans; residential real estate loans; home equity lines of credit; and consumer loans. For the purpose of estimating the allowance for loan losses, each of the segments for commercial loans, non-owner occupied commercial real estate loans, owner occupied commercial real estate loans, one-to-four family investment property loans, and commercial land/land development/construction loans have sub-segments for loan participations bought and loans generated by the branches and commercial offices in Schuylkill and Berks counties, which are newly marketed areas adjacent to Riverview Bank's original geographic footprint.

        The loans in these sub-segments have risk characteristics that differ from the general segments and merit separate analysis in order to afford additional granularity and accuracy in management's estimate for the allowance for loan losses. Internal policy requires that the Chief Credit Officer report to the Board of Directors on a quarterly basis to discuss the status of the loan portfolio and any related credit quality issues. These reports include but are not limited to information on past due and nonaccrual loans, impaired loans, the allowance for loan losses, changes in the allowance for loan losses, credit quality indicators and foreclosed assets.

Past Due Loans and Nonaccrual Loans

        Loans are considered to be past due when they are not paid in accordance with contractual terms. Past due loans are monitored by portfolio segment and by severity of delinquency—30-59 days past due; 60-89 days past due; and 90 days and greater past due. The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it can be documented that it is well secured and in the process of collection. When a loan is placed on nonaccrual status, all unpaid interest credited to income in the current calendar year is reversed and all unpaid interest accrued in prior calendar years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans are either applied against principal or reported as interest income according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following table presents an aging of loans receivable by loan portfolio segments as of March 31, 2013 and December 31, 2012, and includes nonaccrual loans and loans past due 90 days or more and still accruing:

(In thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total	Recorded Investment Greater Than 90 Days & Accruing
March 31, 2013:
Commercial	$476	$27	$—	$503	$25,365	$25,868	—
Commercial real estate:
Non-owner occupied	—	—	—	—	66,158	66,158	—
Owner occupied	289	—	—	289	50,113	50,402	—
1 - 4 family investment	82	—	426	508	26,813	27,321	—
Commercial land and land development	—	270	—	270	14,205	14,475	—
Residential real estate	1,545	381	634	2,560	36,845	39,405	410
Home equity lines of credit	504	2	65	571	12,261	12,832	—
Consumer	3	—	—	3	2,255	2,258	—

Total	$2,899	$680	$1,125	$4,704	$234,015	238,719	$410

December 31, 2012:
Commercial	$58	$—	$—	$58	$23,365	$23,423	$—
Commercial real estate:
Non-owner occupied	—	—	386	386	66,308	66,694	—
Owner occupied	237	—	119	356	50,270	50,626	—
1 - 4 family investment	99	83	306	488	27,397	27,885	—
Commercial land and land development	16	—	—	16	12,607	12,623	—
Residential real estate	730	926	1,404	3,060	38,427	41,487	231
Home equity lines of credit	—	—	479	479	12,333	12,812	—
Consumer	58	1	—	59	2,239	2,298	—

Total	$1,198	$1,010	$2,694	$4,902	$232,946	$237,848	$231

        Included within the loan portfolio are loans in which Riverview Bank discontinued the accrual of interest due to the deterioration in the financial condition of the borrower. Such loans approximated $3,505,000 at March 31, 2013. If the nonaccrual loans had performed in accordance with their original terms, interest income would have increased by $46,000 for the three months ended March 31, 2013.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following presents loans by loan portfolio segments that were on a nonaccrual status as of March 31, 2013 and December 31, 2012:

(In thousands)	March 31, 2013	December 31, 2012
Commercial	$185	$190
Commercial real estate:
Non-owner occupied	950	1,159
Owner occupied	274	399
1 - 4 family investment	391	389
Commercial land and land development	—	—
Residential real estate	1,160	1,173
Home equity lines of credit	545	553

Total	$3,505	$3,863

Impaired Loans

        A loan is considered impaired when, based on current information and events, it is probable that Riverview Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Riverview Bank further identifies all loans in nonaccrual status and troubled debt restructured loans as impaired loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. Accordingly, Riverview Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless the loans are the subject of a restructuring agreement. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. When the measure of an impaired loan results in a realizable value that is less than the recorded investment in the loan, the difference is recorded as a specific valuation allowance against that loan and Riverview Bank then makes the appropriate adjustment to the allowance for loan losses.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following presents impaired loans by loan portfolio segments as of March 31, 2013 and December 31, 2012:

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
March 31, 2013:
Loans with no related allowance recorded:
Commercial	$724	$724	$—	$728	$8
Commercial real estate:
Non-owner occupied	2,871	2,871	—	3,064	16
Owner occupied	866	866	—	898	5
1 - 4 family investment	1,110	1,110	—	1,119	8
Commercial land and land development	—	—	—	—	—
Residential real estate	1,160	1,160	—	1,202	5
Home equity lines of credit	780	780	—	794	3
Consumer	1	1	—	2	—
Loans with an allowance recorded:
Commercial	174	174	2	189	—
Commercial real estate:
Non-owner occupied	—	—	—	—	—
Owner occupied	—	—	—	—	—
1 - 4 family investment	307	307	186	307	—
Commercial land and land development	—	—	—	—	—
Residential real estate	546	546	217	569	2
Home equity lines of credit	65	65	40	65	—
Consumer	—	—	—	—	—
Total
Commercial	898	898	2	917	8
Commercial real estate:
Non-owner occupied	2,871	2,871	—	3,064	16
Owner occupied	866	866	—	898	5
1 - 4 family investment	1,417	1,417	186	1,426	8
Commercial land and land development	—	—	—	—	—
Residential real estate	1,706	1,706	217	1,771	7
Home equity lines of credit	845	845	40	859	3
Consumer	1	1	—	2	—

	$8,604	$8,604	$445	$8,937	$47

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
December 31, 2012:
Loans with no related allowance recorded:
Commercial	$731	$731	—	$747	$34
Commercial real estate:
Non-owner occupied	3,082	3,082	—	3,441	61
Owner occupied	991	991	—	1,059	36
1 - 4 family investment	1,073	1,073	—	1,084	35
Commercial land and land development	—	—	—	—	—
Residential real estate	1,207	1,207	—	1,244	19
Home equity lines of credit	853	853	—	865	12
Consumer	3	3	—	6	—
Loans with an allowance recorded:
Commercial	177	177	2	191	—
Commercial real estate:
Non-owner occupied	—	—	—	—	—
Owner occupied	—	—	—	—	—
1 - 4 family investment	343	343	148	350	9
Commercial land and land development	—	—	—	—	—
Residential real estate	518	518	216	541	11
Home equity lines of credit	—	—	—	—	—
Consumer	—	—	—	—	—
Total
Commercial	908	908	2	938	34
Commercial real estate:
Non-owner occupied	3,082	3,082	—	3,441	61
Owner occupied	991	991	—	1,059	36
1 - 4 family investment	1,416	1,416	148	1,434	44
Commercial land and land development	—	—	—	—	—
Residential real estate	1,725	1,725	216	1,785	30
Home equity lines of credit	853	853	—	865	12
Consumer	3	3	—	6	—

	$8,978	$8,978	$366	$9,528	$217

        The recorded investment in impaired loans decreased by $374,000 at March 31, 2013 since the year ended December 31, 2012. This decrease is attributable to the transfer of a $120,000 loan to foreclosed real estate, with the balance of the reduction attributable to principal payments received on impaired loans.

        Impaired loans also include all loans modified and identified as troubled debt restructurings ("TDR"). A loan is deemed to be a TDR when Riverview Bank agrees to a modification in terms of a loan resulting in a concession made by Riverview Bank in an effort to mitigate potential loss arising from a borrower's financial difficulty. As of March 31, 2013 there were 18 restructured loans totaling $7,019,000 to 10 separate and unrelated borrowers who were experiencing financial difficulty. The modifications on these loans included reductions in interest rates, extension of maturity dates, lengthening of amortization schedules and provisions for interest only payments. There are no commitments to extend additional funds to any of these borrowers.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following table presents the number of loans and recorded investment in loans restructured and identified as troubled debt restructurings for the three months ended March 31, 2013, as well as the number and recorded investment in these loans that subsequently defaulted. Defaulted loans are those which are 30 days or more past due for payment under the modified terms.

(In thousands, except contracts data)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
March 31, 2013:
Troubled Debt Restructurings:	NONE
Commercial	—
Commercial real estate:
Non-owner occupied	—
Owner occupied	—
1 - 4 family investment	—
Commercial land and land development	—
Residential real estate	—
Home equity lines of credit	—
Consumer	—

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings That Subsequently Defaulted:	NONE
Commercial	—
Commercial real estate:
Non-owner occupied	—
Owner occupied	—
1 - 4 family investment	—
Commercial land and land development	—
Residential real estate	—
Home equity lines of credit	—
Consumer	—

        Riverview Bank assesses all loan restructurings in accordance with Accounting Standards Update (ASU) 2011-02, A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring, which provides a creditor with additional guidance in evaluating whether a restructuring of a debt is a troubled debt restructuring. This ASU further clarifies the definition of a troubled debt restructuring and confirms that a creditor should consider all aspects of a restructuring to determine whether it has granted a concession to a borrower.

Allowance for Loan Losses

        The allowance for loan losses is composed of individual valuation allowances to absorb probable and quantifiable losses based upon current knowledge of the loan portfolio, and loan pool valuation allowances, allocated and unallocated, to absorb losses which are not specifically identified but are

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

inherent in the portfolio. Management evaluates the adequacy of the allowance on a quarterly basis. If the allowance for loan losses is not sufficient to cover actual loan losses, Riverview Bank's earnings may be reduced.

        Individual valuation allowances are established in connection with specific loan reviews and the asset classification process including the procedures for impairment testing. Such a valuation, which includes a review of loans for which full collectability in accordance with contractual terms is not reasonably assured, considers the estimated fair value of the underlying collateral less the costs to sell, or the present value of expected future cash flows, or the loan's observable market value. Any shortfall that exists from this analysis results in a specific allowance for the loan. Pursuant to policy, loan losses must be charged off in the period the loans, or portions thereof, are deemed uncollectible. Assumptions and judgments by management in conjunction with outside sources are used to determine whether full collectability of a loan is not reasonably assured. These assumptions and judgments are also used to determine the estimates of the fair value of the underlying collateral or the present value of expected future cash flows or the loan's observable market value. Individual valuation allowances could differ materially as a result of changes in these assumptions and judgments. Individual loan analyses are performed quarterly on specific loans considered to be impaired. The results of the individual valuation allowances are aggregated and included in the overall allowance for loan losses.

        Loan pool valuation allowances represent loss allowances that have been established to recognize the inherent risks associated with Riverview Bank's lending activity, but which, unlike individual allowances, have been allocated to unimpaired loans within the following eight portfolio segments: commercial loans; non-owner occupied commercial real estate loans; owner occupied commercial real estate loans; one-to-four family investment property loans; commercial land/land development/construction loans; residential real estate loans; home equity lines of credit; and consumer loans. Each of the segments for commercial loans, non-owner occupied commercial real estate loans, owner occupied commercial real estate loans, one-to-four family investment property loans, and commercial land/land development/ construction loans have sub-segments for loan participations bought, and for loans generated by the branches and commercial offices in Schuylkill and Berks counties, which are newly marketed areas adjacent to Riverview Bank's original geographic footprint. The loans in these sub-segments have risk characteristics that differ from the general segments and merit separate analysis in order to afford additional granularity and accuracy in management's estimate for the allowance for loan losses. Riverview Bank measures estimated credit losses on each of these groups of loans based on the historical loss rate of each group. The historical loss rate is calculated based on the average annualized net charge-offs over the most recent eight calendar quarters. Unimpaired criticized and classified loans are further segregated as "sub- pools" within each of these eight segments.

        A separate, higher loss factor is ascribed to each of these "sub-pools" based on the relative risk in each segment as indicated by historical loss ratios, the level of criticized/classified assets, and the nature of each segment in terms of collateral and inherent risk of the loan type. Management believes that historical losses or even recent trends in losses do not form a sufficient basis to determine the appropriate level for the allowance. Management therefore also considers the following qualitative

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

factors that are likely to cause estimated credit losses associated with each of the portfolio segments to differ from historical loss experience:

  •
  Changes in lending policies and procedures, including changes in underwriting standards;

  •
  Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;

  •
  Changes in the nature and volume of the portfolio and in the terms of loans;

  •
  Changes in the experience, ability and depth of lending management and other relevant staff;

  •
  Changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified loans;

  •
  Changes in the quality of Riverview Bank's loan review system;

  •
  The existence and effect of any concentrations of credit, and the changes in the level of such concentrations; and

  •
  The effect of other external factors such as competition and legal and regulatory requirements in the level of estimated credit losses in the existing portfolio.

        Each portfolio segment is examined quarterly with regard to the impact of each of these factors on the quality and risk profile of the pool, and adjustments ranging from zero to fifty basis points per factor are calculated. The sum of these qualitative factor adjustments are added to the historical loss ratio for each segment and the resulting percentage is applied to the loan balance of the segment to arrive at the required loan pool valuation allowance. An unallocated valuation allowance estimate is also made generally in order to give effect to significant loan growth in 2013 resulting from entering into new markets in Schuylkill county in mid-2011 and in Berks county in mid-2012. These portfolios are unseasoned and have not yet developed any loss history. Growth is expected to continue in these portfolios, with focus being given to business, construction, and commercial real estate loans. These loans are normally larger and more complex, and their collection rates are harder to predict. Management determines the unallocated portion, which represents the difference between the reported allowance for loan losses and the calculated allowance for loan losses, based generally on the following criteria:

  •
  risk of imprecision in the specific and general reserve allocations;

  •
  other potential exposure in the loan portfolio, including covering the risks in the growing book of loans in the Schuylkill and Berks county regions;

  •
  variances in management's assessment of national and local economic conditions; and

  •
  other internal or external factors that management believes appropriate at the time.

        The loan pool valuation allowance for each segment along with the unallocated valuation allowance is totaled and added to the individual valuation allowance for impaired loans to arrive at the total allowance for loan losses.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        These evaluations are inherently subjective because even though they are based on objective data, it is management's interpretation of the data that determines the amount of the appropriate allowance. If the evaluations prove to be incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in the loan portfolio resulting in additions to the allowance for loan losses and a reduction in Riverview Bank earnings.

Loan Charge Offs

        Charge offs of commercial and industrial loans and commercial real estate and construction loans are recorded promptly upon determination that all or a portion of any loan balance is uncollectible. A loan is considered uncollectible when the borrower is 90 days or more delinquent in principal or interest repayment and the following conditions exist:

  •
  It is unlikely that the borrower will have the ability to pay the debt in a timely manner.

  •
  Collateral value is insufficient to cover the outstanding indebtedness.

  •
  Guarantors do not provide adequate support.

        All unsecured consumer loans are charged-off when they become 120 days delinquent or when it is determined that the debt is uncollectible. Overdrafts are charged off when it is determined recovery is not likely or the overdraft becomes 45 days old, whichever comes first.

        All secured consumer loans, except those secured by a primary or secondary residence, are charged off when they become 120 days delinquent, or when it is determined that the debt is uncollectible.

        Uncollateralized portions of first mortgage residential real estate loans and consumer loans secured by real estate are charged off upon completion of a sheriff's sale, but prior to the transfer of the fair value carrying balance to other real estate owned. Current appraisals are obtained to determine the appropriate carrying balance with any exposed portion of the loan principal balance being charged off.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The allowance for loan losses is presented by loan portfolio segments with the outstanding balances of loans for the three months ended March 31, 2013 and the twelve months ended December 31, 2012 as follows:

		Commercial Real Estate
(In thousands)	Commercial	Non-Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial- Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for Loan Losses as of March 31, 2013:
Beginning balance	$545	$841	$774	$456	$143	$582	$72	$26	$297	$3,736
Charge-offs	—	—	—	—	—	—	—	—	—	—
Recoveries	8	—	—	—	—	—	—	2	—	10
Provision	35	(11)	(11)	32	24	(16)	41	2	(96)	—

Ending balance	$588	$830	$763	$488	$167	$566	$113	$30	$201	$3,746

Ending balance:
individually evaluated for impairment	$2	$—	$—	$186	$—	$217	$40	$—	$—	$445

Ending balance:
collectively evaluated for impairment	$586	$830	$763	$302	$167	$349	$73	$30	$201	$3,301

Loans as of March 31, 2013:
Ending balance	$25,868	$66,158	$50,402	$27,321	$14,475	$39,405	$12,832	$2,258		$238,719

Ending balance:
individually evaluated for impairment	$898	$2,871	$866	$1,417	$—	$1,706	$845	$1		$8,604

Ending balance:
collectively evaluated for impairment	$24,970	$63,287	$49,536	$25,904	$14,475	$37,699	$11,987	$2,257		$230,115

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

		Commercial Real Estate
(In thousands)	Commercial	Non-Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial- Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for Loan Losses as of December 31, 2012:
Beginning balance	$693	$525	$593	$365	$147	$680	$63	$24	$333	$3,423
Charge-offs	268	186	353	52	—	31	—	30	—	920
Recoveries	91	—	—	—	—	2	—	—	—	93
Provision	29	502	534	143	(4)	(69)	9	32	(36)	1,140

Ending balance	$545	$841	$774	$456	$143	$582	$72	$26	$297	$3,736

Ending balance:
individually evaluated for impairment	$2	$—	$—	$148	$—	$216	$—	$—	$—	$366

Ending balance:
collectively evaluated for impairment	$543	$841	$774	$308	$143	$366	$72	$26	$297	$3,370

Loans as of December 31, 2012:
Ending balance	$23,423	$66,694	$50,626	$27,885	$12,623	$41,487	$12,812	$2,298		$237,848

Ending balance:
individually evaluated for impairment	$908	$3,082	$991	$1,416	$—	$1,725	$853	$3		$8,978

Ending balance:
collectively evaluated for impairment	$22,515	$63,612	$49,635	$26,469	$12,623	$39,762	$11,959	$2,295		$228,870

Credit Quality Indicators

        Riverview Bank has established a credit risk rating system to quantify the risk in Riverview Bank's loan portfolio. This system is a critical tool for managing Riverview Bank's lending activities and for evaluating appropriate loan loss reserves. This rating system is dynamic with risk ratings subject to change at any time when circumstances warrant. The system rates the strength of the borrower and is designed to be a tool for management to manage Riverview Bank's credit risk and provide an early warning system for negative migration of credits. The system also provides for recognition of improvement in credits. Risk ratings move dynamically, both negatively and positively.

        Each new, renewed or modified credit facility is given a risk rating that takes into consideration factors that affect credit quality. The primary determinants of the risk rating assigned are based upon the reliability of the primary source of repayment and the past, present, and projected financial condition of the borrower. The rating also reflects current economic and industry conditions. Major factors used in determining the rating include the following variables:

  •
  Capitalization

  •
  Liquidity

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

  •
  Cash flow

  •
  Revenue and earnings trends

  •
  Management strength or weakness

  •
  Quality of financial information

  •
  Reputation and credit history

  •
  Industry, including economic climate

        In addition, the following factors may contribute to enhance the risk rating derived from the above factors:

        Collateral:    The rating may be affected by the type and quality of collateral, the level of coverage, the economic life of the collateral, liquidation value, and Riverview Bank's ability to dispose of the collateral.

        Guarantors:    Guarantees can differ substantially in enhancing the risk rating assigned to a loan or lending commitment. In order to provide enough support to impact the assigned rating by one or more levels, the guarantee must be unconditional and be from an individual or entity with substantial financial strength and a vested interest in the success of the borrower.

        The Bank assigns risk ratings based on a scale from 1 to 8 with 1 being the highest quality rating and 8 being the lowest quality grade.

  •
  Levels 1-4 are "Pass" grades

  •
  Level 5 is "Special Mention" (criticized loan)

  •
  Level 6 is "Substandard" (classified loan)

  •
  Level 7 is "Doubtful" (classified loan)

  •
  Level 8 is "Loss" (classified loan)

Risk Rating Definitions

1—Excellent

        This category is reserved for loans that contain a virtual absence of any credit risk. The loan is secured by properly margined cash collateral (in accordance with loan policy). Loans that are unquestionably guaranteed by the U.S. government, or any agency thereof, would also fit this category.

2—Good

        Loans in this category would be characterized by nominal risk and strong repayment certainty. This would include loans to companies or individuals that are paying as agreed and that are either unsecured or secured where reliance is placed on non-liquid or less than good quality liquid collateral.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

3—Satisfactory

        Loans in this category are considered to exhibit an average level of credit risk. However, these loans have certain risk characteristics, whether due to management, industry, economic or financial concerns. Credits with satisfactory liquidity and leverage, with losses considered to be of a temporary nature for which there is only minor concern would be so rated. Loans for start-up businesses or loans to firms exhibiting high leverage could receive this rating. Loans in this category would also include borrowers whose underlying financial strength may be relatively weak. However, risk of loss is considered minimal due to adequate, well-margined and controlled collateral.

4—Watch

        Loans in this category would typically be experiencing some negative trends due to financial, operational, economic, or regulatory reasons. A deteriorating collateral position or guarantor, in isolation, could also justify this rating. Such loans must have elevated monitoring as a result of negative trends which, if not addressed, could result in an unacceptable increase in credit risk.

5—Special Mention

        A special mention loan has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in a deterioration of the repayment prospects for the loan or in Riverview Bank's credit position at some future date. Special mention loans are not adversely classified and do not expose Riverview Bank to sufficient risk to warrant an adverse classification. Loans for which economic or market conditions which are beginning to adversely affect the borrower may be so rated. An adverse trend in the borrower's operations or an imbalanced position in the balance sheet which has not reached a point where the liquidation is jeopardized may be best handled by this rating. Loans in which actual weaknesses are evident and significant should be considered for more serious criticism. In cases where the credit is weak but trends are improving, and/or collateral support is within normal advance margins, consideration should be given for the next higher rating.

6—Substandard

        A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. These loans, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, market, or political conditions which have clearly jeopardized repayment of principal and interest as originally intended. They are characterized by the distinct possibility that Riverview Bank will sustain some loss if the deficiencies are not corrected. All loans in nonaccrual status may be rated no higher than substandard.

7—Doubtful

        A doubtful loan has all of the weaknesses inherent in a loan classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending events that may work to strengthen the asset, its classification as a loss is deferred until its most exact status may be determined. Generally, pending events should be resolved within a relatively short period and the rating will be adjusted based on the new information. Because of high probability of loss, loans rated doubtful must be in non-accrual status.

8—Loss

        Loans classified loss are considered uncollectible and of such little value that their continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though a partial recovery may be effected in the future. When access to collateral, rather than the value of the collateral, is a problem, a less severe classification may be appropriate. However, Riverview Bank will not maintain an asset on the balance sheet if realizing its value would require long-term litigation or other lengthy recovery efforts. Losses are recorded in the period the asset becomes uncollectible.

        The following presents the credit quality indicators and total credit exposure for each segment in the loan portfolio by internally assigned grades as of March 31, 2013 and December 31, 2012:

		Commercial Real Estate
(In thousands)	Commercial	Non- Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial- Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Total
March 31, 2013:
1—Excellent	$102	$—	$—	$—	$—	$—	$—	$—	$102
2—Good	4,170	231	2,339	66	203	—	51	—	7,060
3—Satisfactory	19,103	61,446	43,320	17,155	13,224	37,250	11,098	2,257	204,853
4—Watch	646	250	3,271	7,570	613	17	771	—	13,138
5—Special Mention	949	3,764	585	1,340	435	162	367	—	7,602
6—Substandard	898	467	887	1,190	—	1,976	545	1	5,964
7—Doubtful	—	—	—	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—	—	—	—

Total	$25,868	$66,158	$50,402	$27,321	$14,475	$39,405	$12,823	$2,258	$238,719

December 31, 2012:
1—Excellent	$161	$—	$—	$—	$—	$—	$—	$—	$161
2—Good	3,768	239	2,392	68	212	—	59	—	6,738
3—Satisfactory	16,980	61,779	43,353	17,062	11,290	39,313	11,061	2,295	203,133
4—Watch	652	250	3,279	8,218	653	17	771	—	13,840
5—Special Mention	954	3,779	590	1,349	468	164	368	—	7,672
6—Substandard	908	647	1,012	1,188	—	1,993	553	3	6,304
7—Doubtful	—	—	—	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—	—	—	—

Total	$23,423	$66,694	$50,626	$27,885	$12,623	$41,487	$12,812	$2,298	$237,848

        The adequacy of the allowance is analyzed quarterly, with any adjustment to the level deemed appropriate by credit administration management, based upon its risk assessment of the entire portfolio. Based upon credit administration's review of the classified loans and the overall allowance levels as they relate to the entire loan portfolio at March 31, 2013, management believes the allowance

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

for loan losses has been established at levels sufficient to cover the probable incurred losses in the loan portfolio.

Note 6—Stock Option Plan

        In January 2009 Riverview implemented a nonqualified stock option plan. The purpose of the 2009 Stock Option Plan was to advance the development, growth and financial condition of Riverview by providing incentives through participation in the appreciation of the common stock of Riverview to secure, retain and motivate its directors, officers and key employees and to align such person's interests with those of Riverview's shareholders. Originally, shares of Riverview's common stock that may be issued or transferred under this plan could not exceed, in the aggregate, 170,000 shares at an exercise price of $10.60 per share. On January 4, 2012, the 2009 Stock Option Plan was amended and restated to increase the number of shares of common stock that may be issued under the Plan through grants of nonqualified stock options. The amendment increased the number of shares available under the Plan, in the aggregate, to 220,000 shares from 170,000 shares that were originally documented in the Plan. The vesting schedule for all options is a seven year cliff, which means that the options are 100% vested in the seventh year following the grant date and the expiration date is ten years following the grant date. As of March 31, 2013, there were 5,750 option grants fully vested or exercisable as a result of the passing of one of the directors of Riverview Bank in 2011. The Plan states that upon the date of death of a participant, all awards granted, pursuant to the agreement, for that participant shall become fully vested and remain exercisable for the option grant's remaining term.

        Information pertaining to options outstanding at March 31, 2013 is as follows:

	Options Outstanding			Options Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$10.35 - $10.60	179,250	7 years	$10.58	5,750	$10.60	7 years

        Riverview accounts for these options in accordance with generally accepted accounting principles related to Share Based Payments, which requires that the fair value of the equity awards be recognized as compensation expense over the period during which the employee is required to provide service in exchange for such an award. Riverview is amortizing compensation expense over the vesting period, or seven years. Total compensation expense relating to the options that has been recognized is $123,000, out of which $11,000 was recorded during the first three months of 2013. The remaining unrecognized compensation expense as of March 31, 2013 is $149,000.

        During the first quarter of 2013, no options were granted and no options were exercised.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 7—Financial Instruments with Off Balance Sheet Risk

        In the ordinary course of business, Riverview Bank is party to financial instruments with off balance sheet risk to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit, typically residential mortgage loans and commercial loans and, to a lesser extent, letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        Riverview Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Riverview Bank uses the same credit policies in making such commitments and conditional obligations as it does for on balance sheet instruments. Riverview Bank does not anticipate any material losses from those commitments.

        Riverview Bank's exposure to credit loss for loan commitments (unfunded loans and unused lines of credit, including home equity lines of credit) and standby and performance letters of credit was as follows for the periods indicated:

	Contract or Notional Amount
	March 31, 2013	December 31, 2012
	(In thousands)
Commitments to grant loans	$11,944	$13,262
Unfunded commitments of existing loans	22,054	21,396
Standby and performance letters of credit	1,899	1,749

	$35,897	$36,407

Note 8—Regulatory Matters and Shareholders' Equity

        Riverview Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on Riverview's consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, Riverview Bank must meet specific capital guidelines involving quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Riverview Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to average total assets (as defined). Management believes that as of March 31, 2013 Riverview Bank meets all the capital adequacy requirements to which it is subject.

        As of March 31, 2013 Riverview Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized Riverview Bank will

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Regulatory Matters and Shareholders' Equity (Continued)

have to maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since year end that management believes have changed Riverview Bank's capital category.

        The Federal Reserve Board approved a final rule in 2006 that expands the definition of a small bank holding company ("BHC") under the Board's Small Bank Holding Company Policy Statement and the Board's risk-based and leverage capital guidelines for bank holding companies. Based on the ruling, Riverview meets the eligibility criteria of a small BHC and is exempt from regulatory requirements administered by the federal banking agencies.

        Riverview Bank's actual capital ratios at March 31, 2013 and December 31, 2012 are summarized below along with the minimum ratios required for capital adequacy purposes and the ratios required to be considered as well capitalized under the prompt corrective action provisions.

	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollars in thousands)
As of March 31, 2013:
Total risk-based capital (to risk-weighted assets)	$28,336	12.3%	≥$	18,489	≥8.0%	≥$	23,111	≥10.0%
Tier 1 capital (to risk-weighted assets)	25,437	11.0		≥9,244	≥4.0		≥13,867	≥6.0
Tier 1 capital (to average total assets)	25,437	8.2		>12,378	>4.0		≥15,472	≥5.0
As of December 31, 2012:
Total risk-based capital (to risk-weighted assets)	$28,064	12.1%	≥$	18,537	≥8.0%	≥$	23,171	≥10.0%
Tier 1 capital (to risk-weighted assets)	25,157	10.9		≥9,268	≥4.0		≥13,903	≥6.0
Tier 1 capital (to average total assets)	25,157	8.1		>12,403	>4.0		≥15,503	≥5.0

        Certain restrictions exist regarding the ability of Riverview Bank to transfer funds to Riverview in the form of cash dividends, loans or advances. Regulatory approval is required if the total of all dividends declared by a state-chartered bank in any calendar year exceeds net profits (as defined) for that year combined with the retained net profits for the two preceding years. At March 31, 2013, $1,387,000 of undistributed earnings of Riverview Bank, included in consolidated shareholders' equity, was available for distribution to Riverview as dividends without prior regulatory approval.

Note 9—Fair Value Measurements and Fair Values of Financial Instruments

        Management uses its best judgment in estimating the fair value of Riverview's financial instruments. However, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts Riverview could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 9—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

        The Fair Value Measurements standard under generally accepted accounting principles defines fair value, describes a framework for measuring fair value and requires disclosures about fair value measurements by establishing a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different hierarchy, the classification is based on the lowest level input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are traded and the reliability and transparency of the assumptions used to determine fair value,

        The three levels of the fair value hierarchy under this standard are defined as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

        For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2013 are as follows:

Description	Balance	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs
	(In thousands)
March 31, 2013:
State and municipal	$22,688	$—	$22,688	$—
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	11,724	—	11,724	—

Securities available-for- sale	$33,412	$—	$34,412	$—

        Certain financial assets are measured at fair value on a nonrecurring basis in accordance with accounting principles generally accepted in the United States of America. Adjustments to the fair value of these assets usually results from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 9—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        For financial assets measured at estimated fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2013 are as follows:

	Level 1	Level 2	Level 3	Total	Total Gains/ Losses
	(In thousands)
March 31, 2013:
Loans held for sale	$—	$753	$—	$753	$—
Other real estate owned	—	1,843	—	1,843	(75)
Impaired loans, net of related allowance	—	647	—	647	—

Total	$—	$3,243	$—	$3,243	$(75)

        The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs have been used to determine fair value (in thousands):

March 31, 2013	Fair Value Estimate	Valuation Technique	Unobservable Input	Range
Impaired loans	$—	Appraisal of collateral(1)	Appraisal and liquidation adjustments(2)	0 - (20)%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral. When an appraisal is older than two years the asset is categorized as a Level 3.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

        The following information should not be interpreted as an estimate of the fair value of Riverview since a fair value calculation is only provided for a limited portion of Riverview's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between Riverview's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of Riverview's financial instruments at March 31, 2013 and December 31, 2012:

Cash and cash equivalents (carried at cost):

        The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Interest-bearing time deposit (carried at cost):

        Fair values for fixed-rate time certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 9—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

of aggregated expected monthly maturities on time deposits. Riverview generally purchases amounts below the insured limit, thus limiting the amount of credit risk on these time deposits.

Securities:

        The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices. For certain securities which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence (Level 3). In the absence of such evidence, management's best estimate is used. Management's best estimate consists of both internal and external support on certain Level 3 investments. Internal cash flow models using a present value formula that include assumptions market participants would use along with indicative exit pricing obtained from broker/dealers (where available) are used to support fair values of certain Level 3 investments, if applicable.

Mortgage loans held for sale (carried at lower of cost or fair value):

        The fair value of mortgages held for sale is determined, when possible, using quoted secondary market prices. If no such quoted prices exist, the fair value of the loan is determined using quoted market prices for a similar loan or loans, adjusted for the specific attributes of that loan.

Loans (carried at cost):

        The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturities or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired loans (generally carried at fair value):

        Impaired loans are those that are accounted for under the standard regarding Accounting by Creditors for Impairment of a Loan, in which Riverview has measured impairment generally based on the fair value of the loan's collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 2 fair values, based upon the lowest level of input that is significant to the fair value measurements. At March 31, 2013, the fair value consists of the loan balances of $1,092,000, net of a valuation allowance of $445,000.

Restricted investment in Bank stocks (carried at cost):

        The carrying amount of restricted investment in Bank stock approximates fair value, and considers the limited marketability of such securities.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 9—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

Accrued interest receivable and payable (carried at cost):

        The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit liabilities (carried at cost):

        The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings (carried at cost):

        The carrying amounts of short-term borrowings approximate their fair values.

Long-term borrowings (carried at cost):

        Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. The prices were obtained from an active market and represent a fair value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-balance sheet financial instruments (disclosed at cost):

        Fair values for Riverview's off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties' credit standing.

RIVERVIEW FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 9—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        The estimated fair values of Riverview's financial instruments at March 31, 2013 and December 31, 2012 are presented in the following table:

	March 31, 2013		December 31, 2012
(In thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,147	$18,147	$15,952	$15,952
Interest-bearing time deposits	250	250	250	250
Investment securities	34,412	34,412	45,101	45,101
Mortgage loans held for sale	753	753	830	830
Loans, net	234,973	236,880	234,112	237,376
Accrued interest receivable	936	936	1,014	1,014
Restricted investments in bank stocks	1,229	1,229	1,429	1,429
Financial liabilities:
Deposits	272,697	270,715	269,445	272,079
Short-term borrowings	—	—	11,000	10,998
Long-term borrowings	9,550	10,092	9,550	10,138
Accrued interest payable	193	193	177	177
Off balance sheet financial instruments	—	—	—	—

Note 10—Commitments and Contingencies

        Riverview may be subject to numerous claims and lawsuits which arise primarily in the normal course of business. At March 31, 2013 there were no such claims or lawsuits which, in the opinion of management, would have a materially adverse effect on the financial position or results of operations of Riverview.

Note 11—Subsequent Events

        Generally accepted accounting principles establish general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. In preparing these consolidated financial statements, Riverview evaluated the events and transactions that occurred from the date of the financial statements through the date these financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Riverview Financial Corporation
Halifax, Pennsylvania

        We have audited the accompanying consolidated balance sheets of Riverview Financial Corporation and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the years then ended. Riverview Financial Corporation's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the corporation's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Riverview Financial Corporation and subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Chambersburg, Pennsylvania
March 14, 2013

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011
	(In thousands, except share data)
Assets
Cash and due from banks	$8,611	$7,474
Federal funds sold	1,567	1,283
Interest-bearing deposits	5,774	19,148

Cash and Cash Equivalents	15,952	27,905
Interest-bearing time deposits with banks	250	250
Investment securities available-for-sale	45,101	42,565
Mortgage loans held for sale	830	384
Loans, net of allowance for loan losses of $3,736 and $3,423	234,112	196,026
Premises and equipment	7,162	7,352
Accrued interest receivable	1,014	915
Restricted investments in bank stocks	1,429	1,597
Cash value of life insurance	6,706	5,891
Foreclosed assets	1,909	1,298
Goodwill	2,297	1,796
Intangible assets	547	111
Other assets	1,888	1,430

Total Assets	$319,197	$287,520

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$24,526	$22,430
Demand, interest-bearing	97,576	97,145
Savings and money market	48,342	32,297
Time	99,001	94,470

Total Deposits	269,445	246,342
Short-term borrowings	11,000	893
Long-term borrowings	9,550	12,178
Accrued interest payable	214	256
Other liabilities	2,251	1,445

Total Liabilities	292,460	261,114

Shareholders' Equity
Common stock, par value $0.50 per share; authorized 5,000,000 shares; issued 2012 and 2011—1,750,003 shares; outstanding 2012—1,716,316 shares; 2011—1,722,041 shares	875	875
Surplus	11,350	11,307
Retained earnings	14,217	13,490
Accumulated other comprehensive income	632	1,006
Treasury stock, at cost 2012—33,687 shares; 2011—27,962 shares	(337)	(272)

Total Shareholders' Equity	26,737	26,406

Total Liabilities and Shareholders' Equity	$319,197	$287,520

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

Consolidated Statements of Income

Years Ended December 31, 2012 and 2011

	2012	2011
	(In thousands, except per share data)
Interest and Dividend Income
Loans, including fees	$11,704	$10,837
Investment securities—taxable	571	944
Investment securities—tax exempt	716	622
Interest-bearing deposits	22	67
Dividends	4	20

Total Interest Income	13,017	12,490

Interest Expense
Deposits	2,818	3,370
Short-term borrowings	16	3
Long-term debt	346	308

Total Interest Expense	3,180	3,681

Net Interest Income	9,837	8,809
Provision for Loan Losses	1,140	946

Net Interest Income after Provision for Loan Losses	8,697	7,863

Noninterest Income
Service charges on deposit accounts	287	280
Other service charges and fees	363	357
Earnings on cash value of life insurance	271	405
Gain on sale of available-for-sale securities	770	274
Gain/(loss) on sale and valuation of other real estate owned	(118)	9
Loss on sale of other assets	(22)	—
Gain on sale of mortgage loans	799	258

Total Noninterest Income	2,350	1,583

Noninterest Expenses
Salaries and employee benefits	4,870	3,948
Occupancy expenses	926	794
Equipment expenses	511	465
Telecommunication and processing charges	655	601
Postage and office supplies	245	201
FDIC premium	256	285
Bank shares tax expense	255	246
Directors' compensation	287	249
Professional services	262	177
Other expenses	799	654

Total Noninterest Expenses	9,066	7,620

Income before Income Taxes	1,981	1,826
Applicable Federal Income Taxes	318	265

Net Income	$1,663	$1,561

Basic Earnings Per Share	$0.97	$0.90

Diluted Earnings Per Share	$0.97	$0.89

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
	2012	2011
	(In thousands)
Net income	$1,663	$1,561
Other comprehensive income (loss), net of tax:
Unrealized gains and losses on securities available for sale:
Net unrealized gains (losses) arising during the period, net of tax	(882)	854
Reclassification adjustment for gains (losses) included in net income, net of tax	508	181

Total other comprehensive income (loss), net of tax	(374)	1,035

Total comprehensive income	$1,289	$2,596

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2012 AND 2011

(In thousands, except per share data)	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Shareholders' Equity
Balance—January 1, 2011	$875	$11,280	$12,841	$(29)	$(40)	$24,927
Net income	—	—	1,561	—	—	1,561
Total other comprehensive income, net of tax	—	—	—	1,035	—	1,035
Compensation cost of option grants	—	27	—	—	—	27
Cash dividends, $0.525 per share	—	—	(912)	—	—	(912)
Repurchase common stock	—	—	—	—	(232)	(232)

Balance—December 31, 2011	875	11,307	13,490	1,006	(272)	26,406
Net income	—	—	1,663	—	—	1,663
Total other comprehensive loss, net of tax	—	—	—	(374)	—	(374)
Compensation cost of option grants	—	43	—	—	—	43
Cash dividends, $0.545 per share	—	—	(936)	—	—	(936)
Repurchase common stock	—	—	—	—	(65)	(65)

Balance—December 31, 2012	$875	$11,350	$14,217	$632	$(337)	$26,737

The accompanying notes are an integral part of these consolidated financial statements.

RIVERVIEW FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and 2011

	2012	2011
	(In thousands)
Cash Flows from Operating Activities
Net income	$1,663	$1,561
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	601	621
Provision for loan losses	1,140	946
Stock option compensation expense	43	27
Net amortization of premiums on securities available-for-sale	389	185
Net realized (gain) loss on sale of foreclosed real estate and other assets	140	(9)
Net realized gain on sale of securities available-for-sale	(770)	(274)
Amortization of intangible assets	27	39
Deferred income taxes	(105)	(234)
Proceeds from sale of mortgage loans	46,259	18,385
Net gain on sale of mortgage loans	(799)	(258)
Mortgage loans originated for sale	(45,906)	(18,189)
Earnings on cash value of life insurance	(246)	(235)
(Increase) decrease in accrued interest receivable and other assets	(259)	244
Increase in accrued interest payable and other liabilities	765	193

Net Cash Provided by Operating Activities	2,942	3,002

Cash Flows from Investing Activities
Net maturities of interest-bearing time deposits	—	100
Securities available-for-sale:
Proceeds from maturities, calls and principal repayments	7,385	8,371
Proceeds from sales	19,106	19,989
Purchases	(29,214)	(20,571)
Net decrease in restricted stock	168	714
Net increase in loans	(40,782)	(23,044)
Purchases of premises and equipment	(411)	(366)
Proceeds from sale of foreclosed assets	805	76
Capitalized business combination transaction costs	(501)	—
Acquisition of customer list intangible assets	(463)	—
Purchase of life insurance	(775)	—
Proceeds from life insurance	206	167

Net Cash (Used in) Investing Activities	(44,476)	(14,564)

Cash Flows from Financing Activities
Net increase in deposits	23,103	9,070
Net increase (decrease) in securities sold under agreements to repurchase	(893)	(75)
Increase in short-term borrowings	11,000	—
Proceeds from long-term borrowings	500	1,500
Repayment of long-term borrowings	(3,128)	—
Amortization of long-term borrowings	—	(5)
Purchase of treasury stock	(65)	(232)
Dividends paid	(936)	(912)

Net Cash Provided by Financing Activities	29,581	9,346

Net Decrease in Cash and Cash Equivalents	(11,953)	(2,216)
Cash and Cash Equivalents—Beginning	27,905	30,121

Cash and Cash Equivalents—Ending	$15,952	$27,905

Supplementary Cash Flows Information
Interest paid	$3,221	$3,735

Income taxes paid	$437	$375

Transfer of loans to foreclosed assets	$1,556	$1,135

The accompanying notes are an integral part of these consolidated financial statements.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

Note 1—Summary of Significant Accounting Policies

Nature of Operations

        Riverview Financial Corporation ("Riverview") and its wholly-owned bank subsidiary, Riverview Bank, provide loan, deposit and a full range of banking services to individuals, businesses and municipalities through two full service offices in Marysville and Duncannon, Perry County, Pennsylvania, one full service office in Enola, Cumberland County, Pennsylvania, three full service offices in Tower City, Cressona and Orwigsburg and one commercial office in Pottsville, Schuylkill County, Pennsylvania, three full service and one drive-up office in Halifax, Millersburg and Elizabethville, Dauphin County, Pennsylvania and one commercial office in Wyomissing, Berks County, Pennsylvania. Effective December 27, 2012, Riverview Bank purchased a wealth management company located in Orwigsburg, Schuylkill County, Pennsylvania that provides financial advisory, insurance and investment services relating to non-deposit type investment products. The company is a division of Riverview Bank. Riverview Bank competes with several other financial institutions within its geographic footprint to provide its services to individuals, businesses, municipalities and other organizations.

        Riverview Bank is a Pennsylvania chartered state bank. Riverview and Riverview Bank are subject to regulations of certain state and federal agencies. These regulatory agencies periodically examine Riverview and Riverview Bank for adherence to laws and regulations.

        The accounting and reporting policies followed by Riverview conform to generally accepted accounting principles and to general practices within the banking industry. The following paragraphs briefly describe the more significant accounting policies.

Principles of Consolidation and Basis of Accounting

        The accompanying consolidated financial statements include the accounts of Riverview Financial Corporation and its wholly-owned subsidiary, Riverview Bank and its operating divisions, Marysville Bank, Halifax Bank and the wealth management company. All significant intercompany accounts and transactions have been eliminated in consolidation. Riverview uses the accrual basis of accounting.

Use of Estimates

        These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") and predominant practices within the banking industry. The preparation of these consolidated financial statements requires Riverview to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Riverview evaluates estimates on an ongoing basis. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the potential impairment of goodwill, the valuation of deferred tax assets, the determination of other-than-temporary impairment on securities and the valuation of real estate acquired by foreclosure or in satisfaction of loans. The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains independent appraisals for significant collateral.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

        While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require Riverview Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash and Cash Equivalents

        For purposes of the statements of cash flows, cash and cash equivalents consist of cash and due from banks, federal funds sold and interest-bearing deposits in the Federal Reserve Bank and other banks. Generally, federal funds are purchased and sold for one day periods.

Investment Securities

        Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates the classifications as of each balance sheet date. At December 31, 2012 and 2011, all of Riverview's investment securities were classified as available-for-sale.

        Investment securities available-for-sale are those securities that Riverview intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, changes in the maturity mix of Riverview's assets and liabilities, liquidity needs, credit risk, regulatory considerations and other similar factors. Investment securities available-for-sale are reported at estimated fair value. Unrealized gains and losses are excluded from earnings but are reported as a separate component of stockholders' equity, net of deferred taxes. Any realized gains or losses, based on the amortized cost of specific securities sold, are included in current operations.

        The estimated fair values of Riverview's securities are affected by changes in interest rates and credit spreads. Riverview conducts a periodic review and evaluation of the securities portfolio to determine if any declines in fair values of securities are other-than-temporary. As a result of Riverview's adoption of accounting guidance under Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 330, Investments—Debt and Equity Securities on April 1, 2009, to determine if a decline in value is other-than-temporary, Riverview evaluates if it has the intent to sell these securities or if it is more likely than not that it would be required to sell the securities before the anticipated recovery. If such a decline were deemed to be other-than-temporary, Riverview would measure the total credit-related component of the unrealized loss, and recognize that portion of the loss as a charge to current period earnings. The remaining portion of the unrealized loss would be recognized as an adjustment to accumulated other comprehensive income. In general, as interest rates rise, the market value of the fixed-rate securities decreases and as interest rates fall, the market value of fixed-rate securities increases. To determine if a decline in value is other-than-temporary, Riverview evaluates if it has the intent to sell these securities if it is more likely than not that it would be required to sell the securities before the anticipated recovery.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

        Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline to determine whether the loss in value is other-than-temporary. The term "other-than-temporary" is not intended to indicate that the decline in value is permanent, but indicates that the prospects for a near-term recovery of value are not necessarily favorable, or that there is a lack of evidence to support realizable value equal to or greater than the carrying value of the investment.

        Premiums and discounts on securities are amortized and accreted to income using a method that approximates the interest method over the remaining period of contractual maturity, adjusted for anticipated prepayments. Dividend and interest income are recognized when earned.

Mortgage Loans Held for Sale

        Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. During 2009, Riverview Bank entered into an agreement with the Federal Home Loan Mortgage Corporation ("Freddie Mac") to sell loans servicing released. This was in addition to the agreement that Riverview Bank entered into in 2008 to sell loans servicing released under the Federal Home Loan Bank of Pittsburgh's ("FHLB") Mortgage Partnership Finance program ("MPF"). Premiums and discounts and origination fees and costs on loans held for sale are deferred and recognized as a component of the gain or loss on sale. Residential loan sales under the Freddie Mac and MPF programs have been made without recourse. Both programs require details of the residential loan in advance of the sale and both have the ability to perform post closing quality control reviews. If the results of these reviews discover any documentation errors, Freddie Mac and MPF can require Riverview Bank to repurchase the loan.

Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the principal amount outstanding, net of unearned income, deferred loan fees, and the allowance for loan losses. Interest is accrued on the principal balances outstanding and is credited to income as earned. Loan fees collected net of the costs of originating the loans are deferred and recognized as an adjustment to the yield over the contractual life of the related loan.

        The accrual of interest on loans in all loan segments (nonaccrual loans) is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is well secured and in the process of collection. When a loan is placed on nonaccrual status, all unpaid interest credited to income in the current calendar year is reversed and all unpaid interest accrued in prior calendar years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans are either applied against principal or reported as interest income according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

        An impaired loan is defined as a loan for which it is probable, based on current information, that the lender will not collect all amounts due under the contractual terms of the loan agreement.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Impaired loans are individually assessed to determine that each loan's carrying value is not in excess of the fair value of the related collateral or the present value of the expected future cash flows.

Allowance for Loan Losses

        Riverview Bank maintains an allowance for loan losses, which is intended to absorb probable known and inherent losses in the outstanding loan portfolio. The allowance for loan losses is reduced by actual credit losses and is increased by the provision for loan losses and recoveries of previous losses. The provisions for loan losses are charged to earnings to bring the total allowance for loan losses to a level considered necessary and adequate by management.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loan portfolio in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as substandard or doubtful and deemed to be impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for qualitative factors. Management determines the unallocated portion, which represents the difference between the reported allowance for loan losses and the calculated allowance for loan losses, based generally on the following criteria:

  •
  risk of imprecision in the specific and general reserve allocations;

  •
  other potential exposure in the loan portfolio, including covering the risks in the growing book of loans in the Schuylkill and Berks County regions;

  •
  variances in management's assessment of national and local economic conditions; and

  •
  other internal or external factors that management believes are appropriate at the time.

        A loan is considered impaired when, based on current information and events, it is probable that Riverview will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Riverview does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

        In determining the allowance for loan losses, Riverview Bank identifies separate pools with higher loss factors to segregate unimpaired criticized and classified loans from all other unimpaired loans. This more clearly details the risk inherent in the portfolio by refining the pools of assets with similar characteristics.

Premises and Equipment

        Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated principally using the straight-line method for financial reporting and the straight-line and accelerated methods for income tax purposes. When property is retired or disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations. Major additions or replacements are capitalized, while repairs and maintenance are charged to expense as incurred. Interest costs incurred during construction of bank premises are capitalized unless they are determined to be insignificant.

Accrued Interest

        Accrued interest is interest that has accumulated over a period of time and has been recognized even though the obligation to receive or pay has not occurred. Accrued interest can either be income, such as the receipt of interest from loans or securities, or it can be an expense, such as the payment of interest on deposits and borrowings.

Restricted Investments in Bank Stocks

        Restricted bank stock represents required investments in the common stock of correspondent banks consisting of the Federal Home Loan Bank of Pittsburgh (FHLB) and Atlantic Central Bankers Bank at December 31, 2012 and 2011. Since these stocks are not actively traded and therefore have no readily determinable market value, they are carried at cost.

        In December 2008, the FHLB notified member banks that it was suspending the repurchase of capital stock and dividend payments to preserve capital. Beginning in the fourth quarter of 2010 the FHLB announced its decision to repurchase excess capital stock and has continued to do so on a quarterly basis through the end of 2012. Since then Riverview Bank has received $616,000 representing the repurchase of 6,157 shares from the FHLB, of which $168,000 was received in 2012. In early 2012 the FHLB announced the payment of a dividend to its member banks at an annualized rate of 0.10% based on Riverview Bank's average FHLB stock holding for the fourth quarter of 2011. During 2012 Riverview Bank received from the FHLB four quarters of dividends totaling $2,599 where the dividend for the last quarter of 2012 was increased to 43 basis points annualized.

        Management evaluates restricted stock for impairment in accordance with the accounting standard relating to Accounting by Certain Entities (Including Entities With Trade Receivables) That Lend to or

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Finance the Activities of Others. Management's determination of whether these investments are impaired is based on its assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value.

        Management believes no impairment charge is necessary related to the restricted stock as of December 31, 2012.

Transfers of Financial Assets

        Transfers of financial assets, including loans and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Cash Value of Life Insurance
        Riverview invests in bank owned life insurance ("BOLI") as a source of funding employee benefit expenses. BOLI involves the purchase of life insurance by Riverview on a chosen group of directors and select management of Riverview Bank. Riverview is the owner and beneficiary of the policies. The life insurance investment is carried at the cash surrender value of the underlying policies. These amounts are immediately available to Riverview upon surrender of the policies. Income generated from the increase in the cash surrender value of the policies is included in other income on the income statement.

Foreclosed Assets

        Real estate and other foreclosed assets acquired in settlement of loans are carried at the lower of cost or fair value of the property less estimated cost to sell at the date of acquisition. Subsequent to acquisition, foreclosed assets are carried at the lower of cost or estimated fair value of the property less selling costs. Any write-down, at or prior to the dates the assets are foreclosed, is charged to the allowance for loan losses. Subsequent write-downs and any gains or losses resulting from the sale of foreclosed assets are recorded in other income. Expenses incurred in connection with holding such assets are reported in other expenses.

Goodwill

        Goodwill represents the excess of the cost of an acquisition over the fair value of the tangible and identifiable intangible assets acquired. As a result of the adoption of the accounting standard relating to Goodwill and Other Intangible Assets, business acquisition goodwill is no longer amortized into the income statement over an estimated life, but rather is tested at least annually for impairment. Based upon the goodwill analysis performed by an independent third party, there was no goodwill impairment for the 2012 year end.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Intangible Assets

        Intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights. Riverview's intangible assets consist of a core deposit intangible, which has a finite life and is amortized over its estimated useful life. Mortgage servicing rights are included in intangible assets where Riverview Bank recognized a servicing fee at the time of the sale for the right to service mortgages and other loans sold. The servicing asset is amortized as an expense over the life of the loan for which Riverview Bank retains the servicing rights. A customer list intangible is also included in intangible assets as a result of the purchase of the wealth management company. This intangible is amortized as an expense over ten years using the sum of the years' amortization method. Intangible assets are also subject to impairment testing when an indication of impairment exists.

Federal Income Taxes

        The provision for income taxes is based on income as reported in the financial statements. Certain items of income and expense are recognized in different periods for financial reporting purposes than for federal income tax purposes. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between book and tax basis of the various balance sheet assets and liabilities given current recognition to changes in tax rates and laws. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for applicable income taxes.

Treasury Stock

        Repurchases of common stock are recorded as treasury stock at cost.

Advertising

        Advertising costs are expensed as incurred and totaled $92,000 and $41,000 for the years ending December 31, 2012 and 2011, respectively.

Earnings Per Common Share

        Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. For diluted earnings per share, net income is divided by the weighted average number of shares outstanding plus the incremental number of shares added as a result of converting common stock equivalents. Riverview's common stock equivalents consist of outstanding common stock options, which amounted to 179,250 options as of the 2012 year end and 170,000 options as of the 2011 year end. There was intrinsic value associated with 15,000 stock options out of the 179,250 total outstanding stock options at December 31, 2012 because the exercise price for these particular options was lower than the trading price of the stock. At December 31, 2011, there was intrinsic value associated with all of the 170,000 options that were outstanding.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

        The following table presents the amounts used in computing earnings per share for the years ended December 31, 2012 and 2011.

	Income Numerator	Common Shares Denominator	EPS
	(In thousands, except share data)
2012:
Basic EPS	$1,663	1,719,498	$0.97
Dilutive effect of potential common stock options	—	3,616	—

Diluted EPS	$1,663	1,723,114	$0.97

2011:
Basic EPS	$1,561	1,741,785	$0.90
Dilutive effect of potential common stock options	—	2,796	—

Diluted EPS	$1,561	1,744,581	$0.89

Off Balance Sheet Financial Instruments

        In the ordinary course of business, Riverview has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Segment Reporting

        Riverview operates in a single business segment consisting of traditional banking activities.

Comprehensive Income

        Comprehensive income is divided into net income and other comprehensive income. For Riverview, the sole component of other comprehensive income is unrealized gains and losses on securities available for sale. Comprehensive income is presented in the Statements of Comprehensive Income.

Reclassifications

        For purposes of comparability, certain prior period amounts may have been reclassified to conform with the 2012 presentation. Such reclassifications had no impact on net income.

New Accounting Standards

        In February 2013, the Financial Accounting Standards Board ("FASB") issued ASU 2013-03 to clarify the scope and applicability of a particular disclosure to nonpublic entities that resulted from the issuance of Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs. The amendment clarifies that the requirement to disclose "the level of the fair value hierarchy within which the fair value measurements are categories in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position but for which fair value is disclosed. The amendment was effective upon issuance.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

Riverview has adopted this amendment within the December 31, 2012 financial statements and has not included the level of the fair value hierarchy for financial instruments as originally required by Accounting Standards Update 2011-04.

        In February 2013, the Financial Accounting Standards Board ("FASB") issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires disclosure of the effects of reclassifications out of accumulated other comprehensive income ("AOCI") on net income line items only for those items that are reported in their entirety in net income in the period of reclassification. For AOCI reclassification items that are not reclassified in their entirety into net income, a cross reference to other required U.S. GAAP disclosures is required. This guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2012, and is not expected to have a significant impact on Riverview's consolidated financial statements.

        Effective March 31, 2012, Riverview adopted guidance regarding the presentation of comprehensive income. In June 2011, the FASB issued guidance providing an entity with the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both options, the entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for comprehensive income, and a total amount for comprehensive income. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. As originally issued, ASU 2011-05 requires entities to present reclassification adjustments out of accumulated other comprehensive income by component in the statement in which net income is presented and the statement in which other comprehensive income is presented (for both interim and annual financial statements). This requirement was deferred by ASU 2011-12—Comprehensive Income (Topic 220)—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards. ASU No. 2011-05 is effective for all interim and annual periods beginning on or after December 15, 2011 with early adoption permitted, and must be applied retrospectively. Riverview has presented comprehensive income in a separate consolidated statement of comprehensive income for the twelve months ended December 31, 2012 and 2011.

        In May 2011, the FASB issued ASU 2011-04 Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU amends FASB ASC Topic 820, Fair Value Measurements, to bring U.S. GAAP for fair value measurements in line with International Accounting Standards. The ASU clarifies existing guidance for items such as: application of the highest and best use concept to non-financial assets and liabilities; the application of fair value measurement to financial instruments classified in a reporting entity's stockholders' equity; and disclosure requirements regarding quantitative information about unobservable inputs used in the fair value measurements of level 3 assets. The ASU also creates an exception to Topic 820 for entities which carry financial instruments within a portfolio or group, under which the entity is now permitted to base the price used for fair valuation upon a price that would be received to sell the net asset position or transfer a net liability position in an orderly transaction. The ASU also allows for the application of premiums and discounts in a fair value measurement if the financial instrument is categorized in level 2 or 3 of the fair value hierarchy. Lastly, the ASU contains new disclosure requirements regarding fair value amounts categorized as level 3 in the fair value hierarchy such as:

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 1—Summary of Significant Accounting Policies (Continued)

disclosure of the valuation process used; effects of and relationships between unobservable inputs; usage of nonfinancial assets for purposes other than their highest and best use when that is the basis of the disclosed fair value; and categorization by level of items disclosed at fair value, but not measured at fair value for financial statement purposes. This ASU was effective for Riverview for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on Riverview's consolidated financial statements.

        In April 2011, the FASB issued ASU 2011-03, Transfers and Servicing (Topic 860)—Reconsideration of Effective Control for Repurchase Agreements. Under the amended guidance, a transferor maintains effective control over transferred financial assets if there is an agreement that both entitles and obligates the transferor to repurchase the financial assets before maturity. In addition, the following requirements must be met: (a) the financial assets to be repurchased or redeemed is the same or substantially the same as those transferred, (b) the agreement is to repurchase or redeem the transferred financial asset before maturity at a fixed or determinable price, and (c) the agreement is entered into contemporaneously with, or in contemplation of the transfer. This guidance is effective prospectively for transactions, or modification of existing transactions, that occur on or after the first interim or annual period beginning on or after December 15, 2011. The adoption of this guidance did not have a material impact on Riverview's consolidated financial statements.

Note 2—Restriction on Cash and Due from Banks

        Riverview Bank is required to maintain average reserve balances in cash or on deposit with the Federal Reserve Bank. The required reserve at December 31, 2012 and 2011 approximated $6,610,000 and $6,958,000, respectively. In addition, Riverview Bank's other correspondents may require average compensating balances as part of their agreements to provide services.

Note 3—Investment Securities Available-for-Sale

        The amortized cost and estimated fair values of investment securities available-for-sale are reflected in the following schedules at December 31, 2012 and 2011:

	2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
U.S. Government agencies	$3,500	$6	$—	$3,506
State and municipal	22,252	665	64	22,853
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	12,837	169	—	13,006
Collateralized mortgage obligations (CMOs)	5,555	181	—	5,736

	$44,144	$1,021	$64	$45,101

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 3—Investment Securities Available-for-Sale (Continued)

	2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
State and municipal	$16,426	$677	$—	$17,103
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	17,169	657	—	17,826
Collateralized mortgage obligations (CMOs)	7,446	212	22	7,636

	$41,041	$1,546	$22	$42,565

        The amortized cost and fair value of debt securities available-for-sale at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	9,381	9,673
Due after ten years	16,371	16,686

	25,752	26,359

Mortgage-backed securities	12,837	13,006
CMOs	5,555	5,736

	18,392	18,742

	$44,144	$45,101

        Securities with an amortized cost of $30,949,000 and $24,577,000 and a fair value of $31,797,000 and $25,510,000 at December 31, 2012 and 2011, respectively, were pledged as collateral for public deposits and for other purposes as required or permitted by law.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 3—Investment Securities Available-for-Sale (Continued)

        Information pertaining to securities with gross unrealized losses at December 31, 2012 and 2011 aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
December 31, 2012:
Available-for-sale:
State and municipal	$5,053	$64	$—	$—	$5,053	$64

	$5,053	$64	$—	$—	$5,053	$64

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
December 31, 2011:
Available-for-sale:
CMOs	$3,079	$22	$—	$—	$3,079	$22

	$3,079	$22	$—	$—	$3,079	$22

        Management evaluates securities for other-than-temporary impairment, at least on a quarterly basis. It is management's intent to hold all investments until maturity unless market, economic, credit quality or specific investment concerns warrant a sale of securities. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the credit quality or financial condition and near-term prospects of the issuer, and (3) the intent and ability of the corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

        At December 31, 2012, twelve state and municipal securities had unrealized losses as compared with two CMO securities at December 31, 2011. Management believes the unrealized losses relate to changes in interest rates since the individual securities were purchased as opposed to underlying credit issues. As management does not intend to sell any debt securities, and it is more likely than not that management will not be required to sell any debt securities before the cost bases are recovered, no declines are deemed to be other-than-temporary.

        As part of its strategy to manage interest rate risk and prepayment risk inherent within the investment portfolio, Riverview Bank sold ten available-for-sale mortgage-backed securities and two available-for-sale state and municipal securities during 2012 totaling $18,336,000 as compared with 2011 when it sold ten available-for-sale mortgage-backed securities totaling $19,989,000. On a year to date basis, gross realized gains for 2012 amounted to $770,000 and gross realized losses were zero, resulting in a $770,000 net gain from the sale. This compares with 2011 where gross realized gains amounted to $274,000 and gross realized losses were zero, resulting in a $274,000 net gain from the sale. Riverview Bank reinvested the proceeds from the sale by purchasing fixed rate mortgage-backed securities, callable agencies and state and municipal securities which not only provide interest income but also allowed Riverview Bank to better manage the cash flow generated from the portfolio.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses

        The loan portfolio comprises the major component of Riverview's earning assets and is the highest yielding asset category. Loans receivable are summarized as follows for the periods presented:

(Dollars in thousands)	2012	2011
Commercial, financial, agricultural	$23,321	$17,357
Real Estate:
Construction	19,026	17,673
Mortgage	96,345	94,961
Commercial	97,061	67,269
Consumer installment	1,651	1,787

Total loans	237,404	199,047
Deferred loan fees	444	402

Total loans, net of fees	237,848	199,449
Allowance for loan losses	(3,736)	(3,423)

Total loans, net	$234,112	$196,026

        Riverview Bank takes a balanced approach to its lending activities and manages risk associated with its loan portfolio by maintaining diversification within the portfolio, consistently applying prudent underwriting standards, ongoing monitoring efforts with attention to portfolio dynamics and mix, and procedures that are consistently applied and updated on an annual basis. Riverview contracts an independent third party each year to conduct a credit review of the loan portfolio to provide an independent assessment of asset quality through an evaluation of the established underwriting criteria used in originating credits. Separately, every loan booked and loan turndown undergoes an audit review for conformity with established policies and compliance with current regulatory lending laws. Riverview has not lessened its loan underwriting criteria during this time, and management believes its standards continue to remain conservative. All of Riverview's loans are to domestic borrowers.

        Riverview Bank's management monitors the loan portfolio on a regular basis with consideration given to detailed analysis of loans by portfolio segment. Portfolio segments represent pools of loans with similar risk characteristics. There are eight portfolio segments—commercial loans; non-owner occupied commercial real estate loans; owner occupied commercial real estate loans; one-to-four family investment property loans; commercial land/land development/construction loans; residential real estate loans; home equity lines of credit; and consumer loans. For the purpose of estimating the allowance for loan losses, each of the segments for commercial loans, non-owner occupied commercial real estate loans, owner occupied commercial real estate loans, one-to-four family investment property loans, and commercial land/land development/construction loans have sub-segments for loan participations bought and loans generated by the branches and commercial offices in Schuylkill and Berks counties, which are newly marketed areas adjacent to Riverview Bank's original geographic footprint.

        The loans in these sub-segments have risk characteristics that differ from the general segments and merit separate analysis in order to afford additional granularity and accuracy in management's estimate for the allowance for loan losses. Internal policy requires that the Chief Credit Officer report to the Board of Directors on a quarterly basis to discuss the status of the loan portfolio and any related credit quality issues. These reports include but are not limited to information on past due and nonaccrual loans, impaired loans, the allowance for loan losses, changes in the allowance for loan losses, credit quality indicators and foreclosed assets.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        Riverview Bank, in the ordinary course of business, has loan, deposit and other routine transactions with its executive officers, directors and entities in which they have principal ownership. Loans are made to such related parties at substantially the same terms as other borrowers and do not represent more than the usual risk of collection.

        Activity for these related party loans was as follows for the year ended December 31, 2012 (in thousands):

Balance—January 1	$5,163
Advances	1,038
Payments	(1,542)

Balance—December 31	$4,659

Past Due Loans and Nonaccrual Loans

        Loans are considered to be past due when they are not paid in accordance with contractual terms. Past due loans are monitored by portfolio segment and by severity of delinquency—30-59 days past due; 60-89 days past due; and 90 days and greater past due. The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it can be documented that it is well secured and in the process of collection. When a loan is placed on nonaccrual status, all unpaid interest credited to income in the current calendar year is reversed and all unpaid interest accrued in prior calendar years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans are either applied against principal or reported as interest income according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following table presents an aging of loans receivable by loan portfolio segments as of December 31, 2012 and December 31, 2011, and includes nonaccrual loans and loans past due 90 days or more and still accruing:

(In thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total	Recorded Investment Greater Than 90 Days & Accruing
December 31, 2012:
Commercial	$58	$—	$—	$58	$23,365	$23,423	$—
Commercial real estate:
Non-owner occupied	—	—	386	386	66,308	66,694	—
Owner occupied	237	—	119	356	50,270	50,626	—
1 - 4 family investment	99	83	306	488	27,397	27,885	—
Commercial land and land development	16	—	—	16	12,607	12,623	—
Residential real estate	730	926	1,404	3,060	38,427	41,487	231
Home equity lines of credit	—	—	479	479	12,333	12,812	—
Consumer	58	1	—	59	2,239	2,298	—

Total	$1,198	$1,010	$2,694	$4,902	$232,946	$237,848	$231

December 31, 2011:
Commercial	$607	$300	$322	$1,229	$16,229	$17,458	$—
Commercial real estate:
Non-owner occupied	—	—	2,282	2,282	42,682	44,964	702
Owner occupied	98	554	1,181	1,833	36,898	38,731	117
1 - 4 family investment	68	71	41	180	27,807	27,987	—
Commercial land and land development	60	220	—	280	11,191	11,471	—
Residential real estate	817	—	1,354	2,171	42,864	45,035	254
Home equity lines of credit	—	—	424	424	10,810	11,234	—
Consumer	41	41	—	82	2,487	2,569	—

Total	$1,691	$1,186	$5,604	$8,481	$190,968	$199,449	$1,073

        Included within the loan portfolio are loans in which Riverview Bank discontinued the accrual of interest due to the deterioration in the financial condition of the borrower. Such loans approximated $3,863,000 and $4,709,000 at December 31, 2012 and December 31, 2011, respectively. If the nonaccrual loans had performed in accordance with their original terms, interest income would have increased by $236,000 for the twelve months ended December 31, 2012 and $216,000 for the twelve months ended December 31, 2011, respectively.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following presents loans by loan portfolio segments that were on a nonaccrual status as of December 31, 2012 and December 31, 2011:

(In thousands)	December 31, 2012	December 31, 2011
Commercial	$190	$322
Commercial real estate:
Non-owner occupied	1,159	1,580
Owner occupied	399	1,063
1 - 4 family investment	389	40
Commercial land and land development	—	—
Residential real estate	1,173	1,199
Home equity lines of credit	553	505

Total	$3,863	$4,709

Impaired Loans

        A loan is considered impaired when, based on current information and events, it is probable that Riverview Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Riverview Bank further identifies all loans in nonaccrual status and troubled debt restructured loans as impaired loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. Accordingly, Riverview Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless the loans are the subject of a restructuring agreement. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. When the measure of an impaired loan results in a realizable value that is less than the recorded investment in the loan, the difference is recorded as a specific valuation allowance against that loan and Riverview Bank then makes the appropriate adjustment to the allowance for loan losses.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following presents impaired loans by loan portfolio segments as of December 31, 2012 and December 31, 2011:

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
December 31, 2012:
Loans with no related allowance recorded:
Commercial	$731	$731	—	$747	$34
Commercial real estate:
Non-owner occupied	3,082	3,082	—	3,441	61
Owner occupied	991	991	—	1,059	36
1 - 4 family investment	1,073	1,073	—	1,084	35
Commercial land and land development	—	—	—	—	—
Residential real estate	1,207	1,207	—	1,244	19
Home equity lines of credit	853	853	—	865	12
Consumer	3	3	—	6	—
Loans with an allowance recorded:
Commercial	177	177	2	191	—
Commercial real estate:
Non-owner occupied	—	—	—	—	—
Owner occupied	—	—	—	—	—
1 - 4 family investment	343	343	148	350	9
Commercial land and land development	—	—	—	—	—
Residential real estate	518	518	216	541	11
Home equity lines of credit	—	—	—	—	—
Consumer	—	—	—	—	—
Total
Commercial	908	908	2	938	34
Commercial real estate:
Non-owner occupied	3,082	3,082	—	3,441	61
Owner occupied	991	991	—	1,059	36
1 - 4 family investment	1,416	1,416	148	1,434	44
Commercial land and land development	—	—	—	—	—
Residential real estate	1,725	1,725	216	1,785	30
Home equity lines of credit	853	853	—	865	12
Consumer	3	3	—	6	—

	$8,978	$8,978	$366	$9,528	$217

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
December 31, 2011:
Loans with no related allowance recorded:
Commercial	$35	$35	$—	$77	$1
Commercial real estate:
Non-owner occupied	3,213	3,213	—	2,919	63
Owner occupied	591	591	—	593	1
1 - 4 family investment	460	460	—	460	22
Commercial land and land development	—	—	—	—	—
Residential real estate	1,351	1,351	—	1,360	59
Home equity lines of credit	805	805	—	811	16
Consumer	10	10	—	13	1
Loans with an allowance recorded:
Commercial	1,047	1,047	248	1,122	61
Commercial real estate:
Non-owner occupied	—	—	—	—	—
Owner occupied	473	473	126	473	—
1 - 4 family investment	124	124	2	124	6
Commercial land and land development	—	—	—	—	—
Residential real estate	684	684	286	689	16
Home equity lines of credit	—	—	—	—	—
Consumer	—	—	—	—	—
Total
Commercial	1,082	1,082	248	1,199	62
Commercial real estate:
Non-owner occupied	3,213	3,213	—	2,919	63
Owner occupied	1,064	1,064	126	1,066	1
1 - 4 family investment	584	584	2	584	28
Commercial land and land development	—	—	—	—	—
Residential real estate	2,035	2,035	286	2,049	75
Home equity lines of credit	805	805	—	811	16
Consumer	10	10	—	13	1

	$8,793	$8,793	$662	$8,641	$246

        The recorded investment in impaired loans increased by $185,000 at December 31, 2012 since December 31, 2011. This increase is attributable primarily to two unrelated commercial loan relationships that were identified as impaired in the latter part of the first quarter of 2012, one unrelated commercial loan relationship and one unrelated residential real estate loans that was identified as impaired in the second quarter of 2012, one unrelated commercial loan relationship that was identified as impaired in the third quarter of 2012, and one unrelated commercial loan relationship that was identified as impaired in the fourth quarter of 2012. Each of these loans was measured for impairment and additions were made to the allowance for loan losses based on the measurement and as deemed appropriate by management.

        Impaired loans also include all loans modified and identified as troubled debt restructurings ("TDR"). A loan is deemed to be a TDR when Riverview Bank agrees to a modification in terms of a loan resulting in a concession made by Riverview Bank in an effort to mitigate potential loss arising

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

from a borrower's financial difficulty. As of December 31, 2012 there were 18 restructured loans totaling $7,065,000 to ten separate and unrelated borrowers who were experiencing financial difficulty. The modifications on these loans included reductions in interest rates, extension of maturity dates, lengthening of amortization schedules and provisions for interest only payments. There are no commitments to extend additional funds to any of these borrowers.

        The following table presents the number of loans and recorded investment in loans restructured and identified as troubled debt restructurings for the twelve months ended December 31, 2012, as well as the number and recorded investment in these loans that subsequently defaulted. Defaulted loans are those which are 30 days or more past due for payment under the modified terms.

(In thousands, except contracts data)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
December 31, 2012:
Troubled Debt Restructurings:
Commercial	1	$177	$177
Commercial real estate:
Non-owner occupied	—	—	—
Owner occupied	2	872	872
1 - 4 family investment	2	785	785
Commercial land and land development	—	—	—
Residential real estate	—	—	—
Home equity lines of credit	1	415	415
Consumer	—	—	—

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings That Subsequently Defaulted:
Commercial	—	$—
Commercial real estate:
Non-owner occupied	—	—
Owner occupied	—	—
1 - 4 family investment	—	—
Commercial land and land development	—	—
Residential real estate	—	—
Home equity lines of credit	1	415
Consumer	—	—

        Riverview Bank assesses all loan restructurings in accordance with Accounting Standards Update (ASU) 2011-02, A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring, which provides a creditor with additional guidance in evaluating whether a restructuring of a debt is a troubled debt restructuring. This ASU further clarifies the definition of a troubled debt restructuring and confirms that a creditor should consider all aspects of a restructuring to determine whether it has granted a concession to a borrower.

Allowance for Loan Losses

        The allowance for loan losses is composed of individual valuation allowances to absorb probable and quantifiable losses based upon current knowledge of the loan portfolio, and loan pool valuation

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

allowances, allocated and unallocated, to absorb losses which are not specifically identified but are inherent in the portfolio. Management evaluates the adequacy of the allowance on a quarterly basis. If the allowance for loan losses is not sufficient to cover actual loan losses, Riverview Bank's earnings may be reduced.

        Individual valuation allowances are established in connection with specific loan reviews and the asset classification process including the procedures for impairment testing. Such a valuation, which includes a review of loans for which full collectability in accordance with contractual terms is not reasonably assured, considers the estimated fair value of the underlying collateral less the costs to sell, or the present value of expected future cash flows, or the loan's observable market value. Any shortfall that exists from this analysis results in a specific allowance for the loan. Pursuant to policy, loan losses must be charged off in the period the loans, or portions thereof, are deemed uncollectible. Assumptions and judgments by management in conjunction with outside sources are used to determine whether full collectability of a loan is not reasonably assured. These assumptions and judgments are also used to determine the estimates of the fair value of the underlying collateral or the present value of expected future cash flows or the loan's observable market value. Individual valuation allowances could differ materially as a result of changes in these assumptions and judgments. Individual loan analyses are performed quarterly on specific loans considered to be impaired. The results of the individual valuation allowances are aggregated and included in the overall allowance for loan losses.

        Loan pool valuation allowances represent loss allowances that have been established to recognize the inherent risks associated with Riverview Bank's lending activity, but which, unlike individual allowances, have been allocated to unimpaired loans within the following eight portfolio segments: commercial loans; non-owner occupied commercial real estate loans; owner occupied commercial real estate loans; one-to-four family investment property loans; commercial land/land development/construction loans; residential real estate loans; home equity lines of credit; and consumer loans. Each of the segments for commercial loans, non-owner occupied commercial real estate loans, owner occupied commercial real estate loans, one-to-four family investment property loans, and commercial land/land development/ construction loans have sub-segments for loan participations bought, and for loans generated by the branches and commercial offices in Schuylkill and Berks counties, which are newly marketed areas adjacent to Riverview Bank's original geographic footprint. The loans in these sub-segments have risk characteristics that differ from the general segments and merit separate analysis in order to afford additional granularity and accuracy in management's estimate for the allowance for loan losses. Riverview Bank measures estimated credit losses on each of these groups of loans based on the historical loss rate of each group. The historical loss rate is calculated based on the average annualized net charge-offs over the most recent eight calendar quarters. Unimpaired criticized and classified loans are further segregated as "sub- pools" within each of these eight segments.

        A separate, higher loss factor is ascribed to each of these "sub-pools" based on the relative risk in each segment as indicated by historical loss ratios, the level of criticized/classified assets, and the nature of each segment in terms of collateral and inherent risk of the loan type. Management believes that historical losses or even recent trends in losses do not form a sufficient basis to determine the appropriate level for the allowance. Management therefore also considers the following qualitative

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

factors that are likely to cause estimated credit losses associated with each of the portfolio segments to differ from historical loss experience:

  •
  Changes in lending policies and procedures, including changes in underwriting standards;

  •
  Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;

  •
  Changes in the nature and volume of the portfolio and in the terms of loans;

  •
  Changes in the experience, ability and depth of lending management and other relevant staff;

  •
  Changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified loans;

  •
  Changes in the quality of Riverview Bank's loan review system;

  •
  The existence and effect of any concentrations of credit, and the changes in the level of such concentrations; and

  •
  The effect of other external factors such as competition and legal and regulatory requirements in the level of estimated credit losses in the existing portfolio.

        Each portfolio segment is examined quarterly with regard to the impact of each of these factors on the quality and risk profile of the pool, and adjustments ranging from zero to fifty basis points per factor are calculated. The sum of these qualitative factor adjustments are added to the historical loss ratio for each segment and the resulting percentage is applied to the loan balance of the segment to arrive at the required loan pool valuation allowance. An unallocated valuation allowance estimate is also made generally in order to give effect to significant loan growth in 2012 resulting from entering into new markets in Schuylkill County in mid-2011 and in Berks County in mid-2012. These portfolios are unseasoned and have not yet developed any loss history. Growth is expected to continue in these portfolios, with focus being given to business, construction, and commercial real estate loans. These loans are normally larger and more complex, and their collection rates are harder to predict. Management determines the unallocated portion, which represents the difference between the reported allowance for loan losses and the calculated allowance for loan losses, based generally on the following criteria:

  •
  risk of imprecision in the specific and general reserve allocations;

  •
  other potential exposure in the loan portfolio, including covering the risks in the growing book of loans in the Schuylkill and Berks county regions;

  •
  variances in management's assessment of national and local economic conditions; and

  •
  other internal or external factors that management believes appropriate at the time.

        The loan pool valuation allowance for each segment along with the unallocated valuation allowance is totaled and added to the individual valuation allowance for impaired loans to arrive at the total allowance for loan losses.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        These evaluations are inherently subjective because even though they are based on objective data, it is management's interpretation of the data that determines the amount of the appropriate allowance. If the evaluations prove to be incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in the loan portfolio resulting in additions to the allowance for loan losses and a reduction in Bank earnings.

Loan Charge Offs

        Charge offs of commercial and industrial loans and commercial real estate and construction loans are recorded promptly upon determination that all or a portion of any loan balance is uncollectible. A loan is considered uncollectible when the borrower is 90 days or more delinquent in principal or interest repayment and the following conditions exist:

  •
  It is unlikely that the borrower will have the ability to pay the debt in a timely manner.

  •
  Collateral value is insufficient to cover the outstanding indebtedness.

  •
  Guarantors do not provide adequate support.

        All unsecured consumer loans are charged-off when they become 120 days delinquent or when it is determined that the debt is uncollectible. Overdrafts are charged off when it is determined recovery is not likely or the overdraft becomes 45 days old, whichever comes first.

        All secured consumer loans, except those secured by a primary or secondary residence, are charged off when they become 120 days delinquent, or when it is determined that the debt is uncollectible.

        Uncollateralized portions of first mortgage residential real estate loans and consumer loans secured by real estate are charged off upon completion of a sheriff's sale, but prior to the transfer of the fair value carrying balance to other real estate owned. Current appraisals are obtained to determine the appropriate carrying balance with any exposed portion of the loan principal balance being charged off.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The allowance for loan losses is presented by loan portfolio segments with the outstanding balances of loans for the years ended December 31, 2012 and 2011 as follows:

		Commercial Real Estate
(In thousands)	Commercial	Non-Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial— Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for Loan Losses as of December 31, 2012:
Beginning balance	$693	$525	$593	$365	$147	$680	$63	$24	$333	$3,423
Charge-offs	268	186	353	52	—	31	—	30	—	920
Recoveries	91	—	—	—	—	2	—	—	—	93
Provision	29	502	534	143	(4)	(69)	9	32	(36)	1,140

Ending balance	$545	$841	$774	$456	$143	$582	$72	$26	$297	$3,736

Ending balance: individually evaluated for impairment	$2	$—	$—	$148	$—	$216	$—	$—	$—	$366

Ending balance: collectively evaluated for impairment	$543	$841	$774	$308	$143	$366	$72	$26	$297	$3,370

Loans as of December 31, 2012:
Ending balance	$23,423	$66,694	$50,626	$27,885	$12,623	$41,487	$12,812	$2,298		$237,848

Ending balance: individually evaluated for impairment	$908	$3,082	$991	$1,416	$—	$1,725	$853	$3		$8,978

Ending balance: collectively evaluated for impairment	$22,515	$63,612	$49,635	$26,469	$12,623	$39,762	$11,959	$2,295		$228,870

		Commercial Real Estate
(In thousands)	Commercial	Non-Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial— Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for Loan Losses as of December 31, 2011:
Beginning balance	$585	$397	$567	$361	$327	$648	$63	$25	$—	$2,973
Charge-offs	(404)	—	(108)	—	—	—	—	(2)	—	(514)
Recoveries	18	—	—	—	—	—	—	—	—	18
Provision	495	128	134	4	(180)	32	—	1	333	946

Ending balance	$693	$525	$593	$365	$147	$680	$63	$24	$333	$3,423

Ending balance: individually evaluated for impairment	$248	$—	$126	$2	$—	$286	$—	$—	$—	$662

Ending balance: collectively evaluated for impairment	$445	$525	$467	$363	$147	$394	$63	$24	$333	$2,761

Loans as of December 31, 2011:
Ending balance	$17,458	$44,964	$38,731	$27,987	$11,471	$45,035	$11,234	$2,569		$199,449

Ending balance: individually evaluated for impairment	$1,082	$3,213	$1,064	$584	$—	$2,035	$805	$10		$8,793

Ending balance: collectively evaluated for impairment	$16,376	$41,751	$37,667	$27,403	$11,471	$43,000	$10,429	$2,559		$190,656

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

Credit Quality Indicators

        Riverview Bank has established a credit risk rating system to quantify the risk in Riverview Bank's loan portfolio. This system is a critical tool for managing Riverview Bank's lending activities and for evaluating appropriate loan loss reserves. This rating system is dynamic with risk ratings subject to change at any time when circumstances warrant. The system rates the strength of the borrower and is designed to be a tool for management to manage Riverview Bank's credit risk and provide an early warning system for negative migration of credits. The system also provides for recognition of improvement in credits. Risk ratings move dynamically, both negatively and positively.

        Each new, renewed or modified credit facility is given a risk rating that takes into consideration factors that affect credit quality. The primary determinants of the risk rating assigned are based upon the reliability of the primary source of repayment and the past, present, and projected financial condition of the borrower. The rating also reflects current economic and industry conditions. Major factors used in determining the rating include the following variables:

  •
  Capitalization

  •
  Liquidity

  •
  Cash flow

  •
  Revenue and earnings trends

  •
  Management strength or weakness

  •
  Quality of financial information

  •
  Reputation and credit history

  •
  Industry, including economic climate

        In addition, the following factors may contribute to enhance the risk rating derived from the above factors:

          Collateral:    The rating may be affected by the type and quality of collateral, the level of coverage, the economic life of the collateral, liquidation value, and Riverview Bank's ability to dispose of the collateral.

          Guarantors:     Guarantees can differ substantially in enhancing the risk rating assigned to a loan or lending commitment. In order to provide enough support to impact the assigned rating by one or more levels, the guarantee must be unconditional and be from an individual or entity with substantial financial strength and a vested interest in the success of the borrower.

        Riverview Bank assigns risk ratings based on a scale from 1 to 8 with 1 being the highest quality rating and 8 being the lowest quality grade.

  •
  Levels 1-4 are "Pass" grades

  •
  Level 5 is "Special Mention" (criticized loan)

  •
  Level 6 is "Substandard" (classified loan)

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

  •
  Level 7 is "Doubtful" (classified loan)

  •
  Level 8 is "Loss" (classified loan)

Risk Rating Definitions

1—Excellent

        This category is reserved for loans that contain a virtual absence of any credit risk. The loan is secured by properly margined cash collateral (in accordance with loan policy). Loans that are unquestionably guaranteed by the U.S. government, or any agency thereof, would also fit this category.

2—Good

        Loans in this category would be characterized by nominal risk and strong repayment certainty. This would include loans to companies or individuals that are paying as agreed and that are either unsecured or secured where reliance is placed on non-liquid or less than good quality liquid collateral.

3—Satisfactory

        Loans in this category are considered to exhibit an average level of credit risk. However, these loans have certain risk characteristics, whether due to management, industry, economic or financial concerns. Credits with satisfactory liquidity and leverage, with losses considered to be of a temporary nature for which there is only minor concern would be so rated. Loans for start-up businesses or loans to firms exhibiting high leverage could receive this rating. Loans in this category would also include borrowers whose underlying financial strength may be relatively weak. However, risk of loss is considered minimal due to adequate, well-margined and controlled collateral.

4—Watch

        Loans in this category would typically be experiencing some negative trends due to financial, operational, economic, or regulatory reasons. A deteriorating collateral position or guarantor, in isolation, could also justify this rating. Such loans must have elevated monitoring as a result of negative trends which, if not addressed, could result in an unacceptable increase in credit risk.

5—Special Mention

        A special mention loan has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in a deterioration of the repayment prospects for the loan or in Riverview Bank's credit position at some future date. Special mention loans are not adversely classified and do not expose Riverview Bank to sufficient risk to warrant an adverse classification. Loans for which economic or market conditions which are beginning to adversely affect the borrower may be so rated. An adverse trend in the borrower's operations or an imbalanced position in the balance sheet which has not reached a point where the liquidation is jeopardized may be best handled by this rating. Loans in which actual weaknesses are evident and significant should be considered for more serious criticism. In cases where the credit is weak but trends are improving, and/or collateral support is within normal advance margins, consideration should be given for the next higher rating.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

6—Substandard

        A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. These loans, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, market, or political conditions which have clearly jeopardized repayment of principal and interest as originally intended. They are characterized by the distinct possibility that Riverview Bank will sustain some loss if the deficiencies are not corrected. All loans in nonaccrual status may be rated no higher than substandard.

7—Doubtful

        A doubtful loan has all of the weaknesses inherent in a loan classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending events that may work to strengthen the asset, its classification as a loss is deferred until its most exact status may be determined. Generally, pending events should be resolved within a relatively short period and the rating will be adjusted based on the new information. Because of high probability of loss, loans rated doubtful must be in non-accrual status.

8—Loss

        Loans classified loss are considered uncollectible and of such little value that their continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though a partial recovery may be effected in the future. When access to collateral, rather than the value of the collateral, is a problem, a less severe classification may be appropriate. However, Riverview Bank will not maintain an asset on the balance sheet if realizing its value would require long-term litigation or other lengthy recovery efforts. Losses are recorded in the period the asset becomes uncollectible.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 4—Loans Receivable, Credit Quality for Loans and the Allowance for Loan Losses (Continued)

        The following presents the credit quality indicators and total credit exposure for each segment in the loan portfolio by internally assigned grades as of December 31, 2012 and 2011:

		Commercial Real Estate
(In thousands)	Commercial	Non-Owner Occupied	Owner Occupied	1 - 4 Family Investment	Commercial— Land and Land Development	Residential Real Estate	Home Equity Lines of Credit	Consumer	Total
December 31, 2012:
1—Excellent	$161	$—	$—	$—	$—	$—	$—	$—	$161
2—Good	3,768	239	2,392	68	212	—	59	—	6,738
3—Satisfactory	16,980	61,779	43,353	17,062	11,290	39,313	11,061	2,295	203,133
4—Watch	652	250	3,279	8,218	653	17	771	—	13,840
5—Special Mention	954	3,779	590	1,349	468	164	368	—	7,672
6—Substandard	908	647	1,012	1,188	—	1,993	553	3	6,304
7—Doubtful	—	—	—	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—	—	—	—

Total	$23,423	$66,694	$50,626	$27,885	$12,623	$41,487	$12,812	$2,298	$237,848

December 31, 2011:
1—Excellent	$—	$—	$—	$—	$—	$—	$—	$—	$—
2—Good	1,525	324	2,696	76	1,640	—	—	—	6,261
3—Satisfactory	12,249	36,618	29,139	22,172	8,413	42,348	9,523	2,559	163,021
4—Watch	559	2,291	3,477	3,116	658	52	838	—	10,991
5—Special Mention	1,790	2,746	2,242	951	510	32	68	—	8,339
6—Substandard	1,335	2,985	1,177	1,672	250	2,603	805	10	10,837
7—Doubtful	—	—	—	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—	—	—	—

Total	$17,458	$44,964	$38,731	$27,987	$11,471	$45,035	$11,234	$2,569	$199,449

        The adequacy of the allowance is analyzed quarterly, with any adjustment to the level deemed appropriate by credit administration management, based upon its risk assessment of the entire portfolio. Based upon credit administration's review of the classified loans and the overall allowance levels as they relate to the entire loan portfolio at December 31, 2012, management believes the allowance for loan losses has been established at levels sufficient to cover the probable incurred losses in the loan portfolio.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 5—Premises and Equipment

        Premises and equipment consisted of the following at December 31:

	Estimated Useful Life	2012	2011
		(In thousands)
Land	—	$741	$741
Bank premises	7 - 50 years	4,618	4,598
Leasehold improvements	10 - 30 years	2,531	2,458
Furnishings and equipment	3 - 10 years	2,602	2,687
Construction in progress	—	10	10

		10,502	10,494
Accumulated depreciation		(3,340)	(3,142)

		$7,162	$7,352

Operating Leases

        Riverview entered into a fifteen year operating lease agreement in 2003 for the land on which the Duncannon office is located. In 2005, Riverview entered into an agreement to lease an office on Good Hope Road in Hampden Township, Cumberland County, on which lease payments began in 2006 and extend through 2017. In January 2007, Riverview entered into an agreement to lease office space in Linglestown, Dauphin County, on which lease payments began in 2007 and extend through 2012. The lease for the Linglestown office space was not renewed thereafter. As part of the consolidation effective December 31, 2008, Riverview assumed the lease of the then Halifax National Bank's branch in Elizabethville, Dauphin County, which began in 2008 and expires in 2018. During the latter part of 2010 Riverview entered into an agreement to lease the land occupied by the office located on East Wiconisco Avenue, Tower City, and Schuylkill County, on which lease payments began 2010 and extend through 2035. Riverview entered into an agreement during July 2011 to lease a branch office in Cressona, Schuylkill County, in which lease payments commenced August 2011 and extend through July 2016. During September 2011, Riverview entered into agreements to lease a commercial office in Pottsville and a branch office in Orwigsburg, Schuylkill County, in which lease payments commenced January 2012 through December 2016. Effective July 31, 2012 Riverview entered into an agreement to lease a commercial condominium unit in Wyomissing, Berks County, with lease payments commencing August 1, 2012 through July 31, 2013. On December 27, 2012, Riverview acquired a wealth management company and assumed the lease of its commercial office located in Orwigsburg, Schuylkill County in which lease payments of the original lease commenced May 1, 2012 and extend through April 30, 2015. Riverview is responsible for taxes, utilities and other expenses related to the properties. All of the lease agreements contain renewal options. Total expense for operating leases in 2012 and 2011 was $303,000 and $167,000, respectively.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 5—Premises and Equipment (Continued)

        At December 31, 2012, future minimum lease payments under non-cancelable lease arrangements are as follows (in thousands):

Years ending December 31,
2013	$280,416
2014	273,856
2015	266,883
2016	246,964
2017	82,977
Thereafter	606,636

Note 6—Goodwill and Intangible Assets

        Goodwill and intangible assets were $2,844,000 at December 31, 2012 and $1,907,000 at December 31, 2011. The carrying amount of goodwill increased to $2,297,000 at December 31, 2012 from $1,796,000 at December 31, 2011. The $501,000 increase in the carrying amount of goodwill for the year ended December 31, 2012 was the result of Riverview's purchase of the wealth management company.

        The gross carrying amount and accumulated amortization related to intangible assets at December 31, 2012 and 2011 are presented below:

	December 31,
	2012		2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
		(In thousands)
Core deposit intangibles	$173	$107	$173	$85
Customer list intangible	463	—	—	—
Loan servicing rights	55	37	49	26

Total intangible assets	$691	$144	$222	$111

        During 2012 a customer list intangible in the amount of $463,000 was recorded in December 2012 as a result of the acquisition of the wealth management company. The amortization of this intangible is based on the sum of the years' method calculated over a ten year period and is expected to begin amortizing January 2013.

        Amortization expense for all other intangible assets totaled $27,000 and $39,000 for 2012 and 2011, respectively, and is reflected within the consolidated statements of income.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 6—Goodwill and Intangible Assets (Continued)

        Riverview estimates the amortization expense for the core deposit and customer list intangibles as follows (in thousands):

Years ending December 31,
2013	$103
2014	95
2015	83
2016	71
2017	51
Thereafter	126

$529

        Based upon the goodwill analysis performed by an independent third party, there was no goodwill impairment for the 2012 year end.

Note 7—Deposits

        Deposits at December 31, 2012 and 2011 are summarized as follows:

	December 31,
	2012		2011
(Dollars in thousands)	Balance	Average Rate	Balance	Average Rate
Non-interest bearing demand	$24,526	0.00%	$22,430	0.00%
Interest-bearing demand	97,576	0.95%	97,145	1.28%
Savings	48,342	0.34%	32,297	0.44%
Time	99,001	1.84%	94,470	2.14%

Total deposits	$269,445		$246,342

        Scheduled contractual maturities of time deposits at December 31, 2012 are as follows (in thousands):

Years ending December 31,
2013	$50,451
2014	14,573
2015	13,349
2016	6,645
2017	13,499
Thereafter	484

$99,001

        Time deposits of $100,000 or more at December 31, 2012 and 2011 approximated $39,304,000 and $28,663,000, respectively.

        Interest expense on time deposits of $100,000 or more, approximated $612,000 and $689,000 in 2012 and 2011, respectively.

        Riverview accepts deposits from its executive officers, directors, their immediate families, and affiliated companies on the same terms as those for comparable transactions of unrelated customers.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 7—Deposits (Continued)

The amount of these deposits totaled $1,277,000 and $1,842,000 at December 31, 2012 and 2011, respectively.

Note 8—Borrowings

        Riverview Bank has an unsecured line of credit agreement with Atlantic Central Bankers Bank in the amount of $6,250,000 at December 31, 2012 and December 31, 2011. Interest accrues based on the daily federal funds rate. There were no amounts outstanding on this line of credit at December 31, 2012 or 2011.

        Repurchase agreements are treated as collateralized financing transactions and are carried on the consolidated balance sheets at the amount the securities will be subsequently sold or repurchased for, plus accrued interest. Riverview Bank requires investment securities to be held as collateral for the repurchase agreements. The securities underlying the agreements were under Riverview Bank's control. There were no outstanding repurchase agreements at December 31, 2012 as compared with $893,000 that were outstanding at December 31, 2011.

        Riverview Bank has entered into agreements with the Federal Home Loan Bank of Pittsburgh ("FHLB") which allow for borrowings up to a percentage of certain qualifying collateral assets. At December 31, 2012, Riverview Bank had a maximum borrowing capacity of approximately $85,856,000 with the FHLB of Pittsburgh. The borrowing capacity is collateralized by security agreements in certain real estate loans recorded on the books of Riverview Bank. Borrowings from the FHLB of Pittsburgh include long-term borrowing agreements which are subject to restrictions and penalties for early repayment under certain circumstances and borrowings under repurchase advance agreements.

        A summary of short-term borrowings is as follows at December 31:

	2012	2011
	(Dollars in thousands)
Repurchase agreements with customers	$—	$893
FHLB Open Repo Plus	11,000	—

	$11,000	$893

Weighted average rate at end of year	0.25%	0.25%
Maximum amount outstanding at any end of month	$11,821	$1,293
Daily average amount outstanding	$6,202	$1,002
Approximate weighted average interest rate for year	0.26%	0.30%

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 8—Borrowings (Continued)

        FHLB of Pittsburgh borrowings under long-term arrangements are summarized as follows at December 31:

Maturity Date	Interest Rate		2012	2011
			(In thousands)
06/18/12	2.24%	Fixed rate	$—	$1,128
09/18/12	2.33%	Fixed rate	—	2,000
06/18/13	2.67%	Fixed rate	2,550	2,550
04/09/18	2.90%	Fixed rate until 4/9/2013(1)	5,000	5,005

			$7,550	$10,678

(1)
Convertible select fixed rate to a floating rate of 3 month Libor plus 23 basis points resetting quarterly at the discretion of the FHLB.

        Scheduled contractual maturities of FHLB borrowings are as follows at December 31, 2012 (in thousands):

Years Ending December 31,
2013	2,550
2018	5,000

$7,550

        Riverview has a secured closed-end line of credit with The Gratz Bank, Gratz, Pennsylvania for $2,000,000, which was increased from $1,500,000 on May 30, 2012. Riverview drew $1,500,000 during the third quarter of 2011 and $500,000 during the fourth quarter of 2012 so that the total amount outstanding was $2,000,000 at December 31, 2012. The interest rate is fixed at 5.50% until July 30, 2015 and is floating thereafter at 1% above the base Wall Street Journal U.S. prime rate. Interest only payments are due monthly, followed by monthly principal and interest payments beginning August 30, 2015. The maturity date of this loan is July 30, 2025. The line is secured by 300,000 shares of the subsidiary bank's common stock.

        On November 27, 2012, Riverview received a confirmation from ACNB Bank that its application for a $3 million secured line of credit loan was approved. Riverview accepted the terms and conditions on November 30, 2012 and the loan agreement was signed effective January 11, 2013. The terms of the facility are as follows:

  •
  The term is a twelve month revolving draw period followed by a 48 month non-revolving draw period. The maximum term of the facility for draws is 60 months followed by a principal repayment term.

  •
  The interest rate is fixed at 3.99% until January 11, 2016. Thereafter, the interest rate will be adjusted every three years and indexed to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years, as made available by the Federal Reserve, plus 3%, rounded up to the nearest 0.125%, with a floor of 4.50%.

  •
  Each advance under the loan will require monthly interest only payments until January 11, 2016. Thereafter, each advance shall require180 consecutive monthly principal and interest payments in an amount sufficient to fully amortize the advance over 15 years.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 8—Borrowings (Continued)

  •
  The line of credit expires January 11, 2018.

  •
  The line of credit is secured by 875,000 shares of the subsidiary bank's common stock.

Note 9—Pension and Other Benefit Plans

Defined Contribution Plan

        Riverview maintains a contributory 401(k) retirement plan for all eligible employees. Currently, Riverview's policy is to match 100% of the employees' voluntary contribution to the plan up to a maximum of 4% of the employees' compensation. Additionally, Riverview may make discretionary contributions to the plan after considering current profits and business conditions. The amount charged to expense in 2012 and 2011 totaled $258,000 and $199,000, respectively. Of these amounts, discretionary contributions approximated $168,000 and $115,000, respectively.

Director Emeritus Plan

        Effective November 2, 2011, a Director Emeritus Agreement (the "Agreement") was entered into by and between Riverview, Riverview Bank and the Directors. In order to promote orderly succession of Riverview's Board of Directors, the Agreement defines the benefits Riverview is willing to provide upon the termination of service to those individuals who currently serve as Directors of Riverview as of December 31, 2011, where Riverview will pay the Director $15,000 per year for services performed as a Director Emeritus, which may be increased at the sole discretion of the Board of Directors. The benefit is paid over five years, in 12 monthly installments to a Director:

  •
  upon termination of service as a Director on or after the age of 65, provided the Director agrees to provide certain ongoing services for Riverview;

  •
  upon termination of service as a Director due to a disability prior to age 65;

  •
  upon a change of control;

  •
  upon the death of a Director after electing to be a Director Emeritus.

        Expenses recorded under the terms of this agreement were $30,000 in 2012 and $19,750 in 2011, respectively.

Deferred Compensation Agreements

        Riverview Bank maintains five Supplemental Executive Retirement Plan ("SERP") agreements that provide specified benefits to certain key executives. The agreements were specifically designed to encourage key executives to remain as employees of Riverview Bank. The agreements are unfunded with benefits to be paid from Riverview Bank's general assets. After normal retirement, benefits are payable to the executive or his beneficiary in equal monthly installments for a period of either 15 years for two of the executives and 20 years for three of the executives. There are provisions for death benefits should a participant die before his retirement date. These benefits are also subject to change of control and other provisions.

        Riverview Bank maintains a "Director Deferred Fee Agreement" ("DDFA") which allows electing directors to defer payment of their directors' fees until a future date. In addition Riverview Bank

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 9—Pension and Other Benefit Plans (Continued)

maintains an "Executive Deferred Compensation Agreement" ("EDCA") with one of its executives. This agreement, which was initiated in 2010, allows the executives of Riverview Bank to defer payment of their base salary, bonus and performance based compensation until a future date. For both types of deferred fee agreements, the estimated present value of the future benefits is accrued over the effective dates of the agreements using an interest factor that is evaluated and approved by the compensation committee of the Board of Directors on an annual basis. The agreements are unfunded, with benefits to be paid from Riverview Bank's general assets.

        The accrued benefit obligations for all the plans total $673,000 at December 31, 2012 and $748,000 at December 31, 2011 and are included in other liabilities. Expenses relating to these plans totaled $88,000 and $94,000 in the years ended December 31, 2012 and 2011, respectively.

        Riverview made a lump sum payment of $178,000 on January 3, 2012 in accordance with the terms of the DDFA of a director who passed away in mid-2011.

Stock Option Plan

        In January 2009 Riverview implemented a nonqualified stock option plan. The purpose of the 2009 Stock Option Plan was to advance the development, growth and financial condition of Riverview by providing incentives through participation in the appreciation of the common stock of Riverview to secure, retain and motivate its directors, officers and key employees and to align such person's interests with those of Riverview's shareholders. Originally, shares of Riverview's common stock that may be issued or transferred under this plan could not exceed, in the aggregate, 170,000 shares at an exercise price of $10.60 per share. On January 4, 2012, the 2009 Stock Option Plan was amended and restated to increase the number of shares of common stock that may be issued under the Plan through grants of nonqualified stock options. The amendment increased the number of shares available under the Plan, in the aggregate, to 220,000 shares from 170,000 shares that were originally documented in the Plan. The vesting schedule for all options is a seven year cliff, which means that the options are 100% vested in the seventh year following the grant date and the expiration date is ten years following the grant date. As of December 31, 2012 and 2011 there were 5,750 option grants fully vested or exercisable as a result of the passing of one of the directors of Riverview Bank in 2011. The Plan states that upon the date of death of a participant, all awards granted, pursuant to the agreement, for that participant shall become fully vested and remain exercisable for the option grant's remaining term.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 9—Pension and Other Benefit Plans (Continued)

        A summary of the status of Riverview's stock option plan as of December 31, 2012 and 2011 is as follows:

Options	Shares	Weighted Average Exercise Price Per Share
Outstanding—January 1, 2012	170,000	$10.60
Granted	15,000	$10.35
Forfeited	5,750	—
Exercised	—	—

Outstanding—December 31, 2012	179,250	$10.58

Options exercisable at year end	5,750
Weighted average fair value of options per share granted during the year	$4.30
Remaining contractual life	7 years

        The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

	2011 Option Grants December	2012 Option Grants January
Dividend yield	4.95%	5.07%
Expected life	9 years	8.5 years
Expected volatility	12.22%	69.22%
Risk-free interest rate	1.79%	1.41%

        Information pertaining to options outstanding at December 31, 2012 is as follows:

	Options Outstanding			Options Exercisable
Range of exercise price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$10.35 - $10.60	179,250	7 years	$10.58	5,750	$10.60	7 years

        The intrinsic value associated with the 179,250 outstanding stock options at December 31, 2012 was $2,250 considering that the market value of the stock as of the close of business at year end was $10.50 per share as compared with the option exercise price of $10.35 for 15,000 options and an option exercise price of $10.60 for 164,250 options. No options were exercised during 2012.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 10—Taxes

        Income tax expense (benefit) and the related effective income tax rates are comprised of the following items for the years ended December 31:

(Dollars in thousands)	2012		2011
Tax at statutory rates	$674	34%	$621	34%
Tax-exempt interest income	(273)	(14)%	(242)	(13)%
Life insurance income	(92)	(5)%	(138)	(7)%
Interest disallowance	17	1%	17	1%
Other	(8)	—	7	—

Federal Income Taxes	$318	16%	$265	15%

        Deferred income taxes result from income and expense items which are recognized for financial statement purposes in different reporting periods than for federal income tax purposes. The current and deferred portions of applicable income taxes (benefits) for the years ended December 31 are as follows:

(In thousands)	2012	2011
Current tax	$424	$499
Deferred tax benefit	(106)	(234)

Applicable Federal Income Tax (Benefit)	$318	$265

        Riverview provides deferred taxes, at the 34% tax rate, on cumulative temporary differences. Components of deferred tax assets and liabilities are as follows at December 31:

(In thousands)	2012	2011
Deferred tax assets:
Allowance for loan losses	$1,090	$982
Loans	139	142
Deferred compensation	267	277
Purchase accounting adjustments	72	67
Alternative minimum tax	—	55
Other	40	39

	1,608	1,562
Deferred tax liabilities:
Accumulated depreciation	(324)	(392)
Unrealized gain on investment securities	(325)	(518)
Other	(8)	—

	(657)	(910)

Net Deferred Tax Asset	$951	$652

        Riverview has not recorded a valuation allowance for the deferred tax assets as management believes it is more likely than not that they will be ultimately realized.

        Riverview recorded a $770,000 net gain from the sale of available-for-sale securities during 2012, which was taxed at 34%, or $262,000. This is in comparison with a $274,000 net gain from the sale of available-for-sale securities during 2011, which was taxed at 34%, or $93,000.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 10—Taxes (Continued)

Uncertain Tax Positions

        In connection with the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for certain tax positions, Riverview has evaluated its tax position as of December 31, 2012. A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has more than a 50 percent likelihood of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. Under the "more likely than not" threshold guidelines, Riverview believes no significant uncertain tax position exists, either individually or in the aggregate, that would give rise to the non-recognition of an existing tax benefit. As of December 31, 2012, Riverview had no material unrecognized tax benefits or accrued interest and penalties. Interest and penalties associated with unrecognized tax benefits would be classified as additional income taxes in the Consolidated Statements of Income. At December 31, 2012 and 2011, there was no liability for unrecognized tax benefits. Riverview and its subsidiary are subject to U. S. Federal income tax as well as income tax of the Commonwealth of Pennsylvania.

        Riverview is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2009.

Note 11—Financial Instruments with Off Balance Sheet Risk

        Riverview Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit, typically residential mortgage loans and commercial loans and, to a lesser extent, standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        Riverview Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Riverview Bank uses the same credit policies in making such commitments and conditional obligations as it does for on balance sheet instruments. Riverview Bank does not anticipate any material losses from those commitments.

        Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Riverview Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Riverview Bank upon extensions of credit, is based on management's credit evaluation of the customer. Collateral requirements vary but may include investments, property, plant and equipment, and income-producing commercial properties. For loans secured by real estate, Riverview Bank generally requires loan to value ratios of no greater than 80%. Standby letters of credit are conditional commitments issued by Riverview Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements and similar transactions. The

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 11—Financial Instruments with Off Balance Sheet Risk (Continued)

terms of the letters of credit vary and may have renewal features. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Riverview Bank holds collateral supporting those commitments for which collateral is deemed necessary. The current amount of the liability as of December 31, 2012 for guarantees under standby letters of credit is not material.

        Riverview Bank's exposure to credit loss for loan commitments (unfunded loans and unused lines of credit, including home equity lines of credit) and standby and performance letters of credit was as follows at December 31:

	Contract or Notional Amount
	2012	2011
	(In thousands)
Commitments to grant loans	$13,262	$15,776
Unfunded commitments of existing loans	21,396	15,685
Standby and performance letters of credit	1,749	1,936

	$36,407	$33,397

Note 12—Concentrations of Credit Risk

        Substantially all of the Corporation's business activity, including loans and loan commitments, is with customers located within its trade area within the counties of Perry, Cumberland, Dauphin, Schuylkill and Berks, Pennsylvania. A loan concentration is considered to exist when the total amount of loans to any one or multiple number of borrowers engaged in similar activities or have similar economic characteristics, exceed 10% of loans outstanding in any one category.

        The following table presents loan concentrations as of December 31, 2012 and December 31, 2011.

(Dollars in thousands)	December 31, 2012	December 31, 2011
Loans to Lessors of:
Residential buildings and dwellings	$44,954	$37,599
Nonresidential buildings	37,572	25,022

        Although such loans were not made to any one particular borrower or industry, the quality of these loans could be affected by the region's economy and overall real estate market. Delinquency and non-performing loans have decreased during the year in these portfolios, the performance and loss ratio of these portfolios continues to be acceptable.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 13—Regulatory Matters and Shareholders' Equity

        Certain restrictions exist regarding the ability of Riverview Bank to transfer funds to Riverview in the form of cash dividends, loans or advances. Regulatory approval is required if the total of all dividends declared by a state-chartered bank in any calendar year exceeds net profits (as defined) for that year combined with the retained net profits for the two preceding years. At December 31, 2012, $1,517,000 of undistributed earnings of Riverview Bank, included in consolidated shareholders' equity, was available for distribution to Riverview as dividends without prior regulatory approval.

        Riverview Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on Riverview and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, Riverview Bank must meet specific capital guidelines involving quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Riverview Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to average total assets (as defined). Management believes that as of December 31, 2012, Riverview Bank meets all the capital adequacy requirements to which it is subject.

        As of December 31, 2012 Riverview Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized Riverview Bank will have to maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since year end that management believes have changed Riverview Bank's category.

        The Federal Reserve Board approved a final rule in 2006 that expands the definition of a small bank holding company ("BHC") under the Board's Small Bank Holding Company Policy Statement and the Board's risk-based and leverage capital guidelines for bank holding companies. Based on the ruling, Riverview meets the eligibility criteria of a small BHC and is exempt from regulatory requirements administered by the federal banking agencies.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 13—Regulatory Matters and Shareholders' Equity (Continued)

        Riverview Bank's actual capital ratios, at December 31, 2012 and 2011 and the minimum ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are summarized below.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2012:
Total risk-based capital (to risk-weighted assets)	$28,064	12.1%	≥$18,537	≥8.0%	≥$23,171	≥10.0%
Tier 1 capital (to risk-weighted assets)	25,157	10.9	≥9,268	≥4.0	≥13,903	≥ 6.0
Tier 1 capital (to average total assets)	25,157	8.1	>12,403	>4.0	≥15,503	≥ 5.0
As of December 31, 2011:
Total risk-based capital (to risk-weighted assets)	$27,233	14.4%	≥$15,164	≥8.0%	≥$18,956	≥10.0%
Tier 1 capital (to risk-weighted assets)	24,851	13.1	≥7,582	≥4.0	≥11,373	≥ 6.0
Tier 1 capital (to average total assets)	24,851	8.7	>11,391	>4.0	≥14,239	≥ 5.0

Note 14—Fair Value Measurements and Fair Values of Financial Instruments

        Management uses its best judgment in estimating the fair value of Riverview's financial instruments. However, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts Riverview could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

        The Fair Value Measurements standard establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this standard are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        An asset's or liability's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. At December 31, 2012 and 2011, Riverview had no liabilities subject to fair value reporting requirements.

        For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31 are as follows:

Description	Balance	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs
	(In thousands)
December 31, 2012:
U.S. Government agencies	$3,506	$—	$3,506	$—
State and municipal	22,853	—	22,853	—
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	13,006	—	13,006	—
CMOs	5,736	—	5,736	—

Securities available-for- sale	$45,101	$—	$45,101	$—

December 31, 2011:
State and municipal	$17,103	$—	$17,103	$—
U.S. Government agencies and sponsored enterprises (GSEs)—residential:
Mortgage-backed securities	17,826	—	17,826	—
CMOs	7,636	—	7,636	—

Securities available-for- sale	$42,565	$—	$42,565	$—

        Certain financial assets are measured at fair value on a nonrecurring basis in accordance with accounting principles generally accepted in the United States of America. Adjustments to the fair value of these assets usually results from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

        The following describes the valuation techniques used by Riverview to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements.

Loans Held for Sale

        Loans held for sale are carried at the lower of cost or fair value. These loans typically consist of one-to-four family residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level 2). As such, Riverview records any fair value adjustments on a nonrecurring basis.

Other Real Estate Owned

        Certain assets such as other real estate owned (OREO) are measured at fair value of real estate acquired through foreclosure at an estimated fair value less cost to sell. At or near the time of

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

foreclosure, real estate appraisals are obtained on the properties acquired through foreclosure. The real estate is then valued at the lesser of the appraised value or the loan balance, including interest receivable, at the time of foreclosure less an estimate of costs to sell the property. Appraised values are typically determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of Riverview using observable market data (Level 2). However, if the acquired property is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered a Level 3. The estimate of costs to sell the property is based on historical transactions of similar holdings.

Impaired Loans

        ASC 820 applies to loans measured for impairment using the practical expedients permitted by generally accepted accounting principles (GAAP), including impaired loans measured at an observable market price (if available), or at the fair value of the loan's collateral (if the loan is collateral dependent). Fair value of the loan's collateral, when the loan is dependent on collateral, is determined by appraisals or independent valuation which is then adjusted for the cost related to liquidation of collateral. The value of the collateral is typically determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of Riverview using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value of the applicable business' financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivable collateral are based on financial statement balances or aging reports (Level 3). Impaired loans are measured at the lower of cost or fair value of the underlying collateral less estimated costs to sell on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as a provision for loan losses on the Consolidated Statements of Income. Riverview had impaired loans of $8,978,000 at December 31, 2012 out of which $1,038,000 required a valuation allowance of $366,000. This compares with impaired loans of $8,793,000 at December 31, 2011, out of which $2,328,000 required a valuation allowance of $662,000.

Goodwill

        The fair value of goodwill is determined in the same manner as goodwill recognized in a business combination and uses standard valuation methodologies. Fair value may be determined using market prices, comparison to similar assets, market multiples, discounted cash flow analysis and other factors. Estimated cash flows may extend far into the future and by their nature are difficult to determine over an extended time frame. Factors that may significantly affect the estimates include specific industry or market sector conditions, changes in revenue growth trends, customer behavior, competitive forces, cost structures and changes in discount rates. Riverview did not incur goodwill impairment during the years ended December 31, 2012 or 2011.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        A summary of assets at December 31, 2012 and 2011 measured at estimated fair value on a nonrecurring basis is as follows:

	Level 1	Level 2	Level 3	Total	Total Gains/(Losses)
		(In thousands)
December 31, 2012:
Loans held for sale	$—	$830	$—	$830	$—
Other real estate owned	—	1,909	—	1,909	(122)
Impaired loans, net of related allowance	—	501	171	672	—

Total	$—	$3,240	$171	$3,411	$(122)

	Level 1	Level 2	Level 3	Total	Total Gains/ Losses
	(In thousands)
December 31, 2011:
Loans held for sale	$—	$384	$—	$384	$—
Other real estate owned	—	1,298	—	1,298	—
Impaired loans, net of related allowance	—	822	844	1,666	—

Total	$—	$2,504	$844	3,348	$—

        The following table presents additional quantitative information about assets measures at fair value on a nonrecurring basis and for which Level 3 inputs have been used to determine fair value (in thousands):

December 31, 2012	Fair Value Estimate	Valuation Technique	Unobservable Input	Range
Impaired loans	$171	Appraisal of collateral(1)	Appraisal and liquidation adjustments(2)	0 - (20)%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral. When an appraisal is older than two years the asset is categorized as a Level 3.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

        The following information should not be interpreted as an estimate of the fair value of Riverview since a fair value calculation is only provided for a limited portion of Riverview's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between Riverview's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of Riverview's financial instruments at December 31, 2012 and 2011.

Cash and cash equivalents (carried at cost):

        The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

Interest-bearing time deposit (carried at cost):

        Fair values for fixed-rate time certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits. Riverview generally purchases amounts below the insured limit, thus limiting the amount of credit risk on these time deposits.

Securities:

        The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices. For certain securities which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence (Level 3). In the absence of such evidence, management's best estimate is used. Management's best estimate consists of both internal and external support on certain Level 3 investments. Internal cash flow models using a present value formula that include assumptions market participants would use along with indicative exit pricing obtained from broker/dealers (where available) are used to support fair values of certain Level 3 investments, if applicable.

Mortgage loans held for sale (carried at lower of cost or fair value):

        The fair value of mortgages held for sale is determined, when possible, using quoted secondary market prices. If no such quoted prices exist, the fair value of the loan is determined using quoted market prices for a similar loan or loans, adjusted for the specific attributes of that loan.

        The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturities or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Loans (carried at cost)

        The fair values of loans are estimated using discounted cash flow analysis, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturities or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired loans (generally carried at fair value):

        Impaired loans are those that are accounted for under the standard regarding Accounting by Creditors for Impairment of a Loan, in which Riverview has measured impairment generally based on the fair value of the loan's collateral. Fair value is generally determined based upon independent third-

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. At December 31, 2012, the fair value consists of the loan balances of $1,038,000, net of a valuation allowance of $366,000.

Restricted investment in Bank stocks (carried at cost):

        The carrying amount of restricted investment in Bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued interest receivable and payable (carried at cost):

        The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit liabilities (carried at cost):

        The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings (carried at cost):

        The carrying amounts of short-term borrowings approximate their fair values.

Long-term borrowings (carried at cost):

        Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. The prices were obtained from an active market and represent a fair value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-balance sheet financial instruments (disclosed at cost):

        Fair values for Riverview's off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties' credit standing.

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 14—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        The estimated fair values of Riverview's financial instruments at December 31, 2012 and 2011 are presented in the following table:

	2012		2011
(In thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$15,952	$15,952	$27,905	$27,905
Interest-bearing time deposits	250	250	250	250
Investment securities	45,101	45,101	42,565	42,565
Mortgage loans held for sale	830	830	384	384
Loans, net	234,112	237,376	196,026	197,573
Accrued interest receivable	1,014	1,014	915	915
Restricted investments in bank stocks	1,429	1,429	1,597	1,597
Financial liabilities:
Deposits	269,445	272,079	246,342	252,160
Short-term borrowings	11,000	10,998	893	893
Long-term borrowings	9,550	10,138	12,178	12,746
Accrued interest payable	177	177	256	256
Off balance sheet financial instruments	—	—	—	—

Note 15—Commitments and Contingencies

        Riverview may be subject to numerous claims and lawsuits which arise primarily in the normal course of business. At December 31, 2012, there were no such claims or lawsuits which, in the opinion of management, would have a materially adverse effect on the financial position or results of operations of Riverview.

Note 16—Riverview Financial Corporation (Parent Company Only) Financial Information

Balance Sheets

	December 31,
	2012	2011
	(In thousands)
Assets
Cash and cash equivalents	$43	$68
Investment in bank subsidiary	28,617	27,765
Real estate, net	73	73
Other assets	5	—

	$28,738	$27,906

Liabilities and Shareholders' Equity
Long-term borrowings	$2,001	$1,500

Total Liabilities	2,001	1,500

Shareholders' equity	26,737	26,406

	$28,738	$27,906

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 16—Riverview Financial Corporation (Parent Company Only) Financial Information (Continued)

Statements of Income

	Years Ended December 31,
	2012	2011
	(In thousands)
Income, dividends from bank subsidiary	$1,020	$1,167
Interest expense	83	24

Income Before Equity in Undistributed (Distributions in Excess of) Net Income of Subsidiary	937	1,143
Undistributed net income of subsidiary	726	418

Net Income	$1,663	$1,561

Total Comprehensive Income	$1,289	$2,596

Statements of Cash Flows

	Years Ended December 31,
	2012	2011
	(In thousands)
Cash Flows from Operating Activities
Net income	$1,663	$1,561
Adjustments to reconcile net income to net cash provided by operating activities:
Loan origination fee	(5)	—
Undistributed net income of subsidiary	(726)	(418)

Net Cash Provided by Operating Activities	932	1,143

Cash Flows from Investing Activities
Capitalization of subsidiary	(456)	(1,432)

Net Cash Used in Investing Activities	(456)	(1,432)

Cash Flows from Financing Activities
Proceeds from long-term debt	500	1,500
Dividends paid	(936)	(912)
Purchase of treasury stock	(65)	(232)

Net Cash Provided by (Used in) Financing Activities	(501)	356

Increase (Decrease) in Cash and Cash Equivalents	(25)	67
Cash and Cash Equivalents—Beginning	68	1

Cash and Cash Equivalents—Ending	$43	$68

Note 17—Subsequent Events

        Generally accepted accounting principles establish general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. In preparing these consolidated financial statements, Riverview evaluated the events and transactions that occurred from the date of the financial statements through March 14, 2013, the date

Riverview Financial Corporation
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

Note 17—Subsequent Events (Continued)

these consolidated financial statements were available to be issued, and has identified the following event that requires recognition or disclosure in the consolidated financial statements:

        On March 7, 2013, Riverview and Union Bancorp, Inc., the holding company of Union Bank and Trust Company, Pottsville, Pennsylvania jointly announced that they signed a definitive agreement to consolidate their respective holding companies to form a new holding company with the Riverview name and merge their bank subsidiaries with the resulting bank operating under the name of Riverview Bank. This transaction is expected to close in the fourth quarter of 2013, subject to the receipt of regulatory approvals, the approval of the shareholders of each institution and satisfaction of other customary closing conditions.

UNION BANCORP, INC.
INDEX TO FINANCIAL STATEMENTS

UNION BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except share data)	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$8,758	$10,085
Short-term investments	3,000	3,000

Cash and cash equivalents	11,758	13,085
Interest bearing deposits in banks	988	988
Investment securities available for sale	30,695	31,086
Loans, net of unearned income:
Commercial and other	9,390	12,006
Real estate, mortgage	62,863	61,442
Installment	491	487

	72,744	73,935
Less allowance for loan losses	1,171	1,182

Net Loans	71,573	72,753

Federal Home Loan Bank stock, at cost	176	176
Bank owned life insurance	1,691	1,691
Premises and equipment	1,191	1,212
Real estate owned	63	68
Deferred tax asset	718	666
Prepaid FDIC insurance premium	341	295
Other assets	1,988	1,759

Total Assets	$121,182	$123,779

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$27,822	$29,672
Savings and interest bearing demand	46,064	46,997
Time	35,615	35,234

Total deposits	109,501	111,903
Other liabilities	1,279	1,161

Total Liabilities	110,780	113,064

Shareholders' Equity
Common stock, par value $1.00 per share; authorized 2,000,000 shares; issued 595,238 shares in 2013 and 2012; outstanding 506,513 shares in 2013 and 2012	595	595
Surplus	1,694	1,694
Retained earnings	11,076	11,337
Accumulated other comprehensive loss	(466)	(414)
Cost of common stock in treasury 88,725 shares in 2013 and 2012	(2,497)	(2,497)

Total Shareholders' Equity	10,402	10,715

Total Liabilities and Shareholders' Equity	$121,182	$123,779

The accompanying notes are an integral part of these consolidated financial statements.

UNION BANCORP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2013	2012
Interest and Dividend Income
Loans, including fees	$813	$899
Investment securities—taxable	188	232
Investment securities—tax exempt	5	6
FHLB deposits	1	—
Other	7	2

Total Interest Income	1,014	1,139

Interest Expense
Deposits	116	99

Total Interest Expense	116	99

Net Interest Income before Provision for Loan Losses	898	1,040
Provision for Loan Losses	117	83

Net Interest Income after Provision for Loan Losses	781	957

Other Operating Income
Service charges and other fees	109	114
Net investment gains (losses)	(79)	34
Commissions from trust department	48	55
Other income	18	94

Total Other Operating Income	96	297

Other Operating Expenses
Salaries and employee benefits	587	650
Net occupancy expenses	87	67
Equipment expenses	39	35
ATM network expenses	25	40
Professional fees	204	35
Core deposit intangible expense	—	9
Other expenses	196	323

Total Other Operating Expenses	1,138	1,159

(Loss) Income before Income Taxes	(261)	95
Income Tax Expense	—	7

Net (Loss) Income	$(261)	$88

(Loss) Earnings Per Share—Basic	$(0.52)	$0.17

Weighted average number of shares outstanding	506,513	506,513

The accompanying notes are an integral part of these consolidated financial statements.

UNION BANCORP, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

Three Months Ended March 31, 2013 and 2012

(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Net (loss) income	$(261)	$88

Other comprehensive income (loss):
Unrealized gains on investment securities available for sale, net of tax (benefit) expense—2013, $0; 2012, $166	—	323
Less reclassification adjustment for (gains) losses included in net (loss) income, net of tax (benefit) expense 2013, $27; 2012, ($11)	(52)	23

Total other comprehensive (loss) income, net of tax	(52)	300

Total comprehensive (loss) income	$(313)	$388

The accompanying notes are an integral part of these consolidated financial statements.

UNION BANCORP, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

Three Months Ended March 31, 2013 and 2012

(Unaudited)

(In thousands)	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders' Equity
Balance—January 1, 2012	$595	$1,694	$11,365	$(356)	$(2,497)	$10,801
Net income	—	—	88	—	—	88
Other comprehensive income, net of tax	—	—	—	300	—	300

Balance—March 31, 2012	$595	$1,694	$11,453	$(56)	$(2,497)	$11,189

Balance—January 1, 2013	$595	$1,694	$11,337	$(414)	$(2,497)	$10,715
Net loss	—	—	(261)	—	—	(261)
Other comprehensive loss, net of tax	—	—	—	(52)	—	(52)

Balance—March 31, 2013	$595	$1,694	$11,076	$(466)	$(2,497)	$10,402

The accompanying notes are an integral part of these consolidated financial statements.

UNION BANCORP, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$(261)	$88
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for loan losses	117	83
Provision for depreciation	21	15
Net realized losses (gain) on sale of securities available for sale	79	(34)
Net accretion of premiums/discounts	178	71
Supplemental executive retirement plan	18	14
Gain on bank owned life insurance	—	(78)
(Increase) decrease in FDIC prepaid assessment	(45)	38
Increase in other liabilities	101	365
Increase in other assets	(256)	(113)

Net Cash Provided by (Used in) Operating Activities	(48)	449

Cash Flows from Investing Activities
Proceeds from sales of investment securities	2,693	2,373
Proceeds from maturities of investment securities	3,974	1,324
Purchases of investment securities	(6,612)	(2,597)
Redemption of FHLB stock	—	11
Proceeds from bank owned life insurance	—	282
Decrease (increase) in loans, net	1,064	(789)
Proceeds from the sales of other real estate owned	4	—
Purchases of premises and equipment	—	(51)

Net Cash Provided by Investing Activities	1,123	553

Cash Flows from Financing Activities
(Decrease) increase in deposits	(2,402)	5,482

Net Cash Provided by (Used in) Financing Activities	(2,402)	5,482

Net Increase (Decrease) in Cash and Cash Equivalents	(1,327)	6,484
Cash and Cash Equivalents—Beginning	13,085	9,438

Cash and Cash Equivalents—Ending	$11,758	$15,922

Supplemental Disclosures of Cash Flows Information
Interest paid	$115	$99

Income taxes paid	$—	$7

The accompanying notes are an integral part of these consolidated financial statements.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 1—Summary of Significant Accounting Policies

Nature of Business

        Union Bank & Trust ("Union Bank" or the "Bank") is a wholly-owned subsidiary of Union Bancorp, Inc. ("Union" or the "Company"). It operates six offices and a loan and trust administration office in Central Pennsylvania. Union's primary source of revenue is derived from loans to customers.

Principles of Consolidation and Basis of Accounting

        The accompanying consolidated financial statements include the accounts of Union and its wholly-owned subsidiary, Union Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Union uses the accrual basis of accounting.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets and evaluation of other than temporary impairment losses.

Accounting Policies

        The accounting policies of Union as applied in the interim financial statements presented, are substantially the same as those followed on an annual basis as presented in Union's annual audited financial statements as presented separately herein this document. These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for Union Bancorp, Inc., for the year ended December 31, 2012. The results of interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Note 2—Consolidation with Riverview Financial Corporation

        On March 7, 2013, Riverview Financial Corporation and Union jointly announced the signing of a definitive agreement providing for the consolidation of the respective holding companies, thereby forming a new corporation, known as "Newco", which will operate under the name of "Riverview Financial Corporation", and the merger of their respective bank subsidiaries. The proposed combination will create a full-service community bank serving the Perry, Dauphin, Cumberland, Schuylkill, Northumberland and Berks county markets. The transaction is expected to close during the fourth quarter of 2013, subject to regulatory approval and the approval of the shareholders of each institution.

        Under the terms of the consolidation agreement, shareholders of Union will receive 1.95 shares of Newco common stock in exchange for each share of Union common stock they own immediately prior to the completion of the consolidation and Riverview shareholders will receive one share of Newco's

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 2—Consolidation with Riverview Financial Corporation (Continued)

common stock in exchange for each share of Riverview common stock they own immediately prior to the completion of the consolidation. As a result of the transaction, Riverview's shareholders are expected to own approximately 63.5% of the outstanding Newco common stock and Union's shareholders are expected to own 36.5% of the outstanding Newco common stock.

Note 3—(Loss) Earnings Per Common Share

        Basic (loss) earnings per share are based on the weighted-average number of common shares outstanding during the period.

Note 4—Investment Securities Available-for-Sale

        The amortized cost and estimated fair values of investment securities available-for-sale are reflected in the following schedules at March 31, 2013 and December 31, 2012:

	March 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$3,143	$3	$(2)	$3,144
Obligations of states and political subdivisions	14,337	570	(172)	14,735
Corporate debt securities	1,939	68	(69)	1,938
Agency mortgage-backed securities	5,076	66	(16)	5,126
Non-agency collateralized mortgage obligations	5,131	30	(43)	5,118
Asset backed securities	134	5	—	139
Equity securities, financial services	345	181	(31)	495

Total	$30,105	$923	$(333)	$30,695

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$1,749	$2	$—	$1,751
Obligations of states and political subdivisions	12,520	581	(94)	13,007
Corporate debt securities	1,689	62	(9)	1,742
Agency mortgage-backed securities	7,231	107	(55)	7,283
Non-agency collateralized mortgage obligations	5,194	25	(28)	5,191
Asset backed securities	207	3	—	210
Equity securities, financial services	1,827	147	(72)	1,902

Total	$30,417	$927	$(258)	$31,086

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 4—Investment Securities Available-for-Sale (Continued)

        The amortized cost and fair value of debt securities available-for-sale at March 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$450	$450
Due after one year through five years	2,970	3,073
Due after five years through ten years	12,573	12,831
Due after ten years	3,560	3,602

	19,553	19,956
Mortgage-backed securities	10,207	10,244

	$29,760	$30,200

        Securities with an amortized cost of $6,360,000 and a fair value of $6,392,000 at March 31, 2013 were pledged as collateral for public deposits and for other purposes as required or permitted by law.

        Information pertaining to securities with gross unrealized losses at March 31, 2013 and December 31, 2012 aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
March 31, 2013:
Available-for-sale:
U.S. government agencies and organizations	796	2			796	2
Obligations of states and political subdivisions	7,455	172			7,455	172
Corporate debt securities	1,091	69			1,091	69
Equity securities			81	31	81	31
Mortgage-backed securities and collateralized mortgage obligations	3,997	35	1,898	24	5,895	59

	$13,339	$278	$1,979	$55	$15,318	$333

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 4—Investment Securities Available-for-Sale (Continued)

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
December 31, 2012:
Available-for-sale:
U.S. government agencies and organizations	—	—			—	—
Obligations of states and political subdivisions	4,429	94			4,429	94
Corporate debt securities	648	9			648	9
Equity securities			1,522	72	1,522	72
Mortgage-backed securities and collateralized mortgage obligations	5,700	45	1,271	39	6,971	84

	$10,777	$148	$2,793	$111	$13,570	$259

        In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which fair value has been less than cost (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. When a determination is made that an other than temporary impairment exists but the Company does not intend to sell the debt security and it is more likely than not that it will be required to sell the debt security prior to its anticipated recovery, the other than temporary impairment is separated into (a) the amount of the total other than temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of the total other than temporary impairment related to all other factors. The amount of the total other than temporary impairment related to the credit loss is recognized in earnings. The amount of the total other than temporary impairment related to all other factors is recognized in other comprehensive income.

        At March 31, 2013, one agency note, five mortgage-backed securities, fourteen state and municipal securities, two corporate securities and seven collateralized mortgage obligations (CMOs) had unrealized losses. Management believes that the securities with unrealized losses do not represent impairments that are other-than-temporary. Rather it is believed that the unrealized losses relate to changes in interest rates since the individual securities were purchased as opposed to underlying credit issues. As management does not intend to sell any debt securities, and it is more likely than not that management will not be required to sell any debt securities before the cost bases are recovered, no declines are deemed to be other-than-temporary.

        During the first quarter ended March 31, 2013, Union Bank sold four available-for-sale mortgage-backed securities totaling $2,693,000. For the three months ended March 31, 2013, gross realized gains amounted to $28,000 and gross realized losses were $107,000, resulting in a $79,000 net loss from the sale.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables

        The loan portfolio comprises the major component of Union's earning assets and is the highest yielding asset category. Loans receivable are summarized as follows for the periods presented:

(In thousands)	March 31, 2013	December 31, 2012
Commercial	$9,378	$11,994
Commercial real estate	19,777	19,593

Total commercial loans	29,155	31,587
Mortgage	37,943	36,779
Home equity	5,042	4,985
Consumer	484	481

Total loans	72,624	73,832
Less allowance for loan losses	1,171	1,182
Deferred loan fees, net	120	103

Loans, net	$71,573	$72,753

        Union Bank's management monitors the loan portfolio on a regular basis with consideration given to detailed analysis of loans by portfolio segment. Portfolio segments represent pools of loans with similar risk characteristics. There are five portfolio segments—commercial loans; commercial real estate loans; residential real estate loans; home equity and consumer loans.

        The following tables present an aging of loans receivable by loan portfolio segments as of March 31, 2013 and December 31, 2012, and include nonaccrual loans and loans past due 90 days or more and still accruing:

(In thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total	Recorded Investment Greater Than 90 Days & Accruing
March 31, 2013:
Commercial	$—	$—	$—	$—	$9,378	$9,378	$—
Commercial real estate	—	—	4,457	4,457	15,320	19,777	—
Residential real estate	353	3	37	393	37,550	37,943	—
Home equity	—	—	—	—	5,042	5,042	—
Consumer	—	—	—	—	484	484	—

Total	$353	$3	$4,494	$4,850	$67,774	72,624	$—

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

(In thousands)	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total	Recorded Investment Greater Than 90 Days & Accruing
December 31, 2012:
Commercial	$—	$—	$—	$—	$11,994	$11,994	$—
Commercial real estate	—	2	4,460	4,462	15,131	19,593	—
Residential real estate	102	212	67	381	36,398	36,779	—
Home equity	6	—	25	31	4,954	4,985	—
Consumer	—	—	—	—	481	481	—

Total	$108	$214	$4,552	$4,874	$68,958	$73,832	$—

        The following presents loans by loan portfolio classes that were in a nonaccrual status as of March 31, 2013 and December 31, 2012:

(In thousands)	March 31, 2013	December 31, 2012
Commercial	$—	$—
Commercial real estate	4,457	4,460
Mortgage	40	82
Home equity	42	58
Consumer	—	—

Total	$4,539	$4,600

Impaired Loans

        A loan is considered impaired when, based on current information and events, it is probable that Union Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Union Bank further identifies all loans in nonaccrual status and troubled debt restructured loans as impaired loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. Accordingly, Union Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless the loans are the subject of a restructuring agreement. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        A specific reserve is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Company's impaired loans are measured based on the estimated fair value of the loans' collateral.

        For commercial and commercial real estate loans, estimated fair values are determined primarily through third party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan to value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

        For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower's financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

        The allowance calculation methodology includes further segregation of loan classes into risk rating categories. To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process encompassing both internal and external oversight. The Company's commercial loan officers and credit administration are responsible for the timely and accurate risk rating of the commercial loans in their portfolio at origination and on an ongoing basis. An ongoing review of commercial loans is performed by the loan review officer. The Company also utilizes an external loan review consultant to conduct a loan review of its portfolio each year. The external consultant generally reviews all loan relationships exceeding a specified threshold. The borrower's overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans classified special mention have potential weaknesses that deserve management's close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

        In addition, federal regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management's

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

        The following presents impaired loans by loan portfolio segments as of March 31, 2013 and December 31, 2012:

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
March 31, 2013:
Loans with no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	23	23	—	23	1
Mortgage	751	751	—	754	8
Home equity	—	—	—	—	—
Consumer	108	56	—	56	1
Loans with an allowance recorded:
Commercial	—	—	—	—	—
Commercial real estate	5,316	5,316	408	5,319	13
Mortgage	687	687	238	689	10
Home equity	—	—	—	—	—
Consumer	21	21	20	22	—
Total
Commercial	—	—	—	—	—
Commercial real estate	5,339	5,339	408	5,342	14
Mortgage	1,438	1,438	238	1,443	18
Home equity	—	—	—	—	—
Consumer	129	77	20	78	1

	$6,906	$6,854	$666	$6,863	$33

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

(In thousands)	Recorded Investment in Impaired Loans	Unpaid Principal Balance of Impaired Loans	Related Allowance	Average Recorded Investment in Impaired Loans	Interest Income Recognized
December 31, 2012:
Loans with no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	23	23	—	25	2
Mortgage	757	757	—	772	41
Home equity	—	—	—	—	—
Consumer	110	57	—	62	2
Loans with an allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	5,322	5,322	274	5,371	253
Mortgage	760	760	146	772	39
Home equity	—	—	—	—	—
Consumer	35	35	35	38	—
Total
Commercial	$—	$—	$—	$—	$—
Commercial real estate	5,345	5,345	274	5,396	255
Mortgage	1,517	1,517	146	1,544	80
Home equity	—	—	—	—	—
Consumer	145	92	35	100	2

	$7,007	$6,954	$455	$7,040	$337

        The Company may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring ("TDR"). The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company's allowance for loan losses.

        The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

        The recorded investment in impaired loans increased by $91,000 at March 31, 2013 since the year ended December 31, 2012. This increase is attributable to the addition of a consumer and a mortgage loan being added in the first quarter of 2013.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        Impaired loans also include all loans modified and identified as troubled debt restructurings ("TDR"). A loan is deemed to be a TDR when Union Bank agrees to a modification in terms of a loan resulting in a concession made by Union Bank in an effort to mitigate potential loss arising from a borrower's financial difficulty. As of March 31, 2013 there were seven restructured loans totaling $1,405,000 to seven separate and unrelated borrowers who were experiencing financial difficulty. The modifications on these loans included reductions in interest rates, extension of maturity dates, lengthening of amortization schedules and provisions for interest only payments. There are no commitments to extend additional funds to any of these borrowers.

        The following tables present the number of loans and recorded investment in loans restructured and identified as troubled debt restructurings during the three months ended March 31, 2013 and March 31, 2012, as well as the number and recorded investment in these loans that subsequently defaulted. Defaulted loans are those which are 30 days or more past due for payment under the modified terms.

(In thousands, except contracts data)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
March 31, 2013 and March 31, 2012:
Troubled Debt Restructurings:	NONE
Commercial	—
Commercial real estate	—
Residential real estate	—
Home equity lines of credit	—
Consumer	—

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings That Subsequently Defaulted:	NONE
Commercial	—
Commercial real estate	—
Residential real estate	—
Home equity lines of credit	—
Consumer	—

Allowance for Loan Losses

        The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management's estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The reserve for unfunded lending commitments represents management's estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated balance sheet. The allowance for credit losses is increased by the provision for loan losses, and

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Nonresidential consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

        The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

        The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial and commercial real estate loans not considered impaired, as well as smaller balance homogeneous loans, such as mortgages, home equity and consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These qualitative risk factors include:

  1.
  Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

  2.
  Regional and local economic and business conditions, including the value of underlying collateral for collateral dependent loans.

  3.
  Experience, ability, and depth of lending management and staff.

  4.
  Volume and severity of past due, classified and nonaccrual loans as well as other loan modifications.

        Each factor is assigned a value to reflect improving, stable or declining conditions based on management's best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

        An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The allowance for loan losses is presented by loan portfolio segments with the outstanding balance of loans for the three months ended March 31, 2013 and March 31, 2012:

(In thousands)	Commercial	Commercial Real Estate	Mortgage	Home Equity	Consumer	Unallocated	Total
Allowance for Loan Losses as of March 31, 2013:
Beginning balance	$173	$556	$293	$19	$110	$30	$1,181
Charge-offs	—	—	(67)	—	(63)	—	(130)
Recoveries	—	2	—	—	1	—	3
Provision	(62)	85	99	—	—	(5)	117

Ending balance	$111	$643	$325	$19	$48	$25	$1,171

Ending balance: individually evaluated for impairment	$—	$408	$238	$—	$20	$—	$666

Ending balance: collectively evaluated for impairment	$111	$235	$87	$19	$28	$25	$505

Loans as of March 31, 2013:
Ending balance	$9,378	$19,777	$37,943	$5,042	$484		$72,624

Ending balance: individually evaluated for impairment	$—	$5,339	$1,438	$—	$129		$6,906

Ending balance: collectively evaluated for impairment	$9,378	$14,438	$36,505	$5,042	$355		$65,718

(In thousands)	Commercial	Commercial Real Estate	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for Loan Losses as of March 31, 2012:
Beginning balance	$221	$548	$202	$20	$78	26	$1,095
Charge-offs	—	—	—	—	—	—	—
Recoveries	1	—	—	—		—	1
Provision	(77)	187	(26)	(1)	1	(1)	83

Ending balance	$145	$735	$176	$19	$79	$25	$1,179

Ending balance: individually evaluated for impairment	$—	$490	$86	$—	$12	$—	$588

Ending balance: collectively evaluated for impairment	$145	$245	$90	$19	$67	$25	$591

Loans as of March 31, 2012:
Ending balance	$11,827	$20,121	$32,685	$4,754	$439		$69,826

Ending balance: individually evaluated for impairment	$—	$6,313	$647	$—	$26		$6,986

Ending balance: collectively evaluated for impairment	$11,827	$13,808	$32,038	$4,754	$413		$62,840

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        Union Bank's risk rating system provides three satisfactory ratings (001, 002, 003), two grades for other loans especially mentioned (004, 005), and singles grade for substandard (006), doubtful (007) and loss (008). The grading system is described as follows:

        Exceptional Loans (001):    This rating is reserved for Union Bank's top quality borrowers. Loans rated as exceptional are made to borrowers that are well known to the Bank, have a track record of excess cash flow in relation to debt service, cash flow has remained strong even in economic downturns or loans that are fully secured with liquid collateral. Examples include loans fully secured by a Union Bank certificate of deposit or properly managed marketable securities held as collateral.

        Quality Loans (002):    These loans exhibit superior financial performance and provide full assets protection. Quality loans are loans where cash flow is stable and sufficient to service all debt obligations. Management is highly experienced and clear succession is evident. Borrowers have a well-diversified customer and supplier base with no concentrations. Quality loans are for borrowers who compare favorably to their Risk Management Association ("RMA") industry peers. Documentation exceptions are minimal and are not of a nature that could subsequently introduce Union Bank to loan loss risk. For consumer loans, credit scores are typically very high, debt to income ratios are low, disposable income is strong and loan to value ratios are low.

        Acceptable Loans (003):    Acceptable loan ratings are for borrowers whose financial condition and repayment ability are satisfactory. Secondary sources of repayment are evident but may need to be monitored closely. Typically, borrowers' financial measurements are within (or close to) the RMA industry median. Weaknesses may exist, such as companies with rapid growth whose balance sheets are leveraged or where reliance to accounts receivable is high. Borrowers tend to be in a highly cyclical business and in industries that are more likely than others to be affected by an economic downturn. But the impact to the borrower would not be significant.

        Examples of satisfactory loans may be loans secured by government guarantees but a portion of the loan is unsecured; or loans with borrowing bases. Acceptably rated consumer loans typically meet all of Union Bank's credit guidelines but debt to income is at or near the Bank's maximum policy limit; borrowers do not have a lot of liquidity; and loan to value ratios are near or at the Bank's credit policy threshold.

        Watch List Loans (004):    The Bank should assign a watch rating to loans where emerging weaknesses are evident, such as the management of the business may lack experience or succession; secondary sources of repayment may be weakened; repayment of debt is slow or slowing; the business is undercapitalized; or the borrower operates in a highly competitive industry and the short-term or long-term outlook may be uncertain. A watch rating can also be applied to borrowers who have not provided updated financial statements or where the financial reporting is questionable or weak. Watch list loans require special attention and close monitoring. Watch list rating for consumer loans is assigned to those loans where a slow repayment history is present; overdrafts are occurring; and credit history has worsened.

        Other Loans Especially Mentioned (005):    Loans with this rating have clearly identifiable weaknesses that if uncorrected may result in a deterioration of the borrower's repayment ability. It can be used for loans with documentation weaknesses; where the Bank does not have control of the

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

collateral; or the loan agreement is invalid. Generally the Bank is adequately protected with collateral but negative financial trends are evident. Examples include eroding margins; deterioration of collateral value; increasing leverage; or the lack of a clearly defined repayment schedule.

        Other Loans Especially Mentioned is a transition and temporary classification. After the Bank has better determined its risk or takes some corrective action such as clearing up a documentation exception that restricts the Bank's ability to perfect its collateral position, the loan will be properly reclassified and upgraded or downgraded as necessary.

        Substandard Loans (006):    Substandard ratings are given where the borrower lacks repayment ability and the Bank is inadequately protected by the current sound net worth of the borrower. Further a borrower's weaknesses become well-defined and there is the distinct possibility that Union Bank could experience some loss if the impairments are not corrected. Examples of substandard ratings include instances where the borrower lacks repayment ability; is frequently overdrawn; there is a heavy reliance on secondary or tertiary sources of repayment; or there are clear collateral deficiencies.

        Doubtful Loans (007):    A loan classified as doubtful has all the weaknesses inherent in a loan classified as substandard, with the added characteristics that the weaknesses make full collection or liquidation of the loan, based upon current existing facts, conditions and values, highly questionable and improbable. Doubtful loans will not necessarily be charged-down or charged off if there is the clear likelihood that an outside factor could prevent Union Bank from experiencing a loss. Examples of such factors may include an imminent acquisition or merger; proof of approved refinancing commitment with another lender; or a capital injection from a guarantor or third party.

        Loss (008):    This rating is assigned when a loan is considered to be uncollectible and of such little value that its continuance as an active Bank asset is not likely. These loans will be immediately charged off even though partial or full recovery may be possible in the future.

        Unrated (U):    Unrated loans are loans that for various reasons could not be assigned a risk rating. A rating of "U" is a temporary rating that should not last longer than 30 days. At the end of 30 days, Union Bank's credit analyst, Asset Review committee of the Board of Directors will review the loan again and ensure that a routine rating is assigned.

        Loan officers can make recommendations for changes to a loan's risk rating. A detailed memo must be completed describing the reasons for the recommended change—whether it be to increase or lower the rating. Any risk rating change must be approved by the Chief Lending Officer and President or the Board of Directors.

        All changes to loan risk ratings shall be reported to the Board of Directors on at least a quarterly basis by the Chief Lending Officer or a designee.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 5—Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The following presents the credit quality indicators and total credit exposure for each segment in the loan portfolio by internally assigned grades as of March 31, 2013 and December 31, 2012:

(In thousands)	Commercial	Commercial Real Estate	Mortgage	Home Equity	Consumer	Total
March 31, 2013:
1—Exceptional	$—	$—	$—	$—	$—	$—
2—Quality	—	—	—	—	—	—
3—Acceptable	9,372	14,101	36,587	5,042	484	65,586
4—Watch	—	—	—	—	—	—
5—Special Mention	6	337	—	—	—	343
6—Substandard	—	5,339	1,356	—	—	6,695
7—Doubtful	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—

Total	$9,378	$19,777	$37,943	$5,042	$484	$72,624

December 31, 2012:
1—Exceptional	$—	$—	$—	$—	$—	$—
2—Quality	—	—	—	—	—	—
3—Acceptable	11,994	13,907	35,347	4,985	481	66,714
4—Watch	—	—	—	—	—	—
5—Special Mention	—	340	—	—	—	340
6—Substandard	—	5,346	1,432	—	—	6,778
7—Doubtful	—	—	—	—	—	—
8—Loss	—	—	—	—	—	—

Total	$11,994	$19,593	$36,779	$4,985	$481	$73,832

        The pass grades, defined as grades 1 through 4, are not segregated by category on our system and are shown in total as satisfactory on the above table.

        The adequacy of the allowance is analyzed quarterly, with any adjustment to the level deemed appropriate by credit administration management, based upon its risk assessment of the entire portfolio. Based upon credit administration's review of the classified loans and the overall allowance levels as they relate to the entire loan portfolio at March 31, 2013, management believes the allowance for loan losses has been established at levels sufficient to cover the probable incurred losses in the loan portfolio.

Note 6—Financial Instruments with Off Balance Sheet Risk

        The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 6—Financial Instruments with Off Balance Sheet Risk (Continued)

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at March 31, 2013 include $14,730,000 in floating rate and fixed rate loan commitments as compared with $13,004,000 at December 31, 2012. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; residential real estate; and income-producing commercial properties.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Commitments under outstanding standby letters of credit amounted to $1,221,000 at March 31, 2013 and $1,246,000 at December 31, 2012. Such commitments expire on various future dates. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds real estate as collateral to support those commitments for which collateral is deemed necessary.

Note 7—Capital Adequacy

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of March 31, 2013, that the Bank met all capital adequacy requirements to which they are subject.

        As of March 31, 2013, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 7—Capital Adequacy (Continued)

risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank's category.

        Union Bank's actual capital ratios at March 31, 2013 and December 31, 2012 are summarized below along with the minimum ratios required for capital adequacy purposes and the ratios required to be considered as well capitalized under the prompt corrective action provisions.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of March 31, 2013:
Total risk-based capital (to risk-weighted assets)	$10,445	11.9%	≥$7,016	≥8.0%	≥$8,770	≥10.0%
Tier 1 capital (to risk-weighted assets)	9,315	10.6	≥3,508	≥4.0	≥5,262	≥6.0
Tier 1 capital (to average total assets)	9,315	7.8	>4,795	>4.0	≥5,994	≥5.0
As of December 31, 2012:
Total risk-based capital (to risk-weighted assets)	$10,742	12.0%	≥$7,179	≥8.0%	≥$8,974	≥10.0%
Tier 1 capital (to risk-weighted assets)	9,600	10.7	≥3,589	≥4.0	≥5,383	≥ 6.0
Tier 1 capital (to average total assets)	9,600	7.9	>4,849	>4.0	≥6,061	≥ 5.0

Note 8—Fair Value Measurements and Fair Values of Financial Instruments

        Management uses its best judgment in estimating the fair value of the Company's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820—Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in some instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

        FASB ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC Topic 820 are as follows:

  Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

  Level 2—Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

  Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

        An asset's or liability's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

        For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2013 and December 31, 2012 are as follows:

March 31, 2013	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$3,144	$1,751	$1,393	$—
Obligations of states and political subdivisions	14,735	—	14,735	—
Corporate debt securities	1,938	—	1,938	—
Agency mortgage-backed securities	5,126	—	5,126	—
Non-agency mortgage-backed securities	5,118	—	5,118	—
Asset-backed securities	139	—	139	—
Equity securities, financial services	495	495	—	—

Total	$30,695	$2,246	$28,449	$—

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

December 31, 2012	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In thousands)
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$1,751	$1,751	$—	$—
Obligations of states and political subdivisions	13,007	—	13,007	—
Corporate debt securities	1,742	—	1,742	—
Agency mortgage-backed securities	7,283	—	7,283	—
Non-agency mortgage-backed securities	5,191	—	5,191	—
Asset-backed securities	210	—	210	—
Equity securities, financial services	1,902	1,902	—	—

Total	$31,086	$3,653	$27,433	$—

        For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2013 and December 31, 2012 are as follows:

	March 31, 2013
(In thousands)	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans, net of related allowance	$6,906	$—	$—	$6,906
Other real estate owned	63	—	—	63

Total	$6,969	$—	$—	$6,969

	December 31, 2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$5,661	$—	$—	$5,661
Other real estate owned	68	—	—	68

Total	$5,729	$—	$—	$5,729

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        The following tables present additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs have been used to determine fair value (in thousands):

(In thousands)	Fair Value at March 31, 2013	Valuation Technique	Unobservable Input	Range
Impaired loans	$6,906	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 30%
Other real estate owned	63	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 20%

Total	$6,969

	Fair Value at December 31, 2012	Valuation Technique	Unobservable Input	Range
Impaired loans	$5,661	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 30%
Other real estate owned	68	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 20%

Total	$5,729

(1)
Fair value is generally determined through independent appraisals of the underlying collateral.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.

        The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company's disclosures and those of other companies may not be meaningful.

        The following methods and assumptions were used by the Company to estimate the fair values of its financial instruments at March 31, 2013 and December 31, 2012:

Cash and Due from Banks

        The carrying values for cash and due from banks equal those assets' fair values.

Short-Term Investments

        The carrying values for short-term investments approximate their fair values.

Interest-Bearing Deposits in Banks

        The carrying values for interest-bearing deposits in banks approximate their fair values.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

Investment Securities

        The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices.

Loans

        For variable-rate loans that reprice frequently with no significant change in credit risk, fair value equals carrying value. The fair values for fixed-rate residential mortgage loans, consumer loans, commercial and commercial real estate loans are estimated by discounting the future cash flows using comparable current rates at which similar loans would be made to borrowers at similar credit risk.

Impaired Loans

        Fair value of impaired loans is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances of $6,024,000 net of a valuation allowance of $666,000 as of March 31, 2013.

Restricted Investment in Bank Stock

        The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued Interest Receivable and Payable

        The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities

        The fair values of demand and savings deposits equal their carrying values. Adjusting such fair value for any value from retaining those deposit relationships in the future is prohibited. That component, known as a deposit intangible, is not considered in the value disclosed nor is it recorded in the balance sheet. The carrying values for variable rate money market accounts approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using rates currently offered for similar deposits.

Off-Balance-Sheet Instruments

        Fair values of the Company's unused commitments to originate loans and unused lines of credit are deemed to be the same as their carrying values.

UNION BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited) (Continued)

Note 8—Fair Value Measurements and Fair Values of Financial Instruments (Continued)

        The estimated fair values of the Company's financial instruments were as follows for the periods presented:

(In thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
March 31, 2013
Financial assets:
Cash and due from banks	$8,758	$8,758	$8,758	$—	$—
Short-term investments	3,000	3,000	—	3,000	—
Interest-bearing deposits in banks	988	988	—	988	—
Investment securities	30,695	30,695	2,246	28,449	—
Loans, net	71,573	70,802	—	—	70,802
FHLB restricted stock	176	176	—	176	—
Accrued interest receivable	473	473	—	473	—
Financial liabilities:
Total deposits	109,501	109,514	—	109,514	—
Accrued interest payable	57	57	—	57	—
Off balance sheet financial instruments	—	—	—	—	—

(In thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
December 31, 2012
Financial assets:
Cash and due from banks	$10,085	$10,085	$10,085	$—	$—
Short-term investments	3,000	3,000	—	3,000	—
Interest-bearing deposits in banks	988	988	—	988	—
Investment securities	31,086	31,086	3,653	27,433	—
Loans, net	72,753	73,590	—	—	73,590
FHLB restricted stock	176	176	—	176	—
Accrued interest receivable	425	425	—	425	—
Financial liabilities:
Total deposits	111,903	100,841	—	100,841	—
Accrued interest payable	56	56	—	56	—
Off balance sheet financial instruments	—	—	—	—	—

Note 9—Commitments and Contingencies

        The Company may be subject to numerous claims and lawsuits which arise primarily in the normal course of business. At March 31, 2013, there were three such claims or lawsuits which, in the opinion of management, would not have a materially adverse effect on the financial position or results of operations of the Company.

Independent Auditors' Report

Board of Directors
Union Bancorp, Inc.

        We have audited the accompanying consolidated financial statements of Union Bancorp, Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Bancorp, Inc. and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Lancaster, Pennsylvania
March 28, 2013

UNION BANCORP, INC.

Consolidated Balance Sheet

December 31, 2012 and 2011

	2012	2011
Assets
Cash and due from banks	$10,085,099	$7,928,820
Short-term investments	3,000,000	1,509,000

Cash and cash equivalents	13,085,099	9,437,820
Interest-bearing deposits in banks	988,000	—
Investment securities, available-for-sale, at fair value (amortized cost 2012 $30,417,335; 2011 $27,743,247)	31,085,927	28,071,804
Loans, net of unearned income:
Commercial and other	12,005,951	13,874,066
Real estate, mortgage	61,441,795	54,785,197
Installment	487,453	426,318

Less allowance for loan losses	73,935,199	69,085,581
Net loans	1,181,648	1,095,076

	72,753,551	67,990,505

Federal Home Loan Bank stock, at cost	176,300	214,800
Bank owned life insurance	1,690,974	1,820,445
Premises and equipment, net	1,211,797	1,166,750
Real estate owned	67,645	387,973
Deferred tax asset	665,827	927,770
Prepaid FDIC insurance assessment	295,051	449,648
Other assets	1,758,802	1,851,813

Total assets	$123,778,973	$112,319,328

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$29,672,028	$27,739,235
Savings and interest-bearing demand	46,997,140	40,152,722
Time	35,233,977	32,961,216

Total deposits	111,903,145	100,853,173
Other liabilities	1,160,617	665,496

Total liabilities	113,063,762	101,518,669

Shareholders' Equity
Common stock, par value $1.00 per share; 2,000,000 shares authorized; shares issued (including treasury shares) 595,238 in 2012 and 2011	595,238	595,238
Paid-in capital	1,693,886	1,693,886
Retained earnings	11,337,402	11,364,632
Accumulated other comprehensive loss, net of taxes	(414,092)	(355,874)
Cost of common stock in treasury (88,725 shares)	(2,497,223)	(2,497,223)

Total shareholders' equity	10,715,211	10,800,659

Total liabilities and shareholders' equity	$123,778,973	$112,319,328

See notes to consolidated financial statements

UNION BANCORP, INC.

Consolidated Statement of Operations
for the Years Ended December 31, 2012 and 2011

	2012	2011
Interest Income
Loans, including fees	$3,573,760	$3,744,288
Investment securities:
Taxable	966,871	1,120,695
Tax exempt	22,192	68,364
FHLB deposits	109	115
Other	16,882	6,367

Total interest income	4,579,814	4,939,829

Interest Expense
Deposits	439,913	418,414

Total interest expense	439,913	418,414

Net interest income before provision for loan losses	4,139,901	4,521,415
Provision for Loan Losses	619,619	750,000

Net interest income after provision for loan losses	3,520,282	3,771,415

Other Operating Income
Service charges and other fees	421,576	488,375
Net investment security gains	470,439	241,330
Commissions from trust department	219,731	271,021
Other income	103,356	155,675

Total other operating income	1,215,102	1,156,401

Other Operating Expenses
Salaries and employee benefits	2,468,127	2,533,478
Net occupancy expense	264,474	339,877
Equipment expense	159,364	170,963
ATM network expense	131,262	159,062
Professional fees expense	195,302	198,689
Core deposit intangible amortization expense	8,658	101,941
Non-recurring facility closing expenses	—	554,006
Other expenses	1,243,492	1,216,225

Total other operating expenses	4,470,679	5,274,241

Income (loss) before income tax expense	264,705	(346,425)
Income Tax Expense	291,935	571,807

Net loss	$(27,230)	$(918,232)

Loss Per Share
Basic	$(0.05)	$(1.81)

Weighted average number of shares outstanding	506,513	506,513

See notes to consolidated financial statements

UNION BANCORP, INC.

Consolidated Statement of Comprehensive Loss
for the Years Ended December 31, 2012 and 2011

	2012	2011
Net Loss	$(27,230)	$(918,232)

Other Comprehensive Income (Loss)
Unrealized gains on investment securities available-for-sale net of tax expense—2012, $275,561; 2011, $312,793	534,913	607,186
Less reclassification adjustment for gains (net) included in net loss net of tax benefit—2012, $159,949; 2011, $82,052	(310,490)	(159,278)
Pension plan liability, net of tax benefit 2012, $145,603; 2011, $13,029	(282,641)	(25,289)

Total other comprehensive income (loss)	(58,218)	422,619

Total comprehensive loss	$(85,448)	$(495,613)

UNION BANCORP, INC.

Consolidated Statement of Shareholders' Equity
for the Years Ended December 31, 2012 and 2011

	Common Stock	Paid-in Capital	Retained Earning	Accumulated Other Comprehensive Loss	Cost of Common Stock in Treasury	Total
Balance, December 31, 2010	$595,238	$1,693,886	$12,282,864	$(778,493)	$(2,497,223)	$11,296,272
Net loss	—	—	(918,232)	—	—	(918,232)
Other comprehensive income, net of tax	—	—	—	422,619	—	422,619

Balance, December 31, 2011	595,238	1,693,886	11,364,632	(355,874)	(2,497,223)	10,800,659
Net loss	—	—	(27,230)	—	—	(27,230)
Other comprehensive loss, net of tax	—	—	—	(58,218)	—	(58,218)

Balance, December 31, 2012	$595,238	$1,693,886	$11,337,402	$(414,092)	$(2,497,223)	$10,715,211

See notes to consolidated financial statements

UNION BANCORP, INC.

Consolidated Statement of Cash Flows
Years Ended December 31, 2012 and 2011

	2012	2011
Cash Flows from Operating Activities
Net loss	$(27,230)	$(918,232)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	619,619	750,000
Provision for depreciation	93,274	102,693
Loss on disposal of fixed assets	—	359,159
Loss on sale of real estate owned	7,359	8,209
Net gain on sale of investments	(470,439)	(241,330)
Net accretion of premiums/discounts	408,281	275,936
Provision for amortization of core deposit intangible	8,658	101,941
Amortization of low income housing investment	84,106	80,304
Supplemental executive retirement plan	55,890	59,683
Deferred income taxes	291,935	586,807
Write down of other real estate owned	103,894	—
Gain on bank owned life insurance	(77,993)	—
Income from bank owned life insurance	(75,507)	(87,344)
Decrease in FDIC prepaid assessment	154,597	211,374
Increase (decrease) in other liabilities	439,231	(85,973)
(Increase) decrease in other assets	(427,999)	91,450

Net cash provided by operating activities	1,187,676	1,294,677

Cash Flows from Investing Activities
Proceeds from sales of investment securities	9,774,482	13,351,724
Proceeds from maturities of investment securities	6,954,615	3,558,300
Purchases of investment securities	(19,341,026)	(10,239,776)
Redemption of FHLB stock	38,500	49,300
Proceeds from bank owned life insurance	282,971	—
(Increase) decrease in interest-bearing deposits in banks	(988,000)	250,000
Decrease (increase) in loans, net	(5,478,395)	1,797,837
Proceeds from the sales of other real estate owned	304,805	86,728
Purchases of premises and equipment	(138,321)	(160,194)

Net cash (used in) provided by investing activities	(8,590,369)	8,693,919

Cash Flows from Financing Activities
Increase (decrease) in deposits	11,049,972	(10,776,232)
Decrease in borrowings, net	—	(373,980)

Net cash provided by (used in) financing activities	11,049,972	(11,150,212)

Net increase (decrease) in cash and cash equivalents	3,647,279	(1,161,616)
Cash and Cash Equivalents, Beginning	9,437,820	10,599,436

Cash and Cash Equivalents, Ending	$13,085,099	$9,437,820

See notes to consolidated financial statements

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011

1. Summary of Significant Accounting Policies

        The significant accounting policies of Union Bancorp, Inc. and Subsidiary ("Company") are summarized below.

Nature of Business

        Union Bank & Trust ("Bank") is a wholly-owned subsidiary of the Company. It operates six offices and a loan and trust administration office in Central Pennsylvania. The Company's primary source of revenue is derived from loans to customers.

Principles of Consolidation

        The consolidated financial statements of the Company include the accounts of Union Bancorp, Inc., the Bank and the Bank's subsidiary, UBT Realty. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets and evaluation of other than temporary impairment losses.

Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Investment Securities

        The Company accounts for securities under FASB ASC Topic 320, Investments -Debt and Equity Securities. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Securities classified as available-for-sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Available-for-sale securities are carried at fair value.

        Unrealized gains and losses on available-for-sale investment securities are reported as increases or decreases in other comprehensive income as a component of shareholders' equity. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the term of

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

each security. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements, or anticipated movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

        Securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities. At December 31, 2012 and 2011, the Company had no securities classified as held-to-maturity.

        In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. When a determination is made that an other-than temporary impairment exists but the Company does not intend to sell the debt security and it is more likely than not that it will be required to sell the debt security prior to its anticipated recovery, the other-than-temporary impairment is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of the total other-than temporary impairment related to all other factors. The amount of the total other-than temporary impairment related to the credit loss is recognized in earnings. The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income.

Loans Receivable

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Company is generally amortizing these amounts over the contractual life of the loan. Premiums and discounts on purchased loans are amortized as adjustments to interest income using the effective yield method. The loans receivable portfolio is segmented into commercial, commercial real estate, mortgage, home equity and consumer loans.

        For all classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans including impaired loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

        The Company sold fixed-rate mortgages to the Federal Home Loan Bank of Pittsburgh, for which the Company retained servicing rights. The Company receives servicing fees of approximately 0.25% of the outstanding loan balance. Total loans sold to the Federal Home Loan Bank of Pittsburgh for both years ended December 31, 2012 and 2011 were $-0-. As of December 31, 2012 and 2011, loans serviced for the benefit of others were $10,685,302 and $15,495,152, respectively. Servicing assets are not material.

Allowance for Loan Losses

        The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management's estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The reserve for unfunded lending commitments represents management's estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated balance sheet. The allowance for credit losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Nonresidential consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

        The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

        The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial and commercial real estate loans not considered impaired, as well as smaller balance homogeneous loans, such as mortgages, home equity and consumer loans.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These qualitative risk factors include:

  1.
  Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

  2.
  Regional and local economic and business conditions, including the value of underlying collateral for collateral dependent loans.

  3.
  Experience, ability, and depth of lending management and staff.

  4.
  Volume and severity of past due, classified and nonaccrual loans as well as other loan modifications.

        Each factor is assigned a value to reflect improving, stable or declining conditions based on management's best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

        An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate loans, by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent.

        A specific reserve is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Company's impaired loans are measured based on the estimated fair value of the loan's collateral.

        For commercial and commercial real estate loans, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

        For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower's financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual mortgage loans, home equity loans and consumer loans for impairment disclosures, unless such loans are the subject of a troubled debt restructuring agreement.

        The allowance calculation methodology includes further segregation of loan classes into risk rating categories. To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process encompassing both internal and external oversight. The Company's commercial loan officers and credit administration are responsible for the timely and accurate risk rating of the commercial loans in their portfolio at origination and on an ongoing basis. An ongoing review of commercial loans is performed by the loan review officer. The Company also utilizes an external loan review consultant to conduct a loan review of its portfolio each year. The external consultant generally reviews all loan relationships exceeding a specified threshold. The borrower's overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management's close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

        In addition, federal regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management's comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Restricted Stock

        Restricted stock, which represents required investments in the common stock of correspondent banks, is carried at cost and as of December 31, 2012 and 2011, consists of the common stock of Federal Home Loan Bank of Pittsburgh (FHLB).

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

        Management believes no impairment charge is necessary related to the restricted stock as of December 31, 2012 and 2011.

Other Real Estate Owned

        Real estate properties acquired through foreclosure are initially recorded at fair value, less estimated selling costs, at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value less estimated costs to sell. Net revenue and expenses from operations and additions to the valuation allowance are included in other expenses.

Troubled Debt Restructurings

        Loans whose terms are modified are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring may include extending the maturity date of the loan, reducing the interest rate on the loan to a rate which is below market, a combination of rate adjustments and maturity extensions, or by other means including covenant modifications, forbearances or other concessions. Generally, interest is not accrued on loans that were on non-accrual status prior to the troubled debt restructuring until they have performed in accordance with the modified terms for a period of at least six months. Interest is accrued on troubled debt restructurings which were performing in accordance with their terms prior to the restructure and continue to perform in accordance with their modified terms. Management evaluates the allowance for loan losses with respect to troubled debt restructurings under the same policy and guidelines as all other performing loans are evaluated with respect to the allowance for loan losses.

Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are 15 to 40 years for real estate improvements, 40 years for buildings and improvements, 5 to 7 years for equipment and fixtures, and 5 years for computer software. Gains or losses on dispositions of premises and equipment are included in income in the period of disposition.

Other Assets

        Other assets include net intangible assets of $-0-and $8,658 as of December 31, 2012 and 2011, respectively, representing the premium paid for the core deposits of acquired branches. Core deposit amortization of $8,658 and $101,941 for the years ended December 31, 2012 and 2011, respectively, was computed using the straight-line method over the estimated useful life of 15 years.

Income Taxes

        Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company files a consolidated federal income tax return with the Bank.

        The Company adopted Financial Accounting Standards Board guidance on accounting for uncertainty in income taxes effective January 1, 2009. A tax position is recognized as a benefit at the largest amount that is more-likely-than not to be sustained in a tax examination based solely on its merits. An uncertain tax position will not be recognized if it has a less than 50% likelihood of being sustained. Under the threshold guidelines, the Company believes no significant uncertain tax positions exist, either individually or in the aggregate, that would result in recognition of a liability for unrecognized tax benefits as of December 31, 2012 and 2011.

        The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Comprehensive Loss

        Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and unrecognized gains and losses for defined benefit pension plans are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

        The components of accumulated other comprehensive loss, net of related tax effects, at December 31, 2012 and 2011 are as follows:

	2012	2011
Unrealized gains on securities available-for-sale, net of tax	$441,271	$216,848
Unrecognized pension losses, net of tax	(855,363)	(572,722)

Total	$(414,092)	$(355,874)

Interest-Bearing Deposits in Banks

        Interest-bearing deposits in banks are carried at cost.

Advertising Costs

        The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs totaled $22,846 and $16,312 for the years ended December 31, 2012 and 2011, respectively.

Loss Per Share

        The Company has one class of common stock authorized, issued and outstanding which has a $1 par value. No shares of the Company's stock contain preferential rights or privileges.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

1. Summary of Significant Accounting Policies (Continued)

        Losses per share are based on the weighted average number of shares outstanding during the year.

Consolidated Statements of Cash Flows

        For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and short-term investments; all of which mature within ninety days. Short-term investments include $3,000,000 and $1,509,000 in federal funds sold at December 31, 2012 and 2011, respectively. Generally, federal funds are purchased and sold for one-day periods. During 2012 and 2011, the Company paid income taxes of $-0-, and paid interest of $433,239 and $431,374, respectively. During 2012 and 2011, the Company transferred $95,730 and $387,973, respectively, of loans to other real estate owned.

Subsequent Events

        The Company has evaluated events and transactions occurring subsequent to the balance sheet date of December 31, 2012 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through March 28, 2013, the date these consolidated financial statements were available to be issued.

Reclassifications

        Certain prior year amounts have been reclassified to conform to current period classifications. The reclassifications had no effect on gross revenues, gross expenses, net income, or the change in cash and cash equivalents and are not material to the previously issued consolidated financial statements.

2. Investment Securities

        The amortized cost and fair values of investment securities at December 31, 2012 and 2011 are as follows:

	2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$1,748,871	$1,909	$—	$1,750,780
Obligations of states and political subdivisions	12,520,195	581,200	(94,433)	13,006,962
Corporate debt securities	1,688,578	62,074	(8,831)	1,741,821
Agency mortgage-backed securities	7,231,243	106,847	(55,481)	7,282,609
Non-agency collateralized mortgage obligations	5,194,243	25,283	(28,120)	5,191,406
Asset-backed securities	207,013	3,554	—	210,567
Equity securities, financial services	1,827,192	146,747	(72,157)	1,901,782

Total	$30,417,335	$927,614	$(259,022)	$31,085,927

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

2. Investment Securities (Continued)

	2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$2,048,213	$6,245	$(38)	$2,054,420
Obligations of states and political subdivisions	7,383,676	305,229	(22,761)	7,666,144
Corporate debt securities	4,967,615	11,616	(311,926)	4,667,305
Agency mortgage-backed securities	6,105,170	90,829	(24,764)	6,171,235
Non-agency collateralized mortgage obligations	4,991,750	34,860	(31,594)	4,995,016
Equity securities, financial services	2,246,823	336,030	(65,169)	2,517,684

Total	$27,743,247	$784,809	$(456,252)	$28,071,804

        The amortized cost and estimated fair value of debt securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Estimated Fair Value
Due in one year or less	$910,124	$911,819
Due after one year through five years	2,365,487	2,435,324
Due after five years through ten years	10,096,667	10,514,382
Due after ten years	2,792,379	2,848,605

	16,164,657	16,710,130
Mortgage-backed securities	12,425,486	12,474,015

Total	$28,590,143	$29,184,145

        Proceeds from sales of investments in debt securities during 2012 and 2011 were $9,774,482 and $13,351,724, respectively. Gross gains of $503,799 and $260,287 and gross losses of $33,360 and $18,957 were realized on those sales in 2012 and 2011, respectively.

        At December 31, 2012 and 2011, investment securities with a carrying value of $6,808,259 and $6,392,650, respectively, were pledged to collateralize public deposits and other funds as provided by law.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

2. Investment Securities (Continued)

        The following table shows the gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2012 and 2011:

	2012
	Less than 12 Months		12 Months or More			Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses		Fair Value	Unrealized Losses
Obligations of states and political subdivisions	$4,428,794	$(94,433)	$—	$		$4,428,794	$(94,433)
Corporate debt securities	647,719	(8,831)	—		—	647,719	(8,831)
Agency mortgage-backed debt securities	3,045,865	(27,196)	699,266		(28,285)	3,745,131	(55,481)
Non-agency collateralized mortgage obligations	2,654,763	(17,336)	571,970		(10,784)	3,226,733	(28,120)
Equity securities, financial services	—	—	1,521,859		(72,157)	1,521,859	(72,157)

Total	$10,777,141	$(147,796)	$2,793,095		$(111,226)	$13,570,236	$(259,022)

	2011
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$199,640	$(38)	$—	$—	$199,640	$(38)
Obligations of states and political subdivisions	1,751,425	(22,761)	—	—	1,751,425	(22,761)
Corporate debt securities	3,367,617	(307,942)	246,016	(3,984)	3,613,633	(311,926)
Agency mortgage-backed debt securities	—	—	724,716	(24,764)	724,716	(24,764)
Non-agency collateralized mortgage obligations	2,743,220	(31,594)	—	—	2,743,220	(31,594)
Equity securities, financial services	—	—	1,528,848	(65,169)	1,528,848	(65,169)

Total	$8,061,902	$(362,335)	$2,499,580	$(93,917)	$10,561,482	$(456,252)

        Management believes that the unrealized losses are temporary and the Company (a) does not have the intent to sell any of the debt securities prior to recovery and (b) it is more likely than not that it will not have to sell any of the debt securities prior to recovery. There were fifteen securities that had unrealized losses in mortgage-backed securities that relate primarily to securities issued by Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation and there were seven securities that had an unrealized loss reported for states and political subdivisions. There were nine securities that had an unrealized loss reported for collateralized mortgage obligations. There was one trust preferred security in an unrealized loss position at December 31, 2012. These unrealized losses are predominantly attributable to changes in interest rates.

        Corporate debt securities owned by the Company consist of obligations of large publicly traded U.S. companies in the financial services, insurance, and automotive industries. The fair value of one corporate debt security is in an unrealized loss position at December 31, 2012. The Company does not invest in corporate debt securities with the intent to sell them for a profit in the near-term. The Company invests in corporate debt securities that we believe have a potential to appreciate in value over the long-term, while providing for a reasonable interest yield, and provide a steady stream of cash flows.

        The unrealized losses noted above are considered to be temporary impairments. Decline in the value of these debt securities is due only to interest rate fluctuations, rather than erosion of quality. As a result, the payment of contractual cash flows, including principal repayment, is not at risk. As

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

2. Investment Securities (Continued)

management has the intent and ability to hold these investments until market recovery or maturity, none of the debt securities are deemed to be other-than-temporarily impaired.

        Equity securities owned by the Company consist of common and preferred stock of various financial services providers. The Company also buys and holds stocks of the companies that we believe have potential to be an acquirer or to be acquired, providing additional value. Considerations used to determine other-than-temporary impairment status to individual holdings include the length of time the stock has remained in an unrealized loss position, and the percentage of unrealized loss compared to the carrying cost of the stock, dividend reduction or suspension, market analyst reviews and expectations, and other pertinent news that would affect expectations for recovery or further decline. Management believes that there is no other-than-temporary impairment of equity securities as of December 31, 2012.

3. Loans

        A summary of the balances of loans for the years ended December 31, 2012 and 2011 is as follow:

	2012	2011
Commercial	$11,993,957	$13,864,561
Commercial real estate	19,592,953	17,717,147

Total commercial loans	31,586,910	31,581,708
Mortgage	36,779,176	32,342,383
Home equity	4,984,995	4,697,106
Consumer	480,752	420,559

Total loans	73,831,833	69,041,756
Less allowance for loan losses	1,181,648	1,095,076
Net deferred loan fees	103,366	43,825

Loans, net	$72,753,551	$67,990,505

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables

        The following is an analysis of the allowance for loan losses for the years ended December 31, 2012 and 2011:

	2012	2011
Balance, beginning of year	$1,095,076	$1,115,410
Charge-offs, net	(533,047)	(770,334)
Provision for loan losses	619,619	750,000

Balance, end of year	$1,181,648	$1,095,076

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The following tables summarize the activity in the allowance for loan losses by loan class for the years ended December 31, 2012 and 2011:

	2012
	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance
Commercial	$221,602	$—	$94,257	$(142,948)	$172,911
Commercial real estate	547,938	742,250	156,327	594,368	556,383
Mortgage	201,639	31,499	112	122,548	292,800
Home equity	20,227	—	—	(776)	19,451
Consumer	77,590	11,613	1,619	42,228	109,824
Unallocated	26,080	—	—	4,199	30,279

Total	$1,095,076	$785,362	$252,315	$619,619	$1,181,648

	2011
Commercial	$528,325	$95,000	$2,904	$(214,627)	$221,602
Commercial real estate	285,519	620,798	6,500	876,717	547,938
Mortgage	144,115	35,196	—	92,720	201,639
Home equity	43,311	4,794	—	(18,290)	20,227
Consumer	114,140	25,449	1,499	(12,600)	77,590
Unallocated	—	—	—	26,080	26,080

Total	$1,115,410	$781,237	$10,903	$750,000	$1,095,076

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The following table presents the balance in the allowance for loan losses at December 31, 2012 and 2011 disaggregated on the basis of the Company's impairment method by class of loans receivable along with the balance of loans receivable by class disaggregated on the basis of the Company's impairment methodology:

	2012
	Allowance for Loan Losses			Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment	Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
Commercial	$172,911	$—	$172,911	$11,993,957	$—	$11,993,957
Commercial real estate	556,383	273,920	282,463	19,592,953	5,345,522	14,247,431
Mortgage	292,800	146,499	146,301	36,779,176	1,516,806	35,262,370
Home equity	19,451	—	19,451	4,984,995	—	4,984,995
Consumer	109,824	35,553	74,271	480,752	145,096	335,656
Unallocated	30,279	—	30,279	—	—	—

Total	$1,181,648	$455,972	$725,676	$73,831,833	$7,007,424	$66,824,409

	2011
	Allowance for Loan Losses			Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment	Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
Commercial	$221,602	$124,956	$96,646	$13,864,561	$512,869	$13,351,692
Commercial real estate	547,938	400,967	146,971	17,717,147	6,282,743	11,434,404
Mortgage	201,639	123,291	78,348	32,342,383	1,552,185	30,790,198
Home equity	20,227	—	20,227	4,697,106	—	4,697,106
Consumer	77,590	13,225	64,365	420,559	96,096	324,463
Unallocated	26,080	—	26,080	—	—	—

Total	$1,095,076	$662,439	$432,637	$69,041,756	$8,443,893	$60,597,863

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Company's internal risk rating system as of December 31, 2012 and 2011:

	2012
	Commercial	Commercial Real Estate	Mortgage	Home Equity	Consumer	Total
Pass	$11,993,957	$13,907,240	$35,347,448	$4,984,995	$480,752	$66,714,392
Special mention	—	340,191	—	—	—	340,191
Substandard	—	5,345,522	1,431,728	—	—	6,777,250
Doubtful	—	—	—	—	—	—

Total	$11,993,957	$19,592,953	$36,779,176	$4,984,995	$480,752	$73,831,833

	2011
Pass	$13,227,288	$12,372,186	$30,232,456	$4,697,106	$419,388	$60,948,424
Special mention	134,922	161,302	527,325	—	1,171	824,720
Substandard	502,351	5,183,659	1,582,602	—	—	7,268,612
Doubtful	—	—	—	—	—	—

Total	$13,864,561	$17,717,147	$32,342,383	$4,697,106	$420,559	$69,041,756

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The following table summarizes information in regards to impaired loans by loan portfolio class as of December 31, 2012 and 2011:

	2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	23,431	23,431	—	24,518	1,593
Mortgage	756,712	756,712	—	771,672	40,975
Home equity	—	—	—	—	—
Consumer	109,543	56,863	—	62,135	2,341
With an allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	5,322,091	5,322,091	273,920	5,371,486	252,950
Mortgage	760,094	760,094	146,499	772,117	39,212
Home equity	—	—	—	—	—
Consumer	35,553	35,553	35,553	38,522	401
Total:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	5,345,522	5,345,522	273,920	5,396,004	254,543
Mortgage	1,516,806	1,516,806	146,499	1,543,789	80,187
Home equity	—	—	—	—	—
Consumer	145,096	92,416	35,553	100,657	2,742

	2011
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	542,233	318,286	—	416,943	2,688
Mortgage	791,396	777,759	—	798,714	40,684
Home equity	—	—	—	—	—
Consumer	68,011	16,049	—	35,062	—
With an allowance recorded:
Commercial	$512,869	$512,869	$124,956	$658,979	$31,801
Commercial real estate	5,740,510	5,740,510	400,967	5,812,412	418,607
Mortgage	760,789	760,789	123,291	771,760	43,995
Home equity	—	—	—	—	—
Consumer	28,085	28,085	13,225	31,024	—
Total:
Commercial	$512,869	$512,869	$124,956	$658,979	$31,801
Commercial real estate	6,282,743	6,058,796	400,967	6,229,355	421,295
Mortgage	1,552,185	1,538,548	123,291	1,570,474	84,679
Home equity	—	—	—	—	—
Consumer	96,096	44,134	13,225	66,086	—

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

        The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. One loan totaling $4,460,117 was greater than 90 days past due and on nonaccrual as of December 31, 2012. The loan agreement includes an 80% guarantee by the United States Department of Agriculture (USDA).The following table presents the classes of the loan portfolio summarized by the past due status as of December 31, 2012 and 2011:

	2012
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Commercial	$—	$—	$—	$—	$11,993,957	$11,993,957	$—
Commercial real estate	—	2,051	4,460,117	4,462,168	15,130,785	19,592,953	—
Mortgage	102,663	211,792	67,099	381,554	36,397,622	36,779,176	—
Home equity	5,677	—	25,028	30,705	4,954,290	4,984,995	—
Consumer	—	—	—	—	480,752	480,752	—

Total	$108,340	$213,843	$4,552,244	$4,874,427	$68,957,406	$73,831,833	$—

	2011
Commercial	$—	$—	$502,351	$502,351	$13,362,210	$13,864,561	$—
Commercial real estate	23,067	—	303,895	326,962	17,390,185	17,717,147	4,645
Mortgage	463,889	—	190,134	654,023	31,688,360	32,342,383	—
Home equity	—	—	—	—	4,697,106	4,697,106	—
Consumer	1,171	—	—	1,171	419,388	420,559	—

Total	$488,127	$—	$996,380	$1,484,507	$67,557,249	$69,041,756	$4,645

        The following table presents nonaccrual loans by classes of the loan portfolio as of December 31, 2012 and 2011:

	2012	2011
Commercial	$—	$502,351
Commercial real estate	4,460,117	344,953
Mortgage	81,734	296,863
Home equity	57,981	—
Consumer	—	—

Total	$4,599,832	$1,144,167

        No additional funds are committed to be advanced in connection with impaired loans.

        The Company may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR). The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

4. Allowance for Loan Losses and Recorded Investment in Financing Receivables (Continued)

repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Bank's allowance for loan losses.

        The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

        The following table reflects information regarding the Company's troubled debt restructurings for the years ended December 31, 2012 and 2011 and troubled debt restructuring loans which have subsequently defaulted in the last twelve months. There were no troubled debt restructuring loans which have subsequently defaulted during 2012 and 2011.

2012
	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
Troubled debt restructurings:
Commercial	3	$325,342	$347,867
Commercial real estate	—	—	—
Mortgage	—	—	—
Home equity	—	—	—
Consumer	—	—	—

	2011
Troubled debt restructurings:
Commercial	3	$504,159	$522,000
Commercial real estate	—	—	—
Mortgage	—	—	—
Home equity	1	42,138	41,031
Consumer	—	—	—

5. Premises and Equipment

        Premises and equipment at December 31, 2012 and 2011 are comprised of the following:

	2012	2011
Real estate and improvements	$1,960,930	$1,948,007
Buildings and improvements	196,309	181,220
Equipment and fixtures	1,077,544	990,792
Computer software	113,394	89,835

Total	3,348,177	3,209,854
Accumulated depreciation	(2,136,380)	(2,043,104)

Net	$1,211,797	$1,166,750

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

6. Borrowings and Lease Commitments

        The Company has an unsecured federal funds line of credit with the Atlantic Central Bankers Bank for $3,000,000. As of December 31, 2012 and 2011, $-0- was outstanding under this line of credit. The Company also has an agreement with the Federal Home Loan Bank of Pittsburgh which allows for borrowings up to a percentage of qualifying assets. At December 31, 2012, the Company had a maximum borrowing capacity of approximately $37,000,000, of which $-0- was outstanding.

        The Bank leases a branch, an administrative office, and equipment under operating leases which are either month-to-month or expire during 2013.

        The rental expense for all operating leases for the years ended December 31, 2012 and 2011 was $40,062 and $220,887, respectively.

7. Income Taxes

        The expense for income taxes for the years ended December 31, 2012 and 2011 consisted of the following:

	2012	2011
Current	$—	$(15,000)
Deferred federal	291,935	586,807

Total	$291,935	$571,807

        The components of the net deferred tax asset are as follows:

	2012	2011
Deferred tax assets:
Allowance for loan losses	$437,487	$399,553
Director's deferred compensation	157,944	163,674
Unfunded pension liability	440,641	295,038
Other-than temporary impairment	67,201	364,935
AMT credit carryforward	189,682	189,682
Non-accrual loan interest	62,601	104,041
Low income housing credit carryforward	774,382	651,724
Charitable contribution carryforward	66,980	54,877
Net operating loss carryforward	571,998	497,542
Capital loss limitation	204,199	5,109
Other	17,424	15,432

	2,990,539	2,741,607
Valuation allowance	(1,807,241)	(1,393,825)

Total deferred tax assets, net of valuation allowance	1,183,298	1,347,782

Deferred tax liabilities:
Pension expense	287,960	304,111
Net unrealized gain on securities	227,321	111,710
Depreciation	1,130	3,261
Other	1,060	930

Total deferred tax liabilities	517,471	420,012

Net deferred tax asset	$665,827	$927,770

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

7. Income Taxes (Continued)

        The Company has recorded a net deferred tax asset of $665,827 and $927,770 at December 31, 2012 and 2011, respectively, to reflect the benefit of temporary differences. Realization is dependent on generating sufficient future taxable income as well as potential tax planning strategies. At December 31, 2012, the Company established a valuation allowance of $66,980 for charitable contributions, $774,382 for low income housing credits, $571,998 for net operating loss carryforwards, $189,682 for AMT credit carryforwards and $204,199 for capital loss limitation. At December 31, 2011, the Company established a valuation allowance of $54,877 for charitable contributions, $651,724 for low income housing credits, $497,542 for net operating loss carryforwards, and $189,682 for AMT credit carryforwards. The valuation allowance as of December 31, 2012 was based upon management's assessment that it was more likely than not that a portion of the charitable contributions, low income housing credits, net operating loss carryforward, AMT credit carryforwards and the capital loss limitation would not be realized. Charitable contributions have a carryforward period of five years and the first of the deferred tax assets for these charitable contributions began to expire in 2010. Additionally, charitable contributions can offset only 10% of the taxable income before deducting these items and the Company continues to make contributions. The low income housing credits began in 2006 and have a 20 year carryforward period; therefore, the first of these credits will expire in 2026. The Company will be adding approximately $122,000 of additional credits each year through 2015 and taxable income has not been sufficient to utilize any of these credits. The net operating loss carryforwards have a 20 year carryforward period that begin to expire in 2030, the capital loss limitation has a five year carryforward period that begin to expire in 2015 and the AMT credit carryforward does not expire.

        The differences between income tax expenses at statutory U.S. federal income tax rates and the Company's effective income tax rates are as follows:

	2012	2011
Tax on pre-tax income (loss) at statutory federal rate	$90,000	$(117,104)
Effect of tax-exempt income	(43,545)	(97,220)
Dividends received deduction	(6,444)	(5,227)
Cash surrender value of officers' life insurance	(37,085)	(19,912)
Low income housing credit	(122,658)	(72,749)
Other	(1,749)	(9,806)
Establish valuation allowance	413,416	893,825

Income tax expense	$291,935	$571,807

8. Deposits

        The Company's deposit base consists of time deposits, interest-bearing demand accounts, savings accounts, and demand accounts. Deposits of $100,000 or more amounted to $40,882,363 and $31,889,722 at December 31, 2012 and 2011, respectively.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

8. Deposits (Continued)

        The aggregate amount of maturities for time deposits as of December 31, 2012 is as follows:

2013	$24,158,964
2014	3,874,963
2015	574,764
2016	1,358,091
2017	5,256,710
Thereafter	10,485

Total	$35,233,977

9. Employee Benefit Plans

        The Company sponsors a noncontributory profit sharing plan covering eligible employees. Costs of the profit sharing plan are funded as accrued. There was no profit sharing contribution made in 2012 and 2011. Contributions to the plan are discretionary and are determined annually by the Board of Directors.

        The Bank has a 401(k) plan covering substantially all employees that elect to enroll. Contributions are based on a specified percentage of employee contributions. No Company contributions were made to this plan in 2012 and 2011.

        The Company has a non-qualified supplemental executive retirement plan for the benefit of certain executive officers and directors. At December 31, 2012 and 2011, other liabilities include $464,541 and $481,393 accrued under the Plan. Compensation expense includes $55,890 and $59,683, relating to the supplemental executive retirement plan for 2012 and 2011, respectively. To fund the benefits under this plan, the Company is the owner of single premium life insurance policies on participants in the non-qualified retirement plan. At December 31, 2012 and 2011, the cash value of these policies was $1,690,974 and $1,820,445, respectively.

        The Company has a noncontributory defined benefit pension plan covering substantially all employees. Plan benefits are based on average salary and years of service. The Company elected to freeze all benefits earned under the plan effective December 31, 2006.

        The Company accounts for the defined pension plan in accordance with FASB ASC Topic 715, Compensation—Retirement Plans. This guidance requires the Company to recognize the funded status (i.e., the difference between the fair value of plan assets and the projected benefit obligation) of its benefit plan.

        The following table sets forth the plan's funded status and the amounts recognized in the Company's consolidated financial statements. The measurement date for purposes of these valuations

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

9. Employee Benefit Plans (Continued)

was December 31, 2012 and 2011. The decrease in the Plan's funded status was primarily due to the decrease in discount rate from 5.73% as of December 31, 2011 to 4.50% as of December 31, 2012.

	2012	2011
Obligations and funded status:
Change in benefit obligation:
Benefit obligation beginning of year	$3,330,735	$3,321,600
Interest cost	174,765	192,467
Actuarial loss	11,461	31,188
Changes in actuarial assumption	536,437	—
Benefit payments	(223,695)	(214,520)

Benefit obligation at end of year	3,829,703	3,330,735

Change in plan assets:
Fair value of plan assets at beginning of year	3,358,081	3,412,245
Actual return on plan assets	246,915	160,356
Benefits paid	(223,695)	(214,520)

Fair value of plan assets at end of year	3,381,301	3,358,081

Funded status	$(448,402)	$27,346

        Amounts related to the plan have been recognized in accumulated other comprehensive loss as follows:

	2012	2011
Net loss	$1,296,004	$867,760

        The amount of net actuarial loss expected to be amortized in 2013 is approximately $91,000. Net periodic pension expense included the following components for the years ended December 31:

	2012	2011
Interest cost	$169,732	$186,321
Gain	(122,228)	(161,340)

Net periodic pension expense	$47,504	$24,981

        The accumulated benefit obligation was $3,829,703 and $3,330,735 at December 31, 2012 and 2011, respectively.

        The following is a summary of actuarial assumptions used for the Company's pension plan:

	2012	2011
Discount rate	4.50%	5.73%
Expected long-term rate of return on plan assets	6.00	6.00

        The selected long-term rate of return on plan assets (6.0%) was primarily based on the asset allocation of the Plan's assets. Analysis of the historic returns on these asset classes and projections of expected future returns were considered in setting the long-term rate of return.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

9. Employee Benefit Plans (Continued)

        Pension plan asset classes include cash and cash equivalents, fixed income securities and equities. The fixed income portion is comprised of U.S. Treasuries, U.S. agencies, corporate bonds and municipal bonds; the equity portion is comprised of financial institution equities and individual corporate equities across a broad range of sectors. Investments are made on the basis of sound economic principles and in accordance with established guidelines. Target allocations of fund assets measured at fair value are as follows: fixed income, a range of 20% - 40%; equities, a range of 25% to 80% and cash as needed.

        The Company expects to contribute $-0- to its pension plan in 2013.

        The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2013	$225,000
2014	230,000
2015	235,000
2016	240,000
2017	245,000
2018 - 2022	1,300,000

Total	$2,475,000

        The Company's pension plan asset allocations, by asset category, are as follows at December 31:

	2012	2011
Cash and cash equivalents	17.84%	22.98%
Equity	64.05	56.99
Fixed income	18.11	20.03

Total	100.00%	100.00%

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

9. Employee Benefit Plans (Continued)

        The fair value of the Company's pension plan assets at December 31, 2012 and 2011 by asset category are as follows:

	2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and cash equivalents	$603,364	$603,364	$—	$—
Common stocks:
Financial services	354,021	354,021	—	—
Utilities	631,135	631,135	—	—
Healthcare and pharmaceuticals	313,590	313,590	—	—
Technology	307,814	307,814	—	—
Consumer	322,503	322,503	—	—
Retail	236,725	236,725	—	—
U.S. Treasuries	56,362	56,362	—	—
Corporate bonds	194,043	—	194,043	—
Municipal bonds	361,744	—	361,744	—

Total assets	$3,381,301	$2,825,514	$555,787	$—

	2011
Cash and cash equivalents	$771,644	$771,644	$—	$—
Common stocks:
Financial services	266,079	266,079	—	—
Utilities	674,844	674,844	—	—
Healthcare and pharmaceuticals	346,778	346,778	—	—
Technology	241,315	241,315	—	—
Consumer	249,777	249,777	—	—
Retail	135,094	135,094	—	—
U.S. Treasuries	100,000	100,000	—	—
Corporate bonds	218,184	—	218,184	—
U.S. Agency bonds	55,091	—	55,091	—
Municipal bonds	299,275	—	299,275	—

Total assets	$3,358,081	$2,785,531	$572,550	$—

        The valuation methods used to measure fair value are discussed in Note 12 to the consolidated financial statements.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

10. Related Party Transactions

        Certain members of the Board of Directors of the Company provide certain miscellaneous services to the Company. Charges to the Company for these services were $39,289 and $20,256 for the years ended December 31, 2012 and 2011, respectively.

        Certain directors and executive officers of the Company, including their immediate families and companies in which they are principal owners (more than 10%), were indebted to the Company. In the opinion of management, such loans are consistent with sound banking practices and are within applicable regulatory bank lending limitations. The Company relies on the directors and executive officers for the identification of their associates.

        Annual activity consisted of the following:

	2012	2011
Beginning balance	$2,036,977	$2,712,540
New loans	794,000	700,794
Repayments	(1,368,573)	(1,376,357)

Ending balance	$1,462,404	$2,036,977

11. Financial Instruments with Off-Balance-Sheet Risk

        The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at December 31, 2012 include $13,004,163 in floating rate and fixed rate loan commitments. Fixed rate commitments are at rates between 3.45% and 14.0% and expire on various dates through March 31, 2013. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; residential real estate; and income-producing commercial properties.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

11. Financial Instruments with Off-Balance-Sheet Risk (Continued)

transactions. Commitments under outstanding standby letters of credit amounted to $1,245,649 at December 31, 2012, and expire on various dates through October 21, 2013. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds real estate as collateral to support those commitments for which collateral is deemed necessary.

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments

        Management uses its best judgment in estimating the fair value of the Company's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

        The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820—Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in some instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

        The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

        FASB ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC Topic 820 are as follows:

          Level 1— Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments (Continued)

          Level 2— Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

          Level 3— Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e.,  supported with little or no market activity).

        An asset's or liability's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

        For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2012 and 2011 are as follows:

	2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$1,750,780	$1,750,780	$—	$—
Obligations of states and political subdivisions	13,006,962	—	13,006,962	—
Corporate debt securities	1,741,821	—	1,741,821	—
Agency mortgage-backed securities	7,282,609	—	7,282,609	—
Non-agency mortgage-backed securities	5,191,406	—	5,191,406	—
Asset-backed securities	210,567	—	210,567	—
Equity securities, financial services	1,901,782	1,901,782	—	—

Total	$31,085,927	$3,652,562	$27,433,365	$—

	2011
U.S. Treasury securities and obligations of other U.S. government agencies and organizations	$2,054,420	$1,954,370	$100,050	$—
Obligations of states and political subdivisions	7,666,144	—	7,666,144	—
Corporate debt securities	4,667,305	—	4,667,305	—
Agency mortgage-backed securities	6,171,235	—	6,171,235	—
Non-agency mortgage-backed securities	4,995,016	—	4,995,016	—
Equity securities, financial services	2,517,684	2,517,684	—	—

Total	$28,071,804	$4,472,054	$23,599,750	$—

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments (Continued)

        For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2012 and 2011 are as follows:

	2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$5,661,766	$—	$—	$5,661,766
Other real estate owned	67,645	—	—	67,645

Total	$5,729,411	$—	$—	$5,729,411

	December 31, 2012
	Fair Value at December 31, 2012	Valuation Technique	Unobservable Input	Range
Impaired loans	$5,661,766	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 30%
Other real estate owned	67,645	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 20%

Total	$5,729,411

(1)
Fair value is generally determined through independent appraisals of the underlying collateral.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.

	2011
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$6,379,814	$—	$—	$6,379,814
Other real estate owned	387,973	—	—	387,973

Total	$6,767,787	$—	$—	$6,767,787

	December 31, 2011
	Fair Value at December 31, 2011	Valuation Technique	Unobservable Input	Range
Impaired loans	$6,379,814	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 30%
Other real estate owned	387,973	Appraisal of collateral(1)(2)	Collateral discounts(2)	0 - 20%

Total	$6,767,787

(1)
Fair value is generally determined through independent appraisals of the underlying collateral.

(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments (Continued)

        The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company's disclosures and those of other companies may not be meaningful.

        The following methods and assumptions were used by the Company to estimate its fair value disclosures:

  Cash and Due from Banks

          The carrying values for cash and due from banks equal those assets' fair values.

  Short-Term Investments

          The carrying values for short-term investments approximate their fair values.

  Interest-Bearing Deposits in Banks

          The carrying values for interest-bearing deposits in banks approximate their fair values.

  Investment Securities/Pension Plan Assets

          The fair value of securities available-for-sale (carried at fair value) and pension plan assets are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices.

  Loans

          For variable-rate loans that reprice frequently with no significant change in credit risk, fair value equals carrying value. The fair values for fixed-rate residential mortgage loans, consumer loans, commercial and commercial real estate loans are estimated by discounting the future cash flows using comparable current rates at which similar loans would be made to borrowers at similar credit risk.

  Impaired Loans

          Fair value of impaired loans is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances of $6,117,738 and $7,042,253, net of a valuation allowance of $455,972 and $662,439 as of December 31, 2012 and 2011, respectively.

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments (Continued)

  Restricted Investment in Bank Stock

          The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

  Accrued Interest Receivable and Payable

          The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

  Deposit Liabilities

          The fair values of demand and savings deposits equal their carrying values. Adjusting such fair value for any value from retaining those deposit relationships in the future is prohibited. That component, known as a deposit intangible, is not considered in the value disclosed nor is it recorded in the balance sheet. The carrying values for variable rate money market accounts approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using rates currently offered for similar deposits.

  Off-Balance-Sheet Instruments

          Fair values of the Company's unused commitments to originate loans and unused lines of credit are deemed to be the same as their carrying values.

        The estimated fair values of the Company's financial instruments at December 31, 2012 and 2011 were as follows:

	2012
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and due from banks	$10,085,099	$10,085,099	$10,085,899	$—	$—
Short-term investments	3,000,000	3,000,000	—	3,000,000	—
Interest-bearing deposits in banks	988,000	988,000	—	988,000	—
Investment securities	31,085,927	31,085,927	3,652,562	27,433,365	—
Loans, net	72,753,551	73,590,237	—	—	73,590,237
FHLB restricted stock	176,300	176,300	—	176,300	—
Accrued interest receivable	425,310	425,310	—	425,310	—
Financial liabilities:
Non-interest bearing demand deposits	29,672,028	29,672,028	—	29,672,028	—
Savings and interest-bearing demand deposits	46,997,140	46,997,140	—	46,997,140	—
Time deposits	35,233,977	35,224,689	—	35,224,689	—
Accrued interest payable	55,628	55,628	—	55,628	—

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

12. Fair Values of Financial Measurements and Fair Values of Financial Instruments (Continued)

	2011
Financial assets:
Cash and due from banks	$7,928,820	$7,928,820	$7,928,820	$—	$—
Short-term investments	1,509,000	1,509,000	—	1,509,000	—
Investment securities	28,071,804	28,071,804	4,472,054	23,599,750	—
Loans, net	67,990,505	67,770,155	—	—	67,770,155
FHLB restricted stock	214,800	214,800	—	214,800	—
Accrued interest receivable	420,855	420,855	—	420,855	—
Financial liabilities:
Non-interest bearing demand deposits	27,739,235	27,739,235	—	27,739,235	—
Savings and interest-bearing demand deposits	40,152,722	40,152,722	—	40,152,722	—
Time deposits	32,961,216	32,948,748	—	32,948,748	—
Accrued interest payable	48,956	48,956	—	48,956	—

13. Concentration of Credit Risk

        The Company grants commercial and residential loans to customers primarily in Schuylkill County, Pennsylvania. Although the Company has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

        The Company maintains cash and cash equivalents with regional and national institutions, which may exceed FDIC limits. Management mitigates this risk through the selection of well capitalized institutions.

14. Employment Agreement

        The Company entered into employment agreements with its President and Chief Financial Officer, which include minimum annual salary commitments. These agreements contain rolling-term options to renew for an additional three-year period and severance payments for three-year periods after resignation or termination, except for cause as defined in the agreements.

15. Regulatory Restrictions of Banking Subsidiaries

        The Company is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings. In addition, dividends would be prohibited if the effect would cause the Company's capital to fall below minimum capital ratios.

        Included in cash and due from banks are balances required to be maintained by the Company on deposit with the Federal Reserve. The amounts of such reserves are based on percentages of certain deposit types and totaled $-0- at December 31, 2012 and 2011.

16. Capital Adequacy

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

16. Capital Adequacy (Continued)

measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012 and 2011, that the Bank met all capital adequacy requirements to which they are subject.

        As of December 31, 2012, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk -based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios as of December 31, 2012 and 2011 are also presented in the table.

	2012
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk based capital	$10,741,664	11.97%	$	≥7,179,057	≥8.00%	$	≥8,973,821	≥10.00%
Tier 1 risk based capital	9,600,158	10.70		≥3,588,844	≥4.00		≥5,383,266	≥ 6.00
Tier 1 leverage ratio	9,600,158	7.92		≥4,848,565	≥4.00		≥6,060,706	≥ 5.00

	2011
Total risk based capital	$10,554,274	11.93%	$	≥7,077,468	≥8.0%	$	≥8,846,835	≥10.0%
Tier 1 risk based capital	9,333,671	10.55		≥3,538,833	≥4.0		≥5,308,249	≥ 6.0
Tier 1 leverage ratio	9,333,671	8.18		≥4,564,142	≥4.0		≥5,705,178	≥ 5.0

        Tier 1 capital consists of total equity plus qualifying capital securities, less unrealized gains and losses accumulated in other comprehensive income and certain intangible assets. Total risk based capital is comprised of Tier 1 capital plus the allowance for loan loss and a portion of the unrealized gains on certain equity securities. The Tier 1 leverage ratio reflects Tier 1 capital divided by average total assets for the period. Average assets used in the calculation exclude certain intangible assets.

17. Subsequent Event

        On March 7, 2013, Riverview Financial Corporation ("Riverview") and the Company announced a definitive agreement and plan of consolidation. Under the terms of the definitive agreement, Riverview and the Company will consolidate to form a new holding company that will do business under the Riverview name. The shareholders of the Company will receive 1.95 shares of common stock of the newly created holding company for each share of the Company's common stock that they own and the shareholders of Riverview will receive 1.00 share of common stock of the new holding company for

Union Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 (Continued)

17. Subsequent Event (Continued)

each share of Riverview common stock that they own. As a result of the transaction, the Company's shareholders are expected to own approximately 36.5% of the combined company, and Riverview's shareholders are expected to own approximately 63.5%. The transaction is expected to close in the fourth quarter of 2013, subject to the receipt of regulatory approvals, the approval of shareholders of each institution, and satisfaction of other customary closing conditions.

 ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF CONSOLIDATION

RIVERVIEW FINANCIAL CORP.

and

UNION BANCORP, INC.

April 24, 2013

A-i

A-ii

EXHIBITS
Exhibit A—Bank Plan of Merger	A-a-1
Exhibit B—Union Affiliate Letter	A-a-5
Exhibit C—Riverview Affiliate Letter	A-a-10
Exhibit D—Newco Articles of Incorporation	A-a-14
Exhibit E—Newco Bylaws	A-a-17
Exhibit F—Non-Compete Agreement	A-a-32

A-iii

AMENDED AND RESTATED
AGREEMENT AND
PLAN OF CONSOLIDATION

        This Amended and Restated Agreement and Plan of Consolidation (the "Agreement") is entered into as of the 24th day of April, 2013, by and between Riverview Financial Corp., a Pennsylvania corporation ("Riverview"), and Union Bancorp, Inc., a Pennsylvania corporation ("Union"). Capitalized terms used herein shall be as defined in the text hereof or in Section 8.12.

BACKGROUND

        The Board of Directors of each of Riverview and Union entered into an Agreement and Plan of Consolidation dated March 7, 2013 (the "Original Agreement").

        The Board of Directors of each of Riverview and Union desire to amend and restate in its entirety the Original Agreement in accordance with the terms and conditions herein.

        In accordance with the terms of this Agreement, Riverview and Union will consolidate (the "Consolidation") to form a new Pennsylvania corporation ("Newco"), under the name "Riverview Financial Corp." Immediately thereafter, Union Bank and Trust Company, a Pennsylvania-chartered bank and wholly-owned subsidiary of Union ("Union Bank"), will be merged with and into Riverview Bank, a Pennsylvania-chartered bank and wholly owned subsidiary of Riverview ("Riverview Bank") pursuant to a Plan of Merger in the form attached hereto as Exhibit A (the "Bank Plan of Merger").

        Each of the directors and executive officers of Union executed a letter agreement in favor of Riverview, in the form attached hereto as Exhibit B, dated as of March 7, 2013 (the "Union Affiliate Letter"), pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Union Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby.

        Each of the directors and executive officers of Riverview executed a letter agreement in favor of Union, in the form attached hereto as Exhibit C, dated as of March 7, 2013 (the "Riverview Affiliate Letter"), pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of Riverview Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby.

        The parties intend the Consolidation to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

        NOW, THEREFORE, to effect the Consolidation, and in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto do hereby represent, warrant, covenant and agree as follows:

ARTICLE I
PLAN OF CONSOLIDATION

        1.1    Consolidation.    Subject to the terms and conditions contained herein, as of the Effective Time:

          (a)   Riverview and Union shall consolidate to form Newco pursuant to the provisions of Section 1921 through 1932 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), whereupon the separate existence of Riverview and Union shall cease, and Newco shall be the resulting corporation;

          (b)   Subject to Sections 1.3 and 1.4 below, each share of Riverview Common Stock and Union Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares or shares of any party hereto owned by any other party hereto) will be converted into and exchanged for, and Newco shall issue, in the case of Riverview, one share of Newco Common Stock and, in the case of Union, 1.95 shares of Newco Common Stock (each, an "Exchange Ratio").

        Each share of common stock of Riverview and Union to be converted into Newco Common Stock pursuant to this Section 1.1(b) shall, by virtue of the Consolidation and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired, and each holder of share certificates evidencing shares of common stock of Riverview and Union to be converted into the right to receive Newco Common Stock pursuant to this Section 1.1(b) shall thereafter cease to have any rights with respect to the shares represented thereby, except the right to receive the Newco Common Stock therefor, without interest thereon, upon the surrender of the share certificates evidencing the common stock of Riverview and Union in accordance with Section 1.6 hereof.

          (c)   The effect of the Consolidation shall be as set forth in Section 1929 of the BCL.

          (d)   As of the Effective Time, the Articles of Incorporation of Newco shall read, in their entirety, as set forth in Exhibit D attached hereto, and Newco shall be authorized under such Articles of Incorporation to issue five million (5,000,000) shares of common stock, no par value ("Newco Common Stock"), and three million (3,000,000) shares of blank check preferred stock. As of the Effective Time, Newco shall change its name to "Riverview Financial Corp." As of the Effective Time, the Bylaws of Newco shall read in their entirety as set forth in Exhibit E attached hereto, until altered, amended, or repealed as provided therein or as provided by law.

          (e)   As of the Effective Date, the board of directors of Newco shall consist of sixteen (16) directors, who shall include eleven (11) directors of Riverview, to be designated by Riverview (the "Riverview Directors"), and five (5) directors of Union, to be designated by Union, with Riverview's agreement, which shall not be unreasonably withheld, from among its then-current, independent, non-employee directors (the "Union Directors"). The classes of the Board of Directors of Newco in which the Riverview Directors and Union Directors will serve shall be mutually agreed by Union and Riverview, with the understanding that appointees of each party will be evenly distributed as close as possible among the three classes of directorship of Newco. Each of the Riverview Directors and Union Directors shall serve as a director of Newco for the initial term stated for such director's class in the Newco Articles of Incorporation and until his or her successor is elected and qualified in accordance with applicable law and the Articles of Incorporation and Bylaws of Newco. For three (3) years after the Effective Date, the resulting Newco Board of Directors shall nominate, and recommend for election by the shareholders of Newco, the Riverview Directors and Union Directors, provided that such individuals continue to meet the eligibility requirements for a director under Newco's Articles of Incorporation and Bylaws.

          (f)    The officers of Riverview immediately prior to the Effective Time shall be the officers of Newco after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

          (g)   Immediately following the Effective Time, Union Bank shall merge with and into Riverview Bank with Riverview Bank as the resulting institution (the "Bank Merger").

          (h)   Effective as of the effective date of the Bank Merger, the Board of Directors of Riverview Bank shall consist of the Riverview Directors and the Union Directors, each to hold office until his or her successor is elected and qualified in accordance with applicable law and the articles of incorporation and bylaws of Riverview Bank. For three (3) years after the Effective

  Date, the resulting Newco Board of Directors shall vote in a manner necessary so that Newco will vote, as sole shareholder of the resulting Riverview Bank, for the election to the Board of Directors of Riverview Bank, the Riverview Directors and the Union Directors.

          (i)    Effective as of the effective date of the Bank Merger, the officers of Riverview Bank shall consist of the officers of Riverview Bank in office immediately prior to the effective date of the Bank Merger, in each case until their respective successors are duly elected or appointed and qualified.

        1.2   Treatment of Outstanding Stock Options.

          (a)   Each holder of an option to purchase shares of common stock of Riverview (the "Options") that: A) is outstanding at the Effective Time; B) has been granted pursuant to, the Amended and Restated 2009 Stock Option Plan and is set forth on Schedule 2.2 (the "Riverview Stock Option Plan"); and C) would otherwise survive the Effective Time, shall be entitled to receive, in cancellation of such Options, an option to acquire shares of Newco Common Stock on the terms set forth below (a "Newco Stock Option").

          (b)   A Newco Stock Option shall be a stock option to acquire shares of Newco Common Stock with the following terms: A) the number of shares of Newco Common Stock which may be acquired pursuant to such Newco Stock Option shall be equal to the number of shares of Riverview Common Stock covered by the Option; B) the exercise price per share of Newco Common Stock shall be equal to the exercise price per share of Riverview Common Stock of such Option; C) the duration and other terms of such Newco Stock Option shall be identical to the duration and other terms of such Option, except that all references to Riverview shall be deemed to be references to Newco and shall remain exercisable until the stated expiration date of the corresponding Option; and D) Newco shall assume each such Option, whether vested or not vested, as contemplated by Section 424(a) of the Code. Subject to the foregoing, the Riverview Stock Option Plan, the Options and any other options or other rights to acquire Riverview Common Stock issued thereunder shall terminate at the Effective Date.

          (c)   Prior to the Effective Time, Newco shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), register the number of shares of Newco Common Stock necessary to satisfy Newco's obligations with respect to the issuance of Newco Common Stock pursuant to the exercise of Newco Stock Options and under this Section 1.2.

          (d)   Prior to the Effective Date (to the extent required as determined by Riverview and Union), Newco shall receive agreements ("Optionee Agreements") from each holder of an Option, pursuant to which each such holder agrees to accept such Newco Stock Options in exchange for the cancellation of such Options, as of the Effective Time.

          (e)   Upon consummation of the Consolidation, Newco shall assume the Riverview Stock Option Plan such that Newco shall be considered to have adopted the Riverview Stock Option Plan (as so adopted, the "Newco Stock Option Plan"), and A) incentive stock options and non-qualified stock options to purchase Newco Common Stock may be issued by Newco to the persons indicated in Section 6 of the Newco Stock Option Plan, B) shares of Newco Common Stock that may be issued under the Newco Stock Option Plan shall not exceed, in the aggregate, 170,000 shares of Newco Common Stock (less the number of shares subject to Newco Stock Options issued under subsection (a) above), as may be adjusted pursuant to Section 19 of the Newco Stock Option Plan, C) for purposes of Section 2 of the Newco Stock Option Plan, the Newco Stock Option Plan will be deemed to be adopted and effective as of the Effective Date and the Newco Stock Option Plan shall terminate on, and no options shall be granted after, the tenth anniversary of the Effective Date and D) all references in the Riverview Stock Option Plan to

  (i) "Riverview Financial Corporation" or "the Company" shall refer to "Newco" and (ii) "the Stock" shall refer to "Newco Common Stock". Under Section 422 of the Code, adoption of the Consolidation Agreement by the shareholders of Riverview and Union shall constitute approval of the Newco Stock Option Plan.

        1.3    Common Stock Adjustments.     If, between the date hereof and the Effective Time, shares of common stock of Riverview or Union shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, stock split, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Newco Common Stock into which a share of that party's common stock shall be converted pursuant to Section 1.1 above (i.e., the applicable Exchange Ratio), will be appropriately and proportionately adjusted so that the number of such shares of Newco Common Stock into which a share of that party's common stock shall be converted will equal the number of shares of Newco Common Stock which holders of shares of that party's common stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time.

        1.4    Fractional Shares.     No fractional shares of Newco Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the fair market value of the fractional interest as of the trading day immediately preceding the Effective Date, which fair market value shall be the product obtained by multiplying the fractional share interest to which such holder is entitled by $10.75.

        1.5    Rights of Dissenting Shareholders.     The shareholders of Riverview and Union shall be entitled to and may exercise dissenters' rights, if and to the extent they are entitled to do so under the provisions of Subchapter D of Chapter 15 of the BCL. Shareholders of Riverview and Union who have properly exercised their dissenters' rights are referred to herein as "Dissenting Shareholders" and each share of Riverview and Union held by a Dissenting Shareholder is referred to herein as a "Dissenting Share."

        1.6   Mechanics of Consolidation.

          (a)   Subject to the terms and conditions set forth herein, the closing of the Consolidation will occur on a mutually agreeable date, which date shall be not later than thirty (30) business days following the satisfaction or waiver of all conditions precedent set forth in Article V of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Consolidation to be completed as soon as practicable after the receipt of shareholder approval, final regulatory approval of the Consolidation and the expiration of all required waiting periods. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the Closing Date at the office of Barley Snyder, 50 N. Fifth St., 2nd Floor, P.O. Box 942, Reading, PA 19603 at 10:00 a.m., or at such other place or time as Riverview and Union shall agree. The Consolidation shall be effective at the date (the "Effective Date") and time (the "Effective Time") specified in the Articles of Consolidation filed with the Pennsylvania Department of State, Corporation Bureau.

          (b)   As soon as practicable after the Effective Date, each holder of a certificate for shares of common stock of Riverview or Union outstanding immediately prior to the Effective Time shall be entitled, upon surrender of such certificate for cancellation to Registrar and Transfer Company, as the designated agent of Newco (the "Agent"), to receive Newco Common Stock to which such holder shall be entitled on the basis above set forth. Until surrendered, each certificate which, immediately prior to the Effective Time, represented shares of Riverview or Union common stock shall not be transferable on the books of Newco but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Newco Common Stock into which such shares of common stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered it for exchange as set forth above, no dividend payable to holders of record of Newco Common Stock as of any date subsequent to the Effective Date of Consolidation shall be paid to such holder. However, upon surrender and exchange of the Riverview or Union certificates as herein provided, the Agent shall issue the number of shares of Newco Common Stock to which the holder of such certificates is entitled, and shall pay to the record holder of such certificates an amount equal to all dividends that were paid or payable with respect to such Newco Common Stock between the Effective Date of the Consolidation and the date of such exchange, without interest. From and after the Effective Date, there shall be no transfers on the stock transfer books of Newco of the shares of common stock of Riverview or Union which were issued and outstanding immediately prior to the Effective Time.

          (c)   As promptly as practicable after the Effective Date, Newco shall send or cause to be sent to each shareholder of record of Riverview and Union Common Stock transmittal materials for use in exchanging certificates representing Riverview and Union Common Stock for certificates representing Newco Common Stock into which the Riverview and Union Common Stock have been converted in the Consolidation. Certificates representing shares of Newco Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Riverview and Union as soon as reasonably possible, but in no event later than twenty (20) business days following the receipt of certificates representing former shares of Riverview and Union Common Stock duly endorsed and/or accompanied by the materials referenced in the instructions accompanying the transmittal materials.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        Each of Riverview and Union represents and warrants (in such capacity, a "Representing Party") to Newco and to each other that the statements contained in this Article II are true and correct as of the date of this Agreement, except as set forth in the Representing Party's Disclosure Schedule, attached hereto.

        2.1   Organization.

          (a)   Representing Party is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly registered as a bank holding company under the BHCA. Representing Party has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and all foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          (b)   Riverview Bank and Union Bank are each a Pennsylvania-chartered bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to carry on its business as now conducted, and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and all foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of Riverview Bank and Union Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Riverview Bank or Union Bank, respectively, when due. Riverview Bank and Union Bank are each a member in good standing of the FHLB and owns the requisite amount of stock therein.

          (c)   Representing Party's Disclosure Schedule 2.1(c) sets forth each Subsidiary of the Representing Party, the state of organization of each such Subsidiary and the percentage of the outstanding equity securities or membership or other interests owned by Representing Party or any

  Subsidiary of Representing Party. Each of Representing Party's Subsidiaries is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Representing Party's Subsidiaries has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the Commonwealth of Pennsylvania and all foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          (d)   The respective minute books of the Representing Party and its Subsidiaries accurately reflect, in all material respects, all material actions of their respective shareholders and boards of directors (including all committees thereof) since January 1, 2010.

          (e)   Prior to the date of this Agreement, Representing Party has made available true and correct copies of the articles of incorporation or charter and bylaws or other organizational documents of Representing Party and each Subsidiary of a Representing Party, each as in effect on the date hereof.

        2.2   Capitalization.

          (a)   The authorized capital stock of Riverview consists of five million (5,000,000) shares of common stock, $0.50 par value per share, and no shares of preferred stock. The authorized capital stock of Union consists of two million (2,000,000) shares of common stock, $1.00 par value per share, and no shares of preferred stock. There are 1,716,316 shares of Riverview Common Stock outstanding, and each of such shares is validly issued, fully paid and nonassessable. There are 506,513 shares of Union Common Stock outstanding, and each of such shares is validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth on Representing Party's Disclosure Schedule 2.2(a), there are no shares of Representing Party's Common Stock held by such Representing Party as treasury stock. As of the date hereof: (i) no shares of Riverview Common Stock are reserved for issuance, except for an aggregate of 220,000 shares of Riverview Common Stock reserved for issuance upon the exercise of Riverview Options, and (ii) no shares of Union Common Stock are reserved for issuance. Neither Representing Party nor any Subsidiary of Representing Party has or is bound by any Rights of any character or any rights relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Representing Party's Common Stock or preferred stock, other than those set forth on Representing Party's Disclosure Schedule 2.2(a). Representing Party's Disclosure Schedule 2.2(a) sets forth the name of each holder of options, warrants or other rights to purchase, and securities convertible or exchangeable into, Representing Party's Common Stock or preferred stock, the number of shares each such individual may acquire pursuant to the exercise of such securities, the grant and vesting dates, and the exercise price relating to the securities held.

          (b)   Riverview owns all of the capital stock of Riverview Bank, free and clear of any lien or encumbrance except as set forth in Disclosure Schedule 2.2(b). Union owns all of the capital stock of Union Bank, free and clear of any lien or encumbrance. Except for the Representing Party's Subsidiaries, Representing Party does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of Representing Party's Subsidiaries, equity interests held by Representing Party's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Representing Party's Subsidiaries, including stock in the FHLB. Except as set forth on Representing Party's Disclosure Schedule 2.2(b), either Representing Party or its Bank Subsidiary owns all of the outstanding shares of capital stock or equity interests of each Subsidiary of Representing Party, free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

          (c)   To Representing Party's Knowledge, except as set forth on Representing Party's Disclosure Schedule 2.2(c), no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Representing Party's Common Stock.

          (d)   All contractual or other rights or obligations (including preemptive rights) of Representing Party or any Subsidiary of Representing Party to purchase or sell any shares of capital stock, partnership, membership or joint venture interests, or other equitable interests in any Person are set forth on Representing Party's Disclosure Schedule 2.2(d).

          2.3   Authority; No Violation.

          (a)   Representing Party has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by Representing Party's shareholders, to consummate the transactions contemplated hereby. Representing Party's Bank Subsidiary has full corporate power and authority to execute and deliver the Bank Plan of Merger and to complete the Bank Merger, subject to receipt of all necessary Regulatory Approvals. The execution and delivery of this Agreement by Representing Party and the consummation by Representing Party of the transactions contemplated hereby, including the Consolidation, have been duly and validly approved by the Board of Directors of Representing Party, and no other corporate proceedings on the part of Representing Party, except for the approval of the Representing Party's shareholders, is necessary to consummate the transactions contemplated hereby, including the Consolidation. This Agreement has been duly and validly executed and delivered by Representing Party and, subject to (i) approval by the shareholders of Representing Party, (ii) receipt of the Regulatory Approvals, and (iii) due and valid execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of Representing Party, enforceable against Representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Representing Party's Bank Subsidiary concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, will constitute the valid and binding obligation of such Bank Subsidiary, enforceable against Representing Party's Bank Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

          (b)   Subject to receipt of Regulatory Approvals and each Representing Party's compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of Representing Party, (i) the execution and delivery of this Agreement by Representing Party, (ii) the consummation of the transactions contemplated hereby, and (iii) compliance by Representing Party with any of the terms or provisions hereof will not (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Representing Party or any Subsidiary of Representing Party, including Representing Party's Bank Subsidiary, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Representing Party or any Subsidiary of Representing Party or any of their respective properties or assets, or (C) except as set forth in Representing Party's Disclosure Schedule 2.3(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Representing Party or any Subsidiary of Representing Party under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Representing Party or any Subsidiary of Representing Party is a party, or by which they or any of their respective properties or assets may be bound or affected.

        2.4    Consents.    Except as set forth on Representing Party's Disclosure Schedule 2.4, and except for the Regulatory Approvals, approval of the shareholders of Representing Party, and consents, approvals, filings and registrations from or with the SEC and state "blue sky" authorities, and compliance with any conditions contained therein, no consents or approvals or waivers of, or filings or registrations with, any Governmental Entity are or will be necessary, and no consents or approvals of any third parties are or will be necessary, in connection with (a) the execution and delivery of this Agreement by Representing Party or the Bank Plan of Merger by Representing Party's Bank Subsidiary and (b) the completion by Representing Party of the transactions contemplated hereby or by Representing Party's Bank Subsidiary of the Bank Merger. Representing Party has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Representing Party or Representing Party's Bank Subsidiary to complete the transactions contemplated by this Agreement.

        2.5   Regulatory Reports; Financial Statements; Undisclosed Liabilities.

          (a)   Representing Party has previously made available, or will make available, the Representing Party's Regulatory Reports. The Representing Party's Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators and the SEC, throughout the periods covered by such Regulatory Reports, and fairly present or will fairly present in all material respects the financial position, results of operations and changes in shareholders' equity of Representing Party as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Bank Regulators and the SEC, applied on a consistent basis.

          (b)   Representing Party has previously made available, or will make available, to the other parties the Representing Party's Financial Statements. The Representing Party's Financial Statements have been or will be prepared in accordance with GAAP (including the related notes where applicable), and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments and to any other adjustments described therein) the consolidated financial position, results of operations and cash flows of Representing Party and the Representing Party's Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto and except in the case of unaudited statements to normal recurring audit adjustments and the absence of footnotes.

          (c)   As of the date of each balance sheet included in the Representing Party's Financial Statements, neither Representing Party nor Representing Party's Bank Subsidiary, as applicable, has had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Representing Party's Financial Statements or Representing Party's Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and, except in the case of unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

          (d)   The records, systems, controls, data and information of Representing Party and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Representing Party or any Representing Party Subsidiary or

  accountants of Representing Party (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.5. Representing Party (i) has implemented and maintains a system of internal control over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (ii) has implemented and maintains disclosure controls and procedures to ensure that material information relating to Representing Party, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Representing Party by others within those entities, and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to Representing Party's outside auditors and the audit committee of Representing Party's Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Representing Party's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Representing Party's internal control over financial reporting. These disclosures (if any) were made in writing by management to Representing Party's auditors and audit committee, and a copy has previously been made available to the other parties.

          (e)   Since September 30, 2012, (i) neither Representing Party nor any of its Subsidiaries nor, to the Knowledge of Representing Party, any director, officer, employee, auditor, accountant or representative of Representing Party or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Representing Party or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Representing Party or any of its Subsidiaries has engaged in illegal accounting or auditing practices, and (ii) no attorney representing Representing Party or any of its Subsidiaries, whether or not employed by Representing Party or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Representing Party or any of its officers, directors, employees or agents to the Board of Directors of Representing Party or any committee thereof or to any director or officer of Representing Party.

        2.6    Taxes.    Except as described in Representing Party's Disclosure Schedule 2.6, Representing Party and its Subsidiaries are members of the same affiliated group within the meaning of Section 1504(a) of the Code. Representing Party has duly filed, and will file, all federal, state and local tax returns required to be filed by, or with respect to, Representing Party and every Subsidiary on or prior to the Effective Date, taking into account any extensions (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Representing Party and any Representing Party Subsidiary by any taxing authority or pursuant to any tax sharing agreement on or prior to the Effective Date other than taxes or other charges that (a) are not delinquent, (b) are being contested in good faith, or (c) have not yet been fully determined. Except as set forth in Representing Party's Disclosure Schedule 2.6, as of the date of this Agreement, Representing Party has received no written notice of, and to Representing Party's Knowledge, there is no, audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Representing Party or any Subsidiary of Representing Party, and no written claim has been made by any authority in a jurisdiction where Representing Party or any Subsidiary of Representing Party does not file tax returns that Representing Party or any Subsidiary of Representing Party is subject to taxation in that jurisdiction. Representing Party and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Representing Party and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Representing Party and each of its Subsidiaries, to Representing Party's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Except as set forth in Representing Party's Disclosure Schedule 2.6, neither Representing Party nor any Subsidiary of Representing Party is a party to any tax sharing, tax indemnity, or tax allocation agreement or similar contract or understanding.

        2.7    No Material Adverse Effect.     Representing Party has not suffered any Material Adverse Effect since September 30, 2012, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Representing Party.

        2.8   Material Contracts; Leases; Defaults.

          (a)   Except as set forth in Representing Party's Disclosure Schedule 2.8(a), neither Representing Party nor any Subsidiary of Representing Party is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Representing Party or any Subsidiary of Representing Party, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Representing Party or any Subsidiary of Representing Party; (iii) any collective bargaining agreement with any labor union relating to employees of Representing Party or any Subsidiary of Representing Party; (iv) any agreement which by its terms limits the payment of dividends by Representing Party or any Subsidiary of Representing Party; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Representing Party or any Subsidiary of Representing Party is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers' acceptances, and "treasury tax and loan" accounts and transactions in "federal funds", in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) that would be applicable on or after the Effective Date to any Person; (vi) any other agreement, written or oral, that obligates Representing Party or any Subsidiary of Representing Party for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days' or less notice without penalty or payment (other than agreements for commercially available "off-the-shelf" software), or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Representing Party or any Subsidiary of Representing Party.

          (b)   Representing Party's Disclosure Schedule 2.8(b) identifies each parcel of real estate owned, leased or subleased by Representing Party, Representing Party's Bank Subsidiary or any Subsidiary of Representing Party. Each real estate lease that requires the consent of the lessor or its agent resulting from the Consolidation or the Bank Merger by virtue of the terms of any such lease is listed in Representing Party's Disclosure Schedule 2.8(b), identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, neither Representing Party nor any Subsidiary of Representing Party is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (c)   True and correct copies of all agreements, contracts, arrangements and instruments referred to in Section 2.8(a) and 2.8(b) ("Material Contracts") have been made available by Representing Party to the other parties on or before the date hereof, and are in full force and effect on the date hereof, and neither Representing Party nor any Subsidiary of Representing Party (nor, to the Knowledge of Representing Party, any other party to any Material Contract) has materially breached any provision of, or is in default in any respect under any term of, any Material Contract of Representing Party. Except as listed on Representing Party's Disclosure Schedule 2.8(c), no party to any Material Contract of Representing Party will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

          (d)   Since September 30, 2012, through and including the date of this Agreement, neither Representing Party nor any Subsidiary of Representing Party has (i) except for normal increases for employees made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 2012 (which amounts have been previously made available to the other parties), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on Representing Party's Disclosure Schedule 2.12, as in effect as of the date hereof), or paid any bonus other than the customary bonuses in amounts consistent with past practice, (ii) granted any options or warrants to purchase shares of Representing Party's Common Stock, or any Right to any executive officer, director or employee other than grants made in the ordinary course of business consistent with past practice under any option or benefit plan and set forth on Representing Party's Disclosure Schedule 2.2(a), (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income tax purposes, (v) made any material change in the credit policies or procedures of Representing Party or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments except at the direction or request of any Bank Regulator, (vii) entered into any lease of real or personal property requiring annual payments in excess of $10,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of Representing Party or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy except in accordance with any changes in GAAP or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

        2.9   Ownership of Property; Insurance Coverage.

          (a)   Representing Party and each Subsidiary of Representing Party has good and, as to real property, marketable, title to all material assets and properties owned by it or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Representing Party's Regulatory Reports and in the Representing Party's Financial

  Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary liens affecting real property which do not materially adversely affect the value or use of such real property, and (iv) those described and reflected in the Representing Party's Financial Statements. Representing Party and its Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Representing Party and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither Representing Party nor any Subsidiary of Representing Party is in default in any material respect under any lease for any real or personal property to which either Representing Party or any Subsidiary of Representing Party is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such default, except for such defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Representing Party.

          (b)   With respect to all agreements pursuant to which Representing Party or any Subsidiary of Representing Party has purchased securities subject to an agreement to resell, if any, Representing Party or such Subsidiary of Representing Party, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c)   Representing Party and each Subsidiary of Representing Party currently maintain insurance considered by Representing Party to be reasonable for their respective operations in accordance with industry practice and have continuously maintained such coverage since January 1, 2007. Neither Representing Party nor any Subsidiary of Representing Party, except as set forth in Representing Party's Disclosure Schedule 2.9(c), has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Representing Party or any Subsidiary of Representing Party under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and within the last three years Representing Party and each Subsidiary of Representing Party has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Representing Party's Disclosure Schedule 2.9(c) identifies all material policies of insurance maintained by Representing Party and each Subsidiary of Representing Party as well as the other matters required to be disclosed under this Section.

        2.10    Legal Proceedings.     Except as set forth in Representing Party's Disclosure Schedule 2.10, neither Representing Party nor any Subsidiary of Representing Party is a party to any, and there are no pending or, to Representing Party's Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against Representing Party or any Subsidiary of Representing Party, (b) to which Representing Party or any of its Subsidiaries assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) that would reasonably be expected to adversely affect the ability of Representing Party or its Bank Subsidiary to perform under this Agreement.

        2.11 Compliance With Applicable Law.

          (a)   Each of Representing Party and each Subsidiary of Representing Party is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Emergency Economic Stabilization Act of 2008, as amended, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collections Practices Act, the Truth in Lending Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Representing Party nor any Subsidiary of Representing Party has received any written notice to the contrary. The Board of Directors of Representing Party's Bank Subsidiary has adopted, and Representing Party's Bank Subsidiary has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

          (b)   Each of Representing Party and each Subsidiary of Representing Party has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Representing Party; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects, and no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

          (c)   Other than those listed on Representing Party's Disclosure Schedule 2.11(c), since January 1, 2010, neither Representing Party nor any Subsidiary of Representing Party has received any written notification or any other communication from any Bank Regulator (i) asserting that Representing Party or any Subsidiary of Representing Party is not in material compliance with any of the statutes, regulations or ordinances that such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Representing Party or any Subsidiary of Representing Party; (iii) requiring, or threatening to require, Representing Party or any Subsidiary of Representing Party, or indicating that Representing Party or any Subsidiary of Representing Party may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Governmental Entity or Bank Regulator which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Representing Party or any Subsidiary of Representing Party, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Representing Party or any Subsidiary of Representing Party, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Copies of all Regulatory Agreements of Representing Party, if any, and all related correspondence between or among Representing Party or any Subsidiary of Representing Party and any Bank Regulator have heretofore been made available to the other parties. Except as set forth on Representing Party's Disclosure Schedule 2.11(c), neither Representing Party nor any Subsidiary of Representing Party has consented to or entered into any

  Regulatory Agreement that is currently in effect or that was in effect since January 1, 2010. The most recent regulatory rating given to Representing Party's Bank Subsidiary as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better. The Representing Party has no Knowledge of the existence of any fact or circumstance which would reasonably be expected to result in the Representing Party's or any of its Subsidiaries' having its or their current CRA rating lowered.

        2.12 Employee Benefit Plans.

          (a)   Representing Party's Disclosure Schedule 2.12(a) contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor), including, without limitation, supplemental executive retirement plans, stock purchase plans, stock option plans, restricted stock plans, stock appreciation rights plans, severance arrangements, employment agreements, consulting agreements, settlement agreements, release agreements, loan arrangements, change-in-control agreements, fringe benefit plans, bonus plans, incentive plans, director deferred agreements, director retirement agreements, deferred compensation plans and all other benefit practices, policies and arrangements under which any current or former employee, director or independent contractor of Representing Party or any Subsidiary of Representing Party has any present or future right to benefits or under which Representing Party or any Subsidiary of Representing Party has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans."

          (b)   With respect to each Benefit Plan of Representing Party, Representing Party has made available to the other parties a current, accurate and complete copy thereof (or a written summary of the material terms of any unwritten plan) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter issued by the IRS and any current application to the IRS for such letter, if applicable; (iii) the most recent summary plan description and any subsequent summaries of material modifications or planned modification; and (iv) annual return/reports on Form 5500 for the last three plan years with respect to each Benefit Plan which is required to file such annual return/report.

          (c)   (i) Each Benefit Plan of Representing Party has been established and administered in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Benefit Plan of Representing Party which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and with respect to all plan document qualification requirements for which the applicable remedial amendment period under Section 401(b) of the Code has closed, any amendments required by such determination letter were made as and when required by such determination letter, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject Representing Party or any Subsidiary of Representing Party, solely by reason of its affiliation with any past or present "ERISA Affiliate" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any Tax, fine, lien, penalty or other liability imposed by ERISA or the Code; (iv) except as set forth in Representing Party's Disclosure Schedule 2.12(c), no Benefit Plan provides, and Representing Party and the Subsidiaries of Representing Party have no obligation to provide, any welfare benefits to any employee or service provider (or any beneficiary thereof) after the employee's termination of employment and/or the service provider's termination of service other than as required by Section 4980B of the Code and/or other applicable law; (v) Representing Party and the Subsidiaries of Representing Party, as applicable, have made or provided for all contributions required under the terms of each Benefit Plan of Representing Party, and all contributions have been made within the time required by applicable law; and (vi) to the Knowledge of Representing Party, neither Representing Party nor any Subsidiary of Representing Party has engaged in a transaction with respect to any Benefit Plan of Representing Party which would subject Representing Party or any Subsidiary of Representing Party to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (d)   Except as set forth in Representing Party's Disclosure Schedule 2.12(d), Representing Party and the Subsidiaries of Representing Party do not maintain, and have never maintained, a defined benefit plan. None of the Benefit Plans of Representing Party is a "multiemployer plan" (within the meaning of ERISA section 3(37)) and none of Representing Party, the Subsidiaries of Representing Party or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.

          (e)   Except as set forth in Representing Party's Disclosure Schedule 2.12(e), with respect to any Benefit Plan of Representing Party, the assets of any trust under such Benefit Plan, Benefit Plan sponsor, Benefit Plan fiduciary or Benefit Plan administrator, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Representing Party, threatened and (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

          (f)    Except as set forth in Representing Party's Disclosure Schedule 2.12(f), the consummation of the transactions contemplated herein will not, separately or together with any other event, (i) entitle any employee, officer or director of Representing Party or any Subsidiary of Representing Party to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any such employee, officer or director.

          (g)   All Benefit Plans of Representing Party which provide for the deferral of compensation, within the meaning of Section 409A of the Code, have been administered in compliance with Section 409A of the Code. Except as set forth in Representing Party's Disclosure Schedule 2.12(g), no outstanding stock options and no shares of restricted stock are subject to Section 409A of the Code. In addition, Representing Party's Disclosure Schedule 2.12(g) sets forth the amounts of any unfunded deferred compensation payable to any employee or director of Representing Party.

          (h)   Representing Party has not communicated to any current or former employee thereof any intention or commitment to modify any Benefit Plan of Representing Party or contract to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

          (i)    No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Representing Party or any Subsidiary of Representing Party with respect to any ongoing, frozen, or terminated Plan of Representing Party or any Subsidiary of Representing Party.

          (j)    No notice of a reportable event within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has been waived, has been required to be filed for any Benefit Plan of Representing Party within the past twelve (12) months.

        2.13    Environmental Matters.     Except as may be set forth in Representing Party's Disclosure Schedule 2.13, with respect to Representing Party and each Subsidiary of Representing Party:

          (a)   To the Representing Party's Knowledge, neither (i) the conduct nor operation of the business of Representing Party or any Subsidiary of Representing Party nor (ii) any condition of any property currently or previously owned or operated by Representing Party or any Subsidiary of Representing Party (including, without limitation, in a fiduciary or agency capacity), results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Representing Party or any Subsidiary of

  Representing Party. To the Representing Party's Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Representing Party or any Subsidiary of Representing Party by reason of any Environmental Laws. Neither Representing Party nor any Subsidiary of Representing Party during the past five years has received any written notice from any Person or Governmental Entity that Representing Party or any Subsidiary of Representing Party or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them (including any Other Real Estate Owned or property pledged as collateral for any loan held by Representing Party or any Subsidiary of Representing Party) are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Representing Party or any Subsidiary of Representing Party;

          (b)   There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Representing Party's Knowledge, threatened, before any court, Governmental Entity or other forum against Representing Party or any Subsidiary of Representing Party (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Representing Party or any Subsidiary of Representing Party; and

          (c)   To the Representing Party's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Representing Party or any of its Subsidiaries, and no underground storage tanks have been closed or removed from any properties owned or operated by Representing Party or any of its Subsidiaries, except in compliance with Environmental Laws in all material respects.

        2.14    Brokers, Finders and Financial Advisors.     Neither Representing Party nor any Subsidiary of Representing Party, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Keefe, Bruyette & Woods, Inc. ("KBW") by Union and the retention of Ambassador Financial Group, Inc. ("Ambassador") by Riverview, and the respective fees payable by Union and Riverview in connection therewith. Each of Riverview and Union is solely responsible for the payment of the fees and expenses of their respective advisors.

        2.15 Loan Matters.

          (a)   The allowance for loan losses reflected in Representing Party's consolidated balance sheet at September 30, 2012 was, and the allowance for loan losses shown on Representing Party's balance sheets for periods ending after September 30, 2012 was or will be, adequate, as of the date thereof, under GAAP.

          (b)   Representing Party's Disclosure Schedule 2.15(b) sets forth a listing, as of January 31, 2013, by account, of: (i) all loans (including loan participations) of Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party that have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party which have been terminated by Representing Party's Bank or any other Subsidiary of Representing Party during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) each borrower, customer or other party which has notified Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party during the past twelve months of, or has asserted against Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of Representing Party's Bank Subsidiary, each borrower, customer or other party which has given Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party any oral notification of, or orally asserted to or against Representing Party's Bank Subsidiary or any other Subsidiary of Representing Party, any such claim; (iv) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (D) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and/or which would be required to be accounted for as a troubled debt restructuring according to ASC 310-40, or (E) where a specific reserve allocation exists in connection therewith; and (v) all assets classified by Representing Party's Bank Subsidiary or any Subsidiary of such Bank Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Except as set forth on Representing Party's Disclosure Schedule 2.15(b), all loans of Representing Party's Bank Subsidiary have been classified as of January 31, 2013 in accordance with the loan policies and procedures of such Bank.

          (c)   All loans receivable (including discounts) and accrued interest entered on the books of Representing Party and the Subsidiaries of Representing Party arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Representing Party's or the appropriate Representing Party's Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Representing Party and the Subsidiaries of Representing Party are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, other than loans as to which the failure to satisfy the foregoing standard would not have a Material Adverse Effect on the Representing Party. All such loans are owned by Representing Party or the appropriate Subsidiary of Representing Party free and clear of any liens.

          (d)   The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

          (e)   Representing Party's Disclosure Schedule 2.15(e) sets forth, as of January 31, 2013, a schedule of all executive officers and directors of Representing Party who have outstanding loans from Representing Party or its Bank Subsidiary, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

          (f)    To the Knowledge of Representing Party, no shares of its Common Stock were purchased with the proceeds of a loan made by Representing Party or any Subsidiary of Representing Party.

        2.16    Related Party Transactions.     Except as set forth in Representing Party's Disclosure Schedule 2.16, neither Representing Party nor any Subsidiary of Representing Party is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Representing Party or any Subsidiary of Representing Party. None of such transactions was granted under conditions where the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or where the borrower is paying a rate which was not in compliance with Regulation O. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Item 404 of SEC Regulation S-K promulgated under the Securities Act and the Exchange Act). No loan or credit accommodation to any Affiliate of Representing Party or any Subsidiary of Representing Party is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Representing Party nor any Subsidiary of Representing Party has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Representing Party is inappropriate.

        2.17 Credit Card Accounts and Merchant Processing.

          (a)   Credit Card Accounts. Except as set forth on Representing Party's Disclosure Schedule 2.17, neither Representing Party nor any Subsidiary of Representing Party originates, maintains or administers credit card accounts.

          (b)   Merchant Processing. Except as set forth on Representing Party's Disclosure Schedule 2.17, neither Representing Party nor any Subsidiary of Representing Party provides, or has provided, merchant credit card processing services to any merchants.

        2.18    Required Vote.     (i) The affirmative vote of a majority of the outstanding shares of Riverview Common Stock at the Riverview Shareholders' Meeting is required to approve this Agreement and the Consolidation under Riverview's articles of incorporation and the BCL; provided that this Agreement and the Consolidation were approved by 70% of the members of Riverview's Board of Directors, which approval by such percentage of the members of the Board of Directors of Riverview was obtained prior to the execution of this Agreement by Riverview, and (ii) the affirmative vote of 75% of the outstanding shares of Union Common Stock at the Union Shareholders' Meeting is required to approve this Agreement and the Consolidation under Union's articles of incorporation and the BCL.

        2.19    Registration Obligations.     Neither Representing Party nor any Subsidiary of Representing Party is under any obligation, contingent or otherwise, that will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

        2.20    Risk Management Instruments.     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Representing Party's own account, or for the account of one or more of Representing Party's Subsidiaries or their customers (all of which are set forth in Representing Party's Disclosure Schedule 2.20), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Representing Party or any Subsidiary of Representing Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Representing Party nor any Subsidiary of

Representing Party, nor to the Knowledge of Representing Party any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

        2.21    Fairness Opinion.     Representing Party has received a written opinion from KBW (in the case of Union) or Ambassador (in the case of Riverview) to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Exchange Ratios are fair to Representing Party's shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        2.22    Trust Accounts.     Representing Party's Bank Subsidiary and each Subsidiary of Representing Party have administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. Neither Representing Party's Bank Subsidiary nor any other Subsidiary of Representing Party, nor any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

        2.23    Intellectual Property.     Representing Party and each Subsidiary of Representing Party owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Representing Party's or each of its Subsidiaries' business, and neither Representing Party nor any Subsidiary of Representing Party has received any notice of conflict with respect thereto that asserts the rights of others. Representing Party and each of its Subsidiaries has performed all the material obligations required to be performed, and are not in default in any material respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To Representing Party's Knowledge, the conduct of the business of Representing Party and each of its Subsidiaries, as currently conducted or proposed to be conducted, does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

        2.24    Labor Matters.     There are no labor or collective bargaining agreements to which Representing Party or any Subsidiary of Representing Party is a party. To the Knowledge of Representing Party, there is no activity involving Representing Party or any Subsidiary of Representing Party seeking to certify a collective bargaining unit involving any of their employees. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or threatened against Representing Party or any Subsidiary of Representing Party. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Representing Party, threatened against Representing Party or any Subsidiary of Representing Party (other than routine employee grievances that are not related to union employees). Representing Party and each Subsidiary of Representing Party is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

        2.25    Information Supplied.     The information relating to Representing Party and any Subsidiary of Representing Party to be contained in the Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        2.26    Quality of Representations.     The representations made by Representing Party in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

ARTICLE III
COVENANTS

        Each of Union and Riverview covenants to the other (in such capacity, a "Covenanting Party") as follows:

        3.1   Conduct of Business.

          (a)   Affirmative Covenants. From the date of this Agreement to the Effective Time, except with the written consent of the other party (which shall not be unreasonably withheld, conditioned or delayed), Covenanting Party will, and it will cause each Subsidiary of Covenanting Party to, (i) operate its business only in the usual, regular and ordinary course of business, (ii) use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) refrain from taking any action that would, or would be reasonably likely to, materially adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby, to obtain the Tax Opinion, or that would materially increase the period of time necessary to obtain such approvals, or materially adversely affect its ability to perform its covenants and agreements under this Agreement.

          (b)   Negative Covenants. Covenanting Party agrees that from the date of this Agreement to the Effective Time, except as (i) otherwise specifically permitted or required by this Agreement, (ii) set forth in Disclosure Schedule 3.1(b), (iii) consented to by the other party in writing and, except with respect to subsections (i), (ii), (vii) and (viii) of this Section 3.1(b), such consent not to be unreasonably withheld, conditioned or delayed, or (iv) required by any Bank Regulator, Covenanting Party will not, and it will cause each of its Subsidiaries not to:

              (i)  change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint any new directors to its board of directors, except to fill any vacancy in accordance with its bylaws;

             (ii)  change the number of authorized or issued shares of its capital stock, issue any shares of its capital stock, including any shares that are held as treasury stock as of the date of this Agreement, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any option or benefit plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) Riverview may issue shares of Riverview Common Stock upon the valid exercise, in accordance with the information set forth in Riverview Disclosure Schedule 2.2(a), of presently outstanding Riverview Options, and (ii) any Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) consistent with past practice;

            (iii)  enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or as required by law;

            (iv)  other than as set forth in Disclosure Schedule 3.1(b), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

             (v)  grant or agree to pay any bonus, severance or termination payment to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof or as agreed to by the parties and set forth on Disclosure Schedule 3.1(b), (ii) pay increases in the ordinary course of business consistent with past practice to employees, and (iii) as required by statute, regulations or regulatory guidance. Neither Covenanting Party nor any of its Subsidiaries shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000 except as set forth in Disclosure Schedule 3.1(b), provided that Covenanting Party or a Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business. Any bonus or incentive plan adopted for services performed on or after February 15, 2013 shall be in such form and with such terms as mutually agreed to by the parties (provided that all such plans in place for 2013 shall operate in accordance with their current terms for the performance period ending December 31, 2013);

            (vi)  except as otherwise expressly permitted under this Agreement or as set forth on Disclosure Schedule 3.1(b), enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

           (vii)  except as otherwise provided in Section 3.10, merge or consolidate Covenanting Party or any Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Covenanting Party or any Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Covenanting Party, or any Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender by any Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

          (viii)  except as otherwise provided in Section 3.10, sell or otherwise dispose of the capital stock of Covenanting Party or any Subsidiary or sell or otherwise dispose of any asset of Covenanting Party or of any Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Covenanting Party or of any Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

            (ix)  voluntarily take any action that would result in any of the representations and warranties of Covenanting Party or Covenanting Party's Bank Subsidiary set forth in this Agreement becoming untrue as of any date after the date hereof or any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law or any Bank Regulator;

             (x)  change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating Covenanting Party or its Bank Subsidiary;

            (xi)  waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Covenanting Party or any Subsidiary of Covenanting Party is a party;

           (xii)  purchase any securities, including equity securities, except in accordance with past practice pursuant to policies approved by the Board of Directors of Covenanting Party and in effect on the date hereof;

          (xiii)  except as permitted under Section 3.1(b), issue or sell any equity or debt securities;

          (xiv)  make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit), in excess of $50,000 on an unsecured basis, or $750,000 on a secured basis with respect to Union, and in excess of $50,000 on an unsecured basis, or $1.5 million on a secured basis with respect to Riverview, and all in accordance with past practice pursuant to policies approved by the Board of Directors of Covenanting Party and in effect on the date hereof;

           (xv)  except as set forth on the Disclosure Schedule 3.1(b), enter into, renew, extend or modify any other transaction (other than a deposit transaction or a loan transaction made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not involving more than the normal risk of collectibility) with any Affiliate;

          (xvi)  enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest other than in such party's Ordinary Course of Business;

         (xvii)  except for the execution of this Agreement, and actions taken or that will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

        (xviii)  enter into any new line of business;

          (xix)  make any material change in policies in existence on the date of this Agreement with regard to (i) underwriting, the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, (ii) investments, (iii) asset/liability management, (iv) deposit pricing or gathering, or (v) other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;

           (xx)  except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any Benefit Plan of Covenanting Party;

          (xxi)  except as set forth in Disclosure Schedule 3.1(b), make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than expenditures pursuant to binding commitments existing on the date hereof, and other than expenditures necessary to maintain existing assets in good repair;

         (xxii)  except as set forth in Disclosure Schedule 3.1(b), purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

        (xxiii)  undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Covenanting Party or its Bank Subsidiary of more than $12,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

        (xxiv)  except as set forth on Disclosure Schedule 3.1(b), pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $15,000 individually or $30,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, provided that Covenanting Party may not charge-off through settlement, compromise or discharge more than $100,000 of the outstanding principal balance of any loan that is 90 or more days contractually past due without first discussing the decision with the other party;

          (xxv)  foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

        (xxvi)  purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

       (xxvii)  issue any broadly distributed communication to employees (including general communications relating to benefits and compensation) relating to post-Effective Date employment, benefit or compensation information without the prior consent of the other party (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of the other party (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Consolidation or other transactions contemplated hereby;

      (xxviii)  other than charitable contributions contractually committed on the date hereof, make any charitable contribution prior to the Effective Time in excess of its budgeted amount for 2013 previously submitted to the other party or agree to make any such contribution for any period after the Effective Time; or

         (xxix)  agree to do any of the foregoing.

        3.2   Current Information.

          (a)   During the period from the date of this Agreement to the Effective Time, Covenanting Party will cause one or more of its representatives to confer with representatives of the other party and report the general status of its ongoing operations at such times as the other party may reasonably request. Covenanting Party will promptly notify the other party of any material change in the normal course of its business or in the operation of its and its Subsidiaries' properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Covenanting Party or any its Subsidiaries. Without limiting the foregoing, senior officers of the parties shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of Covenanting

  Party and its Subsidiaries, in accordance with applicable law, and Covenanting Party shall give due consideration to the other party's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Covenanting Party nor any Subsidiary shall, under any circumstance, be permitted to exercise control of the other party or any Subsidiary prior to the Effective Time. Provided, however, Covenanting Party shall not be required to take any action that would provide access to or disclose information where such access or disclosure would, in its reasonable judgment, violate or prejudice the rights, business interests, or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between itself and any of its legal counsel.

          (b)   The parties shall meet on a regular basis to discuss and plan for either (i) the conversion of Union Bank's data processing and related electronic informational systems to those used by Riverview Bank or (ii) the conversion of Riverview Bank's data processing and related electronic informational systems to those used by Union Bank, which planning shall include, but not be limited to, discussion of the possible termination of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither party shall be obligated to take any such actions prior to the Effective Time and, unless the parties otherwise agree, no conversion shall take place prior to the Effective Time.

          (c)   Each Bank Subsidiary shall provide the other, within ten (10) business days after the end of each calendar month, a written list of nonperforming assets, and on a monthly basis, each shall provide the other with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

          (d)   Each party shall promptly inform the other upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of such party or any of its Subsidiaries under any labor or employment law.

        3.3   Access; Confidentiality.

          (a)   From the date of this Agreement through the Effective Time, Covenanting Party shall afford to, and shall cause each Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to its properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Covenanting Party and each Subsidiary will furnish the other party and its representatives with such financial and operating data and other information with respect to its businesses, properties, assets, books and records and personnel as the other party or its representatives shall from time to time reasonably request.

          (b)   All such investigations and discussions shall be conducted hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the parties and their respective Subsidiaries.

          (c)   In addition, Covenanting Party shall permit employees of the other party reasonable access to and participation in matters relating to problem loans, loan restructurings and loan workouts, investments, derivatives, and other asset/liability activities of Covenanting Party and any of its Subsidiaries, provided that nothing contained in this subsection shall be construed to grant the other party or any of its employees any final decision-making authority with respect to such matters.

          (d)   Prior to the Effective Time, the parties shall hold in confidence all confidential information of the other on the terms and subject to the conditions of the Confidentiality

  Agreement previously entered into by the parties. If the transactions contemplated by this Agreement shall not be completed, each party will continue to comply with the terms of such Confidentiality Agreement.

        3.4   Financial and Other Statements.

          (a)   Promptly upon receipt thereof, each Covenanting Party will furnish to the other copies of each annual, interim or special audit of the books of such party and its Subsidiaries made by its independent auditors, and copies of all internal control reports submitted to Covenanting Party by such auditors in connection with each annual, interim or special audit of the books of Covenanting Party and the its Subsidiaries made by such auditors.

          (b)   Each Covenanting Party will furnish to the other copies of all documents, statements and reports as it or any of its Subsidiaries shall send to its shareholders, any Bank Regulator or any Governmental Entity, except as legally prohibited thereby. Within 15 days after the end of each month, Covenanting Party will deliver to the other party a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

          (c)   Each Covenanting Party will advise the other promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of itself or any of its Subsidiaries.

          (d)   With reasonable promptness, each Covenanting Party will furnish to the other such additional financial data that it possesses and as the other may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

        3.5    Maintenance of Insurance.     Each Covenanting Party shall maintain, and cause each Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business, consistent with past practice.

        3.6    Disclosure Supplements.     From time to time prior to the Effective Time, each Covenanting Party will promptly supplement or amend its Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V.

        3.7    Consents and Approvals of Third Parties.     Each party shall use commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

        3.8    Commercially Reasonable Efforts.     Subject to the terms and conditions herein provided, each party agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        3.9    Failure to Fulfill Conditions.     In the event that a party determines that a condition to its obligation to complete the Consolidation cannot be fulfilled and that it will not waive that condition, it will promptly notify the other.

        3.10 Union No Shop.

          (a)   Except as set forth in Section 3.10(b), Union shall not, and shall cause its respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents (collectively, the "Union Representatives") not to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to a Union Acquisition Proposal; (ii) respond to any inquiry relating to a Union Acquisition Proposal or a Union Acquisition Transaction (defined below); (iii) recommend or endorse a Union Acquisition Transaction; (iv) participate in any discussions or negotiations regarding any Union Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Riverview) any information or data with respect to Union or any Union Subsidiary or otherwise relating to a Union Acquisition Proposal; (v) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Union is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Union Acquisition Proposal or approve or resolve to approve any Union Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to a Union Acquisition Proposal. Any violation of the foregoing restrictions by Union or any Union Representative, whether or not such Union Representative is so authorized and whether or not such Union Representative is purporting to act on behalf of Union or otherwise, shall be deemed to be a breach of this Agreement by Union. Union and each Union Subsidiary shall, and shall cause each of the Union Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Union Acquisition Proposal.

          (b)   Notwithstanding Section 3.10(a), Union may respond to or engage in any discussions or negotiations with, or provide any confidential information or data to, any Person in response to an unsolicited bona fide Union Acquisition Proposal, if, but only if, (A) the Union Shareholders' Meeting shall not have occurred; (B) Union shall have complied in all material respects with the provisions of this Section 3.10(b) and (c); (C) Union's Board of Directors shall have determined, based on the advice of its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law; (D) Union has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 3.10; (E) Union's Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and; (F) Union has provided Riverview with notice of such determination within one (1) business day thereafter; and (G) prior to furnishing or affording access to any information or data with respect to Union or any Union Subsidiary or otherwise relating to an Acquisition Proposal, Union receives from such Person a confidentiality agreement with terms no less favorable to Union than those contained in the Confidentiality Agreement. Union shall promptly provide to Riverview any non-public information regarding Union or any Union Subsidiary provided to any other Person that was not previously provided to Riverview, such additional information to be provided no later than the date of provision of such information to such other party.

          (c)   Union shall promptly (and in any event within twenty-four (24) hours) notify Riverview in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Union or any Union Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. Union agrees that it shall keep Riverview informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

          (d)   Except as set forth in Section 3.10(e), neither the Union Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Riverview in connection with the transactions contemplated by this Agreement (including the Consolidation), the Union Recommendation, or make any statement, filing or release, in connection with the Union Shareholders Meeting or otherwise, inconsistent with the Union Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Union Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Union Acquisition Proposal; or (iii) enter into (or cause Union or any Union Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Union Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 3.10(b)) or (B) requiring Union to abandon, terminate or fail to consummate the Consolidation or any other transaction contemplated by this Agreement.

          (e)   Notwithstanding Section 3.10(d), prior to the date of the Union Shareholders' Meeting, the Union Board of Directors may approve or recommend to the shareholders of Union a Union Superior Proposal and withdraw, qualify or modify the Union Recommendation in connection therewith (a "Union Subsequent Determination") after the fifth (5th) business day following Riverview's receipt of a notice (the "Notice of Union Superior Proposal") from Union advising Riverview that the Union Board of Directors has decided that a bona fide unsolicited written Union Acquisition Proposal that it received (that did not result from a breach of this Section 3.10) constitutes a Union Superior Proposal (it being understood that Union shall be required to deliver a new Notice of Union Superior Proposal in respect of any revised Union Superior Proposal from such third party or its Affiliates that Union proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the Union Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Union under applicable law, and (ii) at the end of such five (5) business day period, after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Riverview since its receipt of such Notice of Union Superior Proposal (provided, however, that Riverview shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), Union's Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 3.10(e) and (B) that such Union Acquisition Proposal constitutes a Union Superior Proposal; and Union shall provide written notice (the "Final Notice of Union Superior Proposal") to Riverview of its determination to accept the Union Superior Proposal no later than one (1) business day following expiration of such five (5) business day period.

          (f)    Nothing contained in this Section 3.10 or elsewhere in this Agreement shall prohibit Union from (i) taking and disclosing to its shareholders a position contemplated by SEC Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if, in each case, in the good faith judgment of the Board of Directors, with the advice of outside counsel, making such disclosure to Union's shareholders is required under applicable law.

        3.11    Reserves and Consolidation-Related Costs.     Each Covenanting Party agrees to consult with the other with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). Each Covenanting Party shall also consult with the other with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as the other shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until the other shall have irrevocably certified to the Covenanting Party that all conditions set forth in Article V to the obligation of such party to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

        3.12    Board of Directors and Committee Meetings.     Each Covenanting Party shall permit representatives of the other (no more than two) to attend any meeting of the Board of Directors of the Covenanting Party and/or its Bank Subsidiary or the Executive and Loan Committees thereof as an observer, provided that neither Covenanting Party nor its Bank Subsidiary shall be required to permit the representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or during any other matter that the respective Board of Directors has reasonably determined to be confidential.

        3.13    Affiliate Letters.     Each Covenanting Party shall deliver to the other, concurrently with the execution of this Agreement, the Affiliate Letters.

        3.14    Approval of Bank Plan of Merger.     Each Covenanting Party shall take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of its Subsidiary Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by its Subsidiary Bank in accordance with applicable laws and regulations as soon as practicable after the date hereof and in no event later than the Effective Time.

        3.15    Proxy Solicitor.     If the other party requests, Covenanting Party shall retain a proxy solicitor in connection with the solicitation of its shareholders' approval of this Agreement.

ARTICLE IV
REGULATORY AND OTHER MATTERS

        4.1    Shareholder Meetings.     Each Covenanting Party will (i) as promptly as practicable after the registration statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting"), for the purpose of considering this Agreement and the Consolidation, and for such other purposes as may be, in its reasonable judgment, necessary or desirable, and (ii) have its Board of Directors unanimously recommend approval of this Agreement to its shareholders (the "Shareholder Recommendation") and otherwise support the Consolidation.

        4.2   Proxy Statement-Prospectus.

          (a)   For the purposes of (i) registering the Newco Common Stock to be issued to holders of Riverview Common Stock and Union Common Stock in exchange for their outstanding shares and to be issued upon the exercise of options and warrants to purchase Newco Common Stock to be issued in exchange for Riverview Options in connection with the Consolidation with the SEC under the Securities Act and (ii) holding the Shareholders' Meetings, Riverview shall draft and prepare, and Riverview and Union shall cooperate in the preparation of, a registration statement, including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (a "Registration Statement") (such proxy statement/prospectus in the form mailed to the Riverview shareholders and the Union Shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). Riverview shall cause the Registration Statement, including the Proxy Statement-Prospectus, to be filed with the SEC. Each of Riverview and Union shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Riverview and Union shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. Riverview shall also use commercially reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and each of Riverview and Union shall furnish all information concerning itself and the holders of its Common Stock as may be reasonably requested in connection with any such action.

          (b)   Union shall provide Riverview with any information concerning itself that Riverview may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Riverview shall notify Union promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Union promptly copies of all correspondence between Riverview or any of its representatives and the SEC. Riverview shall give Union and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give Union and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Riverview and Union agrees to use commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Riverview Common Stock entitled to vote at the Riverview Shareholders Meeting and to the holders of the Union Common Stock entitled to vote at the Union Shareholders Meeting at the earliest practicable time.

          (c)   Riverview and Union shall promptly notify each other if at any time it becomes aware that the Proxy Statement-Prospectus or the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Riverview shall cooperate with Union in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Riverview shall file an amended Registration Statement with the SEC, and each of Riverview and Union shall mail an amended Proxy Statement-Prospectus to its shareholders. If deemed necessary or appropriate after consultation with each party's respective counsel, Riverview and Union shall obtain a "comfort" letter from its independent certified public accountant, dated as of the date of the Proxy Statement-Prospectus and updated as of the date of consummation of the Consolidation, with respect to certain financial information regarding it, in form and substance that is customary in transactions such as the Consolidation.

        4.3    Regulatory Approvals.     Each of Riverview and Union will cooperate with the other and use commercially reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties or Governmental Entities, necessary to consummate the transactions contemplated by this Agreement. Riverview and Union will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Riverview and Union to any Bank Regulator or Governmental Entity in connection with the Consolidation, and the other transactions contemplated by this Agreement. Each of Riverview and Union shall have the right to review and approve in advance all characterizations of the information relating to its and its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. Riverview shall give Union and its counsel the opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give Union and its counsel the opportunity to review and comment on all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator. Riverview shall notify Union promptly of the receipt of any comments of any Bank Regulator with respect to such filings.

ARTICLE V
CONDITIONS PRECEDENT

        The obligation of the parties to this Agreement to effect the Consolidation shall be subject to the satisfaction at or before the Effective Date of the following further conditions, which may be waived in writing by any party:

        5.1    Representation and Warranties.     Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in Article II hereof shall be true and correct in all material respects as if made at the Effective Time.

        5.2    Covenants.    Each party shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Effective Time.

        5.3    No Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any event which causes a Material Adverse Effect with respect to any Party hereto or its Subsidiaries, taken as a whole.

        5.4    Closing Certificate.     Each party shall have received a favorable certificate, dated as of the Effective Date, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of the other parties, as to the matters set forth in Subsections 5.1, 5.2 and 5.3 of this Article V.

        5.5    Shareholder Approval.     This Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of each of Riverview and Union required for approval of a plan of consolidation in accordance with the provisions of their respective Articles of Incorporation and the BCL.

        5.6    Regulatory Approval.     Each party and Newco shall have received approval by the FRB, FDIC and PA Department of Banking and Securities and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

        5.7    No Legal Prohibition.     No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

        5.8    Tax Opinion.     Each party shall have received an opinion, dated the Closing Date, of Barley Snyder, LLP, substantially to the effect that, for federal income tax purposes: (i) the Consolidation will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the Code; (ii) no gain or loss will be recognized by the holders of Riverview and Union common stock upon receipt of Newco Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Newco Common Stock received by the shareholders of Riverview and Union will be the same as the basis of that party's common stock exchanged therefor; and (iv) the holding period of the shares of Newco Common Stock received by the shareholders of Riverview and Union will include the holding period of that party's common stock, provided such shares of common stock were held as a capital asset as of the Effective Time of the Consolidation (the "Tax Opinion").

        5.9    Registration Statement.     The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Newco shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

        5.10    Consents.    Each party and its Subsidiaries shall have obtained any and all material consents or waivers from other parties to agreements, leases or other contracts material to its or its Subsidiaries' business required for the consummation of the Consolidation, and each party and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Consolidation.

        5.11    No Environmental Matters.     There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on a party or any Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon such party and its Subsidiaries, taken as a whole.

        5.12    Maximum Number of Dissenters.     The obligation of Riverview to effect the Consolidation shall be subject to the requirement that dissenters' rights shall have been exercised with respect to less than 12% of the outstanding shares of common stock of each of Riverview and Union, respectively.

ARTICLE VI
TERMINATION OF AGREEMENT

        6.1    Termination Events.     This Agreement may be terminated at any time prior to the Effective Time:

          (a)   by mutual written consent of Riverview and Union;

          (b)   by either Riverview or Union upon written notice to the other if the Consolidation shall not have been consummated by December 31, 2013 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

          (c)   by either Riverview or Union upon written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (d)   if it has received an Acquisition Proposal, by Union upon written notice to Riverview that it has determined that the Acquisition Proposal constitutes a Superior Proposal; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 6.1(d) unless: A) it has not breached any covenant contained in Section 3.10; and B) it complies with Section 6.3, including payment, simultaneously with such notice of termination, of the fee referred to in Section 6.3.

          (e)   A) by Riverview if the Board of Directors of Union breaches any covenant contained in Section 3.10 or fails to recommend, withdraws or modifies in a manner materially adverse to Riverview, its approval or recommendation of this Agreement or the transactions contemplated hereby; B) by Riverview if, after a third party shall have made an Acquisition Proposal to Union, the transactions contemplated hereby are not approved at the meeting of Union's shareholders contemplated by Section 4.1; or C) by either party if the meeting of the non-terminating party's shareholders contemplated by Section 4.1 is not held prior to December 1, 2013 and that party has failed to comply with its obligations under Section 4.1.

          (f)    by either Riverview or Union if the other has materially breached its obligations under this agreement, which breach remains uncured after thirty (30) days' notice and opportunity to cure.

          (g)   by Riverview or Union, provided that such party is not then in material breach of its obligations under Section 3.10 (with respect to Union) or 4.1 (with respect to Riverview and Union), if any approval of the shareholders of either party required for the consummation of the Consolidation in accordance with this Agreement shall not have been obtained by reason of the failure to obtain, after the use of reasonable efforts, the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

        6.2    No Waiver/Release.     Termination of this Agreement under this Article VI shall not release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under Sections 3.3(d) and this Article VI shall survive such termination.

        6.3   Break-Up Fee.

          (a)   If this Agreement is terminated pursuant to Section 6.1(d) or 6.1(e), and prior thereto or within 12 months after such termination:

              (i)  Union, in the case of a termination pursuant to Section 6.1(d), or the non-terminating party, in the case of a termination pursuant to Section 6.1(e), or any successor thereto, shall have entered into an agreement to engage in an Acquisition Transaction or an Acquisition Transaction shall have occurred; or

             (ii)  the Board of Directors of Union shall have authorized or approved an Acquisition Transaction or shall have publicly announced an intention to authorize or approve or shall have recommended that its shareholders accept any Acquisition Transaction, then Union shall promptly, but in no event later than five business days after the first of such events shall have occurred, pay Riverview a fee equal to $600,000.

          (b)   If this Agreement is terminated pursuant to Section 6.1(f), the non-terminating party shall pay the terminating party the amount of $350,000.

ARTICLE VII
POST CLOSING OBLIGATIONS

        7.1   Employment Arrangements.

          (a)   In arriving at the Consideration, Riverview anticipated that there will be some consolidation of Union Bank's operations. Subject to that caveat, from and after the Effective Time, (i) Newco, Riverview Bank or another subsidiary of Riverview (any such parties employing employees of Union or a Union Subsidiary, the "Riverview Employers") shall: (A) satisfy each of the Employment Obligations, and (B) use its good faith efforts to retain each present employee of Union and the Union Subsidiaries in such employee's current position and salary compensation (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the Riverview Employers at a compensation commensurate with the position), (ii) in the event that the Riverview Employers shall continue to employ officers or employees of Union and the Union Subsidiaries as of the Effective Time, the Riverview Employers shall employ such persons on the Effective Time who are not Contract Employees as "at-will" employees, and (iii) in the event the Riverview Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties) of, any officers or employees of Union or the Union Subsidiaries who are not Contract Employees and who were employed by Union or the Union Subsidiaries as of the date of this Agreement, the Riverview Employers shall pay severance benefits to such employees (other than Contract Employees) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, two week's salary for each full year of service with Union or a Union Subsidiary, or predecessor of Union or a Union Subsidiary if such service was recognized by Union for the purposes of Union's 401(k) Plan, up to a maximum of 26 weeks' salary, provided that no such employee shall receive less than four weeks' salary; (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of the Riverview Employers or any successor; or (C) as otherwise agreed between Riverview and Union.

          (b)   For vesting and eligibility purposes for employee benefits, under each Riverview Benefit Plan and/or any employee benefit plan established by Riverview after the Effective Date, employees of Union and the Union Subsidiaries shall receive credit for all years of service with Union and the Union Subsidiaries or predecessor of Union or the Union Subsidiaries if such service was recognized by Union for purposes of a comparable Union Benefit Plan.

          (c)   Except to the extent not allowable under the terms of existing insurance contracts, any restrictions on coverage for preexisting conditions or requirements for evidence of insurability under a Riverview Benefit Plan that is an employee welfare benefit plan shall be waived for the employees of Union and the Union Subsidiaries who are currently covered for such conditions under Union's existing insurance plans, and such employees shall receive credit under the applicable Riverview Benefit Plan for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Union Benefit Plan in accordance with the corresponding Union Benefit Plan. If the terms of an existing insurance contract do not permit a waiver of restrictions or credit for co-payments and payments as described in the preceding sentence, Riverview agrees to use its best efforts to negotiate such provisions with the applicable insurer and, if Riverview is unable to obtain such provision, Riverview shall provide reasonable compensation to such employee in respect thereof. For the purposes of the foregoing sentence, reasonable compensation shall be deemed to be annual compensation in the amount of the premium contribution which Riverview makes under any such insurance policy on behalf of other employees with similar age and years of service.

          (d)   Riverview and Union desire to pay retention bonuses to selected employees of Union and its Subsidiaries who remain employed by Union and its Subsidiaries and Newco and its Subsidiaries through certain dates following the Effective Time. Prior to the Closing, Union will, subject to Riverview's agreement, not to be unreasonably withheld, select which employees of Union and its Subsidiaries will be eligible to receive a retention bonus and the amount of each such retention bonus as well as the date through which each such employee must remain employed to be eligible for the bonus. The aggregate amount of such retention bonuses will not exceed $100,000, unless otherwise agreed in writing by Riverview, and Riverview and its Subsidiaries, as applicable, shall pay such retention bonuses on the first pay period following the date through which the employee was required to remain employed in order to be eligible to receive the bonus.

        7.2   Insurance; Indemnification.

          (a)   For six (6) years after the Effective Date, Newco shall (and Union Bank shall cooperate in these efforts) obtain and maintain "tail" coverage relating to Union's existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and with terms and conditions no less favorable than the director and officer liability policy of Union as of the date of this Agreement and carry such premium (not to exceed 150% of the current premium for Union's existing directors and officers liability insurance policy) and that Newco may substitute therefor policies of at least the same coverage and amounts (containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (including facts or circumstances relating to this Agreement and the transactions contemplated herein to the extent coverage therefor is available) and covering persons who are covered by such insurance immediately prior to the Effective Date.

          (b)   From and after the Effective Date, Newco shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee, director or manager of Union or a Union Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Newco, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of Union or a Union Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Consolidation and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as of the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of Union or a Union Subsidiary as in effect as of the date hereof (and Newco shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law and Newco's Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim, shall notify Newco (but the failure to so notify Newco shall not relieve Newco from any liability which Newco may have under this Section except to the extent Newco is materially prejudiced thereby). In the defense of any Claim covered by this Section 7.2, Newco shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this Section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of Newco and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). Newco shall have an obligation to advance funds to satisfy an obligation of Newco or any successor to Newco under this Section 7.2 to the same extent that Newco would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.

        7.3    Non-Continuing Directors.     Directors of Union who are "independent" (i.e., non-management), and who are not designated as members of the Newco Board of Directors by Union, and Naomi Ost, will receive a one-time lump sum payment of $60,000 upon execution of a non-compete in the form attached hereto as Exhibit F.

ARTICLE VIII
MISCELLANEOUS

        8.1    Expenses.    All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal, accounting and investment banking fees,

incurred by each party and its Subsidiaries shall be borne by such party, and all such expenses incurred by Newco shall be borne by Riverview.

        8.2    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of each other party hereto.

        8.3    Third Party Beneficiaries.     Each party hereto intends that except as otherwise expressly provided in this Agreement, this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

        8.4    Notices.    Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered by fax, in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

If to Riverview:

  Riverview Financial Corp.
  200 Front St
  Marysville, PA 17053
  Attn: Robert Garst, CEO

With a copy to:

  Barley, Snyder, LLP
  126 E. King St.
  Lancaster, PA 17601
  Attention: Kimberly J. Decker, Esquire

If to Union:

  Union Bancorp, Inc.
  115 S. Centre St.
  Pottsville, PA 17901
  Attention: Mark F. Ketch, President & CEO

With a copy to:

  Rhoads & Sinon LLP
  One South Market Square, 12th Floor
  P.O. Box 1146, Harrisburg, PA 17108-1146
  Attention: Dean H. Dusinberre, Esquire

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

        8.5    Complete Agreement.     This Agreement contains the complete agreement between the parties hereto with respect to the Consolidation and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties hereto with respect thereto.

        8.6    Captions.    The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

        8.7    Waiver and Other Action.     Any party hereto may, by a signed writing, give any consent, take any action, or waive any inaccuracies in the representations and warranties by any other party and compliance by the other party or parties with any of the covenants and conditions herein.

        8.8    Amendment.    At any time before the Effective Time, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of a party shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement.

        8.9    Governing Law.     This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

        8.10    Non-Survival of Representations and Warranties.     No representation or warranty contained in the Agreement shall survive the Consolidation or, except as set forth in Section 6.2, the termination of this Agreement.

        8.11    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

        8.12 List of Defined Terms.

        "Acquisition Proposal" shall mean any inquiry, offer or proposal to a party to this Agreement (other than an inquiry, offer or proposal from another party to this Agreement), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

        "Acquisition Transaction" shall mean (A) any transaction or series of transactions involving any consolidation, merger, recapitalization, share exchange, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any of its assets or any of its Bank Subsidiary assets representing, in the aggregate, twenty-five percent (25%) or more of its consolidated assets; (C) any issuance, sale or other disposition of (including by way of consolidation, merger, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to its outstanding securities or the outstanding securities of any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of its equity securities or of the equity securities of any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

        "Affiliate" shall mean any Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

        "Agent" shall have the meaning set forth in Section 1.6.

        "Agreement" shall have the meaning given to it in the Background of the Agreement.

        "Ambassador" shall have the meaning set forth in Section 2.14.

        "Bank Merger" shall have the meaning given to it in Section 1.1(g).

        "Bank Plan of Merger" shall have the meaning given to it in the Background of the Agreement.

        "Bank Regulators" shall mean any federal or state banking regulator, including but not limited to the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities, that regulates Riverview Bank or Union Bank, or any of their respective holding companies or subsidiaries, as the case may be.

        "Bank Subsidiary" shall mean, in the case of Riverview, Riverview Bank, and in the case of Union, Union Bank.

        "BCL" shall have the meaning set forth in Section 1.1(a).

        "Benefit Plan" shall have the meaning set forth in Section 2.12.

        "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

        "Closing" shall have the meaning set forth in Section 1.6.

        "Closing Date" shall have the meaning set forth in Section 1.6.

        "Code" shall have the meaning set forth in the Background of the Agreement.

        "Common Stock Adjustment" shall have the meaning set forth in Section 1.3.

        "Confidentiality Agreement" shall mean, with respect to Union, that certain Confidentiality Agreement, entered into between Union and Riverview, dated November 8, 2012 and, with respect to Riverview, that certain Confidentiality Agreement, entered into between Union and Riverview, dated February 20, 2013.

        "Consideration" means the shares of Newco Common Stock to be issued in the Consolidation and any cash payable in lieu of the issuance of fractional shares.

        "Consolidation" shall have the meaning given to it in the Background of the Agreement.

        "Contract Employees" means Messrs. Ketch, Hart and Ulaner.

        "CRA" shall have the meaning given to it in Section 2.11(c).

        "Disclosure Schedule" shall mean the disclosure schedule delivered by each Party to the other, attached hereto and given pursuant to Article II or Article III of the Agreement.

        "Dissenting Share" shall have the meaning set forth in Section 1.5.

        "Dissenting Shareholders" shall have the meaning set forth in Section 1.5.

        "Effective Date" shall have the meaning set forth in Section 1.6.

        "Effective Time" shall have the meaning set forth in Section 1.6.

        "Employment Obligations" shall mean the Employment Agreements of Messrs. Ketch, Hart and Ulaner.

        "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any applicable Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Toxic Substances Control Act, as amended; the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        "Exchange Act" shall have the meaning the Securities Exchange Act of 1934, as amended.

        "Exchange Ratio" shall have the meaning set forth in Section 1.1(b).

        "FHLB" shall mean the Federal Home Loan Bank.

        "Financial Statements" shall mean the relevant party's: (i) audited consolidated financial statements as of and for the year ended December 31, 2011, and for the two years ended December 31, 2011, including the notes thereto, and (ii) unaudited interim consolidated financial statements as of the end of each calendar quarter following September 30, 2012 and for the periods then ended, including the notes thereto.

        "Final Notice of Union Superior Proposal" shall have the meaning set forth in Section 3.10(e).

        "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

        "Indemnified Liabilities" shall have the meaning set forth in Section 7.2(b).

        "Indemnified Parties" shall have the meaning set forth in Section 7.2(b).

        "KBW" shall have the meaning set forth in Section 2.14.

        "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers (as defined in Rule 3b-7 under the Exchange Act) of such Person, and includes any facts, matters or circumstances set forth in any written notice or other correspondence from any Bank Regulator or any other material written notice received by that Person.

        "Legal Requirement" shall mean any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation or statute of the United States or its governmental bodies.

        "Material Adverse Effect" shall mean any event, circumstance, change, occurrence or effect that (i) is material and adverse to the assets, financial condition, results of operations or business of a party and its Subsidiaries, taken as a whole, or (ii) does or would materially impair the ability of either Party, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. Notwithstanding the generality of the foregoing, a "Material Adverse Effect" shall not be deemed to include the impact of the following: (a) changes in laws and regulations affecting banks or their holding companies generally, or interpretations thereof by courts or Governmental Entities that do not have a materially disproportionate impact on such party; (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies that do not have a materially disproportionate impact on such party; (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby; (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the assets, business, financial condition or results of operations of the parties and their respective subsidiaries, including reasonable expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement; (e) changes in national political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States that do not have a materially disproportionate impact on such party; (f) economic, financial market or geographical conditions in general, including changes in economic and financial markets and regulatory or political conditions whether resulting from acts of terrorism, war other otherwise, that do not have a materially disproportionate adverse effect on such party; (g) any failure, in and of itself, by such party to meet any internal projections, forecasts or revenue or earnings predictions (it being understood that the facts giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect or unless such facts are otherwise an exception set forth herein); or (h) changes in the banking industry that do not have a materially disproportionate impact on such party.

        "Material Contracts" shall have the meaning given to it in Section 2.8(c).

        "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

        "Newco" shall have the meaning given to it in the preamble.

        "Newco Common Stock" shall have the meaning set forth in Section 1.1(d).

        "Newco Stock Option" shall have the meaning set forth in Section 1.2(a).

        "Notice of Union Superior Proposal" shall have the meaning set forth in Section 3.10(e).

        "Options" shall have the meaning set forth in Section 1.2(a).

        "Optionee Agreements" shall have the meaning set forth in Section 1.2(d).

        "Ordinary Course of Business" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" unless:

          (a)   such action is required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is required to be specifically authorized by the parent company (if any) of such Person; or

          (b)

              (i)  such action is materially inconsistent with the past practices of such Person and is not taken in the normal day-to-day operations of such Person; and

             (ii)  such action is not similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "Other Real Estate Owned" shall mean any real estate acquired through foreclosure or by a deed in lieu of foreclosure, or any real estate classified as Other Real Estate Owned or Real Estate Owned.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

        "Prospectus/Proxy Statement" shall have the meaning set forth in Section 4.2.

        "Registration Statement" shall have the meaning set forth in Section 4.2.

        "Regulatory Agreement" shall have the meaning set forth in Section 2.11(c).

        "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Consolidation, the Bank Merger and the related transactions contemplated by this Agreement.

        "Regulatory Reports" shall mean, with respect to a party, such party's Call Reports and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended September 30, 2012, through the Closing Date, and all reports filed with the Pennsylvania Department of Banking and Securities or Board of Governors of the Federal Reserve System by a

party or its Bank Subsidiary from September 30, 2012 through the Closing Date, and with respect to Riverview, all reports filed with the SEC since January 1, 2010.

        "Representing Party" shall have the meaning set forth in Article II.

        "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate a Person to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

        "Riverview" shall have the meaning given to it in the preamble.

        "Riverview Affiliate Letter" shall have the meaning set forth in the Background of the Agreement.

        "Riverview Bank" shall have the meaning given to it in the Background of the Agreement.

        "Riverview Common Stock" shall mean the common stock, par value $.50 per share, of Riverview.

        "Riverview Directors" shall have the meaning given to it in Section 1.1(e).

        "Riverview Employers" shall have the meaning set forth in Section 7.1(a).

        "Riverview Stock Option Plan" shall have the meaning set forth in Section 1.2(a)

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "Securities Act" shall have the meaning set forth in Section 1.2(c).

        "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shareholder Recommendation" shall have the meaning set forth in Section 4.1.

        "Shareholders' Meeting" shall have the meaning set forth in Section 4.1.

        "Subsidiary" and/or "Subsidiaries" shall mean, with respect to a party, any corporation, partnership, limited liability company or other entity of which more than 20% of the outstanding capital stock or partnership, membership or other equity interests is owned, either directly or indirectly, by such party or its Bank Subsidiary, except any corporation, partnership, limited liability company, or other entity the stock, partnership, membership or other equity interests of which is held in the ordinary course of the lending activities of such party's Bank Subsidiary.

        "Superior Proposal" shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Board of Directors of Union determines, in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of its issued and outstanding shares of Common Stock or all, or substantially all, of its assets and the assets of any of such party's Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) in the aggregate is more favorable from a financial point of view than the Consolidation (B) is more favorable, in the aggregate, than the Consolidation and the transactions contemplated by this Agreement, in light of the other terms of such proposal, considering, among other things, the structure and strategic fit of the transaction in comparison to the Consolidation, the factors set forth in Section 1715 of the BCL (including, without limitation, the resources, intent, and conduct (past, stated, and potential) of the third party making the proposal for an Acquisition Transaction and the effects on the communities served by the respective parties), any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby; and (C) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

        "Tax Opinion" shall have the meaning given to it in Section 5.8.

        "Union" shall have the meaning given to it in the preamble.

        "Union Affiliate Letter" shall have the meaning given to it in the Background of the Agreement.

        "Union Bank" shall have the meaning set forth in the Background of the Agreement.

        "Union Common Stock" shall mean the common stock, par value $1.00 per share, of Union.

        "Union Directors" shall have the meaning set forth in Section 1.1(e).

        "Union Representatives" shall have the meaning set forth in Section 3.10(a).

        "Union Subsequent Determination" shall have the meaning set forth in Section 3.10(e).

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RIVERVIEW FINANCIAL CORP.
By:	/s/ ROBERT M. GARST Robert M. Garst, Chief Executive Officer
UNION BANCORP, INC.
By:	/s/ MARK F. KETCH Mark F. Ketch, President & CEO

List of Schedules

Schedule 2.1(c)—Subsidiaries
Schedule 2.2(a)—Treasury Stock, Rights
Schedule 2.2(b)—Ownership of Subsidiaries
Schedule 2.2(c)—Beneficial Owners
Schedule 2.2(d)—Securities Contract Rights
Schedule 2.3(b)—Conflicts
Schedule 2.4—Consents
Schedule 2.6—Taxes
Schedule 2.8(a)—Material Contracts
Schedule 2.8(b)—Real Estate
Schedule 2.8(c)—Termination Rights for Material Contracts
Schedule 2.9(c)—Insurance
Schedule 2.10—Legal Proceedings
Schedule 2.11(c)—Legal Compliance
Schedule 2.12(a)—Employee Benefit Plans
Schedule 2.12(c)—Post Termination Benefits
Schedule 2.12(d)—Defined Benefit Plans
Schedule 2.12(e)—Benefit Plan Claims
Schedule 2.12(f)—Benefit Triggers
Schedule 2.12(g)—409A
Schedule 2.13—Environmental Matters
Schedule 2.15(b)—Loans
Schedule 2.15(e)—Loans to Officers and Directors
Schedule 2.16—Related Party Transactions
Schedule 2.17—Credit Cards/Merchant Processing
Schedule 2.20—Risk Management Instruments
Schedule 3.1(b)—Negative Covenant Exceptions

Annex A

PLAN OF MERGER

UNION BANK AND TRUST COMPANY
WITH AND INTO RIVERVIEW BANK

        The following is the Plan of Merger approved and adopted by the respective Boards of Directors of Union Bank and Trust Company ("Union Bank"), a Pennsylvania-chartered bank and wholly-owned subsidiary of Union Bancorp, Inc. ("Union"), and Riverview Bank ("Riverview Bank"), a Pennsylvania-chartered bank and wholly-owned subsidiary of Riverview Financial Corporation ("Riverview"). This Plan of Merger is subject to the effectiveness of the Agreement and Plan of Consolidation dated March 7, 2013 (the "Plan of Consolidation") between Riverview and Union pursuant to which Riverview and Union shall consolidate into a new corporation that will operate under the name "Riverview Financial Corporation" ("Newco").

ARTICLE I—MERGER

        1.1   On the Effective Date (as defined in Section 7 hereof), Union Bank shall merge with and into Riverview Bank pursuant to the applicable provisions of the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), and subject to the approval of the Pennsylvania Department of Banking and Securities (the "Department") and the Federal Deposit Insurance Corporation (the "FDIC"), whereupon the separate existence of Union Bank shall cease and Riverview Bank shall be the resulting bank (hereinafter sometimes referred to as the "Resulting Bank").

ARTICLE II—REQUIRED APPROVALS

        2.1    Board of Directors' Approval.     The Plan of Merger has been approved by a majority of the Board of Directors of Union Bank and a majority of the Board of Directors of Riverview Bank.

        2.2    Shareholder Approvals.     The Plan of Merger was approved and adopted by Union, as the sole shareholder of Union Bank, and Riverview, as the sole shareholder of Riverview Bank, each by executing and delivering a Written Consent of Sole Shareholder dated                            , 2013 and                            , 2013, respectively.

ARTICLE III—NAME

        3.1   The name of the Resulting Bank, which shall operate as a wholly owned subsidiary of Newco, shall be "Riverview Bank".

ARTICLE IV—ARTICLES OF INCORPORATION

        4.1   The Articles of Incorporation of the Resulting Bank shall be the Articles of Incorporation of Riverview Bank as in effect immediately prior to the Effective Date.

ARTICLE V—BYLAWS

        5.1   The Bylaws of the Resulting Bank shall be the Bylaws of Riverview Bank as in effect immediately prior to the Effective Date.

ARTICLE VI—DIRECTORS AND OFFICERS

        6.1   Effective as of the Effective Date, the Board of Directors of Riverview Bank shall consist of the Riverview Directors (as defined in Section 1.1(e) of the Plan of Consolidation) and the Union Directors (as defined in Section 1.1(e) of the Plan of Consolidation), each to hold office until his or her successor is elected and qualified in accordance with applicable law and the Articles of

A-a-1

Incorporation and Bylaws of Riverview Bank. The officers of the Resulting Bank shall be the officers of Riverview Bank in office immediately prior to the Effective Date, and each such officer shall serve until such time as his successor is duly elected and has qualified.

ARTICLE VII—EFFECTIVE DATE

        7.1   The merger of Union Bank with and into Riverview Bank shall become effective and this Plan of Merger shall be consummated on the date on which articles of merger executed by Union Bank and Riverview Bank are endorsed by the Department and filed with the Pennsylvania Department of State, unless a later date is specified in such articles of merger (the "Effective Date").

ARTICLE VIII—ASSUMPTION OF LIABILITIES

        8.1   The effect of the Bank Merger shall be as set forth in Section 1606 of the Banking Code.

ARTICLE IX—CONVERSION OF SHARES AND CANCELLATION OF STOCK

        9.1    Conversion of Riverview Bank Stock.     On the Effective Date, all of the then issued and outstanding shares of common stock, par value $0.50 per share, of Riverview Bank shall continue to be issued and outstanding and be owned by Newco.

        9.2    Cancellation of Union Bank Common Stock.     On the Effective Date, all of the shares of common stock, par value $1.00 per share, of Union Bank which are issued and outstanding immediately prior thereto, shall, by virtue of the merger, be thereupon cancelled. No new shares of the capital stock of the Resulting Bank shall be issued or be deemed to have been issued in exchange for the cancelled shares of Union Bank common stock, and such cancelled shares shall not be converted into any other shares or other securities of the Resulting Bank.

ARTICLE X—MISCELLANEOUS

        10.1    Acknowledgement.     Each party to this Plan of Merger, by executing the same, acknowledges and affirms that its Board of Directors, has, by the affirmative vote of at least a majority of its members, approved this Agreement and the transactions contemplated hereby, authorized the execution of this Plan of Merger, empowered its undersigned officers to execute this Plan of Merger, and authorized the filing of this Plan of Merger with the Department and the FDIC.

        10.2    Counterparts, Modifications, Successors, Headings.

          (a)   This Plan of Merger may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (b)   Subject to applicable law, this Plan of Merger may be amended or modified by the parties; provided, however, that all such amendments and modifications must be in writing and signed by both parties.

          (c)   This Plan of Merger shall be binding upon and shall inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives; provided, however, that neither party may assign any of its rights nor delegate its duties under this Plan of Merger without the prior written consent of the other party.

          (d)   Section headings are not to be considered part of this Plan of Merger, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan of Merger or any of its provisions.

        10.3    Governing Law.     This Plan of Merger and the legal obligations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania

A-a-2

(without taking into account provisions regarding choice of law), except to the extent that certain matters may be governed by federal law.

        10.4    Termination.     This Plan of Merger shall terminate and forthwith become void automatically upon the termination of the Plan of Consolidation in accordance with its terms, unless earlier terminated with the signed written consent of both parties.

[Signature Page Follows]

A-a-3

        IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be duly executed, and their respective seals to be hereunto affixed, as of the day and year first above written.

UNION BANK AND TRUST COMPANY
By:
		Name:	Mark F. Ketch
		Title:	President
(BANK SEAL)
Attest:
		Name:	Naomi A. Ost
		Title:	Cashier
RIVERVIEW BANK
By:
		Name:	Robert M. Garst
		Title:	Chief Executive Officer
(BANK SEAL)
Attest:
		Name:	Kandi Lopp
		Title:	Secretary

A-a-4

March 7, 2013

Board of Directors
Union Bancorp, Inc.
25 South Centre Street
Pottsville, PA 17901

  Re:    Shareholder Voting Agreement

Dear Ladies and Gentlemen:

        The undersigned shareholder ("Shareholder") of Riverview Financial Corporation, a Pennsylvania corporation ("Riverview"), in order to induce Union Bancorp, Inc., a Pennsylvania corporation ("Union"), to enter into the Agreement and Plan of Consolidation of even date herewith executed by and between Riverview and Union (the "Consolidation Agreement"), hereby represents, warrants and agrees as follows:

          1.     Shareholder hereby represents and warrants that Shareholder owns of record, or beneficially, good and valid title to all of the shares of the capital stock of Riverview, and options to acquire shares of capital stock of Riverview, shown on Schedule 1 attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Schedule 1, and such shares represent all of the shares, or rights to acquire shares, of capital stock of Riverview beneficially owned by Shareholder, as determined in accordance with Securities and Exchange Commission ("SEC") Rule 13d-3. For purposes hereof, the capital stock of Riverview and the options to acquire capital stock of Riverview and set forth on Schedule 1 shall be referred to herein as the "Shares". It is understood and agreed that the term "Shares" shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder's fiduciary responsibility with respect to any such securities.

          2.     Shareholder will vote, or cause to be voted, all of the Shares in person or by proxy, (a) for approval of the Consolidation Agreement and the transactions contemplated thereby at any meeting of the Riverview shareholders duly held for such purpose and (b) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Consolidation Agreement, unless and until Riverview has the right to terminate the Consolidation Agreement as set forth therein (the "Expiration Date"). Shareholder will use his or her reasonable efforts to cause any Shares over which Shareholder shares voting power to be voted in the same manner

          3.     Shareholder will not, nor will Shareholder permit any entity under Shareholder's control to, deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares in any manner inconsistent with this Agreement.

          4.     Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise (including any transfer by operation of law), the Shares or any of Shareholder's voting rights with respect to the Shares, except to a person who is or becomes a party to a voting agreement with Union in the form of this Agreement.

          5.     Irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with the terms hereof and, therefore, Union shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.

          6.     The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict

A-a-5

  with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Shares under, (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound, or (ii) any judgment, order or ruling applicable to Shareholder.

          7.     Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Shares as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other actions on the part of Shareholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          8.     Shareholder understands that the shares of Newco Common Stock into which his or her Shares are to be converted will be issued in a transaction subject to the Securities Act of 1933, as amended (the "1933 Act"), and registered on a Registration Statement on Form S-4. Shareholder further understands that, should he or she become an affiliate of Newco, within the meaning of SEC Rule 144, Shareholder may become subject to certain restrictions with respect to the sale, transfer or other disposition of the Newco Common Stock to be received in connection with the Consolidation contemplated by the Consolidation Agreement (the "Consolidation").

  Accordingly, Shareholder acknowledges, agrees and undertakes that he or she will not, directly or indirectly, make any sale, transfer or other disposition of any of the Newco Common Stock owned beneficially by him or her unless (i) such sale, transfer or other disposition is made pursuant to an effective registration or a valid exemption from registration under the 1933 Act, (ii) such sale, transfer or other disposition is made pursuant to the resale provisions contained in Rule 144, or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Newco or under a "no-action" letter obtained by Shareholder from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the 1933 Act. Shareholder agrees that a restrictive legend reflecting the foregoing may be imprinted on the face of the stock certificate(s) representing the Newco Common Stock to be issued to him or her in connection with the Consolidation. Shareholder further understands and agrees that the transfer agent for Newco will be instructed not to effect, or to record on the books of Newco, any transfer of shares of Newco Common Stock owned beneficially by Shareholder unless such person has satisfied the requirements of this Agreement.

          9.     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the heirs, successors and assigns (as applicable) of the parties hereto.

          10.   Except as otherwise set forth herein, this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          11.   Capitalized terms not otherwise defined herein shall have the meanings given to them in the Consolidation Agreement.

          12.   It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder or beneficial owner of the Shares and is not in any way intended to affect the exercise of Shareholder's responsibilities and fiduciary duties as a director or officer of Riverview or any of its subsidiaries. Nothing in this Agreement shall be construed as creating any

A-a-6

  obligation by the Shareholder to exercise any options to acquire shares of capital stock of Riverview.

          13.   This Agreement shall terminate and shall have no further force or effect as of the earlier of the Expiration Date and the Effective Time of the Consolidation.

[Signature Page Follows]

A-a-7

Very truly yours,
Dated: March , 2013

Printed Name:

A-a-8

Schedule 1

Name	Class of Shares	Number of Shares

Encumbrances

A-a-9

March 7, 2013

Board of Directors
Riverview Financial Corporation
200 Front Street
Marysville, PA 17053

  Re: Shareholder Voting Agreement

Dear Ladies and Gentlemen:

        The undersigned shareholder ("Shareholder") of Union Bancorp, Inc., a Pennsylvania corporation ("Union"), in order to induce Riverview Financial Corporation, a Pennsylvania corporation ("Riverview"), to enter into the Agreement and Plan of Consolidation of even date herewith executed by and between Union and Riverview (the "Consolidation Agreement"), hereby represents, warrants and agrees as follows:

          1.     Shareholder hereby represents and warrants that Shareholder owns of record, or beneficially, good and valid title to all of the shares of the capital stock of Union shown on Schedule 1 attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Schedule 1, and such shares represent all of the shares of capital stock of Union beneficially owned by Shareholder, as determined in accordance with Securities and Exchange Commission ("SEC") Rule 13d-3. For purposes hereof, the capital stock of Union set forth on Schedule 1 shall be referred to herein as the "Shares". It is understood and agreed that the term "Shares" shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder's fiduciary responsibility with respect to any such securities.

          2.     Shareholder will vote, or cause to be voted, all of the Shares in person or by proxy, (a) for approval of the Consolidation Agreement and the transactions contemplated thereby at any meeting of the Union shareholders duly held for such purpose and (b) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Consolidation Agreement, unless and until Union has the right to terminate the Consolidation Agreement as set forth therein (the "Expiration Date"). Shareholder will use his or her reasonable efforts to cause any Shares over which Shareholder shares voting power to be voted in the same manner.

          3.     Shareholder will not, nor will Shareholder permit any entity under Shareholder's control to, deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares in any manner inconsistent with this Agreement.

          4.     Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise (including any transfer by operation of law), the Shares or any of Shareholder's voting rights with respect to the Shares, except to a person who is or becomes a party to a voting agreement with Riverview in the form of this Agreement.

          5.     Irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with the terms hereof and, therefore, Riverview shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.

          6.     The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Shares under, (i) any contract,

A-a-10

  commitment or agreement, to which Shareholder is a party or by which Shareholder is bound, or (ii) any judgment, order or ruling applicable to Shareholder.

          7.     Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Shares as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other actions on the part of Shareholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          8.     Shareholder understands that the shares of Newco Common Stock into which his or her Shares are to be converted will be issued in a transaction subject to the Securities Act of 1933, as amended (the "1933 Act"), and registered on a Registration Statement on Form S-4. Shareholder further understands that, should he or she become an affiliate Newco, within the meaning of SEC Rule 144, Shareholder may become subject to certain restrictions with respect to the sale, transfer or other disposition of the Newco Common Stock to be received in connection with the Consolidation contemplated by the Consolidation Agreement (the "Consolidation").

        Accordingly, the Shareholder acknowledges, agrees and undertakes that he or she will not, directly or indirectly, make any sale, transfer or other disposition of any of the Newco Common Stock owned beneficially by him or her unless (i) such sale, transfer or other disposition is made pursuant to an effective registration or a valid exemption from registration under the 1933 Act, (ii) such sale, transfer or other disposition is made pursuant to the resale provisions contained in Rule 144, or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Newco or under a "no-action" letter obtained by Shareholder from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the 1933 Act. Shareholder agrees that a restrictive legend reflecting the foregoing may be imprinted on the face of the stock certificate(s) representing the Newco Common Stock to be issued to him or her in connection with the Consolidation. Shareholder further understands and agrees that the transfer agent for Newco will be instructed not to effect, or to record on the books of Newco, any transfer of shares of Newco Common Stock owned beneficially by Shareholder unless such person has satisfied the requirements of this Agreement.

          9.     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the heirs, successors and assigns (as applicable) of the parties hereto.

          10.   Except as otherwise set forth herein, this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          11.   Capitalized terms not otherwise defined herein shall have the meanings given to them in the Consolidation Agreement.

          12.   It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder or beneficial owner of the Shares and is not in any way intended to affect the exercise of Shareholder's responsibilities and fiduciary duties as a director or officer of Union or any of its subsidiaries.

          13.   This Agreement shall terminate and shall have no further force or effect as of the earlier of the Expiration Date and the Effective Time of the Consolidation.

[Signature Page Follows]

A-a-11

Very truly yours,
Dated: March , 2013

Printed Name:

A-a-12

Schedule 1

Name	Class of Shares	Number of Shares

Encumbrances

A-a-13

ARTICLES OF INCORPORATION

Incorporation-For Profit (15 Pa.C.S.)
Business-stock (§ 1306)

1.
The name of the corporation is Riverview Financial Corporation (the "Corporation").

2.
The address of the Corporation's current registered office in this Commonwealth is 3rd and Market Streets, P.O. Box A, Halifax, Dauphin County, Pennsylvania 17032.

3.
The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").

4.
The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the BCL.

5.
The aggregate number of shares that the Corporation shall have authority to issue is five million (5,000,000) shares of common stock, no par value per share, and three million shares (3,000,000) of preferred stock, no par value per share (the "Preferred Stock"). The Board of Directors may issue, in one or more classes or series, shares of Preferred Stock, with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors.

  Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular class or series of Preferred Stock, (i) the number of shares of stock of any such class or series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such class or series then outstanding) by a resolution or resolutions adopted by the Board of Directors; and (ii) Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock, shall be unclassified as to class or series and may thereafter, subject to the provisions of this Article 5 and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such class or series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

6.
The name and address, including number and street, if any, of each incorporator is: Melissa K. Falk, c/o Barley Snyder, 126 E. King Street, Lancaster, PA 17602.

7.
The term of the Corporation's existence is perpetual.

8.
The Board of Directors shall consist of not more than 25 nor less than 7 directors, as fixed by resolution of the Board of Directors from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the first annual meeting of the shareholders of the Corporation following the filing of these Articles of Incorporation (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the shareholders of the Corporation following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the shareholders of the Corporation following the Effective Date. After the initial term of each Class expires, the term of office of each Class shall be three (3) years, so that the term of office of one Class of directors shall expire each year when their respective successors have been duly elected and qualified. At each annual meeting of the shareholders of the Corporation, the directors elected to succeed those whose terms then expire shall be identified as being of the same Class as the directors they succeed. If for any reason a vacancy occurs, such vacancy may be filled by a majority vote of the remaining members of the board, and any such director appointed to fill such a vacancy shall serve until the expiration of the term of office for the Class in which such vacancy existed.

A-a-14

9.
Cumulative voting shall not exist with respect to the election of directors or otherwise.

10.
No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options or warrants to purchase any such shares of the Corporation, or any options or rights to purchase any such shares or securities, issued or sold by the Corporation for cash or any other form of consideration, and any such shares, securities, options, warrants or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors, in its discretion, shall deem advisable.

11.
11.1.
In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors may, in considering the best interests of the corporation, consider to the extent they deem appropriate:

i.
The effect of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the Corporation, and upon communities in which offices or other establishments of the Corporation are located;

ii.
The short-term and long-term interests of the Corporation, including benefits that may accrue to the Corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation;

iii.
The resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Corporation; and

iv.
All other pertinent factors.

11.2.
The Board of Directors, committees of the Board and individual directors shall not be required, in considering the best interests of the Corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor.

12.
12.1.
Except as set forth in clause 12.3 below, the affirmative vote of at least seventy percent (70%) of the outstanding shares of the Corporation entitled to vote at a meeting duly called and held, or such greater vote of shareholders as shall be required by law, shall be required to approve:

i.
any merger or consolidation of the Corporation with or into any other corporation, person or entity, pursuant to which the approval of the shareholders of the Corporation would be required under the BCL then in effect;

ii.
any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

iii.
any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

iv.
any transaction similar to, or having similar effect as, any of the foregoing transactions.

12.2.
The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of clause 12.1(iv), on the basis of information known to the Board, if any transaction is similar to, or has an effect similar to, any of the transactions identified in clauses 12.1(i) through (iii) of this Article 12. Any such determination shall be conclusive and binding for all purposes of this Article 12.

A-a-15

  12.3.
  The provisions of this Article 12 shall not apply to any transaction which is approved in advance by seventy percent (70%) of the members of the Board of Directors of the Corporation who have been in office for at least one year (or, if the Corporation has been in existence less than one year at the time of the proposed transaction, since the inception of the Corporation), at a meeting duly called and held, in which case approval of any such transaction shall be obtained in accordance with the applicable provisions of the BCL.

13.
13.1.
A Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, except to the extent that exemption from liability for monetary damages is not permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect. The provisions of this Section 13.1 are intended to exempt the directors of the Corporation from liability for monetary damages to the maximum extent permitted under the BCL or under any other law now or hereafter in effect.

13.2.
Without limitation of Subsection 13.1, a director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless: (i) the Director has breached or failed to perform the duties of his office under the BCL; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the preceding sentence shall not exempt a director from: (a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a Director for the payment of taxes pursuant to local, state or federal law.

14.
14.1.
No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a duly called meeting, and the power of the shareholders of the corporation to consent in writing to action without a meeting is specifically denied.

14.2.
A special meeting of the shareholders of the Corporation may be called only by (i) the Chief Executive Officer of the Corporation, (ii) the Executive Committee of the Board of Directors, or (iii) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Special meetings may not be called by shareholders.

14.3.
The authority to make, amend, alter, change or repeal the bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of the Corporation by the affirmative vote of the holders of not less than 70% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

15.
The provisions of Articles 8 through 15, inclusive, shall not be amended except upon the approval of the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares entitled to vote at a meeting duly called and held, or such greater vote as shall be required by law. Notwithstanding the foregoing, if at least seventy percent (70%) of the members of the Board of Directors of the Corporation who have been in office for at least one year at the time of proposal of the amendment (or, if the Corporation has been in existence less than one year, since the inception of the Corporation) approve the amendment at a duly called and held meeting of the Board of Directors, such an amendment shall be approved pursuant to the applicable provisions of the BCL.

A-a-16

Bylaws of

Riverview Financial Corporation

ARTICLE 1.
CORPORATION OFFICE

        Section 1.1    The Corporation shall have and continuously maintain in Pennsylvania a registered office. The initial registered office shall be at 3rd and Market Streets, Halifax, Pennsylvania. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Directors.

        Section 1.2    The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE 2.
SHAREHOLDERS MEETINGS

        Section 2.1    All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors, and such meetings shall be held at such time as may be fixed from time to time by the Board of Directors.

        Section 2.2    The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

        Section 2.3    Special meetings of the shareholders may be called at any time as provided in the Corporation's Articles of Incorporation. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary refuses to fix the time of the meeting or neglects to fix the time of the meeting within thirty (30) days after the receipt of such a request, the person or persons making the request may issue the call at such meeting.

        Section 2.4    Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

        Section 2.5    When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE 3.
QUORUM OF SHAREHOLDERS

        Section 3.1    The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter. A majority of the votes cast by the Shareholders present at the meeting in person or by proxy and entitled to vote thereon shall decide each matter submitted to the Shareholders, except where the vote of a different number of shares is required under the Articles of Incorporation, any other provision of these By-laws or by law or regulation. With respect

A-a-17

to the election of directors, the candidates for election at a duly convened meeting of shareholders receiving the highest number of votes shall be elected.

        Section 3.2    If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that those shareholders entitled to vote who attend a meeting of shareholders:

          (1)   At which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors;

          (2)   That has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

        Section 3.3    At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

ARTICLE 4.
VOTING RIGHTS

        Section 4.1    Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

        Section 4.2    When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

        Section 4.3    Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

ARTICLE 5.
PROXIES

        Section 5.1    Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation.

        Section 5.2    A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity

A-a-18

of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

ARTICLE 6.
RECORD DATE

        Section 6.1    The Board of Directors may fix a time, not more than sixty (60) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid.

        Section 6.2    If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

ARTICLE 7.
VOTING LISTS

        Section 7.1    The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

        Section 7.2    Failure to comply with the requirements of Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

ARTICLE 8.
JUDGES OF ELECTION

        Section 8.1    In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, from among the shareholders, to act at the meeting or any adjournment thereof. The number of judges shall be one (1) or three (3). A person who is a candidate for office to be filled at the meeting shall not act as a judge. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.

        Section 8.2    In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

        Section 8.3    The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the

A-a-19

authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

        Section 8.4    On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE 9.
DIRECTORS

        Section 9.1    Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors, except that no person shall be nominated who shall have attained the age of seventy (70) on or before the annual meeting at which directors are to be elected. Except for the initial directors of the Corporation, no person shall serve as a Director who beneficially owns less than 2,000 shares of common stock of the Corporation. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder:

          (a)   the name and address of each proposed nominee;

          (b)   the age of each proposed nominee;

          (c)   the principal occupation and address of the place of business of each proposed nominee;

          (d)   the number of shares of the Corporation owned by each proposed nominee;

          (e)   the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

          (f)    the name and residence address of the notifying shareholder; and

          (g)   the number of shares of the Corporation owned by the notifying shareholder.

          Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

        Section 9.2    The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which these By-laws may specify or if, within sixty (60) days or such other time as these By-laws may specify after notice of his selection, he does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws may specify.

A-a-20

        Section 9.3    Upon application of any shareholder or director, a court of competent jurisdiction may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the Corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The Corporation shall be made a party to the action and, as a prerequisite to the maintenance of an action under this Section 9.5, a shareholder shall comply with Section 1782 of the Business Corporation Law of 1988, and any amendments or supplements thereto.

        Section 9.4    The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors and shall have such other rights and privileges as may be determined from time to time by resolution of the Board of Directors, but shall have no vote.

ARTICLE 10.
VACANCIES ON BOARD OF DIRECTORS

        Section 10.1    Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, or by a sole remaining director, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

ARTICLE 11.
POWERS OF BOARD OF DIRECTORS

        Section 11.1    The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

        Section 11.2    A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

          (a)   One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b)   Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and/or

          (c)   A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

          In assessing whether the standard set forth herein has been satisfied, there shall not be any greater obligation to justify, or higher burden of proof with respect to, any act as the board of directors, any committee of the board or any individual director relating to or affecting an

A-a-21

  acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act as a board of directors, any committee of the board or any individual director.

        Section 11.3    A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.3 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

ARTICLE 12.
COMMITTEES OF THE BOARD OF DIRECTORS

        Section 12.1    The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

          (a)   The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By-laws.

          (b)   The creation or filling of vacancies in the Board of Directors.

          (c)   The adoption, amendment or repeal of these By-laws.

          (d)   The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

          (e)   Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

        Section 12.2    The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

        Section 12.3    Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

A-a-22

ARTICLE 13.
MEETINGS OF THE BOARD OF DIRECTORS

        Section 13.1    An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

        Section 13.2    Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

        Section 13.3    Special meetings of the Board of Directors may be called by the President or CEO on one (1) day's notice to each director, either personally or in the manner set forth under Article 32 hereof, special meetings shall be called by the CEO or the President in like manner and on like notice upon the written request of three (3) directors.

        Section 13.4    At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

ARTICLE 14.
INFORMAL ACTION BY THE BOARD OF DIRECTORS

        Section 14.1    Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

ARTICLE 15.
COMPENSATION OF DIRECTORS

        Section 15.1    Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 16.
OFFICERS

        Section 16.1    The officers of the Corporation shall be elected by the Board of Directors at its organizational meeting and shall be a President, a Chief Executive Officer, a Chairman of the Board, a Secretary and Treasurer. The Board of Directors may elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.

A-a-23

        Section 16.2    The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

        Section 16.3    Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

        Section 16.4    Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 16.5    An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

ARTICLE 17.
THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

        Section 17.1    Board of Directors shall appoint one of its members to be the Chairman of the Board. He shall preside at all meetings of the shareholders and directors, shall supervise the carrying out of the policies adopted or approved by the Board, shall have general executory powers in addition to those specific powers conferred by these By-laws and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

        Section 17.2    The Board of Directors shall also appoint one of its members to be the Vice Chairman of the Board. The Vice Chairman shall perform the duties of the Chairman whenever the Chairman is not available to perform those duties.

ARTICLE 18.
THE PRESIDENT AND THE CHIEF EXECUTIVE OFFICER

        Section 18.1    The Board of Directors shall appoint a President and a Chief Executive Officer ("CEO") who may, but need not be, the same person. The President and CEO shall each be charged with supervising and carrying out the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation in cooperation with one another and as specifically assigned by the Board, and shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The President or the CEO shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President and the CEO shall have general executory powers in addition to those specific powers conferred by these By-laws and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to such officer by the Board of Directors. In the absence or incapacity of the Vice Chairman of the Board, the President or CEO shall preside at meetings of the shareholders.

A-a-24

ARTICLE 19.
THE VICE PRESIDENT

        Section 19.1    The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the CEO and the President, exercise all powers and perform the duties of the CEO and the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors, the CEO or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

ARTICLE 20.
THE SECRETARY

        Section 20.1    The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose, shall attend to the giving of all notices required by these By-laws to be given, and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors, the CEO or the President.

ARTICLE 21.
THE TREASURER

        Section 21.1    The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors, the CEO or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

ARTICLE 22.
ASSISTANT OFFICERS

        Section 22.1    Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the CEO, the President, the Chairman of the Board or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE 23.
INDEMNIFICATION

        Section 23.1    The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did

A-a-25

not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

        Section 23.2    The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

        Section 23.3    To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 23.4    Unless ordered by a court, any indemnification under Section 23.1 (relating to third party actions) or Section 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

          (a)   by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

          (b)   if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (c)   by the shareholders.

        Section 23.5    Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 23 or otherwise.

        Section 23.6

          (a)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or

A-a-26

  otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

          (b)   Indemnification pursuant to subsection (a) of this Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          (c)   Indemnification pursuant to subsection (a) of this Section 23.6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

        Section 23.7    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

        Section 23.8    For the purpose of this Article 23, references to the "Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

        Section 23.9    For purposes of this Article 23:

          (a)   References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

          (b)   Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

          (c)   Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

        Section 23.10    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

ARTICLE 24.
SHARE CERTIFICATES

        Section 24.1    The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of

A-a-27

shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board, the CEO or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

        Section 24.2    Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 24.1 shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE 25.
TRANSFER OF SHARES

        Section 25.1    Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

ARTICLE 26.
LOST CERTIFICATES

        Section 26.1    Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

A-a-28

ARTICLE 27.
DIVIDENDS

        Section 27.1    The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

        Section 27.2    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

ARTICLE 28.
FINANCIAL REPORT TO SHAREHOLDERS

        Section 28.1    The Chairman of the Board, the CEO, the President and the Board of Directors shall present prior to each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

ARTICLE 29.
INSTRUMENTS

        Section 29.1    Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chairman of the Board, the CEO, the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

        Section 29.2    The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

ARTICLE 30.
FISCAL YEAR

        Section 30.1    The fiscal year of the Corporation shall be the calendar year.

ARTICLE 31.
SEAL

        Section 31.1    The CEO, the President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary, or any other officer designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal and to attest the same. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

ARTICLE 32.
NOTICES AND WAIVERS THEREOF

        Section 32.1    Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By-laws, it may be given to the person

A-a-29

either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, or electronically if such person has given prior consent to receipt of notice in such form, or to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-laws.

        Section 32.2    Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

        Section 32.3    Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

        Section 32.4    Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

        Section 32.5    Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this Section 32.5.

ARTICLE 33.
EMERGENCIES

        Section 33.1    The Board of Directors may adopt emergency By-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By-laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By-laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling

A-a-30

meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

        Section 33.2    The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

        Section 33.3    A representative of the Corporation acting in accordance with any emergency By-laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By-laws then in effect.

        Section 33.4    To the extent not inconsistent with any emergency By-laws so adopted, the By-laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By-laws shall cease to be effective.

        Section 33.5    Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television.

ARTICLE 34.
AMENDMENTS

        Section 34.1    These By-laws may be altered, amended or repealed as provided in the Articles of Incorporation of the Corporation by the affirmative of a majority of the whole number of directors.

A-a-31

COVENANT NOT TO COMPETE

        THIS AGREEMENT is made and entered into this      day of                    , 2013, by and between RIVERVIEW FINANCIAL CORPORATION, a Pennsylvania corporation having its headquarters at                                                                                 ("Riverview"), and the undersigned director (the "Director") of Union Bancorp, Inc. ("Union") and/or Union Bank and Trust Company ("Union Bank").

WITNESSETH:

        WHEREAS, pursuant to an Agreement and Plan of Consolidation between Riverview and Union dated March 7, 2013 (the "Consolidation Agreement"), (i) Union and Riverview will consolidate into a new Pennsylvania corporation ("Newco") (the "Consolidation"), and (ii) all of the outstanding shares of the common stock of Riverview and Union will be converted into shares of the common stock of Newco.

        WHEREAS, Union Bank, a wholly-owned subsidiary of Union, will become a wholly-owned subsidiary of Newco following the Consolidation by virtue of Union Bank's merger into Riverview Bank, a wholly-owned subsidiary of Riverview.

        WHEREAS, pursuant to Section 8.3 of the Consolidation Agreement, a condition to Riverview's obligation to consummate the Consolidation is that the Director shall agree not to compete with Newco or Riverview Bank (the "Resulting Entities") nor to disclose confidential information of the Resulting Entities' business (the "Business") in accordance with the terms and conditions hereinafter set forth;

        WHEREAS, the Director acknowledges that confidential information of the Resulting Entities, if used in competition with the Resulting Entities or if disclosed without authority, would cause serious and irreparable harm to the Resulting Entities; and

        WHEREAS, the parties hereto desire to protect the legitimate interests of the Resulting Entities during the term of this Agreement.

        NOW THEREFORE, in consideration of the covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Riverview and the Director represent, covenant and agree as follows:

SECTION 1: DEFINITIONS

        1.1   "Confidential Customer or Client Information" is defined to mean any confidential customer or client information, including, without limitation, any information disclosure of which may be limited by non-disclosure or similar agreements by and between a Resulting Entity and such Resulting Entity's customers or clients, all of which are unavailable to the general public or to individuals or entities working in the same or similar industry.

        1.2   "Confidential Proprietary Information" is defined to mean confidential information, including, but not limited to, trade secrets, client lists and other confidential and proprietary client information, marketing and business plans, methods of recruiting procedures, innovative techniques and other confidential and proprietary information of the Resulting Entities and the Business, all of which are unavailable or not known to the general public or to individuals or entities working in the same or similar industry.

        1.3   "Covenant Term" is defined to mean the period of time commencing with the Effective Time and continuing for three (3) years thereafter.

        1.4   "Covered Geographic Area" is defined to mean the County of Schuylkill, Pennsylvania, and all contiguous counties in Pennsylvania.

A-a-32

        1.5   "Effective Time" is defined to mean the effective time of the Consolidation.

        1.6   "Prohibited Competition" is defined to mean acting as a promoter, incorporator, director, trustee, officer, employee or investor (except as an investor owning an interest of less than 3% of a publicly owned company) of a bank or a thrift institution or of a parent or a subsidiary of a bank or a thrift institution.

SECTION 2: COVENANTS

        2.1    Covenant Not to Compete.     The Director will not, directly or indirectly, during the Covenant Term:

          (a)   Engage in any Prohibited Competition in the Covered Geographic Area;

          (b)   Use any Confidential Proprietary Information, whether said information may be in tangible or intangible form, or in Director's memory, and whether for Director's own benefit or for that of another;

          (c)   Use any Confidential Customer or Client Information, whether said information may be in tangible or intangible form, or in Director's memory, and whether for Director's own benefit or for that of another;

          (d)   Solicit any permanent, full-time officer or employee of the Resulting Entities to leave the employ of the Resulting Entities or to enter into direct or indirect competition with the Resulting Entities; or

          (e)   Intentionally interfere with any contractual relationship between the Resulting Entities and any independent contractor who is then engaged in rendering services on behalf of the Resulting Entities.

        2.2    Covenant Not to Disclose.     The Director will not, at any time during the Covenant Term:

          (a)   Intentionally or negligently disclose to any authorized party any Confidential Proprietary Information; or

          (b)   Intentionally or negligently disclose to any unauthorized party any Confidential Customer or Client Information.

SECTION 3: CONSIDERATION

        3.1    Consideration.     The Director acknowledges that the consideration given by Riverview pursuant to the Consolidation Agreement, i.e. a one-time lump sum payment of $60,000 (the "Lump Sum Payment"), is adequate consideration for the Director's covenants in Section 2 hereof.

SECTION 4: DAMAGES

        4.1    Availability of Injunctive Relief.     In the event of a breach or threatened breach by the Director of any of the provisions of this Agreement, the Resulting Entities shall be entitled to an injunction restraining the Director from such breach and from rendering any services to any person, firm or entity in breach of this Agreement. However, nothing in this Agreement shall be construed to prohibit the Resulting Entities from pursuing any other lawful remedy which may be available at law or in equity for the breach or threatened breach of this Agreement by the Director.

SECTION 5: MISCELLANEOUS

        5.1    Not An Employment Contract.     The Director acknowledges that this Agreement is not a contract of employment. Nothing contained herein shall be deemed to grant to the Director any

A-a-33

employment-related rights or any right to remain a director of the Resulting Entities, except as otherwise provided in the Consolidation Agreement.

        5.2    Reformation of Time, Geographic and Occupational Limitations.     In the event that any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction because it exceeds the maximum time, geographic or occupational limitations permitted by applicable law, then such provision shall be and is hereby reformed to the maximum time, geographic and occupational limitations, as to be permitted and to be enforceable by applicable law.

        5.3    Severability.     In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or rendered invalid or unenforceable by any governmental, legislative or other action, then such holding or action shall not invalidate or render unenforceable any other provision hereof.

        5.4    Waiver of Breach.     The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.

        5.5    Benefit.     This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives.

        5.6    Governing Law, Etc.     This Agreement is made under, and shall be governed, construed and interpreted by, and in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that any litigation concerning the subject matter of this Agreement shall be litigated in applicable Pennsylvania federal or state courts of proper jurisdiction and venue. Both parties agree to submit to such jurisdiction and venue for all purposes hereunder.

        5.7    Counterparts.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.

        5.8    Assignment.     The rights of Riverview under this Agreement may be assigned to successors and assigns of Riverview.

        5.9    Effectiveness.     This Agreement shall become effective as of the Effective Time and the payment of the Lump Sum Payment.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the      day of                    , 2013.

Attest:	RIVERVIEW FINANCIAL CORP.
By:

Witness:

, Director

A-a-34

Annex B

March 7, 2013

Board of Directors
Riverview Financial Corporation
Third and Market Streets
Halifax, Pennsylvania 17032

Dear Members of the Board,

        This letter sets forth Ambassador Financial Group, Inc.'s ("Ambassador") Opinion as to the fairness from a financial point of view to the common shareholders of Riverview Financial Corporation ("Riverview") of Halifax, Pennsylvania, of Riverview's agreement and plan of consolidation with Union Bancorp, Inc. ("Union") of Pottsville, Pennsylvania, to form a new entity, "Newco." Each Riverview outstanding share of common stock will be exchanged for one share of Newco common stock, and each share of Union common stock will be exchanged for 1.95 shares of Newco common stock. Based on current outstanding shares of common stock, holders of Riverview common stock will own 63.5% and holders of Union common stock will own 36.5% of Newco.

        While the combination of Riverview and Union into a new entity is a consolidation, it is essentially an acquisition of Union by Riverview, in that Riverview common shareholders will own a larger portion of Newco than Union common shareholders, and current Riverview board members will represent a larger portion of the Newco board than current Union board members. Thus, in rendering its opinion, Ambassador had to determine the fair value of Riverview and Union common stock as appropriate. Fair value is defined as the price at which the shares of Riverview or Union common stock would change hands between a willing seller and a willing buyer, with each having a reasonable knowledge of the relevant facts.

        In determining a fair value of Riverview common stock, the primary emphasis was on the pricing of comparable banks, supported by various other analyses, including a discounted dividends analysis.

        In determining the fair value of Union common stock, the primary emphasis was on a comparable transaction analysis. Adjustments were then considered relative to the differences between Union and the comparable transactions. Other analyses, including, but not limited to, a contribution analysis, were used as appropriate.

Additionally, in rendering our Opinion, we:

  •
  Reviewed and analyzed the Agreement and Plan of Consolidation.

  •
  Reviewed Union's audited consolidated balance sheets as of December 31, 2011 and 2010 and related audited consolidated statements of operations, statements of changes in shareholders equity and statements of cash flows for the years ending December 31, 2011 and 2010.

  •
  Reviewed Riverview's Annual Reports on form 10-K for the years ended December 31, 2011 and 2010.

  •
  Reviewed Union's and Riverview's unaudited consolidated balance sheets as of December 31, 2012 and income statements for the year ended December 31, 2012.

  •
  Reviewed Union's and Riverview's quarterly call reports for March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012.

  •
  Reviewed and analyzed other publicly available information regarding Union and Riverview.

  •
  Reviewed certain non-public information, including business plans, financial projections and third party loan reviews regarding Union.

  •
  Reviewed certain non-public information, including business plans and financial projections regarding Riverview.

  •
  Reviewed recently reported stock prices and trading activity of Union and Riverview common stock.

  •
  Discussed past and current operations, financial condition and future prospects of each company with senior executives of Riverview and Union.

  •
  Reviewed and analyzed certain publicly available financial, transaction and stock market data of banking companies that we selected as relevant to our analysis.

  •
  Conducted other analyses and reviewed other information we considered necessary or appropriate.

  •
  Incorporated our assessment of the overall economic environment and market conditions, as well as our experience in mergers and acquisitions, bank stock valuations and other transactions.

        In rendering our Opinion, we also relied upon and assumed, without independent verification, the accuracy, reasonableness and completeness of the information, projections and forecasts provided by Riverview and Union ("Materials Received"). In particular, we relied upon the results and findings from Riverview's review of Union's loan portfolio and pension plan; consultants engaged by Riverview to assess accounting marks for tax assets, non-impaired loans and deposits; and discussions of the results and projections with executive management of Riverview.

        Ambassador does not assume any responsibility for the accuracy, reasonableness and completeness of the Materials Received nor the publicly available information used in our analysis. All of the data is believed to be reliable, but the completeness and the accuracy of such information cannot be guaranteed, and Ambassador did not independently verify the information.

        This Opinion is based on conditions as they existed and the information we received, as of the date of this Opinion. Ambassador does not have any obligation to update, revise or reaffirm this Opinion. Ambassador did not attribute any particular weight to any analysis or factor, and we believe that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the underlying process and conclusions. Any analysis such as those undertaken are subject to uncertainties and contingencies, all of which are difficult to predict and are beyond the control of Ambassador.

        Ambassador expressed no opinion with respect to the amount or nature of any compensation to officers, directors, or employees of any party to the consolidation, or any class of such persons relative to the consideration paid in the consolidation or with respect to the fairness of such compensation. Ambassador expressed no opinion as to the price at which Riverview common stock or Union common stock might trade in the future.

        Ambassador's fairness committee approved the issuance of this Fairness Opinion Letter.

        Ambassador acted as Riverview's financial advisor in this transaction; has received a portion of its fee for its engagement; will receive a portion of its fee upon the execution of a definitive agreement; will receive a portion of its fee upon distribution of a proxy statement regarding the transaction; and will receive the remainder of its fee contingent upon the closing of the transaction.

        During the past two years, Ambassador has received no other compensation from Riverview, and at the time of issuance of this opinion, no other services have been contemplated or contracted. During the past two years, Ambassador has not received any compensation from Union, and no services have been contemplated or contracted.

        During the past two years, there have been no material relationships between Ambassador and both Riverview or Union.

        Based on the foregoing, our experience and other factors we deemed relevant, it is our Opinion that as of the date hereof that the combination of Riverview with Union to form Newco, based upon the aforementioned exchange ratios, is fair to the common shareholders of Riverview from a financial point of view.

Respectfully submitted,
/s/ Ambassador Financial Group, Inc.
Ambassador Financial Group, Inc.

Annex C

March 7, 2013

The Board of Directors
Union Bancorp, Inc.
25 South Centre Street
Pottsville, PA 17901

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Union Bancorp, Inc. ("UBPT") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of UBPT and Riverview Financial Corporation ("RIVE") as set forth in the Agreement and Plan of Merger, dated as of March 7, 2013, between UBPT and RIVE (the "Agreement"). Pursuant to the terms of the Agreement, RIVE and UBPT will consolidate to form a new Pennsylvania corporation ("Newco") under the name "Riverview Financial Corp." and immediately thereafter, Union Bank and Trust Company, a Pennsylvania-chartered bank and wholly owned subsidiary of UBPT ("Union Bank"), will be merged with and into Riverview Bank, a Pennsylvania-chartered bank and wholly owned subsidiary of RIVE ("Riverview Bank"). Each share of RIVE and UBPT (the "UBPT Common Shares") outstanding immediately prior to the effective time (other than dissenting shares or shares of UBPT or RIVE owned by UBPT or RIVE or by any of the respective wholly-owned subsidiaries) will be converted into and exchanged for, and Newco shall issue, in the case of Union, 1.95 shares of Newco Common Stock (the "Exchange Ratio") and in the case of Riverview, one share of Newco Common Stock. The terms of the Merger are more fully set forth in the Agreement.

        Keefe, Bruyette & Woods, Inc., has acted as financial advisor to the UBPT and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, UBPT and RIVE, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of UBPT and RIVE for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to UBPT. We have acted exclusively for the Board of Directors of UBPT in rendering this fairness opinion and will receive a fee from UBPT for our services. A portion of our fee is contingent upon the successful completion of the Merger.

        In the past two years, we have not provided investment banking and financial advisory services to UBPT or RIVE. We may in the future provide investment banking and financial advisory services to RIVE and receive compensation for such services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of UBPT and RIVE and the Merger, including among other things, the following: (i) a draft of the Agreement dated March 4, 2013 (the most recent draft made available to us); (ii) the Annual Reports to Stockholders for the three years ended December 31, 2011 of UBPT and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 of RIVE; (iii) certain quarterly internal management reports and quarterly call reports and (iv) other financial information concerning the businesses and operations of UBPT and RIVE furnished to us by UBPT and RIVE for purposes of our analysis. We have also held discussions with senior management of UBPT and RIVE regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for UBPT and RIVE with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

        In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of UBPT and RIVE as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent that the aggregate allowances for loan and lease losses for UBPT and RIVE are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of UBPT or RIVE, nor have we examined any individual credit files.

        We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Exchange Ratio; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of UBPT and RIVE; (ii) the assets and liabilities of UBPT and RIVE; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of UBPT to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the UBPT.

        This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the UBPT Common Shares of the Exchange Ratio in the Merger. We express no view or opinion as to any terms or other aspects of the Merger.

        Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of the UBPT's officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of the UBPT in connection with the Merger.

        In addition, this opinion does not in any manner address the prices at which the RIVE common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of UBPT should vote at the stockholders meeting to be held in connection with the Merger.

        This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to holders of the UBPT Common Shares.

Very truly yours,
/s/ Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc.

Annex D

PENNSYLVANIA CONSOLIDATED STATUTES
TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
PART II. CORPORATIONS
SUBPART B. BUSINESS CORPORATIONS
ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
SUBCHAPTER D. DISSENTERS RIGHTS

§ 1571.    Application and effect of subchapter.

        (a)   General rule.—Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

  Section 1906(c) (relating to dissenters rights upon special treatment).

  Section 1930 (relating to dissenters rights).

  Section 1931(d) (relating to dissenters rights in share exchanges).

  Section 1932(c) (relating to dissenters rights in asset transfers).

  Section 1952(d) (relating to dissenters rights in division).

  Section 1962(c) (relating to dissenters rights in conversion).

  Section 2104(b) (relating to procedure).

  Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

  Section 2325(b) (relating to minimum vote requirement).

  Section 2704(c) (relating to dissenters rights upon election).

  Section 2705(d) (relating to dissenters rights upon renewal of election).

  Section 2904(b) (relating to procedure).

  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

  Section 7104(b)(3) (relating to procedure).

        (b)   Exceptions.

          (1)   Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

              (i)  listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

             (ii)  held beneficially or of record by more than 2,000 persons.

          (2)   Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

              (i)  (Repealed).

             (ii)  Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

            (iii)  Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3)   The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

        (c)   Grant of optional dissenters rights.—The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

        (d)   Notice of dissenters rights.—Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1)   a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2)   a copy of this subchapter.

        (e)   Other statutes.—The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

        (f)    Certain provisions of articles ineffective.—This subchapter may not be relaxed by any provision of the articles.

        (g)   Computation of beneficial ownership.—For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

        (h)   Cross references.—See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

§ 1572.    Definitions.

        The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

        "Corporation."—The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

        "Dissenter."—A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

        "Fair value."—The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

        "Interest."—Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

        "Shareholder."—A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

§ 1573.    Record and beneficial holders and owners.

        (a)   Record holders of shares.—A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

        (b)   Beneficial owners of shares.—A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

§ 1574.    Notice of intention to dissent.

        If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

§ 1575.    Notice to demand payment.

        (a)   General rule.—If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1)   State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2)   Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3)   Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4)   Be accompanied by a copy of this subchapter.

        (b)   Time for receipt of demand for payment.—The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

§ 1576.    Failure to comply with notice to demand payment, etc.

        (a)   Effect of failure of shareholder to act.—A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

        (b)   Restriction on uncertificated shares.—If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

        (c)   Rights retained by shareholder.—The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

§ 1577.    Release of restrictions or payment for shares.

        (a)   Failure to effectuate corporate action.—Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

        (b)   Renewal of notice to demand payment.—When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

        (c)   Payment of fair value of shares.—Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1)   The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2)   A statement of the corporation's estimate of the fair value of the shares.

          (3)   A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

        (d)   Failure to make payment.—If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

§ 1578.    Estimate by dissenter of fair value of shares.

        (a)   General rule.—If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

        (b)   Effect of failure to file estimate.—Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

§ 1579.    Valuation proceedings generally.

        (a)   General rule.—Within 60 days after the latest of:

          (1)   effectuation of the proposed corporate action;

          (2)   timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3)   timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

        if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

        (b)   Mandatory joinder of dissenters.—All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

        (c)   Jurisdiction of the court.—The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

        (d)   Measure of recovery.—Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

        (e)   Effect of corporation's failure to file application.—If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

§ 1580.    Costs and expenses of valuation proceedings.

        (a)   General rule.—The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

        (b)   Assessment of counsel fees and expert fees where lack of good faith appears.—Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

        (c)   Award of fees for benefits to other dissenters.—If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Item 20.    Indemnification of Directors and Officers.

        Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

        Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

        Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 23 of Newco's bylaws provides indemnification of directors, officers and other agents of Newco and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the PBCL.

        Section 23.6 of Newco's bylaws provide that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, any rights granted to an indemnitee under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. As authorized by Section 1747 of the PBCL and Section 23.7 of Newco's bylaws, Newco maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Newco for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Newco.

        The foregoing is only a general summary of certain aspects of Pennsylvania law and Newco's bylaws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article 23 of the bylaws of Newco.

Item 21.    Exhibits and Financial Statement Schedules.

        (a) Exhibits.    The following is a list of Exhibits to this Registration Statement.

Exhibit No.		Description
2.1		Amended and Restated Agreement and Plan of Consolidation, dated as of April 24, 2013, between Riverview Financial Corporation and Union Bancorp, Inc. (included as Annex A of the Joint Proxy Statement/Prospectus contained in this Registration Statement).
3.1		Articles of Incorporation of Newco (included as Exhibit D of Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
3.2		Bylaws of Newco (included as Exhibit E of Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
5.1		Opinion of Barley Snyder, LLP as to the legality of the securities to be registered

8.1	*	Opinion of Barley Snyder, LLP as to the tax consequences of the merger
10.1
Amended and Restated Executive Employment Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.1 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.2
Amended and Restated Executive Employment Agreement of Kirk D. Fox. (Incorporated by reference to Exhibit 10.2 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.3
Employment Agreement of Theresa M. Wasko. (Incorporated by reference to Exhibit 10.3 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.4
Employment Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.5 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.5
Acknowledgement and Release Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.6 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.6
Form of Director Deferred Fee Agreements with Directors Robert M. Garst and Kirk D. Fox. (Incorporated by reference to Exhibit 10.7 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.7
Amended and restated 2009 Stock Option Plan. (Incorporated by reference to Exhibit 99.3 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.8
Second Amendment to the Supplemental Executive Retirement Agreement Plan Agreement for Kirk D. Fox dated March 29, 2007, amended June 18, 2008 and entered into between Kirk D. Fox and Riverview National Bank on September 2, 2009. (Incorporated by reference to Exhibit 10.11 to Riverview's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on November 12, 2009.)

Exhibit No.		Description
10.9		Director Emeritus Agreement of Paul Reigle, dated May 19, 2010. (Incorporated by reference to Exhibit 10.12 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2010.)
10.10
Director Emeritus Agreement of Roland Alexander, dated August 30, 2011. (Incorporated by reference to Exhibit 10.11 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.11		Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on July 1, 2010.)
10.12
First Amendment to the Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.13 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.13
First Amendment to the Director Deferred Compensation Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.14 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.14
First Amendment to the Director Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.15 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.15
Director Emeritus Agreements effective November 2, 2011 of Directors Arthur M. Feld, James G. Ford, II, Kirk D. Fox, Robert M. Garst, David W. Hoover, Joseph D. Kerwin and David A. Troutman. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on November 21, 2011.)
10.16
Director Emeritus Agreement effective November 2, 2011 of Director James M. Lebo. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on November 28, 2011.)
10.17
Director Emeritus Agreements effective November 2, 2011 of Directors R. Keith Hite and John M. Schrantz. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on December 22, 2011.)

10.18	*	Second Amended and Restated Executive Employment Agreement of Kirk D. Fox, dated November 16, 2011.

10.19	*	Second Amended and Restated Executive Employment Agreement of Robert M. Garst, dated November 16, 2011.

10.20	*	Noncompetition Agreement of Kirk D. Fox, dated November 16, 2011.

10.21	*	Noncompetition Agreement of Robert M. Garst, dated November 16, 2011.

10.22	*	Executive Employment Agreement of Brett D. Fulk, dated January 4, 2012.

10.23	*	Supplemental Executive Retirement Plan Agreement for Brett Fulk, dated January 6, 2012.

10.24	*	Second Amendment to the Riverview National Bank Executive Deferred Compensation Agreement dated June 30, 2010 for Kirk Fox, entered into January 4, 2013.

10.25	*	Retirement Agreement and General Release for William L. Hummel, dated March 27, 2012.

10.26	*	Executive Employment Agreement for Terry L. Hoppes dated December 17, 2012.

Exhibit No.		Description
10.27	*	Employment Agreement for Robert Ulaner dated February 25, 2013.

10.28	*	Employment Agreement for Mark F. Ketch dated April 11, 2011.

10.29	*	Employment Agreement for Bruce Hart dated September 15, 2008.

10.30	*	Amendment to Compensation Agreement of Harry J. Brown dated May 31, 1991.

21.1	*	Subsidiaries of Riverview Financial Corporation and of Union Bancorp, Inc.
23.1	*	Consent of Barley Snyder, LLP (included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement)
23.2		Consent of Smith Elliott Kearns and Company, LLC
23.3		Consent of Ambassador Financial Group
23.4		Consent of ParenteBeard LLC
23.5		Consent of Keefe, Bruyette & Woods, Inc.

24.1	*	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	*	Form of Proxy Card for Special Meeting of Shareholders of Riverview Financial Corporation
99.2	*	Form of Proxy Card for Annual Meeting of Shareholders of Union Bancorp, Inc.
99.3		Opinion of Ambassador Financial Group (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
99.4		Opinion of Keefe, Bruyette and Woods, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

*
Previously filed

        (d) Financial statement schedules:    Not applicable.

        (e) Reports, opinion or appraisals:    The opinion of Ambassador Financial Group is included as Annex B to the joint proxy statement/prospectus, and the opinion of Keefe, Bruyette and Woods is included as Annex C to the joint proxy statement/prospectus.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act (the "Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain information called for by the applicable registration from with respect to reofferings by persons who may be deemed underwriters, in addition to the information called by the other items of the applicable form.

        (c)   The undersigned hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        (f)    The undersigned registrant hereby undertakes that:

          (1)   For the purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (4)   For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Riverview Financial Corporation, has duly caused this Amendment No.2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marysville, Commonwealth of Pennsylvania, on August 5, 2013.

RIVERVIEW FINANCIAL CORP.
By:	/s/ ROBERT M. GARST, CEO
	Name:	Robert M. Garst
	Title:	Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No.2 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARTHUR M. FELD* Arthur M. Feld	Director	August 5, 2013
/s/ JAMES G. FORD, II* James G. Ford, II	Director	August 5, 2013
/s/ KIRK D. FOX* Kirk D. Fox	President and Director	August 5, 2013
/s/ ROBERT M. GARST Robert M. Garst	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2013
/s/ HOWARD R. GREENAWALT* Howard R. Greenawalt	Director	August 5, 2013
/s/ R. KEITH HITE* R. Keith Hite	Director	August 5, 2013
/s/ DAVID W. HOOVER* David W. Hoover	Director	August 5, 2013

Signature	Title	Date

/s/ JOSEPH D. KERWIN* Joseph D. Kerwin	Director	August 5, 2013
/s/ JOHN M. SCHRANTZ* John M. Schrantz	Director	August 5, 2013
/s/ DAVID A. TROUTMAN* David A. Troutman	Director	August 5, 2013
/s/ THERESA M. WASKO Theresa M. Wasko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2013

By	/s/ ROBERT M. GARST Robert M. Garst, Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, Union Bancorp, Inc., has duly caused this Amendment No.2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pottsville, Commonwealth of Pennsylvania, on August 5, 2013.

UNION BANCORP, INC.
By:	/s/ MARK F. KETCH
	Name:	Mark F. Ketch
	Title:	President and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No.2 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FELIX E. BARTUSH, JR.* Felix E. Bartush, Jr.	Director	August 5, 2013
/s/ DANIEL R. BLASCHAK* Daniel R. Blaschak	Director	August 5, 2013
/s/ HARRY J. BROWN* Harry J. Brown	Chairman of the Board	August 5, 2013
/s/ ALBERT J. EVANS* Albert J. Evans	Director	August 5, 2013
/s/ BRUCE HART Bruce Hart	Principal Financial Officer and Principal Accounting Officer	August 5, 2013
/s/ MARK F. KETCH Mark F. Ketch	Director, President and Chief Executive Officer (Principal Executive Officer)	August 5, 2013
/s/ NAOMI MORROW OST Naomi Morrow Ost	Director	August 5, 2013

Signature	Title	Date

/s/ WILLIAM C. YAAG* William C. Yaag	Director	August 5, 2013

*
Mark F. Ketch, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By	/s/ MARK F. KETCH Mark F. Ketch Attorney-in-fact

Exhibit Index

Exhibit No.		Description
2.1		Amended and Restated Agreement and Plan of Consolidation, dated as of March 7, 2013, between Riverview Financial Corporation and Union Bancorp, Inc. (included as Annex A of the Joint Proxy Statement/Prospectus contained in this Registration Statement).
3.1		Articles of Incorporation of Newco (included as Exhibit D of Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
3.2		Bylaws of Newco (included as Exhibit E of Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
5.1		Opinion of Barley Snyder, LLP as to the legality of the securities to be registered

8.1	*	Opinion of Barley Snyder, LLP as to the tax consequences of the merger
10.1
Amended and Restated Executive Employment Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.1 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.2
Amended and Restated Executive Employment Agreement of Kirk D. Fox. (Incorporated by reference to Exhibit 10.2 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.3
Employment Agreement of Theresa M. Wasko. (Incorporated by reference to Exhibit 10.3 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.4
Employment Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.5 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.5
Acknowledgement and Release Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.6 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.6
Form of Director Deferred Fee Agreements with Directors Robert M. Garst and Kirk D. Fox. (Incorporated by reference to Exhibit 10.7 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.7
Amended and restated 2009 Stock Option Plan. (Incorporated by reference to Exhibit 99.3 to Riverview's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)
10.8
Second Amendment to the Supplemental Executive Retirement Agreement Plan Agreement for Kirk D. Fox dated March 29, 2007, amended June 18, 2008 and entered into between Kirk D. Fox and Riverview National Bank on September 2, 2009. (Incorporated by reference to Exhibit 10.11 to Riverview's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on November 12, 2009.)

Exhibit No.		Description
10.9		Director Emeritus Agreement of Paul Reigle, dated May 19, 2010. (Incorporated by reference to Exhibit 10.12 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2010.)
10.10
Director Emeritus Agreement of Roland Alexander, dated August 30, 2011. (Incorporated by reference to Exhibit 10.11 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.11		Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on July 1, 2010.)
10.12
First Amendment to the Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.13 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.13
First Amendment to the Director Deferred Compensation Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.14 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.14
First Amendment to the Director Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.15 of Riverview's Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)
10.15
Director Emeritus Agreements effective November 2, 2011 of Directors Arthur M. Feld, James G. Ford, II, Kirk D. Fox, Robert M. Garst, David W. Hoover, Joseph D. Kerwin and David A. Troutman. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on November 21, 2011.)
10.16
Director Emeritus Agreement effective November 2, 2011 of Director James M. Lebo. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on November 28, 2011.)
10.17
Director Emeritus Agreements effective November 2, 2011 of Directors R. Keith Hite and John M. Schrantz. (Incorporated by reference to Exhibit 99.1 of Riverview's Form 8-K as filed with the Securities and Exchange Commission on December 22, 2011.)

10.18	*	Second Amended and Restated Executive Employment Agreement of Kirk D. Fox, dated November 16, 2011.

10.19	*	Second Amended and Restated Executive Employment Agreement of Robert M. Garst, dated November 16, 2011.

10.20	*	Noncompetition Agreement of Kirk D. Fox, dated November 16, 2011.

10.21	*	Noncompetition Agreement of Robert M. Garst, dated November 16, 2011.

10.22	*	Executive Employment Agreement of Brett D. Fulk, dated January 4, 2012.

10.23	*	Supplemental Executive Retirement Plan Agreement for Brett Fulk, dated January 6, 2012.

10.24	*	Second Amendment to the Riverview National Bank Executive Deferred Compensation Agreement dated June 30, 2010 for Kirk Fox, entered into January 4, 2013.

10.25	*	Retirement Agreement and General Release for William L. Hummel, dated March 27, 2012.

10.26	*	Executive Employment Agreement for Terry L. Hoppes dated December 17, 2012.

Exhibit No.		Description
10.27	*	Employment Agreement for Robert Ulaner dated February 25, 2013.

10.28	*	Employment Agreement for Mark F. Ketch dated April 11, 2011.

10.29	*	Employment Agreement for Bruce Hart dated September 15, 2008.

10.30	*	Amendment to Compensation Agreement of Harry J. Brown dated May 31, 1991.

21.1	*	Subsidiaries of Riverview Financial Corporation and of Union Bancorp, Inc.
23.1	*	Consent of Barley Snyder, LLP (included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement)
23.2		Consent of Smith Elliott Kearns and Company, LLC
23.3		Consent of Ambassador Financial Group
23.4		Consent of ParenteBeard LLC
23.5		Consent of Keefe, Bruyette & Woods, Inc.

24.1	*	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	*	Form of Proxy Card for Special Meeting of Shareholders of Riverview Financial Corporation
99.2	*	Form of Proxy Card for Annual Meeting of Shareholders of Union Bancorp, Inc.
99.3		Opinion of Ambassador Financial Group (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement)
99.4		Opinion of Keefe, Bruyette and Woods, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

*
Previously filed